UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

RANGER OIL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT OF RANGER OIL CORPORATION	PROSPECTUS OF BAYTEX ENERGY CORP.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Ranger Oil Corporation:
On behalf of the board of directors (the “Ranger board”) of Ranger Oil Corporation (“Ranger” or the “Company”), we are pleased to enclose the accompanying proxy statement/prospectus relating to the merger of Ranger and Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Baytex”). We are requesting that you take certain actions as a Ranger shareholder.
On February 27, 2023, Ranger and Baytex entered into an Agreement and Plan of Merger, as modified by that certain Joinder Agreement, dated as of May 3, 2023, pursuant to which Nebula Merger Sub, LLC, an indirect wholly owned subsidiary of Baytex (“merger sub”), agreed to be bound by the terms and conditions of such agreement as a party thereto (including the related plan of merger and as amended from time to time, the “Merger Agreement”). The Merger Agreement, among other things, provides for the combination of Ranger and Baytex through the merger of merger sub with and into Ranger (the “company merger”), with Ranger continuing its existence as the surviving corporation following the company merger (the “surviving corporation”) as an indirect wholly owned subsidiary of Baytex. The transactions contemplated by the Merger Agreement, including the company merger and the Opco Unit Exchange (as defined below), are referred to as the “Merger Transactions.”
The boards of directors of Ranger and Baytex have unanimously adopted and approved the Merger Agreement and the consummation of the Merger Transactions.
Rocky Creek Resources, LLC, a Delaware limited liability company (“Rocky Creek”), and JSTX Holdings, LLC, a Delaware limited liability company (“JSTX” and, together with Rocky Creek, the “Class B Holders”), have executed and delivered to Baytex a support agreement (the “Support Agreement”), pursuant to which the Class B Holders have, among other things, except in limited circumstances, agreed to (i) vote in favor of the company merger, (ii) not transfer their Class B common stock, par value $0.01 per share, of Ranger (the “Ranger Class B common stock”) and common units in ROCC Energy Holdings, L.P. (“Opco common units”) between signing the Merger Agreement and the closing of the Merger Transactions and (iii) exercise their right to exchange (the “Opco Unit Exchange”) all of their Opco common units and shares of Ranger Class B common stock for shares of Class A common stock, par value $0.01 per share, of Ranger (the “Ranger Class A common stock” and, together with the Ranger Class B common stock, the “Ranger common stock”). The Class B Holders collectively own more than a majority of the outstanding shares of Ranger common stock entitled to vote on the Ranger Merger Proposal (as defined below).
If the company merger is completed, Ranger shareholders will be entitled to receive, in exchange for each share of Ranger Class A common stock owned by them immediately prior to the effective time of the company merger (the “merger effective time”) (including any shares issued pursuant to the Opco Unit Exchange but excluding shares of Ranger Class A common stock held by Baytex or merger sub), (i) 7.49 common shares, without nominal or par value, in the capital of Baytex (the “Baytex common shares” and such consideration, the “share consideration”); and (ii) $13.31 in cash, without interest (the “cash consideration” and, together with the share consideration, the “merger consideration”).
Following the completion of the company merger, it is anticipated that persons who were shareholders of Baytex and Ranger and holders of Ranger’s share-based awards, collectively, immediately prior to the company merger will own approximately 63% and 37% of the combined company, respectively, including for these purposes, the shares underlying the converted awards.

Ranger will hold a special meeting of its shareholders in connection with the proposed company merger (the “Ranger special meeting”). At the Ranger special meeting, holders of shares of Ranger common stock will be asked to consider and vote on proposals to (i) approve the terms of the Merger Agreement, which provides for, among other things, the company merger (the “Ranger Merger Proposal”), (ii) approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the company merger (the “Ranger Compensation Advisory Proposal”), and (iii) adjourn the Ranger special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Ranger special meeting (the “Ranger Adjournment Proposal”).
Holders of Ranger common stock will vote as a single class at the Ranger special meeting. Holders of Ranger common stock are entitled to one vote per share of Ranger common stock on all matters to be presented at the Ranger special meeting.
Approval of the Ranger Merger Proposal requires the affirmative vote of a majority of the votes cast on the Ranger Merger Proposal at the Ranger special meeting. The Class B Holders collectively own more than a majority of the outstanding shares of Ranger common stock entitled to vote on the Ranger Merger Proposal and, pursuant to the Support Agreement, are obligated, except in limited circumstances, to vote these shares in favor of the Ranger Merger Proposal, which would ensure its approval. Approval of each of the Ranger Compensation Advisory Proposal and the Ranger Adjournment Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.
The Ranger special meeting will be held virtually, conducted via live audio webcast at www.virtualshareholdermeeting.com/ROCC2023SM on June 16, 2023, at 7:00 a.m., Central Time. The Ranger board unanimously recommends that Ranger shareholders vote “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal.
The Baytex common shares are listed on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “BTE,” and the Ranger Class A common stock is listed on the NASDAQ Stock Market under the symbol “ROCC.” The market prices of both the Baytex common shares and the Ranger Class A common stock will fluctuate before the company merger, and you should obtain current stock price quotations for the Baytex common shares and the Ranger Class A common stock.
The obligations of Ranger and Baytex to complete the company merger are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus. The accompanying proxy statement/prospectus describes the Ranger special meeting, the proposals to be considered thereat, the company merger and the documents and agreements related to the company merger. It also contains or references information about Ranger and Baytex and certain related agreements and matters. Please carefully read the entire accompanying proxy statement/prospectus, including “Risk Factors” beginning on page 17, for a discussion of the risks relating to the proposed company merger. You also can obtain information about Ranger and Baytex from documents that each has filed with the Securities and Exchange Commission (the “SEC”). Please see “Where You Can Find Additional Information” beginning on page 196 of the accompanying proxy statement/prospectus for instructions on how you may obtain such information.
Sincerely,
/s/ Darrin J. Henke

Darrin J. Henke
President and Chief Executive Officer
Ranger Oil Corporation
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the company merger described in the accompanying proxy statement/prospectus or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated May 18, 2023 and is first being mailed to Ranger shareholders of record on or about May 18, 2023.

ADDITIONAL INFORMATION
Ranger files annual, quarterly and other reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”) and Baytex files annual and other reports and information with the SEC and the applicable securities commissions and securities regulatory authorities in the provinces and territories of Canada. As Baytex is a “foreign private issuer,” under the rules adopted under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant stockholders under Section 16 of the Exchange Act.
This proxy statement/prospectus incorporates by reference important business and financial information about Ranger and Baytex from documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see the section entitled “Where You Can Find Additional Information”. You can obtain copies of the documents incorporated by reference into this proxy statement/prospectus, without charge, from the SEC’s website at www.sec.gov. You may also obtain copies of documents filed by Baytex on the System for Electronic Document Analysis and Retrieval (“SEDAR”), the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com.
You may also obtain copies of documents filed by Ranger with the SEC from Ranger’s website at www.ir.rangeroil.com/all-sec-filings and copies of certain documents filed by Baytex with the SEC and Canadian Securities Regulators from Baytex’s website at www.baytexenergy.com/investors/reports-filings/.
We are not incorporating the contents of the websites of Ranger or Baytex into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.
You can also request copies of such documents incorporated by reference into this proxy statement/prospectus (excluding all exhibits, unless an exhibit has specifically been incorporated by reference into this proxy statement/prospectus), without charge, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Ranger Oil Corporation 16285 Park Ten Place, Suite 500 Houston, Texas 77084 Attention: Katherine J. Ryan Telephone: (713) 722-6500	Baytex Energy Corp. 2800, 520 — 3rd Avenue S.W. Calgary, Alberta T2P 0R3 Attention: James R. Maclean Telephone: (587) 952-3000
You will not be charged for any of the documents that you request. If you would like to request documents, please do so by June 9, 2023 (which is five business days before the date of the Ranger special meeting) in order to receive them before the Ranger special meeting.

PRESENTATION OF RESERVES AND PRODUCTION INFORMATION
Baytex’s reserves information that is included in Baytex’s Annual Report on Form 40-F and incorporated by reference herein have been prepared in accordance with guidelines specified in National Instrument 51 -101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), as adopted by the Canadian Securities Administrators, and the Canadian Oil and Gas Evaluation Handbook (“COGE Handbook”). Ranger’s reserves information has been prepared in accordance with the SEC disclosure requirements set forth in Subpart 1200 of Regulation S-K (the “U.S. Standards”). There are significant differences in the types of volumes disclosed and the basis from which reserves volumes are economically determined under the U.S. Standards and NI 51-101, and the difference between reported reserves under the two disclosure standards can, therefore, be material. For example, the COGE Handbook and NI 51-101 require disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas the U.S. Standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months and that the standardized measure reflect discounted future net income taxes related to the company’s operations. In addition, the COGE Handbook and NI 51-101 permit the presentation of reserves estimates on a “company gross” basis (representing the company’s working interest share before deduction of royalties) and “company net” basis (after the deduction of royalties and similar payments), whereas the U.S. Standards require the presentation of net reserve estimates after the deduction of royalties and similar payments only. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGE Handbook, and those applicable under the U.S. Standards, along with NI 51-101 requiring a more granular product type classification than required by U.S. Standards. NI 51-101 also requires that proved undeveloped reserves be reviewed annually for retention or reclassification if development has not proceeded as previously planned, while the U.S. Standards impose a five-year limit after initial booking for the development of proved undeveloped reserves. Finally, the SEC prohibits disclosure of oil and gas resources in SEC filings, including contingent resources, whereas Canadian securities regulatory authorities allow disclosure of oil and gas resources. Resources are different than, and should not be construed as, reserves. The foregoing is not an exhaustive summary of Canadian or U.S. reserves reporting requirements.
Both Baytex and Ranger also present supplemental reserve information and standardized measure of discounted future net cash flows in accordance with the provisions of the Financial Accounting Standards Board’s ASC Topic 932 Extractive Activities — Oil and Gas (“ASC 932”), which generally utilize definitions and estimations of proved reserves that are consistent with Rule 4-10 of Regulation S-X promulgated by the SEC, but do not necessarily include all of the disclosure required by the U.S. Standards. Such supplemental disclosures are incorporated by reference into this prospectus/proxy statement from the Form 40-F and Form 10-K of Baytex and Ranger, respectively, and pro forma combined reserve information presented in accordance with ASC 932 is included herein as Note 7 to the “Unaudited Pro Forma Consolidated Financial Statements.”
Except for the supplemental reserve information and standardized measure of discounted future net cash flows prepared in accordance with the provisions of ASC 932 included as Exhibit 99.10 to Baytex’s Annual Report on Form 40-F, all data on oil and natural gas reserves contained in the documents incorporated by reference into this proxy statement/prospectus by Baytex generally have been prepared and are presented in accordance with NI 51-101 and the COGE Handbook, which are not comparable in all respects to U.S. Standards or other foreign disclosure standards. As a consequence, except for the reserves information presented in accordance with ASC 932, Baytex’s reserves estimates and certain production volumes that are presented on a gross basis may not be comparable to those made by Ranger under U.S. Standards.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form F-4 (File No. 333-271191) filed with the SEC by Baytex, constitutes a prospectus of Baytex under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Baytex common shares to be issued to Ranger shareholders pursuant to the Merger Agreement.
This proxy statement/prospectus also constitutes a notice of meeting and a proxy statement of Ranger under Section 14(a) of the Exchange Act, with respect to the Ranger special meeting, at which Ranger shareholders will be asked to consider and vote on, among other matters, a proposal to approve the Merger Agreement.
You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. The information contained in this proxy statement/prospectus is accurate only as of the date set forth on the cover page, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Ranger shareholders nor the issuance by Baytex of common shares under the Merger Agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make any such offer or solicitation in such jurisdiction.
The information concerning Baytex, contained in, or incorporated by reference into, this proxy statement/prospectus has been provided by Baytex, and information concerning Ranger contained in, or incorporated by reference into, this proxy statement/prospectus has been provided by Ranger.
Unless otherwise specified, currency amounts referenced in this proxy statement/prospectus are in U.S. dollars. All references in this proxy statement/prospectus to “$” or “US$” or “USD” are to U.S. dollars, unless otherwise indicated. All references in this proxy statement/prospectus to “C$” or “CAD” are to Canadian dollars.
Baytex mailed to Baytex shareholders a management information circular relating to the May 15, 2023 annual and special meeting of Baytex shareholders being held for the purpose of obtaining the approval of the Baytex shareholders of the issuance of Baytex common shares in connection with the company merger as well as certain annual meeting matters. A copy of such management information circular is available on the website maintained by Baytex (https://www.baytexenergy.com/investors/shareholder-meetings/) and filed under Baytex’s electronic profile on SEDAR and furnished on EDGAR. The Baytex management information circular and website are not incorporated by reference into, and do not form a part of, this proxy statement/prospectus.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF
RANGER OIL CORPORATION
TO BE HELD ON JUNE 16, 2023
To Our Shareholders:
Notice is hereby given that the special meeting of shareholders of Ranger Oil Corporation (“Ranger” or the “Company”) will be held virtually, conducted via live audio webcast on June 16, 2023, at 7:00 a.m., Central Time (the “Ranger special meeting”). You will be able to attend the Ranger special meeting online and submit questions during the Ranger special meeting by visiting www.virtualshareholdermeeting.com/ROCC2023SM. You will also be able to vote your shares electronically at the Ranger special meeting. Ranger will conduct the Ranger special meeting virtually, so shareholders can participate from any geographic location with Internet connectivity. Ranger believes this enhances accessibility to the Ranger special meeting for all of its shareholders and reduces the carbon footprint of its activities. You will not be able to attend the Ranger special meeting physically in person. For purposes of attendance at the Ranger special meeting, all references in this notice and the accompanying proxy statement/prospectus to “attend,” “present in person” or “in person” shall mean virtually present at the Ranger special meeting.
The Ranger special meeting is being held to consider and vote on the following matters:
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a proposal (the “Ranger Merger Proposal”) to approve the terms of the Agreement and Plan of Merger, dated as of February 27, 2023, between Ranger and Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Baytex”), as modified by that certain Joinder Agreement, dated as of May 3, 2023, pursuant to which Nebula Merger Sub, LLC, an indirect wholly owned subsidiary of Baytex (“merger sub”), agreed to be bound by the terms and conditions of such agreement as a party thereto (including the related plan of merger, as amended from time to time, the “Merger Agreement”), which, among other things, provides for the combination of Ranger and Baytex through the merger of merger sub with and into Ranger (the “company merger”), with Ranger continuing its existence as the surviving corporation following the company merger (the “surviving corporation”) as an indirect wholly owned subsidiary of Baytex;

2.
a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the company merger (the “Ranger Compensation Advisory Proposal”); and

3.
a proposal to adjourn the Ranger special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Ranger special meeting (the “Ranger Adjournment Proposal”).

Ranger will transact no other business at the Ranger special meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Ranger special meeting by or at the direction of the board of directors of Ranger (the “Ranger board”) in accordance with Ranger’s Seventh Amended and Restated Bylaws, as amended. These items of business are described in the enclosed proxy statement/prospectus. The Ranger board has designated the close of business on May 17, 2023 as the record date (the “Ranger Record Date”) for the purpose of determining the holders of shares of Ranger’s Class A common stock, par value $0.01 per share (the “Ranger Class A common stock”), and shares of Ranger’s Class B common stock, par value $0.01 per share (the “Ranger Class B common stock” and, together with the Ranger Class A common stock, the “Ranger common stock” and such holders, collectively, the “Ranger shareholders”), who are entitled to receive notice of, and to vote at, the Ranger special meeting and any adjournment or postponement of the Ranger special meeting, unless a new Ranger Record Date is fixed in connection with any adjournment or postponement of the Ranger special meeting. Only Ranger shareholders of record at the close of business on the Ranger Record Date are entitled to notice of, and to vote at, the Ranger special meeting and at any adjournment or postponement of the Ranger special meeting.
Rocky Creek Resources, LLC, a Delaware limited liability company (“Rocky Creek”), and JSTX Holdings, LLC, a Delaware limited liability company (“JSTX” and, together with Rocky Creek, the “Class B Holders”), have executed and delivered to Baytex a support agreement (the “Support Agreement”), pursuant to which, the Class B Holders have, among other things, except in limited circumstances, agreed to (i) vote in favor of the company merger, (ii) not transfer their Ranger Class B common stock and common units in ROCC Energy Holdings, L.P. (“Opco common units”) between signing the Merger Agreement and the closing of the Merger Transactions (as defined below) and (iii) exercise their right to exchange (the “Opco Unit Exchange”) all of their Opco common units and shares of Ranger Class B common stock, for shares of Ranger Class A common stock. The Class B Holders collectively own more than a majority of the outstanding shares of the Ranger common stock entitled to vote on the Ranger Merger Proposal.
The Ranger board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (collectively, the “Merger Transactions”) are fair to, and in the best interests of, Ranger and the Ranger shareholders, (ii) adopted and declared advisable the Merger Agreement and the Merger Transactions, including the company merger, (iii) directed that the approval of the Ranger Merger Proposal be submitted to a vote of the Ranger shareholders at the Ranger special meeting and (iv) resolved to recommend that the Ranger shareholders approve the Merger Agreement and the Merger Transactions, including the company merger, at the Ranger special meeting. The Ranger board unanimously recommends that the Ranger shareholders vote “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal. Even if you plan to attend the Ranger special meeting in person, Ranger requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Ranger special meeting to ensure that your shares will be represented and voted at the Ranger special meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a shareholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Ranger special meeting.
Please vote as promptly as possible, whether or not you plan to attend the Ranger special meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Ranger common stock entitled to vote thereon and who is present in person at the Ranger special meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Ranger special meeting in the manner described in the accompanying proxy statement/prospectus.
If you have any questions concerning the company merger or the proxy statement/prospectus, would like additional copies or need help voting your shares of Ranger common stock, please contact Ranger at:
Ranger Oil Corporation
Attn: Corporate Secretary
16285 Park Ten Place, Suite 500
Houston, Texas 77084
By Order of the Board of Directors
/s/ Katherine J. Ryan

Katherine J. Ryan
Vice President, Chief Legal Counsel and Corporate
Secretary
Houston, Texas
May 18, 2023

Your vote is very important, regardless of the number of shares of Ranger common stock you own. The company merger cannot be completed unless shareholders of Ranger approve the Ranger Merger Proposal. Whether or not you plan to attend the Ranger special meeting virtually, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Ranger special meeting.

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FREQUENTLY USED TERMS
Certain terms that are defined in and frequently used throughout this proxy statement/prospectus may be helpful for you to have in mind at the outset. Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement/prospectus:
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“ABCA” refers to the Business Corporations Act (Alberta), as amended.

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“affiliate” refers, with respect to any person, to any other person directly or indirectly, controlling, controlled by, or under common control with, such person through one or more intermediaries or otherwise; provided, that, for the avoidance of doubt, no portfolio company of Juniper Capital Advisors, L.P. will be an affiliate of Ranger for purposes of the Merger Agreement. As used in this definition, “control” (including, with its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

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“antitrust authorities” refers to the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction.

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“ASC 932” refers to the Financial Accounting Standards Board’s ASC Topic 932 Extractive Activities — Oil and Gas.

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“Baytex” refers to Baytex Energy Corp., a company incorporated under the ABCA.

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“Baytex 8.500% Senior Notes” refers to the US$800 million aggregate principal amount of 8.500% Senior Notes due 2030 issued by Baytex on April 27, 2023.

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“Baytex annual and special meeting” refers to the annual and special meeting of Baytex shareholders held on May 15, 2023 and any adjournments or postponements thereof.

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“Baytex Articles” refers to Baytex’s articles of incorporation dated October 22, 2010, articles of arrangement dated December 31, 2010 and articles of arrangement dated August 22, 2018, collectively.

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“Baytex bank facility” refers to the US$850 million extendible secured revolving credit facilities entered into pursuant to a second amended and restated credit agreement made as of April 1, 2022, among Baytex, BNS, and certain other lenders.

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“Baytex board” refers to the Board of Directors of Baytex.

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“Baytex bridge loan” has the meaning set forth in the section entitled “Summary — Debt Financing,” on page 10.

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“Baytex By-laws” refers to Baytex’s By-Law No. 1 dated October 22, 2010 and By-Law No. 2 dated March 12, 2014, collectively.

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“Baytex common shares” refers to common shares, without nominal or par value, in the capital of Baytex.

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“Baytex competing proposal” has the meaning set forth in the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation,” on page 124.

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“Baytex credit facilities” means: (i) the Baytex bank facility and (ii) the C$20 million uncommitted unsecured demand revolving letter of credit facility guaranteed by Export Development Canada.

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“Baytex new bank facility” has the meaning set forth in the section entitled “Summary — Debt Financing,” on page 10.

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“Baytex preferred shares” refers to preferred shares in the capital of Baytex.

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“Baytex share issuance” refers to the issuance of common shares, without nominal or par value, in the capital of Baytex pursuant to the Merger Transactions.

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“Baytex share issuance resolution” refers to an ordinary resolution required to be passed under applicable rules and regulations of the TSX in respect of the Baytex share issuance by a majority of the votes cast by holders of outstanding Baytex common shares represented in person or by proxy and

v

entitled to vote at the Baytex annual and special meeting in accordance with applicable securities laws, the rules and regulations of the NYSE and the TSX, as applicable, the ABCA and the organizational documents of Baytex.
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“Baytex shareholder approval” refers to the approval of the Baytex share issuance resolution.

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“Baytex shareholders” refers to the holders of Baytex common shares.

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“Baytex superior proposal” has the meaning set forth in the section entitled “The Merger Agreement” on page 129.

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“Baytex term loan” has the meaning set forth in the section entitled “Summary — Debt Financing,” on page 10.

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“bbl” refers to barrels of oil or other liquid hydrocarbons.

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“BNS” refers to The Bank of Nova Scotia.

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“boe/d” refers to barrels of oil equivalent per day.

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“BofA Securities” refers to BofA Securities, Inc., financial advisor to Ranger in connection with the Merger Transactions.

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“business day” refers to any day other than a day on which the banks in the State of New York are authorized or obligated to be closed.

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“Canadian Securities Regulators” refers to the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.

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“Canadian Tax Act” refers to the Income Tax Act (Canada), R.S.C., 1985, c.1 (5th Supp.) and the regulations thereunder.

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“CIBC” refers to Canadian Imperial Bank of Commerce.

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“CIBC Capital Markets” refers to CIBC World Markets Inc.

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“Class B Holders” refers to Rocky Creek and JSTX, collectively.

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“closing” refers to the closing of the Merger Transactions.

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“closing date” refers to the date on which the closing of the Merger Transactions occurs.

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“Code” refers to the U.S. Internal Revenue Code of 1986, as amended.

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“COGE Handbook” refers to the Canadian Securities Administrators, and the Canadian Oil and Gas Evaluation Handbook.

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“combined company” refers to Baytex, as combined with Ranger, after the closing of the company merger.

•
“company merger” refers to the merger of merger sub with and into Ranger with Ranger continuing its existence as the surviving corporation and as an indirect wholly owned subsidiary of Baytex.

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“compensatory issuance” refers to the issuance of common shares and/or debt by each relevant subsidiary of Baytex to Baytex or the relevant Baytex subsidiary, as applicable, in consideration for, and in order to compensate Baytex for the issuance by Baytex of Baytex common shares required to be issued pursuant to the company merger.

•
“compliant” means, with respect to the required financing information, that: (a) the required financing information, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the required financing information not misleading, in light of the circumstances under which the statements contained in the required financing information are made; (b) the financial statements described in clause (a) of the definition of “required financing information” are compliant in all material respects with all requirements of Regulation S-K and Regulation S-X promulgated by the SEC applicable to offerings of debt securities on a registration statement on Form S-3 that are applicable to such required financial statements (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities); (c) the financial statements included in the required financing information would not be required to be updated pursuant to the age of the financial statement requirements of Rule 3-12 of Regulation S-X (and not be “stale”) as if such financial statements were included in a filing on such day; (d) Ranger’s independent auditors shall not have withdrawn any audit opinion or authorization letter with respect to any audited financial statements contained in the required financing information; (e) (i) the financial statements and other financial information included in the required financing information are, and will remain throughout the marketing period, sufficient to permit the issuance of customary comfort letters from the independent registered public accounting firm of Ranger with respect to such financing information, including customary negative assurance comfort, with respect to periods following the end of the latest fiscal quarter for which financial statements are included, on any date during the marketing period and (ii) the independent registered public accounting firm of Ranger that has reviewed or audited such financial statements and required financial information has confirmed it is prepared to issue customary comfort letters, including customary negative assurance comfort in connection with any debt financing involving the offering of debt upon the “pricing” of such debt securities and throughout the period ending on the last day of the marketing period (subject to the completion by such accountants of customary procedures relating thereto); and (f) Ranger shall have not indicated its intent to restate any historical financial statement (or portion thereof) contained in the required financing information.
•
“Converted Baytex TRSU award” refers to a time-vested award with respect to Baytex common shares.

•
“debt commitment letters” refers to that certain debt commitment letter, dated as of February 27, 2023, by and among CIBC, RBC, BNS and Baytex (the “debt commitment letter”) and the related fee letter(s) (collectively, the “fee letter”) (provided that the debt commitment letter and the fee letter have been redacted in a customary manner with respect to fees, economic terms, “market flex” provisions and other customary terms), as may be amended, modified, supplemented or replaced in compliance with the Merger Agreement, pursuant to which the financial institutions party thereto (the “lenders”) have agreed, subject to the terms and conditions set forth therein, to provide the debt financing in an aggregate amount and on the terms and conditions set forth therein for the purposes of, among other things, financing the Merger Transactions, including the payment of a portion of the cash consideration, the repayment of borrowings outstanding under the Ranger credit facility and the redemption of the Ranger senior notes.

•
“debt financing documents” refers to the agreements, documents, schedules and certificates contemplated by the financing, including: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, agency agreements, placement agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the financing will be governed or contemplated by the debt commitment letters; (b) officer, secretary, perfection certificates, legal opinions, organizational documents, good standing certificates, lien searches, other customary closing certificates, and resolutions contemplated by the debt commitment letters or requested by Baytex or their financing sources; and (c) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, issuer acknowledgments, title insurance, landlord consent and access letters) as are requested by Baytex or their financing sources.

•
“DLLCA” refers to the Delaware Limited Liability Company Act.

•
“EDGAR” refers to the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.

•
“eligible share” and “eligible” in the context of the Ranger Class A common stock refer to all outstanding shares of Ranger Class A common stock issued and outstanding immediately prior to the merger effective time (including any shares issued pursuant to the Opco Unit Exchange but excluding any shares of Ranger Class A common stock issued in connection with the conversion of any Ranger equity awards and any shares of Ranger Class A common stock owned by Baytex or merger sub immediately prior to the merger effective time, and in each case, not held on behalf of third parties).

•
“encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, prior assignment, license, sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

•
“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•
“exchange agent” refers to the transfer agent or bank or trust company designated as mutually agreed on by Baytex and Ranger to serve as exchange agent under the Merger Agreement.

•
“financing” refers to the debt financing incurred or intended to be incurred pursuant to the debt commitment letters, including any issuance of senior notes or securities in lieu of any portion thereof.

•
“financing information” means (a) the unaudited consolidated balance sheets and related consolidated statements of income, changes in equity and cash flows of Ranger for each fiscal quarter beginning after the most recently completed fiscal year ended at least 45 days prior to the closing date (but excluding the fourth quarter of any fiscal year), and, in each case, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, all prepared in accordance with GAAP, (b) the audited consolidated balance sheets and related consolidated statements of income, changes in equity and cash flows of Ranger for the years ended December 31, 2022, December 31, 2021 and December 31, 2020 (provided that, with respect to clause (b) above, (x) any such financial statements, consolidating schedules or other information constituting part of the Ranger SEC documents and/or the annual reports on Form 10-K for the years ended December 31, 2021 and December 31, 2020 of Ranger and Penn Virginia Corporation, including any amendments thereto, shall be deemed to be delivered by virtue of such filings), (c) such information reasonably necessary for Baytex to prepare pro forma financial statements as required pursuant to the debt commitment letters, and (d) all other financial statements and operating, business and other financial data solely regarding Ranger and its subsidiaries of the type and form that are customarily included in an offering memorandum to consummate a Rule 144A-for-life offering of non-convertible, high yield debt securities under Rule 144A promulgated under the Securities Act (which information is understood not to include (i) financial statements, information and other disclosures required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, the Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (ii) financial statements or other financial data (including selected financial data) for any period earlier than December 31, 2020 and (iii) other information or financial data customarily excluded from a Rule 144A offering memorandum).

•
“financing sources” refers to the agents, arrangers, bookrunners, underwriters, lenders and other persons (including the lenders) that have committed to provide or arrange or have otherwise entered into agreements in connection with the required financing or alternative debt financings in connection with the Merger Transactions or otherwise permitted under the terms of the debt commitment letters that may be obtained by Baytex or any of its affiliates to fund the cash consideration, including any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their respective affiliates, officers, directors, employees, agents and representatives involved in the financing and their successors and assigns.

•
“Form F-4” refers to the registration statement on Form F-4 of which this proxy statement/prospectus is a part, together with any supplements thereto.

•
“GAAP” refers to generally accepted accounting principles in the U.S.

•
“governmental entity” refers to any federal, state, provincial, territorial, tribal, local or municipal court, governmental, regulatory or administrative agency, ministry or commission or other governmental authority or instrumentality, domestic or foreign (which entity has jurisdiction over the applicable person) or public or private arbitral body.

•
“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

•
“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board.

•
“indebtedness” of any person refers to, without duplication: (a) indebtedness of such person for borrowed money; (b) obligations of such person to pay the deferred purchase or acquisition price for any property of such person; (c) reimbursement obligations of such person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such person; (d) obligations of such person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such person; but indebtedness does not include (i) accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business and (iii) obligations arising from treasury services, banking products and cash management services.

•
“IRRA” refers to that certain Investor and Registration Rights Agreement, dated as of February 27, 2023, by and among Baytex, Rocky Creek and JSTX.

•
“IRS” refers to the U.S. Internal Revenue Service.

•
“JSTX” refers to JSTX Holdings, LLC.

•
“management information circular” refers to the management information circular relating to the Baytex annual and special meeting (together with any amendments or supplements thereto).

•
“marketing period” refers to the first period of fifteen (15) consecutive business days (a) after the Registration Statement has become effective under the Securities Act and throughout which period the required financing information has remained compliant; provided that if the required financing information fails to be compliant at any time during the marketing period, the marketing period will not be deemed to have commenced and the marketing period will commence when the required financing information is again compliant and (b) throughout which nothing has occurred and no condition exists that would cause any of the conditions set forth in the Shareholder Approvals and Stock Exchange Listing sections of the Merger Agreement to fail to be satisfied assuming the closing were scheduled at any time during such period; provided, that (x) such fifteen (15) consecutive business days shall be completed on or prior to August 14, 2023 or commence no earlier than September 5, 2023 and will not include, for periods of determining the number of consecutive business days, the period from May 26 through May 29, 2023 or June 30 through July 4, 2023. If Ranger in good faith reasonably believes that it has delivered the required financing information and that such required financing information is compliant, it may deliver to Baytex written notice to that effect, stating when it believes it completed the applicable delivery, in which case the required financing information will be deemed to have been delivered, subject to the provisos in the first sentence of this definition, on the date of the delivery of the applicable notice to Baytex and such that the required financing information will not be deemed to be compliant unless Baytex in good faith reasonably believes that Ranger has not completed delivery of the required financing information or the required financing information is not compliant, and within two (2) business days after receipt of such notice, Baytex specifies in writing to Ranger (stating with specificity which required financing information Baytex reasonably believes Ranger has not delivered or the reason for which the required financing information is not compliant), following which the required financing information will be deemed to have been received by Baytex as soon as Ranger delivers to Baytex such specific portion of the required financing information.

•
“material adverse effect” has the meaning set forth in the section entitled “The Merger Agreement — Representations and Warranties,” on page 114.

•
“Mboe/d” refers to one thousand barrels of oil equivalent per day.

•
“Mcf” refers to one thousand cubic feet of natural gas.

•
“Merger Agreement” refers to that certain Agreement and Plan of Merger, dated as of February 27, 2023, by and between Ranger and Baytex, as modified by that certain Joinder Agreement, dated as of May 3, 2023, pursuant to which merger sub agreed to be bound by the terms and conditions of such agreement as a party thereto, and as amended from time to time.

•
“merger consideration” refers to 7.49 Baytex common shares and $13.31 in cash, without interest for each share of Ranger Class A common stock owned immediately prior to the merger effective time.

•
“merger effective time” refers to such time as the Virginia State Corporation Commission issues a certificate of merger, or at such later time as Baytex and Ranger shall agree in writing and specified in the articles of merger filed with the Virginia State Corporation Commission.

•
“merger sub” refers to Nebula Merger Sub, LLC, a Delaware limited liability company, and an indirect wholly owned subsidiary of Baytex.

•
“Merger Transactions” refers to the Opco Unit Exchange, the company merger and the other transactions contemplated by the Merger Agreement and the transaction documents, including, without limitation, each other agreement executed and delivered in connection with the Merger Agreement, and including, for greater certainty, the Baytex share issuance and the compensatory issuance.

•
“MMbbl” refers to one million barrels of oil or other liquid hydrocarbons.

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“MMboe” refers to one million barrels of oil equivalent.

•
“MMcf” refers to one million cubic feet of natural gas.

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“NASDAQ” refers to the Nasdaq Stock Market.

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“NI 51-101” refers to the guidelines specified in National Instrument 51 -101 — Standards of Disclosure for Oil and Gas Activities.

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“Non-Resident Holder” has the meaning set forth in the section entitled “The Merger — Certain Canadian Federal Income Tax Consequences,” on page 98.

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“NYSE” refers to the New York Stock Exchange.

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“Opco” refers to ROCC Energy Holdings, L.P., a Delaware limited partnership.

•
“Opco common units” means a common unit as defined in the Second Amended and Restated Agreement of Limited Partnership of ROCC Energy Holdings, L.P. (f/k/a PV Energy Holdings, L.P.), dated as of October 6, 2021, by and among ROCC Energy Holdings GP LLC, Ranger, JSTX and Rocky Creek.

•
“Opco Unit Exchange” refers to the exchange of all of the Opco common units and shares of Ranger Class B common stock held by the Class B Holders for shares of Ranger Class A common stock.

•
“organizational documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, amalgamation or continuance, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

•
“outside date” refers to October 15, 2023.

•
“permitted encumbrance” refers to a permitted encumbrance as defined in the Merger Agreement.

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“Post-Effective Time Dividends” refers to any dividend or other distribution declared or made with respect to Baytex common shares with a record date after the merger effective time.

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“PV-10” refers to a non-GAAP measure representing the present value of estimated future oil and natural gas revenues, net of estimated direct costs, discounted at an annual discount rate of 10%.

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“Ranger” refers to Ranger Oil Corporation, a Virginia corporation.

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“Ranger Adjournment Proposal” refers to the proposal for the Ranger shareholders to approve the adjournment of the Ranger special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Ranger Merger Proposal.

•
“Ranger Articles” refer to Ranger’s Fourth Amended and Restated Articles of Incorporation, as amended.

x

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“Ranger board” refers to the Board of Directors of Ranger.

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“Ranger Bylaws” refer to Ranger’s Seventh Amended and Restated Bylaws, as amended.

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“Ranger Class A common stock” refers to the Class A common stock of Ranger, par value $0.01 per share.

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“Ranger Class B common stock” refers to the Class B common stock of Ranger, par value $0.01 per share.

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“Ranger common stock” refers to the Ranger Class A common stock and Ranger Class B common stock, collectively.

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“Ranger Compensation Advisory Proposal” refers to the proposal for the Ranger shareholders to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the Merger Transactions.

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“Ranger competing proposal” has the meaning set forth in the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation,” on page 127.

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“Ranger credit facility” refers to the credit agreement, dated as of September 12, 2016, by and among Ranger, ROCC Holdings, LLC (f/k/a Penn Virginia Holdings, LLC) the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time).

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“Ranger Designees” means Jeffrey E. Wojahn and Tiffany Thom Cepak.

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“Ranger Director TRSU award” refers to a Ranger TRSU award held by a non-employee member of the Ranger board.

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“Ranger equity awards” collectively refers to the Ranger TRSU awards and Ranger PBRSU awards.

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“Ranger Equity Plan” collectively refers to Ranger’s 2019 Management Incentive Plan, as may be amended from time to time, or any inducement award agreement.

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“Ranger Merger Proposal” refers to the proposal for the Ranger shareholders to approve the Merger Agreement.

•
“Ranger PBRSU award” refers to each award of restricted stock units subject to performance-based vesting issued pursuant to the Ranger Equity Plan.

•
“Ranger Proposals” refer to the Ranger Adjournment Proposal, the Ranger Compensation Advisory Proposal and the Ranger Merger Proposal, collectively.

•
“Ranger recommendation” refers to Ranger board’s recommendation to the Ranger shareholders to approve the Merger Agreement and the Merger Transactions.

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“Ranger senior notes” means the 9.250% Senior Notes due 2026 issued under that certain indenture dated as of August 10, 2021, by and among Ranger, the guarantors party thereto and Citibank N.A., as trustee.

•
“Ranger special meeting” refers to the special meeting of Ranger shareholders to be held on June 16, 2023, and including any adjournment or postponement thereof, for the purpose of obtaining the Ranger shareholder approval of the Ranger Proposals.

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“Ranger shareholder approval” refers to (i) in the case of the Ranger Merger Proposal, the affirmative vote of a majority of the votes cast on the proposal, (ii) in the case of the Ranger Compensation Advisory Proposal, the votes cast “FOR” the proposal exceeding the votes cast “AGAINST” the proposal and (iii) in the case of the Ranger Adjournment Proposal, the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.

•
“Ranger shareholders” collectively refers to the holders of Ranger common stock.

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“Ranger superior proposal” has the meaning set forth in the section entitled “The Merger Agreement” on page 132.

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“Ranger TRSU award” refers to each award of restricted stock units subject to time-based vesting issued pursuant to the Ranger Equity Plan.

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“Ranger Record Date” refers to May 17, 2023.

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“RBC” refers to the Royal Bank of Canada.

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“representatives” refers to the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a given party.

•
“required amount” refers, collectively, to the aggregate proceeds contemplated by the financing pursuant to the debt commitment letters that will be, if funded in accordance with the terms and conditions of the debt commitment letters (both before and after giving effect to any “market flex” provisions contained in the fee letter), sufficient, when taken together with available cash, lines of credit or other sources of immediately available funds, for Baytex to consummate the Merger Transactions, including the payment of the cash consideration and any fees and expenses of or payable by Baytex under the Merger Agreement and the debt commitment letters that are due and payable on the closing date.

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“Rocky Creek” refers to Rocky Creek Resources, LLC.

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“SEC” refers to the U.S. Securities and Exchange Commission.

•
“SEC’s website” refers to www.sec.gov.

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“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

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“SEDAR” refers to the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

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“SEDAR’s website” refers to www.sedar.com.

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“subsidiaries” means, with respect to a person, any person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject person or by one or more of its subsidiaries.

•
“Support Agreement” refers to the Support Agreement, dated February 27, 2023, executed and delivered to Baytex by Rocky Creek and JSTX, as the same may be amended from time to time.

•
“surviving corporation” refers to Ranger as the company that, under the Merger Agreement, survives the company merger under the laws of the Commonwealth of Virginia as an indirect wholly owned subsidiary of Baytex at the merger effective time.

•
“takeover statute” refers to any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or similar statute enacted under applicable law.

•
“U.S. Standards” refers to the SEC disclosure requirements for registrants engaged in oil and gas producing activities set forth in Subpart 1200 of Regulation S-K.

•
“U.S. Treasury Regulations” refers to the temporary, proposed and final regulations promulgated by the U.S. Department of Treasury under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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“TSX” refers to the Toronto Stock Exchange.

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“U.S.” refers to the United States of America.

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“VSCA” means the Virginia Stock Corporation Act.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND
THE RANGER SPECIAL MEETING
The following are brief answers to certain questions that you, as a shareholder of Ranger, may have regarding the Merger Transactions and the other matters being considered at the Ranger special meeting. You are urged to carefully read this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. Please refer to the section entitled “Summary” on page 1 for a summary of important information regarding the Merger Agreement and the Merger Transactions. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. You may obtain the information incorporated by reference in this proxy statement/prospectus, without charge, by following the instructions under the section entitled “Where You Can Find Additional Information,” on page 196.
Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus because Ranger has agreed to be acquired by Baytex through a merger of merger sub with and into Ranger, with Ranger surviving as an indirect wholly owned subsidiary of Baytex. The Merger Agreement, which governs the terms and conditions of the Merger Transactions, is attached to this proxy statement/prospectus as Annex A.

Ranger is sending these materials to Ranger shareholders to help them decide how to vote their shares with respect to the approval of the Merger Agreement, among other important matters.
Q:
What are Ranger shareholders being asked to vote on?

A:
Ranger is holding a special meeting of its shareholders to consider and vote on a proposal (the “Ranger Merger Proposal”) to approve the terms of the Merger Agreement. For more information, please see the section entitled “Ranger Proposal 1 — The Ranger Merger Proposal” and the Merger Agreement, a copy of which is attached hereto as Annex A.

In addition, Ranger’s shareholders will be asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the company merger (the “Ranger Compensation Advisory Proposal”). For more information, please see the section entitled “Ranger Proposal 2 — The Ranger Compensation Advisory Proposal.”
If necessary, Ranger shareholders will be asked to approve the proposal to adjourn the Ranger special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Ranger special meeting (the “Ranger Adjournment Proposal” and, together with the Ranger Merger Proposal and the Ranger Compensation Advisory Proposal, the “Ranger Proposals”). For more information, please see the section entitled “Ranger Proposal 3 — The Ranger Adjournment Proposal.”
Your vote is very important, regardless of the number of shares that you own. The approval of the Ranger Merger Proposal is a condition to the obligations of Ranger to complete the company merger.
Q:
Are any of the Ranger Proposals conditioned on one another?

A:
No. The approval of the Ranger Merger Proposal is not conditioned on the approval of the Ranger Compensation Advisory Proposal, or vice versa. Approval of the Ranger Adjournment Proposal likewise is not conditioned on, or a condition to, any other Ranger Proposal.

Q:
When and where is the Ranger special meeting?

A:
The Ranger special meeting will be held virtually on June 16, 2023, at 7:00 a.m., Central Time. Ranger shareholders will be able to attend the Ranger special meeting by visiting www.virtualshareholdermeeting.com/ROCC2023SM and by using the 16-digit control number included in their proxy materials. Ranger is conducting the Ranger special meeting solely online so its shareholders can participate from any geographic location with Internet connectivity. Ranger believes this enhances accessibility to the Ranger special meeting for all of its shareholders and reduces the carbon footprint of its activities. Ranger has worked to offer the same rights and opportunities to participate as would be provided at an in-person meeting, while providing an online experience available to all shareholders regardless of their location.
Instructions on how to attend and participate in the Ranger special meeting virtually are posted at www.virtualshareholdermeeting.com/ROCC2023SM. You should ensure that you have a strong Internet connection and allow plenty of time to log-in and ensure that you can hear streaming audio prior to the start of the Ranger special meeting. Ranger will offer live technical support for all shareholders attending the Ranger special meeting. Technical support phone numbers will be available on the virtual only meeting platform at www.virtualshareholdermeeting.com/ROCC2023SM.
Q:
Who is entitled to vote at the Ranger special meeting?

A:
The record date for the Ranger special meeting is May 17, 2023 (the “Ranger Record Date”). Only holders of record of shares of Ranger common stock at the close of business on the Ranger Record Date will be entitled to vote at the Ranger special meeting. Holders of Ranger common stock will vote together as a single class at the Ranger special meeting. Holders of Ranger common stock are entitled to one vote per share of Ranger common stock on all matters to be presented at the Ranger special meeting. Therefore, up to 41,558,952 votes may be cast at the Ranger special meeting. All shares represented by properly executed and delivered proxies will be voted at the Ranger special meeting. Please see “Ranger Special Meeting — Voting at the Ranger Special Meeting” for instructions on how to vote your shares without attending the Ranger special meeting.

Q:
How important is my vote as a Ranger shareholder?

A:
Your vote at the Ranger special meeting is very important, and you are encouraged to submit a proxy as soon as possible. The company merger cannot be completed without the approval of the Ranger Merger Proposal by the Ranger shareholders. The Class B Holders, which collectively hold approximately 54% of the outstanding voting power of the Ranger common stock are parties to the Support Agreement with Baytex pursuant to which they agreed, among other things, except in limited circumstances, to (i) vote in favor of the company merger, (ii) not transfer their Ranger Class B common stock and common units in ROCC Energy Holdings, L.P. (“Opco common units”) between signing the Merger Agreement and the closing of the Merger Transactions and (iii) exercise their right to exchange (the “Opco Unit Exchange”) all of their Opco common units and shares of Ranger Class B common stock, for shares of Ranger Class A common stock. For more information, please see “The Merger — The Support Agreement”.

Q:
What constitutes a quorum, and what vote is required to approve each proposal at the Ranger special meeting?

A:
A quorum of Ranger’s shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of a majority in voting power of the outstanding shares entitled to vote at the Ranger special meeting constitutes a quorum. Abstentions will be counted for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum at the Ranger special meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the proposals.

If a quorum is not present at the Ranger special meeting, the holders of a majority of the shares entitled to vote who are present or represented by proxy have the power to adjourn the Ranger special meeting from time to time without notice, other than an announcement at the Ranger special meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Ranger Bylaws, the chairman of Ranger’s board has the power to adjourn the Ranger special meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Ranger special meeting.

Approval of the Ranger Merger Proposal requires the affirmative vote of a majority of the votes cast on the Ranger Merger Proposal. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Merger Proposal. The Class B Holders collectively own more than a majority of the outstanding shares of Ranger common stock entitled to vote on the Ranger Merger Proposal and, pursuant to the Support Agreement, are obligated, except in limited circumstances, to vote these shares in favor of the Ranger Merger Proposal, which would ensure its approval.
Approval of each of the Ranger Compensation Advisory Proposal and the Ranger Adjournment Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal.
Q:
What will Ranger shareholders receive for their Ranger Class A common stock or Ranger Class B common stock if the Merger Transactions are completed?

A:
As a condition to the completion of the Merger Transactions, immediately prior to the company merger, the Class B Holders will exchange all of their shares of Ranger Class B common stock and Opco common units for shares of Ranger Class A common stock in the Opco Unit Exchange. As a result, no shares of Ranger Class B common stock will be outstanding following the Opco Unit Exchange and immediately prior to the merger effective time. Under the Merger Agreement, at the merger effective time, each eligible share will be converted into the right to receive (i) 7.49 validly issued, fully paid and non-assessable Baytex common shares (the “share consideration”) and (ii) $13.31 in cash, without interest (the “cash consideration” and, together with the share consideration, the “merger consideration”). Each holder of Ranger Class A common stock will receive cash (without interest) in lieu of any fractional Baytex common shares that such shareholder would otherwise receive as share consideration in the Merger Transactions.

The share consideration is fixed and will not be adjusted to reflect changes in the price of Ranger Class A common stock or Baytex common shares prior to the merger effective time. The Baytex common shares are currently listed on the NYSE and TSX under the symbol “BTE.” Based on the number of shares of Ranger common stock, shares of Ranger Class A common stock issuable pursuant to Ranger equity awards and Baytex common shares, in each case, outstanding on May 17, 2023, at the merger effective time, former Ranger shareholders and holders of Ranger’s equity awards, collectively, are expected to own approximately 37% of the outstanding Baytex common shares, and holders of Baytex common shares immediately prior to the Merger Transactions will own approximately 63% of the outstanding Baytex common shares, including for these purposes, the shares underlying the Converted Baytex TRSU awards. Ranger Class A common stock is traded on the NASDAQ under the symbol “ROCC.” When the company merger is completed, the Ranger Class A common stock will cease to be traded on the NASDAQ and will be deregistered under the Exchange Act. Ranger encourages you to obtain current quotes for the Baytex common shares and the Ranger Class A common stock.
Because Baytex will issue a fixed number of Baytex common shares in exchange for each share of Ranger Class A common stock, the value of the merger consideration that Ranger shareholders will receive in the Merger Transactions will depend on the market price of Baytex common shares at the merger effective time and will not be known at the time that Ranger shareholders vote on the Merger Transactions. The market price of Baytex common shares that Ranger shareholders receive at the merger effective time could be greater than, less than or the same as the market price of Baytex common shares on the date of this proxy statement/prospectus or at the time of the Ranger special meeting. Based on the closing price of Baytex common shares of $4.31 on the NYSE on February 27, 2023, the last full trading day prior to the day on which the company merger was announced, the implied value of the merger consideration to Ranger shareholders was approximately $45.59 per share of Ranger Class A common stock. On May 17, 2023, the latest practicable trading day before the date of this proxy statement/prospectus, the closing price of Baytex common shares on the NYSE was $3.35 per share, resulting in an implied value of the merger consideration to Ranger shareholders of $38.40 per share of Ranger Class A common stock.

Stock price changes may result from a variety of factors, including changes in oil and natural gas prices, Baytex’s or Ranger’s respective businesses, operations or prospects, regulatory considerations and general business, market, industry or economic conditions. However, the merger consideration will be equitably adjusted to provide Ranger and Baytex shareholders with the same economic effect as contemplated by the Merger Agreement in the event of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger or other similar transaction involving Ranger Class A common stock or Baytex common shares prior to the merger effective time.
For more information regarding the merger consideration to be received by Ranger shareholders if the Merger Transactions are completed, see the section entitled “The Merger — Merger Consideration” on page 44.
Q:
What will holders of Ranger equity awards receive in the company merger?

A:
Each Ranger TRSU award, other than any Ranger Director TRSU award, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time will be converted into Converted Baytex TRSU awards at the closing, with the number of Baytex common shares subject to the Converted Baytex TRSU awards equal to the product of (i) the number of shares of Ranger common stock subject to such Ranger TRSU award or Ranger PBRSU award (at the maximum level of performance), as applicable, multiplied by (ii) the sum of (x) the cash consideration divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (y) the share consideration, rounded up to the nearest whole Baytex common share. Converted Baytex TRSU awards in respect of Ranger TRSU awards will remain subject to the same vesting schedule and Converted Baytex TRSU awards in respect of Ranger PBRSU awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule.

Notwithstanding the foregoing, upon (i) an involuntary termination of the holder’s employment or service by Baytex, Ranger or any of their subsidiaries without “Cause” (as defined in the Ranger Equity Plan) or (ii) solely with respect to a Converted Baytex TRSU award that was converted from a Ranger equity award that had such a provision in the award agreement pursuant to which such Ranger equity award was granted, a resignation by the holder for “Good Reason” (as defined in such applicable award agreement), in each case, that occurs on or within 12 months following the merger effective time, such awards will immediately vest in full as of such termination date.
Any dividend equivalents that have been accrued with respect to Ranger equity awards will become payable ratably if and when such underlying Converted Baytex TRSU award vests.
Each Ranger Director TRSU award will vest in full at the merger effective time and, by virtue of the occurrence of the closing, be cancelled and converted into the right to receive, without interest, the merger consideration with respect to each share of Ranger common stock subject to such Ranger Director TRSU award plus the amount of any dividend equivalents payable with respect to such Ranger Director TRSU award that remain unpaid as of the merger effective time. No fractional Baytex common share will be issued in respect of a Ranger Director TRSU award, and any such fractional Baytex common share will instead be paid in cash.
For additional information regarding the treatment of Ranger equity awards, please see “The Merger Agreement — Treatment of Ranger Equity Awards.”
Q:
How do I vote my shares of Ranger common stock?

A:
If you were a holder of record of Ranger common stock as of the Ranger Record Date, you may submit your proxy before the Ranger special meeting in one of the following ways:

•
Telephone — use the toll-free number shown on your proxy card;

•
Internet — visit the website shown on your proxy card to vote via the Internet; or

•
Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the Ranger special meeting and vote online, obtain a proxy from your broker, bank or nominee.
Q:
How does the Ranger board recommend that I vote at the Ranger special meeting?

A:
The Ranger board unanimously makes the following recommendations with respect to each of the Ranger Proposals:

•
“FOR” the Ranger Merger Proposal;

•
“FOR” the Ranger Compensation Advisory Proposal; and

•
“FOR” the Ranger Adjournment Proposal.

For additional information regarding the recommendation of the Ranger board, please see “The Merger — Recommendation of the Ranger Board; Ranger’s Reasons for the Merger Transactions.”
Q:
If my Ranger common stock is represented by physical stock certificates, should I send my stock certificates now?

A:
No. If you own your shares of Ranger common stock in certificated form, you will receive a transmittal form from the exchange agent after the Merger Transactions are completed with instructions for the surrender of your Ranger stock certificates. Please do not send your stock certificates with your proxy card.

Q:
What happens if the Merger Transactions are not completed?

A:
If the Ranger Merger Proposal is not approved by Ranger shareholders or the Baytex share issuance resolution is not approved by the Baytex shareholders, or if the Merger Transactions are not completed for any other reason, Ranger shareholders will not receive the merger consideration or any other consideration in connection with the Merger Transactions, and their Ranger common stock will remain outstanding.

If the Merger Transactions are not completed, Baytex and Ranger will each remain public companies independent of one another, the Ranger Class A common stock will continue to be listed and traded on the NASDAQ under the symbol “ROCC,” and the Baytex common shares will continue to trade on the NYSE and TSX under the symbol “BTE.”
If the Merger Agreement is terminated under specified circumstances, Ranger may be required to pay Baytex a termination payment of $60.0 million. If the Merger Agreement is terminated under specified circumstances, Baytex may be required to pay Ranger a termination payment of $100.0 million. See the section entitled “The Merger Agreement — Termination of the Merger Agreement” on page 140 for a more detailed discussion of the termination payments.
Q:
Why am I being asked to consider and vote on the Ranger Compensation Advisory Proposal?

A:
Under SEC rules, Ranger is required to seek a non-binding, advisory vote of its shareholders with respect to the compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the Merger Transactions contemplated by the Merger Agreement.

Q:
What happens if Ranger shareholders do not approve the Ranger Compensation Advisory Proposal?

A:
Because the vote to approve the Ranger Compensation Advisory Proposal is advisory in nature, the outcome of the vote will not be binding upon Ranger or the combined company, and the completion of the Merger Transactions are not conditioned or dependent upon the approval of the Ranger Compensation Advisory Proposal. Accordingly, the compensation that is subject to the vote, which is described in the section entitled “The Merger — Interests of Ranger’s Directors and Executive Officers in

the Merger” on page 79 of this proxy statement/prospectus, may be paid to Ranger’s named executive officers even if Ranger’s shareholders do not approve the Ranger Compensation Advisory Proposal.
Q:
What is the difference between a shareholder of record and a shareholder who holds Ranger common stock in street name?

A:
Shareholders of Record. If your shares of Ranger common stock are registered in your name with Ranger’s transfer agent, AST, you are a shareholder of record with respect to those shares and the proxy materials were sent directly to you.

Street Name Holders. If you hold your shares in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your bank, broker or other nominee, who is considered the shareholder of record for purposes of voting at the Ranger special meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares held in your account.
Q:
If my shares of Ranger common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A:
Under the rules of the NASDAQ, if you fail to instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee will only be permitted to vote your shares of Ranger common stock with respect to “routine” matters. All of the proposals scheduled for consideration at the Ranger special meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank or other nominee, your shares of Ranger common stock will not be counted as present at the Ranger special meeting for purposes of determining a quorum and will not be voted on any of the Ranger Proposals. If you provide voting instructions to your broker, bank or other nominee on one or more of the Ranger Proposals but not on one or more of the other proposals, then your shares of Ranger common stock will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the Ranger Proposals, you should instruct your bank, broker or other nominee how you wish to vote your shares of Ranger common stock in accordance with the procedures provided by your bank, broker or other nominee regarding the voting of your shares.

A failure to instruct your bank, broker or other nominee how you wish to vote your shares of Ranger common stock will not have any effect on the outcome of the Ranger Merger Proposal, Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Ranger common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares of Ranger common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares of Ranger common stock.

Q:
If a Ranger shareholder gives a proxy, how are the shares of Ranger common stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Ranger common stock, as applicable, in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Ranger common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Ranger special meeting.

Q:
How will my shares of Ranger common stock be voted if I return a blank proxy?

A:
If you sign, date and return your proxy card and do not indicate how you want your shares of Ranger common stock to be voted, then your shares of Ranger common stock will be voted “FOR” the Ranger

Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal.
Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to Ranger’s Corporate Secretary at the address listed below so that it is received by Ranger’s Corporate Secretary prior to the Ranger special meeting, or by virtually attending the Ranger special meeting online and voting. You also may revoke your proxy by sending a notice of revocation to Ranger’s Corporate Secretary, which must be received prior to the Ranger special meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Ranger special meeting virtually and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Ranger Oil Corporation
Attn: Corporate Secretary
16285 Park Ten Place, Suite 500
Houston, Texas 77084
For more information, please see “Ranger Special Meeting — Revocation of Proxy.”
Q:
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A:
If your shares of Ranger common stock are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:
Where can I find the voting results of the Ranger special meeting?

A:
The preliminary voting results for the Ranger special meeting will be announced at the meeting. In addition, within four business days of the Ranger special meeting, Ranger intends to file the final voting results of the Ranger special meeting with the SEC on a Current Report on Form 8-K.

Q:
Who will count the votes?

A:
The votes at the Ranger special meeting will be tabulated and certified by the inspector of elections appointed by the Ranger board.

Q:
Do Ranger shareholders have dissenters’ or appraisal rights?

A:
No. No dissenters’ or appraisal rights will be available with respect to the company merger or any of the other Merger Transactions.

Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the Ranger Merger Proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” on page 17. You also should read and carefully consider the risk factors with respect to Ranger and Baytex that are contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:
Do any of the officers or directors of Ranger have interests in the company merger that may differ from or be in addition to my interests as a Ranger shareholder?

A:
Yes. In considering the recommendation of the Ranger board that Ranger shareholders vote to approve the Ranger Merger Proposal and the Ranger Compensation Advisory Proposal, Ranger shareholders should be aware that, aside from their interests as shareholders of Ranger, some of Ranger’s directors and executive officers have interests in the company merger that may be different from, or in addition to, the interests of Ranger shareholders generally. The Ranger board was aware of and considered these interests, among other matters, in evaluating, negotiating and adopting the Merger Agreement, in approving the Merger Transactions and in recommending the approval of the Ranger Proposals.
For more information on these interests and quantification of certain of these interests, please see “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger.”
Q:
What happens if I sell my shares of Ranger common stock after the Ranger Record Date but before the Ranger special meeting?

A:
The Ranger Record Date is earlier than the date of the Ranger special meeting. If you transfer your shares of Ranger common stock after the Ranger Record Date but before the Ranger special meeting, you will, unless special arrangements are made, retain your right to vote at the Ranger special meeting.

Q:
Who will solicit and pay the cost of soliciting proxies in connection with the Ranger special meeting?

A:
The Ranger board is soliciting your proxy in connection with the Ranger special meeting, and Ranger will bear the cost of soliciting such proxies, including the costs of printing and mailing this proxy statement/prospectus. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Ranger common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Ranger’s directors, officers and employees, without additional compensation.

Q:
When and where is the Baytex annual and special meeting?

A:
The Baytex annual and special meeting was held virtually on May 15, 2023. For more information, see the section entitled “The Merger — The Baytex Annual and Special Meeting and Shareholder Approval” on page 86.

Q:
When is Baytex’s acquisition of Ranger expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement — Conditions to Completion of the Company Merger” on page 139, including approval of the Ranger Merger Proposal by Ranger shareholders and approval of the Baytex share issuance resolution by the Baytex shareholders. The Merger Transactions are expected to be completed in the second quarter of 2023 or early in the third quarter of 2023. However, neither Ranger nor Baytex can predict the actual date on which the Merger Transactions will be completed, or if the Merger Transactions will be completed at all, because completion of the Merger Transactions is subject to conditions and factors outside the control of both companies, including the receipt of certain required antitrust approvals. The Merger Agreement requires Baytex’s acquisition of Ranger to be completed by the outside date of October 15, 2023.

Q:
What equity stake will Ranger shareholders hold in Baytex immediately following the Merger Transactions?

A:
Based on the number of shares of Ranger common stock, shares of Ranger Class A common stock issuable pursuant to Ranger equity awards, and Baytex common shares, in each case, outstanding on May 17, 2023, at the merger effective time, former Ranger shareholders and holders of Ranger’s equity awards, collectively, are expected to own approximately 37% of the outstanding Baytex common shares, including the shares issuable upon future settlement of the converted awards, and persons who were Baytex shareholders immediately prior to the Merger Transactions are expected to own approximately 63% of the outstanding Baytex common shares, including for these purposes, the shares underlying the Converted Baytex TRSU awards. The relative ownership interests of Baytex shareholders and former Ranger shareholders in Baytex immediately following the Merger Transactions will depend on the number of Baytex common shares and shares of Ranger common stock issued and outstanding immediately prior to the merger effective time.

Q:
If I am a holder of Ranger Class A common stock, how will I receive the merger consideration to which I am entitled?

A:
If you hold your shares of Ranger Class A common stock in book-entry form, whether through The

Depository Trust Company or otherwise, you will not be required to take any specific actions to exchange your Ranger Class A common stock for Baytex common shares and the cash consideration. Your shares of Ranger Class A common stock will, at the merger effective time, be automatically exchanged for the Baytex common shares and cash (including any cash in lieu of fractional Baytex common shares) to which you are entitled. If you instead hold your shares of Ranger Class A common stock in certificated form or in direct registration with AST, then, after receiving the proper and completed documentation from you following the completion of the Merger Transactions, the exchange agent will deliver to you the Baytex common shares and cash (including any cash in lieu of any fractional Baytex common shares) to which you are entitled as merger consideration. More information may be found in the section entitled “The Merger — Merger Consideration” on page 44.
Q:
Will the Baytex common shares to be issued to Ranger shareholders at the merger effective time be traded on an exchange?

A:
Yes. It is a condition to the completion of the Merger Transactions that the Baytex common shares to be issued in connection with the company merger be approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions. The Baytex common shares currently trade on the NYSE and TSX under the symbol “BTE.” When the company merger is completed, the Ranger Class A common stock will cease to be traded on the NASDAQ and will be deregistered under the Exchange Act.

The Baytex common shares to be issued to Ranger shareholders in connection with the Merger Transactions will be freely transferable, except for Baytex common shares issued to any shareholder deemed to be an “affiliate” of Baytex under the Securities Act. Baytex common shares to be issued to Ranger shareholders in connection with the Merger Transactions will not be legended and may be resold in Canada through registered dealers provided that (i) Baytex is and has been a reporting issuer in Canada for the four months immediately preceding the trade, (ii) the trade is not a “control distribution” as defined in National Instrument 45-102 — Resale of Securities of the Canadian Securities Administrators, (iii) no unusual effort is made to prepare the market or to create a demand for the Baytex common shares that are the subject of the trade, (iv) no extraordinary commission or consideration is paid to a person or company in respect of such trade, and (v) if the selling security holder is an insider or officer of Baytex, the selling security holder has no reasonable grounds to believe that Baytex is in default of securities legislation. For more information, see the section entitled “The Merger — Restrictions on Resales of Baytex Common Shares Received in the Merger Transactions” on page 87.
Q:
What are the material U.S. federal income tax consequences of the company merger to holders of Ranger Class A common stock?

A:
The receipt of cash and Baytex common shares in exchange for Ranger Class A common stock pursuant to the company merger is expected to be a taxable transaction for U.S. federal income tax purposes. Holders of Ranger Class A common stock are strongly encouraged to consult with, and rely solely upon, their own tax advisors as to the specific tax consequences of the Merger Transactions to them in their particular circumstances, including the applicability and effect of any U.S. federal, state or local, non-U.S. or other tax laws. Please see the section of this proxy statement/prospectus entitled “The Merger — Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Company Merger” on page 90.

Q:
What should I do now?

A:
You should read this proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
How can I find more information about Ranger or Baytex?

A:
You can find more information about Ranger or Baytex from various sources described in the section entitled “Where You Can Find Additional Information,” on page 196 of this proxy statement/prospectus.

Q:
How do I submit questions for the Ranger special meeting?

A:
Ranger shareholders attending the virtual Ranger special meeting will be in a listen-only mode and will not be able to speak during the meeting. However, shareholders will be able to submit any questions by the close of business on June 15, 2023 in advance of the Ranger special meeting by visiting www.virtualshareholdermeeting.com/ROCC2023SM.

Q:
Whom do I contact if I have questions about the Ranger special meeting or the company merger?

A:
If you are a Ranger shareholder and have questions about the Ranger special meeting or the company merger, or desire additional copies of this proxy statement/prospectus or additional proxy cards, you may contact:

Ranger Oil Corporation
Attn: Corporate Secretary
16285 Park Ten Place, Suite 500
Houston, Texas 77084

SUMMARY
This summary highlights information contained elsewhere in this proxy statement/prospectus and may not contain all of the information that might be important to you. Ranger and Baytex urge you to read carefully the remainder of this proxy statement/prospectus, including the attached annexes, the documents incorporated by reference into this proxy statement/prospectus and the other documents to which Ranger and Baytex have referred you. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find Additional Information” on page 196. Each item in this summary includes a page reference to direct you to a more complete description of the topics presented in this summary.
Information about the Companies (page 108)
Baytex Energy Corp.
Baytex, whose legal name is Baytex Energy Corp., is engaged in the acquisition, development and production of crude oil and natural gas in the Western Canadian Sedimentary Basin and the Eagle Ford in the United States. Approximately 84% of Baytex’s production is weighted toward crude oil and natural gas liquids (“NGLs”). Baytex and its predecessors have been in business for more than 25 years and the operating teams are well established with a track record of technical proficiency and operational success. Throughout Baytex’s history, it has endeavored to add value by developing assets and completing selective acquisitions.
Baytex was formed on October 22, 2010 pursuant to a certificate of incorporation under the ABCA. Baytex’s executive and corporate head office is located at 2800, 520 — 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3, and its registered office is located at 2400, 525 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1. Baytex common shares are listed on the NYSE and the TSX under the symbol “BTE.”
Additional information about Baytex can be found on its website at www.baytexenergy.com. The information contained in, or that can be accessed through, Baytex’s website is not incorporated in this proxy statement/prospectus. For additional information about Baytex, see the section entitled “Where You Can Find Additional Information” on page 196.
Ranger Oil Corporation
Ranger, whose legal name is Ranger Oil Corporation, was incorporated in Virginia in 1882. Based in Houston, Texas, Ranger is an independent oil and gas company focused on the onshore development and production of crude oil, NGLs, and natural gas in the Eagle Ford Shale in south Texas. Shares of Ranger Class A common stock are listed and traded on the NASDAQ under the ticker symbol “ROCC.” Ranger’s executive offices are located at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and can be reached by phone at (713) 722-6500.
Additional information about Ranger can be found on its website at www.RangerOil.com. The information contained in, or that can be accessed through, Ranger’s website is not incorporated in this proxy statement/prospectus. For additional information about Ranger, see the section entitled “Where You Can Find Additional Information” on page 196.
Nebula Merger Sub, LLC
Nebula Merger Sub, LLC is a Delaware limited liability company that was formed for the sole purpose of effecting the company merger. At the merger effective time, merger sub will merge with and into Ranger, with Ranger surviving as an indirect wholly owned subsidiary of Baytex, whereupon the separate existence of merger sub will cease.
The Merger Transactions and the Merger Agreement (page 44)
The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, at the merger effective time, merger sub will merge with and into Ranger, with Ranger surviving the merger as an indirect, wholly owned subsidiary of Baytex.

The terms and conditions of the Merger Transactions are contained in the Merger Agreement, which is described in this proxy statement/prospectus and attached to this proxy statement/prospectus as Annex A. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Merger Transactions. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement. For a summary of the Merger Agreement, see the section entitled “The Merger Agreement,” on page 109.
Merger Consideration (page 44)
Under the Merger Agreement, at the merger effective time, each eligible share will be converted into the right to receive (i) 7.49 Baytex common shares and (ii) $13.31 in cash, without interest.
The merger consideration will be equitably adjusted, without duplication, in the event of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares involving Ranger common stock or Baytex common shares prior to the merger effective time, to proportionally reflect such change. In addition, each holder of Ranger Class A common stock will receive cash (without interest) in lieu of any fractional Baytex common shares that such shareholders would otherwise receive as share consideration in the Merger Transactions.
Ranger Board of Directors’ Recommendation (page 54)
The Ranger board unanimously recommends that you vote “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal. For a description of some of the factors considered by the Ranger board in reaching its decision to adopt the Merger Agreement and additional information on the recommendation of the Ranger board that Ranger shareholders vote to approve the Merger Agreement, see the section entitled “The Merger — Recommendation of the Ranger Board and its Reasons for the Company Merger” on page 54.
Comparative Per Share Market Price Information (page 42)
The following table presents the closing price per share of Baytex common shares on the TSX and NYSE and of Ranger Class A common stock on the NASDAQ on (i) February 27, 2023, the last full trading day prior to the public announcement of the signing of the Merger Agreement and (ii) May 17, 2023, the last practicable trading day prior to the mailing of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of Ranger Class A common stock, which was calculated by multiplying the closing price of Baytex common shares on the NYSE on those dates by the share consideration and adding $13.31 in respect of the cash consideration.
	Baytex common shares		Ranger Class A common stock	Equivalent value of merger consideration per share of Ranger stock based on price of Baytex common shares
Date	TSX	NYSE(1)	NASDAQ	NYSE
	(C $)	(US $)	(US $)	(US $)
February 27, 2023	5.83	4.31	41.22	45.59
May 17, 2023	4.51	3.35	38.21	38.40

(1)
The Baytex common shares were delisted from the NYSE effective December 3, 2020 and relisted on the NYSE effective February 23, 2023.

Opinion of Ranger’s Financial Advisor (page 60)
In connection with the company merger, BofA Securities, Inc. (“BofA Securities”), Ranger’s financial advisor, delivered to the Ranger board a written opinion, dated February 27, 2023, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Ranger common stock. The full text of the written opinion, dated February 27, 2023, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Ranger board (in its capacity as such) for the benefit and use of the Ranger board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the company merger and no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or Merger Transactions that might be available to Ranger or in which Ranger might engage or as to the underlying business decision of Ranger to proceed with or effect the company merger. BofA Securities’ opinion does not address any other aspect of the company merger and does not constitute a recommendation to any Ranger shareholder as to how to vote or act in connection with the proposed company merger or any other matter.
The Ranger Special Meeting (page 100)
The Ranger special meeting will be held virtually, conducted via live audio webcast on June 16, 2023, at 7:00 a.m., Central Time. The Ranger special meeting is being held to consider and vote on the following proposals:
•
the Ranger Merger Proposal;

•
the Ranger Compensation Advisory Proposal; and

•
the Ranger Adjournment Proposal.

Only holders of record of shares of Ranger common stock at the close of business on May 17, 2023 will be entitled to vote at the Ranger special meeting. All shares represented by properly executed and delivered proxies will be voted at the Ranger special meeting. On May 17, 2023 (the “Ranger Record Date”), there were 19,009,954 shares of Ranger Class A common stock and 22,548,998 shares of Ranger Class B common stock (all of which will be converted to shares of Ranger Class A common stock pursuant to the Opco Unit Exchange prior to the merger effective time) outstanding and entitled to vote.
Holders of Ranger common stock will vote together as a single class at the Ranger special meeting. Holders of Ranger common stock are entitled to one vote per share of Ranger common stock on all matters to be presented at the Ranger special meeting. Therefore, up to 41,558,952 votes may be cast at the Ranger special meeting. All shares represented by properly executed and delivered proxies will be voted at the Ranger special meeting.
A quorum of Ranger’s shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of a majority in voting power of the outstanding shares entitled to vote at the Ranger special meeting constitutes a quorum. Abstentions will be counted for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum at the Ranger special meeting, unless the broker, bank or other nominee has been instructed to vote on at least one of the Ranger Proposals.
If a quorum is not present at the Ranger special meeting, the holders of a majority of the shares entitled to vote who are present or represented by proxy have the power to adjourn the Ranger special meeting from time to time without notice, other than an announcement at the Ranger special meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Ranger Bylaws, Ranger’s Chairman has the power to adjourn the Ranger special meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Ranger special meeting.
Approval of the Ranger Merger Proposal requires the affirmative vote of a majority of the votes cast on the Ranger Merger Proposal. Abstentions, broker non-votes and failures to votes will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Merger Proposal.

Approval of each of the Ranger Compensation Advisory Proposal and the Ranger Adjournment Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal. As an advisory vote, the Ranger Compensation Advisory Proposal is not binding upon Ranger, Baytex or their respective boards of directors, and approval of this proposal is not a condition to completion of the company merger.
Recommendation of the Ranger Board; Ranger’s Reasons for the Merger Transactions (page 54)
The Ranger board has determined that the Merger Agreement and the Merger Transactions contemplated thereby, including the company merger, are fair to, and in the best interests of, Ranger and its shareholders and has adopted and declared advisable the Merger Agreement and the Merger Transactions contemplated thereby, including the company merger. The Ranger board unanimously recommends that Ranger shareholders vote “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal. For additional information on the factors considered by the Ranger board in reaching this decision and the recommendation of the Ranger board, please see “The Merger —  Recommendation of the Ranger Board; Ranger’s Reasons for the Merger Transactions.”
Interests of Ranger’s Directors and Executive Officers in the Merger (page 79)
Ranger shareholders should be aware that, aside from their interests as Ranger shareholders, Ranger’s directors and executive officers have interests in the Merger Transactions that are different from, or in addition to, the interests of other Ranger shareholders generally. The Ranger board was aware of such interests during its deliberations on the merits of the Merger Transactions and in deciding to recommend that Ranger shareholders vote “FOR” the Ranger Merger Proposal at the Ranger special meeting.
These interests include:
•
the executive officers of Ranger will be entitled to certain severance payments or benefits and accelerated vesting of certain equity-based awards in the event of a qualifying termination of employment following the completion of the company merger;

•
the Merger Agreement provides for accelerated vesting of equity-based awards held by the non-employee directors of Ranger in connection with the Merger Transactions; and

•
certain executive officers and directors of Ranger may have continuing roles after the merger effective time.

The Ranger board was aware of these additional interests of Ranger’s directors and executive officers and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the company merger, in adopting the Merger Agreement and in recommending that Ranger shareholders approve the Ranger Merger Proposal at the Ranger special meeting. For a further discussion of the interests of Ranger directors and executive officers in the company merger, see “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger” beginning on page 79. Ranger shareholders should take these interests into account in deciding whether to vote “FOR” the Ranger Merger Proposal.
The Baytex Annual and Special Meeting and Shareholder Approval (page 86)
Under Section 611 of the TSX Company Manual, security holder approval is required if the number of securities issued or issuable by a listed issuer in payment of the purchase price for an acquisition, exceeds 25% of the number of securities of the listed issuer which are outstanding, on a pre-acquisition non-diluted basis. Under the terms of the Merger Agreement, Baytex has agreed to issue 7.49 Baytex common shares in exchange for each eligible share and $13.31 in cash, without interest and to convert each Ranger TRSU award, other than any Ranger Director TRSU award, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time, into Converted Baytex TRSU awards (as further described in the section entitled “The Merger Agreement — Treatment of Ranger Equity Awards” on page 123). Accordingly, if the company merger is completed, Baytex anticipates that up to 323,323,741 Baytex common shares would be issued or issuable in the Merger Transactions, representing approximately

37% of the then-current issued and outstanding Baytex common shares, including for these purposes, the shares underlying the Converted Baytex TRSU awards.
Because the number of Baytex common shares being issued in the Merger Transactions will exceed 25% of the number of outstanding Baytex common shares on a pre-acquisition non-diluted basis, Baytex shareholders will be required pursuant to Section 611 of the TSX Company Manual to approve the issuance of such number of Baytex common shares as is necessary under the Merger Agreement, and Baytex will not be able to satisfy the listing requirements of the TSX unless the Baytex share issuance resolution is approved.
The actual number of Baytex common shares to be issued or reserved for issuance under the Merger Agreement will be determined immediately prior to the merger effective time based on the share consideration, the number of shares of Ranger Class A common stock outstanding at such time and the number of Ranger equity awards outstanding at such time.
Baytex held the Baytex annual and special meeting on May 15, 2023 (which we refer to, including any adjournments or postponements thereof, as the “Baytex annual and special meeting”) where Baytex shareholders considered and approved, among other matters, the Baytex share issuance resolution. Baytex has separately prepared and delivered the management information circular to Baytex shareholders in connection with the Baytex annual and special meeting in accordance with applicable Canadian securities and corporate laws. A copy of such management information circular is available on the website maintained by Baytex (https://www.baytexenergy.com/investors/shareholder-meetings/) and filed under Baytex’s electronic profile on SEDAR (www.sedar.com) and furnished on EDGAR. The Baytex management information circular and website are not incorporated by reference into, and do not form a part of, this proxy statement/prospectus.
Listing of Baytex Common Shares (page 79)
The completion of the Merger Transactions is conditioned upon receipt of conditional listing approval for the listing of the Baytex common shares issuable under the Merger Agreement on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions, prior to the merger effective time.
On April 19, 2023, the TSX conditionally approved for listing the shares Baytex anticipates issuing under the Merger Agreement. Baytex has applied to list the Baytex common shares to be issued pursuant to the Merger Agreement on the NYSE.
Delisting and Deregistration of Ranger Common Stock (page 79)
Shares of Ranger Class A common stock currently trade on the NASDAQ under the stock symbol “ROCC.” When the company merger is completed, Ranger will cease to exist and the Ranger Class A common stock will cease to be traded on the NASDAQ and will be deregistered under the Exchange Act.
Material U.S. Federal Income Tax Consequences of the Company Merger to Holders of Ranger Class A Common Stock (page 90)
The receipt of cash and Baytex common shares in exchange for Ranger Class A common stock pursuant to the company merger is expected to be a taxable transaction for U.S. federal income tax purposes. Holders of Ranger Class A common stock are strongly encouraged to consult with, and rely solely upon, their own tax advisors as to the specific tax consequences of the Merger Transactions to them in their particular circumstances, including the applicability and effect of any U.S. federal, state or local, non-U.S. or other tax laws. For a more detailed discussion of the material U.S. federal income tax considerations with respect to the company merger, see the section entitled “The Merger — Material U.S. Federal Income Tax Considerations.”
Accounting Treatment of the Merger Transactions (page 86)
In accordance with IFRS, Baytex will be considered the acquirer for accounting purposes and will account for the Merger Transactions using the acquisition method of accounting for business combinations.

The unaudited pro forma consolidated financial information presented in this proxy statement/prospectus has been derived from the audited historical financial statements of Baytex and Ranger as of and for the year ended December 31, 2022 and from the unaudited interim financial statements of Baytex and Ranger as of and for the three month period ended March 31, 2023. The unaudited pro forma consolidated statement of financial position as of March 31, 2023 presents the financial position of Baytex and Ranger giving pro forma effect to the Merger Transactions as if the Merger Transactions had occurred on March 31, 2023. The unaudited pro forma consolidated statements of income for the year ended December 31, 2022 and for the three month period ended March 31, 2023 present the results of operations of Baytex and Ranger giving pro forma effect to the Merger Transactions as if the Merger Transactions had occurred on January 1, 2022.
For a more detailed discussion of the accounting treatment of the Merger Transactions, see the section entitled “The Ranger Merger Proposal — Accounting Treatment of the Merger Transactions,” on page 86.
Regulatory Approvals Required for the Merger Transactions (page 87)
On April 12, 2023 (at 11:59 p.m. Eastern Time) the waiting period under the HSR Act expired. The expiration of the waiting period under the HSR Act satisfies one of the conditions of the Merger Transactions. Ranger and Baytex are not currently aware of any material consents or other filings that are required prior to the combination of Baytex and Ranger other than those described in this proxy statement/prospectus.
Although Baytex and Ranger believe that they will receive the required authorizations and approvals described herein to complete the Merger Transactions, there can be no assurance as to the timing of these consents and approvals, Baytex’s or Ranger’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals that may otherwise become necessary), or the conditions or limitations that such approvals may contain or impose. For more information regarding factors that could impact the closing of the Merger Transactions, see the section entitled “Risk Factors,” on page 17.
For a more detailed discussion of the regulatory approvals required to close the Merger Transactions see the sections of this proxy statement/prospectus entitled “The Merger Agreement — Conditions to Completion of the Company Merger” and “The Merger — Approvals Required for the Merger Transactions,” on pages 139 and 87, respectively.
Treatment of Ranger Equity Awards
Ranger TRSU Awards and Ranger PBRSU Awards
Each Ranger TRSU award, other than any Ranger Director TRSU award, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time will be converted into Converted Baytex TRSU awards at the closing, with the number of Baytex common shares subject to the Converted Baytex TRSU awards equal to the product of (i) the number of shares of Ranger common stock subject to such Ranger TRSU award or Ranger PBRSU award (at the maximum level of performance), as applicable, multiplied by (ii) the sum of (x) the cash consideration divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (y) the share consideration, rounded up to the nearest whole Baytex common share. Converted Baytex TRSU awards in respect of Ranger TRSU awards will remain subject to the same vesting schedule and Converted Baytex TRSU awards in respect of Ranger PBRSU awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule.
Notwithstanding the foregoing, upon (i) an involuntary termination of the holder’s employment or service by Baytex, Ranger or any of their subsidiaries without “Cause” (as defined in the Ranger Equity Plan) or (ii) solely with respect to a Converted Baytex TRSU award that was converted from a Ranger equity award that had such a provision in the award agreement pursuant to which such Ranger equity award was granted, a resignation by the holder for “Good Reason” (as defined in such applicable award agreement), in each case, that occurs on or within 12 months following the merger effective time, such awards will immediately vest in full as of such termination date.

Any dividend equivalents that have been accrued with respect to Ranger equity awards will become payable ratably if and when such underlying Converted Baytex TRSU award vests.
Ranger Director TRSU Awards
Each Ranger Director TRSU award will vest in full at the merger effective time and, by virtue of the occurrence of the closing, be cancelled and converted into the right to receive, at the merger effective time, without interest, the merger consideration with respect to each share of Ranger common stock subject to such Ranger Director TRSU award plus the amount of any dividend equivalents payable with respect to such Ranger Director TRSU award that remain unpaid as of the merger effective time. Following the merger effective time, no such Ranger Director TRSU award that was outstanding immediately prior to the merger effective time will remain outstanding. No fractional Baytex common share will be issued in respect of a Ranger Director TRSU award, and any such fractional Baytex common share will instead be paid in cash.
No Appraisal Rights
No dissenters’ or appraisal rights will be available with respect to the company merger or any of the other Merger Transactions contemplated by the Merger Agreement.
Restrictions on Resales of Baytex Common Shares Received in the Merger Transactions
The Baytex common shares to be issued in connection with the Merger Transactions will be registered under the Securities Act and will be freely transferable under the Securities Act and the Exchange Act, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Baytex for purposes of Rule 144 under the Securities Act. Additionally, the Class B Holders who will receive Baytex common shares in connection with the Merger Transactions have agreed to certain transfer restrictions following the closing of the Merger Transactions. See the section of this proxy statement/prospectus entitled “Investor and Registration Rights Agreement” beginning on page 111 for further discussion of the terms of the transfer restrictions.
The Baytex common shares to be issued to Ranger shareholders in connection with the Merger Transactions will not be legended and may be resold in Canada through registered dealers provided that (i) Baytex is and has been a reporting issuer in Canada for the four months immediately preceding the trade, (ii) the trade is not a “control distribution” as defined in National Instrument 45-102 — Resale of Securities of the Canadian Securities Administrators, (iii) no unusual effort is made to prepare the market or to create a demand for the Baytex common shares that are the subject of the trade, (iv) no extraordinary commission or consideration is paid to a person or company in respect of such trade, and (v) if the selling security holder is an insider or officer of Baytex, the selling security holder has no reasonable grounds to believe that Baytex is in default of applicable Canadian securities legislation.
See the section of this proxy statement/prospectus entitled “Restrictions on Resale of Baytex common shares Received in the Merger Transactions” beginning on page 87 for further discussion of the terms of the Support Agreement.
The Support Agreement (page 143)
On February 27, 2023, following the execution of the Merger Agreement, Baytex and the Class B Holders entered in the Support Agreement, pursuant to which they agreed, except in limited circumstances, subject to the terms and conditions of the Support Agreement, to (i) vote in favor of the company merger, (ii) not transfer their Ranger Class B common stock and Opco common units between signing the Merger Agreement and the closing of the Merger Transactions and (iii) complete the Opco Unit Exchange.
See the section of this proxy statement/prospectus entitled “The Support Agreement” beginning on page 143 for further discussion of the terms of the Support Agreement. A copy of the Support Agreement is also attached as Annex C to this proxy statement/prospectus.
Investor and Registration Rights Agreement (page 145)
On February 27, 2023, contemporaneously with the execution of the Merger Agreement, Baytex and the Class B Holders entered into the IRRA. The IRRA provides for, among other things, customary registration rights for the Class B Holders’ registrable securities following the closing of the Merger Transactions. Pursuant to the IRRA, the Baytex board will be expanded by the appointment of Jeffrey E. Wojahn, a current Ranger director, and one additional director nominee to be chosen by Ranger from the directors currently serving on the Ranger board, provided such director must be independent with respect to Baytex. Such additional directors will be nominated to serve on the Baytex board at any election of directors occurring on or before December 31, 2024. In addition, the Class B Holders agreed, pursuant to the IRRA, (i) to abide by customary standstill restrictions that apply from the closing until the Class B Holders cease to beneficially own at least 5% of the issued and outstanding Baytex common shares and (ii) that: (a) for the first 90 days post-closing they will not transfer any of the Baytex common shares received pursuant to the Merger Transactions; (b) for the next 90 days thereafter, they may dispose of up to 33% of such shares; (c) for the next 90 days thereafter, they may dispose of up to 66% of such shares and (d) thereafter they may dispose of up to 100% of such shares. See the section of this proxy statement/prospectus entitled “Investor and Registration Rights Agreement” beginning on page 145 for further discussion of the terms of the IRRA. A copy of the IRRA is also attached as Annex D to this proxy statement/prospectus.
Conditions to Completion of the Company Merger (page 139)
Mutual Conditions to Completion
The obligations of Baytex and Ranger to effect the Merger Transactions are subject to the satisfaction at or prior to the closing of the Merger Transactions of the following conditions:
•
the affirmative vote of the holders of a majority of the votes cast on the Ranger Merger Proposal;

•
the affirmative vote of a majority of the outstanding Baytex common shares entitled to vote thereon and present in person or represented by proxy at the Baytex annual and special meeting on the Baytex share issuance resolution in connection with the Merger Transactions by Baytex shareholders;

•
any waiting period applicable to the Merger Transactions under the HSR Act shall have been terminated or shall have expired;

•
no governmental entity having jurisdiction over any party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger Transactions, including the company merger, and no law shall have been adopted that makes consummation of the Merger Transactions, including the company merger, illegal or otherwise prohibited;

•
the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, filed by Baytex in connection with the issuance of Baytex common shares in the company merger, shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order; and

•
Baytex common shares to be issued pursuant to the company merger shall have been authorized for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to the satisfaction of customary listing conditions.

The Merger Agreement provides that these conditions may be waived to the extent permitted by applicable law.
Conditions to the Obligations of Ranger
The obligation of Ranger to effect the Merger Transactions are also subject to the satisfaction or waiver by Ranger of the following conditions:
•
the accuracy of the representations and warranties of Baytex and merger sub as set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of February 27, 2023 and as of the closing date (except to the extent such representations and warranties speak as of a specified date or period of time, in which case such representations and warranties will be true and correct as of such date or period of time), and Ranger’s receipt of an officer’s certificate from Baytex to that effect;

•
performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with pursuant to the Merger Agreement by Baytex and merger sub prior to the merger effective time, and Ranger’s receipt of an officer’s certificate from Baytex to that effect; and

•
no event, change, effect or development having occurred since February 27, 2023, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on Baytex.

Conditions to the Obligations of Baytex
The obligations of Baytex to effect the Merger Transactions are also subject to the satisfaction or waiver by Baytex of the following conditions:
•
the accuracy of the representations and warranties of Ranger set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of February 27, 2023 and as of the closing date (except to the extent such representations and warranties speak as of a specified date or period of time, in which case such representations and warranties will be true and correct as of such date or period of time), and Baytex’s receipt of an officer’s certificate from Ranger to that effect;

•
performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with pursuant to the Merger Agreement by Ranger prior to the merger effective time, and Baytex’s receipt of an officer’s certificate from Ranger to that effect;

•
no event, change, effect or development having occurred since February 27, 2023, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on Ranger; and

•
the Opco Unit Exchange shall have been consummated in accordance with the terms of the Support Agreement.

No Solicitation (page 124)
From and after the date of the Merger Agreement and until the earlier of the merger effective time and termination of the Merger Agreement, Baytex and Ranger and their respective officers and directors will, will cause their respective subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause their other representatives to, immediately cease, and cause to be terminated, any discussions or negotiations with any person conducted heretofore by Baytex or Ranger or their respective subsidiaries or representatives with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a competing proposal. The applicable party will immediately terminate any physical and electronic data access related to any potential competing proposal previously granted to such persons.
Subject to the provisions in the Merger Agreement, from the date of the Merger Agreement until the earlier of the merger effective time and the termination date, Baytex and Ranger have agreed they each will not, and they each will cause their respective subsidiaries and their respective directors and officers not to, and will use reasonable best efforts to cause their other representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a competing proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to, or in furtherance of a competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, a competing proposal;

•
furnish any information relating to such party or its subsidiaries, or access to the properties, assets or employees of such party or its subsidiaries, to any person in connection with or in response to a competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, a competing proposal;

•
enter into any letter of intent or agreement in principle or other agreement providing for a competing proposal (except for permitted confidentiality agreements as discussed below); or

•
submit a competing proposal to the vote of the shareholders (provided that, the parties or any of their representatives may, (i) in response to an unsolicited inquiry or proposal from a third party, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a superior proposal and (ii) in response to an unsolicited inquiry or proposal from a third party, inform a third party or its representative of the restrictions imposed by the Merger Agreement without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted thereunder).

For more detailed information, see the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation,” on page 124.
Debt Financing (page 89)
On February 27, 2023, CIBC, RBC and BNS entered into a debt commitment letter with Baytex providing for a debt financing transaction, the proceeds of which will be used to partially fund the Merger Transactions. Pursuant to the debt commitment letters, CIBC, RBC and BNS committed to provide a new US$1.0 billion revolving credit facility (the “Baytex new bank facility”) and up to a US$250 million term credit facility (the “Baytex term loan”), and CIBC and RBC committed to provide a 364-day bridge loan facility in an aggregate principal amount of US$500 million (the “Baytex bridge loan”).
On April 27, 2023, Baytex closed a private offering of $800 million in aggregate principal amount of 8.500% Senior Notes due 2030 (the “Baytex 8.500% Senior Notes”) that generated net proceeds of $776.7 million. The gross proceeds of the offering were deposited into escrow pending satisfaction of certain escrow release conditions, including the consummation of the Merger Transactions. Upon satisfaction of the escrow release conditions, Baytex intends to use the net proceeds from the offering, together with borrowings under its credit facilities, to pay a portion of the merger consideration, to repay indebtedness outstanding under the Ranger credit facility, to pay any termination payments payable upon any early termination of Ranger’s hedge agreements, to satisfy, discharge and redeem the Ranger senior notes, to repay indebtedness owing to any exiting lenders under the Baytex bank facility and to pay fees and expenses in connection with the foregoing.
At the closing of the company merger, Baytex intends to increase the revolving capacity of the Baytex new bank facility from the current US$1.0 billion committed amount to US$1.1 billion, with the current maturity date of April 1, 2026 remaining unchanged, and to amend the facility to provide for the Baytex term loan, which will mature two years from the closing date of the company merger. As a result of the completion of the Baytex 8.500% Senior Notes offering, no borrowings are available under the Baytex bridge loan.
See the section entitled “The Merger — Financing — Debt Financing” for a more detailed discussion of the debt financing of Baytex.
Termination of the Merger Agreement (page 140)
Subject to conditions and circumstances described in the Merger Agreement, the Merger Agreement may be terminated and abandoned at any time prior to the merger effective time whether before or after any approval by the Ranger shareholders or Baytex shareholders of the matters presented in connection with the Merger Transactions:
•
by mutual written consent of Ranger and Baytex;

•
by either Ranger or Baytex, if:

•
any governmental entity having jurisdiction over any party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the company merger and such order, decree, ruling or injunction or other action shall have become final and non-appealable, or if there shall be adopted any law that permanently makes consummation of the company merger illegal or otherwise permanently prohibited; provided, however, that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose failure to fulfill any covenant or agreement pursuant to the Merger Agreement has been the primary cause of or resulted in the action or event described in this bullet occurring;
•
the consummation of the company merger has not occurred on or before October 15, 2023 (the “outside date”); provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose failure to fulfill any covenant or agreement pursuant to the Merger Agreement has been the primary cause of or resulted in the failure of the company merger to occur on or before such date;

•
the other party has caused a terminable breach (as defined in “The Merger Agreement — Termination of the Merger Agreement”); provided, however, that the terminating party is not then in terminable breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; or

•
the approval of the Ranger Merger Proposal by the Ranger shareholders shall not have been obtained upon a vote at a duly held Ranger special meeting; or the approval of the Baytex share issuance resolution by the Baytex shareholders shall not have been obtained upon a vote at a duly held Baytex annual and special meeting of Baytex shareholders.

In addition, the Merger Agreement may be terminated under the following circumstances:
•
by Baytex, prior to, but not after, the time the Ranger shareholders approve the Ranger Merger Proposal, if the Ranger board or a committee thereof has effected a Ranger recommendation change (as defined in “The Merger Agreement — Termination of the Merger Agreement”) (whether or not such Ranger recommendation change is permitted by the Merger Agreement); and

•
by Ranger, prior to, but not after, the time the Baytex shareholders approve the Baytex share issuance resolution, if the Baytex board or a committee thereof has effected a Baytex recommendation change (as defined in “The Merger Agreement — Termination of the Merger Agreement”) (whether or not such Baytex recommendation change is permitted by the Merger Agreement).

For a more detailed explanation of the termination provisions of the Merger Agreement, as well as a discussion of the effect of termination and potential termination payments, see the section entitled “The Merger Agreement — Termination of the Merger Agreement,” on page 140.
Your Rights as a Baytex Shareholder Will Be Different from Your Rights as a Ranger Shareholder (page 42)
At the merger effective time, each eligible share will be converted into the right to receive the merger consideration, consisting of 7.49 Baytex common shares for each whole share of Ranger Class A common stock and $13.31 in cash, without interest. As a result, Ranger shareholders will have different rights once they become Baytex shareholders due to differences between the organizational documents of Baytex and Ranger and differences between Virginia law, under which laws Ranger is organized, and the laws of Alberta, under which laws Baytex is organized. For a summary of the material differences between the rights of Baytex shareholders and the existing rights of Ranger shareholders, see the section entitled “Comparison of Rights of Baytex and Ranger Shareholders,” on page 168.
Historical and Unaudited Pro Forma Consolidated Financial Information
The following tables present each of Baytex’s and Ranger’s net income and adjusted EBITDA, Baytex’s pro forma net income and adjusted EBITDA and a reconciliation of each such measure of adjusted EBITDA to the applicable measure of net income, in each case, for the year ended December 31, 2022 and three month period ended March 31, 2023. The historical and unaudited pro forma consolidated financial information presented below has been derived from the audited historical financial statements of Baytex and Ranger as of and for the year ended December 31, 2022 and from the unaudited interim financial statements of Baytex and Ranger as of and for the three month period ended March 31, 2023, with certain pro forma adjustments to give pro forma effect to the Merger Transactions. See “Unaudited Pro Forma Consolidated Financial Information” for an explanation of the pro forma transaction accounting adjustments.
The unaudited pro forma consolidated computation of adjusted EBITDA for the year ended December 31, 2022 and three month period ended March 31, 2023 presents the combined non-IFRS measure of Baytex and Ranger giving pro forma effect to the Merger Transactions as if the Merger Transactions had occurred on January 1, 2022. Adjusted EBITDA is a non-IFRS measure that Baytex uses to monitor its financial leverage and compliance with financial covenants and is calculated by adjusting net income or loss for financing and interest expenses, income tax, non-recurring items, and certain unrealized and non-cash transactions as set forth in the following table. Adjusted EBITDA does not have a standardized meaning prescribed by IFRS or GAAP and may not be comparable with calculations of similar measures presented by other reporting issuers. Adjusted EBITDA allows Baytex’s management to evaluate its financial performance and compare results between periods without regard to capital structure. Baytex management believes adjusted EBITDA provides useful information in assessing its financial condition, results of operations and cash flows and is widely used by the industry and the investment community.
Period Ended March 31, 2023	Baytex	USD Ranger	CAD Ranger(1)	Presentation conforming adjustments	Note(2)	CAD Ranger Adjusted Balances (Note 3g)	Financing Transactions (Note 3h)	Notes(2)	Merger Transactions	Note(2)	Pro forma consolidated
	IFRS	GAAP	GAAP	IFRS		IFRS					IFRS
Net income	$51,441	$113,791	$153,928	$(29,071)		$124,857	(17,824)		$(23,896)		$134,578
Transaction costs	8,871	—	—	3,334		3,334	—		(12,205)	6a	—
Exploration and evaluation	163	—	—	—		—	—		—		163
Depletion and depreciation	165,999	85,303	115,389	27,847	3d	143,236	—		14,013	6b	323,248
Non-cash share-based compensation	—	—	—	2,774	3c	2,774	—		—		2,774
Financing and interest	23,725	14,718	19,909	1,224	3f	21,133	17,824	6c	—		62,682
Unrealized financial derivatives (gain) loss	(9,210)	(33,016)	(44,661)	—		(44,661)	—		—		(53,871)
Unrealized foreign exchange gain	(213)	—	—	—		—	—		—		(213)
Loss on dispositions	336	—	—	—		—	—		—		336
Non-cash other income	(1,271)	349	472	—		472	—		—		(799)
Current income tax expense	1,120	185	250	—		250	—		—		1,370
Deferred income tax expense	15,523	806	1,090	—		1,090	—		22,088	6d	38,701
Adjusted EBITDA	$256,484	$182,136	$246,377	$6,108		$252,485	$0		$0		$508,969

Year Ended December 31, 2022	Baytex	USD Ranger	CAD Ranger(3)	Presentation conforming adjustments	Note(2)	CAD Ranger Adjusted Balances (Note 3g)	Financing Transactions (Note 3h)	Notes(2)	Merger Transactions	Note(2)	Pro forma consolidated
	IFRS	GAAP	GAAP	IFRS		IFRS					IFRS
Net income	$855,605	$464,518	$604,430	$(125,346)		$479,084	(50,866)		$(228,023)		$1,055,800
Transaction costs	—	—	—	—		—	—		100,843	6a	100,843
Exploration and evaluation	30,239	—	—	—		—	—		—		30,239
Depletion and depreciation	587,050	244,455	318,085	119,720	3d	437,805	—		75,712	6b	1,100,567
Impairment reversal	(267,744)	—	—	—		—	—		—		(267,744)
Non-cash share-based compensation	3,159	—	—	7,227	3c	7,227	—		—		10,386
Financing and interest	104,817	46,774	60,862	5,626	3f	66,488	50,866	6c	—		222,171
Unrealized financial derivatives (gain) loss	(135,471)	(20,706)	(26,943)	—		(26,943)	—		—		(162,414)
Unrealized foreign exchange loss	45,073	—	—	—		—	—		—		45,073
Gain on dispositions	(4,898)	—	—	—		—	—		—		(4,898)
Non-cash other income	(4,009)	(361)	(470)	—		(470)	—		—		(4,479)
Current income tax expense	3,594	764	994	—		994	—		—		4,588
Deferred income tax expense	31,716	3,422	4,453	—		4,453	—		51,468	6d	87,637
Adjusted EBITDA	$1,249,131	$738,866	$961,411	$7,227		$968,638	$0		$0		$2,217,769

(1)
The Ranger consolidated financial information for the period ended March 31, 2023 was translated from USD to CAD using the period average exchange rate of $1.35.

(2)
See “Unaudited Pro Forma Consolidated Financial Information” for an explanation of the pro forma transaction accounting adjustments.

(3)
The Ranger consolidated financial information for the year ended December 31, 2022 was translated from USD to CAD using the 2022 average exchange rate of $1.30.

Summary Pro Forma Combined Proved Reserves and Production Data
The following tables present the estimated pro forma combined net proved developed and undeveloped oil, NGLs, bitumen and natural gas reserves as of December 31, 2022.
The pro forma combined reserves information gives effect to the Merger Transactions as if they had been completed on January 1, 2022; however, the proved reserves presented below represent the respective estimates made as of December 31, 2022, by Baytex and Ranger while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2022, or subsequent to the completion of the Merger Transactions. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined business. With respect to the disclosures below, the amounts were determined by referencing the “Supplemental Disclosures about Extractive activities — Oil and Gas (unaudited)” reported as Exhibit 99.10 to Baytex’s Annual Report on Form 40-F and reported in the notes to the consolidated financial statements of Ranger included in Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022, respectively, each of which is incorporated by reference into this proxy statement/prospectus. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the aforementioned Form 40-F of Baytex and notes to the consolidated financial statements of Ranger and other documents that have been incorporated by reference. See “Where You Can Find Additional Information” within this proxy statement/prospectus.
For more information on the pro forma combined proved reserves, see Note 7 to the unaudited pro forma consolidated financial statements.
	As of December 31, 2022
	Baytex Historical	Ranger Historical	Baytex Pro Forma Combined
Proved reserves:
Oil (MBbls)	123,017	169,232	292,250
Natural gas (MMcf)	235,729	245,069	480,798
NGLs (MBbls)	52,895	44,408	97,303
Bitumen (MBbls)	4,465	—	4,465
Total (MBoe)	219,666	254,485	474,151
Proved developed reserves:
Oil (MBbls)	66,496	69,881	136,377
Natural gas (MMcf)	123,947	106,566	230,513
NGLs (MBbls)	23,160	19,136	42,296
Bitumen (MBbls)	898	—	898
Total (MBoe)	111,213	106,778	217,991
Proved undeveloped reserves:
Oil (MBbls)	56,521	99,351	155,872
Natural gas (MMcf)	111,782	138,503	250,285
NGLs (MBbls)	29,735	25,272	55,007
Bitumen (MBbls)	3,567	—	3,567
Total (MBoe)	108,453	147,707	256,160
The following table presents the individual and estimated pro forma combined average daily sales volumes for Baytex and Ranger for the year ended December 31, 2022 and the three months ended March 31, 2023. This pro forma combined sales volume data gives effect to the Merger Transactions as if they had been completed on January 1, 2022; however, the sales volume data presented below represents the respective results of Baytex and Ranger while they were separate companies. These results have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2022, March 31, 2023, or subsequent to the completion of the Merger Transactions. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined business. The amounts presented in the table below are net of royalties and similar payments and are based on U.S. Standards. Ranger data is based on average daily sales volumes presented in Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and Baytex’s data has been adjusted from Baytex’s average daily production volume presented in its Annual Information Form for the year ended December 31, 2022 and subsequent filings with the SEC, to reflect sales on a net basis for consistency with U.S. Standards.
	For the Year Ended December 31, 2022
	Baytex Historical	Ranger Historical	Baytex Pro Forma Combined
Average daily sales volumes:
Liquids
Oil (bbls/d)	47,060	29,227	76,288
NGLs (bbls/d)	8,121	6,041	14,162
Total liquids (bbls/d)	55,181	35,268	90,450
Natural gas (mcf/d)	67,759	33,151	100,910
Total (boe/d)	66,474	40,793	107,267

	For the Three Months Ended March 31, 2023
	Baytex Historical	Ranger Historical	Baytex Pro Forma Combined
Average daily sales volumes:
Liquids
Oil (bbls/d)	53,476	35,458	88,934
NGLs (bbls/d)	5,856	6,725	12,581
Total liquids (bbls/d)	59,332	42,183	101,515
Natural gas (mcf/d)	66,627	39,283	105,909
Total (boe/d)	70,437	48,730	119,167
Summary of Risk Factors (page 17)
The Merger Transactions contemplated by the Merger Agreement involve risks. In considering the Merger Transactions, including whether to vote for the Ranger Proposals, you should carefully consider the information about these risks set forth under the section entitled “Risk Factors” on page 17, a summary of which is set forth below, together with the other information included or incorporated by reference in this proxy statement/prospectus.
Risks Relating to the Merger Transactions
•
Because the number of Baytex common shares constituting part of the merger consideration is fixed and the market price of Baytex common shares has fluctuated and will continue to fluctuate, Ranger shareholders cannot be sure of the value of the merger consideration they will receive in the Merger Transactions prior to the closing of the Merger Transactions.

•
The Baytex common shares to be received by Ranger shareholders at the merger effective time will have different rights from shares of Ranger Class A common stock.

•
The Merger Transactions are subject to various closing conditions, including regulatory and shareholder approvals as well as other uncertainties, and there can be no assurances as to whether and when they may be completed.

•
In order to complete the Merger Transactions, Baytex and Ranger must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the Merger Transactions may be delayed, jeopardized or prevented and the anticipated benefits of the Merger Transactions could be reduced.

•
After Baytex’s combination with Ranger, Baytex may fail to realize projected benefits of the combination, which could adversely affect the value of Baytex common shares.

•
The announcement and pendency of the Merger Transactions could adversely affect each of Ranger’s and Baytex’s business, results of operations and financial condition.

•
Ranger and Baytex will incur substantial transaction fees and costs in connection with the Merger Transactions.

•
Completion of the Merger Transactions may trigger change in control or other provisions in certain agreements to which Ranger is a party.

•
Significant demands will be placed on Baytex and Ranger as a result of the combination of the two companies.

•
The unaudited pro forma reserve and production data included in this proxy statement/prospectus is presented for illustrative purposes only and may not be indicative of the reserves or production of the combined company following the combination of Baytex and Ranger.

•
The unaudited pro forma consolidated financial information of Ranger and Baytex is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company following the combination of Baytex and Ranger.

•
Baytex or Ranger may waive one or more of the closing conditions without re-soliciting shareholder approval.

•
The opinion of Ranger’s financial advisor rendered to the Ranger board does not reflect changes in circumstances between the signing of the Merger Agreement and the closing of the Merger Transactions.

•
While the Merger Transactions are pending, Baytex and Ranger are subject to business uncertainties and contractual restrictions that could materially adversely affect Baytex and Ranger’s operating results, financial position and/or cash flows or result in a loss of employees, suppliers, vendors or customers.

•
To consummate the Merger Transactions and fund the operations of the combined company, Baytex expects to refinance the Ranger credit facility and senior notes with a combination of new committed credit facilities and the Baytex 8.500% Senior Notes. The debt commitment letters that provide for the new committed credit facilities contain certain conditions to close.

•
Failure by Baytex to successfully execute its business strategy and objectives regarding the combined company’s business may materially adversely affect the future results of the combined company and the market value of Baytex common shares.

•
Failure to complete the Merger Transactions could negatively impact the price of the Ranger Class A common stock, and future business and financial results.

•
Directors and executive officers of Ranger have interests in the Merger Transactions that may differ from the interests of Ranger shareholders generally, including, if the Merger Transactions are completed, the receipt of financial and other benefits.

•
Except in specified circumstances, if the merger effective time has not occurred by the outside date, either Ranger or Baytex may choose not to proceed with the Merger Transactions.

•
As a foreign private issuer, Baytex follows certain home country corporate governance practices instead of otherwise applicable SEC and NYSE requirements, which may reduce the frequency and scope of information and protections to which investors are entitled.

•
As a foreign private issuer, Baytex is not subject to the provisions of Regulation FD or U.S. proxy rules and will be exempt from filing certain Exchange Act reports, which could result in the Baytex common shares being less attractive to investors.

•
Baytex may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

•
Baytex discloses reserves information in accordance with Canadian standards and Ranger discloses reserves information accordance with U.S. Standards. There are significant differences in the types of volumes disclosed and the basis from which the volumes are economically determined under U.S. Standards and Canadian standards, and the difference between the reported volumes under the two disclosure standards can, therefore, be material.

•
Baytex is organized under the laws of Alberta and a substantial portion of its assets are, and many of its directors and officers reside, outside of the U.S. As a result, it may not be possible for shareholders to enforce civil liability provisions of the securities laws of the U.S. against Baytex, its officers, or members of the Baytex board.

•
The Canadian laws and regulations applicable to Baytex and its shareholders may adversely affect its ability to take actions that could be deemed beneficial to Baytex shareholders.

•
Resales of Baytex common shares following the Merger Transactions may cause the market value of Baytex common shares to decline.

•
The market value of Baytex common shares may decline as a result of the combination of Baytex and Ranger.

•
Current Baytex and Ranger shareholders will have a reduced ownership and voting interest after the Merger Transactions and will have less input into the management of the combined company.

•
Ranger and Baytex may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger Transactions from being completed.

•
The combined company may be exposed to increased litigation, which could have an adverse effect on the combined company’s business and operations.

RISK FACTORS
You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this proxy statement/prospectus, before making a decision on the Ranger Proposals. As Baytex shareholders following the merger effective time, Ranger shareholders will be subject to all risks inherent in the business of Baytex in addition to the risks relating to Ranger. The market value of Baytex common shares will reflect the performance of the business relative to, among other things, that of the competitors of Baytex and Ranger and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss.
In addition, Ranger’s and Baytex’s respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in the case of Ranger, in its Annual Report on Form 10-K for the year ended December 31, 2022, and, in the case of Baytex, in its Annual Report on Form 40-F and corresponding Annual Information Form for the year ended December 31, 2022, and subsequent filings with the SEC which are incorporated by reference into this proxy statement/prospectus.
For more information, please see the section entitled “Where You Can Find Additional Information” on page 196.
Risks Relating to the Merger Transactions
Because the number of Baytex common shares constituting part of the merger consideration is fixed and the market price of Baytex common shares has fluctuated and will continue to fluctuate, Ranger shareholders cannot be sure of the value of the merger consideration they will receive in the Merger Transactions prior to the closing of the Merger Transactions.
At the merger effective time, each eligible share will be converted into the right to receive 7.49 Baytex common shares and $13.31 in cash, without interest. Because the number of Baytex common shares that constitute part of the merger consideration is fixed, the value of the merger consideration will depend on the market price of Baytex common shares at the merger effective time. The market price of Baytex common shares has fluctuated since the date of the announcement of the Merger Transactions and is expected to continue to fluctuate from the date of this proxy statement/prospectus until the closing date, which could occur a considerable amount of time after the date hereof. Changes in the price of Baytex common shares may result from a variety of factors, including, among others, crude oil and natural gas prices, general market and economic conditions, changes in Baytex’s and Ranger’s respective businesses, operations and prospects, risks inherent in their respective businesses, changes in market assessments of the likelihood that the Merger Transactions will be completed and/or the value that may be generated by the Merger Transactions and changes with respect to expectations regarding the timing of the Merger Transactions and regulatory considerations. Many of these factors are beyond Ranger’s and Baytex’s control.
The Baytex common shares to be received by Ranger shareholders at the merger effective time will have different rights from shares of Ranger Class A common stock.
At the merger effective time, Ranger shareholders will no longer be shareholders of Ranger but will instead have the right to become shareholders of Baytex. The rights of former Ranger shareholders will then be governed by Alberta law and by the terms of the Baytex Articles and Baytex By-laws, which are in some respects materially different than the terms of the Ranger Articles and Ranger Bylaws, which currently govern the rights of Ranger shareholders. See the section of this proxy statement/prospectus entitled “Comparison of Rights of Baytex and Ranger Shareholders,” on page 168 for a discussion of the different rights associated with Baytex common shares and Ranger common stock.
The Merger Transactions are subject to various closing conditions, including regulatory and shareholder approvals as well as other uncertainties, and there can be no assurances as to whether and when they may be completed.
Closing of the Merger Transactions is subject to the satisfaction or waiver of a number of conditions specified in the Merger Agreement, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the completion of the Merger Transactions. These conditions include, among other things: (1) receipt of the Ranger shareholder approval; (2) receipt of the Baytex shareholder approval; (3) effectiveness of the Form F-4 (of which this proxy statement/prospectus forms a part) in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced; (4) the absence of any injunction or similar order prohibiting or making illegal the consummation of the Merger Transactions; (5) approval of applicable antitrust authorities; (6) the Baytex common shares issuable in the company merger having been approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements; (7) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (8) compliance by each party in all material respects with such party’s obligations under the Merger Agreement; and (9) with respect to Baytex, the absence of a Ranger material adverse effect, and with respect to Ranger, the absence of a Baytex material adverse effect; and (10) consummation of the Opco Unit Exchange.
The governmental authorities from which authorizations are required have broad discretion in administering the governing laws and regulations and may take into account various facts and circumstances in their consideration of the Merger Transactions contemplated by the Merger Agreement. These governmental authorities may initiate proceedings or otherwise seek to prevent the Merger Transactions. As a condition to authorization of the Merger Transactions contemplated by the Merger Agreement, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of Baytex’s business after the combination of Baytex and Ranger following receipt of final antitrust approval. Additionally, if the marketing period has not ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement, the closing can be delayed until the second business day following the final day of the marketing period (provided that Baytex may elect to terminate the marketing period early on no less than two business days’ notice to Ranger).
Baytex and Ranger cannot provide any assurance that all required consents and approvals will be obtained or that all closing conditions will otherwise be satisfied (or waived, if applicable), and, if all required consents and approvals are obtained and all closing conditions are satisfied (or waived, if applicable), Baytex and Ranger cannot provide any assurance as to the terms, conditions and timing of such consents and approvals or the timing of the completion of the Merger Transactions. Many of the conditions to completion of the Merger Transactions are not within either Ranger’s or Baytex’s control, and neither company can predict when or if these conditions will be satisfied (or waived, if applicable). Any delay in completing the Merger Transactions could cause Ranger and/or Baytex not to realize some or all of the benefits that each expects to achieve if the Merger Transactions are successfully completed within the expected timeframe. Moreover, if the company merger is not completed by October 15, 2023, either Baytex or Ranger may choose not to proceed with the company merger, and the parties can mutually decide to terminate the Merger Agreement at any time, before or after shareholder approval. In addition, Baytex and Ranger may elect to terminate the Merger Agreement in certain other circumstances as further detailed in the Merger Agreement.
In order to complete the Merger Transactions, Baytex and Ranger must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the Merger Transactions may be delayed, jeopardized or prevented and the anticipated benefits of the Merger Transactions could be reduced.
On April 12, 2023 (at 11:59 p.m. Eastern Time), the waiting period under the HSR Act expired. The expiration of the waiting period under the HSR Act satisfies one of the conditions of the Merger Transactions. No assurance can be given that other required consents, orders and approvals will be obtained or that the required conditions to the completion of the Merger Transactions will be satisfied. Even if all such consents, orders and approvals are obtained and such conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents, orders and approvals. For example, these consents, orders and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of Ranger and Baytex or may impose requirements, limitations or costs or place restrictions on the conduct of Ranger’s or Baytex’s business, and if such consents, orders and approvals require an extended period of time to be obtained, such extended period of time could increase the chance that an adverse event occurs with respect to Ranger or Baytex. Such extended period of time also may increase the chance that other adverse effects with respect to Ranger or Baytex could occur, such as the loss of key personnel. Even if all necessary approvals are obtained, no assurance can be given as to the terms, conditions and timing of such approvals. For more information, see the sections entitled “The Merger — Regulatory Approvals Required for the Merger Transactions” and “The Merger Agreement — Conditions to Completion of the Company Merger,” on pages 87 and 139, respectively.
The Ranger special meeting may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. Notwithstanding the foregoing, if the Ranger Merger Proposal is approved by Ranger shareholders, Ranger may not be required to seek further approval of Ranger shareholders.
After Baytex’s combination with Ranger, Baytex may fail to realize projected benefits of the combination, which could adversely affect the value of Baytex common shares.
Baytex and Ranger have operated and, pending closing of the company merger, will continue to operate independently. The success of Baytex’s combination with Ranger will depend, in part, on Baytex’s ability to realize the anticipated benefits from combining the businesses of Ranger and Baytex following the company merger, including operational and financial benefits that Baytex and Ranger believe the combined company will achieve. The anticipated benefits of Baytex’s combination with Ranger may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that Baytex and Ranger do not currently foresee. Some of the assumptions that have been made, which include but are not limited to, increased shareholder returns, enhanced inventory and a lower asset level free cash flow break-even price, may not be realized. The integration process may, for Ranger and Baytex, result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the Merger Transactions that were not discovered in the course of performing due diligence. Coordinating certain aspects of the operations and personnel of Baytex with Ranger after the combination of Baytex and Ranger will involve complex operational, technological and personnel-related challenges. Additionally, the integration will require significant time and focus from management following the combination which may disrupt the business of the combined company.
The announcement and pendency of the Merger Transactions could adversely affect each of Ranger’s and Baytex’s business, results of operations and financial condition.
The announcement and pendency of the Merger Transactions could cause disruptions in and create uncertainty surrounding Ranger’s and Baytex’s business, including affecting Ranger’s and Baytex’s relationships with their existing and future customers, suppliers and employees, which could have an adverse effect on Ranger’s or Baytex’s business, results of operations and financial condition, regardless of whether the Merger Transactions are completed. In particular, Ranger and Baytex could potentially lose important personnel as a result of the departure of employees who decide to pursue other opportunities in light of the Merger Transactions. Ranger and Baytex could also potentially lose customers or suppliers, and new customer or supplier contracts could be delayed or decreased. The attention of Ranger’s and Baytex’s respective management may be directed towards closing the Merger Transactions, including obtaining required approvals and other Transaction-related considerations and may be diverted from the day-to-day business operations of Ranger and Baytex and matters related to the Merger Transactions may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to Ranger and Baytex. Additionally, the Merger Agreement requires each party to obtain the other party’s consent prior to taking certain specified actions while the Merger Transactions are pending. These restrictions may prevent Baytex and Ranger from pursuing otherwise attractive business opportunities prior to the closing of the Merger Transactions. Any of these matters could adversely affect the businesses of, or harm the results of operations, financial condition or cash flows of Ranger or Baytex and the market value of Ranger Class A common stock or Baytex common shares.
If the Merger Transactions do not close, the prices of Ranger Class A common stock and Baytex common shares may fall to the extent that the current prices of Ranger Class A common stock and Baytex common shares reflect a market assumption that the Merger Transactions will close. In addition, the failure to close the Merger Transactions may result in negative publicity or a negative impression of Ranger or Baytex in the investment community and may affect Ranger’s and Baytex’s relationship with employees, customers, suppliers and other partners in the business community.

Ranger and Baytex will incur substantial transaction fees and costs in connection with the Merger Transactions.
Ranger and Baytex have incurred and expect to incur additional material non-recurring expenses in connection with the Merger Transactions, including costs relating to obtaining required approvals and, in the case of Ranger, compensation payments to its executives triggered by the change in control of Ranger as a result of the Merger Transactions. Ranger and Baytex have incurred significant financial services, accounting, tax and legal fees in connection with the process of negotiating and evaluating the terms of the Merger Transactions. Additional significant unanticipated costs may be incurred in the course of coordinating and combining the businesses of Ranger and Baytex. Even if the Merger Transactions do not close, Ranger and Baytex will need to pay certain costs relating to the Merger Transactions incurred prior to the date the Merger Transactions were abandoned, such as financial advisory, accounting, tax, legal, filing and printing fees. Such costs may be significant and could have an adverse effect on the parties’ future results of operations, cash flows and financial condition. In addition to its own fees and expenses, if the Merger Agreement is terminated under specified circumstances, Ranger will be required to pay to Baytex a $60.0 million termination payment. In addition to its own fees and expenses, if the Merger Agreement is terminated under specified circumstances, Baytex may be required to pay $100.0 million to Ranger. For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement,” on page 140.
Completion of the Merger Transactions may trigger change in control or other provisions in certain agreements to which Ranger is a party.
The completion of the Merger Transactions may trigger change in control or other provisions in certain agreements to which Ranger is a party. If Ranger is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, or seeking monetary damages. Even if Ranger is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Ranger.
Significant demands will be placed on Baytex and Ranger as a result of the combination of the two companies.
As a result of the combination of Baytex and Ranger, significant demands will be placed on the managerial, operational, and financial personnel and systems of Baytex and Ranger. Baytex and Ranger cannot assure you that their respective systems, procedures and controls will be adequate to support the expansion of operations following and resulting from the combination of the two companies. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions and to implement and expand its operational and financial controls and reporting systems in response to the Merger Transactions.
The unaudited pro forma reserve and production data included in this proxy statement/prospectus is presented for illustrative purposes only and may not be indicative of the reserves or production of the combined company following the combination of Baytex and Ranger.
The pro forma reserve and production information in this proxy statement/prospectus is presented for illustrative purposes only, is based on certain assumptions, addresses a hypothetical situation and reflects limited historical reserves and production data. Therefore, the pro forma reserve and production information is not necessarily indicative of what the combined company’s actual reserve or production data would have been had the Merger Transactions been completed on the date indicated or of the future reserve or production of the combined company. Accordingly, the combined company’s reserves and production may differ significantly from those indicated by the pro forma reserve and production information included in this proxy statement/prospectus. See the section entitled “Unaudited Pro Forma Consolidated Financial Information,” on page 148, for additional information.
The unaudited pro forma consolidated financial information of Ranger and Baytex is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company following the combination of Baytex and Ranger.
The unaudited pro forma consolidated financial information included in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of Baytex and Ranger,

is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial condition of the combined company after the combination of Baytex and Ranger. In addition, the unaudited pro forma consolidated financial information included in this proxy statement/prospectus is based in part on certain assumptions regarding the Merger Transactions. These assumptions may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following the combination of Baytex and Ranger. Accordingly, the historical information incorporated by reference in this proxy statement/prospectus and unaudited pro forma consolidated financial information included in this proxy statement/prospectus does not necessarily represent the combined company’s results of operations and financial condition had Ranger and Baytex operated as a combined entity during the periods presented, or of the combined company’s results of operations and financial condition after the combination of Baytex and Ranger. The combined company’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.
In preparing the unaudited pro forma consolidated financial information contained in this proxy statement/prospectus, Baytex has given effect to, among other items, the combination of Baytex and Ranger, the payment of the merger consideration and the indebtedness of Baytex on a consolidated basis after giving effect to the combination of Baytex and Ranger, including the indebtedness of Ranger. The unaudited pro forma consolidated financial information may not reflect all of the costs that are expected to be incurred by Ranger and Baytex in connection with the Merger Transactions. For more information, see the section entitled “Unaudited Pro Forma Consolidated Financial Information,” on page 148.
Baytex or Ranger may waive one or more of the closing conditions without re-soliciting shareholder approval.
Certain conditions to Baytex’s and Ranger’s obligations, respectively, to close the Merger Transactions may be waived, in whole or in part, to the extent legally permissible, either unilaterally or by agreement of Baytex and Ranger. In the event that any such waiver does not require re-solicitation of Baytex’s or Ranger’s shareholders or an amendment of this proxy statement/prospectus, as applicable, the parties will have the discretion to close the Merger Transactions without seeking further approval of Baytex or Ranger shareholders, as applicable.
The opinion of Ranger’s financial advisor rendered to the Ranger board does not reflect changes in circumstances between the signing of the Merger Agreement and the closing of the Merger Transactions.
The Ranger board has received an opinion from BofA Securities, Ranger’s financial advisor, dated February 27, 2023, to the effect that, as of the date of the opinion and based on and subject to the various assumptions and limitations as described in its written opinion, the merger consideration to be received by the Ranger shareholders was fair, from a financial point of view, to the Ranger shareholders, but has not obtained an updated opinion as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Baytex or Ranger, general market and economic conditions and other factors that may be beyond the control of Baytex or Ranger, and on which the forecasts and assumptions used by BofA Securities in connection with the rendering of its opinion may have been based, may significantly alter the value of Baytex or Ranger or the prices of the Baytex common shares or of the shares of Ranger Class A common stock by the time the Merger Transactions are completed. The opinion did not speak as of the time the Merger Transactions will be completed or as of any date other than the date of such opinion and the Ranger board does not anticipate asking BofA Securities to update its opinion. The Ranger board’s recommendation that Ranger shareholders vote “FOR” approval of the Ranger Merger Proposal, however, is made as of the date of this proxy statement/prospectus.
For a description of the opinion that the Ranger board received from BofA Securities, see the section entitled “The Merger — Opinion of BofA Securities, Inc. — Financial Advisor to Ranger” on page 60. A copy of the opinion of BofA Securities is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein in its entirety.
While the Merger Transactions are pending, Baytex and Ranger are subject to business uncertainties and contractual restrictions that could materially adversely affect Baytex and Ranger’s operating results, financial position and/or cash flows or result in a loss of employees, suppliers, vendors or customers.
The Merger Agreement generally requires Baytex and Ranger to use reasonable best efforts to conduct their respective business in all material respects in the ordinary course prior to the earlier of the termination of the Merger Agreement and the closing date, including using their reasonable best efforts to preserve substantially intact their present business organization, goodwill and assets and preserve their existing relationships with governmental entities and their significant customers, suppliers and others having significant business dealings with them. In addition, the Merger Agreement includes a variety of specified restrictions on the conduct of both parties’ businesses, which, in the event the Merger Agreement is not earlier terminated, expire on the closing date. Among other things and subject to the other terms of the Merger Agreement and certain other exceptions and limitations, Baytex and Ranger may not, outside of the ordinary course of business, incur additional indebtedness, issue additional shares of their stock outside of their equity incentive plans, repurchase common stock, pay dividends, acquire assets, securities or property, dispose of businesses or assets, enter into certain material contracts or make certain additional capital expenditures. The parties may find that these and other contractual restrictions in the Merger Agreement delay or prevent them from making certain changes, or limit their ability to make certain changes, during such period, even if their management believes that making certain changes may be advisable. The pendency of the Merger Transactions may also divert managements’ attention and either parties’ resources from ongoing business and operations.
Baytex’s and Ranger’s employees, suppliers, vendors or customers may experience uncertainties about the effects of the Merger Transactions. It is possible that some employees, suppliers, vendors or customers and other parties with whom Baytex and Ranger have a business relationship with may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationship with Baytex or Ranger as a result of the proposed acquisition. Similarly, current and prospective employees may experience uncertainty about their future roles with Baytex and Ranger following completion of the Merger Transactions, which may materially and adversely affect Baytex’s and Ranger’s ability to attract and retain key employees. If any of these effects were to occur, it could materially and adversely impact Baytex’s and Ranger’s operating results, financial position, cash flows and/or stock price.
To consummate the Merger Transactions and fund the operations of the combined company, Baytex expects to refinance the Ranger credit facility and senior notes with a combination of new committed credit facilities and the Baytex 8.500% Senior Notes. The debt commitment letters that provide for the new committed credit facilities contain certain conditions to close.
On February 27, 2023, CIBC, RBC and BNS entered into a debt commitment letter with Baytex providing for a debt financing transaction, the proceeds of which will be used to partially fund the Merger Transactions. Pursuant to the debt commitment letters, CIBC, RBC and BNS committed to provide the Baytex new bank facility and the Baytex term loan, and CIBC and RBC committed to provide the Baytex bridge loan.
On April 27, 2023, Baytex closed the private offering of the Baytex 8.500% Senior Notes that generated net proceeds of $776.7 million. The gross proceeds of the offering were deposited into escrow pending satisfaction of certain escrow release conditions, including the consummation of the Merger Transactions. Upon satisfaction of the escrow release conditions, Baytex intends to use the net proceeds from the offering, together with borrowings under its credit facilities, to pay a portion of the merger consideration, to repay indebtedness outstanding under the Ranger credit facility, to pay any termination payments payable upon any early termination of Ranger’s hedge agreements, to satisfy, discharge and redeem the Ranger senior notes, to repay indebtedness owing to any exiting lenders under the Baytex bank facility and to pay fees and expenses in connection with the foregoing.
At the closing of the company merger, Baytex intends to increase the revolving capacity of the Baytex new bank facility from the current US$1.0 billion committed amount to US$1.1 billion, with the current maturity date of April 1, 2026 remaining unchanged, and to amend the facility to provide for the Baytex term loan, which will mature two years from the closing date of the company merger. As a result of the completion of the Baytex 8.500% Senior Notes offering, no borrowings are available under the Baytex bridge loan.
The commitment of the Baytex term loan and Baytex new bank facility are described in the debt commitment letter. However, Baytex has not entered into definitive agreements for such debt financing, and the obligation of the lenders to provide the debt financing under the debt commitment letter is subject to a number of customary conditions. There can be no assurance that Baytex will be able to obtain the debt financing under the debt commitment letter. In the event that the debt financing contemplated above is not available, other financing may not be available on acceptable terms, in a timely manner or at all. If Baytex is unable to obtain debt financing, the Merger Transactions may be delayed or not be completed. Baytex’s obligation to complete the Merger Transactions is not conditioned upon the receipt of any financing.
Failure by Baytex to successfully execute its business strategy and objectives regarding the combined company’s business may materially adversely affect the future results of the combined company and the market value of Baytex common shares.
The success of the combination of Baytex and Ranger will depend, in part, on the ability of Baytex to successfully execute the combined company’s business strategy. If Baytex is not able to achieve its business strategy on a timely basis, the anticipated benefits of the combination of Baytex and Ranger may not be realized fully or at all, and the combination may materially adversely affect the results of operations, financial condition, and prospects of the combined company and the market value of Baytex common shares.
Failure to complete the Merger Transactions could negatively impact the price of the Ranger Class A common stock, and future business and financial results.
If the Merger Transactions are not completed for any reason, Ranger’s ongoing business may be materially and adversely affected and Ranger would be subject to a number of risks, including, but not limited to, the following:
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Ranger may experience negative reactions from the financial markets, including negative impacts on trading prices of the Ranger Class A common stock, and from Ranger’s employees, suppliers, vendors, regulators or customers;

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Ranger will be required to pay Baytex a termination payment of $60.0 million, if the Merger Agreement is terminated in certain circumstances, including because the Ranger board has changed its recommendation in favor of the Merger Transactions;

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the Merger Agreement places certain restrictions on the conduct of Ranger’s business, and such restrictions, the waiver of which is subject to the consent of Baytex, may prevent Ranger from making certain material acquisitions, entering into or amending certain contracts, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Merger Transactions that Ranger would have made, taken or pursued if these restrictions were not in place; and

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matters relating to the Merger Transactions (including integration planning) will require substantial commitments of time and resources by Ranger’s management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Ranger as an independent company.

In addition, Ranger could be subject to litigation related to any failure to complete the Merger Transactions or related to any proceeding to specifically enforce Ranger’s performance obligations under the Merger Agreement.
If any of these risks materialize, they may materially and adversely affect Ranger’s business, financial condition, financial results and stock price.
Directors and executive officers of Ranger have interests in the Merger Transactions that may differ from the interests of Ranger shareholders generally, including, if the Merger Transactions are completed, the receipt of financial and other benefits.
In considering the recommendations of the Ranger board, Ranger shareholders should be aware that, aside from their interests as Ranger shareholders, Ranger’s directors and executive officers have interests in the Merger Transactions that are different from, or in addition to, the interests of other Ranger shareholders generally. These interests include, among others, the potential payment of severance payments and benefits and acceleration of certain equity-based awards.

These interests are described in more detail in the section entitled “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger,” on page 79.
Except in specified circumstances, if the merger effective time has not occurred by the outside date, either Ranger or Baytex may choose not to proceed with the Merger Transactions.
Either Ranger or Baytex may terminate the Merger Agreement if the merger effective time has not occurred by October 15, 2023 (i.e., the outside date). However, this right to terminate the Merger Agreement will not be available to Ranger or Baytex if such party has failed to fulfill any covenant or agreement under the Merger Agreement that has been the primary cause of or resulted in the failure to consummate the Merger Transactions on or before the outside date. For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement,” on page 140.
As a foreign private issuer, Baytex follows certain home country corporate governance practices instead of otherwise applicable SEC and NYSE requirements, which may reduce the frequency and scope of information and protections to which investors are entitled.
As a foreign private issuer, in reliance on NYSE rules that permit a foreign private issuer to follow the corporate governance practices of its home country, Baytex is permitted to follow certain Canadian corporate governance practices instead of those otherwise required under the corporate governance standards for U.S. domestic issuers, including, for example, certain internal controls as well as board, committee and director independence requirements. Baytex is required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under the NYSE listing standards in its annual report filed with the SEC or on its website. Baytex follows Canadian home country practices with regard to matters such as obtaining shareholder approval for certain dilutive events. Accordingly, Baytex’s shareholders may not be afforded the same protection as provided under NYSE corporate governance rules. Following Canadian home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the NYSE may provide less protection than is accorded to investors in U.S. domestic issuers.
As a foreign private issuer, Baytex is not subject to the provisions of Regulation FD or U.S. proxy rules and will be exempt from filing certain Exchange Act reports, which could result in the Baytex common shares being less attractive to investors.
As a foreign private issuer, Baytex is exempt from a number of requirements under U.S. securities laws that apply to public companies that are not foreign private issuers. In particular, Baytex is exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements, and Baytex’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Baytex will not be required under the Exchange Act to file annual and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and Baytex will generally be exempt from filing quarterly reports with the SEC under the Exchange Act. Baytex will also be exempt from the provisions of Regulation FD, which prohibits the selective disclosure of material nonpublic information to, among others, broker-dealers and holders of a company’s securities under circumstances in which it is reasonably foreseeable that the holder will trade in Baytex’s securities on the basis of the information. Further, certain information may be provided by Baytex in accordance with Canadian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. For example, Baytex’s financial statements are currently presented in accordance with IFRS and its reserves and production disclosure is presented in accordance with the rules of Canadian Securities Regulators. In addition, disclosure with respect to Baytex annual meetings of shareholders will be governed by Canadian law. These exemptions and leniencies may reduce the frequency and scope of information and protections to which you are entitled as an investor.
Baytex may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.
Baytex would lose its foreign private issuer status if a majority of its shares are held by U.S. residents and a majority of its directors or executive officers are U.S. citizens or residents, more than half of its assets are located in the United States, or its business is administered principally in the United States. After giving effect to the Merger Transactions, Baytex believes more than half of its assets may be located in the United States and U.S. ownership of its shares will increase significantly. As a result, Baytex could experience a loss of its foreign private issuer status in the future, which would make compliance with certain U.S. regulatory provisions mandatory. The regulatory and compliance costs to Baytex under U.S. securities laws as a U.S. domestic issuer may be significantly higher than the costs Baytex incurs as a Canadian foreign private issuer eligible to use the Multi-Jurisdictional Disclosure System (“MJDS”). If Baytex ceases to be a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and will be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, and to report reserve and production information under U.S. Standards. Baytex may also be required to modify certain of its policies to comply with the governance obligations of U.S. domestic issuers. Such modifications will involve additional costs. In addition, Baytex would lose its ability to rely upon exemptions from certain corporate governance requirements on the NYSE that are available to foreign private issuers.
Baytex discloses reserves information in accordance with Canadian standards and Ranger discloses reserves information accordance with U.S. Standards. There are significant differences in the types of volumes disclosed and the basis from which the volumes are economically determined under U.S. Standards and Canadian standards, and the difference between the reported volumes under the two disclosure standards can, therefore, be material.
Baytex’s reserves information that is included in Baytex’s Annual Report on Form 40-F and incorporated by reference herein have been prepared in accordance with guidelines specified in National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), as adopted by the Canadian Securities Administrators, and the Canadian Oil and Gas Evaluation Handbook (“COGE Handbook”). Ranger’s reserves information has been prepared in accordance with the SEC disclosure requirements set forth in the U.S. Standards. There are significant differences in the types of volumes disclosed and the basis from which reserves volumes are economically determined under the U.S. Standards and NI 51-101, and the difference between reported reserves under the two disclosure standards can, therefore, be material. For example, the COGE Handbook and NI 51-101 require disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas the U.S. Standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months and that the standardized measure reflect discounted future net income taxes related to the company’s operations. In addition, the COGE Handbook and NI 51-101 permit the presentation of reserves estimates on a “company gross” basis (representing the company’s working interest share before deduction of royalties) and “company net” basis (after the deduction of royalties and similar payments), whereas the U.S. Standards require the presentation of net reserve estimates after the deduction of royalties and similar payments only. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGE Handbook, and those applicable under the U.S. Standards, along with NI 51-101 requiring a more granular product type classification than required by U.S. Standards. NI 51-101 also requires that proved undeveloped reserves be reviewed annually for retention or reclassification if development has not proceeded as previously planned, while the U.S. Standards impose a five-year limit after initial booking for the development of proved undeveloped reserves. Finally, the SEC prohibits disclosure of oil and gas resources in SEC filings, including contingent resources, whereas Canadian securities regulatory authorities allow disclosure of oil and gas resources. Resources are different than, and should not be construed as, reserves. The foregoing is not an exhaustive summary of Canadian or U.S. reserves reporting requirements.
Except for the supplemental reserve information and standardized measure of discounted future net cash flows prepared in accordance with the provisions of ASC 932 included as Exhibit 99.10 to Baytex’s Annual Report on Form 40-F, all data on oil and natural gas reserves contained in the documents incorporated by reference into this proxy statement/prospectus by Baytex generally have been prepared and are presented in accordance with NI 51-101 and the COGE Handbook, which are not comparable in all respects to U.S. Standards or other foreign disclosure standards. As a consequence, except for the reserves information presented in accordance with ASC 932, Baytex’s reserves estimates and certain production volumes that are presented on a gross basis may not be comparable to those made by Ranger under U.S. Standards.

Baytex is organized under the laws of Alberta and a substantial portion of its assets are, and many of its directors and officers reside, outside of the U.S. As a result, it may not be possible for shareholders to enforce civil liability provisions of the securities laws of the U.S. against Baytex, its officers, or members of the Baytex board.
Baytex is organized under the laws of Alberta. A substantial portion of Baytex’s assets are located outside the United States, and many of Baytex’s directors and officers and some of the experts named in this proxy statement/prospectus are residents of jurisdictions outside of the United States and the assets of such persons may be located outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon Baytex and those directors, officers and experts, or to enforce judgments obtained in U.S. courts against Baytex or such persons either inside or outside of the United States, or to enforce in U.S. courts judgments obtained against Baytex or such persons in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities laws of the United States. There is no certainty that civil liabilities predicated solely upon the federal securities laws of the United States can be enforced in Canada, whether by original action or by seeking to enforce a judgment of U.S. courts. In addition, punitive damages awards in actions brought in the U.S. or elsewhere may be unenforceable in Canada.
The Canadian laws and regulations applicable to Baytex and its shareholders may adversely affect its ability to take actions that could be deemed beneficial to Baytex shareholders.
Because Baytex is organized under the laws of Alberta, the Ranger shareholders will be subject to different corporate protections and requirements than a corporation organized under the laws of a state of the United States. The Baytex By-laws and the Baytex Articles, set forth various rights and obligations that are applicable to Baytex as an Alberta corporation. These requirements may limit or otherwise adversely affect the ability of Baytex’s shareholders to take actions relative to their ability as Ranger shareholders.
Provisions of the laws of the Province of Alberta and the federal laws of Canada may also have the effect of delaying or preventing a change of control or changes in Baytex’s management. For example, the ABCA includes provisions that require any shareholder proposal that includes nominations for the election of directors to be signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.
The Investment Canada Act requires that a non-Canadian must file an application for review with the Minister of Innovation, Science and Industry and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. As a “Canadian business,” an acquisition of control of Baytex shares by a non-Canadian would be subject to a suspensory review if these thresholds are exceeded. Furthermore, acquisitions of Baytex common shares which exceed certain thresholds may be subject to suspensory review under the Competition Act (Canada) (the “Competition Act”). This legislation permits the Commissioner of Competition appointed under the Competition Act to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in Baytex.
Resales of Baytex common shares following the Merger Transactions may cause the market value of Baytex common shares to decline.
Based on the number of shares of Ranger common stock and Ranger equity awards outstanding as of May 17, 2023, Baytex expects to issue or reserve for issuance an aggregate of approximately 323,323,741 Baytex common shares at the merger effective time in connection with the Merger Transactions. The issuance of these new Baytex common shares could have the effect of depressing the market value for the Baytex common shares. The increase in the number of Baytex common shares may lead to sales of such Baytex common shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, Baytex common shares.
The market value of Baytex common shares may decline as a result of the combination of Baytex and Ranger.
The market value of the Baytex common shares may decline as a result of the combination of Baytex and Ranger if, among other things, the combined company is unable to achieve the expected growth in revenues and earnings, or if the operational cost savings estimates in connection with the integration of Ranger’s and Baytex’s businesses are not realized or if costs related to the Merger Transactions are greater than expected. The market value of the Baytex common shares also may decline if the combined company does not achieve the perceived benefits of the combination as rapidly or to the extent anticipated by the market or if the effect of the combination on the combined company’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. In addition, some Ranger shareholders may decide not to continue to hold the Baytex common shares they receive as a result of the Merger Transactions, and any such sales of Baytex common shares could have the effect of depressing their market price. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Baytex common shares, regardless of Baytex’s actual operating performance after the combination of Baytex and Ranger.
Current Baytex and Ranger shareholders will have a reduced ownership and voting interest after the Merger Transactions and will have less input into the management of the combined company.
Based on the number of shares of Ranger common stock, shares of Ranger Class A common stock issuable pursuant to Ranger equity awards and Baytex common shares, in each case, outstanding on May 17, 2023, at the merger effective time, former Ranger shareholders and holders of Ranger’s share-based awards, collectively, are expected to own approximately 37% of the outstanding Baytex common shares, including for these purposes, the shares underlying the Converted Baytex TRSU awards. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Treatment of Ranger Equity Awards,” on page 123 for a more detailed explanation. Consequently, current Baytex shareholders in the aggregate will have less input into the management and policies of the combined company than they currently have over the management and policies of Baytex, and Ranger shareholders in the aggregate will have significantly less input into the management and policies of the combined company than they currently have over the management and policies of Ranger.
Ranger and Baytex may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger Transactions from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into business combination transactions. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger Transactions, then that injunction may delay or prevent the Merger Transactions from being completed.
Purported stockholders of Ranger and Baytex have sent letters to Ranger and Baytex alleging that the proxy statement/prospectus contains materially misleading and incomplete statements and demanding that Ranger and Baytex provide supplemental disclosures under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Ranger and Baytex believe that the allegations in the demand letters are without merit. Additional demands or lawsuits arising out of or relating to the Merger Agreement and the Merger Transactions may be received or filed in the future, which may seek (among other relief) to enjoin the Merger Transactions. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, Ranger and Baytex will not necessarily disclose such additional demands or complaints.
The combined company may be exposed to increased litigation, which could have an adverse effect on the combined company’s business and operations.
The combined company may be exposed to increased litigation from shareholders, customers, suppliers, consumers and other third parties due to the combination of Baytex’s business and Ranger’s business. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations.
Baytex and Ranger may have difficulty attracting, motivating and retaining executives and other key employees in light of the combination of Baytex and Ranger.
Baytex’s success after closing the Merger Transactions will depend in part on the ability of Baytex to retain key executives and other employees with critical skills and knowledge which are crucial for the combined company to achieve key milestones and synergy realization. Uncertainty about the effect of the Merger Transactions on Baytex and Ranger employees may have an adverse effect on each of Baytex and Ranger separately and consequently the combined company. This uncertainty may impair Baytex’s and/or Ranger’s ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the Merger Transactions, as employees of Baytex and Ranger may experience uncertainty about their future roles in the combined company.
Additionally, Ranger’s officers and employees may hold shares of Ranger Class A common stock, and, if the Merger Transactions close, these officers and employees will be entitled to the merger consideration in respect of such shares of Ranger Class A common stock.
Furthermore, if key employees of Baytex or Ranger depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become employees of the combined company, Baytex may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and the combined company’s ability to realize the anticipated benefits of the Merger Transactions may be materially and adversely affected. No assurance can be given that the combined company will be able to attract or retain key employees to the same extent that Baytex and Ranger have been able to attract or retain employees in the past.
The Merger Agreement contains provisions that make it more difficult for Ranger to pursue alternatives to the Merger Transactions and may discourage other companies from trying to acquire Ranger.
The Merger Agreement contains provisions that make it more difficult for Ranger to sell its business to a party other than Baytex. These provisions include a general prohibition on Ranger soliciting any competing proposal. Further, there are only limited circumstances in which Ranger may terminate the Merger Agreement to accept a competing proposal and limited exceptions to Ranger’s agreement that the Ranger board will not withdraw or modify in a manner adverse to Baytex the recommendation the Ranger board in favor of the adoption of the Merger Agreement. In the event that the Ranger board makes an adverse recommendation change and Baytex terminates the Merger Agreement as a result thereof, then Ranger will be required to pay to Baytex a termination payment of $60.0 million. See “The Merger Agreement — No Solicitation; Changes in Recommendation” and “The Merger Agreement — Termination of the Merger Agreement,” on pages 124 and 140, respectively, of this proxy statement/prospectus.
Additionally, the Class B Holders, representing approximately 54% of the outstanding shares of Ranger common stock, have agreed, except in limited circumstances, to vote in favor of the Merger Agreement and the Merger Transactions. These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Ranger or pursuing an alternative transaction with Ranger either from considering or proposing such a transaction, even if a third-party acquiror were prepared to pay consideration with a higher per share price than the per share price proposed to be received in the company merger.
If a competing proposal to acquire Ranger or Baytex is made, consummation of the Merger Transactions may be delayed or impeded.
If a competing proposal to acquire Ranger or Baytex is made, the attention of Ranger’s and Baytex’s respective management may be diverted away from the Merger Transactions, which may delay or impede consummation of the Merger Transactions. Matters related to such competing proposal, including any potential related litigation, may require commitments of time and resources of both parties and their respective representatives, which could otherwise have been devoted to the Merger Transactions.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the sections entitled “The Merger — Certain Unaudited Prospective Ranger Financial Information” on page 68 were based on assumptions of, and information available to, the management team of Ranger when prepared and these estimates and assumptions are subject to uncertainties, many of which are beyond the control of Ranger and may not be realized. Many factors mentioned in this proxy statement/prospectus, including the risks outlined in this “Risk

Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from the estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
The financial estimates set forth in the forecasts included under the section entitled “The Merger — Certain Unaudited Prospective Ranger Financial Information” on page 68 were based on assumptions that were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants or any other regulatory or professional body. Further, any forward- looking statement speaks only as of the date on which it is made, and Ranger and Baytex do not undertake any obligation, other than as required by applicable law, to update the financial estimates in this proxy statement/prospectus to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The Ranger prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Ranger’s management. See “The Merger — Certain Unaudited Prospective Ranger Financial Information” on page 68 for more information. Grant Thornton LLP and KPMG LLP have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Grant Thornton LLP and KPMG LLP do not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP and KPMG LLP reports incorporated by reference in this proxy statement/prospectus relate to Ranger’s and Baytex’s previously issued audited financial statements as of and for the year ended December 31, 2022, respectively. Such reports do not extend to the prospective financial information and should not be read to do so.
Exchange rate fluctuations may adversely affect the foreign currency value of Baytex common shares and any dividends.
The Baytex common shares are quoted in Canadian dollars on the TSX and in U.S. dollars on the NYSE. Dividends in respect of Baytex common shares, if any, are anticipated to be declared in Canadian dollars. Baytex’s financial statements are prepared in Canadian dollars. Fluctuations in the exchange rate between the U.S. dollar and Canadian dollar will affect, among other matters, the U.S. dollar value of Baytex common shares, whether or not traded on the TSX or the NYSE, and of any dividends in respect of such shares.
Ranger shareholders will not be entitled to appraisal rights in the proposed company merger.
Because the Ranger Class A common stock will be listed on the NASDAQ as of the Ranger Record Date for the Ranger special meeting and Ranger shareholders are solely receiving Baytex common shares (and such shares are listed on NYSE as of the Ranger Record Date) and cash (including cash in lieu of fractions thereof) as merger consideration in exchange for their Ranger Class A common stock, no appraisal rights are available under Article 15 of the VSCA with respect to the company merger or the other Merger Transactions.
Upon completion of the company merger, Ranger shareholders will become Baytex shareholders, and the market price of Baytex common shares may be affected by factors different from those that historically have affected Ranger.
Upon completion of the company merger, Ranger shareholders will become Baytex shareholders. Baytex’s business differs from Ranger’s, and accordingly, the results of operations of Baytex will be affected by some factors that are different from those currently affecting the results of operations of Ranger. For a discussion of the businesses of Ranger and Baytex and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find Additional Information.”
Risks Relating to Ranger’s and Baytex’s Business.
You should read and consider the risk factors specific to Ranger’s and Baytex’s business that will also affect the combined company following the Merger Transactions. These risks are described in Ranger’s

Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, Baytex’s Annual Report on Form 40-F for the year ended December 31, 2022, and subsequent reports filed with the SEC which are incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information,” on page 196 for the location of information incorporated by reference into this proxy statement/prospectus.
An investment in common shares of Baytex involves a number of risks disclosed in such risk factors as well as those set forth below.
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect Baytex’s or Ranger’s current and projected business operations and their financial condition and results of operations.
Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Although neither Baytex nor Ranger has deposit accounts with, or is a borrower under or party to any material letter of credit or any other similar instruments with any financial institution currently in receivership, if any of their lenders or counterparties to such instruments were to be placed into receivership, they may be unable to access such funds. In addition, if any of Baytex’s or Ranger’s suppliers or other parties with whom they conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to Baytex or Ranger or to enter into new commercial arrangements requiring additional payments to Baytex or Ranger could be adversely affected. In this regard, counterparties to institutions that have entered receivership or experienced liquidity shortages, may experience direct impacts from the closure of financial institutions and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.
Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program. Additionally, Baytex and Ranger maintain cash balances at third-party financial institutions in excess of the FDIC standard insurance limits, and there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of such banks or financial institutions, or that they would do so in a timely fashion.
Access to funding sources and other credit arrangements in amounts adequate to finance the Merger Transactions or Baytex’s post-closing business operations could be significantly impaired by the foregoing factors that affect Baytex, any financial institutions with which Baytex enters into credit agreements or arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which Baytex or Ranger have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.
The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on Baytex’s or Ranger’s current and projected business operations and Baytex’s or Ranger’s financial condition and results of operations. These risks include, but may not be limited to, the following:

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delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

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inability to enter into credit facilities or other working capital resources;

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potential or actual breach of contractual obligations that require Baytex and Ranger to maintain letters of credit or other credit support arrangements; or

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termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for Baytex and Ranger to acquire financing on acceptable terms or at all. Any decline in available funding or access to cash and liquidity resources could, among other risks, adversely impact Baytex’s and Ranger’s ability to meet operating expenses or other obligations, financial or otherwise, result in breaches of Baytex’s and Ranger’s financial and/or contractual obligations, or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors, could have material adverse impacts on Baytex’s and Ranger’s liquidity and their current and/or projected business operations and financial condition and results of operations.
In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by Baytex’s or Ranger’s partners, vendors or suppliers, which in turn, could have a material adverse effect on Baytex’s and Ranger’s current and/or projected business operations and results of operations and financial condition. For example, a partner may fail to make payments when due, default under their agreements with Baytex or Ranger, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with Baytex and Ranger as a customer. In addition, a vendor or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on Baytex and Ranger, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. The bankruptcy or insolvency of any partner, vendor or supplier, or the failure of any partner to make payments when due, or any breach or default by a partner, vendor or supplier, or the loss of any significant supplier relationships, could cause Baytex and Ranger to suffer material losses and may have a material adverse impact on their business.
The additional indebtedness that Baytex expects to incur in connection with the Merger Transactions could adversely affect Baytex’s financial position, including by decreasing its business flexibility or adversely affecting its ability to satisfy its debt obligations or achieve its desired credit ratings.
Baytex’s consolidated borrowings were approximately US$0.7 billion as of March 31, 2023. Baytex has already incurred US$800 million of debt, and expects to incur an additional approximately US$0.4 billion of debt in connection with the Merger Transactions, as a result of obtaining financing to complete the Merger Transactions and to refinance debt assumed in the Merger Transactions. Baytex’s pro forma borrowings as at March 31, 2023, if the acquisition of Ranger had been completed on that same date, would have been approximately US$1.9 billion, of which US$0.7 billion would have been at variable rates of interest. As of March 31, 2023, Baytex would have had US$0.6 billion of available borrowing capacity under the Baytex new bank credit facility after giving pro forma effect to the Merger Transactions and the expected financing.
This increased level of borrowings could have the effect, among other things, of reducing Baytex’s liquidity and the combined company’s flexibility to respond to changing business and economic conditions. Also, the combined company’s ability to make payments of principal and interest on its indebtedness will depend upon its future performance, which will be subject to general economic, financial and business conditions, sufficient cash flow, the implementation of the integration with Ranger and other factors affecting its operations, many of which will be beyond the combined company’s control.
Accordingly, the amount of cash required to service the combined company’s increased borrowing levels after the combination of Baytex and Ranger, and thus the demands on the combined company’s cash resources, will be greater than the amount of cash flows required to service Baytex’s borrowings prior to the combination. If Baytex completes the acquisition of Ranger and obtains control of Ranger but does not achieve the expected benefits and cost savings from the acquisition, or if the financial performance of the combined company does not meet current expectations, then Baytex’s ability to service its indebtedness may be adversely impacted. The increased levels of borrowings after the combination of Baytex and Ranger could also reduce funds available for the combined company’s investments including capital expenditures and other activities, and the payment of dividends and may create competitive disadvantages for the combined company relative to other companies with lower debt levels.
The agreements that will govern Baytex’s indebtedness that will be incurred in connection with the Merger Transactions may contain various affirmative and negative covenants that may, subject to certain customary exceptions, restrict the combined company’s ability to, among other things, create liens over its property, change its line of business and/or merge or consolidate with any other person or sell or convey certain of its assets to another person. In addition, some of the agreements that will govern the combined company’s new debt financings may contain financial covenants that will require it to maintain certain financial ratios. Various risks, uncertainties and events beyond the combined company’s control could affect its ability to comply with these covenants and failure to comply with them could result in an event of default, which, if not cured or waived, could accelerate repayment obligations. Under these circumstances, the combined company may not have sufficient funds or other resources to satisfy all of its obligations.
In conjunction with the Merger Transactions, Baytex may issue debt securities that will be rated by various credit rating agencies. Some of these debt securities’ credit ratings may be publicly disclosed and could impact the cost and availability of future borrowings and, accordingly, Baytex’s cost of capital. Baytex’s credit ratings reflect each credit rating organization’s opinion of Baytex’s financial and business strength, operating performance and ability to meet Baytex’s debt obligations. If any of Baytex’s future credit ratings are less favorable than anticipated or reduced, Baytex may not be able to sell additional debt securities, borrow money or refinance its debt, at the times or interest rates or upon the more favorable terms and conditions that might be available if Baytex’s current credit ratings are maintained.
The combined company may be subject to new or additional income or other tax levies that may fluctuate and impact its results of operations and cash flows.
The combined company and its subsidiaries will be subject to income and other taxes in Canada,the United States and other jurisdictions. Changes in tax laws or interpretations thereof or tax rates in the jurisdictions in which the combined company and its subsidiaries are organized or do business could adversely affect the combined company’s results from operations, returns to shareholders, and cash flow. The combined company’s effective tax rates could also be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. While Baytex and Ranger believe that they and their subsidiaries are in compliance with current prevailing tax laws and requirements, one or more taxing jurisdictions could seek to impose incremental or new taxes, and Baytex, Ranger and their subsidiaries could be subject to assessment, reassessment, audit, investigation, inquiry or judicial or administrative proceedings by any such taxing jurisdiction. The timing or impacts of any such assessment, reassessment, audit, investigation, inquiry or judicial or administrative proceedings or any future changes in tax laws, including the impacts of proposed regulations, cannot be predicted. Any adverse tax developments, including legislative changes, judicial holdings, or administrative interpretations, could have a material and adverse effect on the results of operations, financial condition, and cash flows of the combined company.
Changes in tax laws or the interpretation thereof or the imposition of new or increased taxes or fees may increase the combined company’s future tax liability and adversely affect the combined company’s operations and cash flows.
From time to time, U.S. federal and state level legislation has been proposed that would, if enacted into law, make significant changes to tax laws, including to certain key U.S. federal and state income tax provisions currently available to natural gas and oil exploration and development companies. Such legislative changes have included, but have not been limited to, (i) the elimination of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) an extension of the amortization period for certain geological and geophysical expenditures, (iv) the elimination of certain other tax deductions and relief previously available to oil and natural gas companies, and (v) an increase in the U.S. federal income tax rate applicable to corporations. For example, the Biden Administration’s budget proposal released on March 9, 2023, includes an increase in the U.S. federal income tax rate applicable to corporations from 21% to 28% and an increase in the excise tax on stock repurchases, originally enacted as part of the Inflation Reduction Act of 2022 (the “stock buyback tax”), from 1% to 4%. In addition, the U.S. Treasury Department and IRS have released preliminary guidance that would potentially cause Baytex’s U.S. subsidiaries to be subject to the stock buyback tax with respect to any share repurchases made by Baytex under certain circumstances. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. Additionally, states in which the combined company will operate or own assets may impose new or increased taxes or fees on natural gas and oil extraction. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws or the imposition of new or increased taxes or fees on natural gas and oil extraction could increase the combined company’s future tax liability and adversely affect the combined company’s operations and cash flows.
The combined company may be subject to additional U.S. federal income tax as a result of the corporate alternative minimum tax (“CAMT”).
The Inflation Reduction Act of 2022 includes, among other things, the CAMT. Under the CAMT, a 15% minimum tax will be imposed on certain financial statement income of “applicable corporations” in taxable years beginning after December 31, 2022. The CAMT generally treats a U.S. corporation as an applicable corporation in any taxable year following a taxable year in which (i) the “average annual adjusted financial statement income” of the corporation and certain of its subsidiaries and affiliates exceeds $1 billion for a specified three taxable year period and (ii) in the case of a foreign-parented multinational group such as the combined company, such financial statement income of the corporation and certain of its U.S. subsidiaries and affiliates exceeds $100 million for such period. Based on Baytex’s current interpretation of the rules related to the CAMT, as well as a number of operational, economic, accounting and regulatory assumptions, Baytex does not expect the combined company to be subject to the CAMT as a result of the company merger. However, the combined company’s U.S. subsidiaries may be treated as applicable corporations in future years. Further, although the U.S. Department of the Treasury and the IRS are expected to release regulations and interpretive guidance relating to the CAMT, there is currently limited guidance on the application of the CAMT rules. The application of the CAMT rules is further complicated in the context of combining the financial statement income results of each of Baytex and Ranger as a result of the company merger. Accordingly, Baytex’s current expectations regarding the applicability of the CAMT are subject to a number of uncertainties, and its intended position is not free from doubt. Any significant variance from Baytex’s current interpretation of the CAMT rules could result in a change in the analysis of the application of the CAMT to the combined company and its impact on the combined company’s operations and cash flows.
The combined company’s ability to use Ranger’s existing net operating loss (“NOL”) carryforwards, acquired in the company merger, to offset future income subject to U.S. federal income tax will be subject to certain limitations.
As of March 31, 2023, Ranger had U.S. federal NOL carryforwards of approximately $715 million, which are subject to various limitations. For example, the use of Ranger’s U.S. federal NOL carryforwards generated on or after January 1, 2018, is generally limited to 80% of Ranger’s taxable income. Additionally, some of Ranger’s U.S. federal NOL carryforwards expire between 2032 and 2037 while others have no expiration date. The combined company’s ability to utilize U.S. NOL carryforwards to reduce future income subject to U.S. federal income tax will also be subject to various limitations, including under Section 382 of the Code (“Section 382”). Section 382 generally imposes an annual limitation on the amount of NOL carryforwards that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more shareholders (or groups of shareholders) who are each deemed to own at least 5% of such corporation’s stock, have a cumulative change in their ownership of more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. As a result of the company merger, Ranger is expected to undergo such an ownership change. Accordingly, utilization of Ranger’s NOL carryforwards is expected to be subject to an annual limitation under Section 382, generally determined by multiplying the value of Ranger’s stock at the time of the company merger by the applicable long-term tax-exempt rate in effect during the month in which the ownership change occurs, subject to certain adjustments. This limitation is expected to be substantial, and although any unused annual limitation may be carried over to later years, the limitation could result in a portion of Ranger’s NOL carryforwards expiring prior to their utilization. In addition, if the combined company becomes subject to the CAMT, such NOLs cannot be used to reduce income subject to the CAMT.
Baytex’s operations are subject to numerous stringent environmental, health and safety laws and regulations that may expose Baytex and the combined company to significant costs and liabilities.
Baytex’s operations are subject to stringent and complex federal, state, provincial and local environmental, health, and safety laws and regulations, including those relating to the release, emission or discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials and wastes, the health and safety of Baytex’s employees and other persons. From time to time, Baytex has been, and in the future may be, issued violations from government entities that its operations have failed to comply with such laws and regulations. Failure to comply with such laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of Baytex’s or the combined company’s operations.
Investor sentiment regarding the oil and gas industry may impact Baytex’s access to capital as evolving environmental, social and governance disclosure standards are attracting increased scrutiny from stakeholders and could lead to more costly policies and practices being implemented and consequently may adversely affect Baytex’s financial condition and results of operations.
A number of factors relating to Baytex’s operations, including the impact of oil and natural gas operations on the environment, the effects of the use of hydrocarbons on climate change, ecological damage relating to spills of petroleum products during production and transportation, and human rights, could affect certain investors’ sentiments towards investing in the oil and natural gas industry. As a result of these concerns, some institutional, retail, and governmental investors have announced that they are no longer willing to fund or invest in companies in the oil and natural gas industry, or are reducing the amount thereof over time. Any reduction in the investor base interested or willing to invest in the oil and natural gas industry may result in limiting Baytex’s access to capital, increasing its cost of capital, and decreasing the price and liquidity of Baytex’s securities. In addition, more stringent regulation with respect to the environment (including climate change) as well as increased attention to environmental, social, and governance (“ESG”) matters may result in restrictions on access to capital, both of which could adversely impact Baytex’s ability to develop its reserves.
In addition, practices and disclosures relating to ESG matters (including but not limited to climate change and emissions, diversity and inclusion, data security and privacy, ethical sourcing, and water, waste and ecological management) are attracting increasing scrutiny by stakeholders. Certain stakeholders are requesting that issuers develop and implement more robust ESG policies and practices, such as emission reduction goals and environmental targets. To the extent Baytex announces such goals, they are meant to be aspirational and Baytex cannot guarantee that it will be able to meet them on the timeline originally estimated or at all. Developing and implementing such policies and practices can involve significant costs and require a significant time commitment from the Baytex board, executive management team, and employees of Baytex and are subject to a number of assumptions, uncertainties, and estimates and rely on scenarios or projections that may not prove accurate as a result of factors outside Baytex’s control. In addition, failing to implement the policies and practices, as requested or expected by the Baytex stakeholders, may result in such investors reducing their investment in Baytex, or not investing in Baytex at all. Baytex’s response to addressing ESG matters and any negative perception thereof can also impact Baytex’s reputation, business prospects, ability to hire and retain qualified employees, and vulnerability to activist shareholders. Such risks could adversely affect Baytex’s business, future operations, and profitability.
Baytex’s business operations, financial position, results of operations, and cash flows have been and may in the future be materially and adversely affected by the COVID-19 pandemic.
The initial outbreak of COVID-19 negatively impacted the global economy and led to, among other things, reduced global demand for crude oil, disruption of global supply chains, and significant volatility and disruption of financial and commodity markets. In response to the initial outbreak of COVID-19, many state and local jurisdictions imposed quarantines and restrictions on their residents to control the spread of COVID-19. Such quarantines and restrictions resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, among other effects. During 2021 and 2022, the distribution of COVID-19 vaccines progressed and most government-imposed restrictions have been relaxed or rescinded. While the prices of and demand for crude oil have recovered, further outbreaks, or the emergence of new strains of the COVID-19 virus, could result in the reimposition of domestic and international regulations directing individuals to stay at home, limiting travel, requiring facility closures and imposing quarantines. Widespread implementation of these or similar restrictions could result in commodity price volatility and reduced demand for crude oil and natural gas, which could materially and adversely affect Baytex’s financial position and results of operations.
Baytex may be adversely affected by the effects of inflation.
Inflation in wages, materials, parts, equipment and other costs has the potential to adversely affect Baytex’s results of operations, cash flows and financial position by increasing our overall cost structure, particularly if oil and natural gas prices decline or remain stagnant. In addition, the existence of inflation in the economy has and may continue to result in higher interest rates, which could result in higher borrowing costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects.
The ongoing military action between Russia and Ukraine could adversely affect Baytex’s business, financial condition and results of operations.
In February 2022, Russian military forces invaded Ukraine and fighting between the two countries continues. While Baytex has no operations, personnel or assets in either country, the outcome of this ongoing military conflict is highly unpredictable and could lead to further market and other disruptions that could adversely affect Baytex, such as volatility in crude oil and natural gas prices, supply chain constraints and disruptions, increased prices for certain raw materials and component parts, instability in financial markets, higher inflation, changes in currency rates and increases in cyberattacks and espionage. As a result of this conflict, governments in the European Union, the United States, the United Kingdom, Switzerland and other countries have enacted sanctions against Russia and Russian interests. Such sanctions, and other measures, as well as existing and potential further responses from Russia or other countries to such sanctions, could exacerbate the foregoing risks. Any of these developments could adversely affect Baytex’s business, financial condition and results of operations.
Baytex cannot predict whether it will be able to successfully identify, acquire, develop or profitably manage future acquisitions.
Baytex may, from time to time, seek to expand its business and its operations by acquiring or developing additional businesses or assets in existing or new markets. Baytex expects to realize strategic opportunities and other benefits as a result of its acquisitions. However, there can be no assurances as to whether, or to what extent, such benefits or opportunities will be realized. Baytex cannot predict whether it will be able to successfully identify, acquire, develop or profitably manage additional acquisitions, or successfully integrate any acquired business or assets into Baytex’s business, or to adjust to an increased scope of operations as a result of such acquisitions. There is a risk that any future acquisitions could adversely impact Baytex’s operations and results.
Baytex is exposed to foreign currency risks including transaction exposure and translation exposure.
Baytex reports its financial results to the public in Canadian dollars; however, certain of its revenues and expenses are or will be denominated in currencies other than Canadian dollars, including, following the completion of the Merger Transactions, those of Ranger. Most oil prices are quoted in U.S. dollars and the price received by Canadian producers is therefore affected by the Canada/U.S. foreign exchange rate that may fluctuate over time. A material increase in the value of the Canadian dollar may negatively impact Baytex’s revenues. A substantial portion of Baytex’s operations and production will be in the United States and, as such, it will be exposed to greater foreign currency risk on both revenues and costs to the extent the value of the Canadian dollar decreases relative to the U.S. dollar. In addition, Baytex is exposed to foreign currency risk as certain of its indebtedness is denominated in U.S. dollars and the interest payable thereon is payable in U.S. dollars. Future Canada/U.S. foreign exchange rates could also impact the future value of Baytex’s reserves as determined by Baytex’s independent evaluator.
A decline in the value of the Canadian dollar relative to the U.S. dollar provides a competitive advantage to U.S. companies acquiring Canadian oil and gas properties and may make it more difficult for Baytex to replace reserves through acquisitions.
Baytex monitors for significant transactional currency risks. In response to fluctuations in foreign exchange rates, Baytex may utilize various derivative financial instruments and physical sales contracts to manage its exposure under its hedging program. The terms of these arrangements may limit the benefit to Baytex of favorable changes in these factors. There is also increased exposure to counterparty credit risk. To the extent that Baytex’s current hedging agreements are beneficial to Baytex, these benefits will only be realized for the period and for the quantities in those contracts. In addition, there is no certainty that Baytex will be able to obtain additional hedges at prices that have an equivalent benefit to Baytex, which may adversely impact Baytex’s earnings in future periods.
Risks Relating to Investing in and Ownership of the Baytex Common Shares following the Company Merger
The company merger could result in Baytex being treated as a U.S. corporation or a “surrogate foreign corporation” for U.S. federal income tax purposes.
Under current U.S. federal income tax law, a corporation is generally considered to be a tax resident in the jurisdiction of its organization or incorporation. Therefore, a corporation organized under the laws of the Canada would generally be treated as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code and the U.S. Treasury Regulations promulgated thereunder, however, contain rules that may cause a non-U.S. corporation that acquires the stock of a U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes under certain circumstances (an “inverted corporation”). If Baytex were an inverted corporation for U.S. federal income tax purposes, among other consequences, it would generally be subject to U.S. federal income tax on its worldwide income. As a result, dividends paid by Baytex, if any, would be subject to taxation by the United States as dividends from a U.S. corporation, and any share repurchases made by Baytex may be subject to the stock buyback tax. Regardless of the application of Section 7874 of the Code, Baytex is expected to be treated as a Canadian tax resident for Canadian tax purposes. Consequently, if Baytex were an inverted corporation for U.S. federal income tax purposes under Section 7874 of the Code, it could be liable for both U.S. and Canadian taxes and dividends paid by Baytex to its shareholders could be subject to both U.S. and Canadian withholding taxes.
In addition, even if Baytex is not an inverted corporation pursuant to Section 7874 of the Code, it may be subject to unfavorable treatment as a “surrogate foreign corporation” (within the meaning of Section 7874(a)(2)(B) of the Code) under certain circumstances (a “surrogate foreign corporation”). If Baytex were determined to be a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the U.S. Treasury Regulations promulgated thereunder, dividends, if any, made by Baytex would not qualify for “qualified dividend income” treatment, and U.S. affiliates of Baytex after the completion of the company merger, including Ranger and its subsidiaries, could be subject to increased taxation under Sections 7874 and 59A of the Code and the stock buyback tax with respect to any share repurchases made by Baytex.
Baytex does not expect to be an inverted corporation or a surrogate foreign corporation for U.S. federal income tax purposes, and Baytex intends to take this position on its tax returns. However, Baytex has not sought and will not seek any rulings from the IRS as to such tax treatment, and the closing of the company merger is not conditioned upon achieving, any particular tax treatment or receiving a ruling from any tax authority or opinion from any tax advisor in regards thereto. Further, there can be no assurance that your tax advisors, the IRS or a court will agree with the position that Baytex is not an inverted corporation or a surrogate foreign corporation pursuant to Section 7874 of the Code. Baytex is not representing to you that Baytex will not be an inverted corporation or a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code. The rules for determining whether a non-U.S. corporation is an inverted corporation or a surrogate foreign corporation for U.S. federal income tax purposes are complex, unclear, and the subject of ongoing regulatory change. Baytex’s intended position is not free from doubt. Further, the application of such rules must be finally determined after completion of the company merger, by which time there could be adverse changes to the relevant facts, law, and other circumstances. Please see the section entitled “The Merger — Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Baytex Common Shares — Tax Residence of Baytex for U.S. Federal Income Tax Purposes.”
If Baytex were a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. holders of Baytex common shares could be subject to adverse U.S. federal income tax consequences.
If Baytex is treated as a PFIC within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder (as defined in the section entitled “The Merger — Material U.S. Federal Income Tax Considerations — U.S. Holder and Non-U.S. Holder Defined”) holds Baytex common shares (regardless of whether Baytex remains a PFIC for subsequent taxable years), certain adverse U.S. federal income tax consequences may apply to such U.S. holder, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Under certain circumstances, certain elections may be available to U.S. holders of Baytex common shares to mitigate some of the adverse tax consequences resulting from PFIC status.
PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Based on the projected composition of Baytex’s income and assets, Baytex expects to take the position that it is not a PFIC for the taxable year of the company merger, but such position will not be free from doubt. Baytex’s PFIC status for the taxable year of the company merger or any subsequent taxable year will not be determinable until after the end of each such taxable year, and Baytex cannot assure you that it will not be a PFIC in the taxable year of the company merger or in any future taxable year. If Baytex were later determined to be a PFIC, you may be unable to make certain advantageous elections with respect to your ownership of Baytex common shares that would mitigate the adverse consequences of Baytex’s PFIC status, or making such elections retroactively could have adverse tax consequences to you. Baytex is not representing to you that Baytex will not be treated as a PFIC for the taxable year of the company merger or in any future taxable years. Baytex has not sought and will not seek any rulings from the IRS as to such tax treatment, and the closing of the company merger is not conditioned upon achieving, any particular tax treatment or receiving a ruling from any tax authority or opinion from any tax advisor in regards thereto. Further, there can be no assurance that your tax advisors, the IRS or a court will agree with the position that Baytex is not a PFIC. Please see the section entitled “The Merger — Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Baytex Common Shares — Passive Foreign Investment Company Rules.”
The Baytex common shares are, and will continue to be, traded on more than one market and this may result in price variations.
Trading in the Baytex common shares on the NYSE and TSX takes place in different currencies (U.S. dollars on the NYSE and Canadian dollars on the TSX), and at different times (resulting from different trading days and different public holidays in the United States and Canada). The trading prices of the Baytex common shares on these two markets may at times differ due to these and other factors. Any decrease in the price of the Baytex common shares on the TSX could cause a decrease in the trading price of the Baytex common shares on the NYSE and vice versa.
If Baytex fails to maintain an effective system of internal control over financial reporting, the accuracy and timing of its financial reporting in future periods may be adversely affected.
The Sarbanes-Oxley Act and related rules and regulations require that management report annually on the effectiveness of Baytex’s internal control over financial reporting and assess the effectiveness of Baytex’s disclosure controls and procedures on a quarterly basis. Effective internal controls are necessary for Baytex to provide timely and reliable financial reports and effectively prevent fraud.

If Baytex fails to maintain proper and effective internal controls, Baytex’s ability to produce accurate financial statements could be impaired, which could adversely affect Baytex’s business, financial condition or results of operations. In addition, failure to maintain adequate financial and management processes and controls could lead to fraud or errors in Baytex’s financial reporting and could harm its ability to manage its expenses or collect on its service agreements. Implementing any necessary and appropriate changes to Baytex’s internal controls may entail substantial costs in order to modify Baytex’s existing accounting and information technology systems, may take a significant period of time to complete and may distract its officers, directors and employees from the operation of Baytex’s business. Any failure to maintain adequate internal control over financial reporting, or consequent inability to produce accurate financial statements, could increase Baytex’s operating costs and could materially impair its ability to operate its business.
Additionally, when evaluating internal controls over financial reporting, Baytex may identify material weaknesses If Baytex identifies any material weaknesses and deficiencies in its internal control over financial reporting, or if Baytex is unable to conclude in its annual reports that its disclosure controls and procedures are effective, investors may lose confidence in the accuracy and completeness of Baytex’s financial reports and the market price of its common stock could be negatively affected, and Baytex could become subject to investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if Baytex fails to remediate any material weakness, its financial statements could be inaccurate, and Baytex could face restricted access to capital markets.
The payment of future cash dividends by Baytex may vary depending on various factors and conditions beyond Baytex’s control and the reduction or suspension of cash dividends by Baytex would negatively impact the market value of the Baytex common shares.
The amount and frequency of future cash dividends paid by Baytex, if any, is subject to the discretion of the Baytex board and may vary depending on a variety of factors and conditions existing from time to time, including, among other things, significant declines and volatility in commodity prices, restricted cash flows, capital expenditure requirements, debt service requirements, operating costs, foreign exchange rates, the risk factors included or incorporated by reference herein and the satisfaction of the liquidity and solvency tests imposed by applicable corporate law for the declaration and payment of dividends. Depending on these and various other factors, many of which are beyond the control of Baytex, Baytex may be unable to commence payment of a dividend following closing of the Merger Transactions or such dividends could be reduced or suspended entirely or made less frequently. The market value of the Baytex common shares may deteriorate if cash dividends are not paid, reduced or suspended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
From time to time, Baytex and Ranger make written or oral forward-looking statements within the meaning of certain securities laws. Certain statements in this proxy statement/prospectus, including information incorporated by reference into this proxy statement/prospectus, may contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). In some cases, forward-looking statements can be identified by terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “objective”, “ongoing”, “outlook”, “potential”, “project”, “plan”, “should”, “target”, “would”, “will” or similar words suggesting future outcomes, events or performance. The forward-looking statements contained in this proxy statement/prospectus speak only as of the date hereof and are expressly qualified by this cautionary statement.
Specifically, this proxy statement/prospectus and documents incorporated by reference contain forward-looking statements relating to, but not limited to:
•
the timing and completion of the Merger Transactions, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent;

•
the potential of a topping bid;

•
the realization of anticipated benefits of the Merger Transactions and the timing and quantum thereof;

•
the success of integration plans and the time it takes to implement such integration plans;

•
changes in business strategies, plans and objectives;

•
changes in intentions of allocating annual free cash flow to shareholder returns through dividends, share buybacks and debt reduction;

•
Baytex’s intention to amend and increase the revolving capacity of the Baytex bank facility; and

•
Baytex’s goal of building value by developing assets and completing selective acquisitions.

Because forward-looking statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, among others, those contained in the risk factors incorporated by reference, from Ranger’s annual and interim reports on Form 10-K and 10-Q and Baytex’s Annual Information Form as well as the following:
•
all of the risks and uncertainty related to the Merger Transactions, including the risk that the conditions to the closing of the Merger Transactions are not satisfied;

•
risks related to completed acquisitions, including the Merger Transactions, including the risk that the benefits of the acquisitions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues;

•
the sustained market uncertainty of, and volatility of commodity prices for crude oil, NGLs, and natural gas;

•
general economic conditions, including a potential crisis in the financial services industry and as a result of governmental actions to address elevated inflation levels caused by labor shortages, supply shortages and increased demand, and other inflationary pressures;

•
the impact of world health events, including the COVID-19 pandemic, economic slowdown, governmental actions, stay-at-home orders and interruptions to our operations or our customer’s operations;

•
risks related to and the impact of actual or anticipated other world health events;

•
the ability to satisfy short-term and long-term liquidity needs, including the ability to generate sufficient cash flows from operations or to obtain adequate financing on favorable terms, including access to the capital markets, to fund capital expenditures and meet working capital needs;

•
the ability to access capital, including through lending arrangements and the capital markets, as and when desired;

•
negative events or publicity adversely affecting the ability to maintain relationships with our suppliers, service providers, customers, employees, and other third parties;

•
plans, objectives, expectations and intentions contained in this report that are not historical;

•
the ability to execute the combined company’s business plan in volatile commodity price environments;

•
the ability to develop the combined company’s expected drilling locations and otherwise explore for, acquire and replace oil and gas reserves and sustain production;

•
the ability to generate profits or achieve targeted reserves in our development operations;

•
the ability to meet guidance, market expectations and internal projections, including type curves;

•
the incurrence of impairments, write-downs or write-offs of our reserves or assets;

•
the projected demand for and supply of oil, NGLs and natural gas;

•
the ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs;

•
the ability to generate sufficient cash flow to declare dividends;

•
the ability to renew or replace expiring contracts on acceptable terms;

•
the ability to obtain adequate pipeline transportation capacity or other transportation for oil and gas production at reasonable cost and to sell production at, or at reasonable discounts to, market prices;

•
the uncertainties inherent in projecting future rates of production for wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves;

•
the use of new techniques in our development, including choke management and longer laterals;

•
drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity;

•
the ability to compete effectively against other oil and gas companies;

•
the risk of leasehold terms expiring before production can be established and our ability to replace expired leases;

•
the incurrence of environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance;

•
the timing of receipt of necessary regulatory permits;

•
the payment of material income taxes;

•
changes or potential changes in tax laws or the interpretation thereof, and tax rates;

•
the effect of commodity and financial derivative arrangements with other parties and counterparty risk related to the ability of these parties to meet their future obligations;

•
the occurrence of unusual weather or operating conditions, including force majeure events;

•
the ability to retain or attract senior management and key employees;

•
compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters;

•
physical, electronic and cybersecurity breaches;

•
uncertainties and economic events relating to general domestic and international economic and political conditions, including political tensions or war; and

•
the impact and costs associated with litigation or other legal matters.

Baytex and Ranger caution that the foregoing lists of forward-looking statements and factors that may cause actual results to differ from those projected are not exhaustive and is made as of the date hereof.

Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by Baytex and Ranger with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the Merger Transactions. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward Looking Statements” in Ranger’s annual and interim reports on Form 10-K and 10-Q, Baytex’s Annual Report on Form 40-F, and subsequent filings with the SEC made by either Baytex or Ranger. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on forward-looking statements cannot be determined with certainty.
Except to the extent required by law, Baytex and Ranger assume no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements in this proxy statement/prospectus is expressly qualified in its entirety by these cautionary statements.
For additional information about factors that could cause Baytex’s and Ranger’s results to differ materially from those described in the forward- looking statements, please see the section entitled “Risk Factors,” on page 17 as well as in the reports that Ranger and Baytex have filed with the SEC and SEDAR, as applicable, described in the section entitled “Where You Can Find Additional Information,” on page 196.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Baytex common shares are currently listed on the NYSE and the TSX under the symbol “BTE” and Ranger Class A common stock is currently listed on the NASDAQ under the symbol “ROCC.”
The table below sets forth, for the periods indicated, the per share high and low sales prices for Baytex common shares as reported on the NYSE and the TSX and for Ranger Class A common stock as reported on the NASDAQ, in each case based on closing prices.
	Baytex common shares				Ranger Class A common stock
	TSX		NYSE(1)		NASDAQ
	High	Low	High	Low	High	Low
	(in C$)		(in US$)		(in US$)
Annual information for the past five calendar years
2022	9.00	3.99	—	—	52.78	27.31
2021	4.33	0.74	—	—	33.77	10.04
2020	2.09	0.30	1.61	0.21	32.03	1.13
2019	3.07	1.36	2.29	1.02	57.73	23.80
2018	6.08	1.95	4.73	1.42	93.62	33.96
Quarterly information for the past two years
2023
Second Quarter (through May 17)	5.45	4.33	4.09	3.21	43.60	37.14
First Quarter	6.17	4.37	4.31	3.20	44.73	36.11
2022
Fourth Quarter	7.75	5.59	—	—	43.98	34.08
Third Quarter	7.22	5.37	—	—	41.69	27.31
Second Quarter	9.00	5.28	—	—	52.78	30.83
First Quarter	6.35	3.99	—	—	40.38	28.33
2021
Fourth Quarter	4.33	3.31	—	—	33.77	23.58
Third Quarter	3.52	1.90	—	—	26.67	14.80
Second Quarter	2.45	1.24	—	—	25.23	12.03
First Quarter	1.50	0.74	—	—	18.58	10.04

(1)
The Baytex common shares were delisted from the NYSE, effective December 3, 2020 and relisted on the NYSE, effective February 23, 2023.

The above table shows only historical data. The data may not provide meaningful information to Ranger shareholders in determining whether to approve the Merger Agreement. Ranger shareholders are urged to obtain current market quotations for Ranger Class A common stock and Baytex common shares and to review carefully the other information contained in, or incorporated by reference into, this proxy statement/prospectus, when considering whether to approve the Merger Agreement. For more information, see the section entitled “Where You Can Find Additional Information,” on page 196.
The following table presents the closing price per share of Baytex common shares on the TSX and the NYSE and of Ranger common stock on the NASDAQ on (i) February 27, 2023, the last full trading day prior to the public announcement of the signing of the Merger Agreement and (ii) May 17, 2023, the last practicable trading day prior to the mailing of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of Ranger Class A common stock, which was calculated by multiplying the closing price of Baytex common shares on the NYSE on those dates by the number of Baytex common shares included in the merger consideration and adding $13.31 in respect of the cash consideration.

	Baytex common shares		Ranger common stock NASDAQ	Equivalent value of merger consideration per share of Ranger common stock based on price of Baytex common shares on NYSE
Date	TSX	NYSE(1)
	(C$)	(US$)	(US$)	(US$)
February 27, 2023	5.83	4.31	41.22	45.59
May 17, 2023	4.51	3.35	38.21	38.40

(1)
The Baytex common shares were delisted from the NYSE, effective December 3, 2020 and relisted on the NYSE, effective February 23, 2023.

Ranger shareholders will not receive the merger consideration until the merger effective time, which may occur a substantial period of time after the Ranger special meeting, or not at all. There can be no assurance as to the trading prices of the Ranger Class A common stock or the Baytex common shares at the merger effective time. The market prices of the Ranger Class A common stock and the Baytex common shares are likely to fluctuate prior to the merger effective time and cannot be predicted. Baytex and Ranger urge you to obtain current market quotations for both the Ranger Class A common stock and the Baytex common shares.
Historically, Ranger had not paid any dividends, until Ranger’s board declared an inaugural cash dividend on July 7, 2022 of $0.075 per share of Ranger Class A common stock and additional cash dividends were declared of $0.075 per share of Ranger Class A common stock on November 2, 2022, and March 3, 2023. The related dividends were paid on August 4, 2022, November 28, 2022 and March 30, 2023 to holders of record of Ranger Class A common stock as of the close of business on July 25, 2022, November 16, 2022 and March 17, 2023, respectively. In connection with any dividend, Opco will also make a corresponding distribution to its common unitholders. The Merger Agreement prohibits Ranger from paying any dividends to its shareholders without Baytex’s consent except for quarterly cash dividends of Ranger and Opco of $0.075 per share. Baytex has not paid a dividend in the last three years. On May 5, 2023, the Ranger Board declared a cash dividend for the first quarter of $0.075 per share of Class A common stock payable May 30, 2023 to Ranger Class A common stockholders of record as of the close of business on May 22, 2023.

THE MERGER
This section of this proxy statement/prospectus describes the various aspects of the Merger Transactions and related matters. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, including the full text of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the Merger Transactions. In addition, important business and financial information about each of Ranger and Baytex is included in or incorporated by reference into this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see the section entitled “Where You Can Find Additional Information” on page 196.
Transaction Structure
The Merger Agreement provides, among other things, that, subject to the terms and conditions set forth therein, at the merger effective time, merger sub will merge with and into Ranger, with Ranger surviving such merger as an indirect wholly owned subsidiary of Baytex. The terms and conditions of the Merger Transactions are contained in the Merger Agreement, which is described in this proxy statement/prospectus and attached to this proxy statement/prospectus as Annex A. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Merger Transactions. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the Merger Transactions are qualified in their entirety by reference to the full text of the Merger Agreement.
Merger Consideration
The Class B Holders currently hold (i) Opco common units and (ii) a corresponding number of shares of Ranger Class B common stock. The Class B Holders’ Opco common units (together with the corresponding Ranger Class B common stock) are exchangeable for Ranger Class A common stock on a one-for-one basis. Prior to the company merger, the Class B Holders will exchange all of their Opco common units for Ranger Class A common stock, and in connection therewith, their Ranger Class B common stock will be cancelled.
Under the Merger Agreement, if the company merger is completed, Ranger shareholders will be entitled to receive, in exchange for each eligible share (i) 7.49 Baytex common shares and (ii) $13.31 in cash, without interest.
The merger consideration will be equitably adjusted, without duplication, in the event of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares involving Ranger Class A common stock or Baytex common shares prior to the merger effective time, to proportionally reflect such change. In addition, each holder of Ranger Class A common stock will receive cash (without interest) in lieu of any fractional Baytex common shares that such shareholders would otherwise receive as share consideration in the Merger Transactions.
Based on the number of shares of Ranger common stock and Ranger equity awards outstanding as of May 17, 2023, Baytex expects to issue, or reserve for issuance, approximately 323,323,741 Baytex common shares at the merger effective time. The actual number of Baytex common shares to be issued or reserved for issuance under the Merger Agreement will be determined immediately prior to the merger effective time based on the share consideration, the number of shares of Ranger Class A common stock and the number of Ranger equity awards outstanding at such time.
Based on the closing price of Baytex common shares of $4.31 on the NYSE on February 27, 2023, the last full trading day prior to the public announcement of the Merger Agreement, the implied value of the merger consideration to Ranger shareholders was approximately $45.59 per share of Ranger Class A common stock. The merger consideration provides a premium to Ranger shareholders of approximately 10%, based on closing share price of Baytex common shares and Ranger Class A common stock on February 27, 2023, the last full trading day before the public announcement of the Merger Agreement. The implied value of the merger consideration will fluctuate, however, as the market price of Baytex common shares fluctuates, because the share consideration that is payable per share of Ranger Class A common stock is a fixed number of Baytex common shares. As a result, the value of the merger consideration that Ranger shareholders will receive upon the closing of the Merger Transactions could be greater than, less than or the same as the value of the merger consideration on the date of this proxy statement/prospectus or at the time of the Ranger special meeting. Accordingly, you are encouraged to obtain current share price quotations for Ranger Class A common stock and Baytex common shares before deciding how to vote with respect to the approval of the Merger Agreement. Ranger Class A common stock trades on the NASDAQ under the symbol “ROCC” and Baytex common shares trade on the TSX and the NYSE under the symbol “BTE.” The price of Baytex common shares on the TSX is reported in Canadian dollars.
Background of the Merger
The Baytex board and Ranger board, in the ordinary course and consistent with their fiduciary duties, continually evaluate their respective company’s operations and future business prospects with a focus on generating long-term value by leveraging assets to create efficiencies, growing free cash flow and returning cash to shareholders. In connection with such evaluation, the Baytex board, Ranger board and senior management teams of both companies also review and assess potential strategic alternatives, including merger and acquisition transactions. As part of such assessment, each senior management team has had contacts with financial and strategic parties, including other public and private exploration and production companies, and routinely receives presentations from investment banks and other third parties on potential merger and acquisition opportunities.
The following is a summary of the events leading up to the signing of the Merger Agreement and the key meetings, negotiations, discussions and actions by and among Baytex, Ranger and their respective advisors that preceded the public announcement of the company merger.
Since 2014, Baytex has had a large non-operated acreage position in the Eagle Ford and Baytex had from time to time assessed strategic transactions related to this acreage position, including through a transaction with Ranger, which it began to evaluate in September 2022. Baytex commenced review of Ranger and its assets as part of its normal course business development activities with these goals in mind.
On December 7, 2021, Mr. Darrin Henke, President, Chief Executive Officer and Director of Ranger, and Mr. Russell T. Kelley, Jr., Senior Vice President, Chief Financial Officer and Treasurer of Ranger, met with the chief executive officer and chief financial officer of a publicly-traded exploration and production company focused on development in the Permian Basin (“Party A”) to discuss the perceived benefits of a potential business combination between the two companies, including potential synergies and operations. On the evening of December 8, 2021, Mr. Henke discussed, among other matters, the potential business combination with the Ranger board over dinner and, there being no actionable circumstances at that time, Mr. Henke agreed to keep the Ranger board informed of any developments.
On January 21, 2022, Party A expressed an interest in a potential business combination with Ranger during a meeting with several members of the Ranger board. Between February and June 2022, Party A and Ranger’s senior management held several meetings to discuss non-confidential commercial and financial due diligence of each of Ranger and Party A. Ranger’s senior management intermittently reported the results of these meetings to the Ranger board.
On January 24, 2022, a publicly-traded oil and natural gas company headquartered in the United States (“Party B”), met with a member of the Ranger board and expressed an interest in acquiring Ranger. Between February and October 2022, Party B and Ranger’s senior management held several meetings to discuss non-confidential commercial and financial due diligence of each of Ranger and Party B. Ranger’s senior management intermittently reported the results of these meetings to the Ranger board.
In the first quarter of 2022, Ranger began discussions with BofA Securities, Inc. (“BofA Securities”) regarding strategic opportunities, including a potential sale of Ranger, and Ranger formally engaged BofA Securities for such purposes on December 20, 2022. The Ranger board selected BofA Securities to assist with Ranger’s evaluation of strategic opportunities based on BofA Securities’ experience in transactions similar to the company merger, BofA Securities’ reputation in the investment community and its familiarity with Ranger’s business.

On April 8, 2022, a publicly traded oil and natural gas exploration and production company (“Party C”) contacted a member of the Ranger board via telephone. The chief executive officer of Party C expressed an interest in a potential business combination with Ranger. After additional discussions between the two parties and on June 16, 2022, Party C and Ranger entered into a mutual confidentiality agreement to facilitate discussions and the disclosure of information between Party C and Ranger. Ranger’s senior management intermittently reported the results of these meetings to the Ranger board.
On July 2, 2022, Party A and Ranger entered into a mutual confidentiality agreement to facilitate discussions and the disclosure of information between Party A and Ranger.
On July 29, 2022, the Ranger board convened via telephone to discuss each of the potential business combinations, including the expression of interest from each of Party A, Party B, and Party C, none of which were supported by indicative pricing or any other term. The Ranger board discussed the perceived merits of each potential counterparty based on Ranger’s senior management’s reports to date and, there being no actionable circumstances at that time, Mr. Henke agreed to keep the Ranger board informed of any developments.
On October 30, 2022, Ranger received an unsolicited offer from Party A to acquire all of the outstanding equity securities of Ranger for $40.14 per share, comprised of $20.00 per share in cash and the remainder in Party A common shares. Based on the closing price of Ranger common stock on October 28, 2022, the proposed consideration outlined in Party A’s proposal represented no premium above Ranger’s trading price at that time.
On October 31, 2022, the Ranger board held a meeting. At this meeting, the Ranger board discussed the strategic options available to Ranger, including remaining as a standalone company, maximizing return of capital to its shareholders and commencing a sale process for Ranger. After discussion and based on the interest shown from various parties during 2022, the Ranger board directed members of Ranger’s senior management to commence a bidder outreach process, with the assistance of BofA Securities in order to evaluate third-party interest in an acquisition of Ranger. Based on the unsolicited offer from Party A, as well as the Ranger board’s consideration of recent acquisitions and divestitures in the Eagle Ford basin, the Ranger board believed that a sale of the company may have the potential to enhance shareholder value as compared to continuing to remain a standalone company. Over the course of the following weeks, members of Ranger’s senior management initiated and prepared for the sale process, with the assistance of BofA Securities and Kirkland & Ellis LLP (“K&E”).
From November 3, 2022 through the end of the year, BofA Securities contacted over 24 potential acquirors. As a result of these discussions, Ranger executed non-disclosure agreements with 12 potential acquirors, including Party B, Party D, Party E, Party F, Party I and Party J, each of which is a publicly traded oil and natural gas exploration and production company, and Party G, an energy and infrastructure private equity firm. Party C was contacted on behalf of Ranger by representatives of BofA Securities regarding the sale process, but Party C declined to participate.
Beginning on November 16, 2022, Ranger provided confidential information to each of the parties that had executed a non-disclosure agreement for evaluation in a virtual data room. Thereafter, certain parties asked, and Ranger’s senior management responded to, various supplemental due diligence requests.
In the middle of November 2022, Baytex became aware of the Ranger sales process and made contact with Ranger to express its interest.
On November 18, 2022, Baytex and Ranger entered into a confidentiality agreement to facilitate Baytex’s review of Ranger’s confidential information. During the period between November 28, 2022 and December 2, 2022, representatives of BofA Securities and Ranger hosted management presentations, in person or via videoconference, with each of Baytex, Party A, Party B, Party D, Party E, Party F, Party G, Party H and Party I. During the course of this process, additional diligence material was uploaded to the virtual data room. Parties were also given the opportunity to ask supplemental diligence questions of Ranger’s senior management regarding the diligence materials for the purpose of such bidder’s evaluation.
On December 2, 2022, Ranger provided to each potential bidder a letter setting forth in greater detail the procedures for the sale process and requesting that initial indications of interest be submitted by December 15, 2022 should such bidder wish to continue exploring a potential acquisition of Ranger.

On December 5, 2022, an initial draft of the Merger Agreement was uploaded by Ranger to the virtual data room for participants’ review and comment. The draft Merger Agreement included a note that the final structure of the potential transaction, as well as certain of the deal protection provisions, may be subject to change based on the identity of the potential buyer, the form, nature and mix of consideration being offered by such potential buyer and other factors as determined by the Ranger board.
Also on December 5, 2022, Ranger formally engaged K&E to act as its outside legal counsel in connection with Ranger’s consideration of a potential sale.
On December 7, 2022, the Baytex board held a meeting. At this meeting, Baytex’s senior management discussed with the Baytex board various merger, acquisition and divestment opportunities and their merits and provided a presentation to the Baytex board regarding a potential transaction with Ranger. The Baytex board authorized management to continue their evaluation of Ranger and following the meeting, Baytex began working with McDaniel & Associates Consultants Ltd. (“McDaniel & Associates”) to independently assess the Ranger reserves in accordance with NI 51-101.
Throughout December 2022, BofA Securities sent daily updates to Ranger’s senior management summarizing each process participant’s engagement, as indicated by due diligence questions asked, interaction with Ranger’s confidential information in the virtual data room, and whether the process participant had requested a telephone call to discuss the financial model. By December 12, 2022, the active process participants consisted of Baytex and Party A, Party B, Party D and Party J.
On December 6, 2022, Ranger began discussions with Wells Fargo Securities, LLC (“Wells Fargo”) in connection with a potential sale of Ranger, and Ranger formally engaged Wells Fargo for such purposes on February 8, 2023. Wells Fargo provided Ranger with analyses of potential acquirors of Ranger, including the selected potential counterparties’ financial strength and the advantages and considerations of pursuing a combination with such parties.
In advance of the December 15, 2022 deadline date for submission of indications of interest, management of Baytex, with the support of CIBC Capital Markets, continued its due diligence review in regards to a possible transaction with Ranger. As part of this due diligence review, over the course of several meetings and discussions, CIBC Capital Markets provided Baytex management with a detailed review of the strategic benefits and considerations for a transaction with Ranger, including an assessment of financial performance, asset quality and strategic fit. Following completion of such due diligence review, management of Baytex, with the assistance of CIBC Capital Markets, drafted a non-binding proposal, which outlined the principal business terms under which Baytex was interested in proceeding with further due diligence, analysis and negotiations with respect to a possible transaction with Ranger.
On December 14, 2022, the Baytex board held a meeting at which senior management made a presentation to the Baytex board regarding a potential transaction with Ranger and its intention to submit a non-binding proposal for an all-share transaction (the “Initial Baytex Proposal”). Members of management left for a portion of the meeting so that an in camera session of the independent directors could be held to allow the independent directors to deliberate on the business of the meeting and any other matters in the absence of management.
On December 15, 2022, the previously expressed deadline for submission of indications of interest, Ranger received indications of interest from Baytex, Party A and Party B. The Initial Baytex Proposal provided for an all-stock transaction at an exchange ratio of 9.3 Baytex common shares for each share of Ranger common stock, which represented an approximate 10% premium to both the 5-day and 20-day volume weighted average prices of the Ranger Class A common stock and Baytex common shares. Each of Party A’s and Party B’s proposals specified an at-the-market transaction, with Party B’s consideration comprised of 30% cash and 70% of its common stock and Party A’s consideration based on the 7-day volume weighted average price of Ranger’s Class A common stock and comprised of a cash and stock mix allocated at the Ranger shareholder’s election, subject to a cash cap. Party D maintained that it was continuing to evaluate a potential transaction through December 15, 2022, but did not submit a proposal. At or prior to the previously expressed deadline for submission of indications of interest, Party J indicated to representatives of BofA Securities that such party was no longer interested in participating in the sale process.

On December 19, 2022, the Ranger board held a meeting at which members of Ranger’s senior management, BofA Securities and K&E were also present. The Ranger board was provided with, and during the meeting representatives of BofA Securities reviewed, among other things, updated information on the Ranger Class A common stock price, the market conditions facing Ranger and other relevant information, including a summary of the non-binding proposals submitted by Baytex, Party A and Party B, and BofA Securities’ analysis of the implied value of each proposal on a fully-diluted basis, price protection for the Ranger shareholders and transactability of each counterparty, including as to certainty of closing, anticipated regulatory approvals and outstanding legal and financial due diligence. The Ranger board discussed informing Baytex and Party B that they would need to increase their valuation in order to continue in the process and the advisability of ceasing negotiations with Party A because the offer implied a discount of 4.6% to the closing price of Ranger’s Class A common stock on December 15, 2022. Promptly following the meeting of the Ranger board, and consistent with the Ranger board’s instructions, representatives of BofA Securities informed Party A that it had been eliminated from the process and informed each of Baytex and Party B that it should consider increasing the consideration reflected in its proposal. Thereafter, Party B informed representatives of BofA Securities that it was declining to continue in the process as Party B was unwilling to increase its consideration.
Between December 19, 2022 and January 5, 2023, representatives of Baytex, including Mr. Eric Greager, Baytex’s President and Chief Executive Officer, CIBC Capital Markets, and BofA Securities convened via conference calls to discuss economic terms of a potential transaction that the Ranger board would be willing to transact on, including whether Baytex was amenable to paying a portion of the consideration in cash in order to provide immediate and certain value to Ranger’s shareholders.
On December 21, 2022, Baytex submitted an update to the Initial Baytex Proposal reflecting an implied exchange ratio of 10.5 Baytex common shares per share of Ranger common stock, with 80% of such consideration payable in Baytex common shares and the remaining 20% payable in cash. Based on the closing price of Baytex common shares on December 20, 2022, the proposed consideration outlined in Baytex’s proposal update represented 8.4 Baytex common shares for each share of Ranger Class A common stock and $8.72 in cash.
On December 27, 2022, Baytex and Ranger entered into a second confidentiality agreement on substantially similar terms as the November 18, 2022 confidentiality agreement, under which Baytex would be the disclosing party in order to facilitate Ranger’s review of Baytex’s confidential information in light of the expectation that Baytex would issue Baytex common shares as consideration in the potential transaction.
On January 5, 2023, Mr. Greager indicated to Mr. Geiser that the Baytex board may be willing to consider that a greater portion of the merger consideration be paid in cash.
The next day, on January 6, 2023, Messrs. Edward Geiser, Chairman of the Ranger board, and Darrin Henke, President, Chief Executive Officer and Director of Ranger, authorized BofA Securities to send, and BofA Securities so sent, on behalf of the Ranger board a counteroffer to Mr. Greager. The counteroffer specified an implied exchange ratio of 10.8 Baytex common shares per share of Ranger common stock, with 75% of such consideration payable in Baytex common shares and the remaining 25% payable in cash. Based on the closing price of Baytex common shares on January 5, 2023, the proposed merger consideration outlined in Ranger’s counteroffer represented 8.1 Baytex common shares for each share of Ranger common stock and $11.57 in cash. The counteroffer also specified a price protection mechanic in the form of a 10% collar on the stock component for the period of time between signing of the Merger Agreement and the closing of the Merger Transactions. Finally, the counteroffer included a requirement that the Baytex common shares be dual listed on the TSX and the NYSE prior to the closing of the Merger Transactions.
On January 11, 2023, Messrs. Greager and Geiser spoke by telephone to discuss the terms of the Merger Transactions. Mr. Greager noted that Baytex was already preparing to list its common shares on the NYSE and indicated that he would continue to discuss Ranger’s proposed terms with the Baytex board and, based on a preliminary review of Ranger’s counteroffer, the Baytex board would not accept the collar mechanism.
On January 13, 2023, Messrs. Greager and Geiser again spoke by telephone to discuss the terms of the Merger Transactions. Mr. Greager noted that, after deliberating with the Baytex board, Baytex’s proposal would be revised to reflect an implied exchange ratio of 10.7 Baytex common shares per share of Ranger common stock, with 21% of the consideration payable in cash. Mr. Greager stated that the Baytex board would not accept the collar mechanism.
On January 13, 2023, representatives of each of K&E, V&E, Burnet, Duckworth & Palmer LLP, (“BDP”) and Stikeman Elliott LLP (“Stikeman”) participated in a telephone call regarding legal and process issues for a U.S./Canada cross-border transaction. That same day, Baytex provided access to a virtual data room containing certain confidential information to facilitate Ranger’s and its advisors’ financial and legal due diligence review.
On January 23, 2023, Baytex submitted to Ranger a draft, non-binding letter of intent and term sheet, including, among other terms, 10.7 Baytex common shares per share of Ranger common stock, with a to-be-agreed portion paid in cash. The non-binding letter of intent also specified that execution of the Merger Agreement would not occur until each of Baytex and Ranger publicly released its financial results for the year ended December 31, 2022 and proposed mutual exclusivity through March 31, 2023 (the “January 23 offer”). In subsequent discussions, representatives of Baytex and CIBC Capital Markets supplemented the letter of intent by verbally indicating to Ranger and BofA Securities that the cash portion of the consideration was anticipated to be equal to 25%. Thereafter, Mr. Geiser conveyed Baytex’s proposal to the Ranger board and discussed a proposed response with certain members of the Ranger board early the following morning.
On January 25, 2023, Messrs. Greager and Geiser spoke via telephone. Mr. Geiser indicated that, subject to negotiation of the transaction terms proposed in the January 23 offer, Ranger would be willing to proceed towards a definitive transaction if the cash portion of the merger consideration were comprised of $14.00 in cash per share of Ranger common stock and if the number of directors on the Baytex board post-closing were increased to nine directors, of whom three directors would be members of the existing Ranger board. Mr. Geiser further specified that the Ranger board did not consider exclusivity to be appropriate at this time. Mr. Geiser indicated Ranger would memorialize the terms of the discussion in writing for Mr. Greager to share with the Baytex board. Mr. Greager then provided an update on the status of relisting the Baytex common shares for trading on the NYSE and stated the expectation that the Baytex common shares would begin trading the last full week of February.
On January 27, 2023, K&E delivered to V&E a revised draft of the Merger Agreement that was originally provided to all bidders on December 5, 2022, updated to reflect certain provisions applicable to Baytex. The revised draft Merger Agreement was otherwise generally consistent with the draft originally uploaded to the virtual data room.
Also on January 27, 2023, Mr. Geiser, on behalf of the Ranger board, returned comments to Baytex’s January 23 offer, including the revisions to the terms Messrs. Geiser and Greager discussed on January 25, 2023. Mr. Geiser also communicated that Ranger would be willing to enter into exclusivity with Baytex for a limited period of 14 days following Baytex’s delivery of a revised draft of the Merger Agreement and of a list of Baytex’s proposed material terms with respect to a shareholders’ agreement and registration rights agreement.
On February 2, 2023, V&E delivered to K&E a revised draft of the Merger Agreement and a draft of the non-binding Investor and Registration Rights Agreement term sheet (“IRRA term sheet”). The draft Merger Agreement included, among other terms, (i) a statement via footnote that the Support Agreement to be delivered by the Class B Holders must be delivered within 24 hours of execution of the Merger Agreement and would not have a fall away provision in the event that the Ranger board changed its recommendation with respect to the Merger Transactions; (ii) that each party be obligated to convene their respective shareholder meetings at the same time; (iii) that neither party could terminate the Merger Agreement in order to enter into a superior proposal and, accordingly, that each party would have to hold a shareholder meeting notwithstanding a change of recommendation by the Baytex board or the Ranger board and (iv) a condition in favor of Baytex that there shall have been no material change to the anticipated tax treatment of the Merger Transactions. Further, the IRRA term sheet specified, among other terms, that one appointee to the Baytex board be mutually agreed between the parties, that the Class B Holders be subject to certain transfer restrictions for up to 18 months and other prohibitions that would limit the Class B Holders’ ability to dispose of their shares and that the Class B Holders be obligated to vote their Baytex common shares according to the recommendation of the Baytex board.
On February 7, 2023, Messrs. Geiser and Greager met via telephone. Mr. Greager stated to Mr. Geiser that the highest amount of cash consideration that the Baytex board would be willing to consider was $13.31 per share of Ranger common stock. Mr. Greager also stated that Baytex expected its shares to begin trading on the NYSE on February 23, 2023. Both Messrs. Greager and Geiser agreed to meet in person for reciprocal management presentations.
Also on February 7, 2023, Messrs. Geiser and Henke authorized BofA Securities to send, and BofA Securities so sent, on behalf of the Ranger board a counteroffer to Mr. Greager. The counteroffer specified an implied exchange ratio of 10.7 Baytex common shares per share of Ranger common stock, with 72% of such consideration payable in Baytex common shares and the remaining 28% payable in cash, and did not include a collar mechanism. Based on the closing price of Baytex common shares on February 6, 2023, the proposed consideration outlined in Ranger’s counteroffer represented 7.6 Baytex common shares for each share of Ranger common stock and $13.31 in cash.
On February 8, 2023, the Ranger board met via video conference with members of Ranger’s senior management and representatives of each of BofA Securities and K&E in attendance. At this meeting, among other things, representatives of K&E reviewed with the Ranger board its fiduciary duties, generally, and in the context of a potential sale of the company and the necessity for confidentiality in the process. Representatives of BofA Securities updated the Ranger board on the status of discussions since the Ranger board last met, including a summary of the sale process and the proposals that Ranger had received, as well as the discussions with representatives of Baytex in the interim. At this meeting, the Ranger board discussed the relative stock performance of Ranger relative to its peers and the relative implied exchange ratios of each of Baytex and Ranger over the last 12 months. Representatives of K&E reviewed the key terms of Baytex’s February 2, 2023 draft of the Merger Agreement and IRRA term sheet. The Ranger board discussed its strategy with respect to the Merger Transactions and determined that Ranger’s senior management should continue to advance its due diligence efforts on Baytex, update its management forecast for each of Ranger and Baytex to incorporate year end data points, and continue to update the Ranger board between meetings.
Also on February 8, 2023, K&E delivered to V&E a revised draft of the Merger Agreement and IRRA term sheet. The revised draft Merger Agreement, among other terms, (i) removed the statement that the Support Agreement to be delivered by the Class B Holders must be delivered within 24 hours of execution of the Merger Agreement and would not have a fall away provision in the event that the Ranger board changed its recommendation with respect to the Merger Transactions and provided instead that such Support Agreement must be delivered within 24 hours of the registration statement on Form F-4 being declared effective; (ii) included substantially reciprocal representations, warranties and interim operating covenants for both parties; (iii) included the obligation for Baytex to convene the Baytex special meeting as promptly as practicable even if prior to the registration statement on Form F-4 being declared effective by the SEC; (iv) specified that Baytex would only be able to engage in discussions and negotiations with respect to and ultimately recommend a superior proposal that did not require Baytex to abandon the Merger Transactions with Ranger and (v) removed the condition in favor of Baytex that there shall have been no material change to the anticipated tax treatment of the Merger Transactions. Further, the revised IRRA term sheet specified, among other terms, that two appointees to the Baytex board be mutually agreed between the parties, that the Class B Holders be permitted to dispose of their Baytex common shares at any time 90 days after the closing and rejected the concept that the Class B Holders be obligated to vote according to the recommendation of the Baytex board.
On February 13 and 14, 2023, members of Baytex senior management, members of Ranger senior management, BofA Securities and CIBC Capital Markets convened at the offices of K&E in Houston, Texas for reciprocal management presentations.
On the afternoon of February 14, 2023, Mr. Chad Lundberg, Baytex’s Chief Operating & Sustainability Officer, conducted field visits at Ranger’s operations.
On February 14, 2023, V&E delivered to K&E a revised draft of the Merger Agreement and IRRA term sheet. The revised draft Merger Agreement, among other terms, (i) included a statement via footnote that the Support Agreement to be delivered by the Class B Holders must be delivered within 24 hours of execution of the Merger Agreement and would not have a fall away provision in the event that the Ranger board changed its recommendation with respect to the Merger Transactions; (ii) rejected that Baytex would only be able to engage in discussions and negotiations with respect to and ultimately recommend a superior proposal that did not require Baytex to abandon the Merger Transactions with Ranger and (iii) reinstated the condition in favor of Baytex that there shall have been no material change to the anticipated tax treatment of the Merger Transactions. Further, the IRRA term sheet specified, among other terms, that both appointees to the Baytex board be mutually agreed between the parties and independent and that the Class B Holders be subject to certain transfer restrictions for up to 12 months and other prohibitions that would limit the Class B Holder’s ability to dispose of their Baytex common shares.
On February 15, 2023, a special meeting of the Ranger board was held with members of Ranger’s senior management and representatives of each of BofA Securities and K&E. At this meeting, the Ranger board discussed the relative stock performance of Ranger against its peers and the relative implied exchange ratios of each of Baytex and Ranger over the last 12 months. Representatives of BofA Securities also discussed the state of the equity markets. Representatives of K&E reviewed with the Ranger board its fiduciary duties, including in the context of a potential sale of Ranger, and the necessity for confidentiality in the process and prompted the Ranger board to consider whether any undisclosed conflicts of interest existed. There being none, representatives of K&E then summarized the suite of deal protections in the Merger Agreement and the status of discussions with Baytex with respect thereto, including the timing of Baytex’s annual and special meeting, both Baytex’s and Ranger’s ability (or lack thereof) to consider alternative transactions before and after each of the times the Class B Holders deliver the Support Agreement and each party convenes its shareholder meeting for purposes of considering the Merger Transactions. The Ranger board determined that representatives of BofA Securities and K&E should continue to negotiate with Baytex and its advisors on the substantive terms of the Merger Agreement to narrow the issues raised in the recent revised drafts of the Merger Agreement.
On February 16, 2023, the Baytex board held a meeting to review the potential transaction with Ranger and received an update as to the current status of due diligence and negotiations. In addition, the Baytex board formally approved the retention of CIBC Capital Markets and RBC as financial advisors with respect to the Merger Transactions. At that meeting, among other things, management provided the Baytex board with detailed financial analysis and advice in respect of the terms of the proposed transaction and reviewed a presentation provided by CIBC Capital Markets with respect to same. Members of management left for a portion of the meeting so that an in camera session of the independent directors could be held to allow the independent directors to deliberate on the business of the meeting and any other matters in the absence of management. After due consideration of a number of strategic, financial, operational and other factors, the Baytex board authorized management to continue discussions with Ranger regarding the possible terms of a Merger Agreement.
On February 17, 2023, representatives of each of Ranger, Baytex, BofA Securities and CIBC Capital Markets convened via conference call to discuss the status of the potential Merger Transactions, including outstanding commercial and financial due diligence.
On February 18, 2023, Ms. Katherine Ryan, Vice President, Chief Legal Counsel and Corporate Secretary of Ranger, Mr. James Maclean, Vice President, General Counsel and Corporate Secretary of Baytex, and representatives of each of K&E, V&E, Stikeman and BDP participated in a telephone conference to discuss the possible timing of the Baytex annual and special meeting, the disclosures required by applicable law in the management information circular, and the expected timing and availability of the material financial and operational disclosures that would be included in the management information circular. That same day, Messrs. Henke and Greager met via telephone to discuss Ranger employee retention, including compensation, retention incentives, and severance matters.
On February 19, 2023, K&E sent V&E a revised draft of the Merger Agreement and IRRA term sheet. The revised draft Merger Agreement, among other terms, (i) included the affirmative obligation for Baytex to convene the Baytex annual and special meeting as promptly as practicable; (ii) specified that Baytex would only be able to engage in discussions and negotiations with respect to and ultimately recommend a superior proposal that did not require Baytex to abandon the Merger Transactions with Ranger and (iii) removed the condition in favor of Baytex that there shall have been no material change to the anticipated tax treatment of the Merger Transactions. The transmittal also included an initial draft of Ranger’s disclosure letter to the Merger Agreement.
On February 20, 2023, representatives of each of Ranger’s and Baytex’s senior management, together with their respective reserves auditors and financial advisors, attended via teleconference a commercial due diligence call in which each of Ranger and Baytex had the opportunity to ask and answer commercial due diligence requests.
On February 22, 2023, Ms. Ryan, Mr. Maclean and representatives of K&E participated in a telephone conference to supplement the legal due diligence efforts conducted to date via written materials provided by Baytex in its internally hosted virtual data room. In addition, Baytex was provided with a draft of Ranger’s 2022 Form 10-K that afternoon.
The morning of February 23, 2023, Baytex common shares began trading on the NYSE under the symbol “BTE”. That same day, the Baytex board held a meeting to review the proposed Merger Transactions, with representatives from each of CIBC Capital Markets, RBC, BDP and V&E in attendance. At the meeting, among other things, CIBC Capital Markets provided an analysis of an acquisition of Ranger as well as a discussion of key terms of the Merger Agreement, market conditions, commodity price outlook, the performance of each of Baytex and Ranger relative to their respective peers, metrics from similar acquisition transactions, strategic rationale for the proposed transaction and related considerations, trading metrics of peers of Baytex and Ranger, financial and operational forecasts of each company and as a combined company that were prepared by the Baytex management team, and a detailed value and transaction analysis of the proposed transaction having regard to various metrics and considerations. RBC reviewed a presentation with the Baytex board on the proposed Merger Transactions, including the expected market reaction, the potential introduction of a dividend, how to address the share position held by the Class B Holders post-closing and how the Merger Transactions would compare to recent similar transactions. V&E reviewed the key terms of the Merger Agreement, IRRA and Support Agreement with the Baytex board. BDP reviewed the directors’ fiduciary duties with respect to the proposed Merger Transactions and the process undertaken to date. BDP further reviewed the deal protection provisions included in the Merger Agreement including those being sought by Ranger.
Also on February 23, 2023, Messrs. Geiser, Henke, Greager and Mark R. Bly, Chair of the Baytex board, met via videoconference to discuss the terms proposed in K&E’s February 19 draft of the Merger Agreement, including perceived deal certainty to each of Baytex and Ranger, the Support Agreement, the composition of the Baytex board following the closing of the Merger Transactions, and Baytex’s ongoing tax analysis with regard to the structure of the proposed Merger Transactions. That same day, Mr. Greager, on behalf of the Baytex board, called Mr. Geiser to convey a further revised offer on behalf of the Baytex board. The revised offer specified an implied exchange ratio of 10.6 Baytex common shares per share of Ranger common stock, with 70% of such consideration payable in Baytex common shares and the remaining 30% payable in cash. Based on the closing price of Baytex common shares on February 24, 2023, the proposed consideration outlined in Baytex’s revised offer represented 7.49 Baytex common shares for each share of Ranger common stock and $13.31 in cash.
On February 24, 2023, V&E sent K&E a revised draft of the Merger Agreement and an initial draft of the IRRA. The revised draft Merger Agreement, among other terms, (i) included the affirmation via footnote that the Support Agreement to be delivered by the Class B Holders must be delivered within 24 hours of execution of the Merger Agreement and would not have a fall away provision in the event that the Ranger Board changed its recommendation with respect to the Merger Transactions; (ii) included the obligation for Baytex to convene the Baytex annual and special meeting no later than the 45th day following the date the registration statement on Form F-4 is filed with the SEC; (iii) set the Ranger termination fee at $60 million and Baytex termination fee at $90 million; and (iv) included the provision that Baytex would only be able to engage in discussions and negotiations with respect to and ultimately recommend a superior proposal that did not require Baytex to abandon the Merger Transactions with Ranger. On the morning of February 25, 2023, the Ranger board called a special meeting via video conference, with members of Ranger’s senior management and representatives of each of BofA Securities and K&E in attendance. A representative of K&E provided the Ranger board with a summary of the transaction documents, including a summary of the material changes to the Merger Agreement since the meeting of the Ranger board on February 15, 2023.

At the request of the Ranger board, BofA Securities reviewed its preliminary financial analysis, including that the proposed implied exchange ratio of 10.6x (comprised of $13.31 in cash and 7.49 Baytex common shares in exchange for one share of Ranger common stock) would result in present value greater than Ranger’s stand-alone discounted cash flow, both with and without taking into account synergies, and the analysis of the pro forma combined company.
Also on February 25, 2023, K&E sent V&E an initial draft of the Support Agreement. The draft Support Agreement included, among other terms, the obligation of the Class B Holders to vote in favor of the company merger and prior to the merger effective time, complete the Opco Unit Exchange. Further, the Support Agreement would terminate upon Baytex’s failure to hold the Baytex annual and special meeting for the purpose of obtaining the Baytex shareholder approval no later than the 45th day following the date the Form F-4 is initially filed with the SEC.
On February 25, 2023, K&E also sent V&E a revised draft of the Merger Agreement. The revised draft Merger Agreement, among other terms, (i) included that the Support Agreement to be delivered by the Class B Holders must be delivered within 24 hours of execution of the Merger Agreement; (ii) included the obligation of Baytex to convene the Baytex annual and special meeting no later than the 45th day following the date the registration statement on Form F-4 is filed with the SEC; and (iii) set the parent termination fee at $100 million and included the company termination fee at $60 million.
On February 26, 2023, Messrs. Geiser and Greager spoke via telephone. Mr. Geiser indicated, on behalf of the Ranger board, that the deal protection provisions reflected in the February 24 draft Merger Agreement and February 25 draft Support Agreement were generally acceptable. With respect to the IRRA, Mr. Geiser also communicated that the two appointees to the Baytex board would be mutually agreed between the parties and not affiliated with the Class B Holders and that the Class B Holders could not be obligated to vote in favor of a change of control transaction in respect of Baytex. Mr. Greager indicated he understood the position of the Class B Holders and would discuss with the Baytex board to facilitate finalizing the draft IRRA.
Later that day, the Baytex board held a meeting to review and consider the Merger Transactions on the basis of 7.49 Baytex common shares and $13.31 in cash, without interest for each share of Ranger common stock. Following deliberations, the Baytex board approved the Merger Transactions subject to finalization of the transaction documents in form satisfactory to Baytex and delegated to Messrs. Bly and Greager on behalf of Baytex, the authority to negotiate and, if appropriate, agree to the final terms of the transaction documents with the assistance of legal counsel.
Over the course of February 26, representatives of each of Ranger and Baytex senior management, V&E, K&E, Stikeman, and BDP finalized the Merger Agreement, disclosure schedules and ancillary documents, including the IRRA and Support Agreement.
On the evening of February 26, 2023, the Ranger board held a special meeting by videoconference at which members of Ranger’s senior management, BofA Securities and K&E were also present. Mr. Geiser noted for the Ranger board that Mr. Greager called him to note that the Baytex board was conditionally prepared to move forward with the proposed Merger Transactions between Ranger and Baytex, subject to finalization of all documents in a form satisfactory to Baytex, with authority delegated to Messrs. Bly and Greager, in consultation with Baytex’s legal counsel, to finalize the transaction documents. Because V&E and K&E were continuing to finalize drafts of the transaction documents, the Ranger board determined to adjourn until such time that the terms of the transaction documents could be confirmed to the Ranger board.
Following the above-mentioned board meeting, V&E sent K&E revised drafts of each of the Merger Agreement and the Support Agreement. K&E sent V&E revised drafts of each of the IRRA and the Baytex Disclosure Letter. The revised draft of the Merger Agreement, among other terms, included a Baytex termination fee of $95 million, and the revised draft of the Support Agreement, among other terms, would terminate if, due to a material breach by Baytex of its obligations under the Merger Agreement, Baytex did not hold the Baytex annual and special meeting to obtain the Baytex shareholder approval no later than the 60th day following the date the registration statement on Form F-4 is initially filed with the SEC.
On the evening of February 26, 2023, the Ranger board again held a special meeting by videoconference at which members of Ranger’s senior management, BofA Securities and K&E were also present.

Representatives of BofA Securities and K&E provided the Ranger board with a status update on the transaction documents, including that both the Merger Agreement and Support Agreement would be returned to V&E that evening, and the Ranger board agreed to reconvene on February 27 to approve the Merger Transactions upon final resolution of any outstanding issues on such documents.
On February 27, 2023, K&E sent revised drafts of the Merger Agreement and IRRA to V&E. In addition, representatives of senior management of each of Ranger and Baytex, and their respective legal advisors met to discuss the terms proposed in the draft Merger Agreement and Support Agreement circulated by K&E on February 26 and 27, 2023. The parties discussed, among other terms, that the obligations under the Support Agreement would fall away only under specified circumstances described in the section entitled “— The Support Agreement;” and the fact that two appointees could not be named and determined to be independent prior to execution of the Merger Agreement.
On February 27, 2023, the Ranger board held a special meeting via video conference with members of Ranger’s senior management and representatives of each of BofA Securities and K&E in attendance. A representative of K&E provided the Ranger Board with a summary of the transaction documents, including a summary of the material changes to such transaction documents since the meeting of the Ranger board on February 26, 2023, including as discussed on the call earlier that day. With respect to the Support Agreement, K&E noted that the obligations of the Class B Holders’ thereunder would fall away if: (i) Baytex fails to convene the Baytex annual and special meeting by the 60th day following the date the Form F-4 is initially filed with the SEC, (ii) there is a change in recommendation by the Ranger Board and (iii) the Baytex shareholders have not yet approved the Merger Transactions. Also at this meeting, BofA Securities reviewed with the Ranger board its financial analysis of the merger consideration and delivered to the Ranger board an oral opinion, which was confirmed by delivery of a written opinion dated February 27, 2023, to the effect that, as of that date and based upon and subject to the various assumptions and limitations described in its opinion, the merger consideration to be received by Ranger shareholders was fair, from a financial point of view, to such holders. After further discussion and consideration of the factors described under the section of this proxy statement captioned “— Recommendation of the Board and Reasons for the Company Merger” by the Ranger board, the Ranger board unanimously (i) determined that the Merger Agreement and the Merger Transactions are fair to, and in the best interests of, Ranger, and the Ranger shareholders, (ii) adopted and declared advisable the Merger Agreement and the Merger Transactions, including the company merger, (iii) directed that the approval of the Ranger Merger Proposal be submitted to a vote of the Ranger shareholders at the Ranger special meeting and (iv) resolved to recommend that the Ranger shareholders approve the Merger Agreement and the Merger Transactions, including the company merger, at the Ranger special meeting.
On February 27, 2023, Mr. Maclean communicated regularly with Mr. Bly and Mr. Greager regarding changes to the Merger Agreement, Support Agreement and IRRA since such drafts had been presented to the Baytex board on February 26, 2023 as such changes were being settled. Following the approval by the Ranger board of the Merger Agreement, on the evening of February 27, 2023, Messrs. Bly and Greager, following consultation with legal counsel, confirmed that such documents were now in a form satisfactory to Baytex.
On the evening of February 27, 2023, the parties executed the Merger Agreement and the IRRA. Concurrently with the execution of the Merger Agreement, Baytex delivered executed debt financing documents providing for its committed debt financing. Later that same day, the Class B Holders executed and delivered the Support Agreement. Each of Baytex and Ranger issued a news release announcing the Merger Transactions prior to the open of markets on February 28, 2023.
Recommendation of the Ranger board and its Reasons for the Company Merger
On February 27, 2023 the Ranger board unanimously (i) determined that the Merger Agreement, including the related plan of merger and the Merger Transactions are fair to, and in the best interests of Ranger, and the Ranger shareholders, (ii) adopted and declared advisable the Merger Agreement, including the related plan of merger, and the Merger Transactions, including the company merger, (iii) directed that the approval of the Ranger Adjournment Proposal be submitted to the Ranger shareholders to a vote at the Ranger special meeting and (iv) resolved to recommend that the Ranger shareholders approve the Ranger

Merger Proposal at the Ranger special meeting. The Ranger board unanimously recommends that holders of Ranger common stock vote “FOR” the Ranger Merger Proposal.
Also at this meeting, BofA Securities reviewed with the Ranger board its financial analysis of the Merger Consideration and delivered to the Ranger board an oral opinion, which was confirmed by delivery of a written opinion dated February 27, 2023, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Ranger common stock, was fair, from a financial point of view, to such holders.
During the course of reaching its determination and recommendation, the Ranger board met multiple times to consider a potential transaction and consulted with Ranger’s senior management and its outside legal counsel and financial advisors. In recommending that Ranger shareholders vote their shares of Ranger common stock in favor of adoption of the Ranger Merger Proposal, the Ranger board also considered a number of factors, including the following (not necessarily presented in order of relative importance) which the Ranger board viewed as being generally positive or favorable in coming to its determination and recommendation:
Attractive Value and Merger Consideration.   The Ranger board considered the attractive value and nature of the consideration to be received in the company merger by Ranger shareholders, including:
•
the fact that the share consideration allows Ranger shareholders to participate in the value of the combined company, including expected future free cash flow, which the Ranger board viewed as an important opportunity for Ranger shareholders should they determine to retain the Baytex common shares they would receive as share consideration in the company merger, while the cash consideration provides certainty, immediate value and liquidity to the Company’s shareholders;

•
the fact that, based on the closing price of Baytex common shares of $5.74 CAD on February 24, 2023 (the last trading day prior to the date of Ranger board’s approval of the company merger), the Merger Consideration represented an implied value of $44.36 per share of Ranger common stock, a premium of 8.9% to the closing price of the shares of Ranger’s Class A common stock as of February 24, 2023;

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the Ranger board’s belief, based on discussions and negotiations with Baytex, that 7.49 Baytex common shares and $13.31 in cash was the highest price Baytex would be willing to pay and that Baytex would not be willing to increase the amount of either the share consideration or cash consideration;

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the fact that the Ranger shareholders immediately prior to the company merger would own approximately 37% of the Baytex common shares immediately following the closing of the company merger; and

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the fact that the share consideration provides for a fixed number of Baytex common shares which offers Ranger shareholders the opportunity to benefit from any increase in the trading price of Baytex common shares before the closing of the company merger.

Benefits of a Combined Company.   The belief of the Ranger board that the combined company after the company merger would be well positioned to achieve future free cash flow growth and generate superior returns for Ranger’s former shareholders, including as a result of:
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the uplift in the combined company’s ability to realize additional annualized savings from synergies and additional tax savings from the step-up in tax basis resulting from the Merger Transactions;

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an improved cost of capital due to enhanced scale, increased liquidity and reduced volatility relative to standalone Ranger;

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the talent of certain Ranger employees (including certain senior management members) who are expected to remain with the combined company, adding valuable expertise and experience and in-depth familiarity with the combined company’s U.S. assets, which will enhance the likelihood of realizing the strategic benefits expected to derive from the company merger; and

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the quality and experience of the Baytex board members, who are expected to remain on the combined company board, and the fact that two board members from the current Ranger board are expected to join the Baytex board of the combined company.

Superior Alternative to Continuation of Standalone Ranger.   The Ranger board’s consideration of Ranger’s business, prospects and other strategic opportunities, including:
•
the Ranger board’s understanding of Baytex’s business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which Baytex competes;

•
the Ranger board’s understanding of the risks, uncertainties and challenges facing Ranger and the industry in which each of Ranger and Baytex compete, including the risks that Ranger would face if it continued to operate on a standalone basis; and

•
the belief that the risks from industry trends and dynamics could be more effectively mitigated as a combined company.

Alternative Combination Merger Transactions.   The Ranger board considered alternative transactions and, following a review of such alternatives with the assistance of Ranger’s management and in consultation with BofA Securities and Wells Fargo, and after taking into account the results of the bidding process described in the section titled “— Background of the Merger,” believed that it was unlikely that an alternative bidder would consummate a transaction on superior terms and provide Ranger shareholders more valuable consideration than provided in connection with the company merger.
Other Terms of the Merger Agreement.   The Ranger board concluded, after consultation with Ranger’s legal advisors, that the other terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties, covenants and conditions to closing, and the circumstances under which the Merger Agreement may be terminated, are reasonable.
Opportunity to Receive Alternative Acquisition Proposals.   The Ranger board considered the terms of the Merger Agreement related to Ranger’s ability to respond to unsolicited acquisition proposals. In this regard, the Ranger board considered:
•
the Ranger board’s process for soliciting offers from third parties that were believed to be the most able and willing to pay the highest price for Ranger, which included engaging BofA Securities and Wells Fargo, providing such third parties with an opportunity to conduct due diligence and meetings with members of Ranger’s senior management, as described above in the section entitled “The Merger — Background of the Merger,” and that no other acquisition proposals on terms superior to the company merger resulted therefrom;

•
the fact that the Class B Holders entered into the Support Agreement, as well as the fact that certain voting obligations under the Support Agreement would no longer be in effect upon Baytex’s failure to hold the Baytex annual and special meeting as described in the section entitled “The Merger — Support Agreement;” and

•
while the Merger Agreement contains a termination fee of $60.0 million, representing approximately 3% of Ranger’s equity value as of the date of the Merger Agreement, that Ranger would be required to pay to Baytex in certain circumstances, including if (i) Baytex terminates the Merger Agreement in connection with a change in the Ranger board’s recommendation to shareholders with respect to approval and adoption of the Merger Agreement, or (ii) under certain circumstances, within 12 months of termination of the Merger Agreement, Ranger enters into or recommends an agreement in respect of any acquisition proposal, or a transaction in respect of any acquisition proposal with respect to Ranger is consummated, the belief that this fee is reasonable in light of the circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions and not preclusive of other offers under the circumstances described in the foregoing considerations.

Post-Merger Corporate Governance.   The Ranger board considered that the IRRA provides that Baytex shall take appropriate actions to cause to be elected or appointed as a director of the combined company, Jeffrey E. Wojahn and Tiffany Thom Cepak, or, in the event Mr. Wojahn or Ms. Cepak is unwilling or unable to serve as a member of the Baytex board at the time of such appointment, then another member or members of the Ranger board that is determined by the Nominating Committee of the Baytex board to be independent with respect to his or her service on the Baytex board.
Fairness Opinion from BofA Securities Inc.   The Ranger board considered the financial analyses reviewed and discussed with representatives of BofA Securities, as well as the oral opinion of BofA Securities rendered to the Ranger board on February 27, 2023, which opinion was subsequently confirmed in writing, to the effect that, as of the date of such opinion and subject to the various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Ranger Class A common stock was fair, from a financial point of view, to such holders. See below in the section titled “The Merger — Opinion of BofA Securities, Inc. — Financial Advisor to Ranger.”
The Ranger board also considered a number of uncertainties, risks and other countervailing factors it deemed generally negative or unfavorable in its deliberations concerning the company merger and the Merger Agreement, including the following (not necessarily presented in order of relative importance):
Fixed Exchange Ratio.   The Ranger board considered that, because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Ranger shareholders bear the risk of a decrease in the trading price of Baytex common shares during the pendency of the company merger;
Interim Operating Covenants.   The Ranger board considered the restrictions on the conduct of Ranger’s and its subsidiaries’ businesses during the period between the execution of the Merger Agreement and the completion of the company merger as set forth in the Merger Agreement;
Risks Associated with the Pendency of the Company Merger.   The Ranger board considered the risks and contingencies relating to the announcement and pendency of the company merger (including the likelihood of litigation or other opposition brought by or on behalf of Ranger shareholders or Baytex shareholders challenging the company merger and the other transactions contemplated by the Merger Agreement) and the risks and costs to Ranger if the company merger is not completed in a timely manner or if the company merger does not close at all, including potential employee attrition, the impact on Ranger’s relationships with third parties and the effect termination of the Merger Agreement may have on the trading price of the Ranger Class A common stock and Ranger’s operating results;
Baytex Change of Recommendation; Baytex Shareholder Vote.   The Ranger board considered the right of the Baytex board to change its recommendation to Baytex shareholders in certain circumstances, subject to certain conditions (including considering any adjustments to the Merger Agreement proposed by Ranger and payment to Ranger of a $100 million termination fee). The Ranger board also considered that, even if the Merger Agreement is approved by Ranger shareholders, Baytex shareholders may not approve the Baytex share issuance resolution, which is a closing condition of the company merger;
Opportunity to Receive Acquisition Proposals; Termination Fees; Expense Reimbursement.   The Ranger board considered the possibility that a third party may be willing to enter into a strategic combination with Ranger on terms more favorable than the company merger, even in light of the fact that Ranger will not have the right to terminate the Merger Agreement to accept a superior proposal. In connection therewith, the Ranger board considered the terms of the Merger Agreement relating to the no-shop covenant and termination fees and the potential that such provisions might deter alternative bidders that might have been willing to submit an acquisition proposal to Ranger. The Ranger board also considered that, under specified circumstances, Ranger may be required to pay a termination fee or expenses in the event the Merger Agreement is terminated and the effect this could have on Ranger, including:
•
the possibility that the termination fee could discourage other potential parties from making an acquisition proposal, although the Ranger board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in making an acquisition proposal;

•
the fact that Ranger will generally be obligated to pay its own expenses incident to preparing for and entering into and carrying out its obligations under the Merger Transactions if the company merger is not consummated, except in the circumstance where the Merger Agreement is terminated as a result of the failure to obtain Baytex shareholder approval of the Baytex share issuance resolution; and

•
the requirement that if the Merger Agreement is terminated as a result of the failure to obtain approval of the Ranger Merger Proposal by Ranger shareholders, Ranger would be obligated to reimburse Baytex for $20.0 million of its expenses in connection with the Merger Agreement;

Regulatory Approval.   The Ranger board considered that the company merger and the related transactions require regulatory approval to complete such transactions and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approval;
Interests of Certain Ranger Directors and Executive Officers and Other Concerns Related to Conflicts or the Potential Appearance of Conflicts.   The Ranger board considered that Ranger’s directors and executive officers may have interests in the company merger that may be different from, or in addition to, those of Ranger shareholders generally. For more information about such interests, see the section titled “The Merger —Interests of Ranger’s Directors and Executive Officers in the Merger”;
Merger Costs.   The costs associated with the completion of the company merger, including Ranger management’s time and energy and potential opportunity cost that will be incurred by the combined company as a result of the company merger, as described in the section titled “The Merger — Interests of Ranger’s Directors and Executive Officers in the Company Merger”; and
Other Risks.   The Ranger board considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
The Ranger board believed that, overall, the potential benefits of the company merger to Ranger shareholders outweighed the risks and uncertainties associated with the Merger Transactions.
The foregoing discussion of factors considered by the Ranger board in reaching its conclusions and recommendation includes the principal factors considered by the Ranger board but is not intended to be exhaustive and may not include all of the factors considered by the Ranger board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the transaction, the Ranger board did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Ranger board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Ranger board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, Ranger’s senior management and the Ranger board’s outside legal and financial advisors.
In considering the recommendation of the Ranger board to approve the Merger Agreement, holders of Ranger common stock should be aware that the executive officers and directors of Ranger may have certain interests in the transaction that may be different from, or in addition to, the interests of Ranger shareholders generally. See the section entitled “The Merger — Interests of Ranger’s Directors and Executive Officers in the Company Merger” beginning on page 79.
It should be noted that this explanation of the reasoning of the Ranger board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 39.
Baytex’s Reasons for the Merger Transactions
After considering such matters as it deemed relevant, the Baytex board unanimously: (i) determined, after receiving legal and financial advice, that the Merger Agreement and the company merger, including the issuance of the Baytex common shares pursuant to the company merger, are in the best interests of Baytex; (ii) approved the company merger and the entering into of the Merger Agreement, the Support Agreement and the IRRA; and (iii) recommended that Baytex shareholders vote in favor of the Baytex share issuance resolution. The Baytex board unanimously recommends that Baytex shareholders vote “FOR” the Baytex share issuance resolution.
Reasons for and Benefits of the Merger Transactions
The anticipated benefits from the Merger Transactions are primarily derived from the financial and operational synergies to be realized as a combined entity. The strategic rationale that supported the Baytex board’s approval of the Merger Transactions include the following (not necessarily presented in order of relative importance):

•
Enhanced Shareholder Returns.   Baytex believes that the Merger Transactions will benefit Baytex shareholders by providing additional free cash flow for enhanced shareholder returns due to the forecasted increase to free cash flow per share following Closing. Baytex intends to seek to increase its direct shareholder return to approximately 50% of free cash flow upon closing, through the introduction of a dividend and an increase in share buybacks. Based on this, following closing of the Merger Transactions, Baytex management anticipates recommending to the Baytex board that Baytex declare and pay a quarterly dividend of $0.0225 per Baytex common share ($0.09 per share annualized) representing a dividend yield of approximately 1.6% based on Baytex's closing share price on February 24, 2023 of C$5.74 on the TSX.

•
Builds Quality Scale and Significant Operating Capability.   The Merger Transactions materially increase Baytex’s presence and the scale of its Eagle Ford operations in Texas by adding:

•
162,000 net acres in the crude oil window of the Eagle Ford shale, highly concentrated in Gonzales, Lavaca, Fayette and Dewitt counties which is on-trend with Baytex’s current non-operated position just to the southwest in the Karnes Trough.

•
Estimated daily average production during the 12 months following the projected closing of the Merger Transactions of 67 to 70 Mboe/d (working interest) that is approximately 96% operated (72% light oil, 15% NGLs and 13% natural gas).

•
254,485 Mboe of proved reserves as of December 31, 2022 (consisting of 169,232 Mbbls of oil, 44,408 Mbbls of NGLs and 245,069 MMcf of natural gas).

On a combined basis, Baytex’s estimated average daily production is forecast to be 155,000 to 160,000 boe/d (74% oil, 12% NGLs and 14% natural gas) during the 12 months following the projected closing of the Merger Transactions. Increasing Baytex’s presence and scale of its Eagle Ford operations in Texas is beneficial because Baytex’s current assets in the Eagle Ford are non-operated, and adding the operated assets and capability of Ranger will provide Baytex with significantly greater ability and opportunity to optimize its Eagle Ford operations and investments.
•
Enhances Drilling Inventory.   Baytex estimates Ranger’s acreage would support 741 net undrilled locations representing an inventory life of 12 to 15 years (based on running an average of 2.3 rigs per year), including 523 Lower Eagle Ford locations and 218 additional Upper Eagle Ford and Austin Chalk locations.

•
Creates a Significantly More Resilient Business.   On a pro forma basis, Baytex’s operated production during the 12 months following the projected closing of the Merger Transactions increases to approximately 82% as compared to 70% in the absence of the Merger Transactions. Baytex also believes the addition of Ranger’s assets will reduce its asset level free cash flow break-even price by approximately US$7/bbl to US$41/bbl WTI. Further, the addition of Ranger’s asset base provides increased exposure to premium U.S. Gulf Coast pricing and increases Baytex’s light oil production in the Eagle Ford to approximately 42% of pro forma production as compared to 18% in the absence of the Merger Transactions, which receives WTI pricing plus approximately US$2/bbl price realizations. Finally, Ranger’s acreage is supported by substantial infrastructure in place with low operating and transportation costs.

•
Maintains Balance Sheet Strength and Financial Flexibility.   As described under “The Merger — Debt Financing,” Baytex has completed the offering of the Baytex 8.500% Senior Notes and it expects to enter into the Baytex new bank facility and increase the commitments thereunder to US$1.1 billion and to add thereto the US$250 million Baytex term loan, the proceeds of which will be used to pay a portion of the cash consideration and refinance Ranger’s and Baytex’s existing indebtedness. Within 45 days of closing the Merger Transactions, Baytex expects to have approximately 40% of net crude oil production exposure hedged for the twelve-month period post-closing.

•
Commitment to Strong ESG Performance.   Baytex believes that the company merger will result in Baytex having a reduced average greenhouse gas emissions intensity due to the lower greenhouse gas intensity Ranger assets being added to the Baytex portfolio.

•
Disciplined Leadership and Governance.   The combined business will benefit from the experienced leadership of the existing Baytex executive team and the Baytex board. Baytex intends to add one senior operational leader to the Baytex leadership team and retain the Ranger technical team operating in Houston. At closing, Baytex intends to appoint Jeffrey E. Wojahn and Tiffany Thom Cepak to the Baytex board. Familiarity with the Ranger assets at the Baytex board and continuity with the Ranger technical team will allow for the efficient integration of the Ranger assets into the Baytex portfolio.
Opinion of BofA Securities Inc. — Financial Advisor to Ranger
Ranger has retained BofA Securities to act as Ranger’s financial advisor in connection with the company merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Ranger selected BofA Securities to act as Ranger’s financial advisor in connection with the company merger on the basis of BofA Securities’ experience in transactions similar to the company merger, its reputation in the investment community and its familiarity with Ranger and its business.
On February 27, 2023, at a meeting of the Ranger board held to evaluate the company merger, BofA Securities delivered to the Ranger board an oral opinion, which was confirmed by delivery of a written opinion dated February 27, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Ranger common stock was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Ranger board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Ranger board for the benefit and use of the Ranger board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the company merger and no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or transactions that might be available to Ranger or in which Ranger might engage or as to the underlying business decision of Ranger to proceed with or effect the company merger. BofA Securities’ opinion does not address any other aspect of the company merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed company merger or any other matter.
In connection with rendering its opinion, BofA Securities:
(i)
reviewed certain publicly available business and financial information relating to Ranger and Baytex;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Baytex furnished to or discussed with BofA Securities by the management of Baytex, including certain financial forecasts relating to Baytex prepared by the management of Baytex, except that, at the direction of Ranger’s management, BofA Securities assumed current strip pricing for commodity prices (rather than flat pricing as assumed by the management of Baytex) (such forecasts, the “Baytex Forecasts”);

(iii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Ranger furnished to or discussed with BofA Securities by the management of Ranger, including certain financial forecasts relating to Ranger prepared by the management of Ranger (such forecasts, the “Ranger Forecasts”);

(iv)
discussed the past and current business, operations, financial condition and prospects of Ranger with members of senior managements of Ranger and Baytex, and discussed the past and current business, operations, financial condition and prospects of Baytex with members of senior managements of Ranger and Baytex;

(v)
reviewed the potential pro forma financial impact of the company merger on the future financial performance of Baytex, including the potential effect on Baytex’s estimated earnings per share;

(vi)
reviewed the trading histories for Ranger common stock and Baytex common shares and a comparison of such trading histories with each other and with the trading histories of other companies BofA Securities deemed relevant;

(vii)
compared certain financial and stock market information of Ranger and Baytex with similar information of other companies BofA Securities deemed relevant;

(viii)
compared certain financial terms of the company merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(ix)
reviewed the relative financial contributions of Ranger and Baytex to the future financial performance of the combined company on a pro forma basis;

(x)
reviewed certain estimates as to the amount and timing of revenue enhancements (the “Synergies”), net operating losses (the “NOLs”) and step-up in the tax basis of a pro rata portion of the assets of Opco (the “Step-Up”) anticipated by the management of Baytex to result from the Merger Transactions;

(xi)
considered the fact that Ranger determined that it would explore its strategic alternatives and the results of BofA Securities’ efforts on behalf of Ranger to solicit, at the direction of Ranger, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Ranger;

(xii)
reviewed a draft, dated February 27, 2023 of the Merger Agreement (the “Draft Agreement”); and

(xiii)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and BofA Securities relied upon the assurances of the management of Ranger and Baytex that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Ranger Forecasts, BofA Securities was advised by Ranger, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Ranger as to the future financial performance of Ranger. With respect to the Baytex Forecasts, the Synergies, the NOLs and the Step-Up, BofA Securities was advised by Baytex, and was directed by Ranger to assume, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Baytex as to the future financial performance of Baytex and other matters covered thereby. BofA Securities relied, at the direction of Ranger, on the assessments of the managements of Ranger and Baytex as to Baytex’s ability to achieve the Baytex Forecasts and the Synergies, and to realize the benefits of the NOLs and the Step-Up, and BofA Securities assumed, with the consent of Ranger, that the Baytex Forecasts, the Synergies, the NOLs and the Step-Up will be realized in the amounts and at the times projected. BofA Securities relied, at the direction of Ranger, upon the assessments of the management of Ranger as to the potential impact of market, governmental or regulatory trends and developments relating to or affecting Ranger and its business. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Ranger or Baytex, nor did it make any physical inspection of the properties or assets of Ranger or Baytex. BofA Securities did not evaluate the solvency or fair value of Ranger or Baytex under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Ranger, that the Opco Unit Exchange and the company merger would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Opco Unit Exchange and the company merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Ranger, Baytex or the contemplated benefits of the Opco Unit Exchange or the company merger. BofA Securities also assumed, at the direction of Ranger, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the company merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the company merger, the form or structure, or financial or other terms, aspects or implications of any related transaction, or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements or understandings entered into in connection with or related to the company merger, any related transaction or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Ranger common stock and no opinion or view was expressed with respect to any consideration received in connection with the company merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the company merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or transactions that might be available to Ranger or in which Ranger might engage or as to the underlying business decision of Ranger to proceed with or effect the company merger. BofA Securities did not express any opinion as to what the value of Baytex common shares actually would be when issued or the prices at which Ranger common stock or Baytex common shares would trade at any time, including following announcement or consummation of the company merger. BofA Securities did not express any view or opinion with respect to, and relied, with Ranger’s consent, upon the assessments of Ranger and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to Ranger or the company merger (including the contemplated benefits thereof), as to which matters BofA Securities understood that Ranger had obtained such advice as Ranger deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the company merger or any other matter. Except as described above, Ranger imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Ranger, Baytex or the company merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The discussion set forth below in the section entitled “The Merger — Summary of Material Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Ranger board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Financial Analyses
Ranger Financial Analyses.
Selected Publicly Traded Companies Analysis.   BofA Securities reviewed publicly available financial and stock market information for Ranger and the following five publicly traded companies in the energy industry:

Selected Publicly Traded Company	Enterprise Value / Estimated EBITDA for 2023
• Chord Energy Corporation	2.8x
• Magnolia Oil & Gas Corporation	4.0x
• Crescent Energy Company	3.1x
• Vital Energy, Inc.	2.3x
• Silverbow Resources Inc.	2.0x
BofA Securities reviewed, among other things, the enterprise value of the selected publicly traded companies, calculated as equity values based on closing stock prices on February 24, 2023, plus total debt, issued and outstanding preferred stock and non-controlling interests, less cash and cash equivalents and short-term and long-term liquid investments, as a multiple of estimated calendar year 2023 estimated adjusted earnings before interest, taxes, depreciations and amortization, referred to as EBITDA, as set forth in the table above. Based on its professional judgment and experience, BofA Securities applied a range of calendar year 2023 EBITDA multiples of 2.3x to 3.3x to Ranger’s calendar year 2023 EBITDA of $832 million, to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on research analysts’ estimates available as of February 24, 2023, and estimated financial data of Ranger were based on the Ranger Forecasts.
This analysis indicated the following approximate implied per share equity value reference ranges for Ranger, as compared to the implied value of the merger consideration, calculated by adding the $13.31 cash consideration to the implied value of the 7.49 Baytex common shares represented by the share consideration based on the C$5.74 spot price of Baytex common shares on February 24, 2023 on the TSX, converted into USD at the spot exchange rate of 0.753 (the “Implied Per Share Value of Merger Consideration”), and to the Implied Per Share Value of Merger Consideration, discounted to December 31, 2022 at a discount rate of 11.7%, representing the middle point of the estimated range of Ranger’s weighted average cost of capital:
Per Share Equity Value	Implied Per Share Value of Merger Consideration	Implied Per Share Value of Merger Consideration, Discounted to December 31, 2022
$31.54 – $51.11	$44.91	$44.16
No company used in this analysis is identical or directly comparable to Ranger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of any company to which Ranger was compared.
Selected Precedent Transactions Analysis.   BofA Securities reviewed, to the extent publicly available, financial information relating to the following eight selected transactions involving companies in the energy industry between January 1, 2021 and February 27, 2023:
Acquirer	Target / Seller	Transaction Value / One-Year Forward EBITDA
• WildFire Energy I LLC	• Chesapeake Energy Corporation	3.2x/3.1x
• Marathon Oil Corporation	• Ensign Natural Resources LLC	3.4x
• Devon Energy Corporation	• Validus Energy Services LLC	2.0x
• SilverBow Resources	• Sundance Energy, Inc.	2.1x
• EnCap Investments LP	• EP Energy Corp.	2.8x
• Penn Virginia Corporation	• Lonestar Resources US Inc.	3.5x
• WildFire Energy I LLC	• Hawkwood Energy LLC	—
• Validus Energy Services LLC	• Ovintiv Inc.	—
BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s one-year forward estimated EBITDA. Based on its professional judgement and experience, BofA Securities then applied one-year forward EBITDA multiples of 2.5x to 3.5x derived from the selected transactions to Ranger’s calendar year 2023 estimated EBITDA. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Ranger were based on the Ranger Forecasts. This analysis indicated the following approximate implied per share equity value reference range for Ranger, as compared to the Implied Per Share Value of the Merger Consideration, and to the Implied Per Share Value of Merger Consideration, discounted to December 31, 2022 at a discount rate of 11.7%, representing the middle point of the estimated range of Ranger’s weighted average cost of capital:
Implied Per Share Equity Value Reference Range for Ranger	Implied Per Share Value of Merger Consideration	Implied Per Share Value of Merger Consideration, Discounted to December 31, 2022
$33.85 – $53.42	$44.91	$44.16
No company, business or transaction used in this analysis is identical or directly comparable to Ranger or the company merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Ranger and the company merger were compared.
Discounted Cash Flow Analysis.   BofA Securities performed a “life of asset” discounted cash flow analysis of Ranger to estimate the present value of the standalone unlevered, after-tax free cash flows that Ranger’s assets were forecasted to generate during Ranger’s fiscal years 2023 through 2067 based on the Ranger Forecasts. The cash flows were then discounted to present value as of December 31, 2022 using discount rates ranging from 10.6% to 12.9%, which were based on an estimate of Ranger’s weighted average cost of capital.
BofA Securities also estimated the per share impact of the pro forma tax savings due to the Synergies, the incremental utilization of the NOLs and the Step-Up anticipated by the management of Baytex to result from the Merger Transactions. BofA Securities applied discount rates ranging from 10.6% to 12.9% to such tax savings to determine a range of present values for the additional tax shield, which BofA Securities divided by the number of fully-diluted shares of Ranger common stock outstanding to calculate a range of tax savings per share of Ranger common stock of $1.93 to $2.17 (the “Pro Forma Synergies and Tax Savings”). BofA Securities then added the range of Pro Forma Synergies and Tax Savings to the range of implied standalone per share equity values of Ranger common stock to compute a reference range of pro forma implied per share equity values.
These analyses indicated the following approximate implied per share equity value reference ranges for Ranger (i) without and (ii) including the Pro Forma Synergies and Tax Savings, as compared to the Implied Per Share Value of Merger Consideration, and to the Implied Per Share Value of Merger Consideration, discounted to December 31, 2022 at a discount rate of 11.7%, representing the middle point of the estimated range of Ranger’s weighted average cost of capital:
Implied Per Share Equity Value Reference Range for Ranger without Pro Forma Synergies and Tax Savings	Implied Per Share Equity Value Reference Range for Ranger including Pro Forma Synergies and Tax Savings	Implied Per Share Value of Merger Consideration	Implied Per Share Value of Merger Consideration, Discounted to December 31, 2022
$30.92 – $38.25	$32.85 – $40.42	$44.91	$44.16
Other Factors.
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
historical trading prices and trading volumes of the Ranger common stock during the 52-week period ended February 24, 2023, which ranged from $27.31 to $52.78 per share; and

•
price targets for the Ranger common stock in research analyst reports available as of February 24, 2023, which had a price target range (discounted one year by a 12.8% cost of equity) of $46.05 to $49.59 per share.

Baytex Financial Analyses.
Selected Publicly Traded Companies Analysis.   BofA Securities reviewed publicly available financial and stock market information for Baytex and the following five publicly traded companies in the energy industry:
Selected Publicly Traded Company	Enterprise Value / Estimated EBITDA for 2023
• Vermilion Energy Inc.	2.3x
• Crescent Point Energy Corp.	3.1x
• Enerplus Corporation	3.3x
• Whitecap Resources Inc.	3.9x
• Tamarack Valley Energy Ltd.	3.5x
BofA Securities reviewed, among other things, the enterprise values of the selected publicly traded companies calculated as equity values based on closing stock prices on February 24, 2023, plus total debt, issued and outstanding preferred stock and non-controlling interests, less cash and cash equivalents and short-term and long-term liquid investments, as a multiple of estimated calendar year 2023 EBITDA, as set forth in the table above. Based on its professional judgment and experience, BofA Securities applied a range of calendar year 2023 EBITDA multiples of 2.8x to 3.8x to Baytex’s calendar year 2023 EBITDA of CAD $1,271 million, as set forth in the Baytex Forecasts, to determine implied per share equity values.
This analysis indicated the following approximate implied per share equity value reference range for Baytex as compared to the closing trading price of Baytex common shares on February 24, 2023, in each case, as converted into USD at the spot exchange rate of 0.753 as of February 24, 2023:
Implied Per Share Equity Value Reference Range for Baytex	Closing Trading Price of Baytex common shares on February 24, 2023
$3.56 – $5.26	$4.22
No company used in this analysis is identical or directly comparable to Baytex. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of any company to which Baytex was compared.
Discounted Cash Flow Analysis.   BofA Securities performed a “life of asset” discounted cash flow analysis of Baytex to estimate the present value of the standalone unlevered, after-tax free cash flows that Baytex’s assets were forecasted to generate during Baytex’s fiscal years 2023 through 2050 based on the Baytex Forecasts. The cash flows were then discounted to present value as of December 31, 2022 using discount rates ranging from 8.0% to 9.4%, which were based on an estimate of Baytex’s weighted average cost of capital.
This analysis indicated the following approximate implied per share equity value reference range for Baytex as compared to the closing price of Baytex common shares on February 24, 2023, in each case, as converted into USD at the spot exchange rate of 0.753 as of February 24, 2023:
Implied Per Share Equity Value Reference Range for Baytex	Closing Trading Price of Baytex common shares on February 24, 2023
$3.86 – $4.20	$4.22
Other Factors.
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•
historical trading prices and trading volumes of the Baytex common shares during the 52-week period ended February 24, 2023, which ranged from $3.92 to $7.12 per share; and

•
price targets for the Baytex common shares in research analyst reports available as of February 24, 2023, which had a price target range (discounted one year by a 9.0% cost of equity) of $4.72 to $6.07 per share.

Relative Financial Analyses.
Implied Exchange Ratio Analysis.
Utilizing the implied per share equity value reference ranges derived for Ranger and Baytex described above by dividing (i) the low endpoint and the high endpoint of the per share equity reference ranges derived for Ranger pursuant to the analyses of selected publicly traded companies and discounted cash flows (both with and without taking into account the potential financial effect of the Pro Forma Synergies and Tax Savings, and subtracting the $13.31 cash consideration) by (ii) the high endpoint and the low endpoint of the per share equity reference ranges derived for Baytex pursuant to the analyses of selected publicly traded companies and discounted cash flows, respectively, BofA Securities calculated the following approximate implied exchange ratio reference ranges, as compared to the amount of the share consideration:
Implied Exchange Ratio Reference Range (Selected Publicly Traded Companies)	Implied Exchange Ratio Reference Range (Discounted Cash Flows) (without synergies)	Implied Exchange Ratio Reference Range (Discounted Cash Flows) (with synergies)	Share Consideration
3.466x – 10.608x	4.189x – 6.464x	4.649x – 7.027x	7.49x
Has/Gets Analysis.
BofA Securities performed a has/gets analysis to calculate the theoretical change in value for the holders of Ranger common stock resulting from the company merger based on (i) the pro forma ownership of holders of Ranger common stock of Baytex after giving effect to the company merger and (ii) the 100% ownership by holders of Ranger common stock of Ranger common stock on a standalone basis.
For Ranger on a stand-alone basis, BofA Securities used the reference range obtained in its discounted cash flow analysis described above under “Summary of Material Financial Analyses — Ranger Financial Analyses — Discounted Cash Flow Analysis.”
For Ranger on a pro forma basis, BofA Securities added the high to low reference range of standalone implied equity values of Baytex obtained in its discounted cash flow analysis described above under “Summary of Material Financial Analyses — Baytex Financial Analyses — Discounted Cash Flow Analysis” and the present value of the Pro Forma Synergies and Tax Savings to the low to high reference ranges of standalone implied equity values of Ranger, and subtracted the expected amount of incremental net debt expected to be incurred by Baytex in connection with the company merger to calculate a range of implied pro forma equity values, then divided the implied pro forma equity values by the estimated number of Baytex common shares expected to be outstanding on a fully diluted basis following the company merger, to determine a range of implied pro forma equity values per share, which BofA Securities multiplied by the share consideration of 7.49 Baytex common shares per share of Ranger common stock. BofA Securities then added the cash consideration per share of Ranger common stock of $13.31 to derive a range of implied consideration per share values for the Ranger common stock. The comparison yielded the following:
Implied Per Share Equity Value Reference Range for Ranger without Pro Forma Synergies and Tax Savings	Implied Per Share Equity Value Reference Range for Ranger with Pro Forma Synergies and Tax Savings	Illustrative Implied Value Uplift to Ranger Common Stock
$30.92 – $38.25	$39.74 – $40.71	28.5% – 6.4%
Miscellaneous
As noted above, the discussion set forth above is a brief summary of the material financial analyses presented by BofA Securities to the Ranger board in connection with its opinion and is not a comprehensive description of all analyses undertaken or the factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ranger or Baytex. The estimates of the future performance of Ranger or Baytex in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Ranger board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Ranger or Baytex.
The type and amount of consideration payable in the company merger was determined through negotiations between Ranger and Baytex, rather than by any financial advisor, and was approved by the Ranger board. The decision to enter into the Merger Agreement was solely that of the Ranger board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Ranger board in its evaluation of the proposed company merger and should not be viewed as determinative of the views of the Ranger board or Ranger’s management with respect to the company merger or the merger consideration.
Ranger has agreed to pay BofA Securities for its services in connection with the company merger an aggregate fee currently estimated to be approximately $18 million, $2 million of which was payable upon the delivery of its opinion and the remaining portion of which is contingent upon the consummation of the company merger. Ranger also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full-service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Ranger and certain of its affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Ranger and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Penn Virginia Corporation (now Ranger) in connection with the acquisition of Lonestar Resources US Inc., (ii) having acted as manager for a certain debt offering of a Ranger subsidiary, (iii) having acted or acting as co-lead arranger, joint bookrunner for, and/or lender under, certain revolving credit, letters of credit or other facilities of Ranger and/or certain of its affiliates, (iv) having provided or providing certain treasury management services and products to Ranger and/or certain of its affiliates and (v) having provided or providing certain commodity and derivatives trading services to Ranger and/or certain of its affiliates. From February 1, 2021 through January 31, 2023, BofA Securities and its affiliates derived aggregate revenues from Ranger and certain of its affiliates of approximately $8 million for investment and corporate banking services.
Certain Unaudited Prospective Ranger Financial Information
Ranger’s management does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. Ranger is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Ranger does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Ranger board’s evaluation of a potential transaction, Ranger’s management independently prepared certain unaudited prospective financial information for fiscal years 2023 through 2027 and a cumulative presentation of estimates for the years 2028 through 2067 for Ranger (the “Ranger projections for Ranger”). Ranger’s management also considered certain unaudited prospective financial information for Baytex for fiscal years 2023 through 2027 and a cumulative presentation of estimates for the years 2028 through 2050 prepared by the management of Baytex, but assuming current strip pricing for commodity pricing (rather than flat pricing as assumed by the management of Baytex) (the “Baytex projections with Ranger assumptions” and together with the Ranger projections for Ranger, the “Ranger projections”). The Ranger projections were made available to the Ranger board in connection with its consideration and evaluation of the Merger Transactions and were provided to BofA Securities in connection with its financial analyses and opinion.
Ranger is including a summary of the Ranger projections in this proxy statement/prospectus in order to provide Ranger shareholders with access to the final projections prepared by Ranger’s management that were made available to the Ranger board in connection with its evaluation of the Merger Transactions and made available to BofA Securities, and which BofA Securities was instructed by the Ranger board to use, in connection with its financial analyses and opinion.
The inclusion of the Ranger projections in this proxy statement/prospectus should not be regarded as an indication that any of Ranger or any of its affiliates, advisors or representatives have considered the Ranger projections to be predictive of actual future events, and the Ranger projections should not be relied upon as such. Ranger advises the recipients of the Ranger projections that its internal financial forecasts upon which the Ranger projections were based are subjective in many respects.
Although presented with numerical specificity, the Ranger projections were based on numerous variables, assumptions and estimates as to future events made by Ranger’s management that Ranger’s management believed were reasonable at the time the Ranger projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of Ranger. Important factors that may affect actual results and cause these internal financial Ranger projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of Ranger (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 39. Various assumptions underlying the Ranger projections may not prove to have been, or may no longer be, accurate. The Ranger projections may not be realized, and actual results may be significantly higher or lower than projected in the Ranger projections. The Ranger projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Ranger projections do not take into account any circumstances or events occurring after the date they were prepared. The Ranger projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Ranger projections in this proxy statement/prospectus should not be relied on as necessarily predictive of actual future events. For all of these reasons, the internal financial Ranger projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Ranger projections. Accordingly, there can be no assurance that the Ranger projections will be realized.
The Ranger projections were prepared solely for internal use and to assist the Ranger board with its consideration and evaluation of the Merger Transactions and BofA Securities with its financial analyses and opinion, and although the Ranger projections were prepared on an accounting basis consistent with Ranger’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Ranger projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Ranger. Neither Ranger’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Ranger projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
Unlevered free cash flow contained in the Ranger projections is a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measure used in the Ranger projections was relied upon by BofA Securities for purposes of its opinion and by the Ranger board in connection with its evaluation of the Merger Transactions. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger Transactions if the disclosure is included in a document such as this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion or by the Ranger board in connection with its evaluation of the Merger Transactions. Accordingly, Ranger has not provided a reconciliation of the financial measures included in the Ranger projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Ranger may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
For these reasons, as well as the basis and assumptions on which the Ranger projections were compiled, the inclusion of specific portions of the Ranger projections in this proxy statement/prospectus should not be regarded as an indication that such Ranger projections will be an accurate prediction of future events, and they should not be relied on as such. None of Ranger or any of its affiliates, advisors, officers, directors, partners or representatives (including BofA Securities) can give you any assurance that actual results will not differ from these Ranger projections. Except as required by applicable law, none of Ranger or any of its affiliates, advisors, officers, directors, partners or representatives (including BofA Securities) undertake any obligation to update or otherwise revise or reconcile the Ranger projections or the specific portions presented to reflect circumstances existing after the date the Ranger projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement/prospectus are cautioned not to place undue, if any, reliance on the specific portions of the Ranger projections set forth below. None of Ranger or any of its affiliates, advisors, officers, directors, partners or representatives (including BofA Securities) intend to make publicly available any update or other revision to these Ranger projections. In addition, none of Ranger or any of its affiliates, advisors, officers, directors, partners or representatives (including BofA Securities) have made, make, or are authorized in the future to make, any representation to any shareholder or other person regarding Ranger’s ultimate performance compared to the information contained in the Ranger projections or that projected results will be achieved, and any statements to the contrary should be disregarded. Ranger has made no representation to Baytex, in the Merger Agreement or otherwise, concerning the Ranger projections.
In light of the foregoing, and considering that the Ranger special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Ranger shareholders are cautioned not to place undue reliance on such information, and Ranger urges you to review Ranger’s and Baytex’s most recent SEC filings for a description of Ranger’s and Baytex’s reported financial results included therein. See the section entitled “Where You Can Find Additional Information.”
In preparing the prospective financial and operating information described below, Ranger’s management used the following oil and natural gas price assumptions, which were based on WTI and Henry Hub New York Mercantile Exchange strip pricing (“NYMEX Strip”) as of February 24, 2023.
	Commodity Prices
	2023E	2024E	2025E	2026E	2027E	2028E – 2067E
NYMEX Strip
Oil ($/Bbl)	$75.82	$71.26	$67.94	$65.04	$62.48	$62.48
Gas ($/MMBtu)	$3.17	$3.61	$3.80	$3.93	$3.95	$3.95
The following tables present certain summarized prospective financial and operating information of Ranger and Baytex for the fiscal years 2023 through 2027 and a cumulative estimate for the years 2028 through 2067 for Ranger and a cumulative estimate for the years 2028 through 2050 for Baytex. Ranger figures are shown in millions of USD unless otherwise noted. Baytex figures are shown in CAD unless otherwise noted.
Ranger Projections for Ranger
	2023E	2024E	2025E	2026E	2027E	Cumulative 2028E – 2067E
Total Net Production (MBoe/d)	49.3	55.0	61.3	59.6	54.6	n.m.
Growth Rate (%)	20.9%	11.6%	11.3%	(2.7)%	(8.4)%
Revenue (USD millions)	$1,098	$1,135	$1,160	$1,121	$986	$14,843
Growth Rate (%)	(4.1)%	3.4%	2.2%	(3.4)%	(12.0)%	n.m.
EBITDA (USD millions)	$832	$891	$912	$879	$763	$11,224
Growth Rate (%)	11.4%	7.0%	2.4%	(3.6)%	(13.2)%
EBITDA Margin (%)	75.8%	78.5%	78.6%	78.4%	77.4%	75.6%
Unlevered Free Cash Flow (USD millions)(1)	$213	$266	$204	$290	$200	$5,502
Capex (USD millions)	$569	$584	$673	$523	$522	$4,459
Cash Taxes Before NOLs	$6	$46	$41	$69	$51	$1,328
Ending NOL Balance	$651	$437	$272	$59	$54	$248
Tax Shield from NOL Utilization(2)	$5	$45	$35	$45	$1	$11
Cash Taxes After NOL	$1	$1	$6	$24	$50	$1,317

(1)
Calculated using cash taxes that exclude the impact of NOLs.

(2)
Assumes a 21.00% tax rate.

Ranger Projections for Baytex
	2023E	2024E	2025E	2026E	2027E	Cumulative 2028E – 2050E
Total Net Production (MBoe/d)	88.1	90.5	93.8	95.4	95.5	n.m.
Revenue (CAD millions)(1)	$1,831	$1,809	$1,766	$1,719	$1,656	$21,226
Growth Rate (%)	(13.1)%	(1.2)%	(2.4)%	(2.7)%	(3.7)%
EBITDA (CAD millions)	$1,271	$1,188	$1,127	$1,118	$1,044	$8,296
Growth Rate (%)	4.2%	(6.5)%	(5.2)%	(0.8)%	(6.6)%
EBITDA Margin (%)	69.4%	65.7%	63.8%	65.0%	63.0%	39.1%
Unlevered Free Cash Flow (CAD millions)	$638	$584	$456	$504	$431	$3,245
Growth Rate (%)	(8.3)%	(8.4)%	(22.0)%	10.5%	(14.4)%
Cash Flow From Operations (CAD millions)	$1,262	$1,175	$1,058	$1,022	$950	$7,251
Capex (CAD millions)	623	590	602	518	519	$4,006

(1)
Baytex revenues shown net of royalties.

In connection with Ranger’s evaluation of the company merger, Ranger’s management provided to the Ranger board and Ranger’s financial advisors certain estimates of the amounts of synergies, incremental NOL utilization and step-up in tax basis anticipated by Ranger’s management to result from the company merger (together, the “Ranger Expected Synergies”).
	2023E	2024E	2025E	2026E	2027E	2028E – 2067E
	(US$ in millions, except as noted)
Synergies
Total Synergies (C$MM)(1)	$8	$15	$15	$15	$15	$600
Total Synergies (US$MM)(1)	$6	$11	$11	$11	$11	$441
Annual Tax Savings(2)	$1	$2	$2	$2	$2	$95
NOL Utilization (in US$MM)
NOL Utilization	$205	$363	$231	$213	$5	$53
Pro Forma NOL Utilization(3)	$323	$300	$281	$112	$4	$24
Annual Tax Savings / (Dissavings)	$25	$(13)	$11	$(21)	$0	$(6)
Value of Step-Up (in US$MM)
Depletion	$50	$49	$49	$49	$49	$312
Pro Forma Depletion	$89	$89	$89	$91	$92	$827
Annual Tax Savings(1)	$9	$9	$9	$9	$9	$111
Total Annual Tax Savings / (Dissavings) (US$MM)	$35	$(2)	$22	$(10)	$11	$200

(1)
Assumes synergies to be realized 50% in 2023E and 100% in 2024E.

(2)
Assumes a marginal tax rate of 21.59%.

(3)
Ranger’s 382 limitations for Ranger’s NOLs were redetermined for the company merger.

RANGER DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Board of Directors and Management of Baytex after the Merger Transactions
Board of Directors
Following the merger effective time, the current directors of Baytex will remain directors of Baytex. In addition, under the IRRA, Baytex has agreed to elect and appoint the Ranger Designees to be elected or appointed to serve as directors on the Baytex board and thereafter to be nominated to serve on the Baytex board (provided they are willing to serve) at any election of directors occurring on or before December 31, 2024 (the “nomination expiration date”). Following the nomination expiration date, neither Baytex nor the Baytex board is required to nominate the Ranger Designees to serve on the board or otherwise elect or appoint the Ranger nominees to the Baytex board after the election or appointment of the Ranger Designees following closing.
Management Team
Following the merger effective time, Baytex will acquire control of Ranger, and the members of Baytex’s management team following the merger effective time will remain the same unless communicated otherwise in due course.
The following table sets forth the names, ages and titles of the persons who are expected to serve as the directors and executive officers of Baytex immediately after the consummation of the company merger.
Management Team	Age	Position/Title
Directors:
Eric T. Greager	53	President and Chief Executive Officer
Mark R. Bly	63	Chair of the Board and Independent Director
Trudy M. Curran	60	Independent Director
Don G. Hrap	64	Independent Director
Angela S. Lekatsas	61	Independent Director
Jennifer A. Maki	52	Independent Director
David L. Pearce	68	Independent Director
Stephen D.L. Reynish	64	Independent Director
Jeffrey E. Wojahn	58	Independent Director Nominee
Tiffany Thom Cepak	50	Independent Director Nominee
Executive Officers:(1)
Chad L. Kalmakoff	46	Chief Financial Officer
Chad E. Lundberg	41	Chief Operating & Sustainability Officer
Julia Gwaltney	51	Senior Vice President and General Manager, Eagle Ford Operations
Kendall D. Arthur	42	Vice President, Heavy Oil
Brian G. Ector	54	Vice President, Capital Markets
Nicole M. Frechette	39	Vice President, Light Oil
James R. Maclean	43	Vice President, General Counsel and Corporate Secretary

(1)
Includes Executive Officers other than Mr. Greager who is also a director.

Directors
Mark R. Bly is an independent businessman with over 35 years of experience in the oil and gas industry, primarily with BP, a global producer of oil and gas. Mr. Bly led several key E&P units for BP in Alaska, the North Sea and in North America. After that, he was part of the E&P Executive Group, overseeing an international portfolio. He led the internal investigation of the Deepwater Horizon incident in 2010 and is the author of “Bly Report” that defined the understanding of the event by the industry and established the basis for the new organization. In his final role as Executive Vice President, Safety and Operations Risk, he led the transformational program to drive operational excellence and risk management across all of BP’s global activities. He currently serves as an independent director of Secure Energy Services. Mr. Bly holds a Master of Science degree in structural engineering from the University of California, Berkeley and a Bachelor of Science degree in civil engineering from the University of California, Davis.
Trudy M. Curran is a retired businesswoman with extensive experience in executive compensation, mergers and acquisitions, financing and governance. She served as an officer of Canadian Oil Sands Limited from September 2002 to the time of its sale in February 2016. As Senior Vice President, General Counsel & Corporate Secretary of Canadian Oil Sands Limited, she was responsible for legal, human resources and administration and a member of the executive team focused on strategy and risk management. From 2003 to 2016, she was a director of Syncrude Canada Ltd., where she served as chair of the Human Resources and Compensation Committee and as a member of the Pension Committee. She served as the Co-Chair of the Executive Committee of the Calgary chapter of the Institute of Corporate Directors from July 1, 2020 to June 30, 2022, is a member of the Alberta Securities Commission and a director of Trican Well Services Ltd. Ms. Curran holds a Bachelor of Arts Degree in English and a Bachelor of Laws degree (both with distinction) from the University of Saskatchewan and the ICD designation from the Institute of Corporate Directors.
Eric T. Greager joined Baytex as President and CEO on November 4, 2022. He is an accomplished energy executive with 30 years of operations and management experience. He is the former President, Chief Executive Officer and Director of NYSE-listed Civitas Resources, Inc. (formerly Bonanza Creek Energy, Inc.), a position he held from 2018 to 2022. Prior to joining Bonanza Creek / Civitas, Mr. Greager was a Vice President and General Manager at Encana Oil & Gas where he was accountable for a multi-basin portfolio. He joined Encana in 2006 and served in various management and executive positions. Prior to Encana, Mr. Greager spent two years at Dominion Resources and over eleven years at Helmerich & Payne, Inc. Mr. Greager previously served as a board member at the Western Energy Alliance, Colorado Oil and Gas Association, Hunter Ridge Energy Services and the Texas Parks and Wildlife Foundation. Mr. Greager holds a Master’s degree in Economics from the University of Oklahoma, a B.S. in Engineering from the Colorado School of Mines, and is a licensed professional engineer.
Don G. Hrap has spent 35 years in the upstream oil and gas business, primarily holding executive positions in North America. From 2009-2018, he served as President, Lower 48 at ConocoPhillips with strong breadth and depth of experience across several U.S. oil resource plays. Prior to this at ConocoPhillips, Mr. Hrap was senior vice president of Western Canada Gas. He joined ConocoPhillips in 2006 through the merger with Burlington Resources, serving as senior vice president of operations for Burlington Canada. Earlier, he was vice president for the North American Division at Gulf Canada Resources, where he worked for 17 years. Mr. Hrap previously served as chairman of the API Upstream Committee, a Board member of the Independent Petroleum Association of America (IPAA) and a member of the U.S. Oil & Gas Association. He is also a Director of Tall City III Exploration LLC and WildFire Energy I LLC, and also serves as an Industry Advisor to Warburg Pincus. Mr. Hrap graduated from the University of Manitoba with a Bachelor of Science in Mechanical Engineering in 1982. In 1995, he graduated from the University of Calgary with a Master in Business Administration.
Angela S. Lekatsas is the former President and CEO of Cervus Equipment Corporation (2019 to 2021), a TSX listed company providing equipment solutions in agriculture, transportation and industrial sectors across Canada, Australia and New Zealand. Prior to her appointment as CEO, Ms. Lekatsas served as an independent member of the Board of Directors of Cervus, including Chair of Audit Committee and member of Human Resources and Compensation Committee beginning in 2014. For the period 2003 to 2018, Ms. Lekatsas served as a senior executive with Nutrien (TSX and NYSE listed) and its predecessor company Agrium, where she held numerous executive roles as a Vice President, including M&A, Integration, Operations Leader, Treasurer, Controller and Chief Risk Officer. Prior to Nutrien, she spent 16 years as a Chartered Professional Accountant, specializing in financial institutions, large transactions and cross border listed companies. Ms. Lekatsas currently serves as non-executive Chair of HGS Bioscience, a private company that manufactures agricultural products. Ms. Lekatsas has a Bachelor of Commerce Degree from the University of Saskatchewan and is a Chartered Professional Accountant. She also holds the ICD.D designation from the Institute of Corporate Directors. Ms. Lekatsas has been active professionally serving as an elected Board member of the Institute of Chartered Accountants of Manitoba, professional Conduct Committee, Financial Institutions Committee, and guest lecturer.
Jennifer A. Maki joined the Board on September 9, 2019. She has a Bachelor of Commerce degree from Queen’s University and a postgraduate diploma from the Institute of Chartered Accountants, both in Ontario, Canada. Ms. Maki served as Chief Executive Officer of Vale Canada and Executive Director of Vale — SA — Base Metals (2014 to 2017) and previously held several other positions with Vale Base Metals, including Chief Financial Officer & Executive Vice-President (2007-2014) and Vice-President & Treasurer, and with Inco Limited as Assistant Controller. Ms. Maki participated actively in managing Vale’s Base Metals businesses outside Canada as a member of the Board of Commissioners (2007 to 2017) of PT Vale Indonesia Tbk, serving as its President Commissioner (2014 to 2017), and as a director of Vale Nouvelle-Caledonie SAS. She was also Chair of Vale Canada’s Pension Committee (2007-2017). Before joining Vale/Inco, she worked at PricewaterhouseCoopers LLP for 10 years in roles of increasing responsibility. She has also been a director of Next Generation Manufacturing Canada (a not-for-profit organization) since September 2018 and is currently a director at Franco-Nevada Corporation and Pan American Silver Corp. She also holds the ICD.D designation from the Institute of Corporate Directors.
David L. Pearce has been working with the Private Equity Energy firm Azimuth Capital Management since July 2014 as Deputy Managing Partner. He was an Operating Partner with the Azimuth predecessor KERN Partners from November 2008 to July 2014. Mr. Pearce was a director of Raging River Exploration Inc. from March 2012 to August 2018. He was with Northrock Resources Ltd. From June 1999 to January 2008 where he held several senior officer positions and most recently was the President and Chief Executive Officer. Prior thereto Mr. Pearce worked in various management roles at Fletcher Challenge Canada, Amoco Canada and Dome Petroleum. Mr. Pearce has a Bachelor of Science in Mechanical Engineering (Honors) from the University of Manitoba.
Steve D. L. Reynish is an experienced executive with extensive experience in oil and gas, mining and clean energy. He previously served as the President and Chief Executive Officer of Enlighten Innovations, a private Calgary based clean energy technology organization which he joined in 2020. Prior to Enlighten Mr. Reynish served as an Executive Vice President at Suncor Energy Inc. for eight years in a variety of capacities where he was accountable for the company’s strategy, ESG and corporate development initiatives, new technology development, joint venture and commercial portfolios — all instrumental in positioning Suncor as a top-tier Western Canadian based integrated energy company. Mr. Reynish also served as President of Marathon Oil Canada, which he joined through the acquisition of Western Oil Sands where he was Executive Vice President, Operations. Prior to his entry into Canada, he held senior positions within the Anglo American Group, including Vice President of Mining of Anglo Base Metals in Johannesburg and Chief Executive Officer of Bindura Nickel in Zimbabwe. Mr. Reynish holds a Masters degree in Mining Engineering and an MBA, both earned in the UK. He has completed Post Graduate studies at IMD and the Wharton School. He is a member of the board of Energy Safety Canada, the Institute of Corporate Directors (ICD) and National Association of Corporate Directors (NCAD), and a former Member of the Board of Governors of the Oxford Institute of Energy Studies, the Canadian Associated of Petroleum Producers (CAPP) and the Canada Institute.
Jeffrey E. Wojahn has served on Ranger’s Board since September 2019. Mr. Wojahn served as Executive Vice President of EnCana Corporation from 2003 to 2013 and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He served as Advisory Board member for Morgan Stanley Energy Partners from October 2014 until 2017. Since March 2017, Mr. Wojahn has served as the Executive Chairman of MiddleFork Energy Partners, a privately held exploration and production company, and also has served as a director of Civitas Resources, Inc. (formerly Bonanza Creek Energy, Inc.) since November 2014. Mr. Wojahn received his B.S. in Geophysics from the University of Calgary in 1985.
Tiffany (“TJ”) Thom Cepak has served on Ranger’s Board since September 2019. Ms. Cepak has more than 25 years of operational and financial experience within the energy industry and was the Chief Financial Officer (“CFO”) of Energy XXI Gulf Coast Inc., an oil and natural gas development and production company, from August 2017 until October 2018. She was also CFO of KLR Energy Acquisition Corp., a special purpose acquisition company (and subsequent to its business combination, Rosehill Resources Inc.) from January 2015 to June 2017 and CFO of EPL Oil & Gas, Inc. for four years until it was sold in 2014. Ms. Cepak has served as director of California Resources Company since October 2020 (chairman of the Board since April 2021), a director of EnLink Midstream, LLC since December 2021 and a director of Patterson-UTI Energy, Inc. since August 2014. She served as a director of Yates Petroleum Corporation, a privately owned onshore exploration and production company, from October 2015 to October 2016. Ms. Cepak began her career as a Senior Reservoir Engineer with Exxon Production Company and Exxon Mobil Company with operational roles, including reservoir and subsurface completion engineering. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and a Master of Business Administration in Management with a concentration in Finance from Tulane University.
Executive Officers
Chad L. Kalmakoff was appointed Chief Financial Officer of Baytex on November 17, 2022. He joined Baytex on September 1, 2015 as Vice President, Finance and has held primary responsibilities for treasury, financial reporting, accounting and information technology. He has over 20 years of experience in the oil and gas industry. Prior to joining Baytex, Mr. Kalmakoff was Vice President, Finance and Chief Financial Officer at Kicking Horse Energy Inc. and Vice President, Finance and Chief Financial Officer at Corinthian Exploration Ltd. He also held a number of positions of increasing responsibility at Pace Oil & Gas Ltd. and its predecessors, including Chief Financial Officer and Vice President, Finance. Mr. Kalmakoff is a Chartered Accountant and holds a Bachelor of Commerce from Dalhousie University.
Chad E. Lundberg was appointed Chief Operating and Sustainability Officer on July 28, 2021. In this role, he is responsible for operations, health and safety and leading our sustainability efforts. Prior to joining Baytex in 2018 as Vice President, Light Oil, Mr. Lundberg was Vice President, Operations with Raging River Exploration Inc. from 2016 to 2018. Prior thereto, Mr. Lundberg held a variety of technical and management roles with Crescent Point Energy Corporation, Husky Energy and as an independent consultant. He holds a Bachelor of Engineering degree from the University of Calgary. As a multi-generational farmer, Mr. Lundberg is passionate about sustainability and building for future generations, complementing our commitment to develop responsible energy for the future.
Julia Gwaltney, the Senior Vice President and Chief Operating Officer of Ranger is expected to join as Senior Vice President and General Manager, Eagle Ford Operations. Prior to joining Ranger, Ms. Gwaltney was the Chief Operating Officer for Gary Permian, LLC, from November 2015 to January 2020, where she led the entry into the Delaware Basin and the development of the property. Previously, she was with Samson Resources as Vice President of Western Operations from April 2014 to November 2015, overseeing the Williston, Powder River, San Juan and Green River Basin assets. She was previously employed with Encana for 14 years, where she assumed increasing roles of responsibility with her last role as Vice President and General Manager of the Northern Operations. She started her career at Burlington Resources. Julia received her Bachelor of Science from Colorado School of Mines and is a registered petroleum engineer.
Kendall D. Arthur was appointed Vice President, Heavy Oil on December 14, 2018. Mr. Arthur has over 15 years of experience in the Canadian oil and gas industry. He joined Baytex Energy in 2006 as a Production Engineer and Asset Team Leader in the Heavy Oil Business Unit and has been a business unit Vice President since January 2012. Prior to joining Baytex, he held various technical production, completions and operations roles with Husky Energy. Mr. Arthur received a Bachelor of Science degree in Mechanical Engineering from the University of Saskatchewan and is a practicing member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.
Brian G. Ector is Vice President, Capital Markets and is responsible for Baytex’s equity capital markets and investor relations functions. He joined Baytex in November 2009. Prior to joining Baytex, Mr. Ector spent 15 years as a sell-side research analyst covering both energy trusts and exploration and production corporations. He spent the last seven years with Scotia Capital where he was consistently ranked as one of the top rated analysts in Canada. Mr. Ector received a Bachelor of Commerce degree with a concentration in finance from the University of Calgary and received his Chartered Financial Analyst designation in 1996. He spent seven years as a national board member of the Canadian Investor Relations Institute (“CIRI”),

including two years as Chair of the national board. He is a member of CIRI, the National Investor Relations Institute, the CFA Institute and the CFA Society Calgary.
Nicole M. Frechette was appointed Vice President, Light Oil on February 24, 2022, responsible for the Eagleford, Duvernay and Viking Assets. She joined the organization in August of 2021 as Subsurface Manager, Light Oil. With over 16 years of experience in Canadian and International petroleum operations, Mrs. Frechette has contributed to development planning and production optimization for a broad range of asset types, regulatory protocols and fiscal regimes. Prior to joining Baytex, she held several senior technical and leadership roles in reservoir engineering, asset development and strategic planning with Repsol and Talisman Energy. Mrs. Frechette received a Bachelor of Science degree in Chemical Engineering, with a minor in Petroleum, from the University of Calgary. She is a practicing member of the Association of Professional Engineers and Geoscientists of Alberta and a certified Project Management Professional.
James R. Maclean was appointed Vice President, General Counsel and Corporate Secretary on February 24, 2022. Mr. Maclean is a corporate lawyer with over 15 years of experience advising energy companies with respect to significant transactions, corporate governance and securities compliance matters. He joined Baytex in 2014 as Senior Legal Counsel and has been General Counsel and Corporate Secretary since 2018. Prior to joining Baytex, Mr. Maclean held positions with Petrominerals Ltd. And Pembina Pipeline Corporation and was an associate at a national law firm. Mr. Maclean holds a Bachelor of Laws from the University of Alberta and a Bachelor of Arts from the University of Victoria and is a member of the Law Society of Alberta.
Executive Officer Compensation
The annual compensation of the persons who are expected to serve as executive officers of Baytex immediately after the consummation of the company merger, for the year ended December 31, 2022, was as follows:
Name(1)	Salary (C$)	Bonus (C$)	% of 2022 Salary	Share-Based Awards (C$)	Savings Plan Match (C$)	Other (C$)	Total (C$)
Eric T. Greager	$89,567	—	0%	$2,500,000	$8,957	$528	$2,599,052
Chad L. Kalmakoff	$275,000	$204,188	74%	$500,000	$27,500	$15,779	$1,022,467
Chad E. Lundberg	$310,000	$351,540	113%	$750,000	$31,000	$15,408	$1,457,950
Kendall D. Arthur	$285,000	$275,096	97%	$575,000	$28,500	$14,544	$1,178,141
Brian G. Ector	$300,000	$222,750	74%	$500,000	$30,000	$16,150	$1,068,900
Nicole M. Frechette	$210,000	$187,110	89%	$200,000	$21,000	$16,082	$634,193
James R. Maclean	$250,000	$204,188	82%	$250,000	$25,000	$13,848	$743,036

(1)
Julia Gwaltney has been omitted from the table because, while she is expected to be an executive officer of Baytex immediately following the closing, she did not receive any compensation or benefits from Baytex in the year ended December 31, 2022.

Executive Officer Share-Based Awards
The actual number of incentive awards (“IA”), share settled restricted awards (“RA (SS)”), performance awards (“PA”) and share settled performance awards (“PA (SS)”) granted to the executive officers was, in each case, determined by dividing the dollar amount of the grants shown above by the volume weighted average trading price of the Baytex common shares on the TSX for the five trading days preceding the grant date. The grant date fair value of one Baytex common share underlying the share-based awards was C$7.34 on November 14, 2022 for Mr. Greager’s 2022 share-based awards. For the other share-based awards the grant date fair value of one Baytex common share underlying the share-based awards was C$5.68 on March 7, 2022. The grant date fair value presented for these awards is consistent with the fair value used for accounting purposes.

Executive Officer Bonuses
The bonus amount represents the annual cash bonus earned for the year ended December 31, 2022. Approximately 50% of the bonuses were paid on December 31, 2022 based on the Human Resources and Compensation Committee (the “HRC Committee”)-approved initial estimate of the scorecard results, and the remainder was paid on March 31, 2023 after year-end results for 2022 were released and the HRC Committee approved the final scorecard results. For more information, see the section entitled “Compensation Program Design — Short-Term Incentive Plan” in Baytex’s Information Circular and Proxy Statement dated March 16, 2022 for the Annual and Special Meeting of Shareholders held on April 28, 2022 filed as Exhibit 99.2 to the Form 6-K filed on March 30, 2022 with the SEC, for a description of Baytex’s short-term incentive compensation.
Pension Plan Benefits
Baytex does not provide defined benefit pension plans or any other pension plans that provide for payments or benefits at, following or in connection with retirement to its directors or executive officers.
Director Compensation
The annual compensation for the persons who are expected to serve as the directors of Baytex immediately after the consummation of the company merger, for the year ended December 31, 2022, was as follows:
Directors(1)	Fees Earned (C$)	Share-Based Awards (C$)(2)	Total (C$)
Mark R. Bly	$149,000	$160,000	$309,000
Trudy M. Curran	$65,000	$140,000	$205,000
Don G. Hrap	$66,000	$140,000	$206,000
Angela S. Lekatsas(3)	—	—	—
Jennifer A. Maki	$71,000	$140,000	$211,000
David L. Pearce	$50,000	$140,000	$190,000
Steve D. L. Reynish	$58,500	$140,000	$198,500

(1)
Jeffrey E. Wojahn and Tiffany Thom Cepak have been omitted from the table because, while each of Mr. Wojahn and Ms. Cepak are expected to be directors of Baytex immediately following the closing, they did not receive any compensation or benefits from Baytex in the year ended December 31, 2022.

(2)
Represents the aggregate value of the deferred share units (“DSUs”) granted to each director. The number of DSUs granted was determined by dividing the dollar amount of the grant shown above by the volume weighted average trading price of the Baytex common shares on the TSX for the five trading days preceding the grant date. The grant date fair value of one Baytex common share underlying the DSUs was C$5.68 on March 7, 2022. The grant date fair value presented for these DSUs is consistent with the fair value used for accounting purposes.

(3)
Ms. Lekatsas joined the Board effective February 8, 2023.

Total Share Ownership of Directors and Executive Officers
The total ownership of shares and share-based awards of the directors and executive officers of Baytex as of May 8, 2023, was as follows. None of the directors and executive officers have any voting rights with respect to such shares (and the shares underlying such share-based awards) that are different from the rights of shareholders generally.

Directors and Executive Officers(1)	Baytex common shares	DSU(2)	PA	PA(SS)	RA(SS)	Percent of Baytex common shares outstanding(3)
Kendall D. Arthur	507,839	—	210,238	—	—	0.13%
Brian G. Ector	349,512	—	178,841	—	—	0.097%
Nicole M. Frechette	13,476	—	72,066	—	—	0.02%
Eric T. Greager	500,000	—	306,011	272,507	68,127	0.21%
Chad L. Kalmakoff	313,892	—	233,262	—	—	0.10%
M. Scott Lovett(4)	470,146	—	178,844	—	—	0.12%
Chad E. Lundberg	491,101	—	295,010	—	—	0.14%
James R. Maclean	56,622	—	88,343	—	—	0.03%
Mark R. Bly	490,638	181,344	—	—	—	0.12%
Trudy M. Curran	164,154	158,676	—	—	—	0.06%
Donald G. Hrap	84,381	158,676	—	—	—	0.04%
Angela S. Lekatsas	10,000	22,846	—	—	—	0.006%
Jennifer A. Maki	173,054	158,676	—	—	—	0.06%
David L. Pearce	260,890	158,676	—	—	—	0.08%
Steve D.L. Reynish	67,600	174,568	—	—	—	0.04%
Total	4,195,467	1,172,138	1,562,615	272,507	68,127	1.32%

(1)
Julia Gwaltney, Jeffrey E. Wojahn and Tiffany Thom Cepak have been omitted from the table because while Ms. Gwaltney, Mr. Wojahn and Ms. Cepak are expected to be either an executive officer or director of Baytex immediately following the closing, they did not own any Baytex common shares or Baytex share-based awards as of March 31, 2023.

(2)
DSUs may be cash-settled or, at the election of the Baytex board, share-settled.

(3)
The total number of Baytex common shares held by each executive officer does not include the IAs. IAs are cash-settled only and no director holds IAs.

(4)
M. Scott Lovett has resigned from his position as a Baytex executive officer, to be effective on May 19, 2023.

Description of Share-Based Awards
Each PA (SS) has three vesting periods equal to one-third of the total grant. On vesting in the first year following the grant, the number of shares issued is determined by multiplying the number of shares underlying the portion of the PA (SS) vesting by the payout multiplier for the most recently ended year. On vesting in the second year following the grant, the number of shares issued is determined by multiplying the number of shares underlying the portion of the PA (SS) vesting by the average of the payout multipliers for the two most recently ended years. On vesting in the third year following the grant, the number of shares issued is determined by multiplying the number of shares underlying the portion of the PA (SS) vesting by the average of the payout multipliers for the three most recently completed years.
Each RA (SS) entitles the holder to be issued the number of common shares designated in the RA (SS) with such Baytex common shares to be issued on dates determined by the HRC Committee. The issue dates are typically one third on each of the first, second, and third anniversary of the grant date.
Each share-based award is adjusted at settlement to account for the payment of dividends (if any) from the grant date to the applicable settlement date.
Other than the available method of settlement, generally, PAs are the same as PA (SS)s and IAs are the same as RA (SS)s. Baytex has the option to settle PAs in cash or shares. If settled in cash, the payment is determined based on the five day volume weighted average price for Baytex’s common shares.

In addition, in October of 2022, the HRC Committee approved an on-hire grant of PA (SS)s and RA (SS)s to Mr. Greager. The awards vest one-third in March 2024, one-third in March 2025 and one-third in March 2026. To accommodate a vesting period of longer than three calendar years and applicable tax laws, the Board approved an amendment to Baytex’s share award incentive plan to allow the granting of awards that are to be settled in shares, instead of cash or shares at Baytex’s option. It was also the intention of the HRC Committee to increase Mr. Greager’s share ownership in Baytex with these share-settled awards.
For more information regarding Baytex’s share award incentive plan, see the Baytex Energy Corp. Share Award Incentive Plan filed as Exhibit 10.3 to the registration statement of which this proxy statement/prospectus forms a part.
Family Relationship
There are no family relationships between any of Baytex’s executive officers and directors or director nominees.
Information about the current directors and senior management of Ranger can be found in the documents listed under the section entitled “Where You Can Find Additional Information” on page 196.
Listing of Baytex Common Shares
The completion of the Merger Transactions is conditioned upon receipt of conditional listing approval for the listing of the Baytex common shares issuable under the Merger Agreement on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions, prior to the merger effective time. Listing will be subject to Baytex fulfilling all the listing requirements of the NYSE and the TSX. There can be no assurance that the Baytex common shares will be accepted for listing on the NYSE or the TSX.
On April 19, 2023, the TSX conditionally approved for listing up to an additional 323,323,741 Baytex common shares consisting of (i) up to 311,213,987 Baytex common shares issuable as share consideration pursuant to the Merger Agreement; (ii) up to 11,609,754 Baytex common shares issuable in connection with the conversion of the Ranger TRSU awards and Ranger PBRSU awards into Converted Baytex TRSU Awards, and (iii) an additional 500,000 Baytex common shares to account for clerical and administrative matters, subject to customary listing conditions. Baytex has applied to list the Baytex common shares to be issued pursuant to the Merger Agreement on the NYSE.
Delisting and Deregistration of Ranger Common Stock
Shares of Ranger Class A common stock currently trade on the NASDAQ under the stock symbol “ROCC.” When the company merger is completed, Ranger will cease to exist and the Ranger Class A common stock will cease to be traded on the NASDAQ and will be deregistered under the Exchange Act.
Ranger has agreed to cooperate with Baytex and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and rules and policies of the NASDAQ to delist the Ranger common stock from the NASDAQ and to terminate its registration under the Exchange Act promptly after the merger effective time, and in any event no more than ten (10) days after the merger effective time.
Interests of Ranger’s Directors and Executive Officers in the Merger
In considering the recommendations of the Ranger board, Ranger shareholders should be aware that Ranger’s directors and executive officers have interests in the company merger that may be different from, or in addition to, the interests of other Ranger shareholders generally. The Ranger board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the company merger, in adopting the Merger Agreement and in recommending that Ranger shareholders vote “FOR” the Ranger Merger Proposal.

The following discussion sets forth certain of these interests in the company merger for each director and executive officer of Ranger. For purposes of this disclosure, the executive officers and directors of Ranger are as follows:
•
Darrin J. Henke — President, Chief Executive Officer and Director;

•
Russell T Kelley, Jr. — Senior Vice President, Chief Financial Officer and Treasurer;

•
Julia Gwaltney — Senior Vice President and Chief Operating Officer;

•
Edward Geiser — Chairman of the Board;

•
Richard Burnett — Director;

•
Tiffany Thom Cepak — Director;

•
Garrett Chunn — Director;

•
Kevin Cumming — Director;

•
Timothy Gray — Director;

•
Joshua Schmidt — Director; and

•
Jeffrey E. Wojahn — Director.

Each of Edward Geiser, Garrett Chunn, Kevin Cumming, Joshua Schmidt, and Timothy Gray were appointed to the Ranger board by the Class B Holders. Mr. Geiser has shared voting and investment power over the shares held by the Class B Holders.
Ranger Directors to Be Appointed to the Baytex Board
Pursuant to the IRRA, Baytex has agreed to take appropriate actions to cause to be elected or appointed as a director of the combined company the Ranger Designees, or, in the event a Ranger Designee is unwilling or unable to serve as a member of the Baytex board at the time of such appointment, then another member or members of the Ranger board that is determined by the Nominating Committee of the Baytex board to be independent with respect to his or her service on the Baytex board will be appointed to the Baytex board to fill such vacancy or vacancies on the Baytex board in lieu of Mr. Wojahn and/or the other Ranger Designee, as applicable. Any remuneration to be paid to these directors will be consistent with Baytex’s remuneration policy for its directors. The Baytex board is currently comprised of nine directors, and it is expected that eight of these directors will continue to serve on the Baytex board following completion of the Merger Transactions. One of the current Baytex directors has stated that he will not stand for re-election at the Baytex annual and special meeting.
Treatment of Ranger Equity-Based Awards
Each Ranger TRSU award, other than any Ranger Director TRSU award, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time will be converted into Converted Baytex TRSU awards at the closing, with the number of Baytex common shares subject to the Converted Baytex TRSU awards equal to the product of (i) the number of shares of Ranger common stock subject to such Ranger TRSU award or Ranger PBRSU award (at the maximum level of performance), as applicable, multiplied by (ii) the sum of (x) the cash consideration divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (y) the share consideration, rounded up to the nearest whole Baytex common share. Converted Baytex TRSU awards in respect of Ranger TRSU awards will remain subject to the same vesting schedule and Converted Baytex TRSU awards in respect of Ranger PBRSU awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule.
Notwithstanding the foregoing, upon an involuntary termination of the holder’s employment or service by Baytex, Ranger or any of their subsidiaries without “cause” (as defined in the Ranger Equity Plan) or a resignation by the holder for “good reason” (to the extent provided and as defined in the applicable award agreement), in each case, that occurs on or within 12 months following the merger effective time, such awards will immediately vest in full as of such termination date.
Any dividend equivalents that have been accrued with respect to Ranger equity awards will become payable ratably if and when such underlying Converted Baytex TRSU award vests.
Each Ranger Director TRSU award will vest in full at the merger effective time and be cancelled and converted into the right to receive, without interest, the merger consideration with respect to each share of Ranger common stock subject to such Ranger Director TRSU award plus the amount of any dividend equivalents payable with respect to such Ranger Director TRSU award that remain unpaid as of the merger effective time. No fractional Baytex common share will be issued in respect of a Ranger Director TRSU award, and any such fractional Baytex common share will instead be paid in cash.
The table below sets forth, for each Ranger executive officer, the aggregate number of shares of Ranger common stock subject to outstanding Ranger PBRSU awards and Ranger TRSU awards held by such executive officer assuming (i) as required under SEC rules, the closing price of a share of Ranger common stock is $42.94 (the “Estimated Closing Value”), which is equal to the average closing price of a share of Ranger common stock over the first five business days following the first public announcement of the entry into the Merger Agreement, (ii) a closing date of May 8, 2023 (which is the assumed date of closing solely for purpose of the disclosure in this section), and (iii) payout at maximum level of performance for each Ranger PBRSU award. The actual value realized with respect to any Ranger PBRSU awards and Ranger TRSU awards cannot be determined with any certainty until the awards are settled.
Ranger Executive Officers	Number of Shares Subject to Ranger PBRSU Awards (#)(1)	Number of Shares Subject to Ranger TRSU Awards (#)	Estimated Value of Accrued Dividend Equivalent Rights ($)	Estimated Value of Ranger PBRSU Awards and Ranger TRSU Awards ($)(2)	Estimated Value of Ranger PBRSU Awards, Ranger TRSU Awards and Accrued Dividend Equivalent Rights ($)
Darrin J. Henke	207,566	19,166	51,015	9,735,872	9,786,887
Russell T Kelley, Jr.	180,412	0	40,593	7,746,891	7,787,484
Julia Gwaltney	104,500	8,066	25,328	4,833,627	4,858,955

(1)
Represents the number of shares subject to Ranger PBRSU awards at 200% of target, the maximum level of performance.

(2)
Represents the product of (i) the Estimated Closing Value and (ii) the number of shares underlying each Ranger PBRSU award (at maximum level of performance) or Ranger TRSU award, as applicable.

The following sets forth, for each Ranger non-employee director, the aggregate number of shares of Ranger common stock subject to outstanding Ranger Director TRSU awards held by such non-employee director assuming (i) a closing date of May 8, 2023 (which is the assumed date of closing solely for purposes of the disclosure in this section) and (ii) a price equal to the Estimated Closing Value. As of May 8, 2023, none of the Ranger non-employee directors held Ranger PBRSU awards. The following Ranger non-employee directors did not hold outstanding equity awards as of May 8, 2023 and, therefore, are not listed on the table below: Edward Geiser, Garrett Chunn, Kevin Cumming, Timothy Gray, and Joshua Schmidt.
Directors	Number of Shares Subject to Ranger Director TRSU Awards (#)	Estimated Value of Accrued Dividend Equivalent Rights ($)	Estimated Value of Ranger Director TRSU Awards ($)(1)	Estimated Value of Ranger Director TRSU Awards and Accrued Dividend Equivalent Rights ($)
Richard Burnett	3,026	227	129,936	130,163
Tiffany Thom Cepak	6,392	984	274,473	275,457
Jeffrey E. Wojahn	3,026	227	129,936	130,163

(1)
Represents the product of (i) the Estimated Closing Value and (ii) the number of shares underlying each Ranger Director TRSU award.

Executive Officer Severance Arrangements
Each executive officer participates in Ranger’s Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides each executive officer with certain severance benefits upon certain terminations of employment that are enhanced following a “change in control”. If a “change in control” (including the company merger) occurs and within 24 months after such “change in control” event the executive officer’s employment is terminated by Ranger without Cause (other than due to the executive officer’s death or disability) or the executive officer resigns with Good Reason (each as defined in the Executive Severance Plan), the executive officer is eligible to receive the following payments and benefits:
•
a lump sum cash payment equal to 2.0 times (or 2.5 in the case of Mr. Henke) the sum of the executive’s base salary and target annual bonus amount;

•
an additional pro-rata (based on the number of whole months worked during the year) annual bonus for the year of termination (based on the actual level of performance, with any subjective or discretionary components of such annual bonus deemed achieved at the target level), payable in a lump sum at the same time annual bonuses are paid to other Ranger management employees;

•
Ranger-provided outplacement services up to a maximum cost of $10,000; and

•
up to 18 months’ employer-subsidized COBRA premiums for continued group health benefits for the executive and his or her eligible dependents.

Benefits under the Executive Severance Plan are conditioned upon the executive officer’s execution of a release of claims that includes customary confidentiality, non-disparagement, non-competition and non-solicitation provisions.
“Cause,” as defined in the Executive Severance Plan, means any one or more of the following: the executive’s (i) willful and continued failure to substantially perform the executive’s duties with Ranger or any affiliate (other than any such failure resulting from the executive’s Disability, as that term is defined in the Executive Severance Plan); (ii) conviction of a felony; (iii) willful engagement in gross misconduct materially and demonstrably injurious to Ranger or any affiliate; (iv) commission of one or more significant acts of dishonesty as regards Ranger or any affiliate; or (v) willful failure to comply with any material policies or procedures of Ranger as in effect from time to time.
“Good Reason,” as defined in the Executive Severance Plan, means the occurrence of any of the following events or conditions without the consent of the executive: (i) a material reduction in the executive’s base salary or annual cash incentive compensation opportunity; (ii) the relocation of the executive to a location more than 50 miles from Houston, Texas or the location at which the executive was previously based and which increases the executive’s commute by 50 miles or more; or (iii) a material diminution in the executive’s title, authority, duties or responsibilities; provided, however, that Good Reason shall not have occurred unless (x) such event or condition remains uncured 45 days following the executive’s delivery to Ranger of written notice of the specific grounds for Good Reason (the “Cure Period”), (y) such written notice is delivered within 45 days following the initial occurrence of the event or condition giving rise to Good Reason, and (z) the executive terminates his or her employment with Ranger within 10 days after the expiration of the Cure Period.
The company merger will constitute a “change in control” under the Executive Severance Plan. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Ranger’s executive officers, see the table below under “— Interests of Ranger’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Ranger’s Named Executive Officers in Connection with the Company Merger.”
The Executive Severance Plan includes a “best net” provision providing that the executive officer’s payments and benefits will be either capped at the safe harbor amount to avoid the imposition of excise taxes under Code Section 4999 or paid in full subjecting them to possible excise tax liability, whichever provides the better after-tax benefit to the executive. None of the executive officers is entitled to a Code Section 4999 gross-up in connection with the company merger.
Additionally, pursuant to the Merger Agreement, upon an involuntary termination of the executive officer’s employment or service by Baytex, Ranger or any of their subsidiaries without “Cause” (as defined in the Ranger Equity Plan), which occurs on or within 12 months following the closing (a “Qualifying Termination”), subject to the executive officer’s execution of a general release of claims against Baytex and its affiliates and compliance with any applicable restrictive covenants, the executive officer will be entitled to an amount in cash equal to the executive officer’s 2023 long-term incentive plan (“LTIP”) target, (i) prorated for the number of days that have elapsed since January 1, 2023 for the Ranger PBRSU awards through the date of such Qualifying Termination and (ii) minus the value of any LTIP award granted to the executive officer by Baytex (or its applicable subsidiary) that (x) has vested in connection with or prior to such Qualifying Termination or (y) is otherwise not forfeited upon such Qualifying Termination (with such value, in each case, determined based on the Fair Market Value (as defined in Baytex’s share award incentive plan) of the applicable portion of the LTIP award as of such vesting date (in the case of (x)) or the Qualifying Termination date (in the case of (y))) (such amount described in this paragraph, the “2023 LTI Payment”).
Retention Bonuses
Pursuant to the Merger Agreement, each executive officer (i) received, on the regularly-scheduled payment date for annual bonuses under Ranger’s short-term cash incentive plan for the 2022 calendar year (the “2022 Bonus Plan”) an amount equal to (x) 50% times (y) 135% of the executive officer’s target 2022 annual bonus (such amount, the “2022 Bonus Payment”) and (ii) will be eligible to receive a retention bonus payment equal to the 2022 Bonus Payment within five business days following the closing, provided that such executive officer either (a) remains employed with Baytex following the closing or (b) undergoes an involuntary termination of the executive officer’s employment on the closing date by Ranger or its affiliates without “cause” (as defined in the Ranger Equity Plan) at the direction of Baytex (the payment described in this clause (ii), the “Retention Bonus”).
Quantification of Potential Payments and Benefits to Ranger’s Named Executive Officers in Connection with the Company Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Ranger named executive officers that is based on or otherwise relates to the company merger that Ranger’s named executive officers could receive in connection with the company merger, as described more fully above under “— Interests of Ranger’s Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) a closing date of May 8, 2023, which is the assumed date of closing of the company merger solely for purposes of the disclosures in this section, (ii) a price equal to the Estimated Closing Value, (iii) vesting of the Ranger PBRSU awards based on maximum performance (i.e., payout at 200% of the number of shares covered by such awards), (iv) each named executive officer is terminated by Baytex, Ranger, and their applicable subsidiaries without “cause” (other than due to the named executive officer’s death or disability) at or immediately following the merger effective time and (v) each of Ranger’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive such payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of Ranger’s named executive officers, if any, may materially differ from the amounts set forth below. The amounts in the table below do not reflect any reduction in payments that may be applicable pursuant to the “best net” provision described above.
The payments described in the table below are made pursuant to the arrangements described above in the section entitled “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger.”

Ranger Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Darrin J. Henke (President, Chief Executive Officer and Director)	3,878,693	9,786,887	44,926	13,710,506
Russell T Kelley, Jr. (Senior Vice President, Chief Financial Officer and Treasurer)	2,279,317	7,787,484	44,926	10,111,727
Julia Gwaltney (Senior Vice President and Chief Operating Officer)	2,170,779	4,858,955	44,926	7,074,660
Benjamin A. Mathis (former Senior Vice President, Operations and Engineering)(4)	—	—	—	—

(1)
Amounts shown reflect the Retention Bonus, severance payments provided under the Executive Severance Plan and the 2023 LTI Payment each as described above in the section entitled “— Executive Officer Severance Arrangements.” The severance benefits and the 2023 LTI Payment, are considered to be “double-trigger” payments, which means that both the closing and a qualifying termination of employment must occur prior to any payment being provided to the Ranger named executive officer. As described above in the section entitled “— Executive Officer Severance Arrangements,” the severance payments of each named executive officer (other than Mr. Mathis) will consist of (i) a lump sum cash payment equal to 2.0 times (or 2.5 for Mr. Henke) the sum of the executive’s base salary and target annual bonus amount; (ii) a pro-rata annual bonus for the year of termination; and (iii) an amount in cash equal to the 2023 LTI Payment. The Retention Bonuses are considered to be “single-trigger” payments, which means that only the closing must occur prior to the named executive officer becoming eligible to receive such payment. The estimated amount of each such payment included in the Cash column above is set forth in the table below:

Ranger Named Executive Officer	Retention Bonus ($)	Severance (Based on Multiple of Base Salary and Target Annual Bonus) ($)	2023 LTI Payment ($)	Pro Rata Bonus ($)
Darrin J. Henke	371,250	2,750,000	574,110	183,333
Russell T Kelley Jr.	240,975	1,554,000	365,342	119,000
Julia Gwaltney	229,500	1,480,000	347,945	113,333

(2)
Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with the conversion and acceleration of Ranger PBRSU awards and Ranger TRSU awards as described more fully above under “— Treatment of Ranger Equity-Based Awards.” The amounts in this column attributable to Ranger PBRSU awards and Ranger TRSU awards and accrued dividend equivalent rights with respect to such awards are considered to be “double-trigger,” which means that both the closing and a qualifying termination of employment must occur prior to any payment being provided to the Ranger named executive officer. The estimated amount of each such payment is set forth in the table below:

Ranger Named Executive Officer	Value of Ranger PRBSU Awards ($)	Value of Ranger TRSU Awards ($)	Value of Accrued Dividend Equivalent Rights ($)
Darrin J. Henke	8,912,884	822,988	51,015
Russell T Kelley Jr.	7,746,891	0	40,593
Julia Gwaltney	4,487,230	346,397	25,328

(3)
Amounts shown reflect the benefits provided under the Executive Severance Plan, as described above in the section entitled “— Executive Officer Severance Arrangements,” specifically, (i) the total estimated value of Ranger’s-subsidized COBRA continuation coverage for 18 months for Messrs. Henke and Kelley and Ms. Gwaltney and (ii) costs of outplacement benefits at a cost not exceeding $10,000.
(4)
Mr. Mathis separated from Ranger effective January 4, 2021. He is included as a named executive officer pursuant to Item 402(t) of Regulation S-K but is not receiving any payments pursuant to the Merger Agreement or in connection with the Merger Transactions contemplated thereby.

Share Ownership
As described under “The Merger — Merger Consideration”, executive officers and non-employee directors of Ranger beneficially own shares of Ranger common stock, and will be entitled to receive the merger consideration in respect of each share of Ranger Class A common stock beneficially owned by them.
Indemnification and Insurance
Baytex and the surviving corporation have agreed, until the six-year anniversary of the merger effective time to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Ranger immediately prior to February 27, 2023, each person who is now, or has been at any time prior to February 27, 2023 or who becomes, prior to the merger effective time, an officer or director of Ranger or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan or is or was serving at the request of Ranger or any of its subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, in each case, when acting in such capacity (whom are referred to herein as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person is or was an officer or director of Ranger or any of its subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Ranger or is or was serving at the request of Ranger or any of its subsidiaries as an officer, director, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the merger effective time and whether asserted or claimed prior to, at or after the merger effective time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the Merger Transactions, in each case to the fullest extent permitted under applicable law (and Baytex and the surviving corporation will, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law).
Until the six-year anniversary date of the merger effective time, neither Baytex nor the surviving corporation will amend, repeal or otherwise modify any provision in the organizational documents of the surviving corporation or its subsidiaries in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Baytex and the surviving corporation and its subsidiaries will fulfill and honor any indemnification, expense advancement, or exculpation agreements between Ranger or any of its subsidiaries and any of their respective officers or directors existing and in effect immediately prior to the merger effective time.
Baytex and the surviving corporation will cause to be put in place, and Baytex will fully prepay immediately prior to the merger effective time, “tail” insurance policies with a claims reporting or discovery period of at least six years from the merger effective time from an insurance carrier with the same or better credit rating as Ranger’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Ranger’s existing policies subject to a premium cap, with respect to matters, acts or omissions existing or occurring at, prior to, or after the merger effective time.

Change of Control Agreements
Please see “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger —  Quantification of Potential Payments and Benefits to Ranger’s Named Executive Officers in Connection with the Merger.”
The Baytex Annual and Special Meeting and Shareholder Approval
Under Section 611 of the TSX Company Manual, security holder approval is required if the number of securities issued or issuable by a listed issuer in payment of the purchase price for an acquisition, exceeds 25% of the number of securities of the listed issuer which are outstanding, on a pre-acquisition non-diluted basis. Under the terms of the Merger Agreement, Baytex has agreed to issue 7.49 Baytex common shares in exchange for each eligible share and $13.31 in cash, without interest and to convert each Ranger TRSU award, other than Ranger Director TRSU awards, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time, into Converted Baytex TRSU awards (as further described in the section entitled “The Merger Agreement — Treatment of Ranger Equity Awards” on page 123). Accordingly, if the company merger is completed, Baytex anticipates that up to 323,323,741 Baytex common shares would be issued or issuable as partial payment of the purchase price for the company merger, representing approximately 37% of the then-current issued and outstanding Baytex common shares, including for these purposes, the shares underlying the Converted Baytex TRSU awards.
Because the number of Baytex common shares being issued in the Merger Transactions will exceed 25% of the number of outstanding Baytex common shares on a pre-acquisition, non-diluted basis, Baytex shareholders will be required pursuant to Section 611 of the TSX Company Manual to approve the issuance of such number of Baytex common shares as is necessary under the Merger Agreement, and Baytex will not be able to satisfy the listing requirements of the TSX unless the Baytex share issuance resolution is approved.
The actual number of Baytex common shares to be issued or reserved for issuance under the Merger Agreement will be determined immediately prior to the merger effective time based on the share consideration, the number of shares of Ranger Class A common stock outstanding at such time and the number of Ranger equity awards outstanding at such time.
Baytex held the Baytex annual and special meeting on May 15, 2023 where Baytex shareholders considered and approved, among other matters, the Baytex share issuance resolution. Baytex has separately prepared and delivered the management information circular to Baytex shareholders in connection with the Baytex annual and special meeting in accordance with applicable Canadian securities, TSX and corporate laws.
Accounting Treatment of the Merger Transactions
In accordance with IFRS, Baytex will account for the Merger Transactions using the acquisition method of accounting for business combinations. Accordingly, the total purchase consideration paid by Baytex in connection with the Merger Transactions will be allocated to Ranger’s identifiable assets and liabilities based on their fair values as of the closing of the Merger Transactions. Any excess of the total purchase consideration over the fair value of the identifiable assets acquired and liabilities assumed from Ranger at their respective fair value would be recorded as goodwill. Conversely, any excess of the fair value of the identifiable assets acquired and liabilities assumed from Ranger at their respective fair values over the total purchase consideration would be recorded as a gain on acquisition. Ranger’s operating results will be included in Baytex’s consolidated results of operations only for periods subsequent to the closing of the Merger Transactions.
The unaudited pro forma consolidated financial information presented in this proxy statement/prospectus has been derived from the audited historical financial statements of Baytex and Ranger as of, and for the year ended, December 31, 2022 and from the unaudited interim financial statements of Baytex and Ranger as of and for the three month period ended March 31, 2023. The unaudited pro forma consolidated statement of financial position as of March 31, 2023 presents the financial position of Baytex and Ranger giving pro forma effect to the Merger Transactions as if the Merger Transactions had occurred on March 31, 2023.

The unaudited pro forma consolidated statements of income for the year ended December 31, 2022 and for the three month period ended March 31, 2023 present the results of operations of Baytex and Ranger giving pro forma effect to the Merger Transactions as if the Merger Transactions had occurred on January 1, 2022.
Regulatory Approvals Required for the Merger Transactions
As more fully described in this proxy statement/prospectus and in the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, Ranger and Baytex have agreed to promptly obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods and make all necessary registrations, notices, notifications, petitions, applications, reports and other filings and take all steps as may be necessary, proper or advisable to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity.
Ranger and Baytex are not currently aware of any material consents or other filings that are required prior to the combination of Baytex and Ranger other than those described in this proxy statement/prospectus. Ranger and Baytex made an appropriate and complete filing of a notification and report form pursuant to the HSR Act with respect to the company merger within ten business days of the date of the Merger Agreement.
Each of Ranger and Baytex filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the U.S. Department of Justice, Antitrust Division (“Antitrust Division”) and the Federal Trade Commission (“FTC”). On April 12, 2023, the waiting period under the HSR Act expired. The expiration of the HSR waiting period satisfies one of the conditions of the Merger. The expiration or early termination of any HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the company merger on antitrust grounds or from seeking to preliminarily or permanently enjoin the proposed merger. If the company merger is not completed within 12 months after the expiration or early termination of the applicable HSR Act waiting period, Ranger and Baytex will be required to submit a new Pre-Merger Notification and Report Form pursuant to the HSR Act to the Antitrust Division and the FTC, and a new HSR Act waiting period will have to expire or be terminated early before the company merger could be completed.
For more information see the section of this proxy statement/prospectus entitled “The Merger Agreement — Conditions to Completion of the Company Merger” on page 139.
No Appraisal Rights
Because Ranger Class A common stock will be listed on the NASDAQ as of the Ranger Record Date for the Ranger special meeting and Ranger shareholders are solely receiving Baytex common shares (and such shares must be listed on NYSE as a condition to the company merger) and cash (including cash in lieu of fractions thereof) as merger consideration in exchange for their Ranger Class A common stock, no appraisal rights are available under Article 15 of the VSCA with respect to the company merger or the other Merger Transactions contemplated by the Merger Agreement.
Restrictions on Resales of Baytex Common Shares Received in the Merger Transactions
The Baytex common shares to be issued in connection with the Merger Transactions will be registered under the Securities Act and will be freely transferable under the Securities Act and the Exchange Act, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Baytex for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control with Baytex and may include the executive officers, directors and significant shareholders of Baytex. This proxy statement/prospectus does not cover resale of Baytex common shares received by any person at the merger effective time, and no person is authorized to make use of this proxy statement/prospectus in connection with any such resale.
The Baytex common shares to be issued to Ranger shareholders in connection with the Merger Transactions will not be legended and may be resold in Canada through registered dealers provided that (i) Baytex is and has been a reporting issuer in Canada for the four months immediately preceding the trade,

(ii) the trade is not a “control distribution” as defined in National Instrument 45-102 — Resale of Securities of the Canadian Securities Administrators, (iii) no unusual effort is made to prepare the market or to create a demand for the Baytex common shares that are the subject of the trade, (iv) no extraordinary commission or consideration is paid to a person or company in respect of such trade, and (v) if the selling security holder is an insider or officer of Baytex, the selling security holder has no reasonable grounds to believe that Baytex is in default of securities legislation.
Exchange of Shares in the Merger
Upon completion of the company merger, each eligible share will be converted into the right to receive 7.49 Baytex common shares (and the cash consideration).
Prior to the merger effective time, Baytex and Ranger will mutually agree and will appoint, an exchange agent to handle the exchange of shares of Ranger Class A common stock for merger consideration. Prior to the merger effective time, Baytex will deposit or cause to be deposited with the exchange agent for the benefit of holders of eligible shares, the merger consideration in respect of eligible shares. In addition, Baytex will deposit, or cause to be deposited, with the exchange agent, from time to time as needed, cash sufficient to pay any Post-Effective Time Dividends and to make payments in lieu of fractional shares.
Ranger shareholders will not receive any fractional Baytex common shares in the company merger. Instead, a shareholder of Ranger who otherwise would have received a fractional Baytex common share will be entitled to receive, from the exchange agent appointed pursuant to the Merger Agreement, a cash payment without interest, in lieu of such fractional share equal to the fractional share interest to which such shareholder would otherwise be entitled (after taking into account all shares of Ranger Class A common stock exchanged by such shareholder).
No interest shall be paid or accrued on any amount payable for eligible shares. Baytex, Ranger, merger sub, the exchange agent, each of their respective affiliates and any other applicable withholding agent will be entitled to deduct or withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement or the Opco Unit Exchange any amount required to be deducted or withheld under applicable law (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Baytex common shares pursuant to the Merger Agreement, the applicable withholding agent may withhold or deduct from the cash consideration and/or a portion of the share consideration otherwise deliverable pursuant to the Merger Agreement). If any portion of the merger consideration deposited with the exchange agent is not claimed within 180 days following the closing date, such merger consideration will be delivered to Baytex or the surviving corporation, upon demand, and any former Ranger Class A shareholders who have not theretofore received the merger consideration, cash-in-lieu of fractional shares or Post-Effective Time Dividends, will thereafter look only to the surviving corporation and Baytex for payment of their claim for such amounts.
Certificates
As soon as practicable after the merger effective time, Baytex will cause the exchange agent to deliver to each record holder of an outstanding certificate or certificates that immediately prior to the merger effective time represented eligible shares, a notice advising such holders of the effectiveness of the company merger and a letter of transmittal, and instructions for use in effecting the surrender of certificates for payment of the merger consideration.
Upon surrender to the exchange agent of a certificate, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the exchange agent, the holder of such certificate will be entitled to receive in exchange therefor (i) one or more Baytex common shares (which will be in uncertificated book entry form) representing, in the aggregate, the whole number of Baytex common shares, if any, that such holder has the right to receive (after taking into account all shares of Ranger Class A common stock then held by such holder) and (ii) a check in the amount equal to the applicable aggregate cash consideration, the cash payable in lieu of any fractional Baytex common shares and Post-Effective Time Dividends.
With respect to certificates, if payment of the merger consideration, any cash to be paid in lieu of any fractional Baytex common shares, and Post-Effective Time Dividends is to be made to a person other than the record holder of such eligible shares, it shall be a condition of payment that shares so surrendered will be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the merger consideration, any cash to be paid in lieu of any fractional Baytex common shares and Post-Effective Time Dividends to a person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the surviving corporation that such taxes either have been paid or are not applicable.
If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by the surviving corporation, the posting by such person of a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent shall issue in exchange for such lost, stolen or destroyed certificate the merger consideration, cash to be paid in lieu of any fractional Baytex common shares and Post-Effective Time Dividends payable in respect of the shares of Ranger Class A common stock formerly represented by such certificate.
Non-DTC Book-Entry Shares
Promptly after the merger effective time, Baytex will cause the exchange agent to deliver to each record holder of eligible shares not held through Depository Trust Company (“DTC”), a notice advising such holders of the effectiveness of the company merger, a statement reflecting the number of Baytex common shares representing, in the aggregate, the whole number Baytex common shares, if any, that such holder has the right to receive and a check in the amount equal to the applicable aggregate cash consideration, the cash payable in lieu of any fractional Baytex common shares and Post-Effective Time Dividends.
DTC Book-Entry Shares
With respect to book-entry shares, Baytex and Ranger will cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees promptly on or after the closing date, upon surrender of eligible shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the merger consideration, the cash to be paid in lieu of any fractional Baytex common shares, if any, and Post-Effective Time Dividends.
With respect to book-entry shares, payment of the merger consideration, any cash to be paid in lieu of any fractional Baytex common shares and Post-Effective Time Dividends will only be made to the person in whose name such book-entry shares are registered in the stock transfer books of Ranger as of the merger effective time.
Dividend Policy
Baytex does not currently pay a dividend and has not paid a dividend in any of the last three years. Any dividends declared in the future, including the amount and frequency of cash dividends paid by Baytex, if any, is subject to the discretion of the Baytex board and may vary depending on a variety of factors and conditions existing from time to time, including, among other things, significant declines and volatility in commodity prices, restricted cash flows, capital expenditure requirements, debt service requirements, operating costs, foreign exchange rates, the risk factors included or incorporated by reference herein, the satisfaction of the liquidity and solvency tests imposed by applicable corporate law for the declaration and payment of dividends and other factors that the Baytex board may deem relevant. Depending on these and various other factors, many of which are beyond the control of Baytex, Baytex may be unable to commence payment of a dividend following closing of the Merger Transactions or such dividends could be reduced or suspended entirely or made less frequently. The market value of the Baytex common shares may deteriorate if cash dividends are not paid, reduced or suspended.
Debt Financing
On February 27, 2023, CIBC, RBC and BNS entered into a debt commitment letter with Baytex providing for a debt financing transaction, the proceeds of which will be used to partially fund the Merger Transactions.

Pursuant to the debt commitment letters, CIBC, RBC and BNS committed to provide a new US$1.0 billion revolving credit facility (the “Baytex new bank facility”) and up to a US$250 million term credit facility (the “Baytex term loan”), and CIBC and RBC committed to provide a 364-day bridge loan facility in an aggregate principal amount of US$500 million (the “Baytex bridge loan”).
On April 27, 2023, Baytex closed the private offering of the Baytex 8.500% Senior Notes that generated net proceeds of $776.7 million. The gross proceeds of the offering were deposited into escrow pending satisfaction of certain escrow release conditions, including the consummation of the Merger Transactions. Upon satisfaction of the escrow release conditions, Baytex intends to use the net proceeds from the offering, together with borrowings under its credit facilities, to pay a portion of the merger consideration, to repay indebtedness outstanding under the Ranger credit facility, to pay any termination payments payable upon any early termination of Ranger’s hedge agreements, to satisfy, discharge and redeem the Ranger senior notes, to repay indebtedness owing to any exiting lenders under the Baytex bank facility and to pay fees and expenses in connection with the foregoing.
At the closing of the company merger, Baytex intends to increase the revolving capacity of the Baytex new bank facility from the current US$1.0 billion committed amount to US$1.1 billion, with the current maturity date of April 1, 2026 remaining unchanged, and to amend the facility to provide for the Baytex term loan, which will mature two years from the closing date of the company merger. As a result of the completion of the Baytex 8.500% Senior Notes offering, no borrowings are available under the Baytex bridge loan.
Material U.S. Federal Income Tax Considerations
The following is a general discussion of the material U.S. federal income tax considerations (i) for U.S. holders and non-U.S. holders (each as defined below) of Ranger Class A common stock, as of immediately prior to the Merger Transactions, with respect to the exchange of such Ranger Class A common stock for cash and Baytex common shares in the company merger and (ii) for U.S. holders of Baytex common shares received in the company merger, as of immediately following the merger effective time, with respect to the ownership and disposition of such Baytex common shares. This discussion does not address any tax treatment of any other transactions occurring in connection with the company merger, including, but not limited to, the Opco Unit Exchange. The following discussion is based on the provisions of the Code, U.S. Treasury Regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the IRS, each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly affect the accuracy of the statements and conclusions set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. Neither Baytex nor Ranger has sought, or intends to seek, any ruling from the IRS with respect to the statements made and the positions or conclusions described in the following summary, and there can be no assurance the IRS or a court will not take a contrary position. To the extent this discussion contains statements regarding the beliefs, intentions, or expectations of Baytex, Ranger, or the combined company, such statements do not constitute the opinion of Vinson & Elkins LLP or any other tax advisor.
This discussion applies only to U.S. holders that hold their Ranger Class A common stock or Baytex common shares, as applicable, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax considerations related to the Merger Transactions or the ownership and disposition of Baytex common shares, nor does it describe any tax consequences of the Merger Transactions or the ownership and disposition of Baytex common shares arising under any U.S. state or local or non-U.S. tax laws or under any U.S. federal tax laws other than U.S. federal income tax law. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances (including the impact of the Medicare surtax on certain net investment income) or that may be relevant to certain categories of holders that may be subject to special rules, such as:
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banks, insurance companies or other financial institutions;

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mutual funds, real estate investment trusts or regulated investment companies;

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tax-exempt or governmental organizations;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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entities subject to the U.S. anti-inversion rules;

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entities or arrangements treated as S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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persons that hold Ranger Class A common stock or Baytex common shares, as applicable, as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;

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persons that purchased or sell their Ranger Class A common stock or Baytex common shares, as applicable, as part of a wash sale;

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persons whose functional currency is not the U.S. dollar, U.S. expatriates or certain former citizens or long-term residents of the United States;

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U.S. holders that are resident in or have a permanent establishment or branch outside of the United States;

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persons that acquired or hold Ranger Class A common stock or Baytex common shares, as applicable, through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan or other tax deferred account;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Ranger Class A common stock or Baytex common shares, as applicable, being taken into account in an “applicable financial statement” (as defined in the Code);

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persons subject to an alternative minimum tax;

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except as expressly discussed below, persons that actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the company merger) five percent or more (by vote or value) of the Ranger common stock or Baytex common shares, as applicable; and

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holders of Opco common units (and corresponding Ranger Class B common stock) prior to the Merger Transactions.

THIS DISCUSSION IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER TRANSACTIONS AND OF THE OWNERSHIP AND DISPOSITION OF BAYTEX COMMON SHARES IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
U.S. Holder and Non-U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of (i) Ranger Class A common stock prior to the merger effective time or (ii) Baytex common shares after the merger effective time, that, for U.S. federal income tax purposes, is not a partnership and is any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial owner of Ranger Class A common stock prior to the merger effective time that, for U.S. federal income tax purposes, is not a partnership and is an individual, corporation, estate or trust, in each case that is not a U.S. holder.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ranger Class A common stock or Baytex common shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner or the partnership, upon the activities of the partnership and the partner, and upon certain determinations made at the partnership or partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Ranger Class A common stock or Baytex common shares should consult with, and rely solely upon, their own tax advisors regarding the U.S. federal income and other tax consequences to them of the company merger and of the ownership and disposition of Baytex common shares.
Material U.S. Federal Income Tax Consequences of the Company Merger
U.S. Holders
The exchange by a U.S. holder of shares of Ranger Class A common stock for cash and Baytex common shares in the company merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. If such treatment applies, a U.S. holder who receives cash and Baytex common shares in exchange for shares of Ranger Class A common stock in the company merger generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of Baytex common shares received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the shares of Ranger Class A common stock exchanged therefor. A U.S. holder’s adjusted tax basis in its Ranger Class A common stock generally will equal the amount that such U.S. holder paid for such Ranger Class A common stock, as adjusted for certain corporate actions. The adjusted tax basis of each Baytex common share received in the company merger will initially equal the fair market value of such share at the merger effective time. Gain or loss must be calculated separately for each block of Ranger Class A common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss so recognized generally will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Ranger Class A common stock is more than one year as of the merger effective time. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at reduced rates. The deductibility of capital losses is subject to limitation. U.S. holders who acquired different blocks of Ranger Class A common stock at different times or for different prices should consult with, and rely solely upon, their own tax advisors to determine how the above rules apply to them.
Non-U.S. Holders
The exchange by a non-U.S. holder of shares of Ranger Class A common stock for cash and Baytex common shares in the company merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. Subject to the discussions of backup withholding in the section entitled “The Merger —  Material U.S. Federal Income Tax Considerations — Information Reporting and Backup Withholding” below, any gain realized by a non-U.S. holder pursuant to the company merger generally would not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States), in which case, such gain generally would be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the company merger, and certain other specified conditions are met, in which case, such gain would be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such non-U.S. holder; or

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shares of Ranger Class A common stock constitute United States real property interests by reason of Ranger’s status as a United States real property holding corporation, as such term is defined in Section 897(c) of the Code (a “USRPHC”) and, as a result, such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder whose gain is described in the third bullet point above, subject to the discussion below, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. For this purpose, “U.S. real property interests” generally include land, improvements and associated personal property. Ranger believes that it currently is, and expects to remain, a USRPHC for U.S. federal income tax purposes. However, provided that the Ranger Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) as of the merger effective time, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the company merger or the non-U.S. holder’s holding period for its Ranger Class A common stock, more than 5% of the Ranger Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of the Ranger Class A common stock as a result of Ranger’s status as a USRPHC. If the Ranger Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on the disposition of the Ranger Class A common stock pursuant to the company merger (in the manner described above), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. holders are urged to consult with, and rely solely upon, their own tax advisors to determine the consequences of the company merger to them in light of their particular circumstances and Ranger’s status as a USRPHC.
Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Baytex Common Shares
Tax Residence of Baytex for U.S. Federal Income Tax Purposes
A corporation is generally considered, for U.S. federal income tax purposes, to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Baytex, which is organized under the laws of Canada, would be treated as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. organized entity might, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and guidance regarding their application is unclear and incomplete.
As relevant to Baytex after the consummation of the company merger, under Section 7874 of the Code, an entity that is treated as a corporation for U.S. federal income tax purposes and organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes and, therefore, as an inverted corporation if the following conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation), and (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 of the Code (the “80% Ownership Test”), unless, however, (iii) the non-U.S. corporation’s “expanded affiliated group” has “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation (and tax residence) relative to the expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). For purposes of computing the ownership percentage relevant to the 80% Ownership Test, the U.S. Treasury Regulations issued pursuant to Section 7874 of the Code require certain adjustments to the number of shares held by former shareholders of the acquired U.S. corporation and to the total number of outstanding shares of the non-U.S. acquiring corporation, such that the ownership percentage for purposes of the 80% Ownership Test may be higher than the percentage of outstanding shares of the non-U.S. acquiring corporation actually held by former shareholders of the acquired U.S. corporation.
Pursuant to the Merger Agreement, Baytex will acquire all of the outstanding Ranger Class A common stock. As a result, the determination of whether Baytex will be treated as a U.S. corporation for U.S. federal income tax purposes will depend on whether Baytex satisfies the 80% Ownership Test and, if it does, whether it satisfies the Substantial Business Activities Exception. If the former holders of Ranger common stock hold less than 80% (by both vote and value) of the Baytex common shares following the company merger (as determined by taking into account the complex adjustments to the ownership percentage required under Section 7874 of the Code), the 80% Ownership Test will not be satisfied, and Baytex will not be treated as U.S. corporation for U.S. federal income tax purposes, regardless of whether the Substantial Business Activities Exception is satisfied. In order for Baytex to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of Baytex’s expanded affiliated group must be based, located, and derived, respectively, in the country in which Baytex is a tax resident after the consummation of the company merger (i.e., Canada).
If Baytex were to be treated as a U.S. corporation for U.S. federal income tax purposes, this could result in negative tax consequences for Baytex and holders of Baytex common shares. For example, Baytex would be subject to U.S. federal income tax on its worldwide income and, as a result, could be subject to substantial liabilities for additional U.S. federal income taxes and any share repurchases made by Baytex may be subject to the 1% non-deductible excise tax enacted as part of the Inflation Reduction Act of 2022. Moreover, the gross amount of any dividend payments to Baytex’s non-U.S. holders could be subject to 30% U.S. withholding tax (depending on the application of any income tax treaty that might apply to reduce the withholding tax), and the ability of Baytex’s U.S. holders to credit any Canadian taxes imposed on them may be materially limited. Holders should consult with, and rely solely upon, their own tax advisors regarding the application of the rules described above and any resultant tax consequences.
Even if a non-U.S. acquiring corporation did not meet the 80% Ownership Test and were not an inverted corporation, other adverse consequences could apply if the non-U.S. acquiring corporation were nonetheless a surrogate foreign corporation. A non-U.S. acquiring corporation is a surrogate foreign corporation if it would meet the three requirements of Section 7874 of the Code to be treated as an inverted corporation if the 80% Ownership Test threshold were reduced to 60% (the “60% Ownership Test”).
If the non-U.S. acquiring corporation were a surrogate foreign corporation, the taxable income of the acquired U.S. corporation (and any U.S. person considered to be related to the acquired U.S. corporation pursuant to applicable rules) for any given year, within a period beginning on the first date the U.S. corporation’s properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporation’s properties were acquired, will be no less than that corporation’s or person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the acquired U.S. corporation and its U.S. affiliates the use of net operating losses, foreign tax credits or other tax attributes, if any, to offset the inversion gain. Further, more of the payments, if any, by the acquired U.S. corporation and its U.S. affiliates to the non-U.S. acquiring corporation and its non-U.S. affiliates may be treated as base erosion payments that may be subject to a minimum tax pursuant to Section 59A of the Code, and Baytex’s U.S. subsidiaries could be subject to the stock buyback tax with respect to any share repurchases made by Baytex. Additionally, dividends paid by the non-U.S. acquiring corporation will not qualify for a reduced rate of tax as “qualified dividend income,” as discussed below under the heading “The Merger — Material

U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Baytex Common Shares — Distributions with Respect to Baytex Common Shares.”
Based upon the terms of the Merger Agreement, the rules for determining share ownership under Section 7874 of the Code and the U.S. Treasury Regulated promulgated thereunder, and certain factual assumptions, Baytex expects that, after consummation of the company merger, former holders of Ranger common stock will hold less than 60% (by both vote and value) of the Baytex common shares by reason of holding Ranger common stock as determined for purposes of Section 7874 of the Code, and accordingly, Baytex does not expect either the 80% Ownership Test or the 60% Ownership Test to be met. Accordingly, Baytex does not expect to be an inverted corporation or a surrogate foreign corporation for U.S. federal income tax purposes, and Baytex intends to take this position on its tax returns. However, Baytex has not sought and will not seek any rulings from the IRS as to such tax treatment, and the closing of the company merger is not conditioned upon achieving, any particular tax treatment or receiving a ruling from any tax authority or opinion from any tax advisor in regards thereto. Further, there can be no assurance that your tax advisors, the IRS or a court will agree with the position that Baytex is not an inverted corporation or a surrogate foreign corporation pursuant to Section 7874 of the Code. The rules for determining whether a non-U.S. corporation is an inverted corporation or a surrogate foreign corporation for U.S. federal income tax purposes are complex, unclear, and the subject of ongoing regulatory change. Baytex’s intended position is not free from doubt. Further, the application of such rules must be finally determined after completion of the company merger, by which time there could be adverse changes to the relevant facts, law, and other circumstances.
Consistent with Baytex’s intended reporting position, the remainder of this discussion assumes that Baytex will not be an inverted corporation or a Surrogate Foreign Corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, Baytex is not representing to you that Baytex will not be an inverted corporation or a Surrogate Foreign Corporation for U.S. federal income tax purposes under Section 7874 of the Code.
Passive Foreign Investment Company Rules
Adverse and burdensome U.S. federal income tax rules and consequences apply to U.S. holders that hold shares in a non-U.S. corporation classified as a PFIC for U.S. federal income tax purposes. In general, Baytex would be treated as a PFIC with respect to a particular U.S. holder in any taxable year in which, after applying certain look-through rules to include its pro rata share of the gross income or assets, as applicable, of any corporation in which it is considered to own at least 25% of the shares by value, either:
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at least 75% of its gross income for such taxable year consists of passive income, which generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets; or

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at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year) produce, or are held for the production of, passive income.

Baytex expects to take the position that it is not a PFIC for the taxable year of the company merger, but such position will not be free from doubt. The determination as to whether Baytex satisfies either or both of the PFIC tests for the taxable year of the company merger will depend on, among other things, the timing of the merger and the amount of Baytex’s passive income and assets in the year of the company merger. Baytex’s PFIC status for the taxable year of the company merger or any subsequent taxable year will not be determinable until after the end of each such taxable year, and Baytex cannot assure you that it will not be a PFIC in the taxable year of the company merger or in any future taxable year. If Baytex were later determined to be a PFIC, you may be unable to make certain advantageous elections with respect to your ownership of Baytex common shares that would mitigate the adverse consequences of Baytex’s PFIC status, or making such elections retroactively could have adverse tax consequences to you. Baytex has not sought and will not seek any rulings from the IRS as to such tax treatment, and the closing of the company merger is not conditioned upon achieving, any particular tax treatment or receiving a ruling from any tax authority or opinion from any tax advisor in regards thereto. Further, there can be no assurance that your tax advisors, the IRS or a court will agree with the position that Baytex is not a PFIC. Thus, the intended reporting position of Baytex described herein is not free from doubt.

Consistent with Baytex’s intended reporting position, the remainder of this discussion assumes that Baytex will not be treated as a PFIC in the taxable year of the company merger or any subsequent taxable year. However, Baytex is not representing to you that Baytex will not be treated as a PFIC for the taxable year of the company merger or in any future taxable years.
THE PFIC RULES ARE COMPLEX AND UNCERTAIN. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM AND ANY RESULTANT TAX CONSEQUENCES.
Distributions with Respect to Baytex Common Shares
If Baytex pays a distribution in cash or other property to U.S. holders of Baytex common shares, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Baytex common shares. Any remaining excess will be treated as gain realized on the sale of Baytex common shares and will be treated as described below under the section entitled “The Merger — Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Baytex Common Shares — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Baytex Common Shares.”
Dividends paid by Baytex to a corporate U.S. holder will be taxed at the regular corporate income tax rate and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends paid by Baytex to a non-corporate U.S. holder generally will constitute “qualified dividend income” that will be subject to U.S. federal income tax at the tax rate accorded to long-term capital gains provided that certain requirements are met. Those requirements include that (i) either Baytex is eligible for benefits under a qualifying comprehensive income tax treaty with the United States or Baytex common shares are readily tradable on an established securities market in the United States, (ii) certain holding period requirements are met, and (iii) Baytex is not classified as a PFIC during the taxable year in which the dividend is paid or any preceding taxable year and is not a surrogate foreign corporation under Section 7874 of the Code. If such requirements are not satisfied, a non-corporate U.S. holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. holders should consult with, and rely solely upon, their tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to Baytex common shares.
Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date the dividend is distributed, whether or not the currency is converted into U.S. dollars at that time. A U.S. holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss.
A U.S. holder must include any amount withheld from a dividend payment on account of taxes in income even though the U.S. holder does not in fact receive such withheld amount. Subject to certain limitations, Canadian tax withheld and paid over to Canada may be creditable or deductible against the U.S. holder’s U.S. federal income tax liability. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits may be made, and if such election is made, it generally applies to all foreign taxes paid or accrued in the taxable year. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to preferential tax rates for qualified dividend income. To the extent a refund of the tax withheld is available to a U.S. holder under Canadian law or under the U.S.-Canada income tax treaty, the amount of tax withheld that is refundable will not be eligible for credit against such U.S. holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Baytex Common Shares
Upon a sale or other taxable exchange or disposition of Baytex common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such exchange or disposition and (ii) the U.S. holder’s adjusted tax basis in its Baytex common shares so disposed of. A U.S. holder’s adjusted tax basis in its Baytex common shares generally will equal the U.S. holder’s acquisition cost, less any prior distributions paid to such U.S. holder that were treated as a return of capital for U.S. federal income tax purposes. For a discussion of the tax basis of Baytex common shares received pursuant to the company merger, please see the section entitled “The Merger — Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Company Merger.” Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the Baytex common shares so disposed of for more than one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. In addition, the deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with the payment of merger consideration to U.S. holders and, if effected by or through a U.S. office or broker, non-U.S. holders in connection with the company merger, as well as in certain circumstances, to dividends with respect to Baytex common shares and proceeds from the sale, exchange or redemption of Baytex common shares. Further, such U.S. holders and non-U.S. holders of Ranger Class A common stock or Baytex common shares, as applicable, generally will be subject to U.S. backup withholding on the merger consideration or such dividends or other proceeds, as applicable, unless such U.S. holder provides the applicable withholding agent with, either (i) a properly completed and executed IRS Form W-9 (or other applicable or successor form) providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or, (ii) a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) properly certifying such holder’s non-U.S. status and certain other conditions are met, or such holder otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Any amounts withheld under the U.S. backup withholding rules or otherwise is not an additional tax and will generally be allowed as a credit against a holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the holder timely furnishes the required information to the IRS.
Certain U.S. holders who are individuals and certain entities will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in Baytex constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. holders are urged to consult with, and rely solely upon, their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in Baytex common shares.
Additional Withholding Requirements Under FATCA
Subject to the proposed U.S. Treasury regulations discussed below, Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on payments of the merger consideration, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an

IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. While gross proceeds from the company merger would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA to them.
THE FOREGOING DISCUSSION IS NOT TAX ADVICE OR A COMPREHENSIVE DISCUSSION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS WITH RESPECT TO THE MERGER TRANSACTIONS AND OF THE OWNERSHIP AND DISPOSITION OF BAYTEX COMMON SHARES. HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER TRANSACTIONS AND OF THE OWNERSHIP AND DISPOSITION OF BAYTEX COMMON SHARES IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S., OR OTHER TAX LAWS AND POTENTIAL CHANGES IN SUCH LAWS.
Certain Canadian Federal Income Tax Considerations
At the merger effective time, holders of Ranger Class A common stock will receive Baytex common shares as part of the merger consideration. The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Canadian Tax Act of the ownership and disposition of Baytex common shares generally applicable to a holder who, for the purposes of the Canadian Tax Act and at all relevant times (a) is a beneficial owner of the Baytex common shares; (b) is not resident, and is not deemed to be resident, in Canada; (c) holds the Baytex common shares as capital property; (d) does not use or hold, and is not deemed to use or hold, the Baytex common shares in connection with carrying on a business in Canada (a “Non-Resident Holder”); and (e) has not received or acquired its Baytex common shares in connection with any employee stock option or executive compensation plan.
This summary is not applicable to a Non-Resident Holder that is either an “authorized foreign bank” (as defined in the Canadian Tax Act) or an insurer that carries on an insurance business in Canada and elsewhere. Any such Non-Resident Holder should consult its own tax advisor.
This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. The summary takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ materially from those described in this summary. This summary is also based on the assumption that the Baytex common shares will, at all relevant times, be listed on the TSX and/or the NYSE.
This summary does not address the principal Canadian federal income tax consequences of acquiring, holding and disposing of Baytex common shares to any person other than a Non-Resident Holder, including any such person who is a resident of Canada for purposes of the Canadian Tax Act. Any such person should consult their own tax advisors with respect to the consequences to them of acquiring, holding or disposing of such securities having regard to their own particular circumstances.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Non-Resident Holder, and is not exhaustive of all Canadian federal income tax considerations. Accordingly, all Non-Resident Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them of acquiring, holding and disposing of Baytex common shares having regard to their particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to a Non-Resident Holder.
Dividends
Dividends paid or credited (or deemed to be paid or credited) to a Non-Resident Holder by Baytex will be subject to Canadian withholding tax at the rate of 25%, subject to a reduction of such rate under the terms of an applicable income tax treaty or convention. In general, in the case of a Non-Resident Holder who is a resident of the United States for purposes of the Canada-U.S. Tax Convention, who is the beneficial owner of the dividend, and who qualifies for full benefits of the Canada-U.S. Tax Convention, the rate of such withholding tax will be reduced to 15%. Non-Resident Holders are urged to consult their own advisors to determine their entitlement to relief under an applicable income tax treaty or convention.
Disposition of Baytex Common Shares
A Non-Resident Holder generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Baytex common share unless the Baytex common share constitutes (or is deemed to constitute) “taxable Canadian property” of such Non-Resident Holder for purposes of the Canadian Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention. Provided the Baytex common shares are listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes the TSX and NYSE) at the time of disposition, the Baytex common shares generally will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition or deemed disposition: (i) at least 25% of the issued shares of any class or series of the capital stock of Baytex were owned by or belonged to any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Canadian Tax Act, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, Baytex common shares may be deemed to be taxable Canadian property in certain circumstances specified in the Canadian Tax Act.
If the Baytex common shares are or are deemed to be taxable Canadian property of a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such Baytex common shares may not be subject to tax under the Canadian Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-Resident Holders whose Baytex common shares constitute taxable Canadian property should consult their own tax advisors.

RANGER SPECIAL MEETING
General
This proxy statement/prospectus is first being mailed on or about May 18, 2023 and constitutes notice of the Ranger special meeting in conformity with the requirements of the VSCA and the Ranger Bylaws.
This proxy statement/prospectus is being provided to Ranger shareholders as part of a solicitation of proxies by the Ranger board for use at the Ranger special meeting and at any adjournment or postponement of the Ranger special meeting. Ranger shareholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the company merger, the Merger Agreement and the Merger Transactions contemplated by the Merger Agreement.
Attending the Ranger Special Meeting
The Ranger special meeting will be held virtually, conducted via live audio webcast on June 16, 2023, at 7:00 a.m., Central Time. To attend, participate in, and vote at the Ranger special meeting, you will need the control number included on your proxy card, or voting instruction card (if your shares are held through a bank, broker or another nominee). Online access to the audio webcast will open 15 minutes prior to the start of the Ranger special meeting to allow time for you to log in and test your device’s audio system. Ranger encourages you to access the Ranger special meeting prior to the start time and allow ample time to log in to the Ranger special meeting webcast and test your computer audio system.
Ranger shareholders who wish to submit a question in advance may do so at www.virtualshareholdermeeting.com/ROCC2023SM. Ranger shareholders also may submit questions live during the Ranger special meeting. Ranger is committed to transparency. All questions received before or during the Ranger special meeting, and Ranger’s responses, will be posted to Ranger’s investor relations website https://ir.rangeroil.com/all-sec-filings promptly after the Ranger special meeting. Personal details may be omitted for data protection purposes. If Ranger receive substantially similar questions, Ranger may group these questions together and provide a single response to avoid repetition.
In addition, if you need technical assistance with the meeting platform when logging into the Ranger special meeting or prior to adjournment of the meeting, please call the dedicated technical support number provided at www.virtualshareholdermeeting.com/ROCC2023SM. Representatives will be available beginning at 6:45 a.m., Central Time.
Purpose of the Ranger Special Meeting
At the Ranger special meeting, Ranger shareholders will be asked to consider and vote on the following:
•
the Ranger Merger Proposal;

•
the Ranger Compensation Advisory Proposal; and

•
the Ranger Adjournment Proposal.

Ranger will transact no other business at the Ranger special meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Ranger special meeting by or at the direction of the Ranger board in accordance with the Ranger Bylaws. This proxy statement/prospectus, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.
Recommendation of the Ranger Board
The Ranger board has determined that the Merger Agreement and the Merger Transactions contemplated thereby, including the company merger, are advisable and fair to, and in the best interests of, Ranger and its shareholders and has adopted and declared advisable the Merger Agreement and the Merger Transactions contemplated thereby, including the company merger. The Ranger board unanimously recommends that Ranger shareholders vote “FOR” the Ranger Merger Proposal, “FOR” the Ranger Compensation Advisory Proposal and “FOR” the Ranger Adjournment Proposal. For additional information on the factors considered by the Ranger board in reaching this decision and the recommendation of the Ranger board, please see “The Merger — Recommendation of the Ranger Board; Ranger’s Reasons for the Merger Transactions.”
Record Date; Shareholders Entitled to Vote
Only holders of record of shares of Ranger common stock at the close of business on May 17, 2023 will be entitled to vote at the Ranger special meeting. All shares represented by properly executed and delivered proxies will be voted at the Ranger special meeting. On the Ranger Record Date, there were 19,009,954 shares of Ranger Class A common stock and 22,548,998 shares of Ranger Class B common stock (all of which will be converted to shares of Ranger Class A common stock pursuant to the Opco Unit Exchange prior to the merger effective time) outstanding and entitled to vote.
Holders of Ranger common stock will vote together as a single class at the Ranger special meeting. Holders of Ranger common stock are entitled to one vote per share of Ranger common stock on all matters to be presented at the Ranger special meeting. Therefore, up to 41,558,952 votes may be cast at the Ranger special meeting. All shares represented by properly executed and delivered proxies will be voted at the Ranger special meeting.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted.
Quorum and Adjournment
A quorum of Ranger’s shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of a majority in voting power of the outstanding shares entitled to vote at the Ranger special meeting constitutes a quorum.
If a quorum is not present at the Ranger special meeting, the holders of a majority of the shares entitled to vote who are present or represented by proxy have the power to adjourn the Ranger special meeting from time to time without notice, other than an announcement at the Ranger special meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Ranger Bylaws, the chairman of Ranger’s board has the power to adjourn the Ranger special meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new Ranger Record Date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Ranger special meeting.
Votes Required
Assuming a quorum is present:
•
approval of the Ranger Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal;

•
approval of the non-binding Ranger Compensation Advisory Proposal requires that the number of votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal; and

•
approval of the Ranger Adjournment Proposal requires the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the Ranger Merger Proposal, (ii) the Ranger Compensation Advisory Proposal and (iii) the Ranger Adjournment Proposal.
Other Matters
As of the date of this proxy statement/prospectus, the Ranger board knows of no matters that will be presented for consideration at the Ranger special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before Ranger shareholders at the Ranger special meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote in accordance with the recommendation of the Ranger board.
Abstentions and Broker Non-Votes
An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the Ranger special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstentions will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Merger Proposal, the Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal.
Brokers who hold shares in street name for customers are required to vote those shares as the customers instruct. Under applicable rules, brokers are permitted to vote on “routine” matters even if they have not received voting instructions from their customers, but they are not permitted to vote on “non-routine” matters absent specific voting instructions from their customers. A “broker non-vote” occurs when a broker holds shares for a customer, which are present at the meeting, but lacks discretionary voting power with respect to a particular proposal because the customer has not given the broker instructions regarding how to vote those shares.
The approval of the Ranger Merger Proposal, the Ranger Compensation Advisory Proposal and the Ranger Adjournment Proposal are considered non-routine matters under applicable rules. Consequently, brokers may not vote uninstructed shares on any of these proposals, and there may be broker non-votes on these proposals. Broker non-votes will have no effect on the outcome of any of the Ranger Proposals. Broker shares that are voted on any matter at the Ranger special meeting will be included in determining the number of shares present for purposes of determining whether a quorum is present at the Ranger special meeting. Broker shares that are not voted on any matter at the Ranger special meeting will not be included in determining whether a quorum is present at the Ranger special meeting.
Broker non-votes will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Merger Proposal, the Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal.
Failure to Vote
If you are a shareholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Ranger special meeting, your shares will not be voted at the Ranger special meeting, will not be counted as present in person or by proxy at the Ranger special meeting and will not be counted as present for purposes of determining whether a quorum exists.
Provided a quorum is present, a failure to vote will have no effect on the outcome of a vote on the Ranger Merger Proposal, the Ranger Compensation Advisory Proposal or the Ranger Adjournment Proposal.
Voting by Ranger’s Directors and Executive Officers
At the close of business on May 17, 2023, directors and executive officers of Ranger were entitled to vote 22,702,275 shares of Ranger common stock, or approximately 54.6% of the shares of Ranger common stock issued and outstanding on that date, including the shares of Ranger Class B common stock beneficially owned by Edward Geiser. The Class B Holders have agreed to vote their shares in favor of the Ranger Merger Proposal pursuant to the Support Agreement. Directors and executive officers of Ranger have informed Ranger that they intend to vote their shares in favor of the Ranger Merger Proposal, the Ranger Compensation Advisory Proposal and the Ranger Adjournment Proposal, although none of the directors and executive officers other than Mr. Geiser are obligated to do so.
Voting at the Ranger Special Meeting
The Ranger special meeting will be held virtually, conducted via live audio webcast on June 16, 2023, at 7:00 a.m., Central Time.

You may vote your shares without virtually attending the Ranger special meeting, or online during the Ranger special meeting if you choose to attend. If you are a shareholder of record (that is, you hold your shares in your own name), you may vote by Internet, by telephone, by mail, or online during the Ranger special meeting at www.virtualshareholdermeeting.com/ROCC2023SM. To vote online during the Ranger special meeting, you will need the control number included on your proxy card.
If your shares are held beneficially in a brokerage account or by another nominee, you may vote your shares without virtually attending the Ranger special meeting, or online during the Ranger special meeting if you choose to attend. You will receive a voting instruction card with information about how to instruct your broker or nominee on how to vote your shares.
Even if you plan to attend the Ranger special meeting, Ranger recommends that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Ranger special meeting.
Revocation of Proxy
A shareholder executing and returning a proxy may revoke it at any time before it is exercised at the Ranger special meeting by giving written notice of the revocation to Ranger’s corporate secretary or by executing and delivering to Ranger’s corporate secretary a later dated proxy. Attendance at the Ranger special meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to Ranger’s corporate secretary before the proxy is exercised. If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.
Written notices to us must be addressed to Ranger Oil Corporation, Attention: Corporate Secretary, 16285 Park Ten Place, Suite 500, Houston, Texas 77084. No revocation by written notice will be effective unless such notice has been received by Ranger’s Corporate Secretary prior to the day of the Ranger special meeting or by the inspector of election at the Ranger special meeting.
Proxy Solicitation
The Ranger board is soliciting your proxy in connection with the Ranger special meeting, and Ranger will bear the cost of soliciting such proxies, including the costs of printing and mailing this proxy statement/prospectus. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Ranger common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Ranger’s officers and employees, without additional compensation.
Appraisal Rights
Ranger shareholders are not entitled to appraisal or dissenters’ rights in connection with the company merger. For additional information, please see “The Merger — No Appraisal Rights.”
Householding of Ranger Special Meeting Materials
Each registered Ranger shareholder will receive one copy of this proxy statement/prospectus per account, regardless of whether you have the same address as another shareholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. For more details, see “Householding of Proxy Materials.”

Questions
If you have more questions about the company merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact the Corporate Secretary, at Ranger’s principal executive offices, 16285 Park Ten Place, Suite 500, Houston, Texas 77084.

RANGER PROPOSAL 1 — THE RANGER MERGER PROPOSAL
The Ranger board, after due and careful discussion and consideration, unanimously adopted and recommended Ranger shareholder approval of the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the consummation of the company merger contemplated thereby.
The Ranger board accordingly unanimously recommends that Ranger shareholders vote “FOR” the proposal to approve the Merger Agreement, as disclosed in this proxy statement/prospectus, particularly the related narrative disclosures in the sections of this proxy statement/prospectus entitled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
The merger between Ranger and Baytex cannot be completed without the affirmative vote of a majority of the votes cast on the Ranger Merger Proposal at the Ranger special meeting. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Merger Proposal.
THE RANGER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RANGER MERGER PROPOSAL

RANGER PROPOSAL 2 — THE RANGER COMPENSATION ADVISORY PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Ranger is seeking a non-binding advisory shareholder approval of the compensation of Ranger’s named executive officers that is based on or otherwise relates to the company merger as disclosed in “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Ranger’s Named Executive Officers in Connection with the Merger.” The proposal gives Ranger shareholders the opportunity to express their views on the compensation of Ranger’s named executive officers.
Accordingly, the Ranger board unanimously recommends that Ranger shareholders vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that Ranger shareholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the company merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Ranger’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Ranger’s Named Executive Officers in Connection with the Merger” (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
The vote on the Ranger Compensation Advisory Proposal is a vote separate and apart from the vote on the Ranger Merger Proposal. Accordingly, Ranger shareholders may vote to approve the Ranger Merger Proposal and vote not to approve the Ranger Compensation Advisory Proposal, and vice versa. If the company merger is completed, the compensation may be paid to Ranger’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Ranger shareholders fail to approve the Ranger Compensation Advisory Proposal. For the avoidance of doubt, the approval of the Ranger Compensation Advisory Proposal is not a condition to the closing of the company merger or otherwise required to effectuate the company merger.
Approval of the Ranger Compensation Advisory Proposal on a non-binding advisory basis requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Compensation Advisory Proposal. As an advisory vote, this proposal is not binding upon Ranger, Baytex or their respective boards, and approval of this proposal is not a condition to completion of the company merger.
THE RANGER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RANGER COMPENSATION ADVISORY PROPOSAL.

RANGER PROPOSAL 3 — THE RANGER ADJOURNMENT PROPOSAL
Shareholders are being asked to consider and vote on a proposal to approve the adjournment of the Ranger special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Ranger Merger Proposal. The Ranger Adjournment Proposal will only be presented to shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ranger Merger Proposal.
The Ranger special meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Ranger Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Ranger shareholders.
Ranger is asking its shareholders to authorize the holder of any proxy solicited by the Ranger board to vote in favor of any adjournment of the Ranger special meeting to solicit additional proxies if there are not sufficient votes to approve the Ranger Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Ranger shareholders. It should be noted that, even if the Ranger Adjournment Proposal is not passed, under the Ranger Bylaws, the chairman of Ranger’s board has the power to adjourn the Ranger special meeting for any reason from time to time without notice, other than an announcement of the time and place of the adjourned meeting, provided that a new Ranger Record Date is not set.
The vote on the Ranger Adjournment Proposal is a vote separate and apart from the vote to approve the Ranger Merger Proposal. Accordingly, a Ranger shareholder may vote to approve the Ranger Merger Proposal and vote not to approve the Ranger Adjournment Proposal, and vice versa.
The approval of the Ranger Adjournment Proposal requires the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions, broker non-votes and failures to vote will not count as votes cast and, therefore, will have no effect on the outcome of the Ranger Adjournment Proposal.
THE RANGER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RANGER ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANIES
Baytex Energy Corp.
2800, 520 — 3rd Avenue S.W.
Calgary, Alberta, Canada, T2P 0R3
(587) 952-3000
Baytex, whose legal name is Baytex Energy Corp., is engaged in the acquisition, development and production of crude oil and natural gas in the Western Canadian Sedimentary Basin and the Eagle Ford in the United States. Approximately 84% of Baytex’s production is weighted toward crude oil and NGLs. Baytex and its predecessors have been in business for more than 25 years and the operating teams are well established with a track record of technical proficiency and operational success. Throughout Baytex’s history, it has endeavored to add value by developing assets and completing selective acquisitions.
Baytex was formed on October 22, 2010 pursuant to a certificate of incorporation under the ABCA. Baytex’s executive and corporate head office is located at 2800, 520 — 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3, and its registered office is located at 2400, 525 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1. Baytex common shares are listed on the NYSE and the TSX under the symbol “BTE.”
Additional information about Baytex can be found on its website at www.baytexenergy.com. The information contained in, or that can be accessed through, Baytex’s website is not incorporated in this proxy statement/prospectus. For additional information about Baytex, see the section entitled “Where You Can Find Additional Information” on page 196.
Ranger Oil Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084
(713) 722-6500
Ranger, whose legal name is Ranger Oil Corporation, was incorporated in Virginia in 1882. Based in Houston, Texas, Ranger is an independent oil and gas company focused on the onshore development and production of crude oil, NGLs and natural gas in the Eagle Ford Shale in south Texas. Shares of Ranger Class A common stock are listed and traded on the NASDAQ under the ticker symbol “ROCC.” Ranger’s executive offices are located at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and can be reached by phone at (713) 722-6500. Additional information about Ranger and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, and market risk is set forth in Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this proxy statement/prospectus.
Additional information about Ranger can be found on its website at www.RangerOil.com. The information contained in, or that can be accessed through, Ranger’s website is not incorporated in this proxy statement/prospectus. For additional information about Ranger, see the section entitled “Where You Can Find Additional Information” on page 196.
Nebula Merger Sub, LLC
Nebula Merger Sub, LLC is a Delaware limited liability company that was formed for the sole purpose of effecting the company merger. At the merger effective time, merger sub will merge with and into Ranger, with Ranger surviving as an indirect wholly owned subsidiary of Baytex, whereupon the separate existence of merger sub will cease.
Information Concerning the Combined Company
The combined company will carry on the combined businesses of Baytex and Ranger, with Ranger continuing its existence as the surviving corporation following the company merger as an indirect wholly owned subsidiary of Baytex. Baytex will continue to be governed by the ABCA, and Calgary, Alberta, Canada will be the global headquarters of the combined company.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein, and certain exhibits thereto. The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Baytex and Ranger encourage you to read carefully the Merger Agreement in its entirety before making any investment or voting decisions as it is the principal legal document governing the business combination between Baytex and Ranger described in this proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither Baytex nor Ranger intends that the Merger Agreement will be a source of business or operational information about Baytex or Ranger. Accordingly, the representations, warranties, covenants, and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement/prospectus and in the public filings Baytex and Ranger make with the SEC, as described in “Where You Can Find Additional Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Baytex and Ranger are responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement/prospectus not misleading. Factual disclosures about Baytex and Ranger contained in this proxy statement/prospectus or Baytex’s or Ranger’s public reports filed with SEDAR or the SEC, as applicable, may supplement, update or modify the factual disclosures about Baytex or Ranger contained in the Merger Agreement and described in the summary. The representations, warranties and covenants made in the Merger Agreement by Baytex and Ranger are qualified and subject to important limitations agreed to by Baytex and Ranger in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what is generally relevant to shareholders or applicable to reports and documents filed with SEDAR or the SEC, as applicable, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the company merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement/prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents attached to or incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find Additional Information.”
Terms of the Merger; Merger Consideration
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the DLLCA and the VSCA, at the merger effective time, merger sub will merge with and into Ranger, with Ranger surviving such merger as the surviving corporation following such merger and continuing as an indirect wholly owned subsidiary of Baytex.
Immediately prior to the company merger, the Class B Holders (in their capacity as the sole holders of Opco common units and Ranger Class B common stock), will exchange all of their Opco common units and shares of Ranger Class B common stock for shares of Ranger Class A common stock. At the merger effective time, each eligible share will be converted into the right to receive (i) 7.49 validly issued, fully paid and nonassessable Baytex common shares with cash paid in lieu of the issuance of fractional shares, if any, and (ii) $13.31 in cash, without interest. The merger consideration will be appropriately adjusted prior to the merger effective time to account for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of share or the like. All such shares of Ranger Class A common stock will cease to be outstanding and will automatically be cancelled and cease to exist.
Baytex will not issue any fractional Baytex common shares in connection with the company merger. In lieu of any fractional Baytex common shares to which a Ranger shareholder would otherwise have been entitled, each Ranger shareholder will receive cash, without interest, in an amount equal to the product of (i) such fractional part of a share of Baytex common share multiplied by (ii) the volume weighted average trading price of Baytex common shares on the NYSE, as reported by Bloomberg, L.P., for the five consecutive trading days immediately prior to the closing date.
At the merger effective time, all shares of Ranger common stock, if any, held, directly or indirectly, by Baytex or merger sub issued and outstanding immediately prior to the merger effective time will be automatically cancelled and cease to exist, and no consideration will be delivered in exchange therefor. Immediately following the merger effective time, all of the equity interests of merger sub issued and outstanding immediately prior to the merger effective time will be converted into and will represent one validly issued, fully paid and nonassessable share of Ranger Class A common stock, par value $0.01 per share of the surviving corporation.
Completion of the Company Merger
Unless the parties agree otherwise, the closing of the company merger will take place on a date that is three business days after the satisfaction or, to the extent permitted by applicable law, waiver, in accordance with the terms of the Merger Agreement, of the last of the conditions to closing (other than any such conditions which by their nature cannot be satisfied until the date of closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing of the company merger); provided, that if the marketing period has not ended at the time of the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the Merger Agreement at such time, the closing will occur instead on the second (2nd) business day following the final day of the marketing period (provided that Baytex may elect to terminate the marketing period early on no less than two business days’ notice to Ranger).
As soon as practicable on the closing date, Baytex and Ranger will cause (i) a certificate of merger with respect to the company merger, to be prepared and executed in accordance with the relevant provisions of the DLLCA, and to be filed with the Office of the Secretary of State of the State of Delaware and (ii) articles of merger with respect to the company merger to be prepared and executed in accordance with the relevant provisions of the VSCA, including setting forth the related plan of merger, and to be filed with the Virginia State Corporation Commission (the “VA SCC”). The company merger will become effective upon the issuance of a certificate of merger by the VA SCC, or at such later time as the parties agree upon in writing and specify in the articles of merger.
Baytex and Ranger have targeted to complete the company merger in the second quarter of 2023 or early in the third quarter of 2023, subject to the receipt of the required Baytex shareholder approval and Ranger shareholder approval, regulatory approvals and the satisfaction or waiver of the other conditions to the company merger, in each case, as set forth in the Merger Agreement (described below under “The Merger Agreement — Mutual Conditions to Completion”).
Exchange and Payment Procedures
Prior to the merger effective time, Baytex will designate an exchange agent, that is mutually acceptable to Ranger, in connection with the company merger and to receive the merger consideration to which the Ranger shareholders are entitled pursuant to the Merger Agreement.
Prior to the merger effective time, Baytex will deposit or cause to be deposited with the exchange agent, for the benefit of the holders of eligible shares, the number of Baytex common shares issuable in respect of the eligible shares pursuant to the Merger Agreement. Baytex will also make available to the exchange agent, from time to time as needed, the applicable aggregate cash consideration and cash sufficient to pay any Baytex common shares with a record date after the merger effective time (the “Post-Effective Time Dividends”) and to make cash payments in lieu of issuing fractional shares upon the conversion of eligible shares into the merger consideration.
No interest shall be paid or accrue on any cash portion of the merger consideration payable upon surrender of any eligible shares.
Baytex, Ranger, merger sub, the exchange agent, each of their respective affiliates and any other applicable withholding agent will be entitled to deduct or withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement or the Opco Unit Exchange any amounts required to be deducted or withheld under applicable law (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Baytex common shares pursuant to the Merger Agreement, the applicable withholding agent may withhold or deduct from the cash consideration and/or a portion of the share consideration otherwise deliverable pursuant to the Merger Agreement).To the extent that amounts are properly deducted or withheld and paid over to the relevant taxing authority, such deducted or withheld amounts will be treated as having been paid to the person from whom such amounts would have been paid absent such deduction or withholding. If withholding is taken in Baytex common shares, the relevant withholding agent will be treated as having sold such Baytex common shares on behalf of the applicable person for an amount of cash equal to the fair market value thereof at the time of such withholding and paid such cash proceeds to the relevant taxing authority.
If any portion of the merger consideration deposited with the exchange agent is not claimed within 180 days following the closing date, such merger consideration will be delivered to Baytex or the surviving corporation, as applicable, upon demand, and any former Ranger shareholders who have not theretofore received the merger consideration, cash-in-lieu of fractional shares or dividends or other distributions declared or made with respect to Baytex common shares with a record date after the merger effective time, will thereafter look only to the surviving corporation and Baytex for payment of their claim for such amounts.
Investor and Registration Rights Agreement and Support Agreement
In connection with the Merger Agreement, Baytex and the Class B Holders entered into the IRRA. The IRRA provides for, among other things, registration rights with respect to Baytex’s common shares issued to the Class B Holders in the company merger, certain governance matters, restrictions on transfer of such shares and certain other matters set forth therein.
In consideration of Baytex entering into the Merger Agreement, Baytex and the Class B Holders entered into the Support Agreement. Pursuant to the Support Agreement, the Class B Holders agreed, subject to the terms and conditions of the Support Agreement, to (i) vote in favor of the company merger, (ii) not transfer their Ranger Class B common stock and Opco common units between signing the Merger Agreement and the closing of the Merger Transactions and (iii) complete the Opco Unit Exchange.
Certificates
As soon as practicable after the merger effective time, Baytex will cause the exchange agent to deliver to each record holder, as of immediately prior to the merger effective time, of an outstanding certificate or certificates that immediately prior to the merger effective time represented an eligible share of Ranger Class A common stock, a notice advising such holder of the effectiveness of the company merger and a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery of such certificates to the exchange agent, and which shall be in a customary form and agreed to by Baytex and Ranger prior to the merger effective time) and instructions for use in effecting the surrender of such certificates for payment of the merger consideration pursuant to the Merger Agreement.
Upon surrender to the exchange agent of a certificate that immediately prior to the merger effective time represented eligible shares, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the exchange agent, the holder of such certificate shall be entitled to receive in exchange therefor

(i) one or more Baytex common shares (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Baytex common shares, if any, that such holder has the right to receive pursuant to the Merger Agreement (after taking into account all shares of Ranger Class A common stock then held by such holder) and (ii) a check in the amount equal to the applicable aggregate cash consideration, the cash payable in lieu of any fractional Baytex common shares and Post-Effective Time Dividends pursuant to the Merger Agreement.
If any stock certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting of an indemnity bond in such amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such stock certificate, the exchange agent shall issue in exchange for such lost, stolen or destroyed certificate the applicable merger consideration, cash payable in lieu of any fractional Baytex common shares and Post-Effective Time Dividends pursuant to the Merger Agreement.
Non-DTC Book-Entry Shares
Promptly after the merger effective time, Baytex shall cause the exchange agent to deliver to each record holder, as of immediately prior to the merger effective time, of eligible shares represented by book-entry and not held through the DTC (i) a notice advising such holders of the effectiveness of the company merger, (ii) a statement reflecting the number of Baytex common shares (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Baytex common shares, if any, that such holder has the right to receive pursuant to the Merger Agreement (after taking into account all shares of Ranger Class A common stock then held by such holder) and (iii) a check in the amount equal to the applicable aggregate cash consideration, the cash payable in lieu of any fractional Baytex common shares and Post-Effective Time Dividends pursuant to the Merger Agreement.
DTC Book-Entry Shares
With respect to book-entry shares held through the DTC, Baytex and Ranger shall cooperate to establish procedures with the exchange agent and the DTC to ensure that the exchange agent will transmit to the DTC or its nominees promptly on or after the closing date, upon surrender of eligible shares held of record by the DTC or its nominees in accordance with the DTC’s customary surrender procedures, the merger consideration (including cash to be paid in lieu of any fractional Baytex common shares in accordance with the terms of the Merger Agreement, if any) and any unpaid Post-Effective Time Dividends.
No interest shall be paid or accrue on any cash portion of the merger consideration payable upon surrender of any stock certificate (or affidavits of loss in lieu thereof) or book-entry shares.
Baytex, Ranger, merger sub, the exchange agent, each of their respective affiliates and any other applicable withholding agent will be entitled to deduct or withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement or the Opco Unit Exchange any amount required to be deducted or withheld under applicable law (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Baytex common shares pursuant to the Merger Agreement, the applicable withholding agent may withhold or deduct from the cash consideration and/or a portion of the share consideration otherwise deliverable pursuant to the Merger Agreement). If withholding is taken in Baytex common shares, the relevant withholding agent will be treated as having sold such Baytex common shares on behalf of the applicable person for an amount of cash equal to the fair market value thereof at the time of such withholding and paid such cash proceeds to the relevant taxing authority.
Combined Company Management following the Company Merger and the Baytex Board Following the Company Merger
The combined organization will be led by Eric T. Greager, President and Chief Executive Officer of Baytex and the Baytex leadership team. Baytex intends to add Julia Gwaltney, the Senior Vice President and Chief Operating Officer of Ranger, to the Baytex leadership team and retain the Ranger teams operating in Houston, Texas.

Additionally, concurrent with the closing, and pursuant to the terms of the IRRA, Baytex will take appropriate actions to cause the Ranger Designees to be elected or appointed as Directors and thereafter, the Baytex board will, subject to the terms of the IRRA, cause the Ranger Designees (provided they are willing to serve) to be nominated to serve on the Baytex board at any election of directors occurring on or before December 31, 2024.
Representations and Warranties
Baytex and Ranger have each made representations and warranties to the other which relate to, among other topics, the following:
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organization, good standing, and corporate power;

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capitalization;

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corporate authority to enter into the Merger Agreement;

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absence of conflicts with, or violations of, organizational documents, other contracts, and applicable laws;

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required regulatory filings and consents and approvals of governmental entities;

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reports and financial statements and internal controls and procedures;

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absence of certain changes or events;

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absence of undisclosed material liabilities;

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accuracy of information supplied or to be supplied in this proxy statement/prospectus;

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compliance with applicable laws and permits;

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compensation and employee benefits;

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employment and labor matters;

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tax matters;

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litigation;

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intellectual property;

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real property, rights-of-way, reserve reports, oil and gas leases, and oil and gas interests;

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environmental matters;

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material contracts;

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insurance;

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derivative transactions and hedging;

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customers and suppliers;

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receipt of the opinion of such party’s financial advisor;

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absence of undisclosed brokers’ fees and expenses;

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related party transactions;

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certain regulatory matters;

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inapplicability of state takeover statutes and anti-takeover laws;

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tax treatment;

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anti-corruption;

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export controls and economic sanctions; and

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absence of other representations and warranties.

Certain of the representations and warranties given by Baytex and Ranger, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” with respect to a party means any fact, circumstance, effect, change, event or development that (a) would prevent, materially delay or materially impair the ability of Baytex or Ranger or its subsidiaries to consummate the merger and the Merger Transactions or (b) has, or would have, a material adverse effect on the financial condition, business or results of operation of such party and its subsidiaries, taken as a whole; provided, however, that, in the case of clause (b) above, no fact, circumstance, effect, change, event or development (by itself or when taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to or related to any of the following shall be deemed to be or constitute a “material adverse effect” or be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur: (1) general economic conditions (or changes in such conditions) or conditions in the U.S., Canadian or global economies generally, (2) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market, (3) conditions (or changes in such conditions) in the oil and gas exploration, development or production industry (including changes in commodity prices, general market prices and regulatory changes affecting the industry), (4) political conditions (or changes in such conditions), the outbreak of a pandemic, epidemic, endemic or other widespread health crisis (including COVID-19), or acts of war (including the Russian/Ukraine conflict), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), (5) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters or weather conditions, (6) the announcement of the Merger Agreement or the pendency or consummation of the Merger Transactions (other than with respect to any representation or warranty that is intended to address the consequences resulting from the execution and delivery of the Merger Agreement or the announcement or consummation of the Merger Transactions), (7) the execution and delivery of or compliance with the terms of, or the taking of any action or failure to take any action which action or failure to act is requested in writing by the other party or expressly required by, the Merger Agreement, the public announcement of the Merger Agreement or the Merger Transactions (provided that this clause (7) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger Transactions), (8) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or interpretations thereof), or that result from any action taken for the purpose of complying with the foregoing, or (9) any changes in the share price or trading volume of such party’s stock or any failure by such party to meet any analysts’ estimates or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such party or any of its subsidiaries to meet any internal or published budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a material adverse effect to the extent not otherwise excluded by the definition hereof); provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (1) through (5) and (9), disproportionately adversely affect Baytex or Ranger and their respective subsidiaries, as applicable, taken as a whole, as compared to other similarly situated participants operating in the oil and gas exploration, development or production industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur solely to the extent they are disproportionate).
Conduct of Business
Pursuant to the Merger Agreement, each of Baytex and Ranger has agreed to restrict the conduct of its respective business between February 27, 2023 and the earlier of the merger effective time and the termination of the Merger Agreement.

Conduct of Business by Ranger and its Subsidiaries
In general, except as previously disclosed to Baytex, expressly permitted or required by the Merger Agreement or applicable law, or as otherwise consented to in writing by Baytex (such consent not to be unreasonably withheld, delayed or conditioned), until the earlier of the merger effective time and the termination of the Merger Agreement, Ranger has agreed to, and to cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to (i) preserve substantially intact its present business organization, goodwill and assets and (ii) preserve its existing relationships with governmental entities and its significant customers, suppliers and others having significant business dealings with it.
In addition, except as previously disclosed to Baytex, expressly required or expressly permitted by the Merger Agreement (including certain restructuring transactions) the Support Agreement, applicable law, or otherwise consented to in writing by Baytex in writing (such consent not to be unreasonably withheld, delayed or conditioned), until the earlier of the merger effective time and the termination of the Merger Agreement, Ranger has agreed that it will not, and will cause its subsidiaries not to:
(i)   (A) declare, set aside or pay any dividends (whether in cash, stock or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Ranger or its subsidiaries, except for (1) dividends and distributions by a wholly owned subsidiary of Opco to Opco or another wholly owned subsidiary of Opco, by a wholly owned subsidiary of Ranger to Ranger or another wholly owned subsidiary of Ranger, or by Opco to Ranger or a wholly owned subsidiary of Ranger, or (2) quarterly cash dividends of Ranger and Opco except as previously disclosed to Baytex; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Ranger or any of its subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Ranger or any subsidiary of Ranger, other than in the case of clause (C) in respect of any equity awards outstanding as of February 27, 2023 or issued after February 27, 2023 in accordance with the terms of the Merger Agreement, in accordance with the terms of the Ranger Equity Plan and applicable award agreements;
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Ranger or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance of Ranger Class A common stock upon the vesting or lapse of any restrictions on any awards granted under the Ranger Equity Plan and outstanding on February 27, 2023, (B) as expressly contemplated by the Merger Agreement and (C) issuances by a wholly owned subsidiary of Opco of such subsidiary’s capital stock or other equity interests to Opco or any other wholly owned subsidiary of Opco;
(iii)   amend or propose to amend (A) Ranger’s organizational documents or (B) the organizational documents of any of Ranger’s subsidiaries (other than, in each case, ministerial changes);
(iv)   (A) merge, consolidate, combine or amalgamate with any person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) (y) acquisitions or investments in Ranger’s geographic area of operation as of February 27, 2023 for which the consideration is less than $10.0 million in the aggregate and (z) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business;
(v)   sell, lease, swap, exchange, transfer, farmout, license, encumber (other than certain permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, encumber (other than certain permitted encumbrances) or otherwise dispose of, any portion of its assets or properties; other than (A) sales or dispositions for which the consideration is less than $5.0 million in the aggregate (including non-operating working interests so long as they are not operated by Baytex or any of its subsidiaries), (B) sales, swaps, exchanges, transfers or dispositions among Ranger and its wholly owned subsidiaries or among wholly owned subsidiaries of Ranger, (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, (D) the sale of hydrocarbons in the ordinary course of business consistent with past practice or (E) swaps of assets or property, which may include cash consideration of up to 1,000 net acres in the aggregate for all such swap transactions;
(vi)   authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Ranger or any of its subsidiaries, other than in connection with certain restructuring transactions;
(vii)   change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Ranger and its subsidiaries, except as required by GAAP, COPAS or applicable law;
(viii)   except to the extent undertaken in the ordinary course of business consistent with past practice: (A) make, change or revoke any tax election (but excluding any election that must be made periodically and is made consistent with past practice), (B) change an annual tax accounting period, (C) change any tax accounting method, (D) file any amended tax return, (E) enter into any closing agreement with respect to taxes, (F) settle or compromise any proceeding regarding any taxes, (G) surrender any right to claim a tax refund or (H) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any taxes (other than extensions of time to file tax returns), in each case, solely to the extent such action would reasonably be expected to have a material and adverse impact on Baytex and its subsidiaries following the closing;
(ix)   except as required by applicable law or an existing Ranger benefit plan as in effect on February 27, 2023, (A) grant or commit to grant any new entitlement to or increases in the existing compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers or employees, other than (x) any increase in base salary employees below the level of vice president, provided that such increases will not exceed an aggregate amount equal to 5% of the aggregate 2022 base salary levels of the employees receiving such increases or (y) any new entitlement provided to a newly hired employee as permitted under the Merger Agreement (and so long as such newly hired employee’s compensation and other terms and conditions of employment are substantially comparable to those of the employee that he or she is replacing), (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Ranger benefit plan, (C) grant or commit to grant any equity based awards, (D) pay or commit to pay any bonuses or other incentive compensation, other than the payment of annual or other short-term cash bonuses for completed performance periods (I) in accordance with the applicable Ranger benefit plan as in effect on February 27, 2023 or (II) otherwise in the ordinary course of business consistent with past practice, (E) establish, enter into or adopt any Ranger benefit plan which was not in existence as of February 27, 2023 (or any arrangement that would be a Ranger benefit plan if it had been in existence as of February 27, 2023), or amend or terminate any Ranger benefit plan, in each case, except for (i) changes to the contractual terms of health and welfare plans made in the ordinary course of business that do not materially increase the cost to Ranger and its subsidiaries or (ii) entry into offer letters with newly hired employees on a form that has previously been provided by Ranger to Baytex or a form that is substantially similar thereto (and does not provide for any excluded benefits or (iii) arrangements necessary to effectuate other permitted actions under clause 6.1(b)(ix) on terms and conditions described in the Merger Agreement), (F) loan or advance any money or other property to any current or former directors, officers, employees or independent contractors, (G) grant to any current or former directors, officers, employees or independent contractors any right to a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties, (H) hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee with an annualized base salary in excess of $200,000 (except for a hire of an employee as is reasonably necessary to replace any employee, so long as the new employee’s compensation and other terms and conditions of employment are substantially comparable to those of the employee being replaced); or (I) other than in the ordinary course of business consistent with past practice, enter into any contract with an individual independent contractor that is not terminable at-will without prior notice or penalty to Ranger or its subsidiaries or materially modify or amend any contract with an independent contractor in effect as of February 27, 2023;
(x)   enter into any Labor Agreement (as defined in the Merger Agreement) or recognize any labor union, works council or other labor organization as the bargaining representative of any employees;
(xi)   (A) incur, create, assume, waive or release any indebtedness or guarantee any such indebtedness of another person; or (B) incur, create, assume, waive or release any encumbrances on any property or assets of Ranger or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances; provided, however, that the foregoing will not restrict the incurrence of indebtedness (1) under the Ranger credit facility in the ordinary course of business consistent with past practice or (2) the creation of any encumbrances securing any indebtedness under such existing credit facilities, so long as borrowings under the Ranger credit facility do not exceed the amounts disclosed to Baytex;
(xii)   other than in the ordinary course of business consistent with past practice and other than extensions of 12 months or less of any Ranger Marketing Contracts (as defined in the Merger Agreement) on terms substantially similar to those in effect with respect to such contract on February 27, 2023 (A) enter into any contract that would be a material contract if it were in effect on February 27, 2023 (other than contracts entered into in connection with certain transactions permitted by the Merger Agreement) or (B) modify, amend, terminate or assign, or waive or assign any rights under, any contract (other than contracts entered into in connection with certain transactions permitted by the Merger Agreement);
(xiii)   waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceeding (excluding any proceeding in respect of taxes or any transaction litigation) except solely for monetary payments of no more than $2,000,000 individually or $8,000,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of the company merger and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Baytex or its subsidiaries or a finding or admission of a violation of law;
(xiv)   make or commit to make any capital expenditures that are in the aggregate greater than one hundred and ten percent (110%) of any amount expressly provided for in the capital budget disclosed to Baytex, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis or for the safety of individuals, assets or the environments in which individuals perform for Ranger and its subsidiaries (provided that Ranger will notify Baytex of any such emergency expenditure promptly);
(xv)   fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Ranger and its subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner inconsistent with past practice;
(xvi)   elect not to participate with respect to any proposed operation regarding any of the Oil and Gas Properties (as defined in the Merger Agreement) that involves capital expenditures (net to the interest of Ranger and its subsidiaries) in excess of $250,000;
(xvii)   take any action that would or would reasonably be expected to prevent, materially delay or materially impede the consummation of any of the Merger Transactions; or
(xviii)   agree or commit to take any action that is prohibited by the foregoing.
Conduct of Business by Baytex and its Subsidiaries
In general, except as previously disclosed to Ranger, expressly permitted or required by the Merger Agreement or applicable law or as otherwise consented to in writing by Ranger (such consent not to be unreasonably withheld, delayed or conditioned), until the earlier of the merger effective time and the termination of the Merger Agreement, Baytex has agreed to, and to cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to (i) preserve substantially intact its present business organization, goodwill and assets and (ii) preserve its existing relationships with governmental entities and its significant customers, suppliers and others having significant business dealings with it.
In addition, except as previously disclosed to Ranger, expressly required or expressly permitted by the Merger Agreement or the Support Agreement, in relation to the acquisition and integration of Ranger and its subsidiaries into the Baytex group, required by applicable law or as otherwise consented to in writing by Ranger (such consent not to be unreasonably withheld, delayed or conditioned), until the earlier of the merger effective time and the termination of the Merger Agreement, Baytex has agreed that it will not, and will cause its subsidiaries not to:
(i)   (A) declare, set aside or pay any dividends (whether in cash, shares or property or any combination thereof) on, or make any other distribution in respect of any outstanding shares in the capital of, or other equity interests in, Baytex or its subsidiaries, except for dividends and distributions by a wholly owned subsidiary of Baytex to Baytex or another subsidiary of Baytex, (B) split, combine or reclassify any shares in the capital of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Baytex or any of its subsidiaries, except in connection with an internal reorganization of Baytex or any of its subsidiaries, or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Baytex or any subsidiary of Baytex, other than in the case of clause (C), in respect of any equity awards outstanding as of February 27, 2023 or issued after February 27, 2023 in accordance with the terms of the Merger Agreement, in accordance with the terms of the Baytex equity plan and applicable award agreements;
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares in the capital of, or other equity interests in, Baytex or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares or equity interests, other than: (A) the issuance of Baytex common shares upon the vesting or lapse of any restrictions on any awards granted under the Baytex equity plan and outstanding on February 27, 2023, (B) the grant of Baytex restricted share awards or Baytex performance share awards, in each case, under the Baytex equity plan in the ordinary course of business consistent with past practice and (C) issuances by a wholly owned subsidiary of Baytex of such subsidiary’s shares or other equity interests to Baytex or any other wholly owned subsidiary of Baytex;
(iii)   amend or propose to amend (A) Baytex’s organizational documents or (B) the organizational documents of any of Baytex’s subsidiaries (other than, in each case, ministerial changes);
(iv)   (A) merge, consolidate, combine or amalgamate with any person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) acquisitions or investments for which the consideration is less than $50,000,000 in the aggregate and acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business;
(v)   sell, lease, swap, exchange, transfer, farmout, license, encumber (other than certain permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, encumber (other than certain permitted encumbrances) or otherwise dispose of, any portion of its assets or properties; other than (A) sales or dispositions for which the consideration is less than $100,000,000 in the aggregate (including non-operating working interests so long as they are not operated by Ranger or any of its subsidiaries), (B) sales, swaps, exchanges, transfers or dispositions among Baytex and its wholly owned subsidiaries or among wholly owned subsidiaries of Baytex, (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, (D) the sale of hydrocarbons in the ordinary course of business consistent with past practice or (E) swaps of assets or property, which may include consideration, of up to 10,000 net acres in the aggregate for all such swap transactions;

(vi)   authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Baytex or any of its subsidiaries, other than such transactions among wholly owned subsidiaries of Baytex;
(vii)   change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Baytex and its subsidiaries, except a change to U.S. reporting standards or as required by IFRS or applicable law;
(viii)   except to the extent undertaken in the ordinary course of business consistent with past practice: (A) make, change or revoke any tax election (but excluding any election that must be made periodically and is made consistent with past practice), (B) change an annual tax accounting period, (C) change any tax accounting method, (D) file any amended tax return, (E) enter into any closing agreement with respect to taxes, (F) settle or compromise any proceeding regarding any taxes, (G) surrender any right to claim a tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any taxes (other than the extensions of time to file tax returns), in each case, solely to the extent such action would reasonably be expected to have a material and adverse impact on Baytex and its subsidiaries following the closing;
(ix)   (A) incur, create, assume, waive or release any indebtedness or guarantee any such indebtedness of any other person or (B) incur, create, assume, waive or release any encumbrances on any property or assets of Baytex or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances; provided, however, that the foregoing shall not restrict (y) the incurrence of indebtedness (1) under Baytex’s existing credit facilities, so long as such borrowings under the Baytex credit facilities are incurred in the ordinary course of business consistent with past practice or (2) in connection with the Financing (which for the avoidance of doubt will include the incurrence of indebtedness in connection with the issuance of any senior notes or securities in lieu of any portion thereof) or (z) the creation of any encumbrances securing any indebtedness permitted by the foregoing clause (1) and clause (2);
(x)   waive, release, assign, settle, or compromise or offer or propose to waive, release, assign, settle or compromise any proceedings (excluding any proceeding in respect of taxes or any transaction litigation) except for consideration of no more than $5,000,000 individually or $25,000,000 in the aggregate, using fair market value of any non-cash consideration, on a basis that would not (A) prevent or materially delay consummation of the company merger or the Merger Transactions, and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Baytex or its subsidiaries or a finding or admission of a violation of law;
(xi)   make or commit to make any capital expenditures that are in the aggregate greater than CAD $650.0 million in the calendar year ended December 31, 2023, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis or for the safety of individuals, assets or the environments in which individuals perform work for Baytex and its subsidiaries (provided that Baytex will notify Ranger of any such emergency expenditure promptly);
(xii)   fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Baytex and its subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner inconsistent with past practice;
(xiii)   take any action that would or would reasonably be expected to prevent, materially delay or materially impede the consummation of any of the Merger Transactions; or
(xiv)   agree or commit to take any action that is prohibited by the foregoing.
Cooperation of Ranger with Respect to Financing
Ranger has agreed to use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, and each of them will use their reasonable best efforts to cause their respective representatives, partners, members, officers, directors, employees, controlling persons and agents to use reasonable best efforts to provide, such timely assistance with Baytex’s efforts to arrange and obtain financing, including the debt financing (and the offering, arrangement, syndication, marketing, and consummation thereof), in connection with the Merger Transactions, including, but not be limited to, to the extent reasonably requested by Baytex:
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Ranger using its reasonable best efforts to participate in, provide information with respect to and assist Baytex with, the preparation of marketing materials and rating agency presentations;

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participation by senior management of Ranger in a reasonable number of rating agency presentations, meetings with and conference calls with financing parties and prospective financing parties (including one-on-one conference or virtual calls), road shows, due diligence sessions, drafting sessions, or other customary syndication activities, in each case upon reasonable prior notice and at times and locations to be mutually agreed by the parties in good faith;

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delivering the information with respect to the debt financing to Baytex and the financing parties (and such other financial and operational information reasonably requested by Baytex or the financing parties) as promptly as reasonably practicable once available, and such further information as may be reasonably necessary for such information to remain compliant;

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providing such other customary documents and financial and pertinent information regarding Ranger and its subsidiaries as may be reasonably requested by Baytex and reasonably necessary for Baytex or its representatives to prepare all pro forma financial statements reasonably necessary in connection with the debt financing; provided that neither Ranger nor any of its subsidiaries or representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the debt financing or (C) any information related to Baytex or any of its subsidiaries or any adjustments that are not directly related to the acquisition of Ranger;

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delivering customary authorization letters authorizing the distribution of marketing material to prospective investors;

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furnishing Baytex and the financing parties promptly, and, in any event, at least seven business days prior to the closing date, with all documentation and other information in respect of Ranger that any financing party has reasonably requested in writing at least nine business days prior to the closing date that is required by domestic and regulatory authorities under applicable “beneficial ownership,” “know your customer” and sanctions or anti-money laundering rules and regulations, including the USA PATRIOT Act;

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providing reasonable and customary assistance to Baytex in connection with the issuance of securities, incurrence of debt and preparation by Baytex of the definitive documentation with respect to the debt financing and any cash management agreements or hedging agreements in connection therewith, including preparation of schedules thereto, borrowing of loans and/or granting of a security interest (and perfection thereof) in the assets of Ranger and its subsidiaries, in each case by providing such pertinent information as may be reasonably requested by Baytex and to the extent reasonably available to Ranger;

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using reasonable best efforts to obtain the consent of and assistance from any of its auditors or other advisors to the use of any financial or other expert information required to be used in the marketing material or rating agency presentations, including participation in due diligence sessions to the extent reasonably requested by Baytex and at reasonable times and upon reasonable notice, obtaining customary independent accountants’ comfort letters (including customary “negative assurance” statements) and consents from the auditor(s) of the audited financial statements provided as part of the debt financing, including issuing any customary representation letters in connection therewith to such auditor(s) in connection with any financial statements included in any marketing materials in respect of the debt financing;

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taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Baytex or any debt financing sources to permit the consummation of the debt financing;

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making introductions of Baytex to Ranger’s existing lenders and facilitating relevant coordination between Baytex and such lenders;

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assisting Baytex and the financing parties in obtaining or updating corporate, facility and issue credit ratings of Baytex (which shall be the sole responsibility of Baytex);

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cooperating with the due diligence of financing parties and their representatives in connection with the debt financing, to the extent customary and reasonable, including the provision of all such information reasonably requested with respect to the property and assets of Ranger and its subsidiaries and by providing to internal and external counsel of Baytex and the financing parties, as applicable, customary back-up certificates and factual information to support any legal opinion that such counsel may be required to deliver in connection with the debt financing;

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consenting to the use of all of Ranger’s and its subsidiaries’ logos in connection with the debt financing;

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providing reasonable cooperation reasonably required by Baytex in connection with the preparation of the offers to purchase and consent solicitation statements, letters of transmittal and other related documents in respect of any offer to purchase the Ranger senior notes, including with respect to Ranger’s and / or its applicable subsidiaries’ execution of supplemental indentures reflecting amendments to the indentures applicable to the Ranger senior notes subject to any offer to purchase such notes, to the extent approved by any required consents of holders of the Ranger senior notes; and

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in lieu of Baytex commencing or closing an offer to purchase the Ranger senior notes, following the receipt of written request of Ranger and to the extent permitted by the indenture under which the Ranger senior notes were issued, take any actions reasonably requested to facilitate the redemption, satisfaction and/or discharge of any or all of Ranger’s obligations under the Ranger senior notes, including (A) requesting the trustee take such actions to facilitate the redemption, satisfaction and/or discharge of the Ranger senior notes and (B) delivering a conditional notice of redemption subject only to payment of the redemption price and the occurrence of the closing.

Neither Ranger nor any of its affiliates will be required to take any of the actions listed above that would require certain extraordinary measures or cause certain extraordinary results, in each case as set forth in the Merger Agreement. Furthermore, Ranger’s breach of any of the covenants required to be performed by it under this section will not be considered in determining the satisfaction of the condition set forth in the fifth bullet in the section entitled “The Merger Agreement — Conditions to Completion of the Company Merger,” on page 139, so long as Ranger has acted reasonably, diligently and in good faith to fulfill its obligation to consummate, and obtain the proceeds of, the debt financing at or prior to closing.
Employee Matters
Baytex has agreed that for a period of 12 months following the merger effective time (or, if an applicable employee’s employment earlier terminates, through such date of termination), Baytex shall, or shall cause the applicable subsidiary of Baytex to, provide each employee of Ranger and its subsidiaries who is an employee of Ranger and its subsidiaries immediately prior to the closing and who continues in employment with Baytex following the closing (each, a “Continuing Employee”): (i) base salary or hourly wage rate, as applicable, and a target annual cash bonus opportunity, (ii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee (if applicable) immediately before the merger effective time, and which severance and termination benefits have been previously disclosed to Baytex and (iii) employee benefits (excluding severance and termination benefits, defined benefit pension, post-employment health and welfare benefits, and change of control, retention or other one-off awards) that are (A) substantially the same in the aggregate to the compensation and employee benefits to which such Continuing Employee was entitled immediately prior to the merger effective time, (B) substantially the same in the aggregate to the compensation and employee benefits provided to similarly-situated employees employed by Baytex or any of its subsidiaries or (C) a combination of the foregoing.
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Baytex acknowledges that that the Merger Transactions contemplated by the Merger Agreement shall constitute a “change in control” or “change of control” or term or concept of similar import of Ranger and its subsidiaries under the terms of the Ranger benefit plans.

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From and after the merger effective time, the surviving corporation shall honor all obligations and rights under the Ranger benefit plans in accordance with their terms and under all employment, severance, change in control, retention and other agreements, if any, between Ranger or a subsidiary thereof and a Continuing Employee, including certain Ranger benefit plans as previously disclosed to Baytex (provided that this will not be construed to limit any amendments or terminations otherwise permitted by the terms of the applicable arrangements).

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Baytex shall, or shall cause the surviving corporation and its respective subsidiaries to, use reasonable best efforts to credit the Continuing Employees for purposes of vesting, eligibility, severance and benefit accrual under any employee benefit plan (other than for any purposes with respect to any defined benefit plans, retiree medical benefits or disability benefits, equity or equity based award granted after the merger effective time or nonqualified deferred compensation plans) in which the Continuing Employees participate, for such Continuing Employee’s service with Ranger and its subsidiaries to the same extent and for the same purposes that such service was taken into account under a corresponding Ranger benefit plan in effect immediately prior to the closing date, to the extent that such credit does not result in duplicate benefits or compensation.

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The parties shall, or shall cause the surviving corporation and its subsidiaries to, use reasonable best efforts to (i) waive any limitation on health coverage of any Continuing Employee or their covered dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under any employee benefit plan in which the Continuing Employees participate to the extent such Continuing Employees or dependents are covered under an analogous Ranger benefit plan immediately prior to the closing date and such conditions, periods or requirements are satisfied or waived under such Ranger benefit plan, and (ii) provide credit to Continuing Employees for the plan year in which the closing date occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the closing date for which payment has been made, in each case to the extent permitted by the applicable insurance plan provider and only to the extent such deductibles or limits for medical expenses were satisfied or did not apply under the analogous Ranger benefit plan in effect immediately prior to the closing date.

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If requested by Baytex in writing no later than three days prior to the closing date, Ranger will cause Ranger and its subsidiaries to take all necessary and appropriate actions to cause each Ranger 401(k) plan to be terminated and all participants to cease participating under any such 401(k) plan, in each case, effective no later than the business day preceding the closing date. In the event the Ranger 401(k) plan is terminated, Baytex will take any and all reasonable actions as may be reasonably required, to cause the Baytex 401(k) plan to accept eligible rollover distributions in the form of cash in an amount equal to the full account balance distributed or distributable to the applicable Continuing Employee from the Ranger 401(k) plan to the Baytex 401(k) plan, including any outstanding loans, and cause each Continuing Employee to become a participant in the Baytex 401(k) plan as of the closing date (subject to any applicable eligibility requirements).

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Each Ranger employee participating in the 2022 Bonus Plan (i) received, on the regularly-scheduled payment date for annual bonuses under the 2022 Bonus Plan an amount equal to (x) 50% times (y) 135% of the employee’s target 2022 annual bonus (such amount, the “2022 Bonus Payment”) (and such 2022 Bonus Payment was paid in accordance with the foregoing) and (ii) will be eligible to receive a retention bonus payment equal to the 2022 Bonus Payment within five business days following the closing, provided that such employee either (a) remains employed with Baytex following the closing or (b) undergoes an involuntary termination of the employee’s employment on the closing date by Ranger or its affiliates without “cause” (as defined in the Ranger Equity Plan) at the direction of Baytex.

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Continuing Employees who were eligible to participate in Ranger’s short-term cash incentive plan for the 2023 calendar year (the “2023 Bonus Plan” and each such Continuing Employee, a “Participating Employee”) will cease participation in the 2023 Bonus Plan and will commence participation in Baytex’s short-term cash incentive program for the 2023 calendar year (the “Baytex 2023 Bonus Program”), in each case, effective as of the merger effective time. In the event that a Participating Employee experiences an involuntary termination (a “Separated Participant”) (the date of such Separated

Participant’s termination of employment, the “Participant’s Separation Date”) prior to the regularly scheduled payment date for annual bonuses under the Baytex 2023 Bonus Program, solely to the extent that such Participating Employee is not already entitled to a prorated annual cash incentive payment pursuant to an existing severance arrangement, Baytex will pay, or will cause the surviving corporation to pay, to such Separated Participant, an amount in cash equal to the Separated Participant’s annual cash incentive payment with respect to the 2023 calendar year, (i) based on Baytex’s assessment of performance through the Participant’s Separation Date and (ii) prorated for the number of days that have elapsed in such calendar year through and including the Participant’s Separation Date, within 30 days following such Participant’s Separation Date. “Involuntary Termination” means termination of such Participating Employee’s employment by Ranger or its affiliates without “Cause” (as defined in the Ranger Equity Plan). With respect to any Ranger employee (i) who was eligible to participate in the 2023 Bonus Plan and (ii) whose employment is terminated in an Involuntary Termination on the closing date at the direction of Baytex, solely to the extent that such Ranger employee is not already entitled to a prorated annual cash incentive payment pursuant to an existing severance arrangement, Baytex will, or will cause the surviving corporation and its respective subsidiaries to, pay each such Ranger employee, an amount in cash equal to such Ranger employee’s target annual cash incentive payment with respect to the 2023 calendar year, prorated for the number of days that have elapsed in such calendar year through and including the closing date, within 30 days following the closing date.
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As soon as practicable following the closing, each Continuing Employee will be eligible to receive an annual equity grant pursuant to the Baytex equity plan with equivalent grant date fair value to the grant such employee would have received had such employee been employed by Baytex as of January 1, 2023 (and in no event will such grant date fair value be less than the grant date fair value of such employee’s 2023 long-term incentive plan target, as provided to Baytex by Ranger), subject to the same terms and conditions as similarly situated employees of Baytex.

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Following February 27, 2023 and prior to the closing date, Baytex will, or will cause its applicable subsidiary to, adopt a severance plan with the terms previously disclosed to Ranger.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to (i) prevent Baytex, the surviving corporation or any of their respective affiliates from terminating the employment or service of any person at any time and for any reason, (ii) provide any person any right to employment or service or continued employment or service with Baytex or any of its subsidiaries or any particular term or condition of employment or service or (iii) prevent Baytex, the surviving corporation or any of their respective affiliates from terminating, revising or amending any, Baytex benefit plan, Ranger benefit plan or other employee benefit plan sponsored, maintained or contributed to by Baytex, Ranger or any of their respective subsidiaries.
Treatment of Ranger Equity Awards
Ranger TRSU Awards and Ranger PBRSU Awards
Each Ranger TRSU award, other than any Ranger Director TRSU award, and each Ranger PBRSU award, in each case, that is outstanding immediately prior to the merger effective time will be converted into Converted Baytex TRSU awards at the closing, with the number of Baytex common shares subject to the Converted Baytex TRSU awards equal to the product of (i) the number of shares of Ranger common stock subject to such Ranger TRSU award or Ranger PBRSU award (at the maximum level of performance), as applicable, multiplied by (ii) the sum of (x) the cash consideration divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (y) the share consideration, rounded up to the nearest whole Baytex common share. Converted Baytex TRSU awards in respect of Ranger TRSU awards will remain subject to the same vesting schedule and Converted Baytex TRSU awards in respect of Ranger PBRSU awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule.
Notwithstanding the foregoing, upon (i) an involuntary termination of the holder’s employment or service by Baytex, Ranger or any of their subsidiaries without “Cause” (as defined in the Ranger Equity Plan) or (ii) solely with respect to a Converted Baytex TRSU award that was converted from a Ranger equity award that had such a provision in the award agreement pursuant to which such Ranger equity award was granted, a resignation by the holder for “Good Reason” (as defined in such applicable award agreement), in each case, that occurs on or within 12 months following the merger effective time, such awards will immediately vest in full as of such termination date.
Any dividend equivalents that have been accrued with respect to Ranger equity awards will become payable ratably if and when such underlying Converted Baytex TRSU award vests.
Ranger Director TRSU Awards
Each Ranger Director TRSU award will vest in full at the merger effective time and, by virtue of the occurrence of the closing, be cancelled and converted into the right to receive, at the merger effective time, without interest, the merger consideration with respect to each share of Ranger common stock subject to such Ranger Director TRSU award plus the amount of any dividend equivalents payable with respect to such Ranger Director TRSU award that remain unpaid as of the merger effective time. Following the merger effective time, no such Ranger Director TRSU award that was outstanding immediately prior to the merger effective time will remain outstanding. No fractional Baytex common share will be issued in respect of a Ranger Director TRSU award, and any such fractional Baytex common share will instead be paid in cash.
No Solicitation; Changes in Recommendation
No Solicitation by Baytex
Baytex has agreed that, from and after February 27, 2023 and until the earlier of the merger effective time and termination of the Merger Agreement, Baytex and its officers and directors will, and will cause Baytex’s subsidiaries and their respective officers and directors to, and will use reasonable best efforts to cause the other representatives of Baytex and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a “Baytex competing proposal.” Baytex was required to immediately terminate any physical and electronic data access related to any potential Baytex competing proposal previously granted to such person.
Baytex has also agreed that, from and after February 27, 2023 and until the earlier of the merger effective time and termination of the Merger Agreement, Baytex and its officers and directors will not, will cause Baytex’s subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Baytex and its subsidiaries not to, directly or indirectly:
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initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Baytex competing proposal;

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engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to, or in furtherance of a Baytex competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Baytex competing proposal;

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furnish any information regarding Baytex or its subsidiaries, or access to the properties, assets or employees of Baytex or its subsidiaries, to any person in connection with or in response to any Baytex competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Baytex competing proposal;

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enter into any letter of intent or agreement in principle, or other agreement providing for a Baytex competing proposal (other than certain confidentiality agreements, as described below under the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — Baytex: No Solicitation Exceptions”); or

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submit any Baytex competing proposal to the vote of the Baytex shareholders.

Notwithstanding the foregoing, Baytex or any of its representatives may, (i) in response to an unsolicited inquiry or proposal from a third party, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a Baytex superior proposal (as defined below) and

(ii) in response to an unsolicited inquiry or proposal from a third party, inform a third party or its representatives of the restrictions described in this section “The Merger Agreement — No Solicitation; Changes in Recommendation” (without conveying, requesting or attempting to gather any other information except as otherwise permitted under Baytex’s non-solicitation covenants in the Merger Agreement).
From and after February 27, 2023 Baytex will promptly (and in any event within 48 hours) notify Ranger of the receipt by Baytex (either directly or indirectly) of any Baytex competing proposal or any expression of interest, inquiry, proposal or offer with respect to a Baytex competing proposal made on or after February 27, 2023 or any request for information or data relating to Baytex or any of its subsidiaries made by any person in connection with a Baytex competing proposal or any request for discussions or negotiations with Baytex or a representative of Baytex relating to a Baytex competing proposal (including the identity of such person), and Baytex will provide to Ranger promptly (and in any event within 48 hours) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Baytex competing proposal made in writing provided to Baytex or any of its subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Baytex competing proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter Baytex will keep Ranger reasonably informed, on a prompt basis (and in any event within 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and will promptly (and in any event within 48 hours) apprise Ranger of the status of any such discussions or negotiations and will provide to Ranger as soon as practicable after receipt or delivery thereof (and in any event within 48 hours) copies of all material written correspondence and other written materials provided to Baytex or its representatives from any person with respect to a Baytex competing proposal.
Definition of Baytex Competing Proposal
A “Baytex competing proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Baytex or any of its subsidiaries) involving directly or indirectly:
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any acquisition (by asset purchase, share purchase, amalgamation, merger, arrangement, business combination, or otherwise) by any person or group of any business or assets of Baytex or any of its subsidiaries (including shares in the capital of or ownership interests in any subsidiary) that accounted for or generated 20% or more of Baytex’s and its subsidiaries’ assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect;

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any acquisition of beneficial ownership by any person or group of 20% or more of the outstanding Baytex common shares or any other securities entitled to vote on the election of directors or any direct or indirect take-over bid, tender or exchange offer or treasury issuance that if consummated would result in any person or group beneficially owning 20% or more of the outstanding Baytex common shares or any other securities entitled to vote on the election of directors; or

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any merger, amalgamation, arrangement consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Baytex any of its subsidiaries which is structured to permit any person or group to acquire beneficial ownership of at least 20% of Baytex’s and its subsidiaries’ assets or equity interests.

Baytex: No Solicitation Exceptions
Baytex and its representatives may engage in the second and third bullets in the second paragraph of the section above titled “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Baytex” with any person if Baytex receives a bona fide written Baytex competing proposal from such person and such Baytex competing proposal did not arise in breach of the obligations described in “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Baytex”; provided, however, that:
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no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “The Merger Agreement — No Solicitation; Changes in

Recommendation — No Solicitation by Baytex” may be furnished until Baytex receives an executed confidentiality agreement from such person, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to Baytex in the aggregate than the terms of the Confidentiality Agreement dated November 18, 2022 between Baytex and Ranger (the “Confidentiality Agreement”) and that such confidentiality agreement does not contain provisions that prohibit Baytex from complying with the obligations described in the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Baytex”;
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any such non-public information has previously been made available to, or is made available to, Baytex prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 48 hours) after) the time such information is made available to such person;

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prior to taking any such actions, the Baytex board determines in good faith, after consultation with Baytex’s financial advisors and outside legal counsel, that such Baytex competing proposal is, or would reasonably be expected to lead to, a Baytex superior proposal; and

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prior to taking such actions, the Baytex board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Baytex board under applicable law.

No Solicitation by Ranger
Ranger has agreed that, from and after February 27, 2023 and until the earlier of the merger effective time and termination of the Merger Agreement, Ranger and its officers and directors will, and will cause Ranger’s subsidiaries and their respective officers and directors to, and will use reasonable best efforts to cause the other representatives of Ranger and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a “Ranger competing proposal.”
Ranger has also agreed that, from and after February 27, 2023 and until the earlier of the merger effective time and termination of the Merger Agreement, Ranger and its officers and directors will not, and will cause Ranger’s subsidiaries and their respective officers and directors not to, and will use reasonable best efforts to cause the other representatives of Ranger and its subsidiaries not to, directly or indirectly:
•
initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Ranger competing proposal;

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engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to, or in furtherance of a Ranger competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Ranger competing proposal;

•
furnish any information regarding Ranger or its subsidiaries, or access to the properties, assets or employees of Ranger or its subsidiaries, to any person in connection with or in response to any Ranger competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Ranger competing proposal;

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Ranger competing proposal (other than certain confidentiality agreements, as described below under the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — Ranger: No Solicitation Exceptions”); or

•
submit any Ranger competing proposal to the vote of the Ranger shareholders.

Notwithstanding the foregoing, Ranger or any of its representatives may, in response to an unsolicited inquiry or proposal from a third party, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a “Ranger superior proposal” (as defined below) and inform a third party or its representatives of the restrictions described in this section “The Merger Agreement — No Solicitation; Changes in Recommendation” (without conveying, requesting or attempting to gather any other information except as specifically permitted under Ranger’s non-solicitation covenants in the Merger Agreement).

From and after February 27, 2023 Ranger will promptly (and in any event within 48 hours) notify Baytex of the receipt by Ranger (either directly or indirectly) of any Ranger competing proposal or any expression of interest, inquiry, proposal or offer with respect to a Ranger competing proposal made on or after February 27, 2023 or any request for information or data relating to Ranger or any of its subsidiaries made by any person in connection with a Ranger competing proposal or any request for discussions or negotiations with Ranger or a representative of Ranger relating to a Ranger competing proposal (including the identity of such person), and Ranger will provide to Baytex promptly (and in any event within 48 hours) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Ranger competing proposal made in writing provided to Ranger or any of its subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Ranger competing proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter Ranger will keep Baytex reasonably informed, on a prompt basis (and in any event within 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and will promptly (and in any event within 48 hours) apprise Baytex of the status of any such discussions and negotiations and will provide to Baytex as soon as practicable after receipt or delivery thereof (and in any event within 48 hours) copies of all material written correspondence and other written materials provided to Ranger or its representatives from any person, with respect to a Ranger competing proposal.
Definition of Ranger Competing Proposal
A “Ranger competing proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Baytex or any of its subsidiaries) involving directly or indirectly:
•
any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of Ranger or any of its subsidiaries (including capital stock of or ownership interests in any subsidiary) that accounted for or generated 20% or more of Ranger’s and its subsidiaries’ assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect;

•
any acquisition of beneficial ownership by any person or group of 20% or more of the outstanding shares of Ranger common stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Ranger common stock or any other securities entitled to vote on the election of directors; or

•
any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ranger or any of its subsidiaries which is structured to permit any person or group to acquire beneficial ownership of at least 20% of Ranger’s and its subsidiaries’ assets or equity interests.

Ranger: No Solicitation Exceptions
Prior to, but not after, the earlier of (1) the time the Support Agreement is executed and delivered in accordance with the Merger Agreement (provided, however, that if Baytex has failed to hold a special meeting of Baytex shareholders for the purpose of obtaining the Baytex shareholder approval no later than the 60th day following the date the registration statement is initially filed with the SEC then from and after the 61st day following the initial filing of the registration statement, the Support Agreement will be deemed not to have been delivered for purposes of this clause (1)), and (2) the receipt of approval of the Ranger shareholder approval, Ranger and its representatives may engage in the second and third bullets in the second paragraph of the section above titled “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Ranger” with any person if Ranger receives a bona fide written Ranger competing proposal from such person and such Ranger competing proposal did not arise in breach of the obligations described in “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Ranger”; provided, however, that:

•
no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Ranger” may be furnished until Ranger receives an executed confidentiality agreement from such person, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to Ranger in the aggregate than the terms of the Confidentiality Agreement and that such confidentiality agreement does not contain provisions that prohibit Ranger from complying with the obligations described in the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — No Solicitation by Ranger”;

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any such non-public information has previously been made available to, or is made available to, Baytex prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 48 hours) after) the time such information is made available to such person;

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prior to taking any such actions, the Ranger board determines in good faith, after consultation with Ranger’s financial advisors and outside legal counsel, that such Ranger competing proposal is, or would reasonably be expected to lead to, a Ranger superior proposal; and

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prior to taking such actions, the Ranger board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties owed by the Ranger board to the Ranger shareholders under applicable law.

Baytex: Restrictions on Change of Recommendation
Subject to certain exceptions described below, the Baytex board, or any committee thereof, and its officers and directors will not, and will cause its subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Baytex and its subsidiaries not to, directly or indirectly:
•
withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Ranger, the Baytex board recommendation;

•
fail to include the Baytex board recommendation in the management information circular;

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approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Baytex competing proposal that does not constitute a Baytex superior proposal approved in accordance with the terms of the Merger Agreement;

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publicly declare advisable or publicly propose to enter into, any confidentiality agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement relating to a Baytex competing proposal that does not constitute a Baytex superior proposal approved in accordance with the terms of the Merger Agreement (other than certain confidentiality agreements, as described above under the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — Baytex: No Solicitation Exceptions”) (a “Baytex alternative acquisition agreement”);

•
in the case of a Baytex competing proposal that is structured as a take-over bid under National Instrument 62-104 — Take-Over Bids and Issuer Bids of the Canadian Securities Regulators for outstanding Baytex common shares (other than by Ranger or any of its subsidiaries), fail to recommend, in a directors’ circular or other disclosure document, against acceptance of such take-over bid by its shareholders on or prior to the earlier of (i) three business days prior to the date of the Baytex annual and special meeting (or promptly after commencement of such take-over bid if commenced on or after the third business day prior to the date of the Baytex annual and special meeting) or (ii) 15 calendar days after such take-over bid;

•
if a Baytex competing proposal will have been publicly announced or disclosed (other than pursuant to the foregoing bullet), fail to publicly reaffirm the Baytex board recommendation on or prior to the earlier of (i) five business days after Ranger so requests in writing or (ii) three business days prior to the date of the Baytex annual and special meeting (or promptly after announcement or disclosure of such Baytex competing proposal if announced or disclosed on or after the third business day prior to the date of the Baytex annual and special meeting); or

•
cause or permit Baytex to enter into a Baytex alternative acquisition agreement.

We refer to the taking of any of the actions described in the bullets above as a “Baytex recommendation change.”
Ranger: Restrictions on Change of Recommendation
Subject to certain exceptions described below, Ranger and its officers and directors will not, will cause its subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Ranger and its subsidiaries not to, directly or indirectly:
•
withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Baytex and merger sub, the Ranger board recommendation;

•
fail to include the Ranger board recommendation in this company proxy statement;

•
approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Ranger competing proposal;

•
publicly declare advisable or publicly propose to enter into, any confidentiality agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than certain confidentiality agreements, as described above under the section entitled “The Merger Agreement — No Solicitation; Changes in Recommendation — Ranger: No Solicitation Exceptions”) relating to a Ranger competing proposal (a “Ranger alternative acquisition agreement”);

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in the case of a Ranger competing proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Ranger common stock (other than by Baytex or any of its subsidiaries), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its shareholders on or prior to the earlier of (i) three business days prior to the date of the Ranger shareholders meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third business day prior to the date of the Ranger shareholders meeting) or (ii) ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

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if a Ranger competing proposal will have been publicly announced or disclosed (other than pursuant to the foregoing bullet), fail to publicly reaffirm the Ranger board recommendation on or prior to the earlier of (i) five business days after Baytex so requests in writing or (ii) three business days prior to the date of the Ranger special meeting (or promptly after announcement or disclosure of such Ranger competing proposal if announced or disclosed on or after the third business day prior to the date of the Ranger special meeting); or

•
cause or permit Ranger to enter into a Ranger alternative acquisition agreement.

We refer to the taking of any of the actions described in the bullets above as a “Ranger recommendation change.”
Baytex: Permitted Changes of Recommendation in Connection with Superior Proposals
In response to a bona fide written Baytex competing proposal from a third party that was not solicited at any time following the execution of the Merger Agreement and did not arise in breach of the obligations set forth in Baytex’s non-solicitation covenants, if the Baytex board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Baytex competing proposal is a Baytex superior proposal, then Baytex may, upon written notice of such proposed action and the basis thereof five business days in advance to Ranger, enter into a definitive agreement with respect to a Baytex superior proposal.
Definition of Baytex Superior Proposal
A “Baytex superior proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Ranger or any of its subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, share purchase, amalgamation, merger, arrangement, business combination, or otherwise) by any person or group of any business or assets of Baytex or any of its subsidiaries (including shares in the capital of or ownership interest in any subsidiary) that accounted for or generated more than 50% or more of Baytex’s and its subsidiaries’ assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any person or group of more than 50% or more of the outstanding Baytex common shares or any other securities entitled to vote on the election of directors or any direct or indirect take-over bid, tender or exchange offer or treasury issuance that if consummated would result in any person or group beneficially owning more than 50% or more of the outstanding Baytex common shares or any other securities entitled to vote on the election of directors or (c) any merger, amalgamation, arrangement consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Baytex or any of its subsidiaries which is structured to permit any person or group to acquire beneficial ownership of at least more than 50% of Baytex’s and its subsidiaries’ assets or equity interests, that in the good faith determination of the Baytex board, after consultation with Baytex’s financial advisors:
•
if consummated, would result in a transaction more favorable to Baytex’s shareholders from a financial point of view than the company merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of the Merger Agreement offered by Ranger in response to such proposal or otherwise);

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is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and shareholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the person or persons making the proposal and any other aspects considered relevant by the Baytex board;

•
would not reasonably be expected to materially hinder or delay the company merger or the Merger Transactions contemplated by the Merger Agreement; and

•
does not require Baytex or any of its subsidiaries to abandon, terminate or fail to consummate the Merger Transactions.

Baytex: Permitted Changes of Recommendation in Connection with Intervening Events
Prior to, but not after, the time the Baytex share issuance resolution has been approved by the Baytex shareholders, in response to a Baytex intervening event (as defined below) that occurs or arises after February 27, 2023 and that did not arise from or in connection with a breach of the Merger Agreement by Baytex, Baytex may, if the Baytex board so chooses, effect a Baytex recommendation change if:
•
the Baytex board determines in good faith, after consultation with its financial advisors and outside legal counsel, that a Baytex intervening event has occurred;

•
the Baytex board determines in good faith, after consultation with its outside legal counsel, that the failure to effect a Baytex recommendation change in response to such Baytex intervening event would be inconsistent with the fiduciary duties of the Baytex board under applicable law;

•
Baytex provides Ranger written notice of such proposed action and the basis therefore four business days in advance, which notice will set forth in writing that the Baytex board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Baytex intervening event;

•
after giving such notice and prior to effecting such Baytex recommendation change, Baytex will make itself available to negotiate (and cause its officers, employees, financial advisors and outside legal counsel to be available to negotiate) with Ranger (to the extent Ranger wishes to negotiate) to make such adjustments or revisions to the terms of the Merger Agreement as would permit the Baytex board not to effect a Baytex recommendation change in response thereto; and

•
at the end of the four business day period, prior to taking action to effect a Baytex recommendation change, the Baytex board takes into account any adjustments or revisions to the terms of the Merger

Agreement proposed by Ranger in writing and any other information offered by Ranger in response to the notice, and determines in good faith, after consultation with its outside legal counsel, that the failure to effect a Baytex recommendation change in response to such Baytex intervening event would be inconsistent with the fiduciary duties of the Baytex board under applicable law, provided that in the event of any material changes regarding any Baytex intervening event, Baytex will be required to deliver a new written notice to Ranger and to comply with the requirements set forth in these bullets with respect to such new written notice, except that the advance written notice obligation set forth in these bullets will be reduced to two business days; provided, further, that any such new written notice will in no event shorten the original four business day notice period.
Definition of Baytex Intervening Event
A “Baytex intervening event” means a development, event, effect, state of facts, condition, occurrence or change in circumstance that is material to Baytex that occurs or arises after February 27, 2023 that was not known to or reasonably foreseeable by the Baytex board as of February 27, 2023 (or if known, the magnitude or material consequences of which were not known by the Baytex board as of February 27, 2023); provided, however, that in no event shall (i) the receipt, existence or terms of a Baytex competing proposal or Ranger competing proposal, or any matter relating thereto or of consequence thereof, (ii) any changes in the market price or trading volume of Baytex’s common shares or Ranger’s Class A common stock or any other securities of Baytex or Ranger, or the fact that Baytex or Ranger meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however, the underlying cause or any of the foregoing may constitute a Baytex intervening event), or (iii) any changes in oil and natural gas prices, constitute a Baytex intervening event.
Ranger: Permitted Changes of Recommendation in Connection with Superior Proposals
Prior to, but not after, the earlier of (1) the time the Support Agreement is executed and delivered in accordance with the Merger Agreement (provided, however, that if Baytex has failed to hold a special meeting of Baytex shareholders for the purpose of obtaining the approval of the Baytex share issuance resolution no later than the 60th day following the date the registration statement is initially filed with the SEC then from and after the 61st day following the initial filing of the registration statement, the Support Agreement will be deemed not to have been delivered for purposes of this clause (1)), and (2) the time the Ranger Merger Proposal has been approved by the Ranger shareholders, in response to a bona fide written Ranger competing proposal from a third party that was not solicited at any time following the execution of the Merger Agreement and did not arise in breach of the obligations set forth in Ranger’s non-solicitation covenants, if the Ranger board so chooses, the Ranger board may effect a Ranger recommendation change if:
•
the Ranger board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Ranger competing proposal is a Ranger superior proposal;

•
the Ranger board determines in good faith, after consultation with its outside legal counsel, that the failure to effect a Ranger recommendation change in response to such Ranger superior proposal would be inconsistent with the fiduciary duties owed by the Ranger board to the Ranger shareholders under applicable law;

•
Ranger provides Baytex written notice of such proposed action and the basis therefore five business days in advance, which notice will set forth in writing that the Ranger board intends to consider whether to take such action and includes a copy of the available proposed Ranger competing proposal and any applicable transaction and financing documents;

•
after giving such notice and prior to effecting such Ranger recommendation change, Ranger will make itself available to negotiate (and cause its officers, employees, financial advisors and outside legal counsel to be available to negotiate) with Baytex (to the extent Baytex wishes to negotiate) to make such adjustments or revisions to the terms of the Merger Agreement as would permit the Ranger board not to effect a Ranger recommendation change in response thereto; and

•
at the end of the five business day period, prior to taking action to effect a Ranger recommendation change, the Ranger board takes into account any adjustments or revisions to the terms of the Merger

Agreement proposed by Baytex in writing and any other information offered by Baytex in response to the notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that a Ranger competing proposal remains a Ranger superior proposal and, after consultation with its outside legal counsel, that the failure to effect a Ranger recommendation change in response to such Ranger superior proposal would be inconsistent with the fiduciary duties owed by the Ranger board to the Ranger shareholders under applicable law, provided that in the event of any material changes regarding any Ranger superior proposal (it being understood that any amendment or modification to the economic terms of any such Ranger superior proposal will be deemed material), Ranger will be required to deliver a new written notice to Baytex and to comply with the requirements set forth in these bullets with respect to such new written notice, except that the advance written notice obligation set forth in these bullets will be reduced to two business days; provided, further, that any such new written notice will in no event shorten the original five business day notice period.
Definition of Ranger Superior Proposal
An “Ranger superior proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Baytex or any of its subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of Ranger or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that accounted for or generated more than 50% or more of the company’s and its subsidiaries’ assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any person or group of more than 50% or more of the outstanding shares of Ranger common stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any person or group beneficially owning more than 50% or more of the outstanding shares of Ranger common stock or any other securities entitled to vote on the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ranger or any of its subsidiaries which is structured to permit any Person or group to acquire beneficial ownership of at least more than 50% of Ranger’s and its subsidiaries’ assets or equity interests; that in the good faith determination of the Ranger board, after consultation with Ranger’s financial advisors:
•
if consummated, would result in a transaction more favorable to Ranger’s shareholders from a financial point of view than the company merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of the Merger Agreement offered by Baytex in response to such proposal or otherwise); and

•
is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and shareholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the person or persons making the proposal and any other aspects considered relevant by the Ranger board.

Ranger: Permitted Changes of Recommendation in Connection with Intervening Events
Prior to, but not after, the (1) the time the Support Agreement is executed and delivered in accordance with the Merger Agreement (provided, however, that if Baytex has failed to hold the Baytex shareholder meeting for the purpose of obtaining approval of the Baytex share issuance resolution no later than the 60th day following the date the registration statement is initially filed with the SEC then from and after the 61st day following the initial filing of the registration statement, the Support Agreement will be deemed not to have been delivered for purposes of this clause (1)), and (2) time the Ranger Merger Proposal has been approved by the Ranger shareholders, in response to a Ranger intervening event (as defined below) that occurs or arises after the execution of the Merger Agreement and that did not arise from or in connection with a breach of the Merger Agreement by Ranger, Ranger may, if the Ranger board so chooses, effect a Ranger recommendation change if:

•
the Ranger board determines in good faith, after consultation with its financial advisors and outside legal counsel, that a Ranger intervening event has occurred;

•
the Ranger board determines in good faith, after consultation with its outside legal counsel, that the failure to effect a Ranger recommendation change in response to such Ranger intervening event would be inconsistent with the fiduciary duties owed by the Ranger board to the Ranger shareholders under applicable law;

•
Ranger provides Baytex written notice of such proposed action and the basis therefore four business days in advance, which notice will set forth in writing that the Ranger board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Ranger intervening event;

•
after giving such notice and prior to effecting such Ranger recommendation change, Ranger will make itself available to negotiate (and cause its officers, employees, financial advisors and outside legal counsel to be available to negotiate) with Baytex (to the extent Baytex wishes to negotiate) to make such adjustments or revisions to the terms of the Merger Agreement as would permit the Ranger board not to effect a Ranger recommendation change in response thereto; and

•
at the end of the four business day period, prior to taking action to effect a Ranger recommendation change, the Ranger board takes into account any adjustments or revisions to the terms of the Merger Agreement proposed by Baytex in writing and any other information offered by Baytex in response to the notice, and determines in good faith, after consultation with its outside legal counsel, that the failure to effect a Ranger recommendation change in response to such Ranger intervening event would be inconsistent with the fiduciary duties owed by the Ranger board to the Ranger shareholders under applicable law, provided that in the event of any material changes regarding any Ranger intervening event, Ranger will be required to deliver a new written notice to Baytex and to comply with the requirements set forth in these bullets with respect to such new written notice, except that the advance written notice obligation set forth in these bullets will be reduced to two business days; provided, further, that any such new written notice will in no event shorten the original four business day notice period.

Definition of Ranger Intervening Event
An “Ranger intervening event” means a development, event, effect, state of facts, condition, occurrence or change in circumstance that is material to Ranger that occurs or arises after February 27, 2023 that was not known to or reasonably foreseeable by the Ranger board as of February 27, 2023 (or if known, the magnitude or material consequences of which were not known by the Ranger board as of February 27, 2023); provided, however, that in no event shall (i) the receipt, existence or terms of a Ranger competing proposal or Baytex competing proposal, or any matter relating thereto or of consequence thereof, (ii) any changes the market price or trading volume of Ranger’s stock or Baytex’s stock or any other securities of Ranger or Baytex, or the fact that Ranger or Baytex meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however the underlying cause or any of the foregoing may constitute a Ranger intervening event), or (iii) any changes in oil and natural gas prices, constitute a Ranger intervening event.
Baytex: Confidentiality and Standstill Agreements
From February 27, 2023 and continuing until the earlier of the merger effective time and the termination of the Merger Agreement, Baytex has agreed not to (and it will cause its subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its subsidiaries is a party. However, prior to, but not after, the time the Baytex share issuance resolution has been approved by the Baytex shareholders, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Baytex board may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Baytex competing proposal, on a confidential basis, to the Baytex board and communicate such waiver to the applicable third party. Baytex must advise Ranger at least two business days prior to taking such action.

Ranger: Confidentiality and Standstill Agreements
From February 27, 2023 and continuing until the earlier of the merger effective time and the termination of the Merger Agreement, Ranger has agreed not to (and it will cause its subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its subsidiaries is a party. However, prior to, but not after the earlier of (1) the time the Support Agreement is executed and delivered in accordance with the Merger Agreement (provided, however, that if Baytex has failed to hold a special meeting of Baytex shareholders for the purpose of obtaining the approval of the Baytex share issuance resolution no later than the 60th day following the date the registration statement is initially filed with the SEC then from and after the 61st day following the initial filing of the registration statement, the Support Agreement will be deemed not to have been delivered for purposes of this clause (1)), and (2) the time the Ranger Merger Proposal has been approved by the Ranger shareholders, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Ranger board may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Ranger competing proposal, on a confidential basis, to the Ranger board and communicate such waiver to the applicable third party. Ranger must advise Baytex at least two business days prior to taking such action.
Certain Permitted Disclosure
The Baytex board and the Ranger board may, after consultation with their respective outside legal counsels, make such disclosures as the Baytex board or the Ranger board determines in good faith are necessary to comply with (i) Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or other disclosure required to be made in this proxy statement/prospectus by applicable U.S. federal securities laws or (ii) National Instrument 62-104 — Take-Over Bids and Issuer Bids of the Canadian Securities Regulators, the ABCA and applicable Canadian Securities Laws, including with respect to a Baytex competing proposal that does not constitute a Baytex superior proposal as a result of clause (iii) of the definition of such term. However, if such disclosure has the effect of withdrawing or adversely modifying the recommendation of the Baytex board or the Ranger board, as applicable, such disclosure will be deemed a Baytex recommendation change or a Ranger recommendation change, as applicable, and the non-disclosing party will have the right to terminate the Merger Agreement as set forth below in the section entitled “The Merger Agreement — Termination of the Merger Agreement”; provided that a communication by the Baytex board with respect to a Baytex competing proposal that does not constitute a Baytex superior proposal as a result of clause (iii) of the definition of such term will not constitute a withdrawal or adverse modification of the Baytex board recommendation if such communication is limited to a description of such Baytex competing proposal, its terms and conditions and other related information the Baytex board, after consultation with its outside legal counsel, determines in good faith is necessary to comply with its fiduciary duties under applicable law and concurrently therewith, the Baytex board publicly reaffirms the Baytex board recommendation.
Efforts to Close the Merger, HSR and Other Regulatory Approvals
Except to the extent that the parties’ obligations are limited by the Merger Agreement, the parties have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper, or advisable to consummate and make effective, promptly, the company merger and the Merger Transactions.
In furtherance of the foregoing, Baytex and Ranger have agreed to use their reasonable best efforts to (i) promptly prepare and file all forms and other submissions required to be filed with any governmental entity or with the NYSE, NASDAQ or TSX prior to the consummation of the Merger Transactions, (ii) obtain (and cooperate with each other in obtaining) any consent, clearance, authorization, order or approval of, or any exemption by, any third party, including any governmental entity required to be obtained or made by Baytex, Ranger or any of their respective subsidiaries in connection with or that are necessary to consummate the Merger Transactions and (iii) defend any proceedings challenging the Merger Agreement or the consummation of the Merger Transactions, including seeking to have any stay or temporary restraining order entered by any governmental entity vacated or reversed. Notwithstanding the foregoing or anything to the contrary in the Merger Agreement, in no event shall Baytex, Ranger or any of their respective affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such person’s authorization, approval, consent or waiver to effectuate the Merger Transactions (except, for greater certainty, with respect to any customary filing fees payable to the SEC, Canadian Securities Regulators, NYSE, NASDAQ or TSX in connection with the Merger Transactions). In the event that any litigation, administrative or judicial action or other proceeding is commenced challenging the Merger Transactions, the parties will cooperate with each other and use their respective reasonable best efforts to contest and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger Transactions. Additionally, neither Baytex nor Ranger will enter into any agreement, transaction, or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent, clearance, authorization, order or approval from any governmental entity necessary to be obtained prior to closing.
Ranger and Baytex shall also:
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each keep the other apprised of the status of matters relating to the completion of the Merger Transactions and work cooperatively in connection with obtaining all required consents, clearances, authorizations, orders or approvals of, or any exemptions by, any governmental entity;

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promptly consult with the other party with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or its counsel) copies of), all filings, notices or other submissions made by such party with any governmental entity or any other information supplied by such party to, or correspondence with, a governmental entity in connection with the Merger Agreement and the Merger Transactions;

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promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any material communication from any governmental entity regarding the Merger Transactions;

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permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written or oral communication with any such governmental entity;

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if either party or any representative thereof receives a request for additional information or documentary material from any governmental entity with respect to the Merger Transactions, then such party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response in substantial compliance with such request; and

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refrain from participating in any meeting or teleconference with any governmental entity where material issues would be reasonable be discussed in connection with the Merger Agreement and the Merger Transactions unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate thereat.

To the extent any materials are provided in connection with the reasonable best efforts, HSR or other approvals section of the Merger Agreement, such materials may be redacted (i) to remove reference concerning the valuation of Baytex, Ranger, the Merger Transactions or other confidential or competitively sensitive information, (ii) as necessary to comply with contractual requirements and (iii) as necessary to address reasonable privilege waiver risks.
Efforts to Hold the Baytex and Ranger Special Meetings
Baytex Annual and Special Meeting
Baytex has agreed to take all action necessary in accordance with applicable laws and the organizational documents of Baytex to duly give notice of, convene and hold a special meeting of Baytex shareholders for the purpose of obtaining the approval of the Baytex share issuance resolution, to be held as promptly as practicable following February 27, 2023 and no event later than the 45th day following the date the registration statement is initially filed with the SEC. Unless there has been a Baytex recommendation change in accordance with the terms of the Merger Agreement, the Baytex board must recommend that the

Baytex shareholders vote in favor of the Baytex share issuance resolution, mail the management information circular to the shareholders of Baytex and such other persons as required by the ABCA, as amended and solicit from shareholders of Baytex proxies in favor of the Baytex share issuance resolution, and the management information circular will include the Baytex board recommendation.
Baytex (i) may adjourn or postpone the Baytex annual and special meeting to allow Baytex to provide Baytex’s shareholders with any supplement or amendment to the management information circular that is determined to be necessary by Baytex, acting reasonably, to comply with its fiduciary duties under the ABCA, and/or to provide Baytex’s shareholders with full, true and plain disclosure of all material facts relating to the Merger Transactions and to ensure the management information circular does not contain a misrepresentation (as defined under the Securities Act (Alberta)), including to provide any material disclosure anticipated to be contained in the final Registration Statement and that was not disclosed in the management information circular or if there are insufficient Baytex common shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Baytex annual and special meeting, and (ii) may adjourn or postpone the Baytex annual and special meeting if, as of the time for which the Baytex annual and special meeting is scheduled, there are insufficient Baytex common shares represented (either in person or by proxy) to obtain the approval of the Baytex share issuance resolution.
Notwithstanding the foregoing, the Baytex annual and special meeting will not be adjourned or postponed to a date that is more than 15 business days after the immediately preceding date for which the Baytex annual and special meeting was previously scheduled (though the Baytex annual and special meeting shall be adjourned or postponed every time the circumstances described in (i) exist, and may be adjourned or postponed every time the circumstances described in (ii) exist) or to a date on or after October 12, 2023.
If requested by Ranger, Baytex will promptly provide all voting tabulation reports relating to the Baytex annual and special meeting and will otherwise keep Ranger reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Baytex shareholders with respect thereto. Unless there has been a Baytex recommendation change, the parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Baytex shareholders or any other person to prevent the approval of the Baytex share issuance resolution by Baytex shareholders.
Once Baytex has established a record date in respect of the Baytex annual and special meeting, Baytex may not change such record date or establish a different record date for the Baytex annual and special meeting without the prior written consent of Ranger (which consent will not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or its organizational documents or in connection with a postponement or adjournment of the Baytex annual and special meeting permitted pursuant to the Merger Agreement. Baytex has agreed that its obligations to call, give notice of, convene and hold the Baytex annual and special meeting will not be affected by the making of a Baytex recommendation change or Ranger recommendation change and such obligations will not be affected by the commencement, announcement, disclosure, or communication to Baytex or Ranger of any Baytex competing proposal or Ranger competing proposal or other proposal (including, with respect to Ranger, a Ranger superior proposal, or with respect to Baytex, a Baytex superior proposal) or the occurrence or disclosure of any Baytex intervening event or Ranger intervening event.
Ranger Special Meeting
Ranger has agreed to take all action necessary in accordance with applicable laws and the organizational documents of Ranger to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the approval of the Ranger Merger Proposal by Ranger shareholders, to be held as promptly as practicable after the clearance of this proxy statement/prospectus by the SEC and a registration statement, of which this proxy statement/prospectus forms a part, being declared effective by the SEC. Unless there has been a Ranger recommendation change in accordance with the Merger Agreement, the Ranger board must recommend that the Ranger shareholders vote in favor of the Ranger Merger Proposal and the Ranger board must solicit from Ranger shareholders proxies in favor of the Ranger Merger Proposal and this proxy statement/prospectus is required to include such recommendation of the Ranger board.
Ranger (i) will be required to adjourn or postpone the Ranger special meeting to the extent necessary to ensure that any legally required supplement or amendment to this proxy statement/prospectus is provided to the Ranger shareholders or if, as of the time the Ranger special meeting is scheduled, there are insufficient shares of Ranger common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Ranger special meeting and (ii) may adjourn or postpone the Ranger special meeting if, as of the time for which the Ranger special meeting is scheduled, there are insufficient shares of Ranger common stock represented (either in person or by proxy) to obtain the approval of the Ranger Merger Proposal. Notwithstanding the foregoing, the Ranger special meeting will not be adjourned or postponed to a date that is more than 15 business days after the immediately preceding date for which the Ranger special meeting was previously scheduled (though the Ranger special meeting shall be adjourned or postponed every time the circumstances described in (i) exist, and may be adjourned or postponed every time the circumstances described in (ii) exist) or to a date on or after October 12, 2023.
If requested by Baytex, Ranger will promptly provide all voting tabulation reports relating to the Ranger special meeting and will otherwise keep Baytex reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Ranger shareholders with respect thereto. Unless there has been a Ranger recommendation change, the parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Ranger shareholders or any other person to prevent the approval of the Ranger Merger Proposal by the Ranger shareholders.
Once Ranger has established a record date for the Ranger special meeting, Ranger may not change such record date or establish a different record date for the Ranger special meeting without the prior written consent of Baytex (which consent will not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or its organizational documents or in connection with a postponement or adjournment of the Ranger special meeting permitted pursuant to the Merger Agreement.
Timing of Baytex and Ranger Special Meetings
Baytex and Ranger are required to cooperate and keep each other informed with respect to the determination of the date for the Ranger special meeting and the Baytex annual and special meeting and of the record date for each such meeting.
Indemnification and Insurance
From the merger effective time and until the six year anniversary thereof, Baytex and the surviving corporation have agreed to, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Ranger immediately prior to February 27, 2023, each person who is now, or has been at any time prior to February 27, 2023 or who becomes, prior to the merger effective time, an officer, director of Ranger or any of its subsidiaries or who acts as a fiduciary under any Ranger benefit plan or is or was serving at the request of Ranger or any of its subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, in each case, when acting in such capacity (whom are referred to herein as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person is or was an officer or director of Ranger or any of its subsidiaries, a fiduciary under any Ranger benefit plan or is or was serving at the request of Ranger or any of its subsidiaries as an officer, director, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the merger effective time and whether asserted or claimed prior to, at or after the merger effective time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the Merger Transactions, in each case to the fullest extent permitted under applicable law (and Baytex and the surviving corporation will, jointly and severally, pay expenses incurred in connection therewith, in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the merger effective time, neither of Baytex, or the surviving corporation will amend, repeal or otherwise modify any provision in the organizational documents of the surviving corporation, or its subsidiaries in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Baytex and the surviving corporation and its subsidiaries will fulfill and honor any indemnification, expense advancement, or exculpation agreements between Ranger or any of its subsidiaries and any of their respective officers, directors existing and in effect immediately prior to the merger effective time.
Baytex and the surviving corporation will cause to be put in place, and Baytex will fully prepay immediately prior to the merger effective time, “tail” insurance policies with a claims reporting or discovery period of at least six years from the merger effective time from an insurance carrier with the same or better credit rating as Ranger’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Ranger’s existing policies subject to a premium cap, with respect to matters, acts or omissions existing or occurring at, prior to, or after the merger effective time.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including, among other things, covenants relating to:
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cooperation between Baytex and Ranger in the execution and delivery of the Support Agreement and in the preparation of this proxy statement/prospectus;

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access by each party to certain information about the other party during the period prior to the earlier of the merger effective time or termination of the Merger Agreement, as applicable;

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cooperation between Baytex and Ranger in connection with public announcements;

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taking all reasonable steps within each party’s control to exempt (or ensure the continued exemption of) the merger and the Merger Transactions from the takeover laws of any state that purport to apply to the Merger Agreement or the Merger Transactions;

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requirements of Section 16(a) of the Exchange Act;

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absence of control of the other parties’ businesses;

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cooperation between Baytex and Ranger in the defense or settlement of any shareholder litigation relating to the Merger Transactions;

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transfer taxes;

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delisting of shares of Ranger Class A common stock on the NASDAQ and listing of the Baytex common shares to be issued pursuant to the merger on the NYSE and TSX prior to the merger effective time;

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the declaration and payment of dividends in respect of Baytex common shares and Ranger Class A common stock and the record and payment dates relating thereto, so that no holder of shares of Ranger Class A common stock shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable shares of Ranger Class A common stock or Baytex common shares received as merger consideration;

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the prepayment of the Ranger credit facility;

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cooperation between the Baytex and Ranger to assist with Baytex’s efforts to arrange and obtain financing;

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cooperating between Baytex and Ranger in connection with the preparation of offer documents and debt tender offers in the event that Baytex decides to commence a change of control offer, tender offer and/or consent solicitation in respect of some or all of the outstanding existing company notes prior to the closing date;

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certain tax matters, including that each of Baytex and Ranger must not take any actions that would reasonably be expected to prevent the Merger Transactions from being treated consistently with the intended U.S. federal income tax treatment;

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cooperation between Baytex and Ranger with respect to certain restructuring transactions regarding Ranger’s subsidiaries; and

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cooperation regarding the amendment or novation of Baytex’s derivative contracts and Ranger will not unwind or otherwise modify existing hedges or enter into any derivative transactions.

Conditions to Completion of the Company Merger
The obligations of Baytex and Ranger to consummate the company merger are subject to the satisfaction (or waiver by all parties, to the extent permissible under applicable laws) of the following mutual conditions:
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(i) approval of the Ranger Merger Proposal by the Ranger shareholders shall have been obtained and (ii) approval of the Baytex share issuance resolution by the Baytex shareholders shall have been obtained;

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any waiting period applicable to the Merger Transactions under the HSR Act shall have been terminated or shall have expired;

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no governmental entity having jurisdiction over any party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger Transactions, including the company merger, and no law shall have been adopted that makes consummation of the Merger Transactions, including the company merger, illegal or otherwise prohibited;

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the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, filed by Baytex in connection with the issuance of Baytex common shares in the company merger shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order; and

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the Baytex common shares to be issued pursuant to the company merger shall have been approved for listing on the NYSE and the TSX, subject to the satisfaction of customary listing conditions.

The Merger Agreement provides that the above listed mutual conditions may be waived to the extent permitted by applicable Law.
The obligation of Ranger to consummate the company merger is also subject to the satisfaction, or waiver by Ranger, of the following additional conditions:
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the accuracy of the representations and warranties of the Baytex parties set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of February 27, 2023 and as of the closing date (except to the extent such representations and warranties speak as of a specified date or period of time, in which case such representations and warranties will be true and correct as of such date or period of time), and Ranger’s receipt of an officer’s certificate from Baytex to that effect;

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performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with pursuant to the Merger Agreement by the Baytex parties prior to the merger effective time, and Ranger’s receipt of an officer’s certificate from Baytex to that effect; and

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since February 27, 2023, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Baytex material adverse effect.

The obligation of Baytex to consummate the company merger is also subject to the satisfaction, or waiver by Baytex, of the following additional conditions:
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the accuracy of the representations and warranties of Ranger set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of February 27, 2023 and as of the closing (except to the extent such representations and warranties speak as of a specified date or period of time, in which case such representations and warranties will be true and correct as of such date or period of time), and Baytex’s receipt of an officer’s certificate from Ranger to that effect;
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performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with pursuant to the Merger Agreement by Ranger prior to the merger effective time, and Baytex’s receipt of an officer’s certificate from Ranger to that effect;

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since February 27, 2023, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Ranger material adverse effect; and

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the Opco Unit Exchange will have been consummated in accordance with the terms of the Support Agreement.

As further discussed under the section entitled “Risk Factors,” neither Baytex nor Ranger can be certain when, or if, the conditions to the company merger will be satisfied or waived, or that the company merger will be completed.
Termination of the Merger Agreement
Baytex and Ranger may mutually agree in writing to terminate the Merger Agreement before consummating the company merger, even after approval of the Baytex share issuance resolution by the Baytex shareholders and of the Ranger Merger Proposal by the Ranger shareholders has been obtained.
In addition, either Baytex or Ranger may terminate the Merger Agreement if:
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any governmental entity having jurisdiction over any party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the company merger and such order, decree, ruling or injunction or other action shall have become final and non-appealable, or if there shall be adopted any law that permanently makes consummation of the company merger illegal or otherwise permanently prohibited; provided, however, that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose failure to fulfill any covenant or agreement pursuant to the Merger Agreement has been the primary cause of or resulted in the action or event described in this bullet occurring;

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the consummation of the company merger has not occurred on or before October 15, 2023; provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose failure to fulfill any covenant or agreement pursuant to the Merger Agreement has been the primary cause of or resulted in the failure of the company merger to occur on or before such date;

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the other party has caused a breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, which would give rise to the failure of certain conditions to the company merger, if it was continuing as of the closing and such breach is not curable prior to the outside date or, if curable prior to the outside date, has not been cured by the earlier of (i) thirty (30) days after the giving of written notice to the breaching party of such breach and (ii) two business days prior to the outside date; provided, however, that the terminating party is not then in terminable breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (a “terminable breach”); provided, however, that the terminating party is not then in terminable breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; or

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the approval of the Ranger Merger Proposal by the Ranger shareholders shall not have been obtained upon a vote at a duly held Ranger special meeting, or at any adjournment or postponement thereof; or the approval of the Baytex share issuance resolution by the Baytex shareholders shall not have been obtained upon a vote at a duly held special meeting of Baytex shareholders, or at any adjournment or postponement thereof.

In addition, the Merger Agreement may be terminated under the following circumstances:

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by Baytex, prior to, but not after, the time the Ranger shareholders approve the Ranger Merger Proposal, if the Ranger board or a committee thereof has effected a Ranger recommendation change (whether or not such Ranger recommendation change is permitted by the Merger Agreement);

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if the Support Agreement will not have been delivered by the Class B Holders by the Support Agreement deadline; and

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by Ranger, prior to, but not after, the time the Baytex shareholders approve the Baytex share issuance resolution, if the Baytex board or a committee thereof has effected a Baytex recommendation change (whether or not such Baytex recommendation change is permitted by the Merger Agreement).

Expenses and Termination Fees Relating to the Termination of the Merger Agreement
Termination Fees Payable by Baytex
The Merger Agreement requires Baytex to pay Ranger a termination fee of $100.0 million if:
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Ranger terminates the Merger Agreement following a Baytex recommendation change as described above in the section entitled “The Merger Agreement — Termination of the Merger Agreement”; or

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(i)(a) either party terminates the Merger Agreement because the Baytex shareholder approval is not obtained and on or before the date of any such termination a Baytex competing proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least seven business days prior to the Baytex annual and special meeting or (b) Baytex terminates the Merger Agreement following the outside date at a time when Ranger would be permitted to terminate the Merger Agreement due to a terminable breach by Baytex or Ranger terminates the Merger Agreement due to a terminable breach by Baytex and on or before the date of any such termination a Baytex competing proposal shall have been announced, disclosed or otherwise communicated to the Baytex board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Baytex enters into a definitive agreement with respect to a Baytex competing proposal (or publicly approves or recommends to the Baytex shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Baytex competing proposal) or consummates a Baytex competing proposal (defined for the purpose of this clause (ii) with all references to 20% in the definition of Baytex competing proposal being replaced with “50%”).

In no event shall Baytex be required to pay the termination fee on more than one occasion.
Termination Fees Payable by Ranger
The Merger Agreement requires Ranger to pay Baytex a termination fee of $60.0 million, if:
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Baytex terminates the Merger Agreement following a Ranger recommendation change as described above in the section entitled “The Merger Agreement — Termination of the Merger Agreement”; or

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(i)(a) either party terminates the Merger Agreement because the required Ranger shareholder approval is not obtained, and on or before the date of any such termination a Ranger competing proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least seven business days prior to the Ranger special meeting or (b) Ranger terminates the Merger Agreement following the outside date at a time when Baytex would be permitted to terminate the Merger Agreement due to a terminable breach by Ranger or Baytex terminates the Merger Agreement due to a terminable breach by Ranger on or before the date of any such termination a Ranger competing proposal shall have been announced, disclosed or otherwise communicated to the Ranger board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Ranger enters into a definitive agreement with respect to a Ranger competing proposal (or publicly approves or recommends to the Ranger shareholders or otherwise does not oppose, in the case of a tender or exchange offer, a Ranger competing proposal) or consummates a Ranger competing proposal (defined for the purpose of this clause (ii) with all references to 20% in the definition of Ranger competing proposal being replaced with “50%”).

In no event shall Ranger be required to pay the termination fee on more than one occasion.
Expenses
Each of Baytex and Ranger shall pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the Merger Transactions contemplated thereby, whether or not the company merger shall be consummated, except that all filing fees paid in respect of the filings under the HSR Act in connection with the merger shall be borne equally by Baytex and Ranger.
If Baytex or Ranger terminates the Merger Agreement for failure obtain the receipt of approval of the Ranger Merger Proposal by the Ranger shareholders, then Ranger will pay Baytex $20.0 million.
If Baytex or Ranger terminates the Merger Agreement for failure to obtain the approval of the Baytex share issuance resolution by the Baytex shareholders, then Baytex will pay Ranger $20.0 million.
No Third Party Beneficiaries
Nothing in the Merger Agreement, express or implied, is intended to or confers upon any person other than Baytex, Ranger, any right, benefit or remedy of any nature whatsoever under or by reason of the Merger Agreement, except:
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financing sources will be express-third party beneficiaries of, and will be entitled to rely on certain provisions of the Merger Agreement;

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from and after the merger effective time, the rights of the holders of shares of Ranger Class A common stock to receive the merger consideration; and

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from and after the merger effective time, the rights of the indemnified persons to enforce the obligations described under “ The Merger Agreement — Indemnification and Insurance.”

Amendments and Waivers
Subject to applicable law, (i) any provision of the Merger Agreement may be amended by written agreement of each of the parties; provided that, once approved by the Ranger shareholders, no amendments to the Merger Agreement which by law would require further approval by the Ranger shareholders shall be made without first obtaining such further approval, and (ii) either party may waive the other party’s compliance with the terms of the Merger Agreement. To the extent any amendments or waiver of certain provisions of the Merger Agreement is sought that is adverse to the rights of the financing sources, the prior written consent of the lenders is required before such amendment or waiver is rendered effective.
Specific Performance
In addition to any other remedy that may be available to each party under the terms of the Merger Agreement, at law or in equity, including monetary damages, prior to the termination of the Merger Agreement, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

THE SUPPORT AGREEMENT
On February 27, 2023, in connection with the execution of the Merger Agreement, Baytex entered into that certain Support Agreement with, the Class B Holders. The following is a summary of selected material provisions of the Support Agreement. This summary is qualified in its entirety by reference to the Support Agreement, which is attached as Annex C to this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Support Agreement and not by this summary or any other information contained in this proxy statement/prospectus. Baytex urges you to carefully read the Support Agreement in its entirety before making any decisions regarding the company merger.
Generally
On February 27, 2023, following the execution of the Merger Agreement, the Class B Holders entered in the Support Agreement, pursuant to which they agreed, except in limited circumstances, subject to the terms and conditions of the Support Agreement, to (i) vote in favor of the company merger, (ii) not transfer their Ranger Class B common stock and Opco common units between signing the Merger Agreement and the closing of the Merger Transactions and (iii) complete the Opco Unit Exchange. The Support Agreement covers a total of 22,548,998 shares of Ranger Class B common stock owned by the Class B Holders, representing approximately 54% of the outstanding shares of Ranger common stock, and a total of 22,548,998 Opco common units owned by the Class B Holders.
Agreement to Vote
Pursuant to the Support Agreement, the Class B Holders have agreed that, during the term of the Support Agreement at any annual or special meeting of Ranger’s shareholders with respect to the following matters (and at every adjournment or postponement thereof), each such shareholder will vote (including via proxy) all of the shares beneficially owned by that shareholder at such time, which we refer to as the “Subject Shares” (or cause the holder of record on any applicable record date to vote (including via proxy) of the Subject Shares):
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in favor of adoption of the Merger Agreement and approval of any other matter that is required to be approved by the shareholders of Ranger in order to effect the company merger;

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against any merger agreement or merger (other than the Merger Agreement and the company merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Ranger or any of its subsidiaries that is prohibited by the Merger Agreement (unless, in each case, such transaction is approved in writing by Baytex) or any Ranger competing proposal; and

•
against any amendment of Ranger’s certificate of incorporation or bylaws or other proposal or transaction involving the Ranger or any of its subsidiaries, which amendment or other proposal or transaction would reasonably be expected to materially delay, impede, frustrate, prevent or nullify the company merger, the Merger Agreement or any of the Merger Transactions contemplated by the Merger Agreement or change in any manner the voting rights of any outstanding class of capital stock of Ranger.

The Class B Holders have also agreed that in the event that any meeting of the shareholders of Ranger is held for the purpose of acting on any matter specified above, the Class B Holders will appear at such meeting or otherwise cause all of the Subject Shares beneficially owned by such shareholder on such date to be counted as present thereat for purposes of establishing a quorum.
Transfer Restrictions
The Class B Holders have also agreed to certain restrictions on the transfer of their respective Subject Shares and Opco common units (together, the “Subject Securities”) prior to the termination of the Support Agreement. Each has agreed not to, (i) transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the transfer of, any of its Subject Securities (or any interest therein) to any person or (ii) grant any proxies, or deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Securities to the extent such proxies/deposits would violate the terms of the Support Agreement. However, the Class B Holders shall have the right to transfer its Subject Securities to an affiliate if such affiliate shall have agreed in writing (i) to accept such Subject Securities subject to the terms and conditions of the Support Agreement, and (ii) to be bound by the Support Agreement as if it were “a shareholder” for all purposes of the Support Agreement, provided, however, that no such transfer shall relieve such Class B Holder from its obligations under the Support Agreement with respect to any Subject Shares it continues to beneficially own.
Non-Solicitation
Additionally, the Class B Holders have agreed, subject to the terms of the Merger Agreement, that they shall not, and shall cause their affiliates and shall use their reasonable best efforts to cause its and their respective representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Ranger competing proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to, or in furtherance of a Ranger competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Ranger competing proposal;

•
furnish any information regarding Ranger or its subsidiaries, or access to the properties, assets or employees of Ranger or its subsidiaries, to any person in connection with or in response to any Ranger competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Ranger competing proposal; and

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Ranger competing proposal.

Tax Matters
Baytex and the Class B Holders agreed to certain tax matters, including, among other things, that the Class B Holders must not take any action that would reasonably be expected to prevent the Merger Transactions from being treated consistently with the intended U.S. federal income tax treatment.
Termination
The Support Agreement terminates automatically upon the earlier of:
•
the merger effective time;

•
the termination of the Merger Agreement in accordance with its terms;

•
as to a shareholder, the date of any modification, waiver or amendment to the Merger Agreement effected without such shareholder’s consent that reduces the merger consideration to be received by such shareholder or extends the outside date; and

•
by mutual written consent of the parties.

However, if Baytex has failed to hold a special meeting of Baytex shareholders for the purpose of obtaining the approval of the Baytex share issuance resolution no later than the 60th day following the date the Form F-4 is initially filed with the SEC, then if at any time prior to receipt of Baytex shareholder approval a Ranger recommendation change in accordance with the terms of the Merger Agreement occurs, the Support Agreement shall automatically terminate (without any further action of the parties).
Governing Law
The Support Agreement is governed by Delaware law.

THE INVESTOR AND REGISTRATION RIGHTS AGREEMENT
On February 27, 2023, in connection with the execution of the Merger Agreement, Baytex entered into that certain Investor and Registration Rights Agreement with the Class B Holders. The following is a summary of selected material provisions of the IRRA. This summary is qualified in its entirety by reference to the IRRA, which is attached as Annex D to this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the IRRA and not by this summary or any other information contained in this proxy statement/prospectus. Baytex urges you to carefully read the IRRA in its entirety before making any decisions regarding the company merger.
Generally
Concurrently with the execution and delivery of the Merger Agreement, Baytex entered into the IRRA with the Class B Holders. The IRRA provides for certain (i) registration rights with respect to the common shares held by the Class B Holders immediately after the closing of the Merger Transactions, (ii) certain governance matters, (iii) restrictions on transfer and (iv) certain other matters.
Ranger Designees
Concurrent with the closing, subject to the terms of the IRRA, Baytex will take appropriate actions to cause the Ranger Designees to be elected or appointed as a director and thereafter, the Baytex board will, subject to the terms of the IRRA, cause the Ranger Designees (provided they are willing to serve) to be nominated to serve on the Baytex board at any election of directors occurring on or before December 31, 2024. Neither Baytex nor Baytex board will be required to nominate the Ranger Designees to serve on the Baytex board after the December 31, 2024 or otherwise elect or appoint the Ranger nominees to the Baytex board after the election or appointment of the Ranger Designees following the closing. The Ranger board will be permitted to substitute an alternate Ranger Designee if a Ranger Designee becomes unable or unwilling to serve.
Lock-Up
During the first lock-up period, no Class B Holder will, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge (other than a pledge in connection with a bona fide third party debt financing), through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of, any of the restricted shares, except as permitted by the terms of the IRRA. During the second lock-up period, a Class B Holder may only transfer a maximum of one-third (1/3) of the registrable securities, the “second threshold amount”, except as permitted by the terms of the IRRA. During the third lock-up period, a Class B Holder may only transfer a maximum of two-thirds (2/3) of the registrable securities, the “third threshold amount”, except as permitted by the terms of the IRRA. However, if a Class B Holder elects not to sell a number of registrable securities equal to such Class B Holder’s second threshold amount during the second lock-up period or such Class B Holder’s third threshold amount during the third lock-up period, another Class B Holder may elect to sell an additional number of registrable securities held by such Class B Holder so long as the total number of registrable securities sold by all Class B Holder in the second lock-up period does not exceed one-third (1/3) of the registrable securities issued to the Class B Holders as of the closing date pursuant to the Merger Agreement, and in the third lock-up period does not exceed two-thirds (2/3) of the registrable securities issued to the Class B Holders as of the closing date pursuant to the Merger Agreement. The lock-up periods are as follows:
•
“first lock-up period” means the period commencing at the closing and ending on the date that is 90 days following the closing.

•
“second lock-up period” means the period commencing on the date that 90 days following the closing and ending on the date that is 180 days following the closing.

•
“third lock-up period” means the period commencing on the date that 180 days following the closing and ending on the date that is 270 days following the closing.

However, subject to the terms of the IRRA, a Class B Holder may transfer restricted shares to a permitted transferee. Any attempt to transfer any restricted shares in violation of the terms of IRRA will be null and void ab initio and no right, title or interest therein or thereto will be transferred to the purported transferee. Baytex will not give, and will not permit Baytex’s transfer agent to give, any effect to such attempted transfer on its records.
General Transfer Restrictions
No Class B Holder will, either individually or acting together with any other Class B Holder knowingly transfer any subject shares to any person or group who (1) is an activist; or (2) any person or group who, after giving effect to such transfer and to the transferring Class B Holder’s knowledge, would own 10% or more of the outstanding common shares (excluding any such person or group who acquires such subject securities in any block trade in which a broker-dealer serves as a bona fide financial intermediary); provided, however, the subject shares may be transferred in connection with the commencement of any tender offer or exchange offer, take-over bid, or Baytex’s entry into a definitive agreement with respect to a merger, arrangement, consolidation or other similar transaction, in each case which tender offer, exchange offer, take-over bid or definitive agreement has been approved or recommended by the Baytex board or a committee thereof provided that such transfer is subject to or conditioned upon the completion thereof.
However, the foregoing transfer restrictions will not apply to (1) any transfer effected through an underwritten offering, block trade or other coordinated offering pursuant to an exercise of the registration rights pursuant to the terms of the IRRA, or (2) any transfer effected through an open market transaction, block trade (other than if a demanding holder wishes to engage a block trade) or brokerage sale conducted through a market maker or broker. The subject shares held by a shareholder, whether represented by certificates or in book-entry form, will bear a legend outlined in the IRRA.
Registration Rights
Shelf Registration
As promptly as practicable and in any event within 30 days following closing, Baytex will file with the SEC a registration statement covering the resale or other disposition of all of the registrable securities of holders that have furnished in writing by the closing date the information requested under the terms of the IRRA.
Baytex will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within three business days after the later of the date that (i) Baytex learns that no review of such shelf registration statement will be made by the SEC and (ii) the SEC has no further comments on the shelf registration statement.
Underwritten Offerings
Subject to the terms of the IRRA, a demanding holder will have the right to make written requests to Baytex for an underwritten offering pursuant to a registration statement filed with the SEC pursuant to the terms of the IRRA. Subject to the terms of the IRRA, Baytex must include in such underwritten offering all of the registrable securities requested by any holders for inclusion in such underwritten demand. The demanding holders will have the right to select the managing underwriter(s) to administer any underwritten offering related to underwritten demands subject to the approval of Baytex, which approval must not be withheld unreasonably. In no event will Baytex be required to effect (i) an underwritten offering if Baytex has undertaken an underwritten offering within 90 days preceding the date of the request for such underwritten offering in which a demanding holder has sold securities or (ii) more than five underwritten offerings relating to underwritten demands in the aggregate; provided, that an underwritten offering will not be considered made unless the selling holder disposes of at least 75% of the registrable securities sought to be included in the offering.
Piggyback Registration
If Baytex at any time proposes for any reason (other than a shelf registration, underwritten offering, block trade, or other coordinated offering pursuant to the IRRA) to (i) register common shares under the Securities Act (other than on Form F-4, Form S-4, Form F-8 or Form S-8 promulgated under the Securities

Act or any successor forms thereto) or (ii) consummate an underwritten offering, in either case, for its own account or for the account of other shareholders of Baytex, it will promptly give notice of such proposed action to the demanding holders as soon as reasonably practicable (but in the case of filing a registration statement, no later than twenty days before the anticipated filing date), which notice must offer to all of the demanding holders the opportunity to register or offer for sale such number of registrable securities as such demanding holders may request (such registration, a “piggyback registration”). Baytex will use its commercially reasonable efforts to cause all such registrable securities for which such a request(s) is timely received by Baytex to be included in such piggyback registration on the same terms and conditions as the common shares otherwise being sold in such piggyback registration, and in any event, Baytex will include the registrable securities on the same terms and conditions as the common shares otherwise being sold in such piggyback registration.
Block Trade; Other Coordinated Offerings.
Subject to the terms of the IRRA, at any time and from time to time when an effective registration statement is on file with the SEC, if a demanding holder wishes to engage in (i) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” or (ii) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “other coordinated offering”), in each case, (a) with a total offering price reasonably expected to exceed, in the aggregate, $25 million or (b) involving all remaining registrable securities held by the demanding holder, then if such demanding holder requires any assistance from Baytex pursuant to the IRRA, the applicable holders will notify Baytex of the block trade or other coordinated offering and Baytex will as expeditiously as possible use its commercially reasonable efforts to facilitate such block trade or other coordinated offering; provided that (x) the demanding holders representing a majority of the registrable securities wishing to engage in the block trade or other coordinated offering will use commercially reasonable efforts to work with Baytex and any underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the block trade or other coordinated offering and (y) any sales of registerable securities in Canada may only be made to the extent permitted by Canadian securities laws.
Holdback Agreement
In connection with any underwritten offering in which a holder includes registrable securities pursuant to the IRRA, each such holder agrees to execute and deliver a lock-up agreement pursuant to which such holder agrees with the underwriter not to sell or purchase any securities of Baytex for the shorter of (i) the same period of time following the underwritten offering as is agreed to by Baytex and the other participating holders (not to exceed the shortest number of days that a director of Baytex, “executive officer” (as defined under Rule 3b-7 of the Exchange Act) of Baytex or any shareholder of Baytex (other than such holder or director or employee of, or consultant to, Baytex) who owns 10% or more of the outstanding shares contractually agrees with the underwriters of such underwritten offering not to sell any securities of Baytex following such underwritten offering and (ii) 30 days from the date of the execution of the underwriting agreement with respect to such underwritten offering).
Standstill Restrictions
The Class B Holders have agreed to certain customary standstill restrictions that would apply from the closing until the Class B Holders cease to beneficially own at least 5% of Baytex’s outstanding common shares.
Governing Law
The IRRA is governed by Delaware law.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial statements combine the historical financial information of Baytex Energy Corp. (“Baytex” or the “Company”) and Ranger Oil Corporation (“Ranger”) using the information from Baytex’s and Ranger’s unaudited historical interim financial statements as of the three month period ended March 31, 2023 and the audited historical financial statements as of and for the year ended December 31, 2022, both of which have been incorporated by reference into this proxy statement/prospectus.
The Baytex unaudited interim consolidated statement of financial position as of March 31, 2023, the Baytex unaudited interim consolidated statement of income and comprehensive income for the three month period ended March 31, 2023, and the Baytex consolidated statement of income and comprehensive income for the year ended December 31, 2022, were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are presented in Canadian dollars (“CAD”). The Ranger unaudited interim consolidated balance sheet as of March 31, 2023, the Ranger unaudited interim consolidated statement of operations for the three month period ended March 31, 2023, and the Ranger consolidated statement of operations for the year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and are presented in U.S. dollars (“USD”). The unaudited pro forma consolidated financial statements are presented in CAD and in accordance with IFRS.
The Merger Transactions and Financing Transactions
On February 27, 2023, Baytex entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ranger pursuant to which Ranger and Baytex would combine through the merger of Nebula Merger Sub, LLC, an indirect wholly owned subsidiary of Baytex (“merger sub”) with and into Ranger (the “company merger”), with Ranger continuing its existence as the surviving corporation following the company merger (the “surviving corporation”) as an indirect wholly owned subsidiary of Baytex. The transactions contemplated by the Merger Agreement, including the company merger, and the payment of related fees and expenses, are collectively referred to as the “Merger Transactions”.
On February 27, 2023, Canadian Imperial Bank of Commerce (“CIBC”), Royal Bank of Canada (“RBC”) and The Bank of Nova Scotia (“BNS”) entered into a debt commitment letter with Baytex providing for certain debt financing, the proceeds of which will be used, in part, to fund a portion of the cash consideration and expenses associated with the Merger Transactions. Additionally, on April 27, 2023, Baytex closed a private offering of US$800 million in aggregate principal amount of senior notes due 2030 (the “Baytex 8.500% Senior Notes”) that generated net proceeds of approximately US$776.7 million. The transactions contemplated by the debt commitment letter and the Baytex 8.500% Senior Notes, including the repayment, refinancing or redemption of existing Ranger and Baytex indebtedness, are referred to as the “Financing Transactions.”
Additional information on the Merger Transactions and the Financing Transactions is provided in Note 1 to the unaudited pro forma consolidated financial statements. Capitalized terms used in the unaudited pro forma consolidated financial statements that are not defined above are defined in Note 1. The unaudited pro forma consolidated financial statements include the following adjustments for the Merger Transactions and the Financing Transactions:
•
total merger consideration of C$2.2 billion comprised of (i) the non-cash estimated share value of C$1.4 billion, which is based on 7.49 Baytex common shares being issued per share of Ranger Class A common stock and 41.6 million shares of Ranger common stock outstanding on May 1, 2023 (including shares to be issued in the Opco Unit Exchange and shares to be issued in respect of certain outstanding Ranger restricted stock unit awards), multiplied by a share price of C$4.65, which is the closing share price of the Baytex common shares on the TSX on May 8, 2023; (ii) cash consideration of approximately C$0.7 billion, based on payment of US$13.31 per share of Ranger Class A common stock outstanding at closing and 41.6 million shares of Ranger common stock outstanding on May 1, 2023, converted from USD to CAD at a rate of $1.35; and (iii) the estimated non-cash share award consideration of C$33.6 million for Ranger equity awards outstanding at closing (other than those taken into account in the foregoing clauses (i) and (ii)), which will be converted to time-vested Baytex share awards.
•
The number of Baytex share awards to be issued to each Ranger employee holding Ranger equity awards as of immediately prior to the closing of the Merger Transactions is equal to: (i) the number of such Ranger equity awards (assuming maximum performance multipliers, if applicable); multiplied by (ii) the sum of: (a) US$13.31 divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (b) 7.49, rounded up to the nearest whole Baytex common share. Based on 0.9 million Ranger equity awards outstanding, assuming maximum performance multipliers (if applicable), at May 1, 2023, and a share price of US$3.46, which is the closing share price of the Baytex common shares on the NYSE on May 8, 2023, an estimated 10.7 million Baytex share awards would be issued to Ranger employees. The value of this consideration is calculated as the amortized value of the Baytex share awards issued based on the elapsed service period as of March 31, 2023 and the retained historical vesting dates of the Ranger awards.

•
the use of proceeds of US$1.2 billion (C$1.6 billion) from the proceeds of the issuance of the Baytex 8.500% Senior Notes and other borrowings pursuant to the Financing Transactions to fund the US$0.6 billion (C$0.7 billion) cash portion of the merger consideration, to repay US$0.6 billion (C$0.9 billion) existing indebtedness of Ranger and to pay related fees, costs and expenses;

•
adjustments to convert the historical financial statements of Ranger prepared in accordance with GAAP to IFRS and to conform to the accounting policies used by Baytex;

•
adjustments to translate the Ranger unaudited interim consolidated balance sheet as of March 31, 2023 from USD to CAD using the period end exchange rate of $1.35, the Ranger unaudited interim consolidated statement of operations for the three month period ended March 31, 2023 from USD to CAD using the period average rate of $1.35, and the Ranger consolidated statement of operations for the year ended December 31, 2022 from USD to CAD using the 2022 average exchange rate of $1.30; and

•
adjustments to present petroleum and natural gas sales and royalty expense on a gross basis on the unaudited pro forma consolidated statement of income, consistent with Baytex’s presentation practices; the Ranger historical consolidated statement of operations presents revenues net of royalty interests.

The unaudited pro forma consolidated financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Merger Transactions.
The unaudited pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma consolidated financial statements, which Baytex management believes are reasonable. The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to represent what the actual combined financial information would have been if the Merger Transactions and the Financing Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future combined results of operations or combined financial condition. If the Merger Transactions and the Financing Transactions are completed, the actual adjustments to the consolidated financial statements of Baytex will depend on a number of factors and actual results may differ materially from the estimates used within the accompanying unaudited pro forma consolidated financial statements.
In accordance with IFRS, Baytex will account for the Merger Transactions using the acquisition method of accounting for business combinations. Accordingly, the total purchase consideration paid by Baytex in connection with the Merger Transactions will be allocated to Ranger’s identifiable assets and liabilities based on their fair values as of the closing of the Merger Transactions. Any excess of the total purchase consideration over the fair value of the identifiable assets acquired and liabilities assumed from Ranger at their respective fair value will be recorded as goodwill. Conversely, any excess of the fair value of the identifiable assets acquired and liabilities assumed from Ranger at their respective fair values over the total purchase consideration would be recorded as a gain on acquisition. Ranger’s operating results will be included in Baytex’s consolidated results of operations only for periods subsequent to the closing of the Merger Transactions.

The unaudited pro forma consolidated financial information presented in this proxy statement/prospectus has been derived from the unaudited historical interim financial statements of Baytex and Ranger as of and for the three month period ended March 31, 2023 and from the audited historical financial statements of Baytex and Ranger for the year ended December 31, 2022. The unaudited pro forma interim consolidated statement of financial position as of March 31, 2023 presents the financial position of Baytex and Ranger giving pro forma effect to the Merger Transactions and the Financing Transactions as if the Merger Transactions and the Financing Transactions had occurred on March 31, 2023. The unaudited pro forma interim consolidated statement of income for the three month period ended March 31, 2023 and for the year ended December 31, 2022 present the results of operations of Baytex and Ranger giving pro forma effect to the Merger Transactions and the Financing Transactions as if the Merger Transactions and the Financing Transactions had occurred on January 1, 2022.
The unaudited pro forma consolidated financial statements should be read in conjunction with the “Management’s Discussion and Analysis” of each of Baytex and Ranger, along with the related separate historical consolidated financial statements and related notes incorporated by reference herein. For more information, see the section titled “Where You Can Find Additional Information” and the risk factors described in the section titled “Risk Factors.”

Unaudited Pro Forma Consolidated Statement of Financial Position
(in thousands of Canadian dollars, unless otherwise indicated) (unaudited)
As of March 31, 2023	Baytex	USD Ranger	CAD Ranger (Note 3a)	Presentation conforming adjustments	Note	CAD Ranger Adjusted (Note 3g)	Financing Transactions (Note 3h)	Note	Merger Transactions	Note	Pro forma consolidated
	IFRS	GAAP	GAAP	IFRS		IFRS					IFRS
ASSETS
Current assets
Cash	$6,445	$12,354	$16,713	$—		$16,713	$748,475	5a	$(748,475)	5a	$23,158
Trade and other receivables	233,411	138,546	187,418	—		187,418	—		—		420,829
Financial derivatives	19,315	23,756	32,136	—		32,136	—		—		51,451
Prepaid and other assets	—	18,460	24,972	—		24,972	—		(24,972)	5b	—
Assets held for sale	—	1,186	1,604	—		1,604	—		(1,604)	5b	—
	259,171	194,302	262,843	—		262,843	748,475		(775,051)		495,438
Non-current assets
Financial derivatives		216	292			292					292
Exploration and evaluation assets	165,958	—	—	—		—	—		—		165,958
Oil and gas properties	4,685,902	1,874,836	2,536,184	264,492	3d	2,800,676	—		528,767	5b	8,015,345
Other plant and equipment	6,646	17,278	23,373	(23,163)	3b	210	—		—		6,856
Lease assets	8,164	—	—	19,205	3b	19,205	—		—		27,369
Deferred income tax asset	54,218	—	—	—	—	—	—				54,218
	$5,180,059	$2,086,632	$2,822,692	$260,534		$3,083,226	$748,475		$(246,284)		$8,765,476
LIABILITIES
Current liabilities
Trade and other payables	$269,177	$239,792	$324,379	$(14,938)	3b	$309,441	—		$104,839	5c	$683,457
Financial derivatives	—	32,286	43,675	—		43,675	—		—		43,675
Lease obligations	4,699	—	—	14,938	3b	14,938	—		—		19,637
Asset retirement obligations	12,884	—	—	—		—	—		—		12,884
	286,760	272,078	368,054	—		368,054	—		104,839		759,653
Non-current liabilities
Other payables	1,845	13,131	17,763	(16,684)	3b	1,079	—		—		2,924
Financial derivatives	—	1,320	1,786	—		1,786	—		—		1,786
Credit facilities	407,473	—	—	320,703	3b	320,703	242,990	5d	9,369	5d	980,535
Long-term notes	547,698	—	—	526,868	3b	526,868	505,485	5e	14,232	5e	1,594,283
Long-term debt, net	—	629,480	851,529	(851,529)	3b	—	—		—		—
Lease obligations	3,596	—	—	4,563	3b	4,563	—		—		8,159
Asset retirement obligations	569,810	—	—	12,121	3b	12,121	—		104,090	5f	686,021
Deferred income tax liability	278,146	7,022	9,499	—		9,499	—		(88,052)	5g	199,593
	2,095,328	923,031	1,248,631	(3,958)		1,244,673	748,475		144,478		4,232,954
SHAREHOLDERS’ EQUITY
Shareholders’ capital	5,503,085	192	260	—		260	—		1,447,566	5h	6,950,911
Paid-in capital	—	216,941	293,467	(293,467)	3b	—	—		—		—
Contributed surplus	89,879	—	—	293,467	3b	293,467	—		(259,874)	5i	123,472
Accumulated other comprehensive income	755,647	(96)	(130)	—		(130)	—		130	5i	755,647
Noncontrolling interest	—	631,763	854,617	—		854,617	—		(854,617)	5i	—
Retained earnings (deficit)	(3,263,880)	314,801	425,847	264,492	3d	690,339	—		(723,967)	5j	(3,297,508)
	3,084,731	1,163,601	1,574,061	264,492		1,838,553	—		(390,762)		4,532,522
	$5,180,059	$2,086,632	$2,822,692	$260,534		$3,083,226	$748,475		$(246,284)		$8,765,476
See accompanying notes to the unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Income
(in thousands of Canadian dollars, except per common share amounts and weighted average common shares or if otherwise indicated) (unaudited)
Three Month Period Ended March 31, 2023	Baytex	USD Ranger	CAD Ranger (Note 3a)	Presentation conforming adjustments	Note	CAD Ranger Adjusted Balances (Note 3g)	Financing Transactions (Note 3h)	Notes	Merger Transactions	Note	Pro forma consolidated
	IFRS	GAAP	GAAP	IFRS		IFRS					IFRS
Revenue, net of royalties
Petroleum and natural gas sales	$555,336	$258,148	$349,197	$102,312	3e	$451,509	$—		$—		$1,006,845
Royalties	(93,253)	—	—	(118,360)	3c,e	(118,360)	—		—		(211,613)
	462,083	258,148	349,197	(16,048)		333,149	—		—		759,232
Expenses
Operating	112,408	—	—	46,219	3c	46,219	—		—		158,627
Transportation	17,005	—	—	13,770	3c	13,770	—		—		30,775
Lease Operating	—	29,990	40,567	(40,567)	3c	—	—		—		—
Gathering, processing and transportation	—	10,180	13,770	(13,770)	3c	—	—		—		—
Production and ad valorem taxes	—	16,042	21,700	(21,700)	3c	—	—		—		—
Blending and other	59,681	—	—	—		—	—		—		59,681
General and administrative	11,734	12,668	17,136	(6,108)	3c	11,028	—		—		22,762
Transaction costs	8,871	—	—	3,334	3c	3,334	—		(12,205)	6a	—
Exploration and evaluation	163	—	—	—		—	—		—		163
Depletion and depreciation	165,999	85,303	115,389	27,847	3d	143,236	—		14,013	6b	323,248
Share-based compensation	9,823	—	—	2,774	3c	2,774	—		—		12,597
Financing and interest	23,725	14,718	19,909	1,224	3f	21,133	17,824	6c	—		62,682
Financial derivatives (gain) loss	(14,625)	(25,658)	(34,708)	—		(34,708)	—		—		(49,333)
Foreign exchange gain	(63)	—	—	—		—	—		—		(63)
Loss on dispositions	336	—	—	—		—	—		—		336
Other (income) expense	(1,058)	123	166	—		166	—		—		(892)
	393,999	143,366	193,929	13,023		206,952	17,824		1,808		620,583
Net income before income taxes	68,084	114,782	155,268	(29,071)		126,197	(17,824)		1,808		174,649
Income tax expense
Current income tax expense	1,120	185	250	—		250	—		—		1,370
Deferred income tax expense	15,523	806	1,090	—		1,090	—		22,088	6d	38,701
	16,643	991	1,340	—		1,340	—		22,088		40,071
Net income	$51,441	$113,791	$153,928	$(29,071)		$124,857	(17,824)		$(23,896)		$134,578
Net income per common share
Basic	$0.09										$0.16
Diluted	$0.09										$0.15
Weighted average common shares
Basic	545,062									6e	856,422
Diluted	548,078									6e	870,173
See accompanying notes to the unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Income
(in thousands of Canadian dollars, except per common share amounts and weighted average common shares or if otherwise indicated) (unaudited)
Year Ended December 31, 2022	Baytex	USD Ranger	CAD Ranger (Note 3a)	Presentation conforming adjustments	Note	CAD Ranger Adjusted Balances (Note 3g)	Financing Transactions (Note 3h)	Notes	Merger Transactions	Note	Pro forma consolidated
	IFRS	GAAP	GAAP	IFRS		IFRS					IFRS
Revenue, net of royalties
Petroleum and natural gas sales	$2,889,045	$1,145,189	$1,490,120	$436,526	3e	$1,926,646	$—		$—		$4,815,691
Royalties	(562,964)	—	—	(505,147)	3c,e	(505,147)	—		—		(1,068,111)
	2,326,081	1,145,189	1,490,120	(68,621)		1,421,499	—		—		3,747,580
Expenses
Operating	422,666	—	—	125,292	3c	125,292	—		—		547,958
Transportation	48,561	—	—	45,335	3c	45,335	—		—		93,896
Lease Operating	—	85,792	111,633	(111,633)	3c	—	—		—		—
Gathering, processing and transportation	—	36,698	47,751	(47,751)	3c	—	—		—		—
Production and ad valorem taxes	—	61,377	79,864	(79,864)	3c	—	—		—		—
Blending and other	189,454	—	—	—		—	—		—		189,454
General and administrative	50,270	40,972	53,313	(7,227)	3c	46,086	—		—		96,356
Transaction costs	—	—	—	—		—	—		100,843	6a	100,843
Exploration and evaluation	30,239	—	—	—		—	—		—		30,239
Depletion and depreciation	587,050	244,455	318,085	119,720	3d	437,805	—		75,712	6b	1,100,567
Impairment reversal	(267,744)	—	—	—		—	—		—		(267,744)
Share-based compensation	29,056	—	—	7,227	3c	7,227	—		—		36,283
Financing and interest	104,817	46,774	60,862	5,626	3f	66,488	50,866	6c	—		222,171
Financial derivatives loss	199,010	162,672	211,669	—		211,669	—		—		410,679
Foreign exchange loss (gain)	43,441	—	—	—		—	—		—		43,441
Gain on dispositions	(4,898)	—	—	—		—	—		—		(4,898)
Other expense (income)	3,244	(2,255)	(2,934)	—		(2,934)	—		—		310
	1,435,166	676,485	880,243	56,725		936,968	50,866		176,555		2,599,555
Net income before income taxes	890,915	468,704	609,877	(125,346)		484,531	(50,866)		(176,555)		1,148,025
Income tax expense
Current income tax expense	3,594	764	994	—		994	—		—		4,588
Deferred income tax expense	31,716	3,422	4,453	—		4,453	—		51,468	6d	87,637
	35,310	4,186	5,447	—		5,447	—		51,468		92,225
Net income	$855,605	$464,518	$604,430	$(125,346)		$479,084	(50,866)		$(228,023)		$1,055,800
Net income per common share
Basic	$1.53										$1.21
Diluted	$1.52										$1.19
Weighted average common shares
Basic	557,986									6e	869,346
Diluted	563,835									6e	885,930
See accompanying notes to the unaudited pro forma consolidated financial statements.

Baytex Energy Corp.
Notes to the Unaudited Pro Forma Consolidated Financial Statements
As of and for the three month period ended March 31, 2023 and for the year ended December 31, 2022
1.
DESCRIPTION OF THE TRANSACTIONS

On February 27, 2023, Baytex entered into the Merger Agreement with Ranger pursuant to which Ranger and Baytex would combine through the merger of merger sub, an indirect wholly owned subsidiary of Baytex, with and into Ranger, with Ranger continuing its existence as the surviving corporation following the company merger as an indirect wholly owned subsidiary of Baytex. Immediately prior to the company merger, the holders of shares of Ranger Class B common stock and common units in ROCC Energy Holdings, L.P. will exercise their right to exchange (the “Opco Unit Exchange”) all such shares of Ranger Class B common stock and Opco common units for Ranger Class A common stock. To effect the company merger, each share of Ranger Class A common stock, issued and outstanding immediately prior to the merger effective time (including any shares issued pursuant to the Opco Unit Exchange other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive (i) 7.49 validly issued, fully paid and non-assessable Baytex common shares (the “share consideration”) and (ii) US$13.31 in cash, without interest (the “cash consideration” and, together with the share consideration, the “merger consideration”).
The merger consideration has been estimated to be valued at approximately C$2.2 billion (US$1.6 billion) comprised of (i) the non-cash estimated share consideration of C$1.4 billion, which is based on 7.49 Baytex common shares being issued per share of Ranger Class A common stock and 41.6 million shares of Ranger common stock, including shares to be issued in the Opco Unit Exchange and shares to be issued in respect of certain outstanding Ranger restricted stock unit awards, outstanding as of May 1, 2023, multiplied by a share price of C$4.65, which is the closing share price of the Baytex common shares on the TSX on May 8, 2023; (ii) cash consideration of approximately C$0.7 billion, based on payment of US$13.31 per share of Ranger Class A common stock outstanding at closing and 41.6 million shares of Ranger common stock outstanding on May 1, 2023, converted from USD to CAD at a rate of $1.35; and (iii) estimated non-cash share award consideration of C$33.6 million for Ranger equity awards outstanding at closing (other than those taken into account in the foregoing clauses (i) and (ii)), which will be converted to time-vested Baytex share awards. The number of Baytex share awards to be issued to each Ranger employee holding Ranger equity awards as of immediately prior to the closing of the Merger Transactions is equal to: (i) the number of such Ranger equity awards (assuming maximum performance multipliers, if applicable); multiplied by (ii) the sum of: (a) US$13.31 divided by the volume weighted average price of Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (b) 7.49, rounded up to the nearest whole Baytex common share. Based on 0.9 million Ranger equity awards outstanding, assuming maximum performance multipliers (if applicable), at May 1, 2023, and a share price of US$3.46, which is the closing share price of the Baytex common shares on the NYSE on May 8, 2023, an estimated 10.7 million Baytex share awards would be issued to Ranger employees. The value of this consideration is calculated as the amortized value of the Baytex share awards issued based on the elapsed service period as of March 31, 2023 and the retained historical vesting dates of the Ranger awards. The actual merger consideration will be calculated based on the trading price of Baytex common shares on the TSX and the NYSE, the USD to CAD exchange rate and the number of shares of Ranger Class A common stock outstanding at closing, which is expected to occur late in the second quarter of 2023 or early in the third quarter of 2023, subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement — Conditions to Completion of the Merger”.
On February 27, 2023, CIBC, RBC and BNS entered into a debt commitment letter with Baytex providing for certain debt financing, the proceeds of which will be used, in part, to fund a portion of the cash consideration and expenses of the Merger Transactions. Pursuant to the debt commitment letter, CIBC, RBC and BNS committed to provide a new US$1.0 billion revolving credit facility (the “Baytex new bank facility”) and up to a US$250 million term credit facility (the “Baytex term loan”), and CIBC and RBC committed to provide a 364-day bridge loan facility in an aggregate principal amount of US$500 million (the “Baytex bridge loan”). The Baytex term loan bears interest at SOFR plus a margin. The Baytex new bank facility bears interest at SOFR plus a margin.

Additionally, on April 27, 2023, Baytex closed a private offering of US$800 million in aggregate principal amount of senior notes due 2030 (the “Baytex 8.500% Senior Notes”). The Baytex 8.500% Senior Notes were priced at 98.709% of par, will bear interest at a rate of 8.5% per annum and mature on April 30, 2030. As a result of this offering, no borrowings are available under the Baytex bridge loan.
For the purposes of these unaudited pro forma consolidated financial statements, Baytex has assumed that the proceeds from the Baytex 8.500% Senior Notes and Baytex term loan, along with a draw under the Baytex new bank facility will be used to pay the cash consideration, refinance and extinguish the existing debt of Ranger and pay related fees and expenses.
2.
BASIS OF PRESENTATION

These unaudited pro forma consolidated financial statements (the “pro forma information”) of Baytex have been prepared in connection with the Merger Transactions and the Financing Transactions for inclusion in Baytex’s management information circular and Baytex’s and Ranger’s proxy statement/prospectus. The pro forma information gives pro forma effect to the Merger Transactions and the Financing Transactions by applying pro forma adjustments to Baytex’s and Ranger’s historical consolidated financial statements in accordance with IFRS. The pro forma reporting entity includes Baytex and its subsidiaries as of March 31, 2023 as well as Ranger and its subsidiaries as of March 31, 2023.
The unaudited pro forma consolidated statement of financial position as of March 31, 2023 gives effect to the Merger Transactions and the Financing Transactions and assumptions described herein as if the Merger Transactions and Financing Transactions had occurred on March 31, 2023. The unaudited pro forma consolidated statement of income for the three month period ended March 31, 2023 and for the year ended December 31, 2022 give effect to the Merger Transactions and the Financing Transactions and assumptions described herein as if the Merger Transactions and the Financing Transactions had occurred on January 1, 2022. The accounting policies used in the preparation of the pro forma financial information are those set out in Baytex’s audited consolidated financial statements as of and for the year ended December 31, 2022, which were prepared in accordance with IFRS. The pro forma information has been prepared from information derived from and should be read in conjunction with:
•
Baytex’s unaudited interim consolidated statement of financial position as of March 31, 2023, Baytex’s unaudited interim consolidated statement of income and comprehensive income for the three month period ended March 31, 2023, and Baytex’s audited consolidated statement of income and comprehensive income for the year ended December 31, 2022, together with the accompanying notes (collectively referred to as the “Baytex historical consolidated financial statements”); and

•
Ranger’s unaudited interim consolidated balance sheet as of March 31, 2023, Ranger’s unaudited interim consolidated statement of operations for the three month period ended March 31, 2023, and Ranger’s audited consolidated statement of operations for the year ended December 31, 2022, together with the accompanying notes (collectively referred to as the “Ranger historical consolidated financial statements”).

The Baytex historical consolidated financial statements were prepared in accordance with IFRS and are presented in CAD. The Ranger historical consolidated financial statements were prepared in accordance with GAAP and are presented in USD. For purposes of preparing the unaudited pro forma consolidated financial statements, adjustments have been made to the Ranger historical consolidated financial statements to convert those financial statements to IFRS and present the information in CAD. In addition, adjustments have been made to conform the accounting policies of Ranger to the accounting policies used by Baytex as described in the notes to the Baytex historical consolidated financial statements.
The unaudited pro forma consolidated financial statements have been prepared in accordance with IFRS, using the acquisition method of accounting in accordance with IFRS 3, Business Combinations (“IFRS 3”), which will establish a new basis of accounting for all of Ranger’s identifiable assets acquired and liabilities that will be assumed at fair value as of the closing of the Merger Transactions and are subject to change. Baytex will be the acquirer for accounting purposes and Ranger will be the acquiree, based on factors considered at the time of preparation. The purchase accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Baytex intends to complete the valuations and other assessments upon completion of the

Merger Transactions and will finalize the purchase equation as soon as practicable. The various assets and liabilities of Ranger have been measured based on preliminary estimates.
Differences between these preliminary estimates and the final purchase accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the future results of operations and financial results of Baytex. The unaudited pro forma consolidated financial statements have not been adjusted to give effect to certain expected financial benefits of the Merger Transactions, such as tax savings, cost synergies or revenue enhancements, or the anticipated costs to achieve these benefits, including the cost of integration or restructuring activities.
The unaudited pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma consolidated financial statements, which Baytex management believes are reasonable. The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to represent what the actual combined financial information would have been if the Merger Transactions and the Financing Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future combined results of operations or combined financial condition. If the proposed Merger Transactions and Financing Transactions are completed, the actual adjustments to the consolidated financial statements of Baytex will depend on a number of factors and actual results may differ materially from the estimates used within the accompanying unaudited pro forma consolidated financial statements.
3.
PRESENTATION CONFORMING ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Ranger historical consolidated financial statements were prepared in accordance with GAAP and presented in USD. For purposes of the unaudited pro forma consolidated financial statements, those financial statements have been adjusted to conform to the recognition, measurement, and presentation requirements of IFRS and presented in CAD, which is the presentation currency of Baytex. The adjustments made to the Ranger historical consolidated financial statements are described below including certain adjustments to conform with IFRS (“GAAP adjustments”) and adjustments to align with Baytex’s presentation and accounting policies.
a.
The Ranger interim consolidated balance sheet as of March 31, 2023 was translated from USD to CAD using the period end exchange rate of $1.35. The Ranger interim consolidated statement of operations for the three month period ended March 31, 2023 was translated from USD to CAD using the period average exchange rate of $1.35. The Ranger consolidated statement of operations for the year ended December 31, 2022 was translated from USD to CAD using the 2022 average exchange rate of $1.30.

b.
Reflects presentation conforming adjustments to reclassify and/or combine certain asset and liability balances presented separately, or under different headings, on the face of the Ranger consolidated balance sheet as of March 31, 2023.

c.
Reflects presentation conforming adjustments to reclassify and combine certain income and expense amounts presented separately, or under different headings, on the face of the Ranger consolidated statement of operations for the three month period ended March 31, 2023 and for the year ended December 31, 2022.

d.
The unaudited pro forma consolidated financial statements include GAAP adjustments, net of estimated depletion on those adjustments, including:

•
Under IFRS, each cash generating unit comprising oil and gas properties is tested for impairment when indicators are identified. An impairment loss is recognized if the carrying amount of the asset exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. Subsequent reversals of impairment losses are allowed, but limited to cumulative historical impairment losses, net of subsequent depletion. Conversely, under GAAP, impairment testing is performed at the asset group level, which may consist of multiple assets with similar characteristics. Impairment losses are recognized if the carrying amount of the asset group exceeds proved reserves discounted at 10%, and subsequent reversals of impairment losses are prohibited. Using preliminary estimates, the fair value of the oil and gas properties of Ranger exceeds its carrying value as of January 1, 2022 resulting in a $264.5 million impairment reversal under IFRS which represents all historical accumulated impairments net of depletion. No such reversal would be recognized under GAAP.
•
Under GAAP, depletion is calculated using proved reserves and associated finding and development costs, while under IFRS the Company’s accounting policy is to use proved and probable reserves and associated finding and development costs. The impact of these GAAP differences, being the reversal of impairment and the change in reserves and associated finding and development costs, resulted in $27.8 million of additional depletion of oil and gas properties for the three month period ended March 31, 2023 and $119.7 million of additional depletion of oil and gas properties for the year ended December 31, 2022.

e.
Reflects the adjustment to present petroleum and natural gas sales and royalty expense on a gross basis on the pro forma consolidated statement of income, consistent with Baytex’s presentation practices. The Ranger historical consolidated statement of operations presents revenues net of royalty interests.

f.
Reflects the expensing of interest related to unproved properties which was capitalized by Ranger under U.S. GAAP full-cost method of accounting.

g.
Reflects Ranger historical financial information, converted to CAD and reflecting accounting and IFRS adjustments.

h.
The Financing Transactions are predicated on the assumption that the Merger Transactions occur contemporaneously.

4.
ESTIMATED PRELIMINARY PURCHASE EQUATION

The Merger Transactions will be accounted for as a business combination using the acquisition method of accounting whereby the assets acquired and liabilities assumed are recognized at their fair value, with limited exceptions. The fair values assigned to the net assets acquired are preliminary and based on estimates and assumptions based on information available at the time of preparation of these unaudited pro forma consolidated financial statements. Accordingly, these estimates may be adjusted in the future.
Consideration (in thousands of Canadian dollars)
Share consideration	$1,447,826
Cash consideration	748,475
Share award consideration	33,593
Total consideration	$2,229,894
Fair value of net assets of Ranger acquired (in thousands of Canadian dollars)
Oil and gas properties	$3,269,025
Other plant and equipment	210
Lease assets	19,205
Cash	16,713
Trade and other receivables	187,418
Trade and other payables	(360,846)
Lease obligations	(19,501)
Other payables	(1,079)
Financial derivatives	(13,033)
Ranger credit facility(1)	(324,661)
Ranger senior notes(1)	(546,511)
Asset retirement obligations	(55,793)
Deferred income tax asset	58,747
Net assets acquired	$2,229,894

(1)
Repayment of the Ranger credit facility and the Ranger senior notes is included with the presentation of Financing Transactions in the Unaudited Pro Forma Consolidated Statement of Financial Position.

The following assumptions have been applied in determining the above estimates:
a.
Merger Consideration and Purchase Equation

The estimated total merger consideration of approximately C$2.2 billion includes estimated share consideration of C$1.4 billion, estimated cash consideration of C$0.7 billion and estimated share award consideration of $33.6 million. The sources and uses of financing are set forth in the following table and are converted from USD to CAD at a rate of $1.35 to reflect the Merger Transactions and Financing Transactions in the presentation currency of Baytex.
Sources (in thousands of Canadian dollars)
Accounts payable and accrued liabilities	$104,838
Baytex new bank facility (principal excluding deferred issue costs)	309,275
Baytex term loan	270,550
Baytex 8.500% Senior Notes	1,068,229
Baytex common shares	1,447,826
Baytex share awards	33,593
Total sources	$3,234,311
Uses (in thousands of Canadian dollars)
Purchase price	$2,229,894
Ranger credit facilities (principal)	324,661
Ranger senior notes (principal including change in control premium)	546,511
Transaction and financing costs	133,245
Total uses	$3,234,311
The estimated share consideration of C$1.4 billion was determined based on 7.49 Baytex common shares being issued per share of Ranger Class A common stock outstanding and 41,570,152 shares of Ranger common stock issued and outstanding on May 1, 2023, including (i) 19,008,710 shares of Ranger Class A common stock and (ii) 22,548,998 shares of Ranger Class B common stock and 12,444 DSUs that will be converted into shares of Ranger Class A common stock at closing, for an estimated aggregate total of 311,360,438 Baytex common shares to be issued. The estimated 311.4 million Baytex common shares issued is multiplied by the share price of C$4.65, which is the closing price of the Baytex common shares on the TSX on May 8, 2023 (the most recent practicable date for the preparation of these unaudited pro forma consolidated financial statements) to calculate total share consideration. The estimated cash consideration is based on payment equal to US$13.31 per share of Ranger common stock outstanding and 41.6 million shares of Ranger common stock outstanding on May 1, 2023, converted from USD to CAD at a rate of $1.35. The estimated non-cash share award consideration of C$33.6 million relates to the amortized value of Ranger equity awards outstanding at closing (other than DSUs that will be converted into shares of Ranger Class A common stock at closing), which will be converted into time-vested Baytex share awards. The number of Baytex share awards to be issued to each Ranger employee holding Ranger equity awards as of immediately prior to the closing of the Merger Transactions is equal to: (i) the number of such Ranger equity awards outstanding (assuming maximum performance multipliers, if applicable); multiplied by (ii) the sum of: (a) US$13.31 divided by the volume weighted average price of the Baytex common shares on the NYSE for the five consecutive trading days immediately prior to the closing date as reported by Bloomberg, L.P. and (b) 7.49, rounded up to the nearest whole Baytex common share. Based on 0.9 million Ranger equity awards outstanding at May 1, 2023, assuming maximum performance multipliers (if applicable), and a share price of US$3.46, which is the closing share price of the Baytex common shares on the NYSE on May 8, 2023, an estimated 10.7 million Baytex share awards would be issued to Ranger employees. The value of the share award consideration is calculated as the amortized value of the Baytex share awards issued based on the elapsed service period as of March 31, 2023 and the retained historical vesting dates of the Ranger awards.
The total merger consideration will change based on fluctuations in the price of the Baytex common shares on the TSX and the NYSE, the CAD:USD exchange rate and the number of shares of Ranger common stock and Ranger equity awards outstanding at the completion of the Merger Transactions. Determinations of fair value often require management to make assumptions and estimates about future events. The purchase equation is preliminary as the Merger Transactions have not closed as of the date of the pro forma information. As described in Note 2, the final purchase equation will be based on the fair value of the net assets purchased at the closing date of the proposed company merger and other information available at that time. There may be material differences from this pro forma purchase price equation as a result of finalizing the valuation.
A $1 change in Baytex’s share price upon closing would have a $311.4 million impact on total merger consideration. A $0.10 change in the CAD:USD exchange rate upon closing would have a $164.8 million impact on total merger consideration.
b.
Oil and gas properties

The fair value of oil and gas properties acquired was estimated based on their fair value calculated as the present value of the estimated future cash flows after-tax associated with proved plus probable oil and gas reserves discounted at 12.7%. Baytex’s independent reserve evaluators have provided a preliminary assessment of Ranger’s proved plus probable reserves as of December 31, 2022, which was adjusted for forecasted commodity prices as of May 4, 2023.
A 1% change in the discount rate would have a $110.0 million impact on the fair value of oil and gas properties.
c.
Other plant and equipment, working capital, financial derivatives, lease assets, lease obligations, credit facilities and senior notes

Baytex has assumed that the carrying value is equal to fair value for other plant and equipment, working capital (including cash, trade and other receivables, trade and other payables, and other payables), financial derivatives, lease assets and lease obligations. Additionally, the fair value of each of the Ranger credit facilities and the Ranger senior notes is assumed to be equal to the principal balance outstanding at March 31, 2023, plus the change in control offer premium Baytex is obligated to make pursuant to the terms of the Ranger senior notes. Trade and other payables also includes $51.4 million for transaction costs directly attributable to the Merger Transactions expected to be incurred by Ranger prior to closing.
d.
Asset retirement obligations

The fair value of asset retirement obligations was determined based on preliminary estimates of expected expenditures as of March 31, 2023 and discounted using a credit-adjusted risk-free rate of 7.0%.
e.
Deferred income tax asset

The deferred income tax asset was determined by applying statutory tax rates to the temporary differences between the fair value of assets acquired and liabilities assumed and the related tax pools. Ranger previously calculated the deferred tax liability based on the public share of these temporary differences, which was approximately 46% at March 31, 2023. Following the Merger Transactions the noncontrolling interest reported in Ranger’s historical consolidated financial statements will be converted to common interest. The value of the deferred tax asset includes the increase in temporary differences previously attributed to the noncontrolling interest, the increase in tax pools inherited following the close of the Merger Transactions, as well as the recognition of deferred tax assets which were previously unrecognized. The federal deferred tax assets which were previously unrecognized are now fully offset by federal deferred tax liabilities, which enable them to be recognized in full.
The deferred tax asset does not adjust for potential synergies that could result from restructuring or other discretionary actions, as there are currently not enough supportable facts to reliably estimate these values. Only amounts that are directly attributable to the Merger Transactions and factually supportable have been adjusted for.

The deferred tax assets acquired of $58.7 million is primarily related to U.S. federal income taxes. At March 31, 2023, the Baytex historical deferred tax liability associated with U.S. federal income taxes exceeds the deferred tax asset acquired and can therefore be used to reduce Baytex’s deferred tax liability as at March 31, 2023. As such, the deferred tax asset acquired has been presented as a reduction to the deferred tax liability in the unaudited pro forma statement of financial position.
5.
PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

The unaudited pro forma consolidated statement of financial position as of March 31, 2023 gives effect to the following assumptions and adjustments which are considered directly attributable to the Merger Transactions and the Financing Transactions and factually supportable.
a.
Cash

Financing Transactions
Reflects a net increase in cash of $748.5 million associated with Financing Transactions described in Note 1 including an increase of $567.7 million related to a draw on the Baytex credit facilities and an increase of $1.1 billion related to the issuance of the Baytex 8.500% Senior Notes, partially offset by a $324.7 million decrease related to the repayment of the Ranger credit facilities and a $546.5 million decrease related to the extinguishment of the Ranger senior notes, inclusive of change in control premium. The Baytex 8.500% Senior Notes are net of $16.2 million financing costs which are capitalized against the notes and are recognized as non-cash interest expense over the term of the note. These notes are assumed to be received and repaid in cash.
Merger Transactions
Concurrent with the receipt of cash from the Financing Transactions described above, the net proceeds of $748.5 million will be used to fund the cash portion of the purchase price consideration.
b.
Oil and gas properties

Reflects a $468.3 million increase to the carrying value of Ranger’s oil and gas properties to adjust to their estimated fair value based on preliminary estimates, as described in the purchase equation in Note 4, as well as a $60.4 million increase related to the subsequent remeasurement of asset retirement obligations described further in Note 5f. Balances historically presented as prepaid and other assets and assets held for sale have been valued in conjunction with oil and gas properties and reclassified within the unaudited pro forma consolidated statement of financial position.
c.
Trade and other Payables

Reflects estimated transaction costs, which are directly attributable to the Merger Transactions, incurred by both Ranger and Baytex prior to close. The Ranger transaction costs of $51.4 million attributable to the Merger Transactions are included in trade and other payables in the purchase equation under Note 4. Baytex transaction costs incurred as a result of Merger Transactions of $53.4 million have been included in trade and other payables.
d.
Baytex credit facilities

Financing Transactions
The net increase in credit facilities of $243.0 million is the result of a $243.0 million draw on the Baytex new bank facility which is used, together with the cash generated in Financing Transactions as described in Note 5e of $505.5 million, to fund the cash portion of the merger consideration of $748.5 million. The net increase in credit facilities also includes the repayment of the Ranger credit facility of $324.7 million as shown in the purchase price equation (Note 4) and the financing costs associated with the Baytex new bank facility of $12.2 million, funded by a draw on the Baytex new bank facility of $312.5 million.

Merger Transactions
Reflects a $9.4 million increase in credit facilities due to the elimination of Ranger historical debt issue costs as a result of the fair value adjustment in the purchase price equation (Note 4).
e.
Long-term notes

Financing Transactions
Reflects a net increase in long-term notes of $505.5 million associated with Financing Transactions described in Note 1 including an increase of $1.1 billion related to the issuance of the Baytex 8.500% Senior Notes, partially offset by a $541.1 million decrease related to the extinguishment of the Ranger senior notes. The Baytex 8.500% Senior Notes are net of financing costs which are capitalized against the Baytex 8.500% Senior Notes and are recognized as non-cash interest expense over the term of the note. The issuance of the Baytex 8.500% Senior notes are assumed to be received in cash and the repayment of the Ranger senior notes are assumed to be paid in cash.
Merger Transactions
Reflects a $14.2 million increase in long-term notes due to the elimination of Ranger historical debt issue costs as a result of the fair value adjustment in the purchase price equation (Note 4).
f.
Asset retirement obligations

Reflects an increase in asset retirement obligations to adjust to its estimated fair value based on preliminary estimates discounted using a credit-adjusted risk-free rate, as described in Note 4. Additionally, subsequent to the initial fair value measurement, the obligations acquired were remeasured using a risk-free rate of 3.0%, resulting in a $60.4 million increase in asset retirement obligations and oil and gas properties.
g.
Deferred income tax liability

The decrease in deferred tax liability is mostly related to fair value assigned in the purchase price equation as described in Note 4, as well as the deferred tax consequences of transaction costs incurred by Baytex prior to close. As a result of the Merger Transactions, a deferred tax asset of $58.7 million has been generated related to U.S. federal income taxes. After closing, the deferred tax asset acquired can be used to reduce Baytex’s historical deferred tax liability related to U.S. federal income taxes. Similarly, the deferred tax asset generated in Canada as a result of Baytex transaction costs incurred as part of the Merger Transactions of $19.8 million can be used to reduce Baytex’s historical deferred tax liability in Canada. As a result, no incremental deferred tax assets are included in the pro forma consolidated statement of financial position. Since the deferred tax assets are fully offset by deferred tax liabilities in the same jurisdictions, the Merger Transactions have instead been classified as a reduction to deferred tax liabilities.
h.
Shareholders’ capital

Reflects an increase due to the issuance of Baytex common shares to Ranger shareholders as outlined in the calculation of merger consideration per Note 1, partially offset by the elimination of historical Ranger common stock.
i.
Other equity

The decrease in other equity, including contributed surplus, accumulated other comprehensive income and noncontrolling interest, reflects adjustments for the following:
i.
share award consideration related to the fair value of Baytex share awards to be granted to holders of Ranger equity awards;

ii.
the elimination of Ranger additional paid-in capital and accumulated other comprehensive income; and

iii.
the elimination of the noncontrolling interest, which will cease to exist upon the conversion of

Ranger Class B common stock to Ranger Class A common stock immediately prior to the closing of the company merger.
j.
Retained earnings

The decrease in retained earnings reflects adjustments for the following:
i.
a decrease to reflect the elimination of Ranger historical retained earnings; and

ii.
a decrease to reflect $53.4 million transaction costs incurred by Baytex prior to close net of tax of $19.8 million.

6.
PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

The unaudited pro forma consolidated statement of income for the three month period ended March 31, 2023 and the unaudited pro forma consolidated statement of income for the year ended December 31, 2022 gives effect to the following assumptions and adjustments, which are considered directly attributable to the Merger Transactions and the Financing Transactions. In addition, the Ranger historical consolidated financial statements were prepared in accordance with GAAP. For purposes of the unaudited pro forma consolidated financial statements, those financial statements have been adjusted to conform to the recognition, measurement, and presentation requirements of IFRS.
a.
Transaction costs

The increase in transaction costs relates to estimated fees and expenses expected to be incurred by both Baytex and Ranger which are considered directly attributable to the Merger Transactions and are not expected to recur beyond 12 months after closing. Transaction costs include advisory fees, legal fees, tax fees and other professional fees, as well as post-combination severance costs for certain executives which the Company has decided to terminate upon closing. Transaction costs incurred by Baytex and Ranger during the three month period ended March 31, 2023 have been adjusted from the unaudited pro forma consolidated statement of income for the three month period ended March 31, 2023 as they have been included in the unaudited pro forma consolidated statement of income for the year ended December 31, 2022.
b.
Depletion and depreciation

Depletion and depreciation expense for Ranger has increased assuming that the fair value of oil and gas properties reflected in the purchase equation were acquired on January 1, 2022. The depletion rate has been calculated using opening proved plus probable reserves acquired in conjunction with the preliminary estimate of reserves acquired which resulted in $14.0 million of additional depletion of oil and gas properties for the three month period ended March 31, 2023 and $75.7 million of additional depletion of oil and gas properties for the year ended December 31, 2022.
c.
Financing and interest

Reflects an increase in financing and interest expense of $17.8 million for the three month period ended March 31, 2023 and an increase of $50.9 million for the year ended December 31, 2022 as a result of an increase in outstanding debt following the issuance of the Baytex 8.500% Senior Notes and the increase in debt following payment of purchase price consideration, partially offset by the repayment of the Ranger senior notes. An average SOFR rate of 4.5%, plus applicable margins has been used to calculate interest on the estimated average balance outstanding on the Baytex term loan and the Baytex new bank facility for the three month period ended March 31, 2023. An average SOFR rate of 1.8%, plus applicable margins, has been used to calculate interest on the estimated average balance outstanding on the Baytex term loan and Baytex new bank facility for the year ended December 31, 2022.
A change in the interest rate of 1/8 percent results in a change in financing and interest expense of $0.8 million for the three month period ended March 31, 2023 and a change in financing and interest expense of $3.4 million for the year ended December 31, 2022.

d.
Deferred income tax expense

The increase in deferred tax expense reflects changes to the fair value of temporary differences, as described in Note 5g, assuming the Merger Transactions closed at the beginning of each period presented. Following the close of the Merger Transactions, Ranger would no longer have any accumulated unrecognized deferred tax assets, and therefore the expense reflects Ranger net income for the three month period ended March 31, 2023 and the year ended December 31, 2022 multiplied by the relevant statutory tax rate.
e.
Weighted average common shares

For the three month period ended March 31, 2023, pro forma basic weighted average shares outstanding includes 545.1 million basic weighted average shares outstanding as disclosed in the Baytex historical consolidated financial statements for the three month period ended March 31, 2023 plus 311.4 million common shares issued in conjunction with the merger consideration. Pro forma diluted weighted average shares outstanding includes 548.1 million diluted weighted average shares outstanding as disclosed in the Baytex historical consolidated financial statements for the period ended March 31, 2023 plus 311.4 million common shares issued and the conversion of Ranger equity awards into 10.7 million share awards of Baytex.
For the year ended December 31, 2022, pro forma basic weighted average shares outstanding includes 558.0 million basic weighted average shares outstanding as disclosed in the Baytex historical consolidated financial statements for the year-ended December 31, 2022 plus 311.4 million common shares issued in conjunction with the merger consideration. Pro forma diluted weighted average shares outstanding includes 563.8 million diluted weighted average shares outstanding as disclosed in the Baytex historical consolidated financial statements for the year-ended December 31, 2022 plus 311.4 million common shares issued and the conversion of Ranger equity awards into 10.7 million share awards of Baytex.
7.
SUPPLEMENTAL PRO FORMA OIL, NGL AND GAS RESERVES INFORMATION

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas liquids (“NGL”), bitumen and gas reserves as of December 31, 2022, along with a summary of changes in quantities of proved reserves during the year ended December 31, 2022. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2022, as well as changes to the standardized measure for the year ended December 31, 2022, are also presented.
This pro forma combined reserves, production and standardized measure information gives effect to the Merger Transactions as if they had been completed on January 1, 2022; however, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2022, by Baytex and Ranger while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2022, or subsequent to the completion of the Merger Transactions. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined business. With respect to the disclosures below, the amounts were determined by referencing the “Supplemental Disclosures about Extractive activities — Oil and Gas (unaudited)” reported as Exhibit 99.10 in Baytex’s Annual Report on Form 40-F and reported in the notes to the consolidated financial statements of Ranger included in Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference into this proxy statement/prospectus. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the aforementioned Form 40-F of Baytex and notes to the consolidated financial statements of Ranger and other documents that have been incorporated by reference. See “Where You Can Find Additional Information” within this proxy statement/prospectus.

Oil Reserves (Mbbls)	Baytex Historical	Ranger Historical	Pro Forma Combined
Total Proved Reserves:
Balance, December 31, 2021	124,245	163,122	287,367
Production	(16,600)	(10,668)	(27,268)
Revisions of previous estimates	3,329	(35,615)	(32,286)
Extensions and discoveries	12,045	46,176	58,221
Sales of minerals-in-place	(1)	—	(1)
Purchases of minerals-in-place	—	6,217	6,217
Balance, December 31, 2022	123,017	169,232	292,250
Proved Developed Reserves:
Balance, End of Year 2021	60,668	59,957	120,625
Balance, End of Year 2022	66,496	69,881	136,377
Proved Undeveloped Reserves:
Balance, End of Year 2021	63,578	103,165	166,743
Balance, End of Year 2022	56,521	99,351	155,872
NGL Reserves (MBbls)	Baytex Historical	Ranger Historical	Pro Forma Combined
Total Proved Reserves:
Balance, December 31, 2021	54,101	40,019	94,120
Production	(2,964)	(2,205)	(5,169)
Revisions of previous estimates	869	(7,381)	(6,512)
Extensions and discoveries	1,532	12,644	14,176
Sales of minerals-in-place	(643)	—	(643)
Purchases of minerals-in-place	—	1,331	1,331
Balance, December 31, 2022	52,895	44,408	97,303
Proved Developed Reserves:
Balance, End of Year 2021	24,518	16,431	40,949
Balance, End of Year 2022	23,160	19,136	42,296
Proved Undeveloped Reserves:
Balance, End of Year 2021	29,584	23,588	53,172
Balance, End of Year 2022	29,735	25,272	55,007
Bitumen Reserves (MBbls)	Baytex Historical	Ranger Historical	Pro Forma Combined
Total Proved Reserves:
Balance, December 31, 2021	4,490	—	4,490
Production	(577)	—	(577)
Revisions of previous estimates	552	—	552
Extensions and discoveries	—	—	—
Sales of minerals-in-place	—	—	—
Purchases of minerals-in-place	—	—	—
Balance, December 31, 2022	4,465	—	4,465

Bitumen Reserves (MBbls)	Baytex Historical	Ranger Historical	Pro Forma Combined
Proved Developed Reserves:
Balance, End of Year 2021	592	—	592
Balance, End of Year 2022	898	—	898
Proved Undeveloped Reserves:
Balance, End of Year 2021	3,898	—	3,898
Balance, End of Year 2022	3,567	—	3,567
Gas Reserves (MMcf)	Baytex Historical	Ranger Historical	Pro Forma Combined
Total Proved Reserves:
Balance, December 31, 2021	271,504	225,192	496,696
Production	(24,732)	(12,100)	(36,832)
Revisions of previous estimates	(3,320)	(44,239)	(47,559)
Extensions and discoveries	15,273	70,700	85,973
Sales of minerals-in-place	(22,996)	—	(22,996)
Purchases of minerals-in-place	—	5,516	5,516
Balance, December 31, 2022	235,729	245,069	480,798
Proved Developed Reserves:
Balance, End of Year 2021	140,755	94,033	234,788
Balance, End of Year 2022	123,947	106,566	230,513
Proved Undeveloped Reserves:
Balance, End of Year 2021	130,749	131,159	261,908
Balance, End of Year 2022	111,782	138,503	250,285
Total Reserves (MBOE)	Baytex Historical	Ranger Historical	Pro Forma Combined
Total Proved Reserves:
Balance, December 31, 2021	228,087	240,673	468,760
Production	(24,262)	(14,890)	(39,152)
Revisions of previous estimates	4,196	(50,369)	(46,173)
Extensions and discoveries	16,122	70,603	86,725
Sales of minerals-in-place	(4,476)	—	(4,476)
Purchases of minerals-in-place	—	8,468	8,468
Balance, December 31, 2022	219,666	254,485	474,151
Proved Developed Reserves:
Balance, End of Year 2021	109,237	92,060	201,297
Balance, End of Year 2022	111,213	106,778	217,991
Proved Undeveloped Reserves:
Balance, End of Year 2021	118,851	148,613	267,464
Balance, End of Year 2022	108,453	147,707	256,160
Standardized measure of discounted future net cash flows
The following table presents the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2022. The pro forma standardized measure information set forth below gives effect to the Merger Transactions as if they had been completed on January 1, 2022. The disclosures below were determined by referencing the “Supplemental Disclosures about Extractive Activities — Oil and Gas (unaudited)” included as Exhibit 99.10 to Baytex’s Annual Report on Form 40-F and reported in the notes to the consolidated financial statements of Ranger included in Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference into this proxy statement/prospectus, and with respect to Baytex historical amounts, were converted from CAD to USD based on the 2022 average exchange rate of C$1.30:US$1.00. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the aforementioned Form 40-F of Baytex and notes to the consolidated financial statements of Ranger and other documents that have been incorporated by reference. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2022.
	Baytex Historical	Ranger Historical	Pro Forma Combined
Oil and gas producing activities:
Future cash inflows	$14,200,071	18,918,984	33,119,055
Future development costs	(2,260,066)	(2,876,385)	(5,136,451)
Future production costs	(4,112,148)	(4,204,946)	(8,317,094)
Future income tax expenses	(1,320,037)	(1,720,781)	(3,040,818)
Standardized measure of future net cash flows	6,507,820	10,116,872	16,624,692
Ten percent annual discount factor	(2,482,270)	(5,268,597)	(7,750,867)
Standardized measure of discounted future net cash flows	$4,025,550	4,848,275	8,873,825
The following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Merger Transactions been completed on January 1, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including certain of those discussed in Baytex’s Annual Report on Form 40-F and Ranger’s Annual Report on Form 10-K for the year ended December 31, 2022. The pro forma standardized measure of discounted future net cash flows relating to proved oil, NGL and gas reserves as of December 31, 2022 is as follows:
	Baytex Historical	Ranger Historical	Pro Forma Combined
Oil and gas sales, net of production costs	$(1,321,371)	(957,736)	(2,279,107)
Revisions of previous estimates:
Net changes in prices and production costs	2,521,644	2,145,419	4,667,063
Changes in future development costs	(556,707)	(81,629)	(638,336)
Revisions in quantities	437,014	(1,181,317)	(744,303)
Accretion of discount	265,894	341,872	607,766
Extensions, discoveries, and improved recovery	376,837	1,139,833	1,516,670
Development costs incurred during the period	397,178	380,463	777,641
Sales of minerals-in-place	(17,697)	—	(17,697)
Purchases of minerals-in-place	—	348,926	348,926
Change in present value of future net revenues	2,102,792	2,135,831	4,238,623
Net change in present value of future income taxes	(546,082)	(344,717)	(890,799)
Balance, beginning of year	$2,468,841	3,057,161	5,526,002
Balance, end of year	$4,025,550	4,848,275	8,873,825

BENEFICIAL OWNERSHIP OF BAYTEX COMMON STOCK
As of January 24, 2023, there were 13,797 holders of Baytex common shares in the United States. The following table sets forth certain information regarding the beneficial ownership of Baytex common shares as of May 8, 2023, by each person expected to serve as a director or an executive officer of Baytex following consummation of the Merger Transactions. To Baytex’s knowledge, no person beneficially owns more than 5% of the Baytex common shares. Baytex has determined beneficial ownership in accordance with the rules of the SEC. The percentage of shares beneficially owned is based on 545,553,272 Baytex common shares outstanding as of May 8, 2023 and does not give effect to the Baytex common shares to be issued in the Merger Transactions.
Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all Baytex common shares beneficially owned by them. For each individual, this percentage includes the Baytex common shares of which such individual has the right to acquire beneficial ownership either currently or within sixty days of this prospectus; however, such Baytex common shares will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. All shares are a single class with equal rights to dividends, capital, distributions and voting. Unless otherwise noted, the business address of each of the following entities or individuals is 2800, 520 — 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3.
Beneficial Owners	Common Shares	Percent of Class
Non-Management Directors and Director Nominees
Mark R. Bly	490,638	*
Trudy M. Curran	164,154	*
Donald G. Hrap	84,381	*
Angela S. Lekatsas	10,000	*
Jennifer A. Maki	173,054	*
Gregory K. Melchin(1)	242,162	*
David L. Pearce	260,890	*
Steve D.L. Reynish	67,600	*
Jeffrey E. Wojahn	—	—
Tiffany Thom Cepak	—	—
Executive Officers
Eric T. Greager	500,000	*
Chad L. Kalmakoff(2)	313,892	*
Chad E. Lundberg	491,101	*
Kendall D. Arthur	507,839	*
Brian G. Ector(3)	349,512	*
Nicole M. Frechette	13,476	*
M. Scott Lovett(4)	470,146	*
James R. Maclean	56,622	*

*
Represents less than 1% of the outstanding common shares.

(1)
Mr. Melchin is not standing for re-election as a Baytex director at the Baytex annual and special meeting.

(2)
Mr. Kalmakoff holds 305,236 common shares directly which he has control over the voting power and the disposition of the common shares. In addition, Mr. Kalmakoff’s spouse holds 8,656 common shares.

(3)
Mr. Ector holds 344,519 common shares directly which he has control over the voting power and the disposition of the common shares. In addition, Mr. Ector’s spouse holds 4,993 common shares.

(4)
M. Scott Lovett has resigned from his position as a Baytex executive officer, to be effective on May 19, 2023.

COMPARISON OF RIGHTS OF BAYTEX AND RANGER SHAREHOLDERS
General
Baytex is organized under the provincial laws of Alberta and, accordingly, the rights of Baytex shareholders are governed principally by the ABCA, Baytex’s Articles and Baytex’s By-laws. Ranger is incorporated in the State of Virginia, and the rights of Ranger shareholders are governed by the VSCA, Ranger Articles and Ranger Bylaws. At the effective time, each share of Ranger Class A common stock that is issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration. As a result, Ranger shareholders will become shareholders of Baytex and their rights will be governed principally by the ABCA, the Baytex Articles and the Baytex By-laws.
Material Differences Between the Rights of Shareholders of Baytex and Ranger
The following is a summary of material differences between the rights of Baytex shareholders under the ABCA, the Baytex Articles and the Baytex By-laws, and the existing rights of Ranger shareholders under the VSCA, the Ranger Articles and the Ranger Bylaws. While Ranger and Baytex believe that the following summary covers all of the material differences, it may not contain all of the information that is important to you. The following summary does not include a complete description of all differences between the rights of Baytex shareholders and Ranger shareholders, nor does it include a complete discussion of the respective rights of Baytex shareholders and Ranger shareholders.
The following summary is qualified in its entirety by reference to the ABCA, the Baytex Articles, the Baytex By-laws, the VSCA, the Ranger Articles, the Ranger Bylaws, and the various other documents referred to in this summary. You are urged to carefully read this entire proxy statement/prospectus, the relevant provisions of the ABCA and the VSCA, the Baytex Articles, the Baytex By-laws, the Ranger Articles, the Ranger Bylaws, and each other document referred to in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a Ranger shareholder and the rights of a Baytex shareholder. Ranger has filed with the SEC the Ranger Articles and the Ranger Bylaws, referenced in this summary of shareholder rights, and Baytex has filed with EDGAR and SEDAR the Baytex Articles and the Baytex By-laws referenced in this summary comparison of shareholder rights. For more information, see the section entitled “Where You Can Find Additional Information,” on page 196. References to a “holder” in the following summary are to the registered holder of the applicable shares.
Provision	Baytex	Ranger
Authorized Share Capital
Baytex is authorized to issue an unlimited number of Baytex common shares and up to 10,000,000 Baytex preferred shares.
Holders of Baytex common shares and Baytex preferred shares are entitled to all of the applicable rights and obligations provided under the ABCA, the Baytex Articles and the Baytex By-laws.
Ranger is authorized to issue 145,000,000 shares, consisting of 110,000,000 shares of Ranger Class A common stock, 30,000,000 shares of Ranger Class B common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share (“Ranger preferred stock”).
Outstanding Capital Stock	As of the close of business on May 17, 2023, 545,553,272 Baytex common shares and no Baytex preferred shares were issued and outstanding.	As of the close of business on May 17, 2023, the latest practicable date prior to the date of this proxy statement/prospectus, Ranger had 19,009,954 shares of Ranger Class A common stock, 22,548,998 shares of Ranger Class B common stock, and no shares of Ranger preferred stock issued and outstanding.

Provision	Baytex	Ranger
Preferred Shares
Baytex preferred shares may at any time or from time to time each be issued in one or more series. Before any Baytex preferred shares of a particular series are issued, the Baytex board shall, by resolution, fix the number of Baytex preferred shares that will form such series and shall, subject to the limitations set out in the Baytex Articles, by resolution fix the designation, rights, privileges, restrictions and conditions to be attached to the Baytex preferred shares of such series.
Other than in the case of a failure to declare or pay dividends specified in any series of Baytex preferred shares, the voting rights attached to Baytex preferred shares shall be limited to one vote per Baytex preferred share at any meeting where Baytex preferred shares and Baytex common shares vote together as a single class.
In addition to the rights attaching to any series of Baytex preferred shares, holders of Baytex preferred shares are entitled to all of the applicable rights and obligations provided under the ABCA, the Baytex Articles and the Baytex By-laws.

Shares of Ranger preferred stock may be issued from time to time in one or more series as may be determined by the Ranger board, without shareholder action.
The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any other series of Ranger preferred stock outstanding, and the Ranger board is expressly granted the authority to fix or alter, by adoption of an amendment to the Ranger Articles, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series.

Variation of Rights Attaching to a Class or Series of Shares
Under the ABCA, certain fundamental changes, such as changes to the rights attaching to the Baytex common shares and Baytex preferred shares, may be varied only through an amendment to the Baytex Articles authorized by special resolution of Baytex shareholders, including, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the ABCA. In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.
A special resolution is a resolution: (i) passed by a majority of not less than two-thirds (2/3) of the votes cast by shareholders who voted in respect of the resolution at a meeting duly called
Under the VSCA, certain fundamental changes disproportionally affecting the rights of shareholders of a particular class or series require a separate vote by class or series, which shall be approved by the affirmative vote of more than two-thirds of all the votes entitled to be cast by that voting group.

Provision	Baytex	Ranger
and held for that purpose; or (ii) signed by all shareholders entitled to vote on the resolution.
Consolidation and Division; Subdivision	Under the ABCA, the issued shares of a class or series of Baytex common shares may be changed into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series through an amendment to its Articles authorized by special resolution of Baytex shareholders, including, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the ABCA.
Under the Ranger Articles, neither the Ranger Class A common stock nor the Ranger Class B common stock may be subdivided, split, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of common stock and the common units are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.
Holders of an affected series or class, as the case may be, are entitled, either separately or together with the holders of one or more other such series or class, to vote thereon.

Reduction of Share Capital	Under the ABCA, Baytex may, by a special resolution of shareholders, reduce its stated capital for a class or series of shares for any purpose, provided there are no reasonable grounds for believing that: (i) Baytex is, or after the proposed reduction of its stated capital would be, unable to pay its liabilities as they become due; or (ii) after the proposed reduction of its stated capital, the realizable value of Baytex’s assets would be less than the aggregate of its liabilities.	Not applicable.
Distributions and Dividends; Repurchases and Redemptions
Dividends
Under the Baytex Articles, the holders of Baytex common shares are entitled to receive dividends as and when declared by the Baytex board on the Baytex common shares as a class, subject to prior satisfaction of all preferential rights to dividends (if any) attached to shares of other classes of shares of Baytex ranking in priority to the Baytex common shares in respect of dividends.
Under the ABCA, Baytex may not pay a dividend in money or other property if there are reasonable grounds for believing that Baytex is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of Baytex’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. Baytex may also pay a dividend by issuing shares.

Under the Ranger Articles, the holders of Ranger Class A common stock and of any outstanding series of Ranger preferred stock or any class or series of stock having a preference over the right to participate with the Ranger Class A common stock with respect to the payment of dividends or distributions, are entitled to receive dividends and distributions when they are declared and paid.
Dividends and distributions shall not be declared or paid on the Ranger Class B common stock.
Under the VSCA, Ranger may not make a distribution to its shareholders if Ranger would not be able to pay its debts as they become due in the usual course of business, or Ranger’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if

Provision	Baytex	Ranger

Repurchases and Redemptions
Under the ABCA, the purchase or other acquisition by Baytex of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).
Ranger were to be dissolved at the time of the distributions, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Lien on Shares, Calls on Shares and Forfeiture of Shares
Not applicable.
Under the ABCA, shares must be fully paid prior to issue, and are non-assessable. Baytex common shares will not be issued until the consideration for the shares is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that Baytex would have received if the shares had been issued for money. The determination of whether property or past services are the fair equivalent of monetary consideration will be made by the Baytex board.
Not applicable. Under the VSCA, shares must be fully paid prior to issue, and are non-assessable.
Voting Rights
Under the Baytex Articles, the holders of Baytex common shares are entitled to receive notice of, to attend and to one (1) vote per Baytex common share at any meeting of shareholders, other than meetings of a class or series of shares of Baytex other than the Baytex common shares. The voting rights attaching to each series of Baytex preferred shares (if any) will be fixed by the Baytex board before issuance.
In accordance with the Baytex By-laws, unless a ballot is demanded by a shareholder with the right to vote, motions are voted on by a show of hands with each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by ballot, each person present shall be entitled, in respect of the shares which they are entitled to vote at the meeting upon the question, to that number of votes provided by the ABCA and the Baytex Articles.

Each holder of record of Ranger common stock represented at a meeting of shareholders is entitled to cast one vote for each share of Ranger common stock entitled to vote thereat held by such shareholder.
The holders of record of Ranger common stock shall vote together as a single class at the Ranger special meeting.
The holders of Ranger common stock do not have cumulative voting rights.

Provision	Baytex	Ranger
Number of Directors
The Baytex Articles provide that the Baytex board shall consist of not less than three (3) directors and not more than 12 directors.
The Baytex By-laws provide that, subject to the limitation and requirements provided in the Baytex Articles, the number of directors of Baytex shall be determined from time to time by resolution of the Baytex shareholders or the Baytex board.
The Ranger Articles provide that the number of directors shall consist of one or more directors, and shall be determined by resolution adopted by a majority of the Ranger board. Except as otherwise provided pursuant to the Ranger Articles relating to additional directors elected by the holders of one or more series of Ranger preferred stock, no decrease in the number of directors constituting the Ranger board shall shorten the term of any incumbent director.
Qualification and Nomination of Directors
Qualification
The ABCA provides certain restrictions on the qualification of directors. No person will be elected or appointed a director of Baytex if the person is disqualified from being a director under the ABCA.
Nomination Procedures
Nominations of persons for election to the Baytex board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors. In accordance with Baytex’s By-laws (and specifically Baytex’s By-Law No. 2 relating to advance notice of nominations of directors), nominations must be made in the follow manner:
(i)
by or at the direction of the Baytex board, including pursuant to a notice of meeting;

(ii)
by or at the direction or request of one or more shareholders of Baytex pursuant to a proposal made in accordance with the provisions of the ABCA, or a requisition of a meeting of the shareholders of Baytex made in accordance with the provisions of the ABCA; or

(iii)
by any person (a “Nominating Shareholder”) who: (i) at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for in the Baytex By-laws at the close of business on the record date for notice of such

Ranger’s Bylaws provide that nominations for the election of directors may be made only at an annual or special meeting of Ranger shareholders called for the purpose of electing directors and must be specified in the notice of meeting (or any supplement or amendment thereto) and may be made by any shareholder (1) who is a shareholder of record on the date of the giving of the notice provided for in the bylaws and on the record date for the determination of shareholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in the Ranger Bylaws.
Ranger’s Bylaws require that advance notice of shareholder director nominations for annual meetings be made in writing and given to Ranger’s corporate secretary, together with certain specified information, not less than 90 days nor more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in the Ranger Bylaws.

Provision	Baytex	Ranger

meeting, is entered in the securities register of Baytex as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to Baytex; and (ii) complies with the notice procedures set forth in the Baytex By-laws.
Additionally, the ABCA includes provisions that require any shareholder proposal that includes nominations for the election of directors to be signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of Baytex entitled to vote at the meeting to which the proposal is to be presented. For more information regarding shareholder proposals as applicable to Baytex shareholders, see “Notice of Shareholder Nominations and Proposals” below.

Election of Directors; Filling Vacancies
Directors of Baytex are generally elected by the Baytex shareholders by ordinary resolution; however, the Baytex Articles also provide that the directors may, between annual meetings, appoint one or more additional directors of Baytex to serve until the next annual meeting, but the number of additional directors will not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of Baytex.
No person will be eligible for election as a director of Baytex unless nominated in accordance with the nomination procedures provided for in the Baytex By-laws (subject only to the provisions of the ABCA and the Baytex Articles).
Majority Voting
Per the requirements of the TSX, Baytex has a majority voting policy (the “Majority Voting Policy”). The Majority Voting Policy requires that if a director nominee has more votes withheld than are voted in favor of him or her, the

The Ranger Bylaws provide that, in an uncontested election of directors, directors are elected by a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at such meeting. For purposes of the Ranger Bylaws, in an uncontested election, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, nominees for election as a director are elected by a plurality of the votes cast.
So long as the Permitted Class B Owners (as defined below) continuously hold certain threshold amounts of the Total Shares, the Permitted Class B Owners will have the specified director designation rights listed below in the section entitled “Designation Rights.”
Under Ranger’s corporate governance guidelines, any director who is not elected by a majority of the votes cast in an uncontested election is expected to tender

Provision	Baytex	Ranger
nominee will be considered by the Baytex board not to have received the support of the shareholders, even though duly elected as a matter of applicable corporate law. Such a nominee will be expected to forthwith submit his or her resignation to the Baytex board, effective on acceptance by the Baytex board. Subject to any applicable corporate law restrictions, the Baytex board may: (i) leave a vacancy in the Baytex board unfilled until the next annual meeting of shareholders; (ii) fill the vacancy by appointing a new director whom the Baytex board considers to merit the confidence of the shareholders; or (iii) call a special meeting of shareholders to consider new director nominee(s) to fill the vacant position(s). The Majority Voting Policy does not apply where an election involves a proxy battle (i.e., where proxy material is circulated in support of one or more nominees who are not part of the director nominees supported by the Baytex board).
his or her offer of resignation to the Nominating, Environmental, Social and Governance Committee. The Nominating, Environmental, Social and Governance Committee will consider the resignation offer and a range of possible responses based on the circumstances that led to the majority against vote, if known, and recommend to the Ranger board whether to accept or reject the resignation offer, or whether other actions should be taken. The Ranger board will act on the Nominating, Environmental, Social and Governance Committee’s recommendation within 90 days following certification of the election results. If the Ranger board accepts a director’s resignation offer pursuant to this process, the Ranger board, with the assistance of the Nominating, Environmental, Social and Governance Committee, will thereafter determine whether to fill the vacancy or reduce the size of the Ranger board.
Pursuant to the Ranger Bylaws, and subject to the rights of the Permitted Class B Owners, any vacancy on the Ranger board resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise shall be filled only by the Ranger board, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and not by the shareholders. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. So long as the Permitted Class B Owners continuously hold certain threshold amounts of the Total Shares, the Permitted Class B Owners will have the specified director designation rights listed below in the section entitled “Designation Rights.”

Provision	Baytex	Ranger
Removal of Directors	Pursuant to the ABCA, shareholders of Baytex may, by ordinary resolution at a special meeting of shareholders, remove any director(s) from office. For more information regarding the nomination and election of directors see “Qualification and Nomination of Directors” and “Election of Directors; Filling Vacancies”, respectively, above. For more information regarding shareholder proposals as applicable to Baytex shareholders, see “Notice of Shareholder Nominations and Proposals” below.	Pursuant to the Ranger Bylaws, and subject to the rights, if any, of the holders of shares of any class or series of Ranger preferred stock then outstanding to remove directors as set forth in the instrument of designation of such Ranger preferred stock applicable thereto, any director or the entire Ranger board may be removed from office, with or without cause, upon the affirmative vote of the holders of a majority of the total voting power of all the shares of Ranger entitled to vote generally in the election of directors, voting together as a single class. Further, so long as the Permitted Class B Owners continuously hold the threshold amount of the Total Shares (as defined below) listed below, the Investor Directors (as defined below) may, during his or her term of office, be removed at any time, with or without cause, by and only by the Permitted Class B Owners.
Designation Rights	Under the IRRA, Baytex has agreed to elect and appoint Jeffrey E. Wojahn and Tiffany Thom Cepak concurrent with the closing, to be elected or appointed to serve as directors on the Baytex board and thereafter to be nominated to serve on the Baytex board (provided they are willing to serve) at any election of directors occurring on or before December 31, 2024. Following the nomination expiration date, neither Baytex nor the Baytex board is required to nominate the Ranger Designees to serve on the board or otherwise elect or appoint the Ranger nominees to the Baytex board after the election or appointment of the Ranger Designees following closing.
The Ranger board consists of nine members, including five directors (the directors from time to time appointed to the Ranger board pursuant to the Class B Holders’ designation rights under the Ranger Articles, the “Investor Directors”) (who may initially all be affiliates or employees of the Class B Holders or their affiliates (“Investor Affiliated Directors”)) designated by JSTX and Rocky Creek, and their respective successors and permitted assigns (collectively, the “Permitted Class B Owners”). So long as the Permitted Class B Owners continuously hold each below listed threshold amount of the Total Shares (as defined below), the Permitted Class B Owners will have the specified director designation rights, and the Ranger board will be composed of directors, as noted below:
•
at least 50% of the number of shares of Ranger common stock then outstanding (such sum, the “Total Shares”): (i) up to five directors (who may all be Investor Affiliated Directors) designated by Permitted Class B Owners, plus (ii) three independent directors that are not affiliated with Juniper Capital (“Non-Affiliated Directors”) and

Provision	Baytex	Ranger

(iii) the Chief Executive Officer of Ranger (“CEO”);
•
at least 40%, but less than 50%, of the Total Shares: (i) up to four directors (who may all be Investor Affiliated Directors) designated by Permitted Class B Owners, plus (ii) three Non-Affiliated Directors, (iii) the CEO and (iv) one Non-Affiliated Director as recommended by the Nominating, Environmental, Social and Governance Committee of the Board (the “Governance Committee”);

•
at least 30%, but less than 40%, of the Total Shares: (i) up to three directors (who may all be Investor Affiliated Directors) designated by Permitted Class B Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO;

•
at least 20%, but less than 30%, of the Total Shares: (i) up to two directors (who may all be Investor Affiliated Directors) designated by Permitted Class B Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO; and

•
at least 10%, but less than 20%, of the Total Shares: (i) up to one director (who may be an Investor Affiliated Director) designated by Permitted Class A Owners, plus (ii) three Non-Affiliated Directors and (iii) the CEO. Subject to compliance with applicable law and stock exchange rules, (i) if Permitted Class B Owners own at least 50% of the Total Shares, the Governance Committee will include at least one Non-Affiliated Director and (ii) if Permitted Class B Owners own less than 50%, the Governance Committee will include at least one Investor Affiliated Director and one Non-Affiliated Director.

Provision	Baytex	Ranger
Term of Directors	Directors of Baytex cease to hold office immediately before the election of directors at every annual general meeting of Baytex shareholders, subject to any director becoming disqualified to serve as a director of Baytex pursuant to the ABCA, his or her death, resignation or removal. Directors are eligible for re-election or reappointment.	Any Ranger director properly elected shall hold office for a term ending at the next following annual meeting of shareholders, and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.
Cumulative Voting	Under the ABCA, cumulative voting is only permitted if the articles of a corporation specifically provide for it. Baytex’s Articles do not provide for cumulative voting.	The Ranger Articles do not provide for cumulative voting rights.
Manner of Acting by Board; Quorum	The Baytex By-laws provide that the quorum for the Merger Transactions of business at any meeting of the Baytex board shall consist of a majority of directors.	The Ranger Bylaws provide that the quorum for the Merger Transactions of business at any meeting of the Ranger board shall consist of a majority of directors.
Votes to Govern	At all meetings of the Baytex board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.	Unless otherwise required by the VSCA or the Articles, the act by affirmative vote of a majority of the directors present at a meeting of the Ranger board at which there is a quorum shall be an act of the Ranger board.
Director Action by Written Consent	The ABCA and the Baytex By-laws provide that a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Baytex board or a committee of directors is as valid as if it had been passed at a meeting of Baytex board or committee of directors, as the case may be.	The VSCA and the Ranger Bylaws provide that any action required or permitted to be taken at any meeting of the Ranger board, or any committee thereof, may be taken without a meeting if all members of the Ranger board, or such committee, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) reasonably describe the action taken and are filed with the minutes of proceedings of the Ranger board.
Fiduciary Duties of Directors and Officers	Under the ABCA, a director or officer of a corporation in exercising the director’s or officer’s powers and discharging the director’s or officer’s duties to the corporation must: (i) act honestly and in good faith with a view to the best interest of the corporation; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; and (iii) comply with the ABCA and the regulations thereunder, and the articles and by-laws of the corporation. These statutory duties are in addition to duties under common law and equity.
Under the VSCA, a director shall discharge the director’s duties as a director, including any duties as a member of a committee, in accordance with his or her good faith business judgment of the best interests of the corporation.
Unless a director has knowledge or information concerning the matter in question that makes reliance unwarranted, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or

Provision	Baytex	Ranger

Under the ABCA, the directors of Baytex may appoint from their number a managing director or a committee of directors and delegate to the managing director or committee any of the powers of the directors; provided, that the directors may not delegate the power to:
(i) submit to the shareholders of Baytex any question or matter requiring the approval of the shareholders; (ii) fill a vacancy among the directors or in the office of auditor, or appoint additional directors; (iii) issue securities except in the manner and on the terms authorized by the directors; (iv) declare dividends; (v) purchase, redeem or otherwise acquire shares issued by Baytex, except in the manner and on the terms authorized by the directors of Baytex; (vi) pay a commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of Baytex from Baytex or from any other person, or procuring or agreeing to procure purchasers for any such shares except as authorized by the directors; (vii) approve a management proxy circular; (viii) approve any financial statements of Baytex; or (ix) adopt, amend or repeal by-laws.
presented by: (i) one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person’s professional or expert competence; or (iii) a committee of the board of directors of which the director is not a member if the director believes, in good faith, that the committee merits confidence.
Indemnification of Directors and Officers
Pursuant to the Baytex By-laws, Baytex will indemnify, to the maximum extent permitted under the ABCA, each director and officer and each former director and officer, and may indemnify a person who acts or acted at Baytex’s request as a director or officer of a body corporate of which Baytex is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Baytex or such body corporate.
Baytex may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her: (i) in his or her capacity as a director

Under the VSCA, a corporation is permitted to indemnify its directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.
The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation.
The VSCA further provides that the corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and

Provision	Baytex	Ranger
or officer of Baytex, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Baytex; or (ii) in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Baytex’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.
reimbursement of expenses, if authorized by the corporation’s articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.
The Ranger Articles provide that, to the fullest extent permitted by the VSCA, Ranger must indemnify any individual who is, was or is threatened to be made a party to a proceeding because such individual is or was a director or officer of Ranger, or because such individual is or was serving Ranger or any other legal entity in any capacity at the request of Ranger, against all liabilities and reasonable expenses incurred in the proceeding.

Conflicts of Interest of Directors and Officers
Under the ABCA, each of the directors and officers of Baytex who: (i) is a party to a material contract or material transaction or proposed material contract or proposed material transaction with Baytex; or (ii) is a director or an officer of or has a material interest in any person who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with Baytex, must disclose in writing to Baytex or request to have entered in the minutes of meetings of directors the nature and extent of the director’s or officer’s interest.
In the case of a director who discloses such a conflict of interest, the ABCA imposes certain restrictions on the director voting on any resolution to approve the contract or transaction.

Under the VSCA, a conflict of interests transaction is not voidable by the corporation solely because of the director’s interest in the transaction if any one of the following is true: (i) the material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the transaction; (ii) the material facts of the transaction and the director’s interest were disclosed to the members entitled to vote and they authorized, approved or ratified the transaction; or (iii) the transaction was fair to the corporation.
A conflict of interests transaction cannot be authorized, approved, or ratified by a single director.

Limitation on Liability of Directors	The Baytex By-laws provide for the limitation of liability for directors and officers in certain circumstances. Notwithstanding the foregoing, under the ABCA, no provision in a contract, or in the Baytex Articles, the Baytex By-laws or a resolution of Baytex, relieves a director or officer from the duty to act in accordance with the ABCA or the regulations thereunder or relieves the director or officer from liability for a breach of the duty to act in accordance with the ABCA.
Under the VSCA, to the extent provided in its articles incorporation or its shareholder-approved bylaws, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of criminal law or of any federal or state securities law.
The Ranger Articles provide that, to the fullest extent permitted by the VSCA, as

Provision	Baytex	Ranger

it exists or as it may be amended, a director or officer will not be personally liable to Ranger or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the date of the Ranger Articles.

Shareholders’ Disclosure of Interests in Shares
Baytex shareholders are not required to disclose their interests in shares of Baytex, except in limited circumstances, including when nominating a candidate for election as a director, making certain other shareholder proposals or requisitioning a meeting of shareholders in accordance with each of the ABCA and the Baytex By-laws.
Under the Exchange Act, all beneficial owners of 5% or greater of Baytex’s outstanding share capital must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and on “Schedule 13D” if the holdings are non-passive and held with an intent to acquire control.
In accordance with applicable Canadian securities laws, a Baytex shareholder is required to disclose their interest in Baytex’s shares where such shareholder’s holdings equal or exceed 10% of the voting rights attached to the voting securities.

Ranger shareholders are not required to disclose their interests in shares of Ranger, except in limited circumstances, including when nominating a candidate for election as a director, making certain other shareholder proposals or requisitioning a meeting of shareholders in accordance with each of the VSCA and the Ranger Bylaws.
Under the Exchange Act, all beneficial owners of 5% or greater of Ranger’s outstanding share capital must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and on “Schedule 13D” if the holdings are non-passive and held with an intent to acquire control. All beneficial owners of 10% or greater of Ranger’s outstanding share capital must report their holdings to the SEC on “Schedule 13D.”

Annual General Meeting
The ABCA provides that the directors of Baytex shall call an annual meeting of shareholders to be held not later than 18 months after: (i) the date of its incorporation; or (ii) the date of its certificate of amalgamation, in the case of an amalgamated corporation, and subsequently not later than 15 months after holding the last preceding annual meeting.
Under the ABCA and the Baytex Articles, meetings of Baytex shareholders will be held at any place within Alberta, Canada or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal, Quebec; or Halifax, Nova Scotia.
At an annual meeting, shareholders will

Record Date
Pursuant to the Ranger Bylaws, in order that Ranger may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Ranger board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Ranger board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.
If no record date is fixed by the Ranger board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close

Provision	Baytex	Ranger
receive the financial statements of Baytex and the auditor’s report, elect directors of Baytex and appoint Baytex’s auditor. All other business that may properly come before an annual meeting of shareholders or any business coming before a special meeting of shareholders is considered special business.
of business on the day immediately preceding the day on which the meeting is held.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Ranger board may fix a new record date for the adjourned meeting.
Notice of Shareholder Meetings
Pursuant to the Ranger Bylaws, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by Ranger which shall state the place, if any, date and time of the meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), the means of remote communications, if any, by which shareholders or proxyholders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.
Without limiting the manner by which notice otherwise may be given effectively to shareholders of Ranger pursuant to the VSCA, the Ranger Articles or the Ranger Bylaws, any notice to shareholders given by Ranger under any provision of the VSCA, the Ranger Articles or the Ranger Bylaws shall be effective if given by a form of electronic transmission consented to by the Ranger shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the secretary. If notice is given via electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail

Provision	Baytex	Ranger
address at which the shareholder has consented to receive notice; (ii) if by a posting electronically together with separate written notice to the shareholder of such specific posting delivered by electronic mail or by the United States mail, postage prepaid, addressed to the shareholder at such shareholder’s address as it appears on the records of the corporation, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder.
Special Meeting of Shareholders
The ABCA provides that the Baytex board may at any time call a special meeting of Baytex shareholders.
Baytex shareholders may bring certain business before a general meeting by following the requirement set forth in the ABCA. See below under “Notice of Shareholder Nominations and Proposals” for further information on shareholder proposals.
The Ranger Bylaws provide that a special meeting of the shareholders may be called only by the Ranger board, the chairman of the Ranger board, or holders of a majority of the total voting power of all the shares of Ranger entitled to vote generally in the election of directors except as otherwise required by law. Special meetings of the shareholders of Ranger may not be called by any person, group or entity other than those specifically enumerated above. No business may be transacted at any special meeting other than the business specified in the notice of such meeting.
Notice Provisions and Record Date
Under the ABCA, the Baytex board may fix a record date for the purpose of determining Baytex shareholders: (i) entitled to receive payment of a dividend; (ii) entitled to participate in a liquidation distribution; or (iii) for any other purpose, other than to establish a shareholder’s right to receive notice of or to vote at a meeting, which record date must be not more than 50 days before the day on which the particular action is to be taken.
Under the ABCA, the Baytex board may also fix a record date for the purpose of determining shareholders entitled to receive notice of and vote at a meeting of shareholders, which record date must be not less than 21 days and not more than 50 days before the date of the meeting.
If no record date is fixed by the Baytex board, the record date for the determination of shareholders entitled to receive notice of or vote at a meeting of

Under the VSCA, a corporation’s bylaws may fix or provide the manner of fixing in advance the record date or dates for one or more voting groups to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or take action by written consent, or to take any other action.
If a corporation’s bylaws do not fix or provide the manner of fixing a record date, the board of directors may fix in advance the record date or dates.
The Ranger Bylaws provide that the Ranger board may fix a record date for any meeting of shareholders or any adjournment thereof. If no record date is fixed by the Ranger board, the record date shall be at the close of business on the day immediately preceding the day in which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day in which the meeting is held.

Provision	Baytex	Ranger

shareholders will be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.
Under the ABCA, notice of the time and place of a meeting of shareholders of Baytex shall be sent not less than 21 days and not more than 50 days before the meeting, to each shareholder entitled to vote at the meeting, to each director and to the auditor of Baytex.

Additionally, Baytex is required to comply with the notice of meeting and record date provisions of applicable Canadian securities laws.
Notice of a meeting of shareholders at which special business is to be transacted must state: (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (ii) the text of any special resolution to be submitted to the meeting.

Notice of Shareholder Nominations and Proposals
Under the ABCA, a proposal may be made by certain registered or beneficial holders of Baytex shares entitled to be voted at an annual meeting of shareholders. To be eligible to submit such a proposal, a shareholder must be the registered or beneficial holder of (i) at least 1% of the total number of outstanding voting shares of Baytex; or (ii) voting shares whose fair market value is at least $2,000. Such registered or beneficial holder(s) must have held such shares for an uninterrupted period of at least six months immediately prior to the date of the signing of the proposal.
The proposal must be also supported by other registered holders or beneficial owners of Baytex shares which are at least 5% of the issued voting shares of Baytex.
A proposal under the ABCA must include the name and contact information of the person submitting the proposal, the names and contact information of the person’s supporters and the number of shares of Baytex carrying the right to vote at annual general meetings that are owned by such person(s).

Under the Ranger Bylaws, certain proposals may be made by certain registered or beneficial holders of Ranger shares entitled to vote at an annual meeting of shareholders.
A proposal pursuant to the Ranger Bylaws must set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on Ranger’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of Ranger which are directly or indirectly (including through any derivative arrangement) owned (1) beneficially and (2) of record by such shareholder and by such beneficial owner, (C) a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership

Provision	Baytex	Ranger

If the proposal and a written statement in support of the proposal (if any) are submitted at least 90 days before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then Baytex must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of Baytex or attach the proposal and written statement thereto.
Baytex may also refuse to process a proposal in certain other circumstances including: (i) it clearly appears that the proposal has been submitted primarily for the purpose of enforcing a personal claim or redressing a personal grievance against Baytex, its directors, officers or security holders or any of them, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; (ii) Baytex, at the request of the registered holder or beneficial owner of shares, included a proposal in a management proxy circular relating to a meeting of shareholders held within 2 years preceding the receipt of the request, and the registered holder or beneficial owner of shares failed to present the proposal, in person or by proxy, at the meeting; (iii) substantially the same proposal was submitted to registered holders or beneficial owners of shares in a management proxy circular or a dissident’s proxy circular relating to a meeting of shareholders held within 2 years preceding the receipt of the request of the registered holder or beneficial owner of shares and the proposal was defeated; or (iv) the rights being conferred to the shareholder to submit a proposal are being abused to secure publicity.
If Baytex refuses to process a proposal, Baytex shall notify the person making such proposal in writing within ten (10) days after its receipt of the proposal of its decision in relation to the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court for a review of Baytex’s decision and a court may restrain the holding of the annual general meeting and make any further order it of the capital stock of Ranger and the proposal of such business by such shareholder and such beneficial owner, and any material interest (financial or otherwise) of such shareholder or such beneficial owner in such business, (D) whether either such shareholder or beneficial owner intends to deliver a form of proxy to holders of at least the percentage of Ranger’s voting shares required under applicable law to approve the proposal and (E) if Ranger is then subject to Section 14(a) of the Exchange Act, any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation that such shareholder is a holder of record of stock of Ranger entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice. As used herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of Ranger.
The chairman of a meeting of Ranger’s shareholders may determine and declare whether a proposal made by a Ranger shareholder was made in accordance with the Ranger Bylaws. If the chairman of the meeting determines that such proposal was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the proposal was not properly brought before the meeting and the

Provision	Baytex	Ranger

considers appropriate. In addition, a company or any person claiming to be aggrieved by a proposal may apply to a court for an order permitting or requiring Baytex to refrain from processing the proposal and the court may make such order as it considers appropriate.
The Baytex By-laws also contain the advance notice requirements for nomination of directors described in “Qualification and Nomination of Directors” above.
business of such proposal shall not be transacted.
Quorum	A quorum for the Merger Transactions of business at any meeting of Baytex shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than 25% of the outstanding Baytex common shares carrying voting rights at the meeting.
The Ranger Bylaws provide that unless otherwise required by law or the Ranger Articles, the presence in person, by proxy or by means of remote communications if authorized by the Ranger board, in its sole discretion, of holders of a majority of the voting power of the then- outstanding shares of capital stock on the record date, shall constitute a quorum at all meetings of the shareholders for the Merger Transactions of business.
If a quorum is not present, the chairman of the meeting or the holders of a majority in voting power of the shares of capital stock of Ranger present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the shareholders of Ranger, it is not broken by the subsequent withdrawal of any shareholders or their proxies.

Adjournment	Under the ABCA, the shareholders may adjourn the meeting if a quorum is not present at the opening of the meeting. If a meeting of the Baytex shareholders is adjourned for less than an aggregate of 30 days it will not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that it is adjourned.	Under the Ranger Bylaws, the holders of a majority of voting power of the Ranger capital stock present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting, whether or not a quorum is present, to be reconvened at the specific date, time, place (if any) or by means of remote communication (if any). If a meeting of the Ranger shareholders is adjourned for less than an aggregate of 30 days it will not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that it is adjourned.
Shareholder Action Without Meeting / Acting	The ABCA provides that: (i) a resolution in writing signed by all the Baytex shareholders entitled to vote on that	The Ranger Articles provide that any action that may be authorized or taken at a meeting of Ranger’s shareholders may

Provision	Baytex	Ranger
by Written Consent
resolution is as valid as if it had been passed at a meeting of Baytex shareholders; and (ii) a resolution in writing dealing with all matters required by the ABCA to be dealt with at a meeting of Baytex shareholders, and signed by all of the Baytex shareholders entitled to vote at that meeting, satisfies all the requirements of the ABCA relating to meetings of Baytex shareholders.

be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled one vote on the action
As a result of the foregoing, any action required or permitted to be taken by the shareholders of Ranger must be effected at a duly called annual or special meeting of shareholders of Ranger.

Preemptive Rights	The Baytex Articles do not provide holders of Baytex common shares with preemptive rights.	Neither the Ranger Articles nor the Ranger Bylaws provide holders of Ranger capital stock with preemptive rights.
Inspection of Books and Records	Under the ABCA, Baytex’s directors and the Baytex shareholders may, without charge, inspect certain of the records of Baytex.
Under Section 13.1-771 of the VSCA, a shareholder or his or her agent has a right to inspect and copy the corporation’s stock ledger, a list of its shareholders and its other books and records during usual hours of business upon written demand at least ten business days before the date on which the shareholder wishes to inspect and copy.
Pursuant to the Ranger Bylaws, the officer of Ranger who has charge of the stock ledger of Ranger shall make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting either on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or during ordinary business hours, at Ranger’s principal place of business or both. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder of Ranger who is present.
In the event that Ranger determines to make the list available on an electronic network, Ranger may take reasonable steps to ensure that such information is available only to Ranger shareholders. If the meeting is to be held solely by means

Provision	Baytex	Ranger

of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Refusal or failure to prepare or make available the shareholder list shall not affect the validity of any action taken at a meeting of shareholders of Ranger.
The share transfer books of Ranger shall be prima facie evidence as to who are the shareholders entitled to examine the list required by the Ranger Bylaws, or to vote in person or by proxy at any meeting of shareholders.

Shareholder Rights Plans	Baytex does not currently have a shareholder rights plan in effect.	Ranger does not currently have a shareholder rights plan in effect.
Class and Derivative Shareholder Suits
Under the ABCA, a shareholder (including a beneficial shareholder), director or officer of a corporation, a creditor (in certain circumstances) and any person who, in the discretion of the court, is a proper person to make an application to court to prosecute or defend an action on behalf of a corporation (a derivative action) may, with judicial leave: (i) bring an action (being an action under the ABCA or any other law) in the name and on behalf of the corporation or any of its subsidiaries; or (ii) intervene in an action to which the corporation or any of its subsidiaries is a party, for the purposes of prosecuting, defending or discounting the action on behalf of the corporation or subsidiary.
Under the ABCA, the court may grant leave if: (i) the complainant has given reasonable notice to the directors of the corporation or its subsidiaries that the complainant’s intention to apply to the court, if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to the court to be in the interests of the corporation or its subsidiary for the action be brought, prosecuted, defended or discontinued.
Under the ABCA, the court upon the

Under the VSCA, a shareholder may not commence or maintain a derivative proceeding unless the shareholder: (i). was a shareholder of the corporation at the time of the act or omission complained of, became a shareholder through transfer by operation of law from one who was a shareholder at that time, or became a shareholder before public disclosure and without knowledge of the act or omission complained of; (ii) was a shareholder at the time the shareholder made the requisite written demand; and (iii)fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.
The VSCA contains a universal demand requirement; no shareholder may commence a derivative proceeding until written demand has been made on the corporation to take suitable action. Moreover, a derivative proceeding must be dismissed by a court if a majority of disinterested directors, or a majority of a committee consisting of two or more disinterested directors, has conducted an adequately informed review and evaluation of the allegations made in the demand or complaint and determined in good faith on the basis of that review and evaluation that the maintenance of the derivative proceeding is not in the best interests of the corporation.

Provision	Baytex	Ranger
final disposition of a derivative action may make any order it determines to be appropriate, including an order requiring a corporation or its subsidiary to pay the complainant’s costs, including legal fees and disbursements.
Approval of Extraordinary Merger Transactions; Anti-Takeover Provisions
Under the ABCA, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of Baytex other than in the ordinary course of business of Baytex, including an amalgamation (other than an amalgamation with a parent or a subsidiary or an amalgamation with a sister corporation in accordance with the provisions of the ABCA) and an arrangement (as defined in the ABCA), or a dissolution of Baytex, is generally required to be approved by special resolution, being a majority of not less than two-thirds (2/3) of the votes cast, in person or by proxy, in respect of the resolution at a meeting of Baytex shareholders.
Additionally, Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Merger Transactions (which we refer to as “MI 61-101”) of the Canadian Securities Administrators contains detailed requirements in connection with, among other transactions, “related party transactions” and “business combinations.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party,” as defined in MI 61-101, includes (i) directors and senior officers of the issuer, (ii) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities and (iii) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. A “business combination” means, generally, any amalgamation, arrangement, consolidation, amendment to share terms or other transaction, as a

Control Share Acquisitions Statute.    Under the Virginia control share acquisitions statute (Article 14.1 of the VSCA), shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1∕3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. Virginia law permits corporations to opt out of the control share acquisition statute. Ranger has not opted out.
Affiliated Transactions.   Under the Virginia anti-takeover law regulating affiliated transactions (Article 14 of the VSCA), material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that

Provision	Baytex	Ranger
	consequence of which the interest of a holder of an equity security may be terminated without the holder’s consent.	increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. As permitted by Virginia law, Ranger has opted out of the affiliated transactions provisions.
Bylaws Amendments	The Baytex board may, by resolution, make, amend or repeal any by-law that regulates the business or affairs of Baytex. Where the directors make, amend or repeal a by-law, they are required under the ABCA to submit the by-law, or the amendment or repeal of a by-law, to the Baytex shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend the by-law, by an ordinary resolution. If the by-law, amendment or repeal is rejected by the shareholders, or the directors do not submit the by-law, amendment or repeal to the shareholders as required, the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.
Under the VSCA, a corporation’s shareholders or board of directors may amend or repeal bylaws, except to the extent that the corporation’s articles of incorporation or the VSCA reserve the power exclusively to the shareholders.
The Ranger Articles provide that in addition to any affirmative vote required by law, any change of the Ranger Bylaws may be adopted either:
•
by the Ranger board by a majority vote at any regular or special meeting of the Ranger board at which a quorum is present or by written consent; or

•
by the shareholders by the affirmative vote of the holders of at least a majority of the total voting power of the shares of Ranger entitled to vote on the matter.

Provision	Baytex	Ranger
Articles of Incorporation Amendments	Under the ABCA, an amendment to the Baytex Articles requires approval by special resolution, being a majority of not less than two-thirds (2∕3) of the votes cast, in person or by proxy, in respect of the resolution at a meeting of Baytex shareholders, including, if applicable, a separate special resolution of the holders of any separately affected class of shares in accordance with the provisions of the ABCA.
Under Section 13.1-707 of the VSCA, a company’s articles of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by each voting group entitled to vote on the amendment by more than 66 2∕3% of all the votes entitled to be cast by that voting group unless the board of directors requires a greater vote or the articles of incorporation provide for a greater or lesser vote or a vote by separate voting groups so long as the vote provided for is not less than a majority of all the votes cast on the amendment by each voting group entitled to vote on the amendment at a meeting at which a quorum of the voting group exists.
The affirmative vote of more than 66 2∕3% of the total voting power of outstanding shares entitled to vote is generally required for amendments to the Ranger Articles. However, the Ranger Articles provide that notwithstanding any provision of law which might otherwise permit a lesser vote, but in addition to any vote required by law and any affirmative vote of the holders of any series of Ranger preferred stock required by law, by the Ranger Articles, or by any Ranger preferred stock designation providing for any such Ranger preferred stock, the affirmative vote of the holders of at least 67% of the total voting power of all the shares of Ranger entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with Article X of the Ranger Articles, which covers Corporate Opportunities. See the “Comparison of Rights of Baytex and Ranger Shareholders — Business Opportunities” section.

Dissolution/ Liquidations	The Baytex Articles provide the holders of Baytex common shares shall be entitled in the event of any liquidation, dissolution or winding-up of Baytex, whether voluntary or involuntary, or any other distribution of the assets of Baytex among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of Baytex ranking in priority to	The Ranger Articles provide that in the event of any voluntary or involuntary liquidation, dissolution or winding up of Ranger, after payment or provision for payment of the debts and other liabilities of Ranger, the holders of the Ranger Class B common stock shall be entitled to receive, out of the assets of Ranger or proceeds thereof available for distribution to shareholders of Ranger, before any distribution of such assets or proceeds is made to or set aside for the holders of

Provision	Baytex	Ranger
	the Baytex common shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of shares of Baytex ranking equally with the Baytex common shares in respect of return of capital on dissolution, in such assets of Baytex as are available for distribution.	Ranger Class A common stock and any other stock of Ranger ranking junior to the Ranger Class B common stock as to such distribution, payment in full in an amount equal to $0.0001 per share of Ranger Class B common stock.

The ABCA provides that if a corporation has property or liabilities, or both, it may be dissolved by special resolution of the shareholders or, if it has issued more than one class of shares, by special resolutions of the holders of each class whether or not they are otherwise entitled to vote, if: (i) by the special resolution or resolutions, the Baytex shareholders authorize the directors to cause the corporation to distribute all property and discharge all liabilities; and (ii) the corporation has distributed all property and discharged all liabilities before it sends articles of dissolution to the Alberta corporate Registrar.
A corporation that has no property and no liabilities may be dissolved by special resolution of the shareholders or, if it has issued more than one class of shares, by special resolutions of the holders of each class whether or not they are otherwise entitled to vote.

Forum Selection	Not applicable.	The Ranger Articles provide that the United States District Court for the Eastern District of Virginia is the sole and exclusive forum for any derivative action brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim arising under the VSCA or any action asserting a claim against us that is governed by the internal affairs doctrine, unless the United States District Court for the Eastern District of Virginia lacks subject matter jurisdiction, in which case another state or federal court located within the Commonwealth of Virginia will be the sole and exclusive forum for the actions enumerated above. The Ranger Articles further provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent

Provision	Baytex	Ranger
permitted by law, shall be the federal district courts of the United States of America. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Appraisal Rights and Dissenters’ Rights
The ABCA provides that shareholders of Baytex are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith.
Such dissent rights are applicable if Baytex resolves to: (i) amend its articles to add, change or remove any provisions restricting or constraining the issue or transfer of Baytex shares; (ii) amend its articles to add, change or remove any restrictions on the business(es) Baytex is permitted to carry on; (iii) amend its articles to add or remove an express statement establishing the unlimited liability of shareholders; (iv) approve certain amalgamations; (v) continue Baytex into another jurisdiction; (vi) sell, lease or exchange all or substantially all of its property; or (vii) approve an arrangement, where the terms of the arrangement permit dissent rights.

As Ranger is a Virginia corporation subject to the VSCA, the shareholders of Ranger have those appraisal rights provided by Article 15 of the VSCA, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Article 15 of the VSCA.
Under Article 15 of the VSCA, no dissenters’ or appraisal rights will be available with respect to the company merger, the Ranger Merger Proposal or any of the other Merger Transactions contemplated by the Merger Agreement. Please see “The Merger — No Appraisal Rights.”

Business Opportunities
The ABCA permits that a corporation may waive any interest or expectancy of the corporation in or to, or in being offered an opportunity to participate in, a specified business opportunity or specified classes or categories of business opportunities that are offered or presented to the corporation or one or more of its officers, directors or shareholders; provided, however, that the corporation’s articles or a unanimous shareholders agreement provide the corporation with the ability to so waive. The Baytex Articles do not currently permit Baytex to provide such a waiver.
Accordingly, the presentation of business opportunities to Baytex’s officers and directors is governed by the fiduciary duty that such directors and officers owe to Baytex pursuant to the ABCA and at
The Ranger Articles provide, subject to certain limitations, that Ranger expressly waives any fiduciary duty owed to it by Ranger’s directors with respect to any business opportunities that may be of interest to Ranger, including any conflict of interest caused if one of Ranger’s directors takes advantage of such a business opportunity. Ranger’s directors may further their self-interest and engage in such a business opportunity for their own benefit so long as such a director did not specifically become aware of the opportunity in his or her capacity as a representative of Ranger. Ranger’s directors may engage in the same or similar business as Ranger and have no duty to share any business opportunity that may be of interest to Ranger if such a director learned of the opportunity outside of his or her role as a

Provision	Baytex	Ranger
	common law and equity (including the corporate opportunity doctrine). For more information, see “Fiduciary Duties of Directors and Officers” above.	representative of Ranger. Further, under that certain Investor and Registration Rights Agreement, dated January 15, 2021, by and among the Company and the other parties thereto, Juniper Capital, its affiliates and the investor directors are not obligated to present any business opportunities, other than those presented to such persons solely in their role as directors to Ranger.

LEGAL MATTERS
Burnet, Duckworth & Palmer LLP, Canadian counsel to Baytex, will pass upon the validity of the Baytex common shares issued pursuant to the Merger Transactions. Vinson & Elkins L.L.P., U.S. counsel for Baytex, represented Baytex in connection with the Merger Transactions and the preparation of this prospectus.
EXPERTS
Baytex
The consolidated financial statements of Baytex as of December 31, 2022 and 2021, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Estimates of proved reserves attributable to certain interests of Baytex as of December 31, 2022 and related information included or incorporated by reference herein have been prepared based on reports by McDaniel & Associates, Baytex’s independent reserves evaluators, and all such information has been so incorporated in reliance on the authority of such experts in such matters.
Ranger
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Estimates of proved reserves attributable to certain interests of Ranger as of December 31, 2022 and related information included or attached hereto have been prepared based on reports by DeGolyer and MacNaughton, Inc., Ranger’s independent third party petroleum engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.
ENFORCEABILITY OF CIVIL LIABILITIES
Baytex is organized under the laws of Alberta. A substantial portion of Baytex’s assets are located outside the United States, and many of Baytex’s directors and officers and some of the experts named in this proxy statement/prospectus are residents of jurisdictions outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon Baytex and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of Baytex and such directors, officers or experts under United States federal securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon United States federal securities laws.
OTHER MATTERS
As of the date of this proxy statement/prospectus, the Ranger board knows of no matters that will be presented for consideration at the Ranger special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before Ranger shareholders at the Ranger special meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote in accordance with the recommendation of the Ranger board.

FUTURE SHAREHOLDER PROPOSALS
Ranger
The Merger Transactions are expected to be completed in the second quarter of 2023 or early in the third quarter of 2023. Until the Merger Transactions are completed, Ranger’s shareholders will continue to be entitled to attend and participate in Ranger shareholder meetings, including the annual meeting, if any. If the Merger Transactions are completed, Ranger will have no public shareholders and there will be no public participation in any future meetings of the shareholders of Ranger. However, if the Merger Transactions are not completed, Ranger shareholders will continue to be entitled to attend and participate in Ranger shareholder meetings.
The Ranger Bylaws set forth the advance notice requirements that shareholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the Ranger shareholders (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). Ranger’s Bylaws provide that only such business shall be conducted before a meeting of the Ranger shareholders as shall have been properly brought before such meeting. To be properly brought before a meeting, a shareholder proposal must be (i) with respect to any annual meeting, (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Ranger board or a duly authorized committee of the Ranger board, (b) otherwise properly brought before the meeting by or at the direction of the Ranger board or a duly authorized committee of the Ranger board or (c) otherwise properly brought before the meeting by any shareholder (1) who is a shareholder of record on the date of the giving of the notice provided for in Ranger’s bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in Ranger’s bylaws and (ii) with respect to any special meeting, specified in the notice of meeting (or any supplement or amendment thereto) given to the Ranger shareholders by the Ranger board pursuant to and in accordance with Ranger’s bylaws.
In addition, the Ranger Bylaws require the shareholder’s notice to the secretary set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such shareholder, as they appear on Ranger’s books, and of such beneficial owner, (b) the class or series and number of shares of capital stock of Ranger which are directly or indirectly (including through any derivative arrangement) owned (1) beneficially and (2) of record by such shareholder and by such beneficial owner, (c) a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of Ranger and the proposal of such business by such shareholder and such beneficial owner, and any material interest (financial or otherwise) of such shareholder or such beneficial owner in such business, (d) whether either such shareholder or beneficial owner intends to deliver a form of proxy to holders of at least the percentage of Ranger’s voting shares required under applicable law to approve the proposal and (e) if Ranger is then subject to Section 14(a) of the Exchange Act, any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation that such shareholder is a holder of record of stock of Ranger entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice.
Ranger shareholders who intend to present a proposal or nominate candidates for election to the Ranger board at Ranger’s 2023 Annual Meeting of Shareholders, must, in addition to any other applicable requirements, provide Ranger’s Corporate Secretary with written notice of such proposal not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Ranger and some brokers “household” proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Ranger that they or Ranger will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, you may direct such requests to Ranger’s Transfer Agent at the following address: 6201 15th Ave, Brooklyn, NY 11219.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Ranger files annual, quarterly and current reports, proxy statements and other information with the SEC. Baytex files annual reports and other information with the SEC as a “foreign private issuer” and, under the rules adopted under the Exchange Act, is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be accessed at www.sec.gov. Except as set forth below, the information contained on the SEC’s website is not incorporated by reference into this proxy statement/prospectus.
Baytex also files reports, statements and other information with the applicable Canadian Securities Administrators. Baytex’s filings are electronically available to the public from the SEDAR website at www.sedar.com. The information contained on the SEDAR website is not incorporated by reference into this proxy statement/prospectus. Baytex’s common shares are listed on the New York Stock Exchange and similar information can be inspected and copied at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, NY 10005 or electronically at http://nyse.com.
You may also access the SEC filings and obtain other information about Ranger through the website maintained by Ranger at https://ir.rangeroil.com/all-sec-filings and obtain other information about Baytex through the website maintained by Baytex at https://www.baytexenergy.com/investors/. The information contained in those websites is not incorporated by reference into, and does not form a part of, this proxy statement/prospectus. You should not rely on such information in deciding whether to approve the Ranger Merger Proposal unless such information is in this proxy statement/prospectus or has been incorporated by reference into this proxy statement/prospectus.
Incorporation of Certain Documents by Reference
The SEC allows Baytex and Ranger to “incorporate by reference” information into this proxy statement/prospectus. This means that Baytex and Ranger can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents listed below that Baytex and Ranger have previously filed with the SEC. They contain important information about the companies and their financial condition. The following documents, which were filed by the companies with the SEC, are incorporated by reference into this proxy statement/prospectus:
(1)
The following documents previously filed by Ranger with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

Ranger Filings with the SEC (File No. 001-13283)	Period and/or Filing Date
Annual Report on Form 10-K, as amended on Form 10-K/A	Year ended December 31, 2022
Current Report on Form 8-K	Filed February 28, 2023
Quarterly Report on Form 10-Q	Filed May 9, 2023

*
Other than the portions of those documents not deemed to be filed.

(2)
The following documents previously filed by Baytex with the SEC (other than any portions thereof deemed furnished and not filed in accordance with SEC rules, except with respect to the Reports on Form 6-K listed below, which are expressly incorporated by reference herein):

Baytex Filings with the SEC (File No. 001-32754)	Period and/or Filing Date
Annual Report on Form 40-F	Year ended December 31, 2022
Reports on Form 6-K	Filed March 30, 2022,* April 21, 2023, May 4, 2023, May 8, 2023, May 15, 2023 and May 16, 2023

*
Only the section entitled “Compensation Program Design — Short-Term Incentive Plan” of Baytex’s Information Circular and Proxy Statement dated March 16, 2022 for the Annual and Special Meeting of Shareholders held on April 28, 2022 filed as Exhibit 99.2 with the March 30, 2022 Form 6-K is hereby incorporated by reference.

All documents filed by Baytex and Ranger under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the consummation of the Merger Transactions will also be deemed to be incorporated in this proxy statement/prospectus by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K or Form 40-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K under the Exchange Act) or Form 6-K (only to the extent expressly designated therein as incorporated by reference in this Form F-4), and proxy statements.
Baytex has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Baytex, and Ranger has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Ranger.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
You may also obtain copies of any document incorporated in this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from the appropriate company at the addresses below, or from the SEC through the SEC’s website at www.sec.gov. Ranger shareholders and Baytex shareholders may request a copy of such documents by contacting:
Ranger Corporation 16285 Park Ten Place, Suite 500 Houston, Texas 77084 Attention: Corporate Secretary Telephone: (713) 722-6500	Baytex Energy Corp. 2800, 520 — 3 Ave. S.W. Calgary, Alberta, Canada T2P 0R3 Attention: Corporate Secretary Telephone: (587) 952-3000

In addition, you may obtain copies of any document incorporated in this proxy statement/prospectus, without charge, by visiting the websites maintained by Ranger and Baytex at www.rangeroil.com and www.baytexenergy.com, respectively.
If you would like to request documents, please do so by June 9, 2023, to receive them before the Ranger special meeting. If you request any incorporated documents from us, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.
Baytex and Ranger have not authorized anyone to give any information or make any representation about the Merger Transactions, the Ranger special meeting or Baytex and Ranger that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Baytex and Ranger have incorporated in this proxy statement/prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus is accurate only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Baytex common shares in the Merger Transactions should create any implication to the contrary.

ANNEX A
Execution Version
AGREEMENT AND PLAN OF MERGER
BETWEEN
BAYTEX ENERGY CORP.
AND
RANGER OIL CORPORATION
DATED AS OF FEBRUARY 27, 2023

A-ii

A-iii

A-iv

A-v

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2023 (this “Agreement”), is entered into by and between Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Parent”) and Ranger Oil Corporation, a Virginia corporation (the “Company”).
RECITALS
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement, including the related Plan of Merger, and the Transactions, including the merger of an indirect wholly owned Subsidiary of Parent to be formed or designated by Parent and added to this Agreement by joinder as “Merger Sub” and owned by Parent prior to the Closing (“Merger Sub,” and together with Parent (but only upon its joinder hereto), the “Parent Parties”), with and into the Company, with the Company continuing as the surviving entity following such merger (the “Company Merger”), are fair to, and in the best interests of, the Company and the holders of the shares of Company Common Stock, (ii) adopted and declared advisable this Agreement, including the related Plan of Merger, and the Transactions, including the Company Merger, (iii) directed that this Agreement, including the related Plan of Merger, be submitted to the holders of Company Common Stock for their approval, and (iv) resolved to recommend that the holders of Company Common Stock approve this Agreement, including the related Plan of Merger, and the Transactions, including the Company Merger;
WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the Transactions, including the issuance of common shares, without nominal or par value, in the capital of Parent (the “Parent Common Shares”) pursuant to the Transactions (the “Parent Share Issuance”), are advisable and in the best interests of Parent, (ii) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, including the Parent Share Issuance, and (iii) resolved to recommend that the holders of Parent Common Shares approve the Parent Share Issuance;
WHEREAS, as of the Closing, the Board of Directors of Merger Sub, will have approved and declared advisable this Agreement and the Transactions, including the Company Merger;
WHEREAS, it is anticipated that Rocky Creek Resources, LLC, a Delaware limited liability company (“Rocky Creek”), and JSTX Holdings, LLC, a Delaware limited liability company (“JSTX” and, together with Rocky Creek, the “Company Class B Holders”), will execute and deliver to Parent, following the execution and delivery of this Agreement and prior to the Support Agreement Deadline, a support agreement (the “Company Support Agreement”) in the form of Exhibit A attached hereto, pursuant to which, among other things, the Company Class B Holders agree to vote in favor of the Company Merger and the other Transactions;
WHEREAS, contemporaneously with the execution of this Agreement, Parent and the Company Class B Holders have entered into that certain Investor and Registration Rights Agreement (the “IRRA”), which agreement will be effective upon the Closing;
WHEREAS, for U.S. federal and applicable state and local income Tax purposes, it is intended that (a) the Opco Unit Exchange and the Company Merger be treated as taxable transactions to the Company Class B Holders (including in respect of their Opco Common Units) and the holders of Company Class A Common Stock, respectively, (b) the Opco Unit Exchange result in a step-up in basis in respect of a pro rata portion of the assets of Opco (and any Subsidiaries of Opco classified as partnerships) and the Company Merger result in a step-up in basis in respect of the Company Class A Common Stock, and (c) following the consummation of the Transactions, all of the assets of Opco become indirectly owned by Parent, which continues to be treated as a foreign corporation (clauses (a) through (c) together, the “Intended U.S. Tax Treatment”).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree as follows:

ARTICLE I
CERTAIN DEFINITIONS
Section 1.1   Certain Definitions.   As used in this Agreement, the capitalized terms have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.
Section 1.2   Terms Defined Elsewhere.   As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:
Definition	Section
2022 Bonus	6.9(e)
2022 Bonus Plan	6.9(e)
2023 Bonus Plan	6.9(f)
Agreement	Preamble
Anti-Corruption Laws	4.29
Applicable Date	4.5(a)
Book-Entry Shares	3.4(b)(ii)
Cash Consideration	3.1(b)(i)
Certificates	3.4(b)(i)
Certificate of Merger	2.2(b)
Closing	2.2(a)
Closing Date	2.2(a)
Code	3.3(e)
Company	Preamble
Company 401(k) Plan	6.9(d)
Company Alternative Acquisition Agreement	6.3(d)(iv)
Company Board	Recitals
Company Board Recommendation	4.3(a)
Company Capital Stock	4.2(a)
Company Change of Recommendation	6.3(d)(vii)
Definition	Section
Company Class B Holders	Recitals
Company Contracts	4.19(b)
Company Disclosure Letter	Article IV
Company Employee	4.10(i)
Company Equity Plan	3.3(a)
Company FA	4.23
Company Indemnified Parties	6.20(f)
Company Intellectual Property	4.14(a)
Company Leased Real Property	4.15
Company Marketing Contract	4.19(a)(ii)
Company Material Adverse Effect	4.1
Company Merger	Recitals
Company Merger Effective Time	2.2(b)
Company Owned Real Property	4.15
Company PBRSU Award	3.3(a)

Definition	Section
Company Permits	4.9(a)
Company Preferred Stock	4.2(a)
Company Proxy Statement	4.4
Company Real Property Lease	4.15
Company Related Party Transaction	4.25
Company Reserve Report	4.17(a)
Company SEC Documents	4.5(a)
Company Stockholders Meeting	4.4
Company Support Agreement	Recitals
Company Support Agreement Failure	6.5(a)
Company TRSU Award	3.3(a)
Compensatory Issuance	3.1(c)
Confidentiality Agreement	6.7(b)
Continuation Period	6.9(a)
Continuing Employee	6.9(a)
Converted Parent TRSU Award	3.3(a)
Creditors’ Rights	4.3(a)
D&O Insurance	6.10(d)
days	9.4(e)
Debt Offer	6.21(a)
Director TRSU Award	3.3(a)
DLLCA	2.1
DTC	3.4(b)(ii)
e-mail	9.3
Eligible Shares	3.1(b)(i)
Exchange Agent	3.4(a)
Exchange Fund	3.4(a)
Excluded Benefits	6.9(a)
Excluded Shares	3.1(b)(iii)
Export Control and Economic Sanctions Laws	4.30
Definition	Section
FCPA	4.29
GAAP	4.5(b)
Holdings GP	4.2(c)
HSR Act	4.4
Indemnified Liabilities	6.10(a)
Indemnified Persons	6.10(a)
Intended U.S. Tax Treatment	Recitals
Involuntary Termination	6.9(f)
IRRA	Recitals
JSTX	Recitals
Letter of Transmittal	3.4(b)(i)

Definition	Section
made available	9.4(e)
Material Company Insurance Policies	4.20
Material Parent Insurance Policies	5.20
Measurement Date	4.2(a)
Merger Consideration	3.1(b)(i)
Merger Sub	Recitals
Offer Documents	6.21(a)
Outside Date	8.1(b)(ii)
Parent	Preamble
Parent 401(k) Plan	6.9(d)
Parent Alternative Acquisition Agreement	6.4(d)(iv)
Parent Board	Recitals
Parent Board Recommendation	5.3(a)
Parent Change of Recommendation	6.4(d)(vii)
Parent Circular	4.8
Parent Common Shares	Recitals
Parent Contracts	5.19(b)
Parent Disclosure Letter	Article V
Parent Employee	5.10(l)
Parent Equity Plan	5.2(b)
Parent FAs	5.23
Parent Intellectual Property	5.14(a)
Parent Leased Real Property	5.15
Parent Marketing Contract	5.19(a)(ii)
Parent Material Adverse Effect	5.1
Parent Owned Real Property	5.15
Parent Parties	Recitals
Parent Permits	5.9(a)
Parent Preferred Shares	5.2(a)
Parent Real Property Lease	5.15
Parent Related Party Transaction	5.25
Parent Reporting Documents	5.5(a)
Parent Reserve Report	5.17(a)
Parent Share Issuance	Recitals
Definition	Section
Parent Shareholder Meeting	4.8
Parent Shares	5.2(a)
Participant’s Separation Date	6.9(f)
Participating Employee	6.9(f)
pdf	2.2(a)
Pre-Closing Restructuring Transactions	6.25
Post-Effective Time Dividends	3.4(g)

Definition	Section
Registration Statement	4.8
Required Amount	5.29
Rights-of-Way	4.16
Rocky Creek	Recitals
Second Request	6.8(d)
Share Consideration	3.1(b)(i)
Separated Participant	6.9(f)
Subsidiary Interests	4.2(e)
Surviving Corporation	2.1
Surviving Corporation Stock	3.1(a)
Tail Period	6.10(d)
Terminable Breach	8.1(b)(iii)
Transaction Litigation	6.11
TRSU Consideration	3.3(b)
VSCA	2.1
ARTICLE II
THE COMPANY MERGER
Section 2.1   The Company Merger.   Upon the terms and subject to the conditions of this Agreement, at the Company Merger Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of Delaware Limited Liability Company Act (the “DLLCA”) and the Virginia Stock Corporation Act (the “VSCA”). As a result of the Company Merger, the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the Commonwealth of Virginia as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”) and as an indirect wholly owned Subsidiary of Parent.
Section 2.2   Closing.
(a)   The closing of the Company Merger (the “Closing”) shall take place by the exchange of documents by “portable document format” (“pdf”) or other electronic means at 9:00 a.m., Houston time, on a date that is three (3) Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), unless another date or place is agreed to in writing by Parent and the Company; provided, that if the Marketing Period has not ended at the time of the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), then, subject to the continued satisfaction or waiver of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at such time, the Closing shall occur instead on the second (2nd) Business Day following the final day of the Marketing Period (provided that Parent may elect to terminate the Marketing Period early on no less than two Business Days’ notice to the Company). For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.
(b)   As soon as practicable on the Closing Date, Parent and the Company will cause (i) a certificate of merger with respect to the Company Merger to be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Certificate of Merger”), and to be filed with the Office of the Secretary of State of the State of Delaware and (ii) articles of merger with respect to the Company Merger to be prepared and executed in accordance with the relevant provisions of the VSCA (the “Articles of Merger”), including setting forth the related plan of merger meeting the requirements of the VSCA (such plan of merger, the “Plan of Merger”), substantially in the form attached hereto as Exhibit B, and to be filed with the Virginia State Corporation Commission (the “VA SCC”). The Company Merger shall become effective upon the issuance of a certificate of merger by the VA SCC, or at such later time as Parent and the Company shall agree upon in writing and shall specify in the Articles of Merger (the time the Company Merger becomes effective being the “Company Merger Effective Time”).
Section 2.3   Organizational Documents of the Surviving Corporation.   The Organizational Documents of the Company in effect immediately prior to the Company Merger Effective Time shall remain in place and shall be the Organizational Documents of the Surviving Corporation, until duly amended, subject to Section 6.10(b), as provided therein or by applicable Law.
Section 2.4   Directors and Officers of the Surviving Corporation.   Parent and the Company shall take all necessary action, from and after the Company Merger Effective Time, to cause the directors and officers of Merger Sub as of immediately prior to the Company Merger Effective Time to be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.
ARTICLE III
EFFECT OF THE COMPANY MERGER; EXCHANGE
Section 3.1   Effect of the Company Merger on Ownership Interests.
(a)   Equity Interests of Merger Sub.   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company, all of the equity interests of Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into and shall represent one (1) validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Stock”), which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Company Merger Effective Time.
(b)   Capital Stock of the Company.   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:
(i)   Subject to the other provisions of this Article III, each share of Company Class A Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (including any shares issued pursuant to the Opco Unit Exchange but excluding any Excluded Shares and any shares of Company Class A Common Stock covered by Section 3.3) (the “Eligible Shares”) shall be converted automatically at the Company Merger Effective Time into the right to receive: (A) 7.49 validly issued, fully paid and nonassessable Parent Common Shares (the “Share Consideration”) and (B) $13.31 in cash, without interest (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”).
(ii)   All such shares of Company Class A Common Stock shall cease to be outstanding and shall automatically be cancelled and cease to exist. Each holder of a share of Company Class A Common Stock that was outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h), and (C) any Post-Effective Time Dividends, in each case to be issued or paid in consideration therefor upon the exchange of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.4(a).
(iii)   All shares of Company Common Stock held by Parent or Merger Sub immediately prior to the Company Merger Effective Time and, in each case, not held on behalf of third parties

(collectively, “Excluded Shares”) shall automatically be cancelled and cease to exist as of the Company Merger Effective Time, and no consideration shall be delivered in exchange therefor.
(c)   Compensatory Issuance.   In consideration for, and in order to compensate Parent for the issuance by Parent of Parent Common Shares required to be issued pursuant to the Company Merger, each relevant Subsidiary of Parent (comprised of the Surviving Corporation and any direct or indirect holder of securities of the Surviving Corporation) shall issue a combination of common shares and/or debt (the “Compensatory Issuance”) to Parent or the relevant Subsidiary of Parent, as applicable.
(d)   Impact of Stock Splits, Etc.   In the event of any change in (i) the number of shares of Company Class A Common Stock, or securities convertible or exchangeable into, exercisable for or settled in shares of Company Class A Common Stock or (ii) the number of Parent Common Shares, or securities convertible or exchangeable into, exercisable for or settled in Parent Common Shares, in each case issued and outstanding after the date of this Agreement and prior to the Company Merger Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this Section 3.1(d). Nothing in this Section 3.1(d) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement (including Section 6.1 and Section 6.2).
Section 3.2   Effect of the Company Merger.   At the Company Merger Effective Time, the Company Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA and the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
Section 3.3   Treatment of Company Equity Awards.
(a)   Company TRSU Awards and Company PBRSU Awards.   Each outstanding award of restricted stock units subject to time-based vesting issued pursuant to the Company’s 2019 Management Incentive Plan, as may be amended from time to time, or any inducement award agreement (collectively, the “Company Equity Plan”), that is outstanding immediately prior to the Company Merger Effective Time (each, a “Company TRSU Award”), other than those Company TRSU Awards held by the Company’s non-employee directors (“Director TRSU Awards”), and each outstanding award of restricted stock units subject to performance-based vesting issued pursuant to the Company Equity Plan that is outstanding immediately prior to the Company Merger Effective Time (each, a “Company PBRSU Award”) shall be converted into time-vested awards with respect to Parent Common Shares (“Converted Parent TRSU Awards”) at Closing, with the number of Parent Common Shares subject to the Converted Parent TRSU Awards equal to the product of (x) the number of shares of Company Common Stock subject to the Company TRSU Award or Company PBRSU Award (at the maximum level of performance), as applicable, multiplied by (y) the sum of (i) the Cash Consideration divided by the volume weighted average price of the Parent Common Shares on the NYSE for the five (5) consecutive Trading Days immediately prior to the Closing Date as reported by Bloomberg, L.P. and (ii) the Share Consideration, rounded up to the nearest whole Parent Common Share. Converted Parent TRSU Awards in respect of Company TRSU Awards will remain subject to the same vesting schedule and Converted Parent TRSU Awards in respect of Company PBRSU Awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule; provided, however, that upon (x) an involuntary termination of the holder’s employment or service by Parent, the Company or any of their Subsidiaries without “Cause” (as defined in the Company Equity Plan) or (y) solely with respect to a Converted Parent TRSU Award that was converted from a Company TRSU Award or a Company PBRSU Award that had such a provision in the award agreement pursuant to which such Company TRSU Award or Company PBRSU Award (as applicable) was granted, a resignation by the holder for “Good Reason” (as defined in such applicable award agreement), in each case, that occurs on or within twelve (12) months following the Company Merger Effective Time, such awards will immediately vest in full as of such termination date. For the avoidance of doubt, any dividend equivalents that have been accrued with respect to the Company

TRSU Awards or Company PBRSU Awards will become payable ratably if and when such underlying Converted Parent TRSU Award vests.
(b)   Director TRSU Awards.   Each Director TRSU Award shall vest in full at the Company Merger Effective Time and, by virtue of the occurrence of the Closing and without any action by the Parties, be cancelled and converted into the right to receive, at the Company Merger Effective Time, without interest, the Merger Consideration with respect to each share of Company Common Stock subject to such Director TRSU Award plus the amount of any dividend equivalents payable with respect to such Director TRSU Award that remain unpaid as of the Company Merger Effective Time (the “TRSU Consideration”). Following the Company Merger Effective Time, no such Director TRSU Award that was outstanding immediately prior to the Company Merger Effective Time shall remain outstanding, and each former holder of a Director TRSU Award shall cease to have any rights with respect thereto, except for the right (if any) to receive the TRSU Consideration in exchange for such Director TRSU Award. No fractional Parent Common Share shall be issued as part of TRSU Consideration, and any such fractional Parent Common Share shall instead be paid in cash in accordance with Section 3.4(h).
(c)   Necessary Actions.   Prior to the Company Merger Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plan) shall pass any necessary resolutions (including the satisfaction of the requirements of Rule 16b-3 promulgated under the Exchange Act) or take any other required action in order to effect the foregoing provisions of this Section 3.3. The Converted Parent TRSU Awards will remain subject to the terms of the Company Equity Plan as adjusted to reflect the terms of this Section 3.3 and the consummation of the transactions contemplated hereby.
(d)   Registration Statements.   As soon as reasonably practicable following the Company Merger Effective Time (but in no event more than five (5) Business Days following the Company Merger Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the issuance of the Parent Common Shares subject to the Converted Parent TRSU Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Parent TRSU Awards remain outstanding. With respect to those individuals who subsequent to the Company Merger Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Converted Parent TRSU Awards assumed pursuant to this Section 3.3 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.
(e)   Payments with Respect to Director TRSU Awards.   As soon as practicable after the Company Merger Effective Time (but in any event, no later than five (5) Business Days after the Company Merger Effective Time), the Surviving Corporation or its applicable Affiliate shall pay through its standard accounts payable procedures the cash amounts due pursuant to Section 3.3(b). Notwithstanding anything herein to the contrary, in the case of any TRSU Consideration that constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986 and any successor statute, as amended from time to time (the “Code”), Parent, the Surviving Corporation or its applicable Affiliate shall issue or pay such TRSU Consideration, as applicable, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a Tax or penalty under Section 409A of the Code.
Section 3.4   Payment for Securities; Exchange.
(a)   Exchange Agent; Exchange Fund.   Prior to the Company Merger Effective Time, Parent shall enter into an agreement with a commercial bank, trust company or transfer agent that is mutually acceptable to the Company and Parent to act as agent for the holders of Company Class A Common Stock in connection with the Company Merger (the “Exchange Agent”) and to receive the Merger Consideration to which such holders shall become entitled pursuant to this Article III. Prior to the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Eligible Shares, for issuance in accordance with this Article III through the Exchange Agent, the Merger Consideration in respect of Eligible Shares pursuant to Section 3.1. In addition, Parent shall deposit, or cause to be deposited, with the Exchange Agent, from time to time as needed, cash sufficient to pay any Post-Effective Time Dividends and to make payments in lieu of fractional shares pursuant to Section 3.4(h). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.4(a), Section 3.4(g) and Section 3.4(h), the Exchange Fund shall not be used for any other purpose. Any cash and Parent Common Shares deposited with the Exchange Agent (including as payment for fractional shares in accordance with Section 3.4(h) and any Post-Effective Time Dividends) shall hereinafter be referred to as the “Exchange Fund.” Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Eligible Shares pursuant to this Agreement. The cash portion of the Exchange Fund may be invested by the Exchange Agent as reasonably directed by Parent. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Article III, Parent shall promptly replace, restore or supplement (or cause to be replaced, restored or supplemented) the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Article III. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund, and any amounts in excess of the amounts payable hereunder shall, at the discretion of Parent, be promptly returned to Parent or the Surviving Corporation.
(b)   Payment Procedures.
(i)   Certificates.   As soon as practicable after the Company Merger Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Company Merger Effective Time, of an outstanding certificate or certificates that immediately prior to the Company Merger Effective Time represented Eligible Shares (“Certificates”), a notice advising such holders of the effectiveness of the Company Merger and a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent, and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing) and instructions for use in effecting the surrender of Certificates for payment of the Merger Consideration set forth in Section 3.1(b)(i). Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Parent Common Shares (which shall be in uncertificated book entry form) representing, in the aggregate, the whole number of Parent Common Shares, if any, that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Company Class A Common Stock then held by such holder) and (B) a check in the amount equal to the applicable aggregate Cash Consideration, the cash payable in lieu of any fractional Parent Common Shares pursuant to Section 3.4(h) and Post-Effective Time Dividends.
(ii)   Non-DTC Book-Entry Shares.   Promptly after the Company Merger Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Company Merger Effective Time, of Eligible Shares represented by book entry (“Book-Entry Shares”) not held through the Depository Trust Company (“DTC”), (A) a notice advising such holders of the effectiveness of the Company Merger, (B) a statement reflecting the number of Parent Common Shares (which shall be in uncertificated book entry form) representing, in the aggregate, the whole number Parent Common Shares, if any, that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Company Class A Common Stock then held by such holder) and (C) a check in the amount equal to the applicable aggregate Cash Consideration, the cash payable in lieu of any fractional Parent Common Shares pursuant to Section 3.4(h) and Post-Effective Time Dividends.
(iii)   DTC Book-Entry Shares.   With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees promptly on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, the cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h), if any, and Post-Effective Time Dividends.
(iv)   No interest shall be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.

(v)   With respect to Certificates, if payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h), and Post-Effective Time Dividends is to be made to a Person other than the record holder of such Eligible Shares, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. With respect to Book-Entry Shares, payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Company Merger Effective Time. Until surrendered as contemplated by this Section 3.4(b)(v), each Certificate shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and any Post-Effective Time Dividends payable in respect of such shares of Company Class A Common Stock.
(c)   Termination of Rights.   All Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends, paid upon the surrender of and in exchange for Eligible Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Class A Common Stock. At the Company Merger Effective Time, the stock transfer books of the Company shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Class A Common Stock that were outstanding immediately prior to the Company Merger Effective Time. If, after the Company Merger Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends payable in respect of the Eligible Shares previously represented by such Certificates.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company on the 180th day after the Closing Date shall be delivered to Parent or the Surviving Corporation, as applicable, upon demand, and any former Class A common shareholders of the Company who have not theretofore received the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends, in each case without interest thereon, to which they are entitled under this Article III shall thereafter look only to the Surviving Corporation and Parent for payment of their claim for such amounts.
(e)   No Liability.   None of the Surviving Corporation, Parent, Merger Sub or the Exchange Agent shall be liable to any holder of Company Class A Common Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   Lost, Stolen, or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 3.4(h) and Post-Effective Time Dividends payable in respect of the shares of Company Class A Common Stock formerly represented by such Certificate.

(g)   Distributions with Respect to Unexchanged Parent Common Shares.   No dividends or other distributions declared or made with respect to Parent Common Shares with a record date after the Company Merger Effective Time (“Post-Effective Time Dividends”) shall be paid to the holder of any unsurrendered Certificate with respect to the whole Parent Common Shares that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional Parent Common Shares shall be paid to any such holder, in each case until such holder shall surrender such Certificate in accordance with this Section 3.4. Following surrender of any such Certificate, there shall be paid to such holder of whole Parent Common Shares issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the Post-Effective Time Dividends theretofore paid with respect to such whole Parent Common Shares, and (ii) at the appropriate payment date, the Post-Effective Time Dividends with a record date prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Common Shares. For purposes of dividends or other distributions in respect of Parent Common Shares, all whole Parent Common Shares to be issued pursuant to the Company Merger shall be entitled to Post-Effective Time Dividends pursuant to the immediately preceding sentence as if such whole Parent Common Shares were issued and outstanding as of the Company Merger Effective Time.
(h)   No Fractional Parent Common Shares.   No certificates or scrip or shares representing fractional Parent Common Shares shall be issued upon the exchange of Eligible Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of Parent Common Shares. Notwithstanding any other provision of this Agreement, each holder of Eligible Shares exchanged pursuant to the Company Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Shares (after taking into account all Certificates and Book-Entry Shares held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Shares multiplied by (ii) the volume weighted average price of the Parent Common Shares on the NYSE for the five (5) consecutive Trading Days immediately prior to the Closing Date as reported by Bloomberg, L.P. Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. The payment of cash in lieu of fractional Parent Common Shares is not a separately bargained for consideration but merely represents a mechanical rounding off of the fractions in the exchange.
(i)   Withholding Taxes.   Notwithstanding anything in this Agreement to the contrary, Parent, the Company, the Surviving Corporation, Merger Sub, the Exchange Agent, each of their respective Affiliates and any other applicable withholding agent shall be entitled to deduct or withhold from any amounts otherwise payable to any Person pursuant to this Agreement or the Opco Unit Exchange any amount required to be deducted or withheld under applicable Law (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Parent Common Shares pursuant to this Agreement, the applicable withholding agent may withhold or deduct from the Cash Consideration and/or a portion of the Parent Common Shares otherwise deliverable hereunder may be withheld); provided, however, that except in the case of withholding required under applicable Law in respect of any consideration payable pursuant to Section 3.3 or Section 3.4(h) and Post-Effective Time Dividends, (i) to the extent any Party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable to or by any Person pursuant to this Agreement, such Party shall use commercially reasonable efforts to notify the other relevant Parties as soon as reasonably practicable, and (ii) the applicable withholding agent shall use commercially reasonable efforts to consult with the Company or applicable recipient in good faith to determine whether such deduction or withholding is required and shall reasonably cooperate with the Company or applicable recipient to minimize the amount of any applicable deduction or withholding. To the extent that amounts are properly deducted or withheld and paid over to the relevant Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such amounts would have been paid absent such deduction or withholding, and if withholding is taken in Parent Common Shares, the relevant withholding agent shall be treated as having sold such Parent Common Shares on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such withholding and paid such cash proceeds to the relevant Taxing Authority.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
(i) Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by the Company to the Parent Parties on or prior to the date of this Agreement (the “Company Disclosure Letter”) and (ii) except as disclosed in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC and available on EDGAR, since January 1, 2022 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), the Company represents and warrants to each of the Parent Parties as follows:
Section 4.1   Organization, Standing and Power.   Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of the Company’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”). Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of the Company, each as amended prior to the execution of this Agreement, and each as made available to Parent is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.
Section 4.2   Capital Structure.
(a)   The authorized capital stock of the Company consists of (i) 140,000,000 shares of Company Common Stock, consisting of 110,000,000 shares of Company Class A Common Stock and 30,000,000 shares of Company Class B Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on February 24, 2023 (the “Measurement Date”): (A) 18,958,930 shares of Company Class A Common Stock were issued and outstanding, and approximately 23,571,002 shares of Company Class A Common Stock were reserved for issuance, (B) 22,548,998 shares of Company Class B Common Stock were issued and outstanding and owned by the Company Class B Holders and (C) no shares of Company Preferred Stock were issued and outstanding.
(b)   As of the Company Merger Effective Time, there will be no shares of Company Class B Common Stock outstanding and the Company will own, directly or indirectly, all of the equity interests in OpCo.
(c)   At the close of business on the Measurement Date, (i) there were (a) 141,804 shares of Company Class A Common Stock subject to outstanding Company TRSU Awards and (b) 440,100 shares and 880,200 shares of Company Class A Common Stock subject to outstanding Company PBRSU Awards, assuming target and maximum achievement, respectively; (ii) 67,470,068 shares of Company Class A Common Stock remained available for issuance, (iii) 41,507,928 Opco Common Units issued and outstanding, of which, prior to the Opco Unit Exchange and any other transactions described in the Company Support Agreement, the Company owns 18,958,930 Opco Common Units and the Company Class B Holders collectively own 22,548,998 Opco Common Units. Prior to the Opco Unit Exchange and any other transactions described in the Company Support Agreement, all of the Opco Common Units issued and outstanding are owned by the Company and the Company Class B Holders, and Opco’s General Partner Interest (as defined in the Opco Partnership Agreement) is held solely by ROCC Energy Holdings GP LLC (“Holdings GP”).

(d)   Except as set forth in this Section 4.2, or as issued in accordance with Section 6.1 or upon vesting of awards granted under the Company Equity Plan that are outstanding as of the Measurement Date or issued in accordance with Section 6.1, there are outstanding: (1) no shares of Company Capital Stock or any Voting Debt or other voting or equity securities of the Company; (2) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock, Voting Debt or other voting securities of the Company; and (3) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt or other voting securities of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.
(e)   All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. All outstanding shares of Company Common Stock have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law, (ii) the Organizational Documents of the Company, and (iii) all requirements set forth in applicable Contracts (including the Company Equity Plan). Other than Opco Common Units held by Company Class B Holders, all outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company (the “Subsidiary Interests”) and the legal and beneficial owners thereof are set forth on Schedule 4.2(e) of the Company Disclosure Letter, and except as set forth in such schedule, such Subsidiary Interests are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, and, in each case, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Except for the Company Support Agreement, there are not any stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any shares of Company Common Stock or any other shares of Company Capital Stock. The Opco Common Units held by each Company Class B Holder have been duly authorized, validly issued, fully paid and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).
(f)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than as set forth on Schedule 4.2(f) of the Company Disclosure Letter.
Section 4.3   Authority; No Violations; Consents and Approvals.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is party and, subject to filing the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, filing the Articles of Merger with the VA SCC, and the issuance of a certificate of merger by the VA SCC and to obtaining Company Stockholder Approval, to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and each other Transaction Document to which it is party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, only with respect to the consummation of the Company Merger, to Company Stockholder Approval, and the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, the filing of the Articles of Merger with the VA SCC, and the issuance of a certificate of merger by the VA SCC. This Agreement and each other Transaction Document to which the Company is party has been duly executed and delivered by the Company, and assuming the due and valid execution of this Agreement and each other Transaction Document to which it is party by each of the Parent Parties and the other parties hereto or thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at Law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement, including the related Plan of Merger, and the Transactions, including the Company Merger, are fair to, and in the best interests of, the Company and the holders of the Company Common Stock, (ii) approved and declared advisable this Agreement, including the related Plan of Merger, and the Transactions, including the Company Merger, (iii) directed that this Agreement, including the related Plan of Merger, be submitted to the holders of Company Common Stock for its approval, and (iv) resolved to recommend that the holders of Company Common Stock approve this Agreement, including the related Plan of Merger, and the Transactions, including the Company Merger (such recommendation described in clause (iv), the “Company Board Recommendation”). Company Stockholder Approval is the only vote of the holders of any class or series of the Company Capital Stock necessary to approve this Agreement, including the related Plan of Merger, and the Company Merger.
(b)   The execution, delivery and performance of this Agreement and each other Transaction Document to which the Company is a party does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of the Company (assuming Company Stockholder Approval is obtained) or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of any loan or credit agreement (subject, in the case of the Company Credit Facility, payoff and termination thereof prior to or substantially concurrently with Closing), note, bond, mortgage, indenture (subject, in the case of the Existing Company Notes, to a “change of control” offer), lease or other agreement, permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and Company Stockholder Approval has been obtained, contravene, conflict with or result in a breach or violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except for this Agreement and the IRRA, the Company is not party to any contract, arrangement or other commitment that would or would reasonably be expected to entitle any Person to appoint one or more directors to the Parent Board.
Section 4.4   Consents.   No Consent from any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is party or the consummation by the Company of the Transactions, except for: (a) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and the expiration or termination of the applicable waiting period with respect thereto; (b) the filing with the SEC of (i) a proxy statement in preliminary and definitive form (including any amendments or supplements, the “Company Proxy Statement”) relating to the special meeting of the shareholders of the Company to be held for the purposes of obtaining Company Stockholder Approval (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”), which Company Proxy Statement may form a part of the Registration Statement, and (ii) such reports under the Securities Act, the Exchange Act and the rules and regulations thereunder and under Canadian Securities Laws, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, filing the Articles of Merger with the VA SCC and the issuance of a certificate of merger by the VA SCC; (d) filings with the NASDAQ; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5   SEC Documents; Financial Statements.
(a)   Since December 31, 2020 (the “Applicable Date”), the Company has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, certifications, schedules, statements and documents, collectively, the “Company SEC Documents”). As of their respective dates, (i) each of the Company SEC Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the SEC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The financial statements of the Company included in the Company SEC Documents, including all notes and schedules thereto, complied, or, in the case of Company SEC Documents filed after the date of this Agreement, will comply in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with the rules and regulations of the SEC with respect thereto, were, or, in the case of Company SEC Documents filed after the date of this Agreement, will be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.
(c)   The Company has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and further reasonably designed and maintained to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company financial statements for external purposes in accordance with GAAP. There (i) is no significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) utilized by the Company or its Subsidiaries, (ii) is not, and since January 1, 2022, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) is not, and since January 1, 2022, there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications were complete and correct as of the dates they were made.
Section 4.6   Absence of Certain Changes or Events.
(a)   Since September 30, 2022, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b)   From September 30, 2022 through the date of this Agreement:
(i)   the Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects;
(ii)   there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, including the Oil and Gas Properties of the Company and its Subsidiaries, whether or not covered by insurance; and
(iii)   neither the Company nor any of its Subsidiaries has undertaken any action that would be prohibited by Section 6.1(b)(iv), (vi), or (vii) if such provision were in effect at all times since December 31, 2022.
Section 4.7   No Undisclosed Material Liabilities.   There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of the Company dated as of December 31, 2022 (including the notes thereto) contained in the Company’s draft Annual Report on Form 10-K for the twelve (12) months ended December 31, 2022 that was provided to Parent prior to the date hereof; (b) liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 2022, (c) liabilities incurred as expressly permitted or required under this Agreement; and (d) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.8   Information Supplied.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) a registration statement on Form F 4 (or such other SEC Form) to be filed with the SEC by Parent pursuant to which Parent Common Shares issuable in the Company Merger will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time such Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (b) the Company Proxy Statement will, at the date it is first mailed to shareholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the information circular and proxy statement of Parent (the “Parent Circular”) relating to the meeting of the shareholders of Parent to be held for the purposes of obtaining the Parent Shareholder Approval (including any postponement, adjournment or recess thereof, the “Parent Shareholder Meeting”) will, at the date it is first mailed to the shareholders of Parent or at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 5.8, the Registration Statement and the Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made by the Company with respect to statements made in the Company Proxy Statement, the Registration Statement or the Parent Circular based on information supplied by any of the Parent Parties specifically for inclusion or incorporation by reference therein.
Section 4.9   Company Permits; Compliance with Applicable Law.
(a)   The Company and its Subsidiaries hold and at all times since the Applicable Date have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Company Permits”), and have paid all fees, deposits and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The businesses of the Company and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.10   Compensation; Benefits.
(a)   Set forth on Schedule 4.10(a) of the Company Disclosure Letter is a list, as of the date hereof, of all of the material Company Benefit Plans.
(b)   True, correct and complete copies (or a written description of material terms if such Company Benefit Plan is not written) of each of the material Company Benefit Plans (including any amendments thereto) and related trust documents, and favorable determination letters, if applicable, have been furnished or made available to Parent or its Representatives, along with the most recent report filed on Form 5500 and summary plan description with respect to each Company Benefit Plan required to file a Form 5500, the most recently prepared actuarial reports and financial statements, and all material correspondence to or from any Governmental Entity received in the past three (3) years addressing any matter involving actual or potential material liability relating to a Company Benefit Plan.
(c)   Each Company Benefit Plan has been established, funded, administered and maintained in compliance in all material respects with all applicable Laws, including ERISA and the Code.
(d)   There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Benefit Plans, and there are no Proceedings by a Governmental Entity with respect to any of the Company Benefit Plans.
(e)   All contributions required to be made by the Company or any of its Subsidiaries to the Company Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, GAAP.
(f)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any Company Benefit Plan, none of Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person, has engaged in a transaction in connection with which the Company or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. The Company and its Subsidiaries do not have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(g)   None of the Company, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Company Benefit Plan is, a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code.
(h)   Other than continuation coverage pursuant to Section 4980B of the Code or any similar state Law for which the recipient pays the full premium cost of coverage, no Company Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits to any Person.

(i)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (i) accelerate the time of payment or vesting, or materially increase the amount of (or create a new entitlement to), compensation due to any employee of the Company or any Subsidiary thereof (a “Company Employee”) or other current or former director, officer, employee or independent contractor under any Company Benefit Plan, (ii) directly or indirectly cause the Company or any Subsidiary thereof to transfer or set aside any material amount of assets to fund any material benefits under any Company Benefit Plan, (iii) limit or restrict the right to materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Company Merger Effective Time, or (iv) result in any payment from the Company or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations § 1.280G-1) of the Company or any of its Subsidiaries that would, individually or in combination with any other such payment from the Company or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(j)   Neither the Company nor any Subsidiary of the Company has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
(k)   Each Company Benefit Plan or any other agreement, arrangement, or plan of the Company or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.
(l)   No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any Company Employees who reside or work outside of the United States.
Section 4.11   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is or has been a party to or bound by any Labor Agreement, and no employee of the Company or its Subsidiaries is represented by any labor union, works council, or other labor organization by way of certification, interim certification, voluntary recognition or succession rights. There is no pending or, to the knowledge of the Company, threatened union representation petition or application involving employees of the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries has knowledge of any activity of any labor organization or employee group to organize any such employees since the Applicable Date. As of the date hereof, the Company and its Subsidiaries have no notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the Transactions.
(b)   As of the date hereof, there is no, and since the Applicable Date, there has been no unfair labor practice, charge or grievance arising out of a Labor Agreement or any other material labor-related Proceeding against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened.
(c)   As of the date hereof, there is, and since the Applicable Date has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling, or other material labor dispute pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries.
(d)   The Company and its Subsidiaries are, and for the last three (3) years have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices including, without limitation, all such Laws respecting terms and conditions of employment, wages and hours, worker classification, discrimination, retaliation, harassment, workers’ compensation, immigration, recordkeeping, family and medical leave, occupational safety, COVID-19, whistleblowing, disability rights or benefits, equal opportunity, human rights, plant closures and layoffs (including the WARN Act), employee trainings and notices, labor relations, employee leave issues, affirmative action, Office of Federal Contract Compliance Programs regulations, child labor, unemployment insurance, and health requirements. There are, and in the last three (3) years have been, no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or individual classified as an independent contractor or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied Contract of employment, other than any such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the last three (3) years, neither the Company nor any of its Subsidiaries has received any notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a federal government contractor or subcontractor or subject to the requirements of Executive Order 11246.
(e)   The Company and its Subsidiaries have promptly, thoroughly, and impartially investigated all sexual harassment, or other discrimination, retaliation, or policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, the Company and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company and its Subsidiaries do not reasonably expect any material liabilities with respect to any such allegations and do not have any knowledge of any allegations relating to officers, directors, employees, contractors, or agents of the Company and its Subsidiaries that, if known to the public, would bring the Company and its Subsidiaries into material disrepute.
Section 4.12   Taxes.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   All Tax Returns required to be filed by the Company or any of its Subsidiaries have been duly and timely filed (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by the Company or any of its Subsidiaries have been duly and timely paid and the reporting of Taxes on the financial statements of the Company has been made in accordance with GAAP. All withholding Tax requirements imposed on or with respect to payments by the Company or any of its Subsidiaries to employees, creditors, equityholders or other third parties have been satisfied, and the Company and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.
(b)   There is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by the Company or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(c)   There is no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Taxing Authority, other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been reasonably quantified and disclosed on the financial statements of the Company in accordance with GAAP. No audit, examination, investigation, litigation or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted or has been threatened in writing with respect to the Company or any or its Subsidiaries.
(d)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is the Company or any of its Subsidiaries) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law.
(e)   No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return or pay Taxes that the Company or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.
(f)   There are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes.

(g)   Neither the Company nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, sharing or indemnity Contract or arrangement pursuant to which it will have any potential liability to any Person after the Company Merger Effective Time (excluding (i) any Contract or arrangement solely between or among the Company and/or any of its Subsidiaries, and (ii) any customary provisions contained in any commercial agreement entered into in the ordinary course of business).
(h)   Neither the Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2) or any similar provision of U.S. state or local or non-U.S. Law.
(i)   Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) (i) in the two (2) years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.
(j)   Neither the Company nor any of its Subsidiaries is a party to any ruling or similar agreement or arrangement with a Taxing Authority, and neither the Company nor any of its Subsidiaries has any request for a ruling in respect of Taxes pending between it and any Taxing Authority.
(k)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment, other place of business or similar presence in that country.
Section 4.13   Litigation.   Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of the Company, threatened against or by the Company or any of its Subsidiaries or any of their Oil and Gas Properties or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries. To the knowledge of the Company, no officer or director of the Company is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company.
Section 4.14   Intellectual Property.
(a)   The Company and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Intellectual Property shall be available for use by the Surviving Corporation and its Subsidiaries immediately after the Closing Date on substantially similar terms and conditions to those under which the Company or its Subsidiaries owned or used the Company Intellectual Property immediately prior to the Closing Date.
(b)   There are no pending suits, claims, proceedings or investigations alleging that the Company or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party. Except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no third party is infringing or otherwise violating the Company Intellectual Property; and (ii) neither the Company nor its Subsidiaries nor the conduct of the business, in the last six years, infringe, misappropriate or otherwise violate any third party Intellectual Property.
(c)   All Persons who have contributed to any Company Intellectual Property that is owned or purported to be owned by Company or its Subsidiaries have done so pursuant to an enforceable written agreement that protects the confidential information of the Company and its Subsidiaries and grants the Company or its Subsidiaries, as applicable, exclusive ownership of such Intellectual Property.
(d)   The Company and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to maintain and protect Company Intellectual Property, including the confidentiality of trade secrets and other confidential information, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or its Subsidiaries own or have a legal right to use, all IT Assets that are currently used, or have been used, in the conduct of its businesses and such IT Assets are sufficient for the current needs of the businesses of the Company and its Subsidiaries, function in all material respects in accordance with the Company’s and its Subsidiaries’ requirements, and have been regularly and reasonably maintained, (ii) the IT Assets (1) have not malfunctioned or failed within the past three (3) years and (2) to the knowledge of the Company, are free from any and all “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines, malware or hardware components that permit unauthorized access, disruption, modification, restriction, or loss of such IT Assets (or any parts thereof), (iii) the Company and its Subsidiaries have implemented and maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and (iv) the Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the taking and storing on-site and off-site of back-up copies of critical data.
(f)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and each of its Subsidiaries and the conduct of their businesses are in compliance with, and have been in compliance with all applicable Data Security Requirements, (ii) to the knowledge of the Company, there has been no unauthorized access to or unauthorized use of any IT Assets, Personal Information or trade secrets owned or held for use by the Company or its Subsidiaries, and (iii) none of the Company or its Subsidiaries has received notice of any actual, alleged or potential violations of any Data Security Requirements.
Section 4.15   Real Property.   Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and with respect to clauses (a) and (b), except with respect to any of the Company’s Oil and Gas Properties, (a) the Company and its Subsidiaries hold (i) good, valid and marketable title to all real property owned by the Company and its Subsidiaries (collectively, including the improvements thereon, the “Company Owned Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances; and (ii) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by the Company and its Subsidiaries (collectively, including the improvements thereon, the “Company Leased Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances; (b) each agreement under which the Company or any Subsidiary of the Company is the landlord, sublandlord, tenant, subtenant, licensor, licensee, or occupant with respect to the Company Leased Real Property (each, a “Company Real Property Lease”) is in full force and effect and is valid and enforceable against the Company or such Subsidiary and, to the knowledge of the Company, the other parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any other party thereto, has received written notice of any default by the Company or its Subsidiaries under any Company Real Property Lease which remains uncured as of the date of this Agreement; and (c) as of the date of this Agreement, to the knowledge of the Company, there does not exist any notice or request from any Governmental Entity delivered to the Company or any of its Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by the Company or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of the Company, threatened, condemnation or eminent domain Proceedings with respect to any of the Company’s Oil and Gas Properties, Company Owned Real Property or Company Leased Real Property. Each of the Company and its Subsidiaries holds such Company Owned Real Property and Company Leased Real Property as are sufficient to conduct its business as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.16   Rights-of-Way.   Each of the Company and its Subsidiaries has such Consents to use real property, easements, rights-of-way, permits and licenses from each Person (collectively “Rights-of-Way”) as are sufficient to conduct its business as presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed all its obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by the Company and its Subsidiaries are located on or are subject to valid Rights-of-Way, or are located on real property owned or leased by the Company, and there are no gaps (including any gap arising as a result of any breach by the Company or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.17   Oil and Gas Matters.
(a)   Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date specified in the reserve report prepared by the Company Reserve Engineer relating to the Company’s interests referred to therein and dated as of December 31, 2021 (the “Company Reserve Report”) or (ii) reflected in the Company Reserve Report or in the Company SEC Documents as having been sold or otherwise disposed of (other than transactions effected after the date hereof in accordance with Section 6.1(b)(v)), the Company and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Report and in each case as attributable to interests owned by the Company and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that the Company’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles the Company (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which the Company and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Company Reserve Report) and (2) obligates the Company (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Company Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties).
(b)   Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data supplied by the Company to the Company Reserve Engineer relating to the Company’s interests referred to in the Company Reserve Report, by or on behalf of the Company and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of the Company and its Subsidiaries in connection with the preparation of the Company Reserve Report was, as of the time provided (or modified or amended prior to the issuance of the Company Reserve Reports), accurate in all respects. To the Company’s knowledge, any assumptions or estimates provided by the Company’s Subsidiaries to the Company Reserve Engineer in connection with its preparation of the Company Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to the Company at the time such assumptions or estimates were made. Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the oil and gas reserve estimates of the Company set forth in the Company Reserve Report are derived from reports that have been prepared by the Company Reserve Engineer, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of the Company and its Subsidiaries at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by the Company or any of its Subsidiaries have been timely and properly paid or contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense by the Company or its Subsidiaries in accordance with applicable Law) and (iii) none of the Company or any of its Subsidiaries (and, to the Company’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease or cause such Oil and Gas Lease to expire or terminate) included in the Oil and Gas Properties owned or held by the Company or any of its Subsidiaries.
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and its Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by the Company, any of its Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.
(e)   All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of the Company and its Subsidiaries or otherwise associated with an Oil and Gas Property of the Company or its Subsidiaries that were drilled and completed by the Company or its Subsidiaries, and to the knowledge of the Company, all such other wells that were not drilled and completed by the Company or its Subsidiaries, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Company or any of its Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Company or its Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no wells that constitute a part of the Oil and Gas Properties of the Company and its Subsidiaries of which the Company or a Subsidiary has received a written notice, claim, demand or order from any Governmental Entity notifying, claiming, demanding or requiring that such well(s) be temporarily or permanently plugged and abandoned.
(f)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Oil and Gas Properties operated by the Company or its Subsidiaries (and, to the knowledge of the Company, all Oil and Gas Properties owned or held by the Company or any of its Subsidiaries and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices.
(g)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Oil and Gas Properties of the Company or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the Transactions.
(h)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has elected not to participate in any operation or activity proposed with respect to any of the Oil and Gas Properties owned or held by it (or them, as applicable) that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to the Company and its Subsidiaries, taken as a whole and is not reflected in the Company Reserve Reports.
(i)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to Oil and Gas Properties operated by the Company and its Subsidiaries, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted).
(j)   As of the date of this Agreement, there are no authorizations for expenditure or other commitments to make capital expenditures (or series of related authorizations for expenditure or commitment) binding on the Company or any of its Subsidiaries with respect to its or their respective Oil and Gas Properties for which such operations have not been completed that the Company reasonably anticipates will individually require expenditures of greater than $2,500,000.
Section 4.18   Environmental Matters.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   The Company and its Subsidiaries and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, which compliance includes, and since the Applicable Date has included, obtaining, maintaining and complying with all Company Permits required under Environmental Laws for their respective operations and occupancy of any real property;
(b)   The Company and its Subsidiaries (and their respective properties and operations) are not subject to any pending or, to the Company’s knowledge, threatened Proceedings under Environmental Laws;
(c)   there has been no exposure of any Person to, nor Release of Hazardous Materials at any property currently owned or operated (or to the Company’s knowledge, formerly owned or operated) by the Company or any of its Subsidiaries, in each case, which has resulted in liability to the Company or its Subsidiaries under Environmental Laws, and, since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any Release of any Hazardous Materials at or from any property currently owned or operated by the Company, by or in connection with the Company’s operations, or at or from any offsite location where Hazardous Materials from the Company’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved; and
(d)   except for customary indemnities in standard service agreements, neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person under any Environmental Law.
(e)   The Company has made available to Parent true and complete copies of any environmental site assessments, investigations, audit report, or similar documentation in its possession, custody or control relating to the Company or its Subsidiaries’ compliance with or liability under Environmental Laws, or otherwise with respect to the environmental condition of their properties.
Section 4.19   Material Contracts.
(a)   Schedule 4.19 of the Company Disclosure Letter, together with the lists of exhibits contained in the Company SEC Documents, sets forth a true and complete list (other than the Company Marketing Contracts), as of the date of this Agreement, of:

(i)   each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party;
(ii)   each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with respect to which the Company reasonably expects that the Company and its Subsidiaries will make payments in any calendar year in excess of $2,500,000 or aggregate payments in excess of $15,000,000, in each case other than (A) any Contract providing for the purchase or sale by the Company or any of its Subsidiaries of Hydrocarbons, or related to Hydrocarbons or produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Company Marketing Contract”) or (B) master services agreements and similar agreements;
(iii)   each Contract (other than agreements solely between or among the Company and its Subsidiaries) (A) evidencing Indebtedness of the Company or any of its Subsidiaries or (B) that creates a capitalized lease obligation of the Company or any of its Subsidiaries, in each case with an aggregate principal amount in excess of $2,000,000;
(iv)   each Contract to which the Company or any Subsidiary of the Company is a party that (A) restricts the ability of the Company or any Subsidiary of the Company to compete in any business or with any Person in any geographical area, (B) requires the Company or any Subsidiary of the Company to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C), for such restrictions, requirements and provisions that are not material to the Company and its Subsidiaries or that relate to acreage dedications;
(v)   any Company Marketing Contract that has a remaining term of greater than 30 days and does not allow the Company to terminate it without penalty to the Company or any of its Subsidiaries within 30 days (A) which would reasonably be expected to involve volumes in excess of 7,500 barrels of Hydrocarbons per day or 25 MMcf of gas per day (in each case, calculated on a yearly average basis) or (B) that contains acreage dedications of more than 15,000 acres;
(vi)   any acquisition or divestiture Contract that contains “earn out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of the Company set forth in the Company Reserve Report), that would reasonably be expected to result in annual payments by or to the Company or any of its Subsidiaries in excess of $2,500,000;
(vii)   each Company Real Property Lease requiring payments by the Company or its Subsidiaries in excess of $1,000,000 in any calendar year;
(viii)   each Contract for lease of personal property or real property (other than the Company Real Property Leases and Oil and Gas Properties and Contracts related to drilling rigs) involving payments in excess of $1,000,000 in any calendar year that are not terminable without penalty or other liability to the Company (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days;
(ix)   each Contract that would reasonably be expected to require the disposition of any assets or line of business of the Company or its Subsidiaries (or, after the Company Merger Effective Time, Parent or its Subsidiaries) for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $5,000,000;
(x)   each Contract involving the pending acquisition or sale of (or option to purchase or sell) any of the assets or properties of the Company or its Subsidiaries (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons), taken as a whole, for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $5,000,000;
(xi)   each joint venture, other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of the Company or that are exclusively among the Company and its wholly owned Subsidiaries;

(xii)   each Contract relating to a Company Related Party Transaction; and
(xiii)   each joint development agreement, exploration agreement, participation, farmout, farmin or similar Contract, excluding joint operating agreements, that would reasonably be expected to (A) require the Company or any of its Subsidiaries to make expenditures in excess of $10,000,000 in any one calendar year period or (B) generate net production in excess of 5,000 Boe per day during the calendar year ended December 31, 2023 (calculated on a yearly average basis).
(b)   Collectively, the Contracts described in Section 4.19(a) are herein referred to as the “Company Contracts,” including, for the avoidance of doubt, any Company Marketing Contract responsive under Section 4.19(a)(v). A complete and correct copy of each of the Company Contracts (other than the Company Marketing Contracts) has been made available to Parent. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the knowledge of the Company, any other party thereto. There are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Contract to terminate for default, convenience or otherwise any Company Contract, nor to the knowledge of the Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.20   Insurance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the material insurance policies held by the Company or any of its Subsidiaries (collectively, the “Material Company Insurance Policies”) is in full force and effect on the date of this Agreement. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Material Company Insurance Policies. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy.
Section 4.21   Derivative Transactions and Hedging.
(a)   All Derivative Transactions of the Company and its Subsidiaries in effect as of the date hereof were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in all material respects in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries. The Company and its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment (except for ordinary course margin deposit requests), or defaults or allegations or assertions of such by any party thereunder.
(b)   The Company SEC Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of the Company and its Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of the Company attributable to the production and marketing of the Company or its Subsidiaries, as of the dates reflected therein.

Section 4.22   Customers and Suppliers.   No material customer or supplier of the Company or any of its Subsidiaries has canceled or otherwise terminated, or has threatened in writing or, to the Company’s knowledge, orally threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries. As of the date of this Agreement, there are no material disputes with a material customer or supplier of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any direct or indirect ownership interest that is material to the Company and its Subsidiaries taken as a whole in any customer or supplier of the Company or any of its Subsidiaries.
Section 4.23   Opinion of Financial Advisor.   The Company Board has received the opinion of BofA Securities, Inc. (the “Company FA”) addressed to the Company Board to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by the Company FA as set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.
Section 4.24   Brokers.   Except for the fees and expenses payable to the advisors set forth on Schedule 4.24 of the Company Disclosure Letter, no broker, investment banker, financial advisor, or other Person is entitled to any broker’s, finder’s or other similar fee or commission or any premium, bonus or success fee in connection with the Transactions based upon arrangements made by or on behalf of or otherwise obligating the Company.
Section 4.25   Related Party Transactions.   Except as set forth on Schedule 4.25 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of the equity securities of the Company or any of its Subsidiaries whose status as a 5% holder is known to the Company as of the date of this Agreement or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clause (a) or (b) (but only, with respect to the Persons in clause (b), to the knowledge of the Company), in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (each of the foregoing, a “Company Related Party Transaction”).
Section 4.26   Regulatory Matters.
(a)   Neither the Company nor any Subsidiary of the Company is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.
(b)   Except as set forth on Schedule 4.26 of the Company Disclosure Letter, neither the Company nor any of the Company’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, or the Interstate Commerce Act, in each case as amended, or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.
Section 4.27   Takeover Laws.   Assuming the accuracy of the representations and warranties set forth in Section 5.27, the approval of the Company Board of this Agreement, including the related Plan of Merger, and the Transactions represents all the action necessary to render inapplicable to this Agreement, including the related Plan of Merger, and the Transactions the restrictions of any Takeover Law or any anti-takeover provision in the Company’s Organizational Documents that is applicable to the Company, the shares of Company Common Stock, this Agreement or the Transactions.

Section 4.28   Tax Treatment.
(a)   As of the date hereof, neither the Company nor any of its Subsidiaries is aware of the existence of any fact that the Company reasonably expects would prevent the Transactions from being treated consistently with the Intended U.S. Tax Treatment.
(b)   For U.S. federal and applicable state and local income tax purposes, (i) Opco is, prior to the Opco Unit Exchange, properly classified as a partnership, and (ii) each of the Subsidiaries of Opco is properly classified as a disregarded entity.
(c)   Opco has not made any non-pro rata tax distributions or Tax Advances (as defined in Section 4.01(b)(ii) of the Opco Partnership Agreement) pursuant to Section 4.01(b)(ii) of the Opco Partnership Agreement.
Section 4.29   Anti-Corruption.   The Company, its Subsidiaries, and each of their respective directors, officers, employees, and, to the knowledge (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”)) of the Company or its Subsidiaries, any of their respective agents, consultants, independent contractors, representatives, or any other Person acting on behalf of the foregoing, have not engaged in any action or omission, directly or indirectly, for or on behalf of the Company or its Subsidiaries that would result in a violation of U.S. domestic or foreign bribery and anti-corruption laws, including the FCPA or any other analogous anti-corruption laws of any jurisdiction applicable to the Company or its Subsidiaries (collectively the “Anti-Corruption Laws”). No proceeding or investigation by or before any Governmental Entity involving the Company or its Subsidiaries or any of their respective directors, officers, employees, agents, distributors, or representatives relating to the Anti-Corruption Laws is pending or, to the knowledge of the Company or its Subsidiaries, threatened. Neither the Company nor its Subsidiaries nor any of their respective directors, officers, employees, agents, distributors, or representatives have knowingly falsified any entry in any book, record, or account of the Company or any of its Subsidiaries, and all such entries fairly and accurately reflect the relevant transactions and dispositions of the Company’s or its Subsidiaries’ assets in reasonable detail.
Section 4.30   Export Controls and Economic Sanctions.   None of the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, nor to the knowledge of the Company or its Subsidiaries, any other Person working on behalf of any of the foregoing (i) has directly or indirectly during the past five (5) years violated any applicable Laws relating to export, reexport, import, or economic sanctions (“Export Control and Economic Sanctions Laws”); (ii) is targeted, blocked, or otherwise subject to sanctions prohibitions or restrictions under any applicable Export Control and Economic Sanctions Laws (including but not limited to being, or being owned 50% or more in the aggregate by one or more Specially Designated Nationals or other sanctions targets); (iii) is located, organized, or resident in any country or territory subject to comprehensive embargo under applicable Export Control and Sanctions Laws (currently, Cuba, Iran, North Korea, Syria, and certain regions of Ukraine); or (iv) has during the past five (5) years been the subject or target of any investigation or disclosure relating to applicable Export Control and Economic Sanctions Laws.
Section 4.31   No Additional Representations.
(a)   Except for the representations and warranties made in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to any Parent Party or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to any Parent Party or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.31 shall limit any Parent Party’s remedies with respect to claims of Fraud arising from or relating to the express written representations and warranties made by the Company in this Article IV.

(b)   Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of the Parent Parties or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by the Parent Parties in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its Representatives and that the Company has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Company Merger or the other Transactions) and that the Company has not relied on any such other representation or warranty not set forth in this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
(i) Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by each of the Parent Parties to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”) and (ii) except as disclosed in the Parent Reporting Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the Canadian Securities Regulators and available on the System for Electronic Document Analysis Retrieval and to the SEC and available on EDGAR, since January 1, 2022 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward looking statements or cautionary, predictive, non-specific or forward looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), each of the Parent Parties jointly and severally represent and warrant to the Company as follows:
Section 5.1   Organization, Standing and Power.    Each of Parent and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Parent’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of Parent, each as amended prior to the execution of this Agreement, and each as made available to Parent is in full force and effect, and neither Parent nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.
Section 5.2   Capital Structure.
(a)    The authorized share capital of Parent consists of (i) an unlimited number of Parent Common Shares and (ii) 10,000,000 preferred shares, without nominal or par value, issuable in series (collectively, the “Parent Preferred Shares” and, together with the Parent Common Shares, the “Parent Shares”). At the close of business on the Measurement Date: (A) 544,930,072 Parent Common Shares were issued and outstanding and (B) no Parent Preferred Shares were issued and outstanding.
(b)    At the close of business on the Measurement Date, (i) there were (a) 752,014 Parent Common Shares subject to outstanding Parent Restricted Share Awards and (b) 7,281,279 Parent Common Shares subject to outstanding Parent Performance Share Awards, assuming maximum payout multipliers, and

(ii) 12,674,050 Parent Common Shares remained available for issuance pursuant to Parent’s Share Award Incentive Plan (the “Parent Equity Plan”).
(c)    Except as set forth in this Section 5.2 or as issued in accordance with Section 6.2 or upon vesting of equity awards outstanding as of the Measurement Date or issued in accordance with Section 6.2, there are outstanding: (1) no Parent Shares or any Voting Debt or other voting or equity securities of Parent; (2) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for Parent Shares, Voting Debt or other voting securities of Parent; and (3) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Parent Shares or any Voting Debt or other voting securities of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.
(d)   All outstanding Parent Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. The Parent Common Shares to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding Parent Shares have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law, (ii) the Organizational Documents of Parent and (iii) all requirements set forth in applicable Contracts (including the Parent Equity Plan). The Parent Common Shares to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with (A) applicable securities Laws and other applicable Law, (B) the Organizational Documents of Parent and (C) all requirements set forth in applicable Contracts. All outstanding shares in the share capital of, or other equity interests, in the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable and all such shares or equity ownership interests are set forth in Schedule 5.2 of the Parent Disclosure Letter. There are not any shareholder agreements, voting trusts or other agreements to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares or other equity interest of Parent or any of its Subsidiaries. No Subsidiary of Parent owns any shares of Parent Common Shares or any other Parent Shares.
(e)   As of the date of this Agreement, neither Parent nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person, in each case other than with respect to its Subsidiaries and its joint ventures listed on Schedule 5.2(e) of the Parent Disclosure Letter.
(f)   As of the Closing, 100% of the equity interests of Merger Sub are indirectly owned by Parent.
Section 5.3   Authority; No Violations; Consents and Approvals.
(a)   Parent, and, as of the Closing, Merger Sub, has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which they are party and, subject to the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and the Virginia State Corporation Commission and to obtaining Parent Shareholder Approval, to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which they are party and the consummation by Parent, and, as of the Closing, Merger Sub, of the Transactions have been duly authorized by all necessary corporate action on the part of Parent (subject to obtaining Parent Shareholder Approval) and, as of the Closing, Merger Sub (other than the adoption of this Agreement by Parent or the applicable wholly owned Subsidiary of Parent, as sole stockholder of Merger Sub, which will have occurred prior to the Closing), subject to the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and the Virginia State Corporation Commission and to obtaining Parent Shareholder Approval. This Agreement and each other Transaction Document to which they are party has been duly executed and delivered by Parent, and, as of the Closing, Merger Sub, and assuming the due and valid execution of this Agreement and each other Transaction Documents to which they are party by the Company and the other parties hereto or thereto, constitutes a valid and binding obligation of Parent, and, as of the Closing, Merger Sub (as applicable), enforceable against Parent, and, as of the Closing, Merger Sub, in accordance with its terms, subject, as to enforceability to Creditors’ Rights. The Parent Board, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the Transactions, including the Parent Share Issuance, are advisable and in the best interests of Parent, (ii) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, including the Parent Share Issuance, and (iii) resolved to recommend that the holders of Parent Common Shares approve the Parent Share Issuance (such recommendation described in clause (iii), the “Parent Board Recommendation”). The board of directors of Merger Sub, at a meeting duly called and held prior to the Closing, will have by unanimous vote (A) determined that this Agreement and the Transactions, including the Company Merger, are advisable, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub and (B) approved and declared advisable this Agreement and the Transactions, including the Company Merger. Parent, as the direct or indirect owner of all of the outstanding equity interests of Merger Sub as of the Closing, will adopt, or will cause the adoption of, this Agreement by the applicable wholly owned Subsidiary of Parent that is the sole member of Merger Sub. The Parent Shareholder Approval is the only vote of the holders of any class or series of Parent Shares necessary to approve the Parent Share Issuance.
(b)   The execution, delivery and performance of this Agreement and each other Transaction Document to which Parent is a party does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Parent (assuming that Parent Shareholder Approval is obtained) or any of its Subsidiaries (including Merger Sub as of Closing), (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent, or Merger Sub as of Closing, or any of their respective Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made and the Parent Shareholder Approval has been obtained, contravene, conflict with or result in a breach or violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Except for this Agreement and the IRRA, Parent is not party to any contract, arrangement or other commitment that would or would reasonably be expected to entitle any Person to appoint one or more directors to the Parent Board.
Section 5.4   Consents.    No Consent from any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and each other Transaction Document to which they are party or the consummation by Parent, and, as of the Closing, Merger Sub, of the Transactions, except for: (a) the filing of a premerger notification report by Parent under the HSR Act, and the expiration or termination of the applicable waiting period with respect thereto; (b) the filing with the SEC and/or Canadian Securities Regulators, as applicable, of (i) the Registration Statement relating to the registration under the Securities Act of the Parent Common Shares to be issued under this Agreement, (ii) the Parent Circular relating to matters to be submitted to holders of Parent Common Shares at the Parent Shareholder Meeting and (iii) such reports under the Exchange Act and the Securities Act and the rules and regulations thereunder and under Canadian Securities Laws, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and the Virginia State Corporation Commission; (d) filings with the NYSE and the TSX (including of the Parent Circular and approval of the TSX of the Parent Share Issuance); (e) such filings and approvals as may be required by any applicable state, provincial or federal securities or “blue sky” Laws or Takeover Laws or Canadian Securities Laws; and (f) any such Consent that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.5   Parent Reporting Documents; Financial Statements.
(a)   Since the Applicable Date, Parent has filed or furnished with the Canadian Securities Regulators and the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under Canadian Securities Laws and under the Securities Act or the Exchange Act (such forms, reports, certifications, schedules, statements and documents, collectively, the “Parent Reporting Documents”). As of their respective dates, (i) each of the Parent Reporting Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with the then applicable requirements of applicable Canadian Securities Laws and with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent Reporting Documents, and (ii) none of the Parent Reporting Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the Canadian Securities Regulators or the SEC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   Parent is a “reporting issuer” under applicable Canadian Securities Laws in each of the provinces of Canada and is not on the list of reporting issuers in default under applicable Canadian Securities Laws. The Parent Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and Parent is in compliance in all material respects with its obligations thereunder. Parent is a “foreign private issuer” within the meaning of Rule 405 of Regulation C under the Securities Act. As of the date of this Agreement, Parent is in compliance in all material respects with the rules and regulations of the TSX, and is not subject to any delisting, suspension of trading in or cease trading or other order that may operate to prevent or restrict trading in the Parent Common Shares.
(c)   The financial statements of Parent included in the Parent Reporting Documents, including all notes and schedules thereto, complied, or in the case of Parent Reporting Documents filed after the date of this Agreement, will comply, in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with Canadian Securities Laws and with the rules and regulations of the SEC with respect thereto, were, or, in the case of Parent Reporting Documents filed after the date of this Agreement, will be prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Canadian Securities Laws and the rules and regulations of the SEC) and fairly present in all material respects in accordance with applicable requirements of IFRS (subject, in the case of the unaudited statements, to normal year end audit adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.
(d)   Parent has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act and in National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files with the SEC and with Canadian Securities Regulators is recorded, processed, summarized and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act and applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and in applicable Canadian Securities Laws, and further reasonably designed and maintained to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with IFRS. There (i) is no significant deficiency or material weakness (as such term is defined in National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Regulators) in the design or operation of internal controls of financial reporting utilized by Parent or its Subsidiaries, (ii) is not, and since January 1, 2023, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls, and (iii) is not, and since January 1, 2023, there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent or any of its Subsidiaries. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes Oxley Act, the Exchange Act, any related rules and regulations promulgated by the SEC and applicable Canadian Securities Laws with respect to Parent Reporting Documents, and the statements contained in such certifications were complete and correct as of the dates they were made.
Section 5.6   Absence of Certain Changes or Events.
(a)   Since December 31, 2022, there has not been any Parent Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.
(b)   From December 31, 2022 through the date of this Agreement:
(i)   Parent and its Subsidiaries have conducted their business in the ordinary course of business in all material respects;
(ii)   there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, including the Oil and Gas Properties of Parent and its Subsidiaries, whether or not covered by insurance; and
(iii)   neither Parent nor any of its Subsidiaries has undertaken any action that would be prohibited by Section 6.2(b)(iv), (vi), or (vii) if such provision were in effect at all times since December 31, 2022.
Section 5.7   No Undisclosed Material Liabilities.    There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Parent dated as of December 31, 2022 (including the notes thereto) contained in Parent’s consolidated financial statements for the year December 31, 2022; (b) liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 2022; (c) liabilities incurred as expressly permitted or required under this Agreement; and (d) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.8   Information Supplied.    None of the information supplied or to be supplied by Parent or as of the Closing, Merger Sub, for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time such Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Company Proxy Statement will, at the date it is first mailed to shareholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Parent Circular will, at the date it is first mailed to the shareholders of Parent or at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 4.8, the Registration Statement, the Company Proxy Statement and the Parent Circular will comply as to form in all material respects with, as applicable, the provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder, the ABCA and Canadian Securities Laws. Notwithstanding the foregoing, no representation is made by the Parent Parties with respect to statements made in the Company Proxy Statement, the Registration Statement or the Parent Circular based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

Section 5.9   Parent Permits; Compliance with Applicable Law.
(a)   Parent and its Subsidiaries hold and at all times since the Applicable Date have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises, and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Parent Permits”), and have paid all fees, deposits and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The businesses of Parent and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.10   Compensation; Benefits.
(a)   Set forth on Schedule 5.10(a) of the Parent Disclosure Letter is a list, as of the date hereof, of all of the material Parent Benefit Plans.
(b)   True, correct and complete copies (or a written description of material terms if such Parent Benefit Plan is not written) of each of the material Parent Benefit Plans (including any amendments thereto) and related trust documents, and favorable determination letters, if applicable, have been furnished or made available to the Company or its Representatives, along with the most recently prepared actuarial reports and financial statements, and all material correspondence to or from any Governmental Entity received in the past three (3) years addressing any matter involving actual or potential material liability relating to a Parent Benefit Plan.
(c)   Each Parent Benefit Plan has been established, funded, administered and maintained in compliance in all material respects with all applicable Laws, including ERISA, the Code and the Tax Act.
(d)   There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened against, or with respect to, any of the Parent Benefit Plans, and there are no Proceedings by a Governmental Entity with respect to any of the Parent Benefit Plans.
(e)   All contributions required to be made by Parent or any of its Subsidiaries to the Parent Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, GAAP.
(f)   Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Parent Benefit Plan. With respect to any Parent Benefit Plan, none of Parent or any of its Subsidiaries, or, to the knowledge of Parent, any other Person, has engaged in a transaction in connection with which Parent or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. Parent and its Subsidiaries do not have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(g)   None of Parent, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Parent Benefit Plan is, a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code.
(h)   None of Parent or any of its Subsidiaries sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Parent Benefit Plan is, a plan that is a “registered pension plan”, a “registered retirement savings plan”, a “deferred profit sharing plan”, a “retirement compensation arrangement”, an “employee life and health trust”, an “employee trust”, an “employee profit sharing plan”, as each of those is defined in the Tax Act, or a “health and welfare trust” within the meaning of Canada Revenue Agency Income Tax Folio S2-F1-C1.
(i)   None of the Parent Benefit Plans is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” within the meaning of subsection 248(1) of the Tax Act.
(j)   All of the Parent Benefit Plans are self-contained to either Parent or one of its Subsidiaries.
(k)   Other than continuation coverage pursuant to Section 4980B of the Code or any similar state Law for which the recipient pays the full premium cost of coverage or otherwise mandated by applicable Law, no Parent Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits to any Person.
(l)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (i) accelerate the time of payment or vesting, or materially increase the amount of (or create a new entitlement to), compensation due to any employee of Parent (an “Parent Employee”) or any Subsidiary thereof or other current or former director, officer, employee or independent contractor under any Parent Benefit Plan, (ii) directly or indirectly cause Parent or any Subsidiary thereof to transfer or set aside any material amount of assets to fund any material benefits under any Parent Benefit Plan, (iii) limit or restrict the right to materially amend, terminate or transfer the assets of any Parent Benefit Plan on or following the Company Merger Effective Time, or (iv) result in any payment from Parent or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations § 1.280G-1) of Parent or any of its Subsidiaries that would, individually or in combination with any other such payment from Parent or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(m)   Neither Parent nor any Subsidiary of Parent has any obligation to provide, and no Parent Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
(n)   Each Parent Benefit Plan or any other agreement, arrangement, or plan of Parent or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.
(o)   No Parent Benefit Plan is maintained outside the jurisdictions of the United States and Canada or covers any Parent Employees who reside or work outside of the United States or Canada.
Section 5.11   Labor Matters.
(a)   Neither Parent nor any of its Subsidiaries is or has been a party to or bound by any Labor Agreement, and no employee of Parent or any of its Subsidiaries is represented by any labor union, works council, or other labor organization by way of certification, interim certification, voluntary recognition or succession rights. There is no pending or, to the knowledge of Parent, threatened union representation petition or application involving employees of Parent or any of its Subsidiaries. As of the date hereof, neither

Parent nor any of its Subsidiaries has knowledge of any activity of any labor organization or employee group to organize any such employees since the Applicable Date. As of the date hereof, Parent and its Subsidiaries have no notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the Transactions.
(b)   As of the date hereof, there is no, and since the Applicable Date, there has been no, unfair labor practice, charge or grievance arising out of a Labor Agreement or any other material labor-related Proceeding against Parent or any of its Subsidiaries pending, or, to the knowledge of Parent, threatened. No labor union has applied to have Parent or any of its Subsidiaries declared a common or related employer pursuant to any labor relations legislation in any jurisdiction where Parent or any of its Subsidiaries carries on business.
(c)   As of the date hereof, there is, and since the Applicable Date has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling, or other material labor dispute pending, or, to the knowledge of Parent, threatened, against or involving Parent or any of its Subsidiaries.
(d)   Parent and its Subsidiaries are, and for the last three (3) years have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices including, without limitation, all such Laws respecting terms and conditions of employment, wages and hours, worker classification, discrimination, retaliation, harassment, workers’ compensation, immigration, recordkeeping, occupational safety, COVID-19, whistleblowing, disability rights or benefits, equal opportunity, human rights, plant closures and layoffs (including the WARN Act), employee trainings and notices, labor relations, employee leaves, including family and medical leave, affirmative action, Office of Federal Contract Compliance Programs regulations, child labor and unemployment or employment insurance and health requirements. There are, and in the last three (3) years have been, no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or individual classified as an independent contractor or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied Contract of employment, other than any such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. In the last three (3) years, neither Parent nor any of its Subsidiaries has received any notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to Parent or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a federal government contractor or subcontractor or subject to the requirements of Executive Order 11246.
(e)   Parent and its Subsidiaries have promptly, thoroughly, and impartially investigated all sexual harassment, or other discrimination, retaliation, or policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, Parent and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further improper action. Parent and its Subsidiaries do not reasonably expect any material liabilities with respect to any such allegations and do not have any knowledge of any allegations relating to officers, directors, employees, contractors, or agents of Parent and its Subsidiaries that, if known to the public, would bring Parent and its Subsidiaries into material disrepute.
Section 5.12   Taxes.    Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)   All Tax Returns required to be filed by Parent or any of its Subsidiaries have been duly and timely filed (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Parent or any of its Subsidiaries have been duly and timely paid and the reporting of Taxes on the financial statements of Parent has been made in accordance with IFRS or GAAP, as applicable. All withholding Tax requirements imposed on or with respect to payments by Parent or any of its Subsidiaries to employees, creditors, equityholders or other third parties have been satisfied, and Parent and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.

(b)   There is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by Parent or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(c)   There is no outstanding claim, assessment or deficiency against Parent or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Taxing Authority, other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been reasonably quantified and disclosed on the financial statements of Parent in accordance with IFRS or GAAP, as applicable. No audit, examination, investigation, litigation or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted or has been threatened in writing with respect to Parent or any or its Subsidiaries.
(d)   Neither Parent nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Parent or any of its Subsidiaries) or has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law, including for greater certainty, subsection 160(1) of the Canada Tax Act), as a transferee or successor, by reason of assumption or by operation of Law.
(e)   No written claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not currently file a Tax Return or pay Taxes that Parent or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.
(f)   There are no Encumbrances for Taxes on any of the assets of Parent or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes.
(g)   Each of Parent and its Subsidiaries has (A) duly and timely completed and filed all CEWS Returns or other filings required under applicable Laws to be filed by it, or that it elected to file, and all such returns or filings are complete, correct and accurate in all respects, and (B) not claimed CEWS to which it was not entitled.
(h)   No circumstances exist which would make Parent or any of its Subsidiaries subject to the application of any of sections 78 and 80 to 80.04 of the Canada Tax Act or the similar provisions of a provincial taxing statute.
(i)   Neither Parent nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, sharing or indemnity Contract or arrangement pursuant to which it will have any potential liability to any Person after the Company Merger Effective Time (excluding (i) any Contract or arrangement solely between or among Parent and/or any of its Subsidiaries, and (ii) any customary provisions contained in any commercial agreement entered into in the ordinary course of business).
(j)   Neither Parent nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2) or any similar provision of U.S. state or local or non-U.S. Law, including for greater certainty, any “reportable transaction” as defined in subsection 237.3(1) of the Canada Tax Act or any “notifiable transaction” as defined under subsection 237.4(1) of the Canada Tax Act (as such provisions are proposed to be amended or introduced, as applicable, by the legislative proposals released by the Minister of Finance (Canada) on August 9, 2022).
(k)   Neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) (i) in the two (2) years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.
(l)   Neither Parent nor any of its Subsidiaries is a party to any ruling or similar agreement or arrangement with a Taxing Authority, and neither Parent nor any of its Subsidiaries has any request for a ruling in respect of Taxes pending between it and any Taxing Authority.
(m)   To the knowledge of Parent, neither Parent nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment, other place of business or similar presence in that country.

Section 5.13   Litigation.    Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of Parent, threatened against or by Parent or any of its Subsidiaries or any of their Oil and Gas Properties or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries. To the knowledge of Parent, no officer or director of Parent is a defendant in any Proceeding in connection with his or her status as an officer or director of Parent.
Section 5.14   Intellectual Property.
(a)   Parent and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Parent and its Subsidiaries as presently conducted (collectively, the “Parent Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   There are no pending suits, claims, proceedings or investigations alleging that the Parent or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party. Except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) no third party is infringing or otherwise violating the Parent Intellectual Property; and (ii) neither the Parent nor its Subsidiaries nor the conduct of the business, in the last six years, infringe, misappropriate or otherwise violate any third party Intellectual Property.
(c)   All Persons who have contributed to any Parent Intellectual Property that is owned or purported to be owned by Company or its Subsidiaries have done so pursuant to an enforceable written agreement that protects the confidential information of the Parent and its Subsidiaries and grants the Parent or its Subsidiaries, as applicable, exclusive ownership of such Intellectual Property.
(d)   Parent and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to maintain and protect Parent Intellectual Property, including the confidentiality of trade secrets and other confidential information, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the Parent and its Subsidiaries own or have a legal right to use all IT Assets that are currently used, or have been used, in the conduct of its businesses, and such IT Assets are sufficient for the current needs of the businesses of Parent and its Subsidiaries, function in all material respects in accordance with the Parent’s and its Subsidiaries’ requirements, and have been regularly and reasonably maintained, (ii) the IT Assets (1) have not malfunctioned or failed within the past three (3) years and (2) to the knowledge of Parent, are free from any and all “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines, malware or hardware components that permit unauthorized access, disruption, modification, restriction, or loss of such IT Assets (or any parts thereof), (iii) the Parent and its Subsidiaries have implemented and maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and (iv) the Parent and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the taking and storing on-site and off-site of back-up copies of critical data.
(f)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (i) Parent and each of its Subsidiaries and the conduct of their businesses are in compliance with, and have been in compliance with all Data Security Requirements, (ii) to the knowledge of Parent, there has been no unauthorized access to or unauthorized use of any IT Assets, Personal Information or trade secrets owned or held for use by Parent or its Subsidiaries, and (iii) none of the Parent or its Subsidiaries has received notice of any actual, alleged or potential violations of any Data Security Requirements.

Section 5.15   Real Property.    Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and with respect to clauses (a) and (b), except with respect to any of Parent’s Oil and Gas Properties, (a) Parent and its Subsidiaries hold (i) good, valid and marketable title to all material real property owned by Parent or any of its Subsidiaries (collectively, including the improvements thereon, the “Parent Owned Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances; and (ii) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by Parent and its Subsidiaries (collectively, including the improvements thereon, the “Parent Leased Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances; (b) each agreement under which Parent or any Subsidiary of Parent is the landlord, sublandlord, tenant, subtenant, licensor, licensee, or occupant with respect to the Parent Leased Real Property (each, a “Parent Real Property Lease”) is in full force and effect and is valid and enforceable against Parent or such Subsidiary and, to the knowledge of Parent, the other parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither Parent nor any of its Subsidiaries, or to the knowledge of Parent, any other party thereto, has received written notice of any default by Parent or its Subsidiaries under any Parent Real Property Lease which remains uncured as of the date of this Agreement; and (c) as of the date of this Agreement, to the knowledge of Parent, there does not exist any notice or request from any Governmental Entity delivered to Parent or any of its Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by Parent or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of Parent, threatened, condemnation or eminent domain Proceedings with respect to any of the Parent’s Oil and Gas Properties, Parent Owned Real Property or Parent Leased Real Property. Each of Parent and its Subsidiaries holds such Parent Owned Real Property and Parent Leased Real Property as are sufficient to conduct its business as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.16   Rights-of-Way.    Each of Parent and its Subsidiaries has such Rights-of-Way as are sufficient to conduct its business as presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines operated by Parent and its Subsidiaries are located on or are subject to valid Rights-of-Way, or are located on real property owned or leased by Parent, and there are no gaps (including any gap arising as a result of any breach by Parent or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.17   Oil and Gas Matters.
(a)   Except as has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date specified in the reserve report prepared by the Parent Reserve Engineer relating to Parent’s interests referred to therein and dated as of December 31, 2022 (the “Parent Reserve Report”) or (ii) reflected in the Parent Reserve Report or in the Parent Reporting Documents as having been sold or otherwise disposed of (other than transactions effected after the date hereof in accordance with Section 6.2(b)(v)), Parent and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Parent Reserve Report and in each case as attributable to interests owned by Parent and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Parent’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles Parent (and/or one or more of its Subsidiaries, as applicable), to receive, not less than the positive difference between (x) the company interest share shown in the Parent Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties less (y) all Production Burdens shown in the Parent Reserve Report for such Oil and Gas Properties, throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which Parent and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Parent Reserve Report), and (2) obligates Parent (and/or one or more of its Subsidiaries, as applicable) to bear (x) Production Burdens that are no greater than the Production Burdens shown on the Parent Reserve Report for such Oil and Gas Properties, and (y) where applicable, a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest share shown on the Parent Reserve Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Parent Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the percentage of Hydrocarbons produced from such Oil and Gas Properties that Parent is entitled to receive).
(b)   Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, the factual, non-interpretive data supplied by Parent to the Parent Reserve Engineers relating to Parent interests referred to in the Parent Reserve Report, by or on behalf of Parent and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Parent and its Subsidiaries in connection with the preparation of the Parent Reserve Report was, as of the time provided (or modified or amended prior to the issuance of the Parent Reserve Reports), accurate in all respects. To Parent’s knowledge, any assumptions or estimates provided by any of Parent’s Subsidiaries to the Parent Reserve Engineers in connection with its preparation of the Parent Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to Parent at the time such assumptions or estimates were made. Except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, the oil and gas reserve estimates of Parent set forth in the Parent Reserve Report are derived from reports that have been prepared by the Parent Reserve Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Parent and its Subsidiaries at the dates indicated therein and are in accordance with Canadian Securities Laws applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by Parent or any of its Subsidiaries have been timely and properly paid or contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense by Parent or its Subsidiaries in accordance with applicable Law) and (iii) none of Parent or any of its Subsidiaries (and, to Parent’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease or cause such Oil and Gas Lease to expire or terminate) included in the Oil and Gas Properties owned or held by the Company or any of its Subsidiaries.
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Parent and its Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by Parent, any of its Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.
(e)   All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of Parent and its Subsidiaries or otherwise associated with an Oil and Gas Property of Parent or its Subsidiaries that were drilled and completed by Parent or its Subsidiaries, and to the knowledge of Parent, all such other wells that were not drilled and completed by Parent or its Subsidiaries, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by Parent or any of its Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by Parent or its Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no wells that constitute a part of the Oil and Gas Properties of Parent and its Subsidiaries of which the Company or a Subsidiary has received a written notice, claim, demand or order from any Governmental Entity notifying, claiming, demanding or requiring that such well(s) be temporarily or permanently plugged and abandoned.
(f)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all Oil and Gas Properties operated by Parent or its Subsidiaries (and, to the knowledge of Parent, all Oil and Gas Properties owned or held by Parent or any of its Subsidiaries and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices.
(g)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the Oil and Gas Properties of Parent or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the Transactions.
(h)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has elected not to participate in any operation or activity proposed with respect to any of the Oil and Gas Properties owned or held by it (or them, as applicable) that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to Parent and its Subsidiaries, taken as a whole and is not reflected in the Parent Reserve Reports.
(i)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to Oil and Gas Properties operated by Parent and its Subsidiaries, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted).
(j)   As of the date of this Agreement, there are no authorizations for expenditure or other commitments to make capital expenditures (or series of related authorizations for expenditure or commitment) binding on Parent or any of its Subsidiaries with respect to its or their respective Oil and Gas Properties for which such operations have not been completed that Parent reasonably anticipates will individually require expenditures of greater than $5,000,000.
Section 5.18   Environmental Matters.    Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)   Parent and its Subsidiaries and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, which compliance includes, and since the Applicable Date has included, obtaining, maintaining and complying with all Parent Permits required under Environmental Laws for their respective operations and occupancy of any real property;

(b)   Parent and its Subsidiaries (and their respective properties and operations) are not subject to any pending or, to Parent’s knowledge, threatened Proceedings under Environmental Laws;
(c)   there has been no exposure of any Person to, nor Release of Hazardous Materials at any property currently owned or operated (or to Parent’s knowledge, formerly owned or operated) by Parent or any of its Subsidiaries, in each case, which has resulted in liability to Parent or its Subsidiaries under Environmental Laws, and, since the Applicable Date, neither Parent nor any of its Subsidiaries has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any Release of any Hazardous Materials at or from any property currently owned or operated by Parent, by or in connection with Parent’s operations, or at or from any offsite location where Hazardous Materials from Parent’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved;
(d)   except for customary indemnities in standard service agreements, neither Parent nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person under any Environmental Law; and
(e)   Parent has made available to the Company true and complete copies of any environmental site assessments, investigations, audit report, or similar documentation in its possession, custody or control relating to the Parent Parties’ compliance with or liability under Environmental Laws, or otherwise with respect to the environmental condition of their properties.
Section 5.19   Material Contracts.
(a)   Schedule 5.19 of the Parent Disclosure Letter sets forth a true and complete list (other than the Parent Marketing Contracts), as of the date of this Agreement, of:
(i)   any Contract that is still in force or in respect of which Parent or any of its Subsidiaries remains bound and which has been or would be required by Canadian Securities Laws or pursuant to the Exchange Act to be filed by Parent with the Canadian Securities Regulators or with the SEC;
(ii)   each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with respect to which Parent reasonably expects that Parent and its Subsidiaries will make payments in any calendar year in excess of $3,500,000 or aggregate payments in excess of $25,000,000, in each case other than (A) any Contract providing for the purchase or sale by Parent or any of its Subsidiaries of Hydrocarbons, or related to Hydrocarbons or produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Parent Marketing Contract”) or (B) master services agreements and similar agreements;
(iii)   each Contract (other than agreements solely between or among Parent and its Subsidiaries) (A) evidencing Indebtedness of Parent or any of its Subsidiaries or (B) that creates a capitalized lease obligation of Parent or any of its Subsidiaries, in each case with an aggregate principal amount in excess of $5,000,000;
(iv)   each Contract to which the Company or any Subsidiary of Parent is a party that (A) restricts the ability of Parent or any Subsidiary of Parent to compete in any business or with any Person in any geographical area, (B) requires Parent or any Subsidiary of Parent to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C), for such restrictions, requirements and provisions that are not material to Parent and its Subsidiaries or that relate to acreage dedications;
(v)   any Parent Marketing Contract that has a remaining term of greater than 30 days and does not allow Parent to terminate it without penalty to Parent or any of its Subsidiaries withing 30 days (A) which would reasonably be expected to involve volumes in excess of 7,500 barrels of Hydrocarbons per day or 25 MMcf of gas per day (in each case, calculated on a yearly average basis) or (B) that contains acreage dedications of more than 15,000 acres;

(vi)   any acquisition or divestiture Contract that contains “earn out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of Parent set forth in the Parent Reserve Report), that would reasonably be expected to result in annual payments by or to Parent or any of its Subsidiaries in excess of $2,500,000;
(vii)   each Parent Real Property Lease requiring payments by the Company or its Subsidiaries in excess of $1,000,000 in any calendar year;
(viii)   each Contract for lease of personal property or real property (other than the Parent Real Property Leases and Oil and Gas Properties and Contracts related to drilling rigs) involving payments in excess of $5,000,000 in any calendar year that are not terminable without penalty or other liability to Parent (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days;
(ix)   each Contract that would reasonably be expected to require the disposition of any assets or line of business of Parent or its Subsidiaries for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $5,000,000;
(x)   each Contract involving the pending acquisition or sale of (or option to purchase or sell) any of the assets or properties of Parent or its Subsidiaries (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons), taken as a whole, for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $5,000,000;
(xi)   each joint venture, other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of Parent or that are exclusively among Parent and its wholly owned Subsidiaries;
(xii)   each Contract relating to a Parent Related Party Transaction; and
(xiii)   each joint development agreement, exploration agreement, participation, farmout, farmin or similar Contract, excluding joint operating agreements, that would reasonably be expected to (A) require Parent or any of its Subsidiaries to make expenditures in excess of $10,000,000 in any one calendar year period or (B) generate net production in excess of 5,000 Boe per day during the calendar year ended December 31, 2023 (calculated on a yearly average basis).
(b)   Collectively, the Contracts described in Section 5.19(a) are herein referred to as the “Parent Contracts,” including, for the avoidance of doubt, any Parent Marketing Contract responsive under Section 5.19(a)(v). A complete and correct copy of each of the Parent Contracts (other than the Parent Marketing Contracts) has been made available to the Company. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Contract is legal, valid, binding and enforceable in accordance with its terms on Parent and each of its Subsidiaries that is a party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default under any Parent Contract nor, to the knowledge of Parent, is any other party to any such Parent Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or its Subsidiaries, or, to the knowledge of Parent, any other party thereto. There are no disputes pending or, to the knowledge of Parent, threatened with respect to any Parent Contract and neither Parent nor any of its Subsidiaries has received any written notice of the intention of any other party to any Parent Contract to terminate for default, convenience or otherwise any Parent Contract, nor to the knowledge of Parent, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.20   Insurance.    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of the material insurance policies held by Parent or any of its Subsidiaries (collectively, the “Material Parent Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all premiums payable under the Material Parent

Insurance Policies prior to the date of this Agreement have been duly paid to date and neither Parent nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Material Parent Insurance Policies. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Parent Insurance Policy.
Section 5.21   Derivative Transactions and Hedging.
(a)   All Derivative Transactions of Parent and its Subsidiaries in effect as of the date hereof were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in all material respects in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Parent and its Subsidiaries. Parent and its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment (except for ordinary course margin deposit requests), or defaults or allegations or assertions of such by any party thereunder.
(b)   The Parent Reporting Documents accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of Parent and its Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of Parent attributable to the production and marketing of Parent or its Subsidiaries, as of the dates reflected therein.
Section 5.22   Customers and Suppliers.    No material customer or supplier of Parent or any of its Subsidiaries has canceled or otherwise terminated, or has threatened in writing or, to Parent’s knowledge, orally threatened to cancel or otherwise terminate, its relationship with Parent or any of its Subsidiaries. As of the date of this Agreement, there are no material disputes with a material customer or supplier of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has any direct or indirect ownership interest that is material to Parent and its Subsidiaries taken as a whole in any customer or supplier of Parent or any of its Subsidiaries.
Section 5.23   Opinion of Financial Advisors.   The Parent Board has received the opinion of CIBC World Markets Inc. (the “Parent FA”) addressed to the Parent Board to the effect that, as of the date of such opinion, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Parent FA as set forth therein, the Merger Consideration to be paid by the Parent is fair, from a financial point of view, to Parent.
Section 5.24   Brokers.    Except for the fees and expenses payable to the Parent FA and RBC Dominion Securities Inc., no broker, investment banker, financial advisor, or other Person is entitled to any broker’s, finder’s or other similar fee or commission or any premium, bonus or success fee in connection with the Transactions based upon arrangements made by or on behalf of or otherwise obligating Parent.
Section 5.25   Related Party Transactions.    Except as set forth on Schedule 5.25 of the Parent Disclosure Letter, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is party to any transaction or arrangement (i) under which any (a) present or former executive officer or director of Parent or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of the equity securities of Parent or any of its Subsidiaries whose status as a 5% holder is known to Parent as of the date of this Agreement or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clause (a) or (b) (but only, with respect to the Persons in clause (b), to the knowledge of Parent), in each case as would be required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, or (ii) that would be considered a “related party transaction” pursuant to Canadian Securities Laws (each of the foregoing, a “Parent Related Party Transaction”).

Section 5.26   Regulatory Matters.
(a)   Neither the Parent nor any Subsidiary of Parent is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.
(b)   Neither Parent nor any of Parent’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, or the Interstate Commerce Act, in each case as amended, or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.
Section 5.27   Takeover Laws.    The approval of the Parent Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law or any anti-takeover provision in Parent’s Organizational Documents that is applicable to Parent, the Parent Common Shares, this Agreement or the Transactions.
Section 5.28   Tax Treatment.    As of the date hereof, neither Parent nor any of its Subsidiaries is aware of the existence of any fact that Parent reasonably expects would prevent the Transactions from being treated consistently with the Intended U.S. Tax Treatment.
Section 5.29   Financing.    As of the date hereof, Parent has delivered to Company a true and complete fully executed copy of the Debt Commitment Papers (together with all exhibits, schedules and annexes thereto). The aggregate proceeds contemplated by the Financing pursuant to the Debt Commitment Papers will be, if funded in accordance with the terms and conditions of the Debt Commitment Papers (both before and after giving effect to any “market flex” provisions contained in the Fee Letter), sufficient, when taken together with available cash, lines of credit or other sources of immediately available funds, for Parent to consummate the Transactions, including the payment of the Cash Consideration and any fees and expenses of or payable by Parent under this Agreement and the Debt Commitment Papers that are due and payable on the Closing Date (collectively, the “Required Amount”). As of the date hereof, the Debt Commitment Papers have been accepted by Parent, are in full force and effect and constitute the legal, valid and binding obligation of Parent and, to Parent’s knowledge, each other party thereto, enforceable against each party thereto in accordance with its terms, except insofar as such enforceability may be limited by the Creditors’ Rights. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement pursuant to the Debt Commitment Papers or otherwise in connection with the Financing. As of the date hereof, no event has occurred, and there is no condition or circumstance existing, which, with or without notice, lapse of time or both, could constitute or could reasonably be expected to constitute a breach or default on the part of Parent or, to Parent’s knowledge, any other party thereto under the Debt Commitment Papers. There are no conditions precedent related to the funding of the full amount of the Financing on the terms set forth in the Debt Commitment Papers other than as expressly set forth in the Debt Commitment Papers. No counterparty to the Debt Commitment Papers has any right to impose, and Parent does not have an obligation to accept, any condition precedent to such funding other than as expressly set forth in the Debt Commitment Papers, or any reduction to the aggregate amount available under the Debt Commitment Papers at Closing (nor any term or condition that would have the effect of reducing the aggregate amount available under the Debt Commitment Papers at Closing) to an amount that would be insufficient for Parent to consummate the Transactions, including payment of the Required Amount. Assuming (a) the accuracy of Company’s representations and warranties in Article IV of this Agreement and (b) the performance by Company of its obligations in Article VI of this Agreement, as of the date hereof, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing needed to pay the Required Amount will not be available to Parent on or prior to the Closing Date. As of the date hereof, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Debt Commitment Papers. None of the Debt Commitment Papers have been modified or amended as of the date hereof (provided that the existence or exercise of “market flex” provisions contained in the Fee Letter shall be deemed not to constitute a modification or amendment of the Debt Commitment Papers) and, as of the date hereof, none of the commitments under the Debt Commitment Papers have been withdrawn or rescinded in any respect. As of the date hereof, there are no other agreements, side letters or arrangements to which Parent or any of its Affiliates is a party relating to the Financing that could adversely affect the availability of the Financing that have not been disclosed to the Company. Parent acknowledges and agrees that it is not a condition to the Closing or to any of its obligations under this Agreement that Parent obtains financing (including the Financing or any alternative financing) for, or related to, any of the transactions contemplated by this Agreement.
Section 5.30   Anti-Corruption.    Parent, its Subsidiaries, and each of their respective directors, officers, employees, and, to the knowledge (as defined in the FCPA) of Parent or its Subsidiaries, any of their respective agents, consultants, independent contractors, representatives, or any other Person acting on behalf of the foregoing, have not engaged in any action or omission, directly or indirectly, for or on behalf of Parent or its Subsidiaries that would result in a violation of U.S. domestic or foreign bribery and anti-corruption laws, including the FCPA or any other Anti-Corruption Laws. No proceeding or investigation by or before any Governmental Entity involving Parent or its Subsidiaries or any of their respective directors, officers, employees, agents, distributors, or representatives relating to the Anti-Corruption Laws is pending or, to the knowledge of Parent or its Subsidiaries, threatened. Neither Parent nor its Subsidiaries nor any of their respective directors, officers, employees, agents, distributors, or representatives have knowingly falsified any entry in any book, record, or account of Parent or any of its Subsidiaries, and all such entries fairly and accurately reflect the relevant transactions and dispositions of Parent’s or its Subsidiaries’ assets in reasonable detail.
Section 5.31   Export Controls and Economic Sanctions.    None of Parent, nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, nor to the knowledge of Parent or its Subsidiaries, any other Person working on behalf of any of the foregoing (i) has directly or indirectly during the past five (5) years violated any Export Control and Economic Sanctions Laws; (ii) is targeted, blocked, or otherwise subject to sanctions prohibitions or restrictions under any applicable Export Control and Economic Sanctions Laws (including but not limited to being, or being owned 50% or more in the aggregate by one or more Specially Designated Nationals or other sanctions targets); (iii) is located, organized, or resident in any country or territory subject to comprehensive embargo under applicable Export Control and Sanctions Laws (currently, Cuba, Iran, North Korea, Syria, and certain regions of Ukraine); or (iv) has during the past five (5) years been the subject or target of any investigation or disclosure relating to applicable Export Control and Economic Sanctions Laws.
Section 5.32   No Additional Representations.
(a)   Except for the representations and warranties made in this Article V, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article V, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.32 shall limit the Company’s remedies with respect to claims of Fraud arising from or relating to the express representations and warranties made by any of the Parent Parties in this Article V.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, or any of its Representatives and that Parent, and, as of the Closing, Merger Sub, has relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Company Merger or the other Transactions) and that Parent, and, as of the Closing, Merger Sub, has relied on any such other representation or warranty not set forth in this Agreement.
ARTICLE VI
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of the Company Business Pending the Company Merger.
(a)   Except (i) as set forth on Schedule 6.1(a) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company covenants and agrees that, until the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets and preserve its existing relationships with Governmental Entities and its significant customers, suppliers and others having significant business dealings with it; provided, however, that (i) this Section 6.1(a) shall not prohibit Emergency Operations and (ii) no action or inaction by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 6.1(b).
(b)   Except (i) as set forth on Schedule 6.1(b) of the Company Disclosure Letter, (ii) as expressly required by or expressly permitted by this Agreement (including the Pre-Closing Restructuring Transactions) or the Company Support Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall cause its Subsidiaries not to:
(i)   (A) declare, set aside or pay any dividends, (whether in cash, stock or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries, except for (1) dividends and distributions by a wholly owned Subsidiary of Opco to Opco or another wholly owned Subsidiary of Opco, by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, or by Opco to the Company or a wholly owned Subsidiary of the Company, or (2) quarterly cash dividends of the Company and Opco as set forth on Schedule 6.1(b)(i) of the Company Disclosure Letter, (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in the Company or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company or any Subsidiary of the Company, other than in the case of clause (C), in respect of any equity awards outstanding as of the date hereof or issued after the date hereof in accordance with this Agreement, in accordance with the terms of the Company Equity Plan and applicable award agreements;
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (A) the issuance of Company Class A Common Stock upon the vesting or lapse of any restrictions on any awards granted under the Company Equity Plan and outstanding on the date hereof, (B) as expressly contemplated by Section 6.1(b)(ix), and (C) issuances by a wholly owned Subsidiary of Opco of such Subsidiary’s capital stock or other equity interests to Opco or any other wholly owned Subsidiary of Opco;

(iii)   amend or propose to amend (A) the Company’s Organizational Documents or (B) the Organizational Documents of any of the Company’s Subsidiaries (other than, in each case, ministerial changes);
(iv)   (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) (y) acquisitions or investments in the Company’s geographic area of operation as of the date of this Agreement for which the consideration is less than $10,000,000 in the aggregate and (z) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business;
(v)   sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any portion of its assets or properties, other than (A) sales or dispositions for which the consideration is less than $5,000,000 in the aggregate (including non-operating working interests so long as they are not operated by Parent or any of its Subsidiaries), (B) sales, swaps, exchanges, transfers or dispositions among the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, (D) the sale of Hydrocarbons in the ordinary course of business consistent with past practice or (E) swaps of assets or property, which may include cash consideration of up to 1,000 net acres in the aggregate for all such swap transactions;
(vi)   authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than in connection with the Pre-Closing Restructuring Transactions;
(vii)   change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except as required by GAAP, COPAS or applicable Law;
(viii)   except to the extent undertaken in the ordinary course of business consistent with past practice: (A) make, change or revoke any Tax election (but excluding any election that must be made periodically and is made consistent with past practice), (B) change an annual Tax accounting period, (C) change any Tax accounting method, (D) file any amended Tax Return, (E) enter into any closing agreement with respect to Taxes, (F) settle or compromise any Proceeding regarding any Taxes, (G) surrender any right to claim a Tax refund or (H) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any Taxes (other than extensions of time to file Tax Returns), in each case, solely to the extent such action would reasonably be expected to have a material and adverse impact on Parent and its Subsidiaries following the Closing;
(ix)   except as required by applicable Law or an existing Company Benefit Plan as in effect on the date hereof, (A) grant or commit to grant any new entitlement to or increases in the existing compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers or employees, other than (x) any increase in base salary for employees below the level of vice president, provided that such increases shall not exceed an aggregate amount equal to 5% of the aggregate 2022 base salary levels of the employees receiving such increases or (y) any new entitlement provided to a newly hired employee as permitted hereunder (and so long as such newly hired employee’s compensation and other terms and conditions of employment are substantially comparable to those of the employee that he or she is replacing), (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (C) grant or commit to grant any equity based awards, (D) pay or commit to pay any bonuses or other incentive compensation, other than the payment of annual or other short-term cash bonuses for completed performance periods (I) in accordance with the applicable Company Benefit Plan as in effect on the date hereof or

(II) otherwise in the ordinary course of business consistent with past practice, (E) establish, enter into or adopt any Company Benefit Plan which was not in existence as of the date of this Agreement (or any arrangement that would be a Company Benefit Plan if it had been in existence as of the date of this Agreement), or amend or terminate any Company Benefit Plan, in each case, except for (i) changes to the contractual terms of health and welfare plans made in the ordinary course of business that do not materially increase the cost to the Company and its Subsidiaries or (ii) entry into offer letters with newly hired employees on a form that has previously been provided by the Company to Parent or a form that is substantially similar thereto (and does not provide for any Excluded Benefits), (F) loan or advance any money or other property to any current or former directors, officers, employees or independent contractors, (G) grant to any current or former directors, officers, employees or independent contractors any right to a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties, (H) hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee with an annualized base salary in excess of $200,000 (except for a hire of an employee as is reasonably necessary to replace any employee, so long as the new employee’s compensation and other terms and conditions of employment are substantially comparable to those of the employee being replaced); or (I) other than in the ordinary course of business consistent with past practice, enter into any Contract with an individual independent contractor that is not terminable at-will without prior notice or penalty to the Company or its Subsidiaries or materially modify or amend any Contract with an independent contractor in effect as of the date hereof;
(x)   enter into any Labor Agreement or recognize any labor union, works council, or other labor organization as the bargaining representative of any employees;
(xi)   (A) incur, create, assume, waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create, assume, waive or release any Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict the incurrence of Indebtedness (1) under the Company Credit Facility in the ordinary course of business consistent with past practice or (2) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clause (1), so long as borrowings under the Company Credit Facility do not exceed the amounts set forth on Schedule 6.1(b)(xi) of the Company Disclosure Letter;
(xii)   other than in the ordinary course of business consistent with past practice and other than extensions of 12 months or less of any Company Marketing Contracts on terms substantially similar to those in effect with respect to such Contract on the date of this Agreement, (A) enter into any Contract that would be a Company Contract if it were in effect on the date of this Agreement (other than Company Contracts entered into in connection with transactions permitted by Section 6.1(b)(iv) or Section 6.1(b)(v)), or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract (other than Company Contracts entered into in connection with transactions permitted by Section 6.1(b)(iv) or Section 6.1(b)(v));
(xiii)   waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings (excluding any Proceeding in respect of Taxes (which shall be governed by Section 6.1(b)(viii)) or any Transaction Litigation (which shall be governed by Section 6.11)) except solely for monetary payments of no more than $2,000,000 individually or $8,000,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of the Company Merger or the Transactions, and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Parent or its Subsidiaries or a finding or admission of a violation of Law;
(xiv)   make or commit to make any capital expenditures that are in the aggregate greater than one hundred and ten percent (110%) of any amount expressly provided for in the capital budget included on Schedule 6.1(b)(xiv) of the Company Disclosure Letter, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis or for the safety of individuals, assets or the environments in which individuals perform work for the Company and its Subsidiaries (provided that the Company shall notify Parent of any such emergency expenditure promptly);

(xv)   fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of the Company and its Subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner inconsistent with past practice;
(xvi)   elect not to participate with respect to any proposed operation regarding any of the Oil and Gas Properties that involves capital expenditures (net to the interest of the Company and its Subsidiaries) in excess of $250,000;
(xvii)   take any action that would or would reasonably be expected to prevent, materially delay or materially impede the consummation of any of the Transactions; or
(xviii)   agree or commit to take any action that is prohibited by this Section 6.1(b).
Section 6.2   Conduct of Parent Business Pending the Company Merger.
(a)   Except (i) as set forth on Schedule 6.2(a) of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Parent covenants and agrees that, until the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets and preserve its existing relationships with Governmental Entities and its significant customers, suppliers and others having significant business dealings with it; provided, however, that (i) this Section 6.2(a) shall not prohibit Emergency Operations and (ii) no action or inaction by Parent or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 6.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 6.2(b).
(b)   Except (i) as set forth on Schedule 6.2(b) of the Parent Disclosure Letter, (ii) as expressly required by or expressly permitted by this Agreement or the Company Support Agreement, (iii) in relation to the acquisition and integration of the Company and its Subsidiaries into the Parent group, (iv) as may be required by applicable Law, or (v) as otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to Article VIII, Parent shall not, and shall cause its Subsidiaries not to:
(i)   (A) declare, set aside or pay any dividends (whether in cash, shares or property or any combination thereof) on, or make any other distribution in respect of any outstanding shares in the capital of, or other equity interests in, Parent or its Subsidiaries, except for dividends and distributions by a wholly owned Subsidiary of Parent to Parent or another Subsidiary of Parent, (B) split, combine or reclassify any shares in the capital of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Parent or any of its Subsidiaries, except in connection with an internal reorganization of Parent or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Parent or any Subsidiary of Parent, other than in the case of clause (C), in respect of any equity awards outstanding as of the date hereof or issued after the date hereof in accordance with this Agreement, in accordance with the terms of the Parent Equity Plan and applicable award agreements;
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares in the capital of, or other equity interests in, Parent or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares or equity interests, other than (A) the issuance of Parent Common Shares upon the vesting or lapse of any restrictions on any awards granted under the Parent Equity Plan and outstanding on the date hereof, (B) the grant of Parent Restricted Share Awards or Parent Performance Share Awards, in each case, under the Parent Equity Plan in the ordinary course of business consistent with past practice, and (C) issuances by a wholly owned Subsidiary of Parent of such Subsidiary’s shares or other equity interests to Parent or any other wholly owned Subsidiary of Parent;

(iii)   amend or propose to amend (A) Parent’s Organizational Documents or (B) the Organizational Documents of any of Parent’s Subsidiaries (other than, in each case, ministerial changes);
(iv)   (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) acquisitions or investments for which the consideration is less than $50,000,000 in the aggregate and acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business;
(v)   sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any portion of its assets or properties, other than (A) sales or dispositions for which the consideration is less than $100,000,000 in the aggregate (including non-operating working interests so long as they are not operated by the Company or any of its Subsidiaries), (B) sales, swaps, exchanges, transfers or dispositions among Parent and its wholly owned Subsidiaries or among wholly owned Subsidiaries of Parent, (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, (D) the sale of Hydrocarbons in the ordinary course of business consistent with past practice or (E) swaps of assets or property, which may include consideration of up to 10,000 net acres in the aggregate for all such swap transactions;
(vi)   authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries, other than such transactions among wholly owned Subsidiaries of Parent;
(vii)   change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Parent and its Subsidiaries, except a change to U.S. reporting standards or as required by IFRS or applicable Law;
(viii)   except to the extent undertaken in the ordinary course of business consistent with past practice: (A) make, change or revoke any Tax election (but excluding any election that must be made periodically and is made consistent with past practice), (B) change an annual Tax accounting period, (C) change any Tax accounting method, (D) file any amended Tax Return, (E) enter into any closing agreement with respect to Taxes, (F) settle or compromise any Proceeding regarding any Taxes, (G) surrender any right to claim a Tax refund or (H) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any Taxes (other than extensions of time to file Tax Returns), in each case, solely to the extent such action would reasonably be expected to have a material and adverse impact on Parent and its Subsidiaries following the Closing;
(ix)   (A) incur, create, assume, waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create, assume, waive or release any Encumbrances on any property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict (y) the incurrence of Indebtedness (1) under the Parent Credit Facilities, so long as such borrowings under the Parent Credit Facilities are incurred in the ordinary course of business consistent with past practice or (2) in connection with the Financing (which for the avoidance of doubt shall include the incurrence of indebtedness in connection with the issuance of any senior notes or securities in lieu of any portion thereof) or (z) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clause (1) and clause (2);
(x)   waive, release, assign, settle, or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings (excluding any Proceeding in respect of Taxes (which shall be governed by Section 6.2(b)(viii)) or any Transaction Litigation (which shall be governed by Section 6.11)) except for consideration of no more than $5,000,000 individually or $25,000,000 in the aggregate, using fair market value for any non-cash consideration, on a basis that would not (A) prevent or materially delay consummation of the Company Merger or the Transactions, and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Parent or its Subsidiaries or a finding or admission of a violation of Law;
(xi)   make or commit to make any capital expenditures that are in the aggregate greater than CAD $650,000,000 in the calendar year ended December 31, 2023, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis or for the safety of individuals, assets or the environments in which individuals perform work for Parent and its Subsidiaries (provided that Parent shall notify the Company of any such emergency expenditure promptly);
(xii)   fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Parent and its Subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner inconsistent with past practice;
(xiii)   take any action that would or would reasonably be expected to prevent, materially delay or materially impede the consummation of any of the Transactions; or
(xiv)   agree or commit to take any action that is prohibited by this Section 6.2(b).
Section 6.3   No Solicitation by the Company.
(a)   From and after the date of this Agreement and until the earlier of the Company Merger Effective Time and termination of this Agreement pursuant to Article VIII, the Company and its officers and directors will, will cause the Company’s Subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, immediately cease, and cause to be terminated, any discussions or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Competing Proposal. The Company will immediately terminate any physical and electronic data access related to any potential Company Competing Proposal previously granted to such Persons.
(b)   From and after the date of this Agreement and until the earlier of the Company Merger Effective Time and termination of this Agreement pursuant to Article VIII, the Company and its officers and directors will not, will cause the Company’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly:
(i)   initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Competing Proposal;
(ii)   engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to, or in furtherance of a Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal;
(iii)   furnish any information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal;
(iv)   enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal (other than a confidentiality agreement as provided in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)); or
(v)   submit any Company Competing Proposal to the vote of the shareholders of the Company; provided, that notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may, (A) in response to an unsolicited inquiry or proposal from a third party, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a Company Superior Proposal and (B) in response to an unsolicited inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.3 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).
(c)   From and after the date of this Agreement, the Company shall promptly (and in any event within 48 hours) notify Parent of the receipt by the Company (directly or indirectly) of any Company Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made on or after the date of this Agreement, any request for information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Company Competing Proposal (including the identity of such Person), and the Company shall provide to Parent promptly (and in any event within 48 hours) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made in writing provided to the Company or any of its Subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, the Company shall (A) keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within 48 hours) apprise Parent of the status of any such discussions or negotiations and (B) provide to Parent as soon as practicable after receipt or delivery thereof (and in any event within 48 hours) copies of all material written correspondence and other material written materials provided to the Company or its Representatives from any Person with respect to a Company Competing Proposal.
(d)   Except as permitted by Section 6.3(e), the Company Board, or any committee thereof, and its officers and directors will not, and will cause the Company’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly:
(i)   withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the Parent Parties, the Company Board Recommendation;
(ii)   fail to include the Company Board Recommendation in the Company Proxy Statement;
(iii)   approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Company Competing Proposal;
(iv)   publicly declare advisable or publicly propose to enter into, any confidentiality agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)) relating to a Company Competing Proposal (a “Company Alternative Acquisition Agreement”);
(v)   in the case of a Company Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock (other than by Parent or any of its Subsidiaries), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its shareholders on or prior to the earlier of (A) three (3) Business Days prior to the date of the Company Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date of the Company Stockholders Meeting) or (B) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;
(vi)   if a Company Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of (A) five (5) Business Days after Parent so requests in writing or (B) three

(3) Business Days prior to the date of the Company Stockholders Meeting (or promptly after announcement or disclosure of such Company Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Company Stockholders Meeting); or
(vii)   cause or permit the Company to enter into a Company Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), and (vi), a “Company Change of Recommendation”).
(e)   Notwithstanding anything in this Agreement to the contrary:
(i)   the Company Board may after consultation with its outside legal counsel, make such disclosures as the Company Board determines in good faith are necessary to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or other disclosure required to be made in the Company Proxy Statement by applicable U.S. federal securities Laws; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Company Board Recommendation, such disclosure shall be deemed to be a Company Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(c)(i);
(ii)   prior to, but not after, the earlier of (1) the time the Company Support Agreement is executed and delivered in accordance with Section 6.5(a) (provided, however, that if Parent has failed to hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval no later than the 60th day following the date the Registration Statement is initially filed with the SEC then from and after the 61st day following the initial filing of the Registration Statement, the Support Agreement shall be deemed not to have been delivered for purposes of this clause (1)), and (2) the receipt of Company Stockholder Approval, the Company and its Representatives may engage in the activities prohibited by Section 6.3(b)(ii) or Section 6.3(b)(iii) with any Person if the Company receives a bona fide written Company Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.3; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.3(b) may be furnished until the Company receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of the Company that are no less favorable to the Company in the aggregate than the terms of the Confidentiality Agreement, as determined by the Company Board in good faith after consultation with its legal counsel (provided, further, that such confidentiality agreement does not contain provisions that prohibit the Company from providing any information to Parent in accordance with this Section 6.3 or that otherwise prohibits the Company from complying with the provisions of this Section 6.3), (B) any such non-public information has previously been made available to, or is made available to, Parent prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 48 hours after) the time such information is made available to such Person, (C) prior to taking any such actions, the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Company Competing Proposal is, or would reasonably be expected to lead to, a Company Superior Proposal and (D) prior to taking such actions, the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed by the Company Board to the shareholders of the Company under applicable Law;
(iii)   prior to, but not after, the earlier of (1) the time the Company Support Agreement is executed and delivered in accordance with Section 6.5(a) (provided, however, that if Parent has failed to hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval no later than the 60th day following the date the Registration Statement is initially filed with the SEC then from and after the 61st day following the initial filing of the Registration Statement, the Support Agreement shall be deemed not to have been delivered for purposes of this clause (1)), and (2) the receipt of Company Stockholder Approval, in response to a bona fide written Company Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.3, if the Company Board so chooses, the Company Board may effect a Company Change of Recommendation if:

(A)   the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal;
(B)   the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the shareholders of the Company under applicable Law;
(C)   the Company provides Parent written notice of such proposed action and the basis thereof five (5) Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and include a copy of the available proposed Company Competing Proposal and any applicable transaction and financing documents;
(D)   after giving such notice and prior to effecting such Company Change of Recommendation, the Company will make itself available to negotiate (and cause its officers, employees, financial advisor and outside legal counsel to be available to negotiate) with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation in response thereto; and
(E)   at the end of the five (5) Business Day period, prior to taking action to effect a Company Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the notice, and determines in good faith (1) after consultation with the Company’s financial advisors and outside legal counsel, that the Company Competing Proposal remains a Company Superior Proposal and (2) after consultation with the Company’s outside legal counsel, that the failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the shareholders of the Company under applicable Law; provided, that in the event of any material amendment or material modification to any Company Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Company Superior Proposal shall be deemed material), the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(iii) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original five (5) Business Day notice period; and
(iv)   prior to, but not after, the earlier of (1) the time the Company Support Agreement is executed and delivered in accordance with Section 6.5(a) (provided, however, that if Parent has failed to hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval no later than the 60th day following the date the Registration Statement is initially filed with the SEC then from and after the 61st day following the initial filing of the Registration Statement, the Support Agreement shall be deemed not to have been delivered for purposes of this clause (1)), and (2) the receipt of Company Stockholder Approval, in response to a Company Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by the Company, the Company may, if the Company Board so chooses, effect a Company Change of Recommendation if:
(A)   the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that a Company Intervening Event has occurred;
(B)   the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Change of Recommendation in response to such Company Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the shareholders of the Company under applicable Law;
(C)   the Company provides Parent written notice of such proposed action and the basis thereof four (4) Business Days in advance, which notice shall set forth in writing that the Company

Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Company Intervening Event;
(D)   after giving such notice and prior to effecting such Company Change of Recommendation, the Company will make itself available to negotiate (and cause its officers, employees, financial advisor and outside legal counsel to be available to negotiate) with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation in response thereto; and
(E)   at the end of the four (4) Business Day period, prior to taking action to effect a Company Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the notice, and determines in good faith after consultation with the Company’s outside legal counsel, that the failure to effect a Company Change of Recommendation in response to such Company Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the shareholders of the Company under applicable Law; provided, that in the event of any material changes regarding any Company Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(iv) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period.
(f)   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Company Merger Effective Time and termination of this Agreement in accordance with Article VIII, the Company shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party; provided, that, notwithstanding any other provision in this Section 6.3, prior to, but not after, the earlier of (1) the time the Company Support Agreement is executed and delivered in accordance with Section 6.5(a) (provided, however, that if Parent has failed to hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval no later than the 60th day following the date the Registration Statement is initially filed with the SEC then from and after the 61st day following the initial filing of the Registration Statement, the Support Agreement shall be deemed not to have been delivered for purposes of this clause (1)), and (2) the time the Company Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Company Board may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Company Competing Proposal, on a confidential basis, to the Company Board and communicate such waiver to the applicable third party; provided, however, that the Company shall advise Parent at least two (2) Business Days prior to taking such action.
(g)   Notwithstanding anything to the contrary in this Section 6.3, any action, or failure to take action, that is taken by or at the direction of a director or officer of the Company or any of its Subsidiaries in violation of this Section 6.3 shall be deemed to be a breach of this Section 6.3 by the Company.
Section 6.4   No Solicitation by Parent.
(a)   From and after the date of this Agreement and until the earlier of the Company Merger Effective Time and termination of this Agreement pursuant to Article VIII, Parent and its officers and directors will, will cause Parent’s Subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries to, immediately cease, and cause to be terminated, any discussions or negotiations with any Person conducted heretofore by Parent or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Parent Competing Proposal. Parent will immediately terminate any physical and electronic data access related to any potential Parent Competing Proposal previously granted to such Persons.
(b)   From and after the date of this Agreement and until the earlier of the Company Merger Effective Time and termination of this Agreement pursuant to Article VIII, Parent and its officers and directors will not, will cause Parent’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries not to, directly or indirectly:
(i)   initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Competing Proposal;
(ii)   engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to, or in furtherance of a Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;
(iii)   furnish any information regarding Parent or its Subsidiaries, or access to the properties, assets or employees of Parent or its Subsidiaries, to any Person in connection with or in response to any Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;
(iv)   enter into any letter of intent or agreement in principle, or other agreement providing for a Parent Competing Proposal (other than a confidentiality agreement as provided in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii); or
(v)   submit any Parent Competing Proposal to the vote of the shareholders of Parent; provided, that notwithstanding anything to the contrary in this Agreement, Parent or any of its Representatives may, (A) in response to an unsolicited inquiry or proposal from a third party, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a Parent Superior Proposal and (B) in response to an unsolicited inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.4 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).
(c)   From and after the date of this Agreement, Parent shall promptly (and in any event within 48 hours) notify the Company of the receipt by Parent (directly or indirectly) of any Parent Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal made on or after the date of this Agreement, any request for information or data relating to Parent or any of its Subsidiaries made by any Person in connection with a Parent Competing Proposal or any request for discussions or negotiations with Parent or a Representative of Parent relating to a Parent Competing Proposal (including the identity of such Person), and Parent shall provide to the Company promptly (and in any event within 48 hours) (i) an unredacted copy of any such expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal made in writing provided to Parent or any of its Subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, Parent shall (A) keep the Company reasonably informed, on a prompt basis (and in any event within 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within 48 hours) apprise the Company of the status of any such discussions or negotiations and (B) provide to the Company as soon as practicable after receipt or delivery thereof (and in any event within 48 hours) copies of all material written correspondence and other material written materials provided to Parent or its Representatives from any Person with respect to a Parent Competing Proposal.
(d)   Except as permitted by Section 6.4(e), the Parent Board, or any committee thereof, and its officers and directors will not, and will cause Parent’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries not to, directly or indirectly:
(i)   withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the Company, the Parent Board Recommendation;

(ii)   fail to include the Parent Board Recommendation in the Parent Circular;
(iii)   approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Parent Competing Proposal that does not constitute a Parent Superior Proposal approved in accordance with Section 6.4(e);
(iv)   publicly declare advisable or publicly propose to enter into, any confidentiality agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii) relating to a Parent Competing Proposal that does not constitute a Parent Superior Proposal approved in accordance with Section 6.4(e) (a “Parent Alternative Acquisition Agreement”);
(v)   in the case of a Parent Competing Proposal that is structured as a take-over bid under National Instrument 62 – 104 — Take-Over Bids and Issuer Bids of the Canadian Securities Regulators for outstanding Parent Common Shares (other than by the Company or any of its Subsidiaries), fail to recommend, in a directors’ circular or other disclosure document, against acceptance of such take-over bid by its shareholders on or prior to the earlier of (A) three (3) Business Days prior to the date of the Parent Shareholder Meeting (or promptly after commencement of such take-over bid if commenced on or after the third Business Day prior to the date of the Parent Shareholder Meeting) or (B) fifteen (15) calendar days after such take-over bid;
(vi)   if a Parent Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Parent Board Recommendation on or prior to the earlier of (A) five (5) Business Days after the Company so requests in writing or (B) three (3) Business Days prior to the date of the Parent Shareholder Meeting (or promptly after announcement or disclosure of such Parent Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Parent Shareholder Meeting); or
(vii)   cause or permit Parent to enter into a Parent Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), and (vi), a “Parent Change of Recommendation”).
(e)   Notwithstanding anything in this Agreement to the contrary:
(i)   the Parent Board may after consultation with its outside legal counsel, make such disclosures as the Parent Board determines in good faith are necessary to comply with (i) Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or other disclosure required to be made in the Parent Circular by applicable U.S. federal securities Laws or (ii) National Instrument 62 – 104 — Take-Over Bids and Issuer Bids of the Canadian Securities Regulators, the ABCA and applicable Canadian Securities Laws, including with respect to a Parent Competing Proposal that does not constitute a Parent Superior Proposal as a result of clause (iii) of the definition of such term; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Parent Board Recommendation, such disclosure shall be deemed to be a Parent Change of Recommendation and the Company shall have the right to terminate this Agreement as set forth in Section 8.1(d); provided that a communication by the Parent Board with respect to a Parent Competing Proposal that does not constitute a Parent Superior Proposal as a result of clause (iii) of the definition of such term shall not constitute a withdrawal or adverse modification of the Parent Board Recommendation if such communication is limited to a description of such Parent Competing Proposal, its terms and conditions and other related information the Parent Board, after consultation with its outside legal counsel, determines in good faith is necessary to comply with its fiduciary duties under applicable law and concurrently therewith, the Parent Board publicly reaffirms the Parent Board Recommendation;
(ii)   Parent and its Representatives may engage in the activities prohibited by Section 6.4(b)(ii) or Section 6.4(b)(iii) with any Person if Parent receives a bona fide written Parent Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.4; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.4(b) may be furnished until Parent receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Parent that are no less favorable to Parent in the aggregate than the terms of the Confidentiality Agreement, as determined by the Parent Board in good faith after consultation with its legal counsel (provided, further, that such confidentiality agreement does not contain provisions that prohibit Parent from providing any information to Parent in accordance with this Section 6.4 or that otherwise prohibits Parent from complying with the provisions of this Section 6.4), (B) any such non-public information has previously been made available to, or is made available to, Parent prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 48 hours) after) the time such information is made available to such Person, (C) prior to taking any such actions, the Parent Board determines in good faith, after consultation with Parent’s financial advisors and outside legal counsel, that such Parent Competing Proposal is, or would reasonably be expected to lead to, a Parent Superior Proposal and (D) prior to taking such actions, the Parent Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties of the Parent Board under applicable Law;
(iii)   in response to a bona fide written Parent Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.4, if the Parent Board determines in good faith after consultation with Parent’s financial advisors and outside legal counsel that such Parent Competing Proposal is a Parent Superior Proposal, then Parent may, upon written notice of such proposed action and the basis thereof five (5) Business Days in advance to the Company, enter into a definitive agreement with respect to a Parent Superior Proposal; and
(iv)   prior to, but not after, the receipt of the Parent Shareholder Approval, in response to a Parent Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by Parent, Parent may, if the Parent Board so chooses, effect a Parent Change of Recommendation (only of the type contemplated by Section 6.4(d)(i) or Section 6.4(d)(ii)) if:
(A)   the Parent Board determines in good faith after consultation with Parent’s financial advisors and outside legal counsel that a Parent Intervening Event has occurred;
(B)   the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Parent Change of Recommendation in response to such Parent Intervening Event would be inconsistent with the fiduciary duties of the Parent Board under applicable Law;
(C)   Parent provides the Company written notice of such proposed action and the basis thereof four (4) Business Days in advance, which notice shall set forth in writing that the Parent Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Parent Intervening Event;
(D)   after giving such notice and prior to effecting such Parent Change of Recommendation, Parent will make itself available to negotiate (and cause its officers, employees, financial advisor and outside legal counsel to be available to negotiate) with the Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Change of Recommendation in response thereto; and
(E)   at the end of the four (4) Business Day period, prior to taking action to effect a Parent Change of Recommendation, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the notice, and determines in good faith after consultation with Parent’s outside legal counsel, that the failure to effect a Parent Change of Recommendation in response to such Parent Intervening Event would be inconsistent with the fiduciary duties of the Parent Board under applicable Law; provided, that in the event of any material changes regarding any Parent Intervening Event, Parent shall be required to deliver a new written notice to the

Company and to comply with the requirements of this Section 6.4(e) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period.
(f)   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Company Merger Effective Time and termination of this Agreement in accordance with Article VIII, Parent shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party; provided, that, notwithstanding any other provision in this Section 6.4, prior to, but not after, the time the Parent Shareholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Parent Board may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Parent Competing Proposal, on a confidential basis, to the Parent Board and communicate such waiver to the applicable third party; provided, however, that Parent shall advise the Company at least two (2) Business Days prior to taking such action.
(g)   Notwithstanding anything to the contrary in this Section 6.4, any action, or failure to take action, that is taken by or at the direction of a director or officer of Parent or any of its Subsidiaries in violation of this Section 6.4 shall be deemed to be a breach of this Section 6.4 by Parent.
Section 6.5   Company Support Agreement; Preparation of Registration Statement, Company Proxy Statement and Parent Circular.
(a)   The Company will use its reasonable best efforts to cause the Company Class B Holders to execute and deliver to Parent the Company Support Agreement not later than the Support Agreement Deadline. If the Company Support Agreement is not executed and delivered in accordance with this Section 6.5(a) by the Support Agreement Deadline (a “Company Support Agreement Failure”), Parent shall have the right to terminate this Agreement as set forth in Section 8.1(c)(ii).
(b)   Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including Merger Sub following its formation) and its shareholders, as the Company may reasonably request for the purpose of including such data and information in the Company Proxy Statement and any amendments or supplements thereto. The Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of its capital stock, as Parent may reasonably request for the purpose of including such data and information in the Registration Statement, the Parent Circular and any amendments or supplements thereto.
(c)   Promptly following the date hereof, the Company and Parent shall cooperate in preparing and shall use their respective reasonable best efforts to cause to be filed with the SEC, the Canadian Securities Regulators and the TSX, as applicable, as promptly as practicable following the execution of this Agreement, a mutually acceptable (A) Company Proxy Statement relating to matters to be submitted to the holders of the Company Common Stock at the Company Stockholders Meeting, (B) Parent Circular relating to matters to be submitted to holders of Parent Common Shares at the Parent Shareholder Meeting and (C) Registration Statement (of which the Company Proxy Statement will be a part). The Company shall use reasonable best efforts to cause the Registration Statement and the Company Proxy Statement to comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder and to respond as promptly as practicable to any comments of the SEC or its staff. Parent shall use its reasonable best efforts to cause the Parent Circular to comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and of applicable Canadian Securities Laws and to respond as promptly as practicable to any comments of the SEC, Canadian Securities Regulators or TSX or their staff. Parent and the Company shall use reasonable best efforts to cause the Registration Statement to become effective under the Securities Act promptly after the filing thereof and to keep the Registration Statement effective as long as is necessary to consummate the Company Merger. Each of the Company and Parent will advise the other promptly after it receives any request by the SEC, Canadian Securities Regulators or TSX, as applicable, for amendment of the Company Proxy Statement, the Registration Statement or the Parent Circular or comments thereon and responses thereto or any request by the SEC,

Canadian Securities Regulators or TSX, as applicable, for additional information, and Parent and the Company shall jointly prepare any response to such comments or requests, and shall provide each other with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the SEC or the TSX, as applicable, on the other hand. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Company Proxy Statement as promptly as reasonably practicable after receipt thereof, and Parent shall use its reasonable best efforts to resolve any comments from the SEC or the TSX with respect to the Parent Circular or the Registration Statement, as applicable. Each of Parent and the Company agrees to permit the other (in each case, to the extent practicable), and their respective counsels, to participate in all meetings and conferences with the SEC, Canadian Securities Regulators or the TSX, as applicable. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Company Proxy Statement and the Parent Circular (or any amendment or supplement thereto) or responding to any comments of the SEC, the Canadian Securities Regulators or the TSX, as applicable, with respect thereto, each of the Company and Parent will (A) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) include in such document or response all comments reasonably and promptly proposed by the other and (C) not file or mail such document or respond to the SEC, the Canadian Securities Regulators or the TSX prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.
(d)   Parent and the Company shall make all necessary filings with respect to the Company Merger and the Transactions under the Securities Act, the Exchange Act, applicable Canadian Securities Laws, applicable blue sky laws and the rules and regulations thereunder and the rules and regulations of the NYSE, NASDAQ and TSX, as applicable. Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop or cease-trade order, or the suspension of the qualification of the Parent Common Shares issuable in connection with the Company Merger for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop or cease-trade order or suspension lifted, reversed or otherwise terminated.
(e)   If at any time prior to the Company Merger Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement, the Company Proxy Statement or the Parent Circular, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company and the shareholders of Parent.
Section 6.6   Stockholders Meetings.
(a)   The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as practicable following the clearance of the Company Proxy Statement by the SEC and the Registration Statement being declared effective by the SEC. Unless there has been a Company Change of Recommendation in accordance with Section 6.3, the Company Board shall recommend that the stockholders of the Company approve Agreement, including the related Plan of Merger, at the Company Stockholders Meeting and the Company Board shall solicit from stockholders of the Company proxies in favor of the approval of this Agreement, including the related Plan of Merger, and the Transactions, and the Company Proxy Statement shall include the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn or postpone the Company Stockholders Meeting (A) to the extent necessary to ensure that any legally required supplement or amendment to the Company Proxy Statement is provided to the Company’s stockholders or (B) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholders Meeting and (ii) may adjourn or postpone the Company

Stockholders Meeting if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Company Stockholders Meeting shall not be adjourned or postponed to a date that is more than fifteen (15) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Company Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the Outside Date. If requested by Parent, the Company shall promptly provide Parent with all voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to the Company’s shareholders with respect thereto. Unless there has been a Company Change of Recommendation in accordance with Section 6.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Company’s shareholders or any other Person to prevent the Company Stockholder Approval from being obtained. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment of the Company Stockholders Meeting permitted hereunder.
(b)   Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval, to be held as promptly as practicable following the date hereof and in no event later than the 45th day following the date the Registration Statement is initially filed with the SEC. Unless there has been a Parent Change of Recommendation in accordance with Section 6.4(e), the Parent Board shall recommend that the shareholders of Parent approve the Parent Share Issuance, mail the Parent Circular to the shareholders of Parent and such other persons as required by the ABCA and solicit from shareholders of Parent proxies in favor of the Parent Share Issuance, and the Parent Circular shall include the Parent Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent (i) may adjourn or postpone the Parent Shareholder Meeting (A) to allow Parent to provide the Parent’s shareholders with any supplement or amendment to the Parent Circular that is determined to be necessary by the Parent, acting reasonably, to comply with its fiduciary duties under the ABCA and/or to provide Parent’s shareholders with full, true and plain disclosure of all material facts relating to the Transactions and to ensure the Parent Circular does not contain a misrepresentation (as defined under the Securities Act (Alberta)), including to provide any material disclosure anticipated to be contained in the final Registration Statement and that was not disclosed in the Parent Circular or (B) if, as of the time for which the Parent Shareholder Meeting is scheduled, there are insufficient Parent Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Shareholder Meeting and (ii) may adjourn or postpone the Parent Shareholder Meeting if, as of the time for which the Parent Shareholder Meeting is scheduled, there are insufficient Parent Common Shares represented (either in person or by proxy) to obtain the Parent Shareholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Parent Shareholder Meeting shall not be adjourned or postponed to a date that is more than fifteen (15) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Parent Shareholder Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Parent Shareholder Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Parent Shareholder Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the Outside Date. If requested by the Company, Parent shall promptly provide the Company with all voting tabulation reports relating to the Parent Shareholder Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep the Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Parent’s shareholders with respect thereto. Unless there has been a Parent Change of Recommendation in accordance with Section 6.4(e), the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Parent’s shareholders or any other Person to prevent the Parent Shareholder Approval from being obtained. Once Parent has established a record date for the Parent Shareholder Meeting, Parent shall not change such record date or establish a different record date for the Parent Shareholder Meeting without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment of the Parent Shareholder Meeting permitted hereunder.
(c)   The Parties shall cooperate and keep each other informed with respect to the determination of the date for the Company Stockholders Meeting and the Parent Shareholder Meeting and of the record date for each such meeting.
(d)   Without limiting the generality of the foregoing, unless this Agreement shall have been terminated pursuant to Article VIII, each of the Company and Parent agrees that its obligations to call, give notice of, convene and hold the Company Stockholders Meeting and the Parent Shareholder Meeting, as applicable, pursuant to this Section 6.6 shall not be affected by the making of a Company Change of Recommendation or a Parent Change of Recommendation, as applicable, and its obligations pursuant to this Section 6.6 shall not be affected by the commencement, announcement, disclosure, or communication to the Company or Parent, as applicable, of any Company Competing Proposal or Parent Competing Proposal or other proposal (including, with respect to the Company, a Company Superior Proposal or with respect to Parent, a Parent Superior Proposal) or the occurrence or disclosure of any Company Intervening Event or Parent Intervening Event.
(e)   Following the execution of this Agreement by Merger Sub, Parent shall cause the adoption of this Agreement by Parent or the applicable wholly owned Subsidiary of Parent, in its capacity as the sole owner of the equity interests of Merger Sub and in accordance with applicable Law and the Organizational Documents of Merger Sub, and deliver to the Company evidence of its vote or action by written consent so approving and adopting this Agreement.
Section 6.7   Access to Information.
(a)   Subject to applicable Law and the other provisions of this Section 6.7, the Company and Parent each shall (and shall cause its Subsidiaries to), upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers, shareholders and stockholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement, the Parent Circular, the Registration Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions. Each Party shall, and shall cause each of its Subsidiaries to, afford to the other Party and its Representatives, during the period prior to the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1, reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to their books, records, Contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other Party and its Representatives such information concerning its and its Subsidiaries’ business, properties, Contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the other Party. Each Party and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the other Party or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the other Party and its Subsidiaries of their normal duties. Notwithstanding the foregoing:
(i)   No Party shall be required to, or to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract or agreement (provided, however, the Company or Parent, as applicable, shall inform the other Party as to the general nature of what is being withheld and the Company and Parent shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required Consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege);
(ii)   No Party shall have access to personnel records of the other Party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other personnel information that in the other Party’s good faith opinion the disclosure of which could subject the other Party or any of its Subsidiaries to risk of liability;
(iii)   Each Party shall not be permitted to conduct any invasive or intrusive sampling or analysis (commonly known as a “Phase II”) of any environmental media or building materials at any facility of the other Party or its Subsidiaries without the prior written consent of the other Party (which may be granted or withheld in such other Party’s sole discretion); and
(iv)   No investigation or information provided pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by any Party and no Party shall, and each Party shall cause their respective Representatives to not, use any information obtained pursuant to this Section 6.7 for any purpose unrelated to the evaluation, negotiation or consummation of the Transactions.
(b)   (i) The Confidentiality Agreement dated as of November 18, 2022 between Parent and the Company and (ii) the Confidentiality Agreement dated as of December 27, 2022 between Parent and the Company (together, the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder. All information provided to any Party or its Representative pursuant to or in connection with this Agreement is deemed to be “Confidential Information” as defined under the Confidentiality Agreement. From and after the date of this Agreement until the earlier of the Company Merger Effective Time and termination of this Agreement in accordance with Article VIII, each Party shall continue to provide access to the other Party and its Representatives to the electronic data room relating to the Transactions maintained by or on behalf of it to which the other Party and its Representatives were provided access prior to the date of this Agreement.
Section 6.8   Reasonable Best Efforts; HSR and Other Approvals.
(a)   Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI, upon the terms and subject to the conditions set forth in this Agreement (including Section 6.3 and Section 6.4), each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, promptly, the Company Merger and the other Transactions.
(b)   In furtherance of the foregoing, Parent and the Company shall use their reasonable best efforts to (i) promptly prepare and file all forms, notifications, declarations, registrations, notices and other submissions required to be filed with any Governmental Entity or with the NYSE, NASDAQ or TSX prior to the consummation of the Transactions, (ii) obtain (and cooperate with each other in obtaining) any Consent, clearance, authorization, order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information and documentary material required or requested under the HSR Act or any other Antitrust Laws) required to be obtained or made by Parent, the Company or any of their respective Subsidiaries in connection with or that are necessary to consummate the Transactions and (iii) defend any Proceedings challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall the Company, Parent or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, Consent or waiver to effectuate the Transactions (except, for greater certainty, with respect to any customary filing fees payable to the SEC, Canadian Securities Regulators, NYSE, NASDAQ or TSX in connection with the Transactions). In the event that any litigation, administrative or judicial action or other proceeding is commenced challenging the Transactions, the Parties shall cooperate with each other and use their respective reasonable best efforts to contest and resist any such litigation, action or Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Additionally, Parent and the Company shall not enter into any agreement, transaction, or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Consent, clearance, authorization, order or approval from any Governmental Entity necessary to be obtained prior to Closing. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the Parties shall use reasonable best efforts to effect such transfers.
(c)   Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required Consents, clearances, authorizations, orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 6.8. In that regard, each Party shall promptly consult with the other Party to this Agreement with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other Party (or its counsel) copies of), all filings, notices or other submissions made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions. Each Party shall promptly inform the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any material communication from any Governmental Entity regarding the Transactions, and permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written or oral communication with any such Governmental Entity. If either Party or any Representative of such Party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in substantial compliance with such request. Neither Parent nor the Company shall participate in any meeting or teleconference with any Governmental Entity where material issues would be reasonably expected to be discussed in connection with this Agreement and the Transactions unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. The materials provided pursuant to this Section 6.8 may be redacted (i) to remove references concerning the valuation of the Company, Parent, the Transaction or other confidential or competitively sensitive information, (ii) as necessary to comply with contractual requirements and (iii) as necessary to address reasonable privilege waiver risks.
(d)   The Company and Parent shall file promptly (but in any event no later than ten (10) Business Days after the date of this Agreement) the notification and report forms required under the HSR Act. In the event that the Parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the Parties will use their respective reasonable best efforts to respond to such Second Request promptly, and counsel for both Parties will closely cooperate during the entirety of any such Second Request review process; provided, however, the final determination as to the appropriate course of action shall be made by Parent after consulting with the Company in advance and in good faith taking the Company’s views into account.
(e)   Notwithstanding anything to the contrary in this Agreement, the best efforts contemplated by this Section 6.7 shall not include: (i) selling, divesting, transferring, licensing or otherwise disposing of any assets or businesses of the Company or any of its Subsidiaries (or interests held by the Company or any of its Subsidiaries); (ii) agreeing to behavioral, conduct, ownership and operational limitations on, including actions and agreements that would limit the freedom of action with respect to, or the ability to own or operate, any assets or businesses of the Company or any of its Subsidiaries (or interests held by the Company or any of its Subsidiaries); (iii) creating, terminating, modifying, transferring or taking any other action with respect to any relationships, agreements and contractual rights and obligations of the Company or any of its

Subsidiaries; (iv) taking any other action that limits or affects the Company’s or its Subsidiaries’ freedom of action; and (v) agreeing to any other remedy, commitment or condition of any kind (and, in each case, entering into agreements or stipulating to the entry of an order or decree or filing appropriate applications with any Antitrust Authority in connection with any of the foregoing, with respect to the Company or its Subsidiaries or its or their businesses or assets; provided, however, that notwithstanding anything herein to the contrary, any such action, at the discretion of Parent, may be conditioned upon consummation of the Transactions; provided, further, however, that Parent shall not be required to take any action, or agree to any condition or limitation if such actions, conditions and limitations, in the aggregate, would or would reasonably be expected to have a Company Material Adverse Effect following the Closing) to ensure that no Governmental Entity enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any Law or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Transactions, or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the Transactions, fails to do so by the Outside Date.
Section 6.9   Employee Matters.
(a)   Parent agrees that for a period of 12 months following the Company Merger Effective Time (or, if an applicable employee’s employment earlier terminates, through such date of termination) (the “Continuation Period”), and subject to the last sentence of this Section 6.9(a), Parent shall, or shall cause the applicable Subsidiary of Parent to, provide each employee of the Company and its Subsidiaries who is an employee of the Company and its Subsidiaries immediately prior to the Closing and who continues in employment with Parent following the Closing (each, a “Continuing Employee”): (i) base salary or hourly wage rate, as applicable, and a target annual cash bonus opportunity, (ii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee (if applicable) immediately before the Company Merger Effective Time, and which severance and termination benefits are set forth in Schedule 6.9(a)(i) of the Company Disclosure Letter and (iii) employee benefits (excluding severance and termination benefits, defined benefit pension, post-employment health and welfare benefits, and change of control, retention or other one-off awards (collectively, “Excluded Benefits”)) that are (A) substantially the same in the aggregate to the compensation and employee benefits to which such Continuing Employee was entitled immediately prior to the Company Merger Effective Time, (B) substantially the same in the aggregate to the compensation and employee benefits provided to similarly-situated employees employed by Parent or any of its Subsidiaries, or (C) a combination of the foregoing. For the avoidance of doubt, nothing in this Section 6.9(a) shall prevent Parent or any of its Subsidiaries from converting the method of payment for any Continuing Employee from salaried to an hourly basis or vice versa. Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Company Benefit Plans. From and after the Company Merger Effective Time, the Surviving Corporation shall honor all obligations and rights under the Company Benefit Plans in accordance with their terms and under all employment, severance, change in control, retention and other agreements, if any, between the Company (or a Subsidiary thereof) and a Continuing Employee, including, but not limited to, those Company Benefit Plans set forth on Schedule 6.9(a)(ii) of the Company Disclosure Letter, it being understood that the foregoing shall not be construed to limit any amendments or terminations otherwise permitted by the terms of the applicable arrangements.
(b)   From and after the Company Merger Effective Time, Parent shall, or shall cause the Surviving Corporation and its respective Subsidiaries to, take reasonable best efforts to credit the Continuing Employees for purposes of vesting, eligibility, severance and benefit accrual under any Employee Benefit Plan (other than for any purposes with respect to any “defined benefit plan” as defined in Section 3(35) of ERISA, retiree medical benefits or disability benefits, equity or equity based award granted after the Company Merger Effective Time or nonqualified deferred compensation plans) in which the Continuing Employees participate, for such Continuing Employees’ service with the Company and its Subsidiaries to the same extent and for the same purposes that such service was taken into account under a corresponding Company Benefit Plan in effect immediately prior to the Closing Date, to the extent that such credit does not result in duplicate benefits or compensation.
(c)   The Parties shall, or shall cause the Surviving Corporation and its Subsidiaries, to use reasonable best efforts to (i) waive any limitation on health coverage of any Continuing Employees or any of their covered, eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under any Employee Benefit Plan in which the Continuing Employees participate to the extent such Continuing Employee or eligible dependents are covered under an analogous Company Benefit Plan immediately prior to the Closing Date, and such conditions, periods or requirements are satisfied or waived under such Company Benefit Plan, and (ii) give each Continuing Employee credit for the plan year in which the Closing Date occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing Date for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider and only to the extent such deductibles or limits for medical expenses were satisfied or did not apply under the analogous Company Benefit Plan in effect immediately prior to the Closing Date.
(d)   Prior to the Closing Date, if requested by Parent in writing at least three (3) days before the Closing, the Company shall cause the Company and its Subsidiaries to take all necessary and appropriate actions to cause (i) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”) to be terminated and (ii) all participants to cease participating under the Company 401(k) Plan, in each case, effective no later than the Business Day preceding the Closing Date; provided, however, that such actions may be contingent upon Closing. The Company shall provide Parent with an advance copy of all documentation necessary to effect this Section 6.9(d) and a reasonable opportunity to comment thereon prior to the adoption or execution thereof. In the event the Company 401(k) Plan is terminated as set forth in the preceding sentence, as soon as administratively practicable following the Company Merger Effective Time, Parent shall take any and all reasonable actions as may be reasonably required, including amendments to a defined contribution retirement plan intended to be qualified under Section 401(a) of the Code designated by Parent (the “Parent 401(k) Plan”) to (A) cause the Parent 401(k) Plan to accept any “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) in the form of cash in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, including any outstanding loans and (B) cause each Continuing Employee to become a participant in the Parent 401(k) Plan as of the Closing Date (subject to any applicable eligibility requirements, but giving effect to the service crediting provisions of Section 6.9(b)).
(e)   On the regularly-scheduled payment date for annual bonuses under the Company’s short-term cash incentive plan for the 2022 calendar year (the “2022 Bonus Plan”), the Company shall pay each employee participating in the 2022 Bonus Plan that remains employed with the Company and its Subsidiaries through such date, an amount equal to (i) 50% multiplied by (ii) 135% of such employee’s target annual bonus in respect of calendar year 2022 (the amount in this clause (ii), the “2022 Bonus”). Within five (5) Business Days following the Closing Date, Parent shall, or shall cause the Surviving Corporation and its respective Subsidiaries to, pay each Company Employee who participated in the 2022 Bonus Plan and who remains employed through the Closing Date and (x) who continues in employment with Parent following the Closing or (y) who undergoes an Involuntary Termination (as defined below) on the Closing Date at the direction of Parent, an amount equal to 50% of the 2022 Bonus. For the avoidance of doubt, the payments described in this Section 6.9(e) shall be in lieu of, and shall not be in addition to, any other payment under the 2022 Bonus Plan. Following the date of this Agreement, the Company Board (or if appropriate, any committee thereof administering the 2022 Bonus Plan) shall pass any necessary resolutions or take any other required action in order to effect the foregoing provisions of this Section 6.9(e). The Company shall provide Parent with copies of any such resolutions or other applicable documentation (including communications to employees) prior to approval by the Company Board (or the appropriate committee thereof, as applicable), communication to employees, or other applicable action (as applicable), and shall consider in good faith any reasonable comments provided by Parent thereon.
(f)   Continuing Employees who were eligible to participate in the Company’s short-term cash incentive plan for the 2023 calendar year (the “2023 Bonus Plan” and each such Continuing Employee, a “Participating Employee”) shall cease participation in the 2023 Bonus Plan and shall commence participation in Parent’s short-tern cash incentive program for the 2023 calendar year (the “Parent 2023 Bonus Program”), in each case, effective as of the Company Merger Effective Time. In the event that a Participating Employee experiences an Involuntary Termination (a “Separated Participant”) (the date of such Separated Participant’s termination of employment, the “Participant’s Separation Date”) prior to the regularly scheduled payment date for annual bonuses under the Parent 2023 Bonus Program, solely to the extent that such Participating

Employee is not already entitled to a prorated annual cash incentive payment pursuant to an existing Severance Arrangement (as defined in Schedule 6.9(a) of the Company Disclosure Letter), Parent shall pay, or shall cause the Surviving Corporation to pay, to such Separated Participant, an amount in cash equal to the Separated Participant’s annual cash incentive payment with respect to the 2023 calendar year, (i) based on Parent’s assessment of performance through the Participant’s Separation Date and (ii) prorated for the number of days that have elapsed in such calendar year through and including the Participant’s Separation Date, within thirty (30) days following such Participant’s Separation Date. “Involuntary Termination” means termination of such Participating Employee’s employment by the Company or its Affiliates without “Cause” (as defined in the Company Equity Plan). With respect to any Company Employee (i) who was eligible to participate in the 2023 Bonus Plan and (ii) whose employment is terminated in an Involuntary Termination on the Closing Date at the direction of Parent, solely to the extent that such Company Employee is not already entitled to a prorated annual cash incentive payment pursuant to an existing Severance Arrangement (as defined in Schedule 6.9(a) of the Company Disclosure Letter), Parent shall, or shall cause the Surviving Corporation and its respective Subsidiaries to, pay each such Company Employee, an amount in cash equal to such Company Employee’s target annual cash incentive payment with respect to the 2023 calendar year, prorated for the number of days that have elapsed in such calendar year through and including the Closing Date, within thirty (30) days following the Closing Date.
(g)   As soon as practicable following the Closing, each Continuing Employee (other than Continuing Employees who are only expected to remain employed for a transition period of six (6) months or less) shall be eligible to receive an annual equity grant pursuant to the Parent Equity Plan with equivalent grant date fair value to the grant such employee would have received had such employee been employed by Parent as of January 1, 2023 (and in no event shall such grant date fair value be less than the grant date fair value of such employee’s 2023 long-term incentive plan target, as provided to Parent by the Company), subject to the same terms and conditions as similarly situated employees of Parent.
(h)   Following the date of this Agreement and prior to the Closing Date, Parent shall, or shall cause its applicable Subsidiary to, adopt a severance plan with the terms set forth on Schedule 6.9(h) of the Parent Disclosure Letter. Parent shall provide the Company with a copy of such severance plan and shall consider in good faith any reasonable comments provided by the Company thereon.
(i)   Nothing in this Agreement shall constitute an establishment or termination of, or an amendment to, or be construed as establishing, terminating or amending, any Parent Benefit Plan, Company Benefit Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Parent, the Company or any of their respective Subsidiaries. The provisions of this Section 6.9 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Company Employee or other current or former employee of the Company, Parent or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any third party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Section 6.9. Nothing in this Section 6.9 is intended to (i) prevent Parent, the Surviving Corporation or any of their respective Affiliates from terminating the employment or service of any Person, including a Company Employee, at any time and for any reason, (ii) provide any Person any right to employment or service or continued employment or service with Parent or any of its Subsidiaries (including following the Company Merger Effective Time, the Surviving Corporation) or any particular term or condition of employment or service, or (iii) prevent Parent, the Surviving Corporation or any of their respective Affiliates from terminating, revising or amending any Parent Benefit Plan, Company Benefit Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Parent, the Company or any of their respective Subsidiaries.
Section 6.10   Indemnification; Directors’ and Officers’ Insurance.
(a)   Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, from the Company Merger Effective Time and until the six (6) year anniversary of the Company Merger Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by the Company immediately prior to the date of this Agreement, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the

Company Merger Effective Time, a director or officer of the Company or any of its Subsidiaries or who acts as a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, in each case, when acting in such capacity (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the Company Merger Effective Time and whether asserted or claimed prior to, at or after the Company Merger Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Parent and the Surviving Corporation shall, jointly and severally, pay expenses incurred in connection therewith, in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Company Merger Effective Time), (i) the Indemnified Persons may retain the Company’s regularly engaged legal counsel or other counsel satisfactory to them, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Parent and the Surviving Corporation shall use their best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.10, upon learning of any such Proceeding, shall notify Parent and the Surviving Corporation (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 6.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Parent or Surviving Corporation under this Section 6.10, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Parent or Surviving Corporation, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Parent, Surviving Corporation or the Indemnified Person within the last three (3) years.
(b)   Parent Parties agree that, until the six (6) year anniversary date of the Company Merger Effective Time, that neither Parent or the Surviving Corporation shall amend, repeal or otherwise modify any provision in the Organizational Documents of the Surviving Corporation or its Subsidiaries in any manner that would affect adversely the rights thereunder or under the Organizational Documents of the Surviving Corporation or any of its Subsidiaries of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of its Subsidiaries and any of their respective directors or officers existing and in effect immediately prior to the Company Merger Effective Time.
(c)   To the extent permitted by applicable Law, Parent and the Surviving Corporation shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 6.10 or under any charter, bylaw or Contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.
(d)   Parent and the Surviving Corporation will cause to be put in place, and Parent shall fully prepay immediately prior to the Company Merger Effective Time, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Company Merger Effective Time (the “Tail Period”) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O Insurance”) in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at, prior to, or after, the Company Merger Effective Time; provided, however, that in no event shall the aggregate cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with as much coverage as is reasonably available for a cost not exceeding such amount.
(e)   In the event that Parent, the Surviving Corporation or any of their Subsidiaries or any of their respective successors or assignees (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.10, and his heirs and Representatives. The rights of the Indemnified Persons under this Section 6.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Law. To the extent permitted by applicable Law, Parent and the Surviving Corporation shall pay all expenses, including reasonable and documented attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.10.
Section 6.11   Transaction Litigation.   In the event any Proceeding by any Governmental Entity or other Person is commenced or, to the knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or an injunction in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party well informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at Parent’s cost) and shall consider in good faith, acting reasonably Parent’s advice with respect to such Transaction Litigation; provided that the Company shall not offer or agree to settle any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.12   Public Announcements.   Each of the Company and Parent shall have the right to prepare an initial press release with respect to the execution of this Agreement, which press release shall be subject to the prior review and written consent of the other Party (such consent not to be unreasonably conditioned, withheld or delayed). No Party shall, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions, without the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law, (b) required by the rules of any stock exchange upon which such Party’s capital stock is traded or (c) consistent with the final form of the press releases announcing the Company Merger, the investor presentation given to investors on the morning of announcement of the Company Merger and other public communications by the Company or Parent as permitted by this Agreement; provided, in the case of clauses (a) and (b), such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that this Section 6.12 shall not be deemed to restrict in any manner a Party’s ability to communicate privately with its employees (provided that any such communication that is required to be publicly disclosed shall be subject to the first proviso in this Section 6.12 unless such communication would meet the requirements of clause (c) of this Section 6.12) and that neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Competing Proposal or a Parent Competing Proposal, as applicable, and matters related thereto or a Company Change of Recommendation or a Parent Change of Recommendation, other than as set forth in Section 6.3 or Section 6.4, as applicable. In addition, the Company shall reasonably coordinate with Parent in advance of any earnings call, investor presentations or similar substantive public communications that are not related to this Agreement and otherwise the subject of this Section 6.12.
Section 6.13   Control of Business.   Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and their respective Subsidiaries’ operations prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.14   Transfer Taxes.   Except as otherwise provided in Section 3.4(b), to the extent any Transfer Taxes are imposed with respect to the Company Merger or Opco Unit Exchange, such Transfer Taxes shall be borne by the Surviving Corporation. The Parties will cooperate, in good faith, in the filing of any Tax Returns with respect to such Transfer Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Transfer Taxes.
Section 6.15   Section 16 Matters.   Prior to the Company Merger Effective Time, Parent, and the Company shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act.
Section 6.16   Stock Exchange Listing and Deregistration.   Parent shall take all action necessary to cause the Parent Common Shares to be issued in the Company Merger to be conditionally approved for listing on the NYSE and the TSX prior to the Company Merger Effective Time, subject to official notice of issuance. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the shares of Company Class A Common Stock from the NASDAQ and the deregistration of the shares of Company Class A Common Stock under the Exchange Act promptly after the Company Merger Effective Time, and in any event no more than ten (10) days after the Company Merger Effective Time. If the Surviving Corporation is required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the fifteen (15) days following the Closing Date, the Company shall make available to Parent, at least ten (10) Business Days prior to the Closing Date, a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, Parent shall promptly notify the Company of any material communications or correspondence received by Parent from the NYSE or the TSX with respect to the listing of Parent Common Shares to be issued in the Company Merger or other securities of Parent, compliance with the rules and regulations of the NYSE and the TSX, and any potential cease-trade, suspension or delisting action contemplated or threatened by the NYSE or the TSX.
Section 6.17   Tax Matters.
(a)   Except as otherwise expressly contemplated by the Transaction Documents, each of Parent and the Company will not take (and will prevent each of its Affiliates from taking) any actions that would reasonably be expected to prevent the Transactions from being treated consistently with the Intended U.S. Tax Treatment. Notwithstanding the foregoing, or anything to the contrary in any Transaction Document, each party acknowledges and agrees that its obligations to effect the Transactions are not subject to any condition or contingency with respect to the Transactions being treated consistently with the Intended U.S. Tax Treatment, except in the case of (x) a failure by the Parent Parties or the Company to satisfy the condition set forth in Section 7.2(b) or Section 7.3(b), respectively, solely as a result of a breach of the covenant contained in the foregoing sentence, or (y) a failure by the Company to satisfy the condition set forth in Section 7.2(a)(ii) solely as a result of a breach of the representations contained in Section 4.28(b).
(b)   Each of Parent and the Company will (and will cause each of its Affiliates to) reasonably cooperate with one another and their respective Tax advisors in connection with the issuance to Parent or the Company of any Tax opinion or advice by its counsel or other Tax advisors relating to the Tax consequences of the Transactions or the post-closing Tax matters of the combined company group, including any such opinion to be filed in connection with the Registration Statement, the Company Proxy Statement or the Parent Circular. In connection therewith, each of Parent and the Company shall deliver to such counsel or other advisors a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel or other advisors to render such Tax opinion or otherwise appropriately advise Parent or the Company, as applicable, with respect to such matters, in each case dated as of such dates as may be necessary or reasonably requested by the relevant Party. Each of Parent and the Company shall (and shall cause each of its Affiliates to) provide such other information as is reasonably requested by such counsel or other advisors for purposes of rendering any such Tax opinion or advice by such counsel or other advisors.
(c)   Prior to the Company Merger Effective Time, in the event that the Opco Unit Exchange is consummated, the Company will take (and will cause each of its applicable Subsidiaries to take) the relevant steps with respect to the Opco Unit Exchange as described, and in the order set forth, in Section 4 of the Company Support Agreement. The Company agrees and intends that the Opco Unit Exchange be treated for U.S. federal (and applicable state and local) income tax purposes as described in Section 5(a)(i) of the Company Support Agreement.
Section 6.18   Takeover Laws.   None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.
Section 6.19   Obligations of Merger Sub.   Upon the formation of Merger Sub, Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Company Merger, upon the terms and subject to the conditions set forth in this Agreement.
Section 6.20   Financing Matters.
(a)   The Company and its Subsidiaries shall deliver to Parent at least one (1) Business Day prior to the Closing Date a duly executed payoff letter in form reasonably satisfactory to Parent, setting forth the total amounts payable pursuant to the Company Credit Facility to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of Indebtedness under the Company Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter), together with appropriate wire instructions, and the agreement from the administrative agent under the Company Credit Facility that upon payment in full of all such amounts owed to such holder, all Indebtedness under the Company Credit Facility shall be discharged and satisfied in full (other than contingent obligations not then due and obligations in respect of letters of credit and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable issuing banks and hedge counterparties, respectively, and Parent and the Company), the Loan Documents (as defined in the Company Credit Facility) shall be terminated with respect to the Company and its Subsidiaries that are borrowers or guarantors thereof (or the assets or equity of which secure such Indebtedness) and all liens on the Company and its Subsidiaries and their respective assets (other than liens securing obligations in respect to letters of credit that may survive pursuant to the terms of such payoff letter) and equity securing the Company Credit Facility shall be released and terminated, together with any applicable documents necessary to evidence the release and termination of all liens on the Company and its Subsidiaries and their respective assets and equity securing, and any guarantees by the Company and its Subsidiaries in respect of, such Company Credit Facility.
(b)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, provide and shall use reasonable best efforts to cause its and their respective Representatives and other Related Parties to use reasonable best efforts to provide, such timely assistance with Parent’s efforts to arrange and obtain financing, including the Financing (and the offering, arrangement, syndication, marketing, and consummation thereof), in connection with the Transactions as is reasonably requested by Parent. Such assistance shall include, but not be limited to: (i) the Company using its reasonable best efforts to participate in, provide information with respect to and assist Parent with, the preparation of the Marketing Material and rating agency presentations, which Marketing Material and presentations, for the avoidance of doubt and in spite of any such required participation and assistance from the Company, shall be the responsibility of Parent; (ii) participation by senior management of the Company in a reasonable number of rating agency presentations, meetings with and conference calls with Financing Sources and prospective Financing Sources (including one-on-one conference or virtual calls with Financing Sources and potential Financing Sources, including prospective investors in any Financing involving the issuance of securities), road shows, due diligence sessions, drafting sessions, or other customary syndication activities, in each case upon reasonable prior notice and at times and locations to be mutually agreed in good faith, provided that no such rating agency presentations, meetings, conference calls, road shows, due diligence sessions, and drafting sessions or other activities shall be required to be physically in person; (iii) delivering the Financing Information to Parent and the Financing Sources (and such other financial and operational information reasonably requested by Parent or the Financing Sources) as promptly as reasonably practicable once available, and such further information as may be reasonably necessary for the Financing Information to remain Compliant; (iv) providing such other customary documents and financial and pertinent information regarding Company and the Subsidiaries of Company as may be reasonably requested by Parent and reasonably necessary for Parent or its Representatives to prepare all pro forma financial statements reasonably necessary in connection with the Financing (it being understood that the Company or any of the Subsidiaries of the Company, or any of their respective officers, directors, employees, accountants, legal counsel, or other Representatives and Related Parties shall not be responsible for, and Parent shall be solely responsible for, preparation of pro forma financial statements); provided that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company, (v) delivering customary authorization letters authorizing the distribution of Marketing Material to prospective investors; (vi) furnishing Parent and the Financing Sources promptly, and, in any event, at least seven Business Days prior to the Closing Date, with all documentation and other information in respect of the Company that any Lender has reasonably requested in writing at least nine Business Days prior to the Closing Date that is required by Governmental Entity under applicable “beneficial ownership,” “know your customer” and sanctions or anti-money laundering rules and regulations, including the USA PATRIOT Act; (vii) providing reasonable and customary assistance to Parent in connection with the issuance of securities, incurrence of debt and preparation by Parent of the Debt Financing Documents and any cash management agreements or hedging agreements in connection therewith, including preparation of schedules thereto, borrowing of loans and/or granting of a security interest (and perfection thereof) in the assets of the Company and its Subsidiaries, in each case by providing such pertinent information as may be reasonably requested by Parent and to the extent reasonably available to the Company; (viii) use reasonable best efforts to obtain the consent of and assistance from any of its auditors or other advisors to the use of any financial or other expert information required to be used in the Marketing Material or rating agency presentations, including participation in due diligence sessions to the extent reasonably requested by Parent and at reasonable times and upon reasonable notice, obtaining customary independent accountants’ comfort letters (including customary “negative assurance” statements) and consents from the auditor(s) of the audited financial statements provided as part of the Financing Information, including issuing any customary representation letters in connection therewith to such auditor(s) in connection with any financial statements included in any Marketing Material in respect of the Financing, (ix) taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Financing Sources to permit the consummation of the Financing, (x) making introductions of Parent to the Company’s existing lenders and facilitating relevant coordination between Parent and such lenders; (xi) assisting Parent and the Financing Sources in obtaining or updating corporate, facility and issue credit ratings of Parent (which shall be the sole responsibility of Parent); (xii) cooperating with the due diligence of Financing Sources and their Representatives in connection with the Financing, to the extent customary and reasonable, including the provision of all such information reasonably requested with respect to the property and assets of the Company and its Subsidiaries and by providing to internal and external counsel of Parent and the Financing Sources, as applicable, customary back-up certificates and factual information to support any legal opinion that such counsel may be required to deliver in connection with the Financing; provided, that, the Company and its Affiliates shall not be required to deliver or cause the delivery of any legal opinions related to the Debt Financing; and (xiii) cooperating as contemplated by Section 6.21. Non-public Information provided by the Company in connection with the Financing shall only be provided to sources or potential sources of financing and rating agencies that have agreed to be bound by (1) the Confidentiality Agreement as if such Person(s) were party thereto or (2) customary confidentiality provisions (including by click-through arrangements) provided, that Parent shall be permitted to disclose such information to (i) the Financing Sources subject to their confidentiality obligations under the Debt Financing Documents and the definitive documentation evidencing the Financing and (ii) otherwise to the extent reasonably necessary and consistent with customary practices in connection with the Financing subject to customary confidentiality arrangements satisfactory to the Company, acting reasonably. Company hereby consents to the use of all of the Company’s (and its Subsidiaries’) logos in connection with the Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company, respective Affiliates or their respective business, or the reputation or goodwill thereof. Any such cooperation shall be provided at Parent’s expense for third party fees and expenses. For the avoidance of doubt, any failure of the Company to fulfill its obligations under this Section 6.20(b) shall not be deemed a breach of this Agreement or excuse performance of the Parent to consummate the Transactions, so long as the Company is acting reasonably, diligently in good faith to fulfill such obligations.
(c)   Notwithstanding anything to the contrary in Section 6.20(b), (i) neither the Company nor any of its Affiliates or any of their respective equityholders or governing bodies shall be required to pass resolutions or consents to approve or authorize the execution of the Debt Financing Documents or execute or deliver any certificate, document, instrument or agreement in connection therewith or the Financing that is effective prior to the Closing (except for (A) the authorization letters set forth in Section 6.20(b), (B) the comfort letters, representation letters and consents referred to in Section 6.20(b) or (C) as contemplated by Section 6.21); (ii) no obligation of the Company or any of its Affiliates or any of their respective equityholders, members or Representatives under any certificate, document, instrument or agreement, entered into pursuant to the foregoing shall, without such Person’s prior express written consent, be effective until Closing (except for (A) the authorization letters set forth in Section 6.20(b), (B) the comfort letters, representation letters and consents referred to in Section 6.20(b) or (C) as expressly contemplated by Section 6.21); (iii) neither the Company nor any of its Affiliates or any of their respective equityholders, members or Representatives shall be required to pay any commitment or other similar fee, or incur any other cost or expense or liability (except for any cost or expense that is subject to the expense reimbursement provision expressly set forth in Section 6.20(f)), in connection with the Financing; (iv) no such cooperation shall be required to the extent that any such action, in the good faith belief of the Company, would unreasonably interfere with the ongoing business or operations of the Company or any of its respective Affiliates; (v) no such cooperation shall be required to the extent it would reasonably be expected to conflict with or violate any Law, or result in the contravention of, or result in a violation or breach of, or default under, any Company Contract (provided that, (vi) any such Contract is not, and was not (if entered into prior to the date hereof), entered into in circumvention of the cooperation contemplated herein, (y) the counterparty to such Contract is not a Subsidiary or other Affiliate of the Company or any of their respective equityholders, members or Representatives and (z) the Company shall have used reasonable best efforts to obtain a waiver of any such breach or default from the counterparty thereto); and (vii) no such cooperation shall be required to the extent that the Company or any of its Subsidiaries determines that such cooperation would result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company and its Subsidiaries shall use reasonable efforts to allow for cooperation in a manner that does not result in the events set out in this clause (vii)).
(d)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things, necessary, proper or advisable to arrange, consummate and obtain the Financing (to the extent contemplated by the Debt Commitment Papers to be funded on the Closing Date) on the Closing Date on terms and conditions no less favorable to Parent than the terms and conditions described in the Debt Commitment Papers. Such actions shall include, but not be limited to, using reasonable best efforts to: (i) maintain in effect the Debt Commitment Papers, provided that Parent may replace or amend, supplement or waive provisions of, the Debt Commitment Papers (including adding new lenders, lead arrangers, bookrunners, syndication agents or similar entities to the Debt Commitment Papers pursuant to the terms thereof, providing for the assignment, novation and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional entities in connection with their addition or appointment or increase the amount of commitments under the Debt

Financing Documents or any other definitive agreements in connection with the Financing) in accordance with this Section 6.20(d) and Section 6.20(e); (ii) satisfy on a timely basis all Financing Conditions (unless such conditions are waived) that are within Parent’s or its respective Affiliates’ control; and (iii) negotiate, execute and deliver Debt Financing Documents on terms which (taken as a whole) are no less favorable to Parent than the terms contained in the Debt Commitment Papers (including any “market flex” provisions of the Fee Letter) with respect to the consummation of the Transactions described herein. In the event that all conditions contained in the Debt Commitment Papers have been satisfied (or upon funding will be satisfied) and all closing conditions contained in Article VII of this Agreement have been satisfied (other than those conditions which by their terms are only capable of being satisfied at the Closing) or waived, to the extent permitted by applicable Law, by the party or parties thereto entitled to the benefit thereof, Parent shall use its reasonable best efforts to cause the Financing to be funded on the Closing Date. Parent shall not, without the prior written consent of Company (not to be unreasonably withheld, conditioned or delayed), permit any amendment, supplement or modification to, or any waiver of any provision or remedy under, or replace, or enter into any other agreements, side letters or arrangements relating to, the Debt Commitment Papers, if such amendment, supplement, modification, waiver, replacement or other agreements, side letters or arrangements (provided that the existence or exercise of “market flex” provisions contained in the Fee Letter shall be deemed not to constitute a modification or amendment of the Debt Commitment Papers) to the Debt Commitment Papers would (A) reasonably be expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (B) reduce the aggregate amount of the Financing from that contemplated in the Debt Commitment Papers to an amount less than the Required Amount, (C) materially and adversely affect the ability of Parent to enforce its rights against any of the other parties to the Debt Commitment Papers as so amended, supplemented, modified, waived or replaced, relative to the ability of Parent to enforce its rights against any of such other parties to the Debt Commitment Papers as in effect on the date hereof or (D) add new or additional conditions, or otherwise expand upon the conditions precedent to the Financing as set forth in the Debt Commitment Papers, or modify the terms of the Financing, in each case in a manner that would reasonably be expected to materially prevent, impede or delay the timely funding of the Required Amount on the Closing Date or the consummation of the Transactions. Upon any such amendment, supplement, modification, waiver or replacement of the Debt Commitment Papers in accordance with this Section 6.20(d) or Section 6.20(e) below, Parent shall promptly deliver to Company a true and complete copy thereof (redacted in a customary manner with respect to fee amounts, economic terms, “market flex” provisions and other customary terms), and the terms “Debt Commitment Letter,” “Debt Commitment Papers” and “Financing” shall refer to the Debt Commitment Papers as so amended, supplemented, modified, waived or replaced and the Financing contemplated thereby. Parent shall keep Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange and obtain any Financing upon written request by Company therefor.
(e)   Parent shall give Company prompt written notice of (i) any material breach, default, termination or written repudiation by any party to the Debt Commitment Papers of which Parent or any of its Affiliates becomes aware; (ii) the receipt by Parent of any written notice or other written communication from any Financing Source with respect to any actual or potential breach, default, termination or written repudiation by such party to the Debt Commitment Papers, or of any provisions thereto; and (iii) the occurrence of any event or development that Parent expects to have a materially adverse impact on the ability of Parent to obtain the timely funding of the Required Amount on the Closing Date or to consummate the Transactions. As soon as reasonably practicable, but in any event within five Business Days of the date Company delivers to Parent a written request, Parent shall provide any information reasonably requested by Company relating to any circumstance referred to in the immediately preceding sentence. Without limiting Parent’s obligations hereunder, if any portion of the Financing becomes unavailable (other than as a result of reductions permitted by Section 6.20) or Parent becomes aware of any event or circumstance that makes any portion of the Financing unavailable, in each case, on the terms and conditions contemplated in the Debt Commitment Papers, Parent shall (A) notify Company of the occurrence thereof and the reasons therefor on a reasonably prompt basis; (B) use its reasonable best efforts to obtain, as promptly as practicable after the occurrence of such event, alternative financing from the same or alternative financing sources (1) in an amount at least equal to the amount of the Financing or such unavailable portion thereof and (2) which alternate financing shall not otherwise be on terms (including structure, covenants and pricing) materially less favorable to Parent than the terms and conditions set forth in the Debt Commitment Papers (including any “market flex”

provisions contained in the Fee Letter); (C) keep Company reasonably informed on a current basis of the status of its efforts to consummate such alternative financing; and (D) provide Company with true and complete fully executed copies of the commitment documentation with respect to any new financing. Neither Parent nor any of its respective Affiliates shall amend, modify, supplement, restate, assign, substitute or replace any of the Debt Commitment Papers except as provided herein. Notwithstanding the foregoing, in no event shall Parent be under any obligation to disclose any information that may not be disclosed in accordance with the requirements of applicable Law.
(f)   Parent shall, upon request by the Company, its current and future Affiliates, and each of their respective current and future direct and indirect equity holders, members, partners and Representatives (collectively, the “Company Indemnified Parties”), promptly upon demand reimburse such Company Indemnified Parties, as applicable, for all reasonable and documented out-of-pocket costs and expenses incurred by such Company Indemnified Parties, as applicable, including reasonable attorney’s fees and accountants’ fees, in connection with cooperation required under or with respect to requests made under this Section 6.20 and Section 6.21. Parent shall indemnify and hold harmless the Company Indemnified Parties from and against any and all losses suffered or incurred by them in connection with the arrangement and completion of any Financing, capital markets transactions or related transactions in connection with the Transactions, and the performance of their respective obligations under this Section 6.20 and Section 6.21 and any information utilized in connection therewith; provided, however, that the foregoing obligations to any Company Indemnified Party shall not apply to any information with respect to the Company or Company’s Affiliates provided by Company or Company’s Affiliates or, at their direction, their respective Representatives or to any losses incurred (i) as a result of the willful misconduct or gross negligence of any such Company Indemnified Party or (ii) arising out of any material misstatement or omission of information provided hereunder by any such Company Indemnified Party. This Section 6.20(f) shall survive the consummation of the transactions contemplated by this Agreement and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, each Company Indemnified Party.
Section 6.21   Actions with Respect to the Existing Company Notes.
(a)   If, prior to the Closing Date, Parent decides to commence a “change of control” offer (or “alternate offer”), tender offer and/or consent solicitation in respect of some or all of the outstanding Existing Company Notes (each, a “Debt Offer”), Parent shall prepare all necessary and appropriate documentation in connection with such Debt Offers, including the offers to purchase and consent solicitation statements, letters of transmittal and other related documents (collectively, to provide the “Offer Documents”) and shall consult with the Company and afford the Company a reasonable opportunity to review and comment upon the Offer Documents and the material terms and conditions of the Debt Offer and Parent will give reasonable consideration to the comments, if any, raised by the Company. The Company agrees to provide, and shall use reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to provide, reasonable cooperation reasonably required by Parent in connection with the preparation of the Offer Documents and the consummation of such Debt Offers, including with respect to the Company’s and / or its applicable Subsidiaries’ execution of supplemental indentures (either at the Company Merger Effective Time or, if earlier, conditioned upon the occurrence of the Company Merger Effective Time) reflecting amendments to the indentures applicable to the Existing Company Notes subject to any Debt Offer, to the extent approved by any required consents of holders of such Existing Company Notes. All mailings and other communications to the holders of the Existing Company Notes in connection with the Debt Offers shall be subject to the prior review and comment by the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of any Debt Offer any information in the applicable Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Offer Documents, so that such Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by Parent to the holders of the applicable Existing Company Notes. Parent acknowledges and agrees that neither the pendency nor the consummation of any such Debt Offer is a condition to Parent’s obligations hereunder.
(b)   If requested by Parent in writing, in lieu of Parent commencing or closing a Debt Offer for any Existing Company Notes, the Company shall, to the extent permitted by the indenture under which the

Existing Company Notes were issued, take any actions (including (i) requesting the trustee to take such actions and (ii) delivering a conditional notice of redemption subject only to the payment of the redemption price and the occurrence of the Closing) reasonably requested by Parent to facilitate the redemption, satisfaction and/or discharge or such series of Existing Company Notes pursuant to such applicable indenture at the Company Merger Effective Time; provided, however, that if a conditional notice is given, Parent shall ensure that at the Company Merger Effective Time, the Company has all funds necessary in connection with any such redemption or satisfaction and discharge. Parent acknowledges and agree that neither the pendency nor the consummation of any such redemption, defeasance or satisfaction and discharge is a condition to Parent’s obligations hereunder.
Section 6.22   Derivative Contracts; Hedging Matters.
(a)   The Company shall use reasonable best efforts to assist Parent, its Subsidiaries and its and their Representatives in the amendment, assignment or novation of any Derivative Transaction (including any commodity hedging arrangement or related Contract) of the Company or any of its Subsidiaries, in each case, on terms that are reasonably requested by Parent and effective at and conditioned upon the Closing.
(b)   Between the date hereof and the Company Merger Effective Time, (i) except as set forth on Schedule 6.22 of the Company Disclosure Letter, the Company shall not unwind or otherwise modify existing hedges or enter into any Derivative Transactions and (ii) the Company shall notify Parent promptly following any changes to its hedge positions.
Section 6.23   Distributions.   Between the date of this Agreement and the Company Merger Effective Time, each of Parent and the Company shall coordinate with each other regarding the declaration and payment of dividends in respect of Parent Common Shares and Company Class A Common Stock and the record and payment dates relating thereto, it being the intention of the Company and Parent that no holder of shares of Company Class A Common Stock shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable shares of Company Class A Common Stock or Parent Common Shares received as Merger Consideration.
Section 6.24   Form F-3.   Prior to the Closing, Parent shall use its commercially reasonable efforts to not take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent to be ineligible to file a registration statement on Form F-3 promulgated under the Securities Act (or any successor form). Parent shall use commercially reasonable efforts to cause any registration statement to be filed with the SEC pursuant to the IRRA to be declared effective in accordance therewith.
Section 6.25   Pre-Closing Restructuring Transactions.   The Company shall (a) use commercially reasonable efforts to cause each of the transactions described under paragraph (a) of Exhibit C to be completed prior to or substantially concurrently with Closing and (b) following the Parent Shareholder Meeting and Parent having obtained the Parent Shareholder Approval, cooperate with Parent in good faith to (i) to the extent commercially reasonable, cause to be completed substantially concurrently with Closing, or (ii) reasonably assist Parent’s endeavors to cause to be completed as soon as reasonably practicable after Closing, the transactions described under paragraph (b) of Exhibit C (collectively clauses (a) and (b), the “Pre‑Closing Restructuring Transactions”), in each case, subject to the provisions of Section 6.7 and any advisable or recommended restrictions in respect of any Law, including the HSR Act. Without limiting the foregoing, (A) in furtherance of the transactions described under paragraph (b) of Exhibit C, Parent shall prepare and provide drafts of the relevant documentation pursuant to which the Pre-Closing Restructuring Transactions will be consummated to the Company at least 20 days in advance of Closing for the Company’s review, comment and approval (not to be unreasonably withheld, delayed or conditioned) and (B) the Company shall make its applicable Representatives reasonably available to Parent’s Representatives for purposes of discussing such drafts.
Section 6.26   Merger Sub.   Parent shall take all actions necessary to cause Merger Sub to be formed or selected and be added to this Agreement as a party by joinder following the date hereof and prior to the time this Agreement is submitted to the shareholders of the Company for approval in accordance with this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1   Conditions to Each Party’s Obligation to Consummate the Company Merger.   The respective obligation of each Party to consummate the Company Merger is subject to the satisfaction at or prior to the Company Merger Effective Time of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:
(a)   Stockholder Approvals.   (i) Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company and (ii) the Parent Shareholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of Parent.
(b)   Regulatory Approval.   Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.
(c)   No Injunctions or Restraints.   No Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Transactions, including the Company Merger, and no Law shall have been adopted that makes consummation of the Transactions, including the Company Merger, illegal or otherwise prohibited.
(d)   Registration Statement.   The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop or order.
(e)   Stock Exchange Listing.   The Parent Common Shares to be issued pursuant to this Agreement shall have been approved for listing on the NYSE and the TSX, subject to the satisfaction of customary listing conditions.
Section 7.2   Additional Conditions to Obligations of Parent .   The obligations of Parent to consummate the Company Merger are subject to the satisfaction at or prior to the Company Merger Effective Time of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties of the Company.   (i) The representations and warranties of the Company set forth in the first sentence of Section 4.1 (Organization, Standing and Power), Section 4.2(a), (b), (c) and (d) (Capital Structure), Section 4.3(a) (Authority; No Violations; Consents and Approvals), and Section 4.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 4.2(a), (c) and (d) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of the Company set forth in Section 4.2 (Capital Structure) and Section 4.28(b) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of the Company set forth in Article IV shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Company Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Company Merger Effective Time.

(c)   Compliance Certificate.   Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated the Closing Date, confirming that the conditions in Sections 7.2(a) and 7.2(b) have been satisfied.
(d)   No Company Material Adverse Effect.   Since the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(e)   OpCo Unit Exchange.   The Opco Unit Exchange shall have been consummated in accordance with the terms of the Company Support Agreement.
Section 7.3   Additional Conditions to Obligations of the Company.   The obligation of the Company to consummate the Company Merger is subject to the satisfaction at or prior to the Company Merger Effective Time of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties of the Parent Parties.   (i) The representations and warranties of the Parent Parties set forth in the first sentence of Section 5.1 (Organization, Standing and Power), Section 5.2(a), (b) and (c) (Capital Structure), Section 5.3(a) (Authority; No Violations; Consents and Approvals) and Section 5.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 5.2(a), (b) and (c) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Parent set forth in Section 5.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of the Parent Parties set forth in Article V shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Parent Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of the Parent Parties.   Each of the Parent Parties shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Company Merger Effective Time.
(c)   Compliance Certificate.   The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Sections 7.3(a) and 7.3(b) have been satisfied.
(d)   No Parent Material Adverse Effect.   Since the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
Section 7.4   Frustration of Closing Conditions.   None of the Parties may rely, either as a basis for not consummating the Company Merger or for terminating this Agreement, on the failure of any condition set forth in Sections 7.1, 7.2, or 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated and the Company Merger and the other Transactions may be abandoned at any time prior to the Company Merger Effective Time, whether (except as expressly set forth below) before or after the Company Stockholder Approval or the Parent Shareholder Approval has been obtained:
(a)   by mutual written consent of the Company and Parent;
(b)   by either the Company or Parent:
(i)   if any Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Company Merger and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any Law that permanently makes consummation of the Company Merger illegal or otherwise permanently prohibited; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any covenant or agreement under this Agreement has been the primary cause of or resulted in the action or event described in this Section 8.1(b)(i) occurring;
(ii)   if the Company Merger shall not have been consummated on or before 5:00 p.m. Houston, Texas time, on October 15, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose failure to fulfill any covenant or agreement under this Agreement has been the primary cause of or resulted in the failure of the Company Merger to occur on or before such date;
(iii)   in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) or Section 7.3(a) or 7.3(b), as applicable, if it was continuing as of the Closing (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured by the earlier of (i) thirty (30) days after the giving of written notice to the breaching Party of such breach and (ii) two (2) Business Days prior to the Outside Date) (a “Terminable Breach”); provided, however, that the terminating Party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or
(iv)   if (A) the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof, or (B) the Parent Shareholder Approval shall not have been obtained upon a vote at a duly held Parent Shareholder Meeting, or at any adjournment or postponement thereof;
(c)   by Parent:
(i)   prior to, but not after, the time the Company Stockholder Approval is obtained, if the Company Board or a committee thereof shall have effected a Company Change of Recommendation (whether or not such Company Change of Recommendation is permitted by this Agreement); or
(ii)   if the Company Support Agreement shall not have been delivered by the Company Class B Holders by the Support Agreement Deadline; and
(d)   by the Company prior to, but not after, the time the Parent Shareholder Approval is obtained, if the Parent Board or a committee thereof shall have effected a Parent Change of Recommendation (whether or not such Parent Change of Recommendation is permitted by this Agreement).
Section 8.2   Notice of Termination; Effect of Termination.
(a)   A terminating Party shall provide written notice of termination to the other Party specifying with particularity the reason for such termination and, if made in accordance with this Agreement, any termination shall be effective immediately upon delivery of such written notice to the other Party.

(b)   In the event of termination of this Agreement by any Party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party except with respect to this Section 8.2, Section 6.7(b), Section 8.3 and Article I and Article IX (and the provisions that substantively define any related defined terms not substantively defined in Article I); provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of this Agreement or Fraud.
Section 8.3   Expenses and Other Payments.
(a)   Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Company Merger shall be consummated, except that all filing fees paid in respect of the filings under the HSR Act in connection with the Company Merger shall be borne equally by the Company and Parent.
(b)   If Parent terminates this Agreement pursuant to Section 8.1(c)(i) (Company Change of Recommendation), then the Company shall pay Parent the Company Termination Fee, in each case, in cash by wire transfer of immediately available funds to an account designated by Parent no later than three (3) Business Days after notice of termination of this Agreement.
(c)   If the Company terminates this Agreement pursuant to Section 8.1(d) (Parent Change of Recommendation), then Parent shall pay the Company the Parent Termination Fee in cash by wire transfer of immediately available funds to an account designated by the Company no later than three (3) Business Days after notice of termination of this Agreement.
(d)   If (i) (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(A) (Failure to Obtain Company Stockholder Approval), and on or before the date of any such termination a Company Competing Proposal shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least seven (7) Business Days prior to the Company Stockholders Meeting or (B) the Company terminates this Agreement pursuant to Section 8.1(b)(ii) (Outside Date) at a time when Parent would be permitted to terminate this Agreement pursuant to Section 8.1(b)(iii) (Company Terminable Breach) or Parent terminates this Agreement pursuant to Section 8.1(b)(iii) (Company Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Company Competing Proposal shall have been announced, disclosed or otherwise communicated to the Company Board and not withdrawn without qualification at least seven (7) Business Days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the shareholders of the Company or otherwise does not oppose, in the case of a tender or exchange offer, a Company Competing Proposal) or consummates a Company Competing Proposal, then the Company shall pay Parent the Company Termination Fee within three (3) Business Days after the earlier to occur of (x) the consummation of such Company Competing Proposal or (y) entering into a definitive agreement relating to a Company Competing Proposal. For purposes of this Section 8.3(d), any reference in the definition of Company Competing Proposal to “20%” shall be deemed to be a reference to “more than 50%”.
(e)   If (i) (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(B) (Failure to Obtain Parent Shareholder Approval), and on or before the date of any such termination a Parent Competing Proposal shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least seven (7) Business Days prior to the Parent Shareholder Meeting or (B) Parent terminates this Agreement pursuant to Section 8.1(b)(ii) (Outside Date) at a time when the Company would be permitted to terminate this Agreement pursuant to Section 8.1(b)(iii) (Parent Terminable Breach) or the Company terminates this Agreement pursuant to Section 8.1(b)(iii) (Parent Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Parent Competing Proposal shall have been announced, disclosed or otherwise communicated to the Parent Board and not withdrawn without qualification at least seven (7) Business Days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, Parent enters into a definitive agreement with respect to a Parent Competing Proposal (or publicly approves or recommends to the shareholders of Parent or otherwise does not oppose, in the case of a tender or exchange offer, a Parent

Competing Proposal) or consummates a Parent Competing Proposal, then Parent shall pay the Company the Parent Termination Fee within three (3) Business Days after the earlier to occur of (x) the consummation of such Parent Competing Proposal or (y) entering into a definitive agreement relating to a Parent Competing Proposal. For purposes of this Section 8.3(e), any reference in the definition of Parent Competing Proposal to “20%” shall be deemed to be a reference to “more than 50%”.
(f)   If Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(A) (Failure to Obtain Company Stockholder Approval), then the Company shall pay Parent the Parent Expenses.
(g)   If Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(B) (Failure to Obtain Parent Shareholder Approval), then Parent shall pay the Company the Company Expenses.
(h)   In no event shall Parent or the Company, respectively, be entitled to receive more than one payment of the Company Termination Fee or Parent Termination Fee, as applicable. Notwithstanding anything in this Agreement to the contrary, the payment of the Parent Expenses or of the Company Expenses shall not relieve the Company or Parent, respectively, of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.3(b) or Section 8.3(d) or the Parent Termination Fee pursuant to Section 8.3(c) or Section 8.3(e), as applicable; provided, that the Company shall be entitled to credit any prior Parent Expenses actually paid by Company against the amount of any Company Termination Fee required to be paid pursuant to Section 8.3(b) or Section 8.3(d) and Parent shall be entitled to credit any prior Company Expenses actually paid by Parent against the amount of any Parent Termination Fee required to be paid pursuant to Section 8.3(c) or Section 8.3(e). The Parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. If a Party fails to promptly pay the amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, the other Party commences a Proceeding that results in judgment for such Party for such amount, the defaulting Party shall pay the other Party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding. The Parties agree that the monetary remedies set forth in this Section 8.3 and the specific performance remedies set forth in Section 9.10 shall be the sole and exclusive remedies of (i) the Company and its Subsidiaries against the Parent Parties and any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Company Merger to be consummated except in the case of Fraud or a Willful and Material Breach by Parent of any covenant, agreement or obligation (in which case only the Parent Parties shall be liable for damages for such Fraud or Willful and Material Breach), and upon payment of such amount, none of the Parent Parties or any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the liability of Parent in the case of Fraud or a Willful and Material Breach by Parent of any covenant, agreement or obligation; and (ii) each of the Parent Parties against the Company and its Subsidiaries and any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Company Merger to be consummated except in the case of Fraud or a Willful and Material Breach by the Company of any covenant, agreement or obligation (in which case only the Company shall be liable for damages for such Fraud or Willful and Material Breach), and upon payment of such amount, none of the Company and its Subsidiaries or any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the liability of the Company in the case of Fraud or a Willful and Material Breach by the Company of any covenant, agreement or obligation.

ARTICLE IX
GENERAL PROVISIONS
Section 9.1   Schedule Definitions.   All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein (including in Annex A) except as otherwise defined therein.
Section 9.2   Survival.   Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, that Article I (and the provisions that substantively define any related defined terms not substantively defined in Article I), this Article IX, Section 4.31 (No Additional Representations), Section 5.32 (No Additional Representations), Section 6.7 (Access to Information), Section 6.9 (Employee Matters) and Section 6.10 (Indemnification; Directors’ and Officers’ Insurance) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Closing, shall survive the Closing. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Company Merger Effective Time.
Section 9.3   Notices.   All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that each notice Party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (d) if transmitted by national overnight courier, in each case as addressed as follows:
(i)   if to Parent, to:
Baytex Energy Cor.
2800, 520 — 3 ave. S.W.
Calgary, Alberta
CANADA
Attention:
James Maclean

E-mail:
james.maclean@baytexenergy.com

with a required copy to (which copy shall not constitute notice):
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:
Mike Telle

Lande Spottswood
E-mail:
mtelle@velaw.com

lspottswood@velaw.com
and to:
Burnet, Duckworth & Palmer LLP
2400, 525 — 8th Avenue S.W.
Calgary, Alberta T2P 1G1
Attention:
Jay Reid

Lindsay Cox
E-mail:
jpr@bdplaw.com

lpc@bdplaw.com

(ii)   if to the Company, to:
Ranger Oil Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084
Attention:
Katie Ryan

E-mail:
kryan@rangeroil.com

with a required copy to (which copy shall not constitute notice):
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention:
Sean T. Wheeler, P.C.

Debbie Yee, P.C.
E-mail:
sean.wheeler@kirkland.com

debbie.yee@kirkland.com
and to:
Stikeman Elliott LLP
1155 Boulevard René-Lévesque W #4100
Montreal, QC H3B 3V2
Attention:
Warren Katz

Aniko Pelland
E-mail:
wkatz@stikeman.com

apelland@stikeman.com
Section 9.4   Rules of Construction.
(a)   Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.
(b)   The inclusion of any information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such information is required to be listed in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Letter and the Company Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and Parent Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, as an exception to a particular representation or warranty, shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto.
(c)   The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement. For the purposes of Section 5.19 only, all dollar amounts in any Parent Contract shall be converted from CAD to USD at the following ratio: 1 CAD:0.74 USD.
(d)   All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Any capitalized terms herein which are defined with reference to another agreement are defined with reference to such other agreement as of the date hereof, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(e)   In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, solely to the extent (x) permitted by the terms thereof and, if applicable, by the terms of this Agreement and (y) that such amendment, modification, supplement, restatement or replacement has been made available to Parent or the Company, as applicable, prior to the date of this Agreement); (ii) any Governmental Entity include any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other Law include any successor to such section; (iv) ”days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) ”made available” means, with respect to any document, that such document was (A) in the electronic data room relating to the Transactions maintained by the Company or Parent, as applicable, (B) filed with or furnished to the SEC and available on EDGAR, or (C) provided by the Company or Parent, as applicable, in physical form for review by the other Party or its Representatives, in each case, by 5:00 p.m. Houston, Texas time on the day prior to the execution of this Agreement.
Section 9.5   Counterparts.   This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in pdf form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 9.6   Entire Agreement; No Third Party Beneficiaries.   This Agreement (together with the Confidentiality Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Except for the provisions of (a) Article III (including, for the avoidance of doubt, the rights of the former holders of Company Class A Common Stock to receive the Merger Consideration) but only from and after the Company Merger Effective Time and (b) Section 6.10 (which from and after the Company Merger Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives) but only from and after the Company Merger Effective Time, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the Financing Sources shall be express third-party beneficiaries of, and shall be entitled to rely upon and enforce the provisions of, this Section 9.6, Section 9.7, Section 9.9, Section 9.11, Section 9.12, Section 9.13, and Section 9.14. For the avoidance of doubt, in no event shall any of the Company Class B Holders constitute a third party beneficiary of this Agreement, other than with respect to Article III and Section 6.10 (Indemnification; Directors’ and Officers’ Insurance), to the extent applicable.
Section 9.7   Governing Law; Venue; Waiver of Jury Trial.
(A)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(B)   THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(C)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING OR THE TRANSACTIONS INCLUDING

IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.
(D)   Notwithstanding anything herein to the contrary, each Related Party (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, sitting in the Borough of Manhattan, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.3 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(E)   Notwithstanding anything herein to the contrary, the Related Parties agree that any claim, controversy or dispute any kind or nature (whether based upon contract, tort or otherwise) involving a Financing Source that is in any way related to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to conflict of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) (provided, however, that notwithstanding the forgoing and the governing law provisions of the Debt Commitment Papers or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, it is understood and agreed that interpretation of the provisions of this Agreement (including with respect to satisfaction of the conditions contained herein, whether the acquisition has been consummated as contemplated by this Agreement, any alleged “Company Material Adverse Effect” and any determination of whether a “Company Material Adverse Effect” has occurred (or would reasonably be expected to occur) and whether the representations and warranties made by or on behalf of the Company in this Agreement (including any “merger agreement representations” or similar term contained in the Debt Commitment Papers) are accurate and whether as a result of any inaccuracy thereof Parent (or its applicable affiliate) has, under the express terms of this Agreement, the right (taking into account any applicable cure provisions) to terminate its obligations under this Agreement, or the right not to consummate the Transactions pursuant to this Agreement (in each case, without giving effect to notice or lapse of time or both), as a result of any inaccuracy of such representations or warranties in this Agreement, in each case, in accordance with the terms thereof) and all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law that would result in the application of the law of any other state).
Section 9.8   Severability.   Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a Party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such Party shall not incur any liability or obligation unless such Party did not in good faith seek to resist or object to the imposition or entering of such order.
Section 9.9   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.9 shall be void; provided, that no consent shall be required in the case of an of a collateral assignment for security purposes to Parent’s lenders.
Section 9.10   Specific Performance.   The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 9.10. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Outside Date, any Party brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended by such other time period established by the court presiding over such action.
Section 9.11   Amendment.   This Agreement may be amended by the Parties at any time before or after approval of this Agreement by the shareholders of the Company, but, after any such approval, no amendment shall be made which by Law would require the further approval by such shareholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. To the extent any amendment or waiver of Section 9.6, Section 9.7, Section 9.9, this Section 9.11, Section 9.12, Section 9.13, and Section 9.14, the definition “Lenders” or “Financing Sources” (or any amendment or waiver of any other provision of this Agreement that would modify the substance of Section 9.6, Section 9.7, Section 9.9, this Section 9.11, Section 9.12, Section 9.13, and Section 9.14, the definition of “Lenders” or “Financing Sources”) is sought that is adverse to the rights of the Financing Sources, the prior written consent of the Lenders shall be required before such amendment or waiver is rendered effective.
Section 9.12   Extension; Waiver.   At any time prior to the Company Merger Effective Time, the Company and Parent may, to the extent legally allowed:
(a)   extend the time for the performance of any of the obligations or acts of the other Party hereunder;
(b)   waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or
(c)   waive compliance with any of the agreements or conditions of the other Party contained herein.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party. No waiver by any of the Parties of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. To the extent any waiver of Section 9.6, Section 9.7, Section 9.9, Section 9.11, this Section 9.12, Section 9.13, and Section 9.14, the definition “Lenders” or “Financing Sources” (or any waiver of any other provision of this Agreement that would modify the substance of Section 9.6, Section 9.7, Section 9.9, Section 9.11, this Section 9.12, Section 9.13, and Section 9.14, the definition of “Lenders” or “Financing Sources”) is sought that is adverse to the rights of the Financing Sources, the prior written consent of the Lenders shall be required before such waiver is rendered effective.
Section 9.13   Exculpation of Financing Sources.   Notwithstanding anything to the contrary contained herein, no Related Party (other than, in the case of Parent as a party to the Debt Commitment Papers, pursuant to the Debt Commitment Papers) shall have any rights or claims against any Financing Source, nor shall any Financing Source have any obligation or liability whatsoever to any Related Party (other than, in the case of Parent as to the Debt Commitment Papers, pursuant to the Debt Commitment Papers), relating to or arising out of or in connection with this Agreement, the Financing (including the Debt Commitment Papers) or the transactions contemplated hereby or thereby or in the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, including in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Financing Source; provided that, following consummation of the Company Merger, the foregoing will not limit the rights of the parties to the Financing under any Debt Financing Document related thereto. In addition, in no event will any Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. Each of the Parties hereto agrees that this provision shall be interpreted, and any action relating to this provision shall be governed by, the laws of the State of New York.
Section 9.14   Non-Recourse.   Notwithstanding anything in this Agreement to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more Parties or the Company under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the Transactions. Notwithstanding the foregoing, this Section 9.14 shall not limit the rights of Parent against the Financing Sources in accordance with the Debt Commitment Papers.
[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.
BAYTEX ENERGY CORP.
By:
/s/ Eric T. Greager

Name: Eric T. Greager
Title:  President and Chief Executive Officer
By:
/s/ Chad L. Kalmakoff

Name: Chad L. Kalmakoff
Title:  Chief Financial Officer
Signature Page to Agreement and Plan of Merger

RANGER OIL CORPORATION
By:
/s/ Darrin Henke

Name: Darrin Henke
Title:   President and Chief Executive Officer
Signature Page to Agreement and Plan of Merger

ANNEX A
Certain Definitions
“ABCA” means the Business Corporations Act (Alberta), as amended.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, that, for the avoidance of doubt, no portfolio company of Juniper Capital Advisors, L.P. shall be an Affiliate of the Company for purposes of this Agreement. For purposes of this definition, “control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregated Group” means all Persons, entities or trades or businesses (whether or not incorporated) under common control with any other Person within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“Antitrust Authority” means the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction.
“Antitrust Laws” means the HSR Act or any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of mergers, monopolization, restraining trade or abusing a dominant position.
“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Business Day” means a day other than a day on which banks in the State of New York are authorized or obligated to be closed.
“Canada Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.) c.1.
“Canadian Securities Laws” means all applicable securities Laws in each of the provinces of Canada and the respective rules and regulations made thereunder, together with applicable published national and local instruments, policy statements, notices, blanket orders and rulings thereunder of the Canadian Securities Regulators and the rules and policies of the TSX.
“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the provinces of Canada.
“CEWS” means the Canada Emergency Wage Subsidy, promulgated under Bill C-14 and assented to on April 11, 2020, as amended, and any other COVID-19 related direct or indirect wage or rent subsidy offered by a federal, provincial, or local or foreign Governmental Entity (including, for greater certainty, the Canada Recovery Hiring Program).
“CEWS Returns” means any and all Tax Returns filed or required to be filed, or required to be kept on file in respect of CEWS.
“Company Benefit Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation.
“Company Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
“Company Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.
“Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

“Company Competing Proposal” means any Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Parent or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that accounted for or generated 20% or more of the Company’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding shares of Company Common Stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding shares of Company Common Stock or any other securities entitled to vote on the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries which is structured to permit any Person or group to acquire beneficial ownership of at least 20% of the Company’s and its Subsidiaries’ assets or equity interests.
“Company Credit Facility” means the Credit Agreement dated as of September 12, 2016, among, inter alia, ROCC Holdings, LLC, as borrower, the Company, as holdings, and Wells Fargo Bank National Association, as administrative agent, and certain other financial institutions party thereto as lenders and issuing lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.
“Company Expenses” means a cash amount equal to $20,000,000 to be paid in respect of the Company’s costs and expenses in connection with the negotiation, execution and performance of this Agreement and the Transactions.
“Company Intervening Event” means a development, event, effect, state of facts, condition, occurrence or change in circumstance that is material to the Company that occurs or arises after the date of this Agreement that was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Company Board as of the date of this Agreement); provided, however, that in no event shall (i) the receipt, existence or terms of a Company Competing Proposal or Parent Competing Proposal, or any matter relating thereto or of consequence thereof, (ii) any changes the market price or trading volume of the Company’s stock or Parent’s stock or any other securities of the Company or Parent, or the fact that the Company or Parent meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however the underlying cause or any of the foregoing may constitute a Company Intervening Event), or (iii) any changes in oil and natural gas prices, constitute a Company Intervening Event.
“Company Reserve Engineer” means DeGolyer and MacNaughton.
“Company Superior Proposal” means a Company Competing Proposal (with references in the definition thereof to “20%” being deemed to be replaced with references to “more than 50%”), that in the good faith determination of the Company Board, after consultation with the Company’s financial advisors, (i) if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Company Merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by Parent in response to such proposal or otherwise) and (ii) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Company Board.
“Company Stockholder Approval” means the approval of this Agreement, including the related Plan of Merger, and the approval of the Transactions by the holders of a majority of the shares of Company Common Stock cast thereon.
“Company Termination Fee” means $60,000,000.

“Compliant” means, with respect to the Financing Information, that (a) such Financing Information, taken as a whole, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make such Financing Information, in the light of the circumstances in which it is used, not misleading, (b) such Financing Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-3 that are applicable to such Financing Information (other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities) and (c) the financial statements included in the Financing Information would not be required to be updated pursuant to the age of the financial statement requirements of Rule 3-12 of Regulation S-X under the Securities Act (and not be “stale”) as if such financial statements were included in a filing on such day, (d) no audit opinion or authorization letter with respect to any financial statements (or any portion thereof) contained in the Financing Information shall have been withdrawn, (e)(i) the financial statements and other financial information included in the Financing Information are, and remain throughout the Marketing Period, sufficient to permit the Financing Sources to receive customary comfort letters from the Company’s independent accountants with respect to such financial information (including customary negative assurance comfort with respect to periods following the end of the latest fiscal year and fiscal quarter for which historical financial statements are included) on any date during the Marketing Period and (ii) the Company’s independent accountants that have reviewed or audited such financial statements and financial information have confirmed they are prepared to issue (subject to completion of customary procedures) customary comfort letters to the Financing Sources, including customary negative assurance comfort, upon any notes pricing date, occurring during the Marketing Period, and upon the related closing; and (f) Company shall not have indicated its intent to restate any historical financial statement (or any portion thereof) contained in the Financing Information.
“Consent” means any filing, notice, report, registration, approval, consent, ratification, permit, permission, waiver, expiration of waiting periods or authorization.
“Contract” means any contract, legally binding commitment, license, promissory note, loan, bond, mortgage, indenture, lease or other legally binding instrument or agreement (whether written or oral).
“COPAS” means Council of Petroleum Accountants Society.
“COVID-19” means the disease caused by SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks, or public health emergencies.
“Data Security Requirements” means all of the following, to the extent relating to data privacy or information security or to the collection, use, processing, storage, transmission, disposition or security of data and applicable to the Company and its Subsidiaries: (a) all applicable Laws, (b) all procedures, practices and written policies of the Company and its Subsidiaries, including any written privacy policies, programs and other written notices, whether internal or external-facing, (c) all industry standards applicable to the industry in which the Company and its Subsidiaries operate or otherwise applicable to its business, and (d) the applicable terms of any contract.
“Debt Commitment Papers” means that certain debt commitment letter, dated as of the date hereof, by and among Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Bank of Nova Scotia and Parent (the “Debt Commitment Letter”) and the related fee letter(s) (collectively, the “Fee Letter”) (provided that the Debt Commitment Letter and the Fee Letter have been redacted in a customary manner with respect to fees, economic terms, “market flex” provisions and other customary terms), as may be amended, modified, supplemented or replaced in compliance with Section 6.20(d) and Section 6.20(e) of this Agreement, pursuant to which the financial institutions party thereto (the “Lenders”) have agreed, subject to the terms and conditions set forth therein, to provide the debt financing in an aggregate amount and on the terms and conditions set forth therein for the purposes of, among other things, financing the transactions contemplated thereby, including the payment of a portion of the Cash Consideration, the repayment of borrowings outstanding under the Company Credit Facility and the redemption of the Existing Company Notes.
“Debt Financing Documents” means the agreements, documents, schedules and certificates contemplated by the Financing, including: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, agency agreements, placement agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Financing will be governed or contemplated by the Debt Commitment Papers; (b) officer, secretary, perfection certificates, legal opinions, Organizational Documents, good standing certificates, lien searches, other customary closing certificates, and resolutions contemplated by the Debt Commitment Papers or requested by Parent or their financing sources; and (c) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, issuer acknowledgments, title insurance, landlord consent and access letters) as are requested by Parent or their financing sources.
“Debt Offer” has the meaning given such term in Section 6.21.
“Derivative Transaction” means any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities (including, without limitation, natural gas, natural gas liquids, crude oil and condensate), bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any put, call or other option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.
“Emergency Operations” means the operations necessary or advisable to respond to or alleviate the imminent or immediate compromise of (a) the health or safety of any Person or the environment or (b) the safety or operations of the business of the Company or Parent, as applicable.
“Employee Benefit Plan” means, whether or not funded or registered, any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any personnel policy (oral or written), equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, post-termination or retiree health or welfare, pension, savings, profit sharing, retirement, hospitalization or other health, medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, individual consulting agreement, employment agreement, and any other benefit or compensation plan, policy, agreement, arrangement, program, practice, or understanding.
“Encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, prior assignment, license, sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).
“Environmental Laws” means any and all Laws pertaining to pollution, protection of the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal or Release of, or exposure to, Hazardous Materials) or worker health and safety (as it relates to exposure to Hazardous Materials), in each case as enacted or in effect as of or prior to the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Company Notes” means the 9.250% senior notes due 2026 issued under that certain Indenture dated as of August 10, 2021 among ROCC Holdings, LLC, a Delaware limited liability company (as successor to Penn Virginia Escrow LLC), as issuer, the guarantors party thereto from time to time, and Citibank, N.A., trustee, as supplemented prior to the date hereof.
“Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Papers, including any issuance of senior notes or securities in lieu of any portion thereof.
“Financing Conditions” means the conditions precedent set forth in Exhibit D of the Debt Commitment Letter.
“Financing Information” means (a) the unaudited consolidated balance sheets and related consolidated statements of income, changes in equity and cash flows of Company for each fiscal quarter beginning after the most recently completed fiscal year ended at least 45 days prior to the Closing Date (but excluding the fourth quarter of any fiscal year), and, in each case, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, all prepared in accordance with GAAP, (b) the audited consolidated balance sheets and related consolidated statements of income, changes in equity and cash flows of Company for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 (provided that, with respect to clause (b) above, (x) any such financial statements, consolidating schedules or other information constituting part of the Company SEC Documents and/or the Annual Reports on Form 10-K for the fiscal years ended December 31, 2021 and December 31, 2020 of the Company and Penn Virginia Corporation, including any amendments thereto, shall be deemed to be delivered by virtue of such filings), (c) such information reasonably necessary for Parent to prepare pro forma financial statements as required pursuant to paragraph 7 of Exhibit D to the Debt Commitment Letter, and (d) all other financial statements and operating, business and other financial data solely regarding the Company and its Subsidiaries of the type and form that are customarily included in an offering memorandum to consummate a Rule 144A-for-life offering of non-convertible, high yield debt securities under Rule 144A promulgated under the 1933 Act (which information is understood not to include (i) financial statements, information and other disclosures required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, the Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (ii) financial statements or other financial data (including selected financial data) for any period earlier than December 31, 2020, and (iii) other information or financial data customarily excluded from a Rule 144A offering memorandum).
“Financing Sources” means the agents, arrangers, bookrunners, underwriters, lenders and other Persons (including the Lenders) that have committed to provide or arrange or have otherwise entered into agreements in connection with the Financing or alternative debt financings in connection with the transactions contemplated hereby or otherwise permitted under the terms of the Debt Commitment Papers that may be obtained by Parent or any of its Affiliates to fund the Cash Consideration, including any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, officers, directors, employees, agents and Representatives involved in the Financing and their successors and assigns.
“Fraud” means, with respect to any Party, knowing actual common law fraud under the Laws of the State of Delaware committed by such Party in the making of any representation or warranty made by such Party and set forth in Article IV or Article V of this Agreement.
“Governmental Entity” means any federal, state, provincial, territorial, tribal, local or municipal court, governmental, regulatory or administrative agency, ministry or commission or other governmental authority or instrumentality, domestic or foreign (which entity has jurisdiction over the applicable Person), or public or private arbitral body.
“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Hazardous Materials” means any (a) chemical, product, material, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under, or for which standards of conduct or liability may be imposed pursuant to, any Environmental Law; (b) asbestos containing materials, whether in a friable or non-friable condition, lead-containing material polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (c) any Hydrocarbons.

“Hydrocarbons” means any hydrocarbon-containing substance, crude oil, natural gas, casinghead gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced, derived, refined or associated therewith.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include (i) accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business and (iii) obligations arising from treasury services, banking products and cash management services.
“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common Law rights, including: (a) utility models, supplementary protection certificates, invention disclosures, registrations, patents and applications for same, industrial design registrations and applications for same, and extensions, divisionals, continuations, continuations-in-part, reexaminations, revisions, renewals, substitutes, and reissues thereof; (b) trademarks, service marks, certification marks, collective marks, brand names, d/b/a’s, trade names, slogans, domain names, symbols, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof and renewals of the same (including all common Law rights and goodwill associated with the foregoing and symbolized thereby); (c) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, together with all common Law and moral rights therein, database rights, and registrations and applications for registration of the foregoing, and all renewals, extensions, restorations and reversions thereof; (d) trade secrets, know-how, and other rights in information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable; (e) Internet domain names and URLs; and (f) all other intellectual property, industrial or proprietary rights.
“IT Assets” means computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.
“knowledge” means the actual knowledge of, (a) in the case of the Company, the individuals listed in Schedule 1.1 of the Company Disclosure Letter and (b) in the case of Parent, the individuals listed in Schedule 1.1 of the Parent Disclosure Letter.
“Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.
“Law” means any law, by-law, rule, regulation, ordinance, code, act, statute, injunction, ruling, award, decree, writ, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law and the rules and regulations of any applicable stock exchange.
“Marketing Material” means bank books, bank information memoranda, offering memoranda, offering circulars, road show presentations, prospectuses, registration statements and other information packages, similar materials and marketing materials (including, to the extent necessary, an additional bank information memorandum that does not include material non-public information), in each case, prepared in connection with the Financing and reasonably requested by Parent or the Financing Sources that is customarily delivered in connection with debt financings of the type being arranged.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days (a) after the Registration Statement has become effective under the Securities Act and throughout which period the Financing Information has remained Compliant; provided that if the Financing Information fails to be Compliant at any time during the Marketing Period, the Marketing Period will not be deemed to have commenced and the Marketing Period will commence when the Financing Information is again Compliant and (b) throughout which nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 or Section 7.2 (other than Section 7.1(a) (Stockholder Approvals) and Section 7.1(e) (Stock Exchange Listing)) to fail to be satisfied assuming the Closing were scheduled at any time during such period; provided, that (x) such fifteen (15) consecutive Business Day period shall be completed on or prior to August 14, 2023 or commence no earlier than September 5, 2023 and shall not include, for periods of determining the number of consecutive Business Days, the period from May 26 through May 29, 2023 or June 30 through July 4, 2023. If the Company in good faith reasonably believes that it has delivered the Financing Information and that the Financing Information is Compliant, it may deliver to Parent written notice to that effect, stating when it believes it completed the applicable delivery, in which case the Financing Information shall be deemed to have been delivered, subject to the provisos in the first sentence of this definition, on the date of the delivery of the applicable notice to Parent and such the Financing Information shall be deemed to be Compliant unless Parent in good faith reasonably believes that the Company has not completed delivery of the Financing Information or the Financing Information is not Compliant and, within two (2) Business Days after receipt of such notice from the Company, Parent specifies in writing to the Company (stating with specificity which Financing Information Parent reasonably believes the Company has not delivered or the reason for which the Financing Information is not Compliant), following which the Financing Information shall be deemed to have been received by Parent as soon as the Company delivers to Parent such specified portion of the Financing Information.
“Material Adverse Effect” means, when used with respect to any Party, any fact, circumstance, effect, change, event or development that (a) would prevent, materially delay or materially impair the ability of such Party or its Subsidiaries to consummate the Transactions or (b) has, or would have, a material adverse effect on the financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that, in respect of clause (b) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:
(i)      general economic conditions (or changes in such conditions) or conditions in the U.S., Canadian or global economies generally;
(ii)   conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii)   conditions (or changes in such conditions) in the oil and gas exploration, development or production industry (including changes in commodity prices, general market prices and regulatory changes affecting the industry);
(iv)   political conditions (or changes in such conditions), the outbreak of a pandemic, epidemic, endemic or other widespread health crisis (including COVID-19), or acts of war (including the Russian/Ukraine conflict), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);
(v)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions;
(vi)   the announcement of this Agreement or the pendency or consummation of the Transactions (other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement or the announcement or consummation of the Transactions);

(vii)   the execution and delivery of or compliance with the terms of, or the taking of any action or failure to take any action which action or failure to act is request in writing by the other Party or expressly required by, this Agreement, the public announcement of this Agreement or the Transactions (provided that this clause (vii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions);
(viii)   changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; or
(ix)   any changes in such Party’s stock price or the trading volume of such Party’s stock, or any failure by such Party to meet any analysts’ estimates or expectations of such Party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Party or any of its Subsidiaries to meet any internal or published budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect to the extent not otherwise excluded by the definition hereof);
provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i)  – (v) and (viii) disproportionately adversely affect such Party and its Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the oil and gas exploration, development or production industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).
“MMcf” means one million cubic feet.
“NASDAQ” means the Nasdaq Stock Market.
“NYSE” means the New York Stock Exchange.
“Offer Documents” has the meaning assigned to such term in Section 6.21.
“Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements (including any series of related leases with the same lessor) under which a Person leases, subleases or licenses or otherwise acquires or obtains rights to produce Hydrocarbons from real property interests.
“Oil and Gas Properties” means all interests in and rights with respect to (a) oil, gas, mineral, and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions, (b) all Wells, and (c) Hydrocarbons or revenues therefrom and claims and rights thereto.
“Opco” means ROCC Energy Holdings, L.P., a Delaware limited partnership.
“Opco Common Units” means a Common Unit (as defined in the Opco Partnership Agreement).
“Opco Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of ROCC Energy Holdings, L.P., dated as of October 6, 2021, by and among Holdings GP, the Company, JSTX and Rocky Creek.
“Opco Unit Exchange” has the meaning set forth in the Company Support Agreement and shall include, for the avoidance of doubt, the transactions described hereafter in clauses (a) and (b), whereby: (a) in accordance with Article XI of the Opco Partnership Agreement, the Company Class B Holders’ exercise of their right to exchange all of their Opco Common Units and shares of Company Class B Common

Stock for shares of Company Class A Common Stock and (b) in connection with such exercise and in accordance with Section 11.03 of the Opco Partnership Agreement, the Company having directly, or indirectly through a Subsidiary of the Company, issued or transferred such shares of Company Class A Common Stock to the Company Class B Holders in exchange for the Opco Common Units and shares of Company Class B Common Stock held by such Company Class B Holders, and the cancellation of such Company Class B Common Stock in connection therewith.
“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“other Party” means (a) Parent when used with respect to the Company, and (b) the Company when used with respect to Parent.
“Parent Benefit Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by Parent or any of its Subsidiaries, or under or with respect to which Parent or any of its Subsidiaries has any current or contingent liability or obligation.
“Parent Competing Proposal” means any Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with the Company or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, share purchase, amalgamation, merger, arrangement, business combination, or otherwise) by any Person or group of any business or assets of Parent or any of its Subsidiaries (including shares in the capital of or ownership interest in any Subsidiary) that accounted for or generated 20% or more of Parent’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding Parent Common Shares or any other securities entitled to vote on the election of directors or any direct or indirect take-over bid, tender or exchange offer or treasury issuance that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Parent Common Shares or any other securities entitled to vote on the election of directors or (c) any merger, amalgamation, arrangement consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries which is structured to permit any Person or group to acquire beneficial ownership of at least 20% of Parent’s and its Subsidiaries’ assets or equity interests.
“Parent Credit Facilities” means the $850 million extendible secured revolving credit facilities and $20 million uncommitted unsecured demand revolving letter of credit facility guaranteed by Export Development Canada.
“Parent Expenses” means a cash amount equal to $20,000,000 to be paid in respect of the Parent’s costs and expenses in connection with the negotiation, execution and performance of this Agreement and the Transactions.
“Parent Intervening Event” means a development, event, effect, state of facts, condition, occurrence or change in circumstance that is material to Parent that occurs or arises after the date of this Agreement that was not known to or reasonably foreseeable by the Parent Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Parent Board as of the date of this Agreement); provided, however, that in no event shall (i) the receipt, existence or terms of a Parent Competing Proposal or Company Competing Proposal, or any matter relating thereto or of consequence thereof or (ii) any changes in the market price or trading volume of the Parent Common Shares or the Company’s stock or any other securities of Parent or the Company, or the fact that Parent or the Company meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however the underlying cause or any of the foregoing may constitute a Parent Intervening Event) or (iii) any changes in oil and natural gas prices, constitute a Parent Intervening Event.

“Parent Performance Share Awards” means any performance share awards granted under the Parent Equity Plan.
“Parent Reserve Engineer” means McDaniel & Associates Consultants Ltd.
“Parent Restricted Share Awards” means any restricted share awards granted under the Parent Equity Plan.
“Parent Shareholder Approval” means the approval of the Parent Share Issuance by the affirmative vote of a majority of the Parent Common Shares entitled to vote thereon and present in person or represented by proxy at the Parent Shareholder Meeting in accordance with applicable securities Laws, the rules and regulations of the NYSE and the TSX, as applicable, the ABCA and the Organizational Documents of Parent.
“Parent Superior Proposal” means a Parent Competing Proposal (with references in the definition thereof to “20%” being deemed to be replaced with references to “more than 50%”) that in the good faith determination of the Parent Board, after consultation with Parent’s financial advisors, (i) if consummated, would result in a transaction more favorable to Parent’s shareholders from a financial point of view than the Company Merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by the Company in response to such proposal or otherwise), (ii) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and shareholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Parent Board, (iii) would not reasonably be expected to materially hinder or delay the Company Merger or the transactions contemplated by this Agreement and (iv) does not require Parent or any of its Subsidiaries to abandon, terminate or fail to consummate the Transactions.
“Parent Termination Fee” means $100,000,000.
“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.
“Permitted Encumbrances” means:
(a)   to the extent not applicable to the Transactions or otherwise waived prior to the Company Merger Effective Time, preferential purchase rights, rights of first refusal, rights of first offer, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, participation agreements, development agreements, stockholders agreements, consents, and other similar agreements and documents;
(b)   contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s, vendor’s, repairmen’s, construction and carrier’s liens and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent, and Encumbrances for Taxes that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established on the financial statements of the Company or Parent, as applicable, in accordance with GAAP or IFRS, as applicable;
(c)   Production Burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report or the Parent Reserve Report, as applicable;
(d)   Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business, provided, however, that, in each case, such Encumbrance (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) would not be reasonably expected to have a Material Adverse Effect, on the value, use or operation of the property encumbered thereby;

(e)   such Encumbrances as the Company (in the case of Encumbrances with respect to properties or assets of Parent or its Subsidiaries) or Parent (in the case of Encumbrances with respect to properties or assets of the Company or its Subsidiaries), as applicable, have expressly waived in writing;
(f)   all easements, zoning restrictions, conditions, covenants, Rights-of-Way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, facilities, streets, alleys, highways, telephone lines, power lines, railways, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other easements and Rights-of-Way, on, over or in respect of any of the properties of the Company or Parent, as applicable, or any of their respective Subsidiaries, that are customarily granted in the oil and gas industry and do not materially, individually or in the aggregate, interfere with the operation, value or use of the property or asset affected;
(g)   any Encumbrances discharged at or prior to the Company Merger Effective Time (including Encumbrances securing any Indebtedness that will be paid off in connection with Closing);
(h)   Encumbrances imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions;
(i)   Encumbrances, exceptions, defects or irregularities in title, easements, imperfections of title, Rights-of-Way, covenants, restrictions and other similar matters that would be accepted by a reasonably prudent purchaser of oil and gas interests in the geographic area where such oil and gas interests are located, that would not reduce the net revenue interest share of the Company or Parent, as applicable, or such Party’s Subsidiaries, in any Oil and Gas Lease below the net revenue interest share shown in the Company Reserve Report or Parent Reserve Report, as applicable, with respect to such lease, or increase the working interest of the Company or Parent (without at least a proportionate increase in net revenue interest), as applicable, or of such Party’s Subsidiaries, in any Oil and Gas Lease above the working interest shown on the Company Reserve Report or Parent Reserve Report, as applicable, with respect to such lease and, in each case, that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; or
(j)   with respect to (i) Parent and its Subsidiaries, Encumbrances arising under the Parent Credit Facilities, (ii) the Company and its Subsidiaries, Encumbrances arising under the Company Credit Facility and (iii) Encumbrances arising under the Financing.
“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.
“Personal Information” means any information that, alone or in combination with other information held by the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Laws.
“Proceeding” means any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.
“Production Burdens” means any royalties (including lessor’s royalties), overriding royalties, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), but excluding Taxes and assessments of Governmental Entities.
“Registered Intellectual Property” means all Intellectual Property that is the subject of registration (or an application for registration), including domain names.

“Related Party” shall mean the Parties and each of their respective Affiliates and their and their respective Affiliates’ stockholders, shareholders, partners, members, officers, directors, employees, controlling Persons, agents and Representatives.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.
“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its Subsidiaries.
“Support Agreement Deadline” means 24 hours following the execution and delivery of this Agreement.
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable Law.
“Tax Returns” means any return, report, statement, declaration, claim for refund, information return, CEWS Return or other document (including any related or supporting information, schedule or attachment thereto and including any amendment thereof) filed or required to be filed or required to be kept on file with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.
“Taxes” means any and all taxes and charges, levies or other assessments in the nature of a tax, including income, gross receipts, license, payroll, employment, stamp, occupation, windfall profits, environmental, capital stock, social security, unemployment, disability, transfer, registration, ad valorem, alternative or add on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, withholdings, custom duties, liability in connection with any deemed overpayment of Taxes under section 125.7 of the Canada Tax Act, and other similar assessments in the nature of a tax together with all interest, penalties, and additions thereto, imposed by any Taxing Authority.
“Taxing Authority” means any Governmental Entity having jurisdiction over the administration or imposition of any Tax.
“Trading Day” means any day on which the Parent Common Shares are listed or quoted and traded on the NYSE and the TSX.
“Transaction Documents” shall mean this Agreement, the Company Support Agreement and the IRRA.
“Transactions” means the Opco Unit Exchange, the Company Merger and the other transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, each other agreement to be executed and delivered in connection herewith and therewith and including, for greater certainty, the Parent Share Issuance and the Compensatory Issuance.
“Transfer Taxes” means any transfer, sales, use, stamp, registration or other similar Taxes; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar taxes.
“Treasury Regulations” means the temporary, proposed and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“TSX” means the Toronto Stock Exchange.
“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., and all applicable similar state and local laws.
“Wells” means all oil or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Lease or any pooled, communitized or unitized acreage that includes all or a part of such Oil and Gas Lease or otherwise associated with an Oil and Gas Property of the applicable Person or any of its Subsidiaries, together with all oil, gas and mineral production from such well.
“Willful and Material Breach” including the correlative term “Willfully and Materially Breach,” shall mean a material breach (or the committing of a material breach) that is a consequence of an act or failure to take an act it is required to take under this Agreement by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would, or would reasonably be expected to, constitute a breach of this Agreement.

EXHIBIT A
Form of Company Support Agreement
[see attached]

EXHIBIT B
Form of Plan of Merger
PLAN OF MERGER
merging
[MERGER SUB],
a Delaware limited liability company
with and into
RANGER OIL CORPORATION,
a Virginia corporation

1.   Merger.   [Merger Sub], a Delaware limited liability company (“Merger Sub”) and wholly owned indirect subsidiary of Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Parent”), shall, at the time of issuance of the Certificate of Merger by the State Corporation Commission (the “SCC”) of the Commonwealth of Virginia (or at such later time as may be specified in the Articles of Merger filed with the SCC) (such time being referred to herein as the “Effective Time”), be merged (the “Merger”) with and into Ranger Oil Corporation, a Virginia corporation (“Ranger”). Ranger shall be the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Virginia, and the separate corporate existence of Merger Sub shall terminate.
2.   Effects of Merger.   At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Ranger and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Ranger and Merger Sub shall be the debts, liabilities and duties of the Surviving Corporation.
3.   Organizational Documents.   The articles of incorporation and bylaws of Ranger in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation at and after the Effective Time until thereafter changed or amended as provided therein or by applicable law.
4.   Manner and Basis of Converting Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or Ranger or any holder of any securities of Merger Sub or Ranger,:
(a)   Equity Interests of Merger Sub.   All of the equity interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one (1) validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.
(b)   Ranger Common Stock.
(i)   Subject to the other provisions of this Section 4, each share of Class A common stock, par value $0.01 per share, of Ranger (“Ranger Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares (as defined below) and any shares of Ranger Class A Common Stock covered by Section 4(d)) (the “Eligible Shares”) shall be converted automatically at the Effective Time into the right to receive: (A) 7.49 validly issued, fully paid and nonassessable Parent Common Shares (the “Share Consideration”), and (B) $13.31 in cash, without interest (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”).
(ii)   All such shares of Ranger Class A Common Stock shall cease to be outstanding and shall automatically be cancelled and cease to exist. Each holder of a share of Ranger Class A Common Stock that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h), and (C) any Post-Effective Time Dividends (as defined below), in each case to be issued or paid in consideration therefor upon the exchange of any Certificates (as defined below) or Book-Entry Shares (as defined below), as applicable, in accordance with Section 5(a).
(iii)   Each share of Ranger Common Stock held by Parent or Merger Sub immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, “Excluded Shares”) shall automatically be cancelled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor.
(c)   Impact of Stock Splits, Etc.   In the event of any change in (i) the number of shares of Ranger Class A Common Stock, or securities convertible or exchangeable into, exercisable for or settled in shares of Ranger Class A Common Stock or (ii) the number of Parent Common Shares, or securities convertible or exchangeable into, exercisable for or settled in Parent Common Shares, in each case issued and outstanding after the date hereof and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this Section 4(c).
(d)   Treatment of Ranger Equity Awards.
(i)   Ranger TRSU Awards and Ranger PBRSU Awards.   Each outstanding award of restricted stock units subject to time-based vesting issued pursuant to Ranger’s 2019 Management Incentive Plan, as may be amended from time to time (the “Ranger Equity Plan”), that is outstanding immediately prior to the Effective Time (each, a “Ranger TRSU Award”), other than those Ranger TRSU Awards held by Ranger’s non-employee directors (“Director TRSU Awards”), and each outstanding award of restricted stock units subject to performance-based vesting issued pursuant to the Ranger Equity Plan that is outstanding immediately prior to the Effective Time (each, a “Ranger PBRSU Award”) shall be converted into time-vested awards with respect to Parent Common Shares (“Converted Parent TRSU Awards”) at the closing of the Merger (“Closing”), with the number of Parent Common Shares subject to the Converted Parent TRSU Awards equal to the product of (x) the number of shares of Ranger Common Stock subject to the Ranger TRSU Award or Ranger PBRSU Award (at the maximum level of performance), as applicable, multiplied by (y) the sum of (i) the Cash Consideration divided by the volume weighted average price of the Parent Common Shares on the NYSE (as defined below) for the five (5) consecutive trading days immediately prior to the Closing Date (as defined below) as reported by Bloomberg, L.P. and (ii) the Share Consideration, rounded up to the nearest whole Parent Common Share. Converted Parent TRSU Awards in respect of Ranger TRSU Awards will remain subject to the same vesting schedule and Converted Parent TRSU Awards in respect of Ranger PBRSU Awards will be converted based on the number of shares payable upon maximum performance and will remain subject to the same time-vesting schedule; provided, however, that upon (x) an involuntary termination of the holder’s employment or service by Parent, Ranger or any of their subsidiaries without cause or (y) solely with respect to a Converted Parent TRSU Award that was converted from a Ranger TRSU Award or a Ranger PBRSU Award that had such a provision in the award agreement pursuant to which such Ranger TRSU Award or Ranger PBRSU Award (as applicable) was granted, a resignation by the holder for good reason, in each case, that occurs on or within twelve (12) months following the Effective Time, such awards will immediately vest in full as of such termination date. For the avoidance of doubt, any dividend equivalents that have been accrued with respect to the Ranger TRSU Awards or Ranger PBRSU Awards will become payable ratably if and when such underlying Converted Parent TRSU Award vests.
(ii)   Director TRSU Awards.   Each Director TRSU Award shall vest in full at the Effective Time and, by virtue of the occurrence of the Closing and without any action by the Parties, be cancelled and converted into the right to receive, at the Effective Time, without interest, the Merger Consideration with respect to each share of Ranger Common Stock subject to such Director TRSU Award plus the amount of any dividend equivalents payable with respect to such Director TRSU Award that remain unpaid as of the Effective Time (the “TRSU Consideration”). Following the Effective Time, no such Director TRSU Award that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of a Director TRSU Award shall cease to have any rights with respect thereto, except for the right (if any) to receive the TRSU Consideration in exchange for such Director TRSU Award. No fractional Parent Common Share shall be issued as part of TRSU Consideration, and any such fractional Parent Common Share shall instead be paid in cash in accordance with Section 5(h).
(iii)   Payments with Respect to Director TRSU Awards.   As soon as practicable after the Effective Time (but in any event, no later than five (5) Business Days after the Effective Time), the Surviving Corporation or its applicable Affiliate shall pay through its standard accounts payable procedures the cash amounts due pursuant to Section 4(d)(ii). Notwithstanding anything herein to the contrary, in the case of any TRSU Consideration that constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986 and any successor statute, as amended from time to time (the “Code”), Parent, the Surviving Corporation or its applicable Affiliate shall issue or pay such TRSU Consideration, as applicable, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a Tax or penalty under Section 409A of the Code.
5.   Payment for Securities; Exchange.
(a)   Exchange Agent; Exchange Fund.   Prior to the Effective Time, Parent shall enter into an agreement with a commercial bank, trust company or transfer agent that is mutually acceptable to Ranger and Parent to act as agent for the holders of Ranger Class A Common Stock in connection with the Merger (the “Exchange Agent”) and to receive the Merger Consideration to which such holders shall become entitled pursuant to this Section 5. Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Eligible Shares, for issuance in accordance with this Section 5 through the Exchange Agent, the Merger Consideration in respect of Eligible Shares pursuant to Section 4(b). In addition, Parent shall deposit, or cause to be deposited, with the Exchange Agent, from time to time as needed, cash sufficient to pay any Post-Effective Time Dividends and to make payments in lieu of fractional shares pursuant to Section 5(h). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund (as defined below). Except as contemplated by this Section 5(a), Section 5(g) and Section 5(h), the Exchange Fund shall not be used for any other purpose. Any cash and Parent Common Shares deposited with the Exchange Agent (including as payment for fractional shares in accordance with 5(h) and any Post-Effective Time Dividends) shall hereinafter be referred to as the “Exchange Fund.” Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Eligible Shares pursuant to this Agreement. The cash portion of the Exchange Fund may be invested by the Exchange Agent as reasonably directed by Parent. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Section 5, Parent shall promptly replace, restore or supplement (or cause to be replaced, restored or supplemented) the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Section 5. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund, and any amounts in excess of the amounts payable hereunder shall, at the discretion of Parent, be promptly returned to Parent or the Surviving Corporation.
(b)   Payment Procedures.
(i)   Certificates.   As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented Eligible Shares (“Certificates”), a notice advising such holders of the effectiveness of the Merger and a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent, and which shall be in a customary form and agreed to by Parent and Ranger prior to the Closing) and instructions for use in effecting the surrender of Certificates for payment of the Merger Consideration set forth in Section 4(b)(i). Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Parent Common Shares (which shall be in uncertificated book entry form) representing, in the aggregate, the whole number of Parent Common Shares, if any, that such holder has the right to receive pursuant to Section 4(b) (after taking into account all shares of Ranger Class A Common Stock then held by such holder) and (B) a check in the amount equal to the applicable aggregate Cash Consideration, the cash payable in lieu of any fractional Parent Common Shares pursuant to Section 5(h) and Post-Effective Time Dividends.

(ii)   Non-DTC Book-Entry Shares.   Promptly after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Eligible Shares represented by book entry (“Book-Entry Shares”) not held through the Depository Trust Ranger (“DTC”), (A) a notice advising such holders of the effectiveness of the Merger, (B) a statement reflecting the number of Parent Common Shares (which shall be in uncertificated book entry form) representing, in the aggregate, the whole number Parent Common Shares, if any, that such holder has the right to receive pursuant to Section 4(b) (after taking into account all shares of Ranger Class A Common Stock then held by such holder) and (C) a check in the amount equal to the applicable aggregate Cash Consideration, the cash payable in lieu of any fractional Parent Common Shares pursuant to Section 5(h) and Post-Effective Time Dividends.
(iii)   DTC Book-Entry Shares.   With respect to Book-Entry Shares held through DTC, Parent and Ranger shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees promptly on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, the cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h), if any, and Post-Effective Time Dividends.
(iv)   No interest shall be paid or accrued on any amount payable for Eligible Shares pursuant to this Section 5.
(v)   With respect to Certificates, if payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h), and Post-Effective Time Dividends is to be made to a Person other than the record holder of such Eligible Shares, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. With respect to Book-Entry Shares, payment of the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of Ranger as of the Effective Time. Until surrendered as contemplated by this Section 5(b)(v), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and any Post-Effective Time Dividends payable in respect of such shares of Ranger Class A Common Stock.
(c)   Termination of Rights.   All Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends, paid upon the surrender of and in exchange for Eligible Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Ranger Class A Common Stock. At the Effective Time, the stock transfer books of Ranger shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of Ranger of the shares of Ranger Class A Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends payable in respect of the Eligible Shares previously represented by such Certificates.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the former shareholders of Ranger on the 180th day after the Closing Date shall be delivered to Parent or the Surviving Corporation, as applicable, upon demand, and any former Class A common shareholders of Ranger who have not theretofore received the Merger Consideration, any cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends, in each case without interest thereon, to which they are entitled under this Section 5 shall thereafter look only to the Surviving Corporation and Parent for payment of their claim for such amounts.
(e)   No Liability.   None of the Surviving Corporation, Parent, Merger Sub or the Exchange Agent shall be liable to any holder of Ranger Class A Common Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   Lost, Stolen, or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash to be paid in lieu of any fractional Parent Common Shares in accordance with Section 5(h) and Post-Effective Time Dividends payable in respect of the shares of Ranger Class A Common Stock formerly represented by such Certificate.
(g)   Distributions with Respect to Unexchanged Parent Common Shares.   No dividends or other distributions declared or made with respect to Parent Common Shares with a record date after the Effective Time (“Post-Effective Time Dividends”) shall be paid to the holder of any unsurrendered Certificate with respect to the whole Parent Common Shares that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional Parent Common Shares shall be paid to any such holder, in each case until such holder shall surrender such Certificate in accordance with this Section 5. Following surrender of any such Certificate, there shall be paid to such holder of whole Parent Common Shares issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the Post-Effective Time Dividends theretofore paid with respect to such whole Parent Common Shares, and (ii) at the appropriate payment date, the Post-Effective Time Dividends with a record date prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Common Shares. For purposes of dividends or other distributions in respect of Parent Common Shares, all whole Parent Common Shares to be issued pursuant to the Merger shall be entitled to Post-Effective Time Dividends pursuant to the immediately preceding sentence as if such whole Parent Common Shares were issued and outstanding as of the Effective Time.
(h)   No Fractional Parent Common Shares.   No certificates or scrip or shares representing fractional Parent Common Shares shall be issued upon the exchange of Eligible Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of Parent Common Shares. Notwithstanding any other provision of this Agreement, each holder of Eligible Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Shares (after taking into account all Certificates and Book-Entry Shares held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Shares multiplied by (ii) the volume weighted average price of the Parent Common Shares on the NYSE for the five (5) consecutive trading days immediately prior to the Closing Date as reported by Bloomberg, L.P. Promptly after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. The payment of cash in lieu of fractional Parent Common Shares is not a separately bargained for consideration but merely represents a mechanical rounding off of the fractions in the exchange.

(i)   Withholding Taxes.   Notwithstanding anything in this Agreement to the contrary, Parent, Ranger, the Surviving Corporation, Merger Sub, the Exchange Agent, each of their respective Affiliates and any other applicable withholding agent shall be entitled to deduct or withhold from any amounts otherwise payable to any Person pursuant to this Plan of Merger any amount required to be deducted or withheld under applicable Law (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Parent Common Shares pursuant to this Agreement, the applicable withholding agent may withhold or deduct from the Cash Consideration and/or a portion of the Parent Common Shares otherwise deliverable hereunder may be withheld); provided, however, that except in the case of withholding required under applicable Law in respect of any consideration payable pursuant to Section 4(d) or Section 5(h) and Post-Effective Time Dividends, (i) to the extent any Party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable to or by any Person pursuant to this Agreement, such Party shall use commercially reasonable efforts to notify the other relevant Parties as soon as reasonably practicable, and (ii) the applicable withholding agent shall use commercially reasonable efforts to consult with Ranger or applicable recipient in good faith to determine whether such deduction or withholding is required and shall reasonably cooperate with Ranger or applicable recipient to minimize the amount of any applicable deduction or withholding. To the extent that amounts are properly deducted or withheld and paid over to the relevant Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such amounts would have been paid absent such deduction or withholding, and if withholding is taken in Parent Common Shares, the relevant withholding agent shall be treated as having sold such Parent Common Shares on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such withholding and paid such cash proceeds to the relevant Taxing Authority.
6.   Amendment.   Subject to the terms of the Agreement and Plan of Merger, dated as of February 27, 2023, by and between Parent and Ranger (the “Merger Agreement”), this Plan of Merger may be amended by the boards of directors of Ranger and Merger Sub at any time prior to the Effective Time; provided, however, that any amendment made subsequent to the approval of this Plan of Merger by the shareholders of Ranger and Merger Sub shall not:
(a)   alter or change the amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property to be received under the plan by the shareholders of or owners of eligible interests in Ranger;
(b)   alter or change any of the other terms or conditions of this Plan of Merger if the change would adversely affect such shareholders of Ranger in any material respect; or
(c)   alter or change any term of the organizational documents of Ranger or Merger Sub, except as permitted by Section 13.1-706 of the VSCA.
7.   Abandonment.   At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Merger Agreement, without further shareholder action in the manner determined by the boards of directors of Ranger and Merger Sub. Written notice of such abandonment shall be filed with the SCC prior to the Effective Time.
8.   Defined Terms.   As used in this Plan of Merger, the following terms shall have the meaning set forth below:
(a)   “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, that, for the avoidance of doubt, no portfolio company of Juniper Capital Advisors, L.P. shall be an Affiliate of Ranger for purposes of this Plan of Merger. For purposes of this definition, “control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(b)   “Closing Date” shall mean the date on which the Closing occurs.

(c)   “Governmental Entity” shall mean any federal, state, provincial, territorial, tribal, local or municipal court, governmental, regulatory or administrative agency, ministry or commission or other governmental authority or instrumentality, domestic or foreign (which entity has jurisdiction over the applicable Person), or public or private arbitral body.
(d)   “Law” shall mean any law, by-law, rule, regulation, ordinance, code, act, statute, injunction, ruling, award, decree, writ, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law and the rules and regulations of any applicable stock exchange.
(e)   “NYSE” shall mean the New York Stock Exchange.
(f)   “Parent Common Shares” shall mean the common shares, without nominal or par value, in the capital of Parent.
(g)   “Party” shall mean a party to this Plan of Merger and Parent, except as the context may otherwise require.
(h)   “Person” shall mean any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.
(i)   “Ranger Common Stock” shall mean each share of Class B common stock, par value $0.01 per share, of Ranger together with Ranger Class A Common Stock.
(j)   “Taxes” shall mean any and all taxes and charges, levies or other assessments in the nature of a tax, including income, gross receipts, license, payroll, employment, stamp, occupation, windfall profits, environmental, capital stock, social security, unemployment, disability, transfer, registration, ad valorem, alternative or add on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, withholdings, custom duties, liability in connection with any deemed overpayment of Taxes under section 125.7 of the Canada Tax Act, and other similar assessments in the nature of a tax together with all interest, penalties, and additions thereto, imposed by any Taxing Authority.
(k)   “Taxing Authority” shall mean any Governmental Entity having jurisdiction over the administration or imposition of any Tax..

EXHIBIT C
Pre-Closing Restructuring Transactions
[see attached]

Execution Version
JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of May 3, 2023, is entered into by Nebula Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), for the benefit of the parties to the Merger Agreement (as defined below).
Reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2023, by and among Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Parent”), Ranger Oil Corporation, a Virginia corporation (the “Company”) and, upon its joinder thereto pursuant to this Joinder Agreement, Merger Sub.
This Joinder Agreement is being executed and delivered by the undersigned in accordance with Section 6.26 of the Merger Agreement.
1.   Joinder by Merger Sub.   Merger Sub hereby agrees to, and does hereby become a party to, the Merger Agreement and (a) agrees to be and is hereby bound by all of the terms and conditions thereof as applicable to Merger Sub and (b) agrees to be and is hereby bound by all of the terms and conditions in the Merger Agreement as are applicable to a “Parent Party,” including all representations and warranties, covenants, rights and obligations, to the same extent as if Merger Sub were a “Parent Party” party thereto. This Joinder Agreement shall serve as a counterpart signature page to the Merger Agreement and by executing below, Merger Sub is deemed to have executed the Merger Agreement as if an original party thereto.
2.   Representations and Warranties by Merger Sub.   Merger Sub hereby represents and warrants that:
(a)   the execution, delivery and performance of this Joinder Agreement has been duly authorized by all necessary action and does not contravene any provision of Merger Sub’s certificate of formation, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or material contractual restriction binding on Merger Sub or its assets;
(b)   all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this Joinder Agreement have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution, delivery or performance of this Joinder Agreement; and
(c)   this Joinder Agreement constitutes a legal, valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.
3.   Miscellaneous.   This Joinder Agreement is a part of, and governed by the terms of, the Merger Agreement. Without limiting the foregoing, Article IX of the Merger Agreement is hereby incorporated, mutatis mutandis, into this Joinder Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the day and year first above written.
NEBULA MERGER SUB, LLC
By:
BTE Holdings S.a.r.l.,
its sole member

By:

Name:
Paul de Haan

Title:
Manager

Signature Page to Joinder Agreement

ACKNOWLEDGED AND AGREED TO BY:
BAYTEX ENERGY CORP.
By:
Name: Eric T. Greager
Title: President and Chief Executive Officer
By:
Name: Chad L. Kalmakoff
Title: Chief Financial Officer
RANGER OIL CORPORATION
By:
Name: Katherine Ryan
Title: Vice President, Chief Legal Counsel and Corporate Secretary
Signature Page to Joinder Agreement

ANNEX B
February 27, 2023
The Board of Directors
Ranger Oil Corporation
16285 Park Ten Place, Suite 500
Houston, TX 77084
Members of the Board of Directors:
We understand that Ranger Oil Corporation (the “Company”) proposes to enter into an Agreement and Plan of Merger, dated as of February 27, 2023 (the “Agreement”), between the Company and Baytex Energy Corp. (“Parent”), pursuant to which, among other things, (i) certain holders of common units of ROCC Energy Holdings, L.P. (“Opco”) and shares of Class B common stock, par value $0.01 per share, of the Company will exchange such units and shares for share of the Class A common stock, par value $0.01 per share, of the Company (“Company Common Stock,” and such exchange, the “Opco Unit Exchange”), and (ii) an indirect wholly owned subsidiary of Parent to be formed after the date hereof (“Merger Sub”) will merge with and into the Company with the Company continuing as the entity surviving the Merger (the “Merger”) and each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Company Merger Effective Time”) will be converted into the right to receive (a) $13.31 in cash (the “Cash Consideration”) and (b) 7.49 common shares (such number of shares, the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”), without nominal or par value, of Parent (“Parent Common Stock”); provided that, all shares of Company Common Stock held by Parent or Merger Sub immediately prior to the Company Merger Effective Time and, in each case, not held on behalf of third parties shall automatically be cancelled and cease to exist as of the Company Merger Effective Time, and no consideration shall be delivered in exchange therefor. The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to the Company and Parent;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, “Company Forecasts”);

(3)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Parent furnished to or discussed with us by the management of Parent, including certain financial forecasts relating to Parent prepared by the management of Parent (the “Parent Forecasts”);

(4)
discussed the past and current business, operations, financial condition and prospects of the Company with members of senior managements of the Company and Parent, and discussed the past and current business, operations, financial condition and prospects of Parent with members of senior managements of the Company and Parent;

(5)
reviewed the potential pro forma financial impact of the Merger on the future financial performance of Parent, including the potential effect on Parent’s estimated earnings per share;

(6)
reviewed the trading histories for Company Common Stock and Parent Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(7)
compared certain financial and stock market information of the Company and Parent with similar information of other companies we deemed relevant;

(8)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(9)
reviewed the relative financial contributions of the Company and Parent to the future financial performance of the combined company on a pro forma basis;

(10)
reviewed certain estimates as to the amount and timing of revenue enhancements (the “Synergies”), net operating losses (the “NOLs”) and step-up in the tax basis of a pro rata portion of the assets of Opco (the “Step-Up”) anticipated by the management of Parent to result from the Merger;

(11)
considered the fact that the Company determined that it would explore its strategic alternatives and the results of our efforts on behalf of the Company to solicit, at the direction of Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(12)
reviewed a draft, dated February 27, 2023, of the Agreement; and

(13)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of the Company and Parent that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. With respect to the Parent Forecasts, the Synergies, the NOLs and the Step-Up, we have been advised by Parent, and have been directed by the Company to assume, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent as to the future financial performance of Parent and other matters covered thereby. We have relied, at the direction of the Company, on the assessments of the managements of the Company and Parent as to Parent’s ability to achieve the Parent Forecasts and the Synergies, and to realize the benefits of the NOLs and the Step-Up, and we have assumed, with the consent of the Company, that the Parent Forecasts, the Synergies, the NOLs and the Step-Up will be realized in the amounts and at the times projected. We have relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental or regulatory trends and developments relating to or affecting the Company and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we made any physical inspection of the properties or assets of the Company or Parent. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the OpCo Unit Exchange and the Merger will be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the OpCo Unit Exchange and the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the OpCo Unit Exchange or the Merger. We have also assumed, at the direction of Company, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, aspects or implications of any related transactions, or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements or understandings entered into in connection with or related to the Merger, any related transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Company Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. We are not expressing any opinion as to what the value of Parent Common Stock actually will be when issued or the prices at which Company Common Stock or Parent Common Stock will trade at any time, including following announcement or consummation of the Merger. We are also not expressing any view or opinion with respect to, and we have relied, at the direction of the Company, upon the assessment of representatives of Company regarding legal, regulatory, accounting, tax and similar matters relating to Company or the Merger, as to which matters we understand that Company obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Company, Parent and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Penn Virginia Corporation (now the Company) in connection with the acquisition of Lonestar Resources US Inc., (ii) having acted as manager for a certain debt offering of a Company subsidiary, (iii) having acted or acting as co-lead arranger, joint bookrunner for, and/or lender under, certain revolving credit, letters of credit or other facilities of the Company and/or certain of its affiliates, (iv) having provided or providing certain treasury management services and products to the Company and/or certain of its affiliates and (v) having provided or providing certain commodity and derivatives trading services to the Company and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of the Company (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Parent or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Merger Consideration to be received in the Merger by holders of Company Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ BOFA SECURITIES, INC.

ANNEX C
Execution Version
SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT (this “Agreement”) is dated as of February 27, 2023, by and among each shareholder of Ranger Oil Corporation, a Virginia corporation (the “Company”), set forth on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”), and Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Parent”).
W I T N E S S E T H:
WHEREAS, prior to the execution and delivery of this Agreement, Parent and the Company entered into an Agreement and Plan of Merger, dated as of February 27, 2023 (as the same may be amended or supplemented, the “Merger Agreement”), providing that, among other things, (a) upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”), and (b) each eligible outstanding share of Class A common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Company Merger Effective Time (“Class A Common Stock”) will be converted into 7.49 common shares, without nominal or par value, in the capital of Parent (“Parent Common Shares”) and $13.31 in cash, as provided in the Merger Agreement;
WHEREAS, each Shareholder legally and beneficially owns such number of shares of Class A Common Stock and Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) set forth opposite such Shareholder’s name on Schedule A hereto (with respect to each Shareholder, such shares of Class A Common Stock and Company Class B Common Stock are referred to herein as such Shareholder’s “Subject Shares”); and
WHEREAS, each Shareholder legally and beneficially owns such number of Opco Common Units set forth opposite such Shareholder’s name on Schedule A hereto (together with the Subject Shares, the “Subject Securities”).
NOW, THEREFORE, in consideration of Parent entering into the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein and therein, the parties, intending to be legally bound hereby, agree as follows:
1.   Representations and Warranties of each Shareholder.   Each Shareholder hereby represents and warrants to Parent, severally and not jointly, as of the date hereof as follows:
(a)   Due Organization.   Such Shareholder is an entity duly formed under the laws of its jurisdiction of formation and is validly existing and in good standing under the laws thereof.
(b)   Authority; No Violation.   Such Shareholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly approved by the governing authority of such Shareholder and no other organizational proceedings on the part of such Shareholder are necessary to approve this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Shareholder and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Creditors’ Rights. Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the terms or provisions hereof, will (i) violate any provision of the governing documents of such Shareholder, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Shareholder, or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under or result in the creation of any lien, claim, mortgage, encumbrance, pledge, deed of trust, security interest, equity or charge of any kind (each, a “Lien”) upon any of the Subject Securities pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Shareholder is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii) and clause (iii), for such matters that would not, individually or in the aggregate, impair the ability of such Shareholder to perform its obligations under this Agreement.
(c)   The Subject Securities.   As of the date of this Agreement, such Shareholder is the legal and beneficial owner of and, together with the applicable controlling entity or entities of such Shareholder (as applicable, the “Controlling Entities”), has the sole right to vote and dispose of such Shareholder’s Subject Securities, free and clear of any Liens whatsoever, except for any Liens which arise hereunder and transfer restrictions contained in the Opco Partnership Agreement. None of such Shareholder’s Subject Securities is subject to any voting trust or other similar agreement, arrangement or restriction, except as contemplated by this Agreement. Without limiting the generality of the foregoing and other than the Opco Partnership Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to sell, transfer (including by tendering into any tender or exchange offer), assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose of or encumber, including by operation of law or otherwise (each, a “Transfer”), any or all of the Subject Securities, other than a Transfer, such as a hedging or derivative transaction, with respect to which such Shareholder (and/or its Controlling Entities) retains its Subject Securities and the sole right to vote, dispose of and exercise dissenters’ rights with respect to its Subject Shares during the Applicable Period (as defined below) and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Securities.
(d)   Absence of Litigation.   As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending, or to the knowledge of such Shareholder, threatened against such Shareholder, or any property or asset of such Shareholder, before any Governmental Entity that seeks to delay or prevent the performance by such Shareholder of its obligation under this Agreement.
(e)   No Consents Required.   No consent of, or registration, declaration or filing with, any Person or Governmental Entity is required to be obtained or made by or with respect to such Shareholder in connection with the execution, delivery and performance of this Agreement by such Shareholder, except for any applicable requirements and filings with the SEC, if any, under the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement in any material respect.
(f)   Expectation of Parent.   Such Shareholder understands and acknowledges that Parent entered into the Merger Agreement with the expectation that such Shareholder would execute and deliver this Agreement.
2.   Representations and Warranties of Parent.   Parent hereby represents and warrants to each Shareholder as of the date hereof as follows:
(a)   Due Organization.   Parent is a corporation duly incorporated under the laws of Alberta, Canada and is validly existing and in good standing under the laws thereof.
(b)   Authority; No Violation.   Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly approved by all necessary action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Shareholders) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Creditors’ Rights. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the governing documents of Parent or the certificate of incorporation, bylaws or similar governing documents of any of Parent’s Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of Parent’s Subsidiaries, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of Parent’s Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of Parent’s Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.
3.   Covenants of Each Shareholder.   Each Shareholder, severally and not jointly, agrees as follows; provided that all of the following covenants shall apply solely to actions taken by such Shareholder in its capacity as a shareholder of the Company:
(a)   Agreement to Vote Subject Shares.   During the Applicable Period, at any meeting of the shareholders of the Company, however called, or at any postponement or adjournment thereof, or in any other circumstance upon which a vote or other approval of all or some of the shareholders of the Company is sought in connection with the Company Merger, such Shareholder shall, and shall cause any holder of record of its Subject Shares on any applicable record date to, vote, in person or by proxy, all of the Subject Shares beneficially owned by such Shareholder on such date, which shall, when combined with any other shares of Class A Common Stock or Class B Common Stock with respect to which Juniper Capital Advisors, L.P. has sole or shared voting power (“Juniper Stock”), be no fewer than a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class, outstanding as of the applicable record date and sufficient to approve the Company Merger pursuant to the Merger Agreement (such minimum number of Subject Shares, the “Subject Shares Minimum”): (i) in favor of adoption of the Merger Agreement and approval of any other matter that is required to be approved by the shareholders of the Company in order to effect the Company Merger; (ii) against any merger agreement or merger (other than the Merger Agreement and the Company Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries that is prohibited by the Merger Agreement (unless, in each case, such transaction is approved in writing by Parent) or any Company Competing Proposal; and (iii) against any amendment of the Company’s certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would reasonably be expected to materially delay, impede, frustrate, prevent or nullify the Company Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any outstanding class of capital stock of the Company. During the Applicable Period, such Shareholder (and/or its Controlling Entities) shall retain at all times the right to vote the Subject Shares Minimum (when combined with any other Juniper Stock) in such Shareholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 3(a) that are at any time or from time to time presented for consideration to the Company’s shareholders generally. During the Applicable Period, in the event that any meeting of the shareholders of the Company is held for the purpose of acting on any matter specified above, such Shareholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause all of the Subject Shares beneficially owned by such Shareholder on such date (which shall be no fewer than the Subject Shares Minimum when combined with any other Juniper Stock) to be counted as present thereat for purposes of establishing a quorum. During the Applicable Period, such Shareholder further agrees not to commit or agree, and to cause any record holder of Subject Shares it continues to beneficially own not to commit or agree, to take any action inconsistent with the foregoing during the Applicable Period. “Applicable Period” means the period from and including the date of this Agreement to and including the date of the termination of this Agreement.
Notwithstanding anything in this Agreement to the contrary and without limitation of Section 12, (i) the preceding paragraph of this Section 3(a) does not require any Shareholder to vote, or deliver a written consent in respect of, any of its Subject Shares in favor of any amendment, modification or waiver of any provision of the Merger Agreement that materially and adversely affects the interests of such Shareholder (whether in a manner that is applicable to holders of Class A Common Stock generally or otherwise), and (ii) no Shareholder is required to vote, or deliver any written consent in respect of, any of its Subject Shares, in any particular manner or at all, on any matter other than those expressly specified in the preceding paragraph of this Section 3(a), or to appear at, or cause any of its Subject Shares to be counted as present at, any meeting of the shareholders of the Company, or portion thereof, held for the purpose of acting on any such other matter.
(b)   Irrevocable Proxy.   In order to secure the obligations set forth herein, each Shareholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, only in the event that such Shareholder does not comply with its obligations in Section 3(a), to vote or execute written consents with respect to such Shareholder’s Subject Shares beneficially owned at such time (which shall be no fewer than the Subject Shares Minimum when combined with any other Juniper Stock) in accordance with Section 3(a) and with respect to any proposed postponements or adjournments of any meeting of the shareholders of the Company at which any of the matters described in Section 3(a) are to be considered. Each Shareholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and such Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to any of its Subject Shares. This proxy shall be revoked automatically upon the termination of this Agreement pursuant to Section 7 (whether as to such Shareholder or all Shareholders), and Parent may terminate this proxy at any time at its sole election by written notice provided to each Shareholder.
(c)   Transfer Restrictions.   Except as provided in the last sentence of this Section 3(c) or except as contemplated by the Opco Unit Exchange, such Shareholder agrees not to, and to cause any record holder of its Subject Securities, not to, in any such case directly or indirectly, during the Applicable Period (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of its Subject Securities (or any interest therein) to any Person or (ii) grant any proxies, or deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Securities to the extent such proxies/deposits would violate Section 3(a) hereof, other than pursuant to this Agreement. Subject to the last sentence of this Section 3(c), such Shareholder further agrees not to commit or agree to take, and to cause any record holder of any Subject Securities it continues to beneficially own not to commit or agree to take, any of the foregoing actions during the Applicable Period. Notwithstanding the foregoing, such Shareholder shall have the right to Transfer its Subject Securities to an Affiliate if such Affiliate shall have agreed in writing (i) to accept such Subject Securities subject to the terms and conditions of this Agreement, and (ii) to be bound by this Agreement as if it were “a Shareholder” for all purposes of this Agreement; provided, however, that no such Transfer shall relieve such Shareholder from its obligations under this Agreement with respect to any Subject Shares it continues to beneficially own.
(d)   Adjustment to Subject Shares.   In case of a stock dividend or distribution, or any change in the Class A Common Stock, Class B Common Stock or OpCo Common Units by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” and “Subject Securities”, as used with respect to each Shareholder, shall be deemed to refer to and include such Shareholder’s Subject Shares or Subject Securities, as applicable, as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shareholder’s Subject Shares or Subject Securities, as applicable, may be changed or exchanged or which are received in such transaction, including the Opco Unit Exchange.
(e)   Non-Solicitation.   Except to the extent that the Company or the Company Board is permitted to do so under the Merger Agreement, but subject to any limitations imposed on the Company or the Company Board under the Merger Agreement, such Shareholder agrees, solely in its capacity as a shareholder of the Company, that it shall not, and shall cause its Affiliates and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Competing Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations with any

Person with respect to, relating to, or in furtherance of a Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal; (iii) furnish any information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal; and (iv) enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal. Nothing contained in this Section 3(e) shall prevent any Person affiliated with such Shareholder who is a director or officer of the Company from taking actions in his capacity as a director or officer of the Company, including taking any actions permitted under Section 6.3 of the Merger Agreement.
4.   Class B Common Stock and Opco Common Unit Exchange.   Upon the terms and subject to the conditions of any Transaction Document, prior to the Company Merger Effective Time the following steps shall be taken (collectively, clauses (a) through (e), below, and with respect to the Company, as set forth in Section 6.17(c) of the Merger Agreement, the “Opco Unit Exchange”):
(a)   Holdings GP shall file an election under Treasury Regulations Section 301.7701-3(c) on IRS Form 8832 electing to be classified as an association taxable as a corporation for U.S. federal income tax purposes, effective as of the Closing Date, and shall deliver to Parent, at or prior to the Closing, a copy of such election and reasonably satisfactory evidence of such form having been properly filed with the IRS;
(b)   immediately prior to the Company Merger Effective Time, the Company shall contribute all of its Opco Common Units to Holdings GP;
(c)   in accordance with Article XI of the Opco Partnership Agreement, each Shareholder shall exercise its right to exchange all of its Opco Common Units and shares of Class B Common Stock for shares of Class A Common Stock;
(d)   in connection with such exercise and in accordance with Section 11.03 of the Opco Partnership Agreement (it being understood that the parties agree to the assignment of the Company’s rights pursuant to Section 11.03 of the Opco Partnership Agreement to Holdings GP), (i) the Company shall, immediately following the contribution described in Section 4(b), issue and contribute shares of Class A Common Stock to Holdings GP, (ii) Holdings GP shall transfer such shares of Class A Common Stock to the Shareholders in exchange for the Opco Common Units and shares of Class B Common Stock held by such Shareholders, and (iii) such shares of Class B Common Stock shall be cancelled in connection therewith; and
(e)   immediately following the exchange described in Section 4(d), Opco shall liquidate and distribute all of its property to Holdings GP, Opco’s sole interest holder.
5.   Tax Matters.
(a)   Tax Treatment.
(i)   The parties intend and agree that, for U.S. federal (and applicable state and local) income tax purposes, the Opco Unit Exchange is intended to be treated as (a) a taxable sale of Opco Common Units by the relevant Shareholders to Holdings GP under Section 741 of the Code and (b) an incorporation of Opco in which its partners are treated as transferring to Holdings GP, and Holdings GP is treated as receiving, the partnership interests in Opco, resulting in the termination of the partnership pursuant to Section 708(b) of the Code, consistent with Situation 3 of Rev. Rul. 84-111, 1984-2 C.B. 88.
(ii)   Except as otherwise expressly contemplated by the Transaction Documents, each Shareholder will not take (and will prevent each of its Affiliates from taking) any actions that would reasonably be expected to prevent the Transactions from being treated consistently with the Intended U.S. Tax Treatment and the Opco Unit Exchange to be treated consistently with the intended tax treatment described in Section 5(a). Notwithstanding the foregoing, or anything to the contrary in any Transaction Document, each party acknowledges and agrees that its obligations to effect the Transactions are not subject to any condition or contingency with respect to the Transactions being treated consistently with the Intended U.S. Tax Treatment or the intended tax treatment described in Section 5(a), except as set forth in the last sentence of Section 6.17(a) of the Merger Agreement. Each Shareholder will (and will cause each of its Affiliates to) reasonably cooperate with Parent, the Company and their respective Tax advisors in connection with the issuance to Parent or the Company of any customary Tax opinion or advice by its counsel or other Tax advisors relating to the Tax consequences of the Transactions, including any such opinion to be filed in connection with the Registration Statement, the Company Proxy Statement or the Parent Circular. In connection therewith, each Shareholder shall deliver to such counsel or other advisors a duly executed certificate containing customary representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel or other advisors to render such Tax opinion or otherwise appropriately advise Parent or the Company, as applicable, with respect to such matters, in each case dated as of such dates as may be necessary or reasonably requested by Parent or the Company. Each Shareholder shall (and shall cause each of its Affiliates to) provide such other customary information as is reasonably requested by such counsel or other advisors for purposes of rendering any such Tax opinion or advice by such counsel or other advisor.
(b)   Withholding Taxes.   Notwithstanding anything in the Transaction Documents to the contrary, Parent, the Company, the Surviving Corporation, Merger Sub, the Exchange Agent, each of their respective Affiliates and any other applicable withholding agent shall be entitled to deduct or withhold from any amounts otherwise payable to the Shareholders pursuant to the Transaction Documents any amount required to be deducted or withheld under applicable Law; provided, however, that except in the case of withholding required in respect of any failure by a Shareholder to deliver the forms described in the next sentence, (a) to the extent any party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable to or by a Shareholder pursuant to the Transaction Documents, such party shall use commercially reasonable efforts to notify the other relevant parties as soon as reasonably practicable, and (b) the applicable withholding agent shall use commercially reasonable efforts to consult with the applicable Shareholder in good faith to determine whether such deduction or withholding is required and shall reasonably cooperate with the applicable Shareholder to minimize the amount of any applicable deduction or withholding. Each Shareholder that transfers Opco Common Units in the Opco Unit Exchange shall deliver (i) to the Company, at or prior to the exchange of their Opco Common Units pursuant to the Opco Unit Exchange, a duly completed and executed Form W-9 with respect to such Shareholder, and (ii) at or prior to the Closing, a copy thereof to Parent.
(c)   Tax-Related Indemnification.   Notwithstanding anything to the contrary contained in any Transaction Document, the indemnification obligations of the Shareholders contained in Sections 4.01(b)(ii), 5.05 and 9.04(b) of the Opco Partnership Agreement shall survive the exchange of Opco Common Units pursuant to the Opco Unit Exchange, and to the extent that any amounts are due pursuant to such obligations at the time of the Opco Unit Exchange or the Merger, Parent, the Company, the Surviving Corporation, Merger Sub, the Exchange Agent, and each of their respective Affiliates shall be entitled to offset, without duplication, any consideration the Shareholders are otherwise entitled to pursuant to this Agreement or the Merger Agreement by the amount of any such amounts; provided, however, that to the extent Parent, the Company, the Surviving Corporation, Merger Sub, the Exchange Agent, or any of their Affiliates becomes aware of any amounts due pursuant to any indemnification obligations, such party shall use commercially reasonable efforts to notify the Shareholders as soon as reasonably practicable.
(d)   Tax Advances During Interim Period.   The Shareholders agree that they shall only be entitled to pro rata tax distributions pursuant to Section 4.01(b)(i) of the Opco Partnership Agreement (and for the avoidance of doubt, to waive any and all rights to any non-pro rata tax distributions or Tax Advances (as defined in the Opco Partnership Agreement) pursuant to Section 4.01(b)(ii) of the Opco Partnership Agreement), unless and until the Merger Agreement shall be terminated pursuant to Article VIII thereof.

6.   Assignment; No Third-Party Beneficiaries.   Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
7.   Termination.   This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Company Merger Effective Time; (c) as to a Shareholder, the date of any modification, waiver or amendment to the Merger Agreement effected without such Shareholder’s consent that reduces the Merger Consideration to be received by such Shareholder or extends the Outside Date; and (d) the mutual written consent of the parties hereto; provided, however, the covenants and agreements set forth in Sections 4 and 5 shall survive a termination pursuant to Section 7(b). If Parent has failed to hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval no later than the 60th day following the date the Registration Statement is initially filed with the SEC, then if at any time prior to receipt of Parent Shareholder Approval a Company Change of Recommendation in accordance with Section 6.3(e) of the Merger Agreement occurs, this Agreement shall automatically terminate (without any further action of the parties). In the event of termination of this Agreement pursuant to this Section 7, and except as expressly set forth in the proviso in the first sentence of this Section 7, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, that no such termination shall relieve any party from liability for any breach hereof prior to such termination; provided further, that the obligations under Section 8 shall survive the termination of this Agreement.
8.   General Provisions.
(a)   Amendments.   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
(b)   Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first Business Day following such receipt if the transmission is after 5 p.m. Central Time on such date or if the date is not a Business Day) of transmission by electronic mail, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or electronic mail specified for such party below (or to such other address or electronic mail as such party shall have specified in a written notice given to the other parties hereto):
(i)   If to any Shareholder, to the address or electronic mail set forth for such Shareholder on Schedule A hereto.
(ii)   If to Parent, to:
Baytex Energy Corp.
2800, 520 — 3 ave. S.W.
Calgary, Alberta
CANADA
Attention:
James Maclean

E-mail:
james.maclean@baytexenergy.com

With a required copy to (which copy shall not constitute notice):
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:
Mike Telle

Lande Spottswood
E-mail:
mtelle@velaw.com

lspottswood@velaw.com
and to:
Burnet, Duckworth & Palmer LLP
2400, 525 — 8th Avenue S.W.
Calgary, Alberta T2P 1G1
Attention:
Jay Reid

Lindsay Cox
E-mail:
jpr@bdplaw.com

lpc@bdplaw.com
(c)   Rules of Construction.   When a reference is made in this Agreement to a Section, such reference shall be to a Section in this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 27, 2023.
(d)   Counterparts.   This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in pdf form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.
(e)   Entire Agreement.   This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(f)   Governing Law.   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(g)   Severability.   Each party hereto agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party hereto to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party hereto took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

(h)   Waiver.   At any time prior to the Company Merger Effective Time, the Shareholders and Parent may, acting together, to the extent legally allowed:
(i)   extend the time for the performance of any of the obligations or acts of the other party hereunder;
(ii)   waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or
(iii)   waive compliance with any of the agreements or conditions of the other party contained herein.
Notwithstanding the foregoing, no failure or delay by the Shareholders or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party hereto to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party. No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
(i)   Release.   From and after the Company Merger Effective Time, each Shareholder, on behalf of itself and each of its officers, directors, equity holders, Subsidiaries and Affiliates, and each of their respective heirs, beneficiaries, trustees, executors, administrators, Representatives, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally releases, acquits and forever discharges, to the fullest extent permitted by Law, Parent, its Subsidiaries and Affiliates (including the Company and its Subsidiaries) and its and their respective past, present or future officers, directors, employees, counsel and agents, and the stockholders prior to Closing (such persons, the “Releasees”), from and against any and all liabilities, actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, absolute or contingent, unmatured or inchoate, both at law and in equity, which Shareholders or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose prior to the Company Merger Effective Time; provided, however, that nothing herein shall be deemed to release (a) any right of the Shareholders expressly set forth in this Agreement or the right to receive the Merger Consideration to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof, (b) any right of any Releasors set forth in Section 6.10 of the Merger Agreement, (c) any claims that any Releasor may have under the IRRA and (d) any claims that are not permitted to be released under applicable Law or applicable public policy.
(j)   Further Assurances.   Each Shareholder will, from time to time, (i) at the request of Parent take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to carry out the intent and purposes of this Agreement and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the intent and purposes of this Agreement.
(k)   Publicity.   Except as otherwise required by law (including securities laws and regulations) and the regulations of any national stock exchange, so long as this Agreement is in effect, no Shareholder shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Merger Agreement, without the consent of Parent, which consent shall not be unreasonably withheld.
(l)   Capitalized Terms.   Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. Notwithstanding the foregoing, the term “Affiliate” as used in Section 3(e) of this Agreement shall not include (i) the Company and any of its Subsidiaries or (ii) any portfolio company of Juniper Capital Advisors, L.P. or Juniper Capital Investment Management, L.P. or of their respective affiliated investment funds, except for any portfolio company taking any action that would otherwise be prohibited by Section 3(e) at the direction or encouragement of any Shareholder or Controlling Entity.
9.   Shareholder Capacity.   Each Shareholder signs solely in its capacity as the record or beneficial owner of its Subject Securities and nothing contained herein is intended to or shall limit or affect any actions taken by any officer, director, partner, Affiliate or representative of such Shareholder who is or becomes an officer or a director of the Company in his or her capacity as an officer or director of the Company, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Each Shareholder signs individually solely on behalf of itself and not on behalf of any other Shareholder; all representations, warranties, covenants and agreements of each Shareholder set forth in this Agreement are made severally by such Shareholder and not jointly with any other Shareholder; and no Shareholder shall be responsible in any way for any other Shareholder’s breach of or failure to perform its obligations under this Agreement.
10.   Enforcement.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages would not be a sufficient remedy of any such breach. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages. Notwithstanding the foregoing, Parent agrees that with respect to any damage claim that might be brought against any Shareholder under this Agreement, and without regard to whether such claim sounds in contract, tort or any other legal or equitable theory of relief, that damages are limited to actual damages and expressly waive any right to recover special damages, including, without limitation, lost profits as well as any punitive or exemplary damages. The parties hereto further agree that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware) and any appellate court from any thereof. In addition, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of such courts listed in this Section 10 in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and (b) irrevocably waives the defense of an inconvenient forum and all other defenses to venue in any such court in any such action or proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.
11.   Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more parties hereto under this Agreement (whether for indemnification or otherwise) or for any claim based on, arising out of, or related to this Agreement.

12.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. Subject to the restrictions and requirements set forth in this Agreement, all rights, ownership and economic benefits of and relating to each Shareholder’s Subject Shares shall remain vested in and belong to such Shareholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct any Shareholder in the voting of any of its Subject Shares (except as otherwise specifically provided for herein).
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.
BAYTEX ENERGY CORP.
By:
/s/ Eric T. Greager

Name:
Eric T. Greager

Title:
President and Chief Executive Officer

By:
/s/ Chad L. Kalmakoff

Name:
Chad L. Kalmakoff

Title:
Chief Financial Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.
SHAREHOLDERS:
ROCKY CREEK RESOURCES, LLC
By:
/s/ Edward Geiser

Name:
Edward Geiser

Title:
Authorized Person

[Signature Page to Support Agreement]

JSTX HOLDINGS, LLC
By:
/s/ Edward Geiser

Name:
Edward Geiser

Title:
Authorized Person

[Signature Page to Support Agreement]

Schedule A
Name and Address of Shareholder	No. of Shares of Class A Common Stock	No. of Shares of Class B Common Stock	No. of Opco Common Units
Rocky Creek Resources, LLC C/o Juniper Capital 2727 Allen Parkway, #1850 Houston, TX 77019 Attention: Edward Geiser / Tim Gray Email: legalnotices@juncap.com	—	5,406,141	5,406,141
JSTX Holdings, LLC C/o Juniper Capital 2727 Allen Parkway, #1850 Houston, TX 77019 Attention: Edward Geiser / Tim Gray Email: legalnotices@juncap.com	—	17,142,857	17,142,857
Total:	—	22,548,998	22,548,998

Schedule A-1

ANNEX D
Execution Version
INVESTOR AND REGISTRATION RIGHTS AGREEMENT
This Investor and Registration Rights Agreement (this “Agreement”) is made and entered into as of February 27, 2023, to be effective as of the Closing Date, by and among the entities listed on the signature pages hereto as Shareholders (collectively, “Juniper”, and each a “Shareholder”), and Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (the “Company”).
WHEREAS, the Company and Ranger Oil Corporation, a Virginia corporation (“Ranger”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which, following the consummation of the transactions contemplated thereby (collectively, the “Transactions”), Ranger will become a wholly-owned subsidiary of the Company and Juniper will become a Shareholder of the Company;
WHEREAS, the Company and Juniper desire to enter into this Agreement to provide for (a) registration rights with respect to the Common Shares held by Juniper immediately after the closing of the Transactions, (b) certain governance matters, (c) restrictions on Transfer and (d) certain other matters set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.   Definitions.   As used in this Agreement, the following terms shall have the meanings set forth in Section 1. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.
“ABCA” means the Business Corporations Act (Alberta), as amended.
“Accountants” means the independent registered public accounting firm selected by the Board.
“Activist” means, as of any date of determination, a Person (other than a Juniper Party) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the two-year period immediately preceding such date of determination, (i) publicly made, engaged in or been a “participant” in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission, the ABCA and Canadian Securities Laws, as applicable) to vote, or advise or influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) called, or publicly sought to call, a meeting of the Shareholders of any issuer or initiated any shareholder proposal for action by Shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to control the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of any issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the actions, management or policies of the specified person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” has the meaning set forth in the preamble hereto.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act. As used in this definition, “Beneficial Ownership” shall have a correlative meaning.
“Block Trade” has the meaning set forth in Section 5(h)(i).
“Blue Sky Filings” has the meaning set forth in Section 5(l)(i).
“Board” means the Board of Directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the Houston, Texas and Calgary, Alberta, are authorized or required by Law to close.
“Canadian Securities Laws” means all applicable securities Laws in each of the provinces of Canada and the respective rules and regulations made thereunder, together with applicable published national and local instruments, policy statements, notices, blanket orders and rulings thereunder of the Canadian Securities Regulators and the rules and policies of the TSX.
“Commission” means the U.S. Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.
“Common Shares” means (a) the Company’s common shares, without nominal or par value, and (b) any securities issued or issuable directly or indirectly with respect to the Common Shares by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.
“Company” has the meaning set forth in the preamble hereto.
“Company Bylaws” means By-law No. 1, a By-law Relating Generally to the Conduct of the Affairs of the Company, made by the Board and adopted by the Company’s Shareholders October 22, 2010, and By-law No. 2, a By-law Relating to the Advance Notice of Nominations of Directors of the Company, made by the Board on March 12, 2014 and adopted by the Company’s Shareholders May 15, 2014, as the same may be amended or amended and restated from time to time.
“Company Class B Holders” means Rocky Creek Resources, LLC, a Delaware limited liability company (“Rocky Creek”), and JSTX Holdings, LLC, a Delaware limited liability company (“JSTX”).
“Company Support Agreement” means the support agreement entered as of even date herewith, by and among Ranger Oil Corporation and the other parties thereto.
“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $75 million, at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering. Any action to be taken by the Demanding Holders hereunder with respect to an Underwritten Offering shall be taken by the Demanding Holders that hold a majority of the Registrable Securities to be included in such Underwritten Offering.
“Director” means a member of the Board.
“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations adopted under such act, all as the same shall be in effect from time to time.
“Financial Counterparty” shall have the meaning set forth in Section 5(h)(i).
“FINRA” has the meaning set forth in Section 5(j)(xvii).
“First Lock-up Period” means the period commencing at the Closing and ending on the date that is 90 days following the Closing.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.
“Holder” means any holder of Registrable Securities.
“Independent Director” means a natural Person who is independent (i) under the NYSE listing rules and (ii) within the meaning of Section 1.4 of National Instrument 52-110 — Audit Committees.
“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 5.
“Juniper Parties” means, collectively, the Shareholders, and their Permitted Transferees, and each, individually, a “Juniper Party”.
“Law” means any federal, state, provincial, local, municipal or foreign order, judgment, decree, constitution, law (including common law), ordinance, rule, regulation, statute or treaty, as well as any legally binding policy, guidance, interpretation, manual or binding communication of any Governmental Authority or stock exchange on which the Common Shares are listed.
“Lock-up Periods” mean, collectively, the First Lock-up Period, the Second Lock-up Period and the Third Lock-up Period.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of even date herewith, as the same may be amended or supplemented, entered into by and between the Company and Ranger.
“Nominating Committee” means the Nominating and Governance Committee of the Board or any other committee of the Board that performs similar functions.
“Nomination Expiration Date” has the meaning set forth in Section 2(a).
“NYSE” means the New York Stock Exchange.
“Opco” means ROCC Energy Holdings, L.P., a Delaware limited partnership.
“Opco Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of ROCC Energy Holdings, L.P., dated as of October 6, 2021, by and among ROCC Energy Holdings GP LLC, the Company, JSTX and Rocky Creek.
“Opco Unit Exchange” has the meaning set forth in the Company Support Agreement.
“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.
“Other Coordinated Offering” has the meaning set forth in Section 5(h)(i).
“Pending Transaction” has the meaning set forth in Section 6(d).
“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 5.
“Permitted Transfer” has the meaning set forth in Section 3(b).
“Permitted Transferee” means, with respect to a Juniper Party: (a) a partnership, limited liability company or other entity of which such Juniper Party is the legal and beneficial owner of all of the outstanding equity securities or similar interests; and (b) if the Juniper Party is a corporation, partnership, limited liability company, trust or other business entity, (i) another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such Juniper Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Juniper Party or Affiliates of the Juniper Party (including, for the avoidance of doubt, where such Juniper Party is a partnership, its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) its limited partners, members, shareholders or other equityholders of the Juniper Party.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation (including not-for-profit), an association, a joint stock corporation, a trust, estate, a joint venture, an unincorporated organization and any Governmental Authority or any other entity of any kind or nature.
“Piggyback Registration” has the meaning set forth in Section 5(f).
“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 5, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.
“Prohibited Actions” has the meaning set forth in Section 6(a).
“Prohibited Transferee” has the meaning set forth in Section 4(a)(i).
“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 5, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material incorporated by reference in the prospectus.
“Registrable Securities” means the Subject Shares until the earlier of (A) (i) such Subject Shares have been sold pursuant to an effective Registration Statement or (ii) such Subject Shares have been sold pursuant to Rule 144 promulgated under the Securities Act; provided, that, in the case of either clause (i) or clause (ii), the Subject Shares will remain Registrable Securities when Transferred to any Permitted Transferee, or (B) Registration Rights Termination Date.
“Ranger Designee” shall have the meaning set forth in Section 2(a).
“Ranger Director” means any Ranger Designee elected or otherwise serving as a Director.
“Registration Expenses” has the meaning set forth in Section 5(k).
“Registration Rights Termination Date” means the date on which the Juniper Parties Beneficially Own Common Shares constituting less than 5% of all Common Shares then issued or outstanding.
“Registration Statement” means any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Restricted Shares” means (a) from and after the Closing Date through and including the 90th day following the Closing Date, 100% of the Common Shares issued to Juniper as of the Closing Date pursuant to the Merger Agreement, (b) commencing on the day immediately following the last day of the period referred to in clause (a) through and including the 180th day following the Closing Date, 66% of the Common Shares issued to Juniper as of the Closing Date pursuant to the Merger Agreement, (c) commencing on the day immediately following the last day of the period referred to in clause (b) through and including the 270th day following the Closing Date, 33% of the Common Shares issued to the Juniper as of the Closing Date pursuant to the Merger Agreement and (d) following the end of the period referred to in clause (c), 0% of the Common Shares issued to Juniper as of the Closing Date pursuant to the Merger Agreement.
“Road Show Material” has the meaning set forth in Section 5(l)(i).
“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.
“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.
“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Second Lock-Up Period” means the period commencing on the date that 90 days following the Closing and ending on the date that is 180 days following the Closing.
“Securities Act” means the Securities Act of 1933, and the Rules and Regulations adopted under that act, all as the same shall be in effect from time to time.
“Sellers’ Counsel” has the meaning set forth in Section 5(j)(ii).
“Shareholder” and “Shareholders” have the meanings set forth in the preamble hereto.
“Shelf Registration Statement” has the meaning set forth in Section 5(a)(i).
“Standstill Termination Date” means the date on which the Juniper Parties Beneficially Own Common Shares constituting less than 5% of all outstanding Common Shares then issued and outstanding.
“Subject Shares” means all of the Common Shares issued to Juniper at the Closing pursuant to the Merger Agreement.
“Third Lock-Up Period” means the period commencing on the date that 180 days following the Closing and ending on the date that is 270 days following the Closing.
“Transaction Documents” shall mean this Agreement, the Company Support Agreement and the Merger Agreement.
“Transfer” has the meaning set forth in Section 3(a).
“TSX” means the Toronto Stock Exchange.
“Underwritten Demand” has the meaning set forth in Section 5(b)(i).
“Underwritten Offering” means a sale of Common Shares to an underwriter for reoffering to the public.
“Valid Business Reason” has the meaning set forth in Section 5I.
Section 2.   Ranger Designees.
(a)   Concurrent with the Closing, subject to the other provisions of this Section 2, the Company shall take appropriate actions to cause Jeffrey E. Wojahn and one additional director nominee to be chosen by Ranger from the directors serving on Ranger’s Board of Directors as of the date hereof (the “Ranger Designees”) to be elected or appointed as a Director and thereafter, the Board shall, subject to the other provisions of this Section 2, cause the Ranger Designees (provided they are willing to serve) to be nominated to serve on the Board at any election of Directors occurring on or before December 31, 2024 (the “Nomination Expiration Date”). Neither the Company nor the Board shall be required to nominate the Ranger Designees to serve on the Board after the Nomination Expiration Date, or otherwise elect or appoint the Ranger Nominees to the Board after the election or appointment of the Ranger Designees following the Closing as contemplated by this Section 2(a).
(b)   Prior to Closing, if a Ranger Designee becomes unable or unwilling to serve as a Director or ceases to meet the qualifications in clauses (i) through (iv) of this Section 2(b), the Company shall not be obligated to appoint such Ranger Designee to the Board pursuant to Section 2(a), and the Board of Directors of Ranger shall be permitted to substitute an alternate Ranger Designee for election or appointment to the Board pursuant to Section 2(a), and such Person shall be considered a “Ranger Designee”. The right to substitute a Ranger Designee pursuant to this Section 2(b) shall terminate on the Nomination Expiration Date. The designation of any Ranger Designee (including an alternate) shall be subject to the remaining provisions of this Section 2(b) and conditioned on the receipt of such information as may be reasonably requested by the Company from such Ranger Designee in order to evaluate the Ranger Designee’s qualifications under clauses (i) through (iv) of this Section 2(b). Following the Nominating Committee’s interview of such Ranger Designee and review of such Ranger Designee’s qualifications, including such Ranger Designee’s status as an Independent Director, the Company shall take all necessary steps so that such Designee shall be so elected or appointed to serve on the Board so long as such Designee is reasonably acceptable to the Board (acting in good faith) unless the Board or the Nominating Committee, as applicable, reasonably determines, after receipt of advice of outside counsel that (i) such individual would not qualify as an Independent Director, (ii) the appointment of such individual as a director would cause the Company not to be in compliance with applicable Law, (iii) such individual is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (iv) such individual is an Activist or an Affiliate of an Activist. If the Nominating Committee determines that any Ranger Designee does not satisfy the criteria set forth in the preceding sentence, the Nominating Committee will promptly notify Ranger of such determination and Ranger will be entitled to designate another individual for nomination (who will thereafter be deemed a “Designee”). The Ranger Designee will not become a party to any agreement, arrangement or understanding with any Juniper Party or any third party (other than the Company with respect to the compensation and other items referred to in Section 2(c) below) with respect to any compensation (other than indemnification and expense reimbursement) in connection with service or action as an Ranger Designee. In addition, all Ranger Designees shall possess the characteristics and meet the qualifications applicable to directors in the Company Bylaws and applicable Law, including the ABCA and as consistently applied to other members of the Board.
(c)   Each Ranger Director shall be subject to the Company’s Code of Conduct and other policies and guidelines applicable to directors generally and shall receive the same compensation, director and officer insurance, indemnity and exculpation arrangements and other benefits as are available to the other non-employee directors on the Board.
Section 3.   Lock-Up.
(a)   During the First Lock-up Period, no Juniper Party shall, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge (other than a pledge in connection with a bona fide third party debt financing), through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (“Transfer”), any of the Restricted Shares, except as permitted by Section 3(b). During the Second Lock-up Period, an Juniper Party may only Transfer a maximum of one-third (1/3) of the Registrable Securities (the “Second Threshold Amount”), except as permitted by Section 3(b). During the Third Lock-up Period, an Juniper Party may only Transfer a maximum of two-thirds (2/3) of the Registrable Securities (the “Third Threshold Amount”), except as permitted by Section 3(b). Notwithstanding the foregoing, if a Juniper Party elects not to sell a number of Registrable Securities equal to such Juniper Party’s Second Threshold Amount during the Second Lock-Up Period or such Juniper Party’s Third Threshold Amount during the Third Lock-Up Period, another Juniper Party may elect to sell an additional number of Registrable Securities held by such Juniper Party so long as the total number of Registrable Securities sold by all Juniper Parties in the Second Lock-Up Period does not exceed one-third (1/3) of the Registrable Securities issued to Juniper as of the Closing Date pursuant to the Merger Agreement, and in the Third Lock-Up Period does not exceed two-thirds (2/3) of the Registrable Securities issued to Juniper as of the Closing Date pursuant to the Merger Agreement.
(b)   Notwithstanding anything to the contrary in Section 3(a), and subject to the other terms and conditions of this Section 3, an Juniper Party may Transfer Restricted Shares to a Permitted Transferee (each, a “Permitted Transfer”); provided, however, that it shall be a condition to any Permitted Transfer that the Permitted Transferee execute a joinder to this Agreement in the form attached hereto as Exhibit A (at which time, such Permitted Transferee will be deemed a Shareholder and Juniper Party for purposes of this Agreement) and shall be bound by each provision hereof applicable to a Shareholder and Juniper Party. Subject to Section 4(d), each Juniper Party agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares except in compliance with the foregoing restrictions; provided that, subject to the requirements of securities Laws, the Company shall cause such stop transfer instructions to be terminated immediately upon expiration of each applicable Lock-up Period.
(c)   The Restricted Shares shall cease to be “Restricted Shares” and shall be released from the restrictions on Transfer in Section 3(a) following each applicable Lock-Up Period; provided, further, that all Common Shares that cease to be “Restricted Shares” shall continue to be Subject Shares that remain subject to the other terms and conditions of this Agreement in accordance with their terms, including Section 4, Section 5, Section 6 and Section 7.
(d)   Any attempt to Transfer any Restricted Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.
Section 4.   General Transfer Restrictions.
(a)   No Juniper Party shall, either individually or acting together with any other Juniper Party:
(i)   Knowingly Transfer any Subject Shares to any Person or Group who is an Activist (each, a “Prohibited Transferee”); or
(ii)   Knowingly Transfer any Subject Shares to any Person or Group who, after giving effect to such Transfer and to the Transferring Juniper Party’s knowledge, would own 10% or more of the outstanding Common Shares (excluding any such Person or Group who acquires such Subject Securities in any block trade in which a broker-dealer serves as a bona fide financial intermediary); provided, however, notwithstanding the restrictions set forth in Section 3 above, the Subject Shares may be Transferred in connection with the commencement of any tender offer or exchange offer, take-over bid, or the Company’s entry into a definitive agreement with respect to a merger, arrangement, consolidation or other similar transaction, in each case which tender offer, exchange offer, take-over bid or definitive agreement has been approved or recommended by the Board or a committee thereof provided that such Transfer is subject to or conditioned upon the completion thereof.
Notwithstanding anything in this Agreement to the contrary, this Section 4(a) shall not apply to (A) any Transfer effected through an Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to an exercise of the registration rights pursuant to Section 5, or (B) any Transfer effected through an open market transaction, block trade (other than a Block Trade) or brokerage sale conducted through a market maker or broker. For the purposes of determining “knowledge” for purposes of Section 4(a)(ii), excluding any Transfers contemplated by the immediately preceding sentence, the Transferring Juniper Party shall not be required to undertake any inquiry other than reviewing (or causing the applicable Juniper Party’s legal counsel to review) filings made by the prospective purchaser on the Commission’s EDGAR system or the SEDAR system in order to determine whether or not such purchaser Beneficially Owns 10% or more of the outstanding Common Shares.
(b)   Any attempt to Transfer any Subject Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.
(c)   The Subject Shares held by a Shareholder, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form:
“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities Laws and the holder of such securities may not, directly or indirectly, sell, offer or agree to sell such securities, or otherwise transfer, directly or indirectly, or loan or pledge, through swap or hedging transactions (or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities even if such securities would be disposed of by someone other than such holder thereof) such securities (“Transfer”) other than in accordance with the terms and conditions of the Investor and Registration Rights Agreement, dated as of February 27, 2023, as it may be amended from time to time by and among Baytex Energy Corp. (the “Company”) and the entities party thereto (the “IRRA”). A copy of the IRRA Agreement is available upon request from the Company.”
(d)   The restrictive legends on any Subject Shares, including the legend in Section 4(c), shall be removed if (i) such Subject Shares are sold pursuant to an effective Registration Statement, (ii) (A) a

Registration Statement covering the resale of such Subject Shares is effective under the Securities Act and the applicable Shareholder delivers to the Company a representation letter (substantially in the form attached as Exhibit B, with such changes and modifications as any broker may reasonably request) agreeing that such Subject Shares will be sold under such effective Registration Statement, pursuant to Rule 144 or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions) or (B) six months after the date of this Agreement, and in accordance with the requirements set forth in the Merger Agreement, such Shareholder has held such shares for at least six months and is not, and has not been in the preceding three months, an Affiliate of the Company (as defined in Rule 144), and such Shareholder provides to the Company any other information and undertakings the Company deems reasonably necessary to deliver to the transfer agent an instruction to so remove such legend, (iii) if such Subject Shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Subject Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such Common Shares has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities Law. The Company shall cooperate with the applicable Shareholder of Subject Shares to effect removal of the legends on such shares pursuant to this Section 4(d) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Shareholder pursuant to the immediately preceding sentence). The Company shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 4(d).
Section 5.   Registration Rights.
(a)   Shelf Registration.
(i)   As promptly as practicable and in any event within 30 days following Closing, the Company shall file with the Commission a Registration Statement covering the resale or other disposition of all of the Registrable Securities of Holders that have furnished in writing by the Closing Date the information requested under Section 5(n) hereof (a “Shelf Registration Statement”).
(ii)   The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission within three Business Days after the later of the date that (A) the Company learns that no review of such Shelf Registration Statement will be made by the Commission and (B) the Commission has no further comments on the Shelf Registration Statement. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on a Form F-3 or Form S-3, or, if such forms are unavailable to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities and shall contain a prospectus in such form as to permit any Shareholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. If at any time a Registration Statement filed with the Commission pursuant to this Section 5 is effective and Juniper provides written notice to the Company that one or more Holders intend to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.
(iii)   If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to (a) cause, as promptly as is reasonably practicable, such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to amend, as promptly as is reasonably practicable, such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration

Statement or (b) to file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.
(b)   Underwritten Offerings.   Subject to the provisions of this Section 5, a Demanding Holder shall have the right to make written requests to the Company for an Underwritten Offering pursuant to a Registration Statement filed with the Commission pursuant to this Section 5 (an “Underwritten Demand”). Prior to making any Underwritten Demand, such Demanding Holder shall give prior written notice of such Underwritten Demand to all of the other Holders, and such Underwritten Demand shall contain all of the Registrable Securities requested by all of the other Holders for inclusion in such Registration Statement. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this Section 5(b) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Underwritten Offering by the Company or Juniper, as applicable, as described below. Any Underwritten Demand shall specify the aggregate amount of Registrable Securities intended to be included in such Underwritten Offering and the intended method of distribution thereof and whether such offering shall be a “firm commitment” underwriting. Subject to Section 5(g), the Company shall include in such Underwritten Offering all of the Registrable Securities requested by any Holders for inclusion in such Underwritten Demand. The Demanding Holders shall have the right to select the managing underwriter(s) to administer any Underwritten Offering related to Underwritten Demands subject to the approval of the Company, which approval shall not be withheld unreasonably. In no event will the Company be required to effect (i) an Underwritten Offering if the Company has undertaken an Underwritten Offering within 90 days preceding the date of the request for such Underwritten Offering in which a Demanding Holder has sold securities or (ii) more than five (5) Underwritten Offerings relating to Underwritten Demands in the aggregate; provided, that an Underwritten Offering will not be considered made unless the selling holder disposes of at least 75% of the Registrable Securities sought to be included in the offering; provided, further, that, for the avoidance of doubt, no Block Trade or Other Coordinated Offering shall be deemed an Underwritten Offering for purposes of this Section 5(b)(i).
(c)   Company’s Right to Defer Registration.   The Company shall be entitled (A) to delay or suspend the (i) initial effectiveness (but not the preparation) of any Registration Statement, subject in all respects to clause (A)(I) below, or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Registration Statement or Prospectus (in which event such Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or Prospectus, but such Holder may settle any contracted sales of Registrable Securities) or to suspend the effectiveness thereof, if such initial effectiveness, offering launch or sale would (I) materially interfere with any active and ongoing material (i) financing, (ii) acquisition, (iii) corporate reorganization or (iv) merger or other material transaction involving the Company, or (II) require the Company to prematurely disclose any material nonpublic information the disclosure of which would be materially detrimental to the Company in each case as reasonably determined by the Board in good faith (collectively, a “Valid Business Reason”); provided, however, that the Company may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering for more than sixty (60) consecutive calendar days, or more than ninety (90) days total in any twelve (12)-month period; provided further, however, that in no event shall (A) such effectiveness of the Shelf Registration Statement pursuant to Section 5(a)(i) be delayed under this Section 5(c) (m) due to the negotiation, entry into or announcement of a material transaction or due to the preparation of any periodic report or current report to be filed with the Commission (“SEC Documents”) related to such material transaction, including historical, pro forma or “target” financial statements to be included in such SEC Documents or (n) for a period that exceeds ten (10) calendar days or (B) such Holder be suspended from selling Registrable Securities pursuant to the Shelf Registration

Statement more than two (2) times in a twelve-month period. The Company shall give written notice to the Holders of its determination to delay or suspend a Registration Statement, Prospectus or Underwritten Offering and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof, and shall promptly terminate any suspension of sales it has put into effect and shall take such other commercially reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement. If the Company exercises its suspension rights under this Section 5(c), then, during such suspension period, the Company shall not engage in any transaction involving the offer, issuance, sale or purchase of equity securities (whether for the benefit of the Company or a third Person), except transactions involving (x) the issuance or purchase of equity securities as contemplated by the Company’s employee benefit plans or employee or director arrangements or (y) the issuance of equity securities as part of a transaction giving rise to the Valid Business Reason for such suspension.
(d)   Registration Statement Form.   Registrations under this Section 5 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to Juniper (on behalf of the Holders), (ii) as shall permit the transfer of Registrable Securities in accordance with the intended method or methods of transfer specified by the Holders of Registrable Securities, it being agreed with respect to clauses (i) and (ii) that any Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405) if the Company is a well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date and (iii) any such Registration Statement shall be on Form F-3 or similar short-form registration statement available to the Company to the extent that the Company is eligible to use such form. If, in connection with any registration under this Section 5, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.
(e)   Withdrawal.   The Demanding Holders initiating an Underwritten Offering pursuant to this Section 5 shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification from Juniper to the Company of the intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering. Following the delivery of any such withdrawal notice to the Company, Juniper shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal. The Demanding Holders shall be deemed to have effected an Underwritten Demand if (i) the Underwritten Demand is launched but not consummated, unless (x) the Registration Statement applicable to such Underwritten Offering is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company, (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Underwritten Offering are not satisfied or waived because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of any Holder) or (z) the Holders participating in such Underwritten Offering elect to pay and have paid to the Company in full the Registration Expenses associated with such Underwritten Offering.
(f)   Piggyback Registration.   If the Company at any time proposes for any reason (other than a filing made pursuant to Section 5(a), a request made pursuant to Section 5(b) or a filing or request made pursuant to Section 5(h)) to (i) register Common Shares under the Securities Act (other than on Form F-4, Form S-4, Form F-8 or Form S-8 promulgated under the Securities Act or any successor forms thereto) or (ii) consummate an Underwritten Offering, in either case, for its own account or for the account of other Shareholders of the Company, it shall promptly give notice of such proposed action to the Demanding Holders as soon as reasonably practicable (but in the case of filing a Registration Statement, no later than twenty (20) days before the anticipated filing date), which notice shall (A) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing underwriter or underwriters, if any, and (B) offer to all of the Demanding Holders the opportunity to register or offer for sale such number of Registrable Securities as such Demanding Holders may request in writing within five (5) Business Days in the case of filing a

Registration Statement and two (2) Business Days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) Business Day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall use its commercially reasonable efforts to cause all such Registrable Securities for which such a request(s) is timely received by the Company to be included in such Piggyback Registration on the same terms and conditions as the Common Shares otherwise being sold in such Piggyback Registration, and in any event, the Company shall include the Registrable Securities on the same terms and conditions as the Common Shares otherwise being sold in such Piggyback Registration. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the pricing of the Underwritten Offering with respect to such Piggyback Registration. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder, the Company shall not deliver any notice to such Holder pursuant to this Section 5(f), unless such Opt-Out Notice is revoked by such Holder. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to this Section 5(f) shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 5(b).
(g)   Cutbacks.   If the managing underwriter in good faith advises the Company that the inclusion of all Registrable Securities proposed to be included in any Underwritten Demand or Piggyback Registration pursuant to Section 5(b) or Section 5(f) would have a negative effect on the pricing of the Common Shares of the Company to be offered thereby, then the number of Common Shares proposed to be included in such Underwritten Demand or Piggyback Registration shall be allocated among the Company and the selling Holders in the following order of priority:
(i)   In the case of an Underwritten Offering pursuant to Section 5(b),
(A)   first, to the Registrable Securities to be offered by the Holders pro rata based on the number of shares of Registrable Securities Beneficially Owned;
(B)   then, to Common Shares to be offered by the Company, if any; and
(C)   then, to Common Shares to be offered by other Shareholders who are not Holders, if any.
(ii)   In the case of a registration pursuant to Section 5(f) or any other registration,
(A)   first, to the Common Shares to be offered by the Company;
(B)   then, to the Registrable Securities to be offered by the Holders pro rata based on the number of shares of Registrable Securities Beneficially Owned; and
(C)   then, to Common Shares to be offered by other Shareholders who are not Holders, if any.
(h)   Block Trade; Other Coordinated Offerings.
(i)   Subject to Section 5(b) and Section 5(c), at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed, in the aggregate, $25 million or (y) involving all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Company pursuant to this Section 5(h), Juniper shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that (i) the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any underwriters, brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and (ii) any sales of Registerable Securities in Canada may only be made to the extent permitted by Canadian Securities Laws. For the avoidance of doubt, any Registrable Securities sold under Rule 144 shall not be deemed a Block Trade or Other Coordinated Offering.
(ii)   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to withdraw from such Block Trade or Other Coordinated Offering for any or no reason whatsoever upon written notification to the Company, the underwriter or underwriters (if any) and Financial Counterparty (if any). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal.
(iii)   The Demanding Holder shall have the right to select the managing underwriter(s) to administer any Block Trade or Other Coordinated Offering.
(i)   Holdback Agreement.   In connection with any Underwritten Offering in which a Holder includes Registrable Securities pursuant to this Agreement, each such Holder agrees to execute and deliver a lock-up agreement pursuant to which such Holder agrees with the underwriter not to sell or purchase any securities of the Company for the shorter of (i) the same period of time following the Underwritten Offering as is agreed to by the Company and the other participating Holders (not to exceed the shortest number of days that a director of the Company, “executive officer” (as defined under Rule 3b-7 of the Exchange Act) of the Company or any Shareholder of the Company (other than such Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Shares contractually agrees with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (ii) thirty (30) days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering).
(j)   Preparation and Filing.   If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
(i)   use its commercially reasonable efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective until all of such Registrable Securities have been transferred or are no longer outstanding;
(ii)   furnish, at least five (5) days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Holders selected by Holders of a majority of the Registrable Securities to be sold (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose, unless contrary to applicable Law or the Company reasonably expects that so doing would cause the document to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(iii)   prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by the Holders and as may be necessary to update the list of selling stockholders therein or to keep such Registration Statement effective (in each case including all exhibits thereto and documents incorporated by reference therein) until all of such Registrable Securities have been transferred or are no longer outstanding and to comply with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;
(iv)   promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
(v)   use its commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by the applicable Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the selling Holders included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such selling Holders that the Registrable Securities are exempt from such registration or qualification) and (B) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities, provided, that for the avoidance of doubt, but subject to Section 5(r), this clause (v) does not require the Company to file a resale prospectus in any province in Canada;
(vi)   furnish to each selling Holder and the underwriters or Financial Counterparties, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Holder, underwriters or Financial Counterparties may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;
(vii)   notify in writing on a timely basis each selling Holder at any time when the Prospectus is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a number of copies reasonably requested by such Holder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)   use its commercially reasonable efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;
(ix)   make available for inspection by any underwriter or Financial Counterparty participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Financial Counterparty, during normal business hours and at the offices where normally kept, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Person in connection with such Registration Statement;
(x)   in connection with an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to cause to be furnished to the underwriters and any Financial Counterparty in such Underwritten Offering, Block Trade or an Other Coordinated Event, a “comfort” letter from (A) the Accountants for the Company and (B) the Accountants for any Person or business whose financial statements are required, pursuant to Rule 3-05 of Regulation S-X, to be included or incorporated by reference in such Registration Statement, in each case in customary form and covering such matters of the type customarily covered by comfort letters given by independent certified public accountants in an underwritten public offering;
(xi)   in connection with an Underwritten Offering, a Block Trade or an Other Coordinated Offering, use its commercially reasonable efforts to furnish to the underwriters and any Financial Counterparty in such Underwritten Offering, a Block Trade or an Other Coordinated Offering opinions and negative assurance letters of (A) counsel to the Company and its subsidiaries and (B) counsel for any Person or business whose financial statements are required, pursuant to Rule 3-05 of Regulation S-X to be included or incorporated by reference in the Registration Statement, in each case, which opinions (in form, scope and substance) will be reasonably satisfactory to the underwriters or any Financial Counterparty, if any, and counsel to the Demanding Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters or Financial Counterparty;
(xii)   in the case of an Underwritten Offering, a Block Trade or an Other Coordinated Offering, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing underwriter or Financial Counterparty of such offering or sale;
(xiii)   provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;
(xiv)   upon the request of any Financial Counterparty, issue to any Financial Counterparty to which any selling Holder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;
(xv)   use its commercially reasonable efforts to list for trading such Registrable Securities on any national securities exchange on which any Common Shares are listed for or admitted to trading;
(xvi)   in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering and the selling Holders, in customary efforts to sell the Registrable Securities being offered, including making available senior management officers of the Company for participation in “road shows,” drafting sessions and other meetings or presentations as is customary;
(xvii)   reasonably cooperate with each Holder, underwriter and Financial Counterparty participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf registration in advance of an Underwritten Offering, a Block Trade or an Other Coordinated Offering;
(xviii)   during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and
(xix)   use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
(k)   Expenses.   All expenses incident to the Company’s performance of, or compliance with, this Section 5, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with state securities or “blue sky” Laws (including fees and disbursements of counsel for the underwriters or Holders in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the Laws of such jurisdictions as the managing underwriters may designate); (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto); (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (v) all Securities Act liability insurance if the Company so desires or the underwriters so require; (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities for trading on any securities exchange; (vii) all road show or similar marketing expenses; and (viii) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders holding a majority of the Registrable Securities to be sold by all the Demanding Holders initiating an Underwritten Demand, or in the case of a Piggyback Registration, by the Holders of a majority of the Registrable Securities participating in the registration or offering, or in the case of a Block Trade or Other Coordinated Offering, by the Holders of a majority of the Registrable Securities participating in the offering (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective or any Underwritten Offering, Block Trade or Other Coordinated Offering is consummated; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.
(l)   Indemnification.
(i)   In connection with any registration of any Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder of such Registrable Securities, each underwriter, Financial Counterparty or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or Financial Counterparty, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), or (E) any filing made in connection with the qualification of the offering under the securities or other “blue sky” Laws of any jurisdiction in which Registrable Securities are offered (collectively, “Blue Sky Filings”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material or any Blue Sky Filings any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material, Blue Sky Filings and the Prospectus, in the light of the circumstances under which they were made) not misleading or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal Law, any state or foreign securities Law, or any rule or regulation promulgated under any of the foregoing Laws, relating to the offer or sale of the Registrable Securities or “blue sky” Laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky Laws; and the Company shall reimburse such seller, underwriter, Financial Counterparty or other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Holder, underwriter or Financial Counterparty to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information relating to such Holder, underwriter or Financial Counterparty, as the case may be, furnished to the Company through an instrument duly executed by such Holder, underwriter or Financial Counterparty, as applicable, specifically for use in the preparation thereof.
(ii)   In connection with any registration of Registrable Securities under the Securities Act or any Underwritten Offering, Block Trade or Other Coordinated Offering pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5(l) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, Financial Counterparty or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings, if such statement or omission was made in reliance upon and in conformity with written information relating to such seller or Registrable Securities furnished to the Company or such underwriter or Financial Counterparty through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material or Blue Sky Filings; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each seller of Registrable Securities and that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.
(iii)   Indemnification similar to that specified in Sections 5(l)(i) and 5(l)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of such seller’s Registrable Securities under any federal or state Law or regulation of Governmental Authority other than the Securities Act.

(iv)   Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5(l), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying party forfeits substantive rights or defenses by reason of such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof at its own expense, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party. In any of such cases referred to in clauses (i)-(iii) of the immediately preceding sentence, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.
(v)   If the indemnification provided for in this Section 5(l) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.
(vi)   The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities and the termination of this Agreement.

(m)   Underwritten Offerings; Other Offerings.   Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Company and all the Holders selling Registrable Securities in any Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration shall enter into an underwriting or similar agreement on terms reasonably acceptable to the Company and such Holders (to the extent such terms are applicable to such Holders), which agreement contains provisions covering one or more issues addressed in this Section 5, the provisions contained in this Section 5 addressing such issue or issues shall be of no force or effect with respect to such Underwritten Offering, Block Trade, Other Coordinated Offering or Piggyback Registration.
(n)   Information by Holder.   Each Holder whose Registrable Securities are to be included in any Registration Statement or any Underwritten Offering, Block Trade or Other Coordinated Offering shall furnish to the Company such written information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.
(o)   Exchange Act Compliance.   The Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to each Holder upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the restrictions on Transfer set forth in this Agreement, the Company shall use its commercially reasonable efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.
(p)   Termination of Registration Rights.   No Holder shall have any registration rights under this Section 5 from and after the Registration Rights Termination Date. In addition, any Holder shall be entitled to terminate such Holder’s rights under this Section 5 by providing prior written notice to the Company, which notice shall state the number of Registrable Securities held by such Holder and the date on which such termination shall be effective. Upon the effectiveness of such termination, the Registrable Securities held by such Holder shall cease to have any registration rights under this Section 5; provided, that, for the avoidance of doubt, the indemnity provisions and expense provisions contained in this Section 5 shall remain operative and in full force and effect regardless of any such termination.
(q)   Other Registration Rights.   The Company represents and warrants, as of the date hereof and as of the Closing Date, that no Person has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person.
(r)   Canadian Sales and Offerings.   Any sales of Registerable Securities by a Holder pursuant to this Agreement that are subject to Canadian Securities Laws must comply with Canadian Securities Laws. If the Company proposes to file a prospectus to qualify the offering of Common Shares of the Company in any province or territory of Canada, the parties hereto shall, prior to the offering, cooperate in good faith to amend this Agreement (or enter into a new agreement) to provide each Juniper Party with registration rights to permit the offering of Registrable Securities to the public in Canada that are substantially equivalent to the registration rights set forth in this Agreement.
Section 6.   Shareholder Actions; Standstill Restrictions.
(a)   Each Juniper Party agrees that, prior to the Standstill Termination Date or except as expressly contemplated by this Agreement, such Juniper Party will not, and each Juniper Party will cause its Affiliates not to, directly or indirectly, in any manner (each of the following, “Prohibited Actions”):
(i)   make a public announcement, proposal or offer (including any solicitation of proxies) to the Board or any of the Company’s Shareholders regarding, or otherwise solicit, seek or offer to effect, or otherwise publicly disclose an intent to propose or enter into or agree to enter into, singly or with any other Person, directly or indirectly, to effect (A) any business combination, plan of arrangement, amalgamation, merger, tender offer, take-over bid exchange offer or similar transaction (whether or not involving a change of control) involving the Company or any of its subsidiaries, or (B) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries; provided, however, that the Juniper Parties and their Affiliates may privately communicate any such proposal or offer to the Company so long as such private communications do not trigger public disclosure obligations (including the filing of a Schedule 13D or Schedule 13G or any amendment to such a filing);
(ii)   form, join or participate in any Group with respect to the Common Shares other than forming, joining or participating in a group solely between or among (i) such Juniper Party and some or all of the Shareholders or (ii) such Juniper Party, some or all of the Shareholders and their Permitted Transferees with respect to any Common Shares lawfully transferred to any such Permitted Transferee;
(iii)   support or agree to support (including by agreeing to vote or tender its shares in connection with) any merger, business combination, plan of arrangement, amalgamation, recapitalization, take-over bid, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries or any of their respective equity securities (each, a “Fundamental Change Transaction”) unless such Fundamental Change Transaction is recommended by the Board (it being understood that with respect to any Fundamental Change Transaction that is recommended by the Board, a Juniper Party may vote in any manner it deems appropriate);
(iv)   otherwise act with any Person, including by providing financing for another party, to seek to control the management, the Board or the policies of the Company (other than any appointment or removal of the Ranger Designee);
(v)   acquire, agree or propose or offer to acquire (including through any hedging, swap or other similar transaction) directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) any Common Shares or securities that are convertible or exchangeable into (or exercisable for) Common Shares, other than (A) pursuant to a Permitted Transfer or (B) as a result of any stock split, reverse stock split, stock dividend, distributions, combinations, reclassifications or other similar transaction of voting securities of the Company;
(vi)   engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or knowingly assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in the rules under the Exchange Act or in Canada, engage in any “solicitation” of “proxies” as defined under the ABCA and Canadian Securities Law;
(vii)   call, or seek to call, a meeting of the Shareholders of the Company or initiate any Shareholder proposal for action by Shareholders of the Company or advise, encourage or influence any Person (other than its Affiliates and the other Juniper Parties) with respect to the voting or disposition of any Common Shares (including in any “vote no,” “withhold” or similar campaign);
(viii)   seek, or encourage any Person, to submit nominations to the Board in furtherance of a “contested solicitation” for the election or removal of directors from the Board or seek or knowingly encourage the removal of any members of the Board or the election of any directors (other than nominees recommended by the Board);

(ix)   deposit any Common Shares in any voting trust or subject any Common Shares to any arrangement or agreement with respect to the voting of any Common Shares (other than any such voting trust, arrangement or agreement solely among the Juniper Parties that is otherwise in accordance with this Agreement);
(x)   publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or enter into any negotiations, agreements or understandings with any Person with respect to any of the foregoing;
(xi)   publicly disclose, or take any action that would reasonably cause the public disclosure (including the filing of any document with the Commission or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to request that the Company or the Board waive, terminate or amend the restrictions in this Section 6(a);
(xii)   knowingly facilitate, encourage or assist any third party to do any of the foregoing; or
(xiii)   vote any of the Common Shares it Beneficially Owns against, or withhold its vote in respect of, (A) any nominees for Director recommended by the Board in any election of Directors occurring on or before December 31, 2024, and (B) in any election of Directors occurring during calendar year 2025, all nominees for Director in accordance with the Board’s recommendation, other than two such nominees as to which such Juniper Party may vote, grant a proxy to vote or execute a written consent with respect to all Common Shares in its sole discretion as to such two nominees (provided that, for the avoidance of doubt, the foregoing shall not prohibit voting for or abstaining from voting on the election of any nominees for Director recommended by the Board).
Notwithstanding anything to the contrary contained in this Agreement, none of the Juniper Parties shall be prohibited or restricted from: (A) communicating privately with the Board or any officer or director of the Company regarding any matter, subject in any case to any confidentiality obligations to the Company of any such director or officer and applicable Law, rules or regulations or (B) taking any action necessary to comply with any Law or any action required by any Governmental Authority or stock exchange that has, or may have, jurisdiction over any Juniper Party, provided that a breach by such Juniper Party of this Agreement is not the cause of the applicable requirement.
(b)   The provisions set forth in Section 6(a) shall not limit the actions of any Ranger Director in his or her capacity as a director of the Company (including receipt of any equity incentive or similar awards), recognizing that such actions are subject to such person’s fiduciary duties to the Company and its Shareholders (it being understood and agreed that none of Juniper, the Shareholder, or any of their Affiliates shall seek to do indirectly through the Ranger Director any action that would be prohibited if done directly by Juniper, a Shareholder, or any of their respective Affiliates pursuant to this Section 6).
(c)   Other than with respect to Subject Shares issued in connection with the Transactions that are not Restricted Shares, each of the Juniper Parties represents and warrants to the Company that, as of the date hereof and as of the effectiveness of this Agreement, neither it, nor any of its Affiliates is engaged in any discussions or negotiations with any Person, and neither it, nor any of its Affiliates has any agreements, arrangements, or understandings, written or oral, formal or informal, and whether or not legally enforceable with any Person concerning the acquisition of Beneficial Ownership of any securities of the Company.
(d)   Notwithstanding the standstill restrictions in Section 6(a) or the restrictions set forth in Section 3 or Section 4, at any time during which the Company has executed and delivered a definitive agreement or during which there shall be pending a tender offer or exchange offer for Common Shares from a third party that has been approved or recommended by the Board, in each case with respect to a change of control (each, a “Pending Transaction”), the Juniper Parties shall be free to Transfer Subject Shares without regard to the restrictions set forth in Section 3 or Section 4 and shall be entitled to take any Prohibited Actions solely to the extent relating to, or taken with respect to, the Pending Transaction, or any alternative transaction to the Pending Transaction. If the Pending Transaction and any other change of control transactions are abandoned prior to consummation, the standstill restrictions in Section 6(a) will be restored until they otherwise terminate on the Standstill Termination Date and the restrictions of Section 3 and Section 4 shall thereafter be applicable to future Transfers of Subject Shares by the Juniper Parties until such restrictions terminate at the end of the Lock-up Periods (with respect to Section 3) or the Standstill Termination Date (with respect to Section 4).
Section 7.   [Reserved].
Section 8.   Representations and Warranties.
(a)   The Company hereby represents and warrants to the other parties hereto as follows:
(i)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the ABCA and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.
(ii)   The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms, subject to Creditors’ Rights.
(iii)   The execution, delivery and performance of this Agreement by the Company will not (a) conflict with or result in any breach of any provision of the Organizational Documents of the Company, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission or the Canadian Securities Regulators), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Company or any of its assets may be bound, (d) violate any Law applicable to the Company or (e) result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by the Company, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on the Company.
(b)   Each Juniper Party hereby represents and warrants to the Company as follows:
(i)   Such party, if a corporation, limited liability company or other legal entity, is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has the corporate, limited liability company or other legal power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.
(ii)   Such party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such party and, when duly executed by the other parties hereto and delivered by such parties, shall constitute the legal, valid and binding obligations of such party, enforceable against such party, in accordance with its terms, subject to Creditors’ Rights.
(iii)   The execution, delivery and performance of this Agreement by such party will not (a) conflict with or result in any breach of any provision of the Organizational Documents of such party, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission or the Canadian Securities Regulators), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such party or any of its assets may be bound, (d) violate any Law applicable to such party or (e), result in the creation or imposition of any Lien upon or with respect to any of the assets owned, leased or licensed by such party, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on such party.
Section 9.   Covenants and Agreements.
(a)   Controlled Foreign Corporation.   Until the date on which the Juniper Parties Beneficially Own Common shares constituting less than 10% of all Common Shares then issued and outstanding: (i) the Company shall use commercially reasonable efforts to cooperate with the Investors’ efforts to determine the Company’s status as a Controlled Foreign Corporation (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) and, to the extent any Investor has reasonably determined that it, or any of its direct or indirect beneficial owners, is a direct or indirect United States shareholder (as defined in Section 951(b) of the Code) with respect to the Company or any of its Subsidiaries, whether any portion of the Company’s (or any such Subsidiary’s) income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”) or income described in Section 951A of the Code (“GILTI Income”); and (ii) if the Company has determined that it is or was a CFC during any taxable year, (A) no later than sixty (60) days following the end of such taxable year, the Company shall notify the Investors that it was a CFC during such taxable year, and (B) if and to the extent reasonably requested by any Investor, provide such Investor with such other Company information that is in its possession and is reasonably necessary for such Investor to determine whether and to what extent such Investor or any of such Investor’s direct or indirect owners is required to report its pro rata portion of the Company’s (or any of its Subsidiaries’) Subpart F Income or GILTI Income on its U.S. federal income tax return, or to allow such Investor or such Investor’s direct or indirect owners to otherwise comply with applicable U.S. federal income tax laws.
(b)   Passive Foreign Investment Company.   Until the date on which the Juniper Parties Beneficially Own Common shares constituting less than 5% of all Common Shares then issued and outstanding: (i) the Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) and shall promptly notify the Investors if the Company determines that it is or was a PFIC during any taxable year and (ii) if the Company has determined that it is or was a PFIC during any taxable year, the Company shall provide to each Investor any information reasonably requested by such Investor to enable such Investor (or such Investor’s direct or indirect owners) to make and maintain a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or file a “Protective Statement” pursuant to Treasury Regulation Section 1.1295-3, in each case, as soon as reasonably practicable following the end of each taxable year of the Company.
(c)   Tax Matters with Respect to Opco.
(i)   Company shall prepare, or cause to be prepared, each Pre-Closing Flow-Through Tax Return (as defined herein) required to be filed after the closing of the Transactions (the “Closing”) with respect to Opco and its Subsidiaries, in a manner consistent with past practice, except to the extent otherwise required by applicable law or any Transaction Document. Not later than thirty (30) days prior to the due date (including extensions) for filing any such Pre-Closing Flow-Through Tax Return, Company shall deliver a draft of each such Pre-Closing Flow-Through Tax Return, together with all supporting documentation and workpapers, to the Company Class B Holders for their review and reasonable comment. Parent shall consider any reasonable comments timely received in good faith. Parent will cause each such Pre-Closing Flow Through Tax Return to be timely filed and will provide a copy thereof to the Company Class B Holders. For purposes of this Agreement, “Pre-Closing Flow-Through Tax Return” means any income Tax Return relating to Pre-Closing Flow-Through Taxes and “Pre-Closing Flow-Through Taxes” means U.S. federal, state or local income taxes determined on a flow-through basis (i.e., reported at the entity level but with respect to which the direct or indirect beneficial owners of the entity are primarily responsible to pay a Tax) with respect to Opco or its Subsidiaries that relates to any taxable period ending on or before or including the date of Closing.

(ii)   After the Closing, subject to this Section 9(c), each Company Class B Holder shall have, with respect to any audit, examination, contest, litigation or other proceeding relating to Pre-Closing Flow-Through Taxes of Opco or its Subsidiaries, the same rights and obligations as set forth in Section 9.04 of the Opco Partnership Agreement. After the Closing, in the event of an audit of a Pre-Closing Flow-Through Tax Return, Company shall cause Opco (and any of its subsidiaries that is treated as a partnership for relevant tax purposes) to make, or cause its “partnership representative” to make, the election under Section 6226(a) of the Code (or any similar provision of state or local Tax Law), and each Company Class B Holder and its relevant Affiliates will reasonably cooperate with any such election.
(iii)   The parties shall cooperate to cause an election under Section 754 of the Code (and any analogous election under applicable state Law) to be timely filed by Opco and any of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes with respect to the taxable period that includes the date of Closing, to the extent a valid election is not already in effect.
Section 10.   Miscellaneous.
(a)   Term.   This Agreement shall become effective automatically upon the Closing and shall continue in effect until the Registration Rights Termination Date, except for those Sections of this Agreement that expire earlier in accordance with their respective terms; provided however, that notwithstanding any such termination, the terms of Sections 5(k) and 5(l) and this Section 10 shall continue in full force and effect thereafter for a period of seven (7) years.
(b)   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) the day after being sent by nationally recognized overnight courier, (iii) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses or emails (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(c)):
(i)   if to the Company or Juniper, at the address set forth in Section 9.3 of the Merger Agreement; and
(ii)   if to any other Shareholder or Holder, to the address or email of such Shareholder or Holder as is on file with the Company or as may be designated in writing by such Shareholder or Holder.
(c)   Entire Agreement.   This Agreement, the Merger Agreement, and the other documents delivered at the Closing pursuant hereto or thereto (including the Exhibits and Schedules attached hereto and thereto), contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.
(d)   Expenses.   Except as otherwise expressly provided in Section 5(k), the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement.
(e)   Amendment; Waiver.   This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Juniper Parties owning a majority of the Registerable Securities. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.
(f)   Binding Effect; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in Section 3(b) and this Section 10(g), neither this Agreement nor the rights or obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. Notwithstanding anything in the foregoing to the contrary and subject to the restrictions in Section 3 and Section 4, the rights of a Holder pursuant to Section 5 with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations as specified in Section 5) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee, including any Permitted Transferee, of such Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement relating to Registrable Securities.
(g)   Counterparts.   This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.
(h)   Interpretation; Schedules.
(i)   Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation” or “but not limited to”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s), and (vii) all references to “$” in this Agreement shall be deemed references to United States dollars.
(ii)   Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all Exhibits, Schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time. All Section, Exhibit and Schedule references herein are to Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.
(iii)   The headings contained herein, and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules.
(iv)   This Agreement shall not be construed as if prepared by one of the parties hereto, but rather according to its fair meaning as a whole, as if all parties hereto had prepared it.
(i)   Governing Law; Interpretation.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(j)   Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.
(i)   EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) COURT OF CHANCERY OF THE STATE OF DELAWARE AND (B) ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED

HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE. EACH PARTY HERETO WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY HERETO MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 10(C), HOWEVER, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.
(ii)   EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY, AND (IV) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
(k)   Specific Performance.
(i)   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that any breach of this Agreement would not be adequately compensated by monetary damages and that, accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance when available pursuant to the terms of this Agreement to prevent or restrain breaches of this Agreement by such party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and agreements of such party under this Agreement in accordance with the terms of this Section 10(l). The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties hereto have specifically bargained for the right to specific performance of the obligations hereunder, in accordance with the terms and conditions of this Section 10(l).
(ii)   All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law or equity. Each party hereto further agrees that (A) by seeking the remedies provided for in this Section 10(l), a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement or in the event that the remedies provided for in this Section 10(l) are not available or otherwise are not granted, and (B) the commencement of any Proceeding pursuant to this Section 10(l) or anything set forth in this Section 10(l) restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.
(iii)   Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
(l)   Time.   With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
(m)   Third Party Beneficiaries.   Except as otherwise specifically set forth herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies, legal or equitable, hereunder, and no other Person other than the parties hereto shall be entitled to rely thereon.
(n)   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy (including any applicable rules of the NYSE, TSX, the Commission or the Canadian Securities Regulators), all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
(o)   Outstanding Shares.   Upon the request of a Juniper Party, the Company will provide an updated calculation of the Company’s outstanding Common Shares as of the most recent practicable date.
(p)   Independent Nature of Juniper Parties’ Obligations and Rights.   The obligations of each Juniper Party under this Agreement are several and not joint with the obligations of any other Juniper Party, and no Juniper Party shall be responsible in any way for the performance of the obligations of any other Juniper Party under this Agreement. The waiver by the Company of performance under this Agreement by any Juniper Party does not excuse performance by any other Juniper Party. Nothing contained herein, and no action taken by any Juniper Party pursuant hereto, shall be deemed to constitute the Juniper Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Juniper Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Juniper Party shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Agreement, and it shall not be necessary for any other Juniper Party to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Investor and Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.
COMPANY
BAYTEX ENERGY CORP.
By:
/s/ Eric T. Greager

Name: Eric T. Greager
Title:   President and Chief Executive Officer
By:
/s/ Chad L. Kalmakoff

Name: Chad L. Kalmakoff
Title:   Chief Financial Officer
Signature Page to Investor and Registration Rights Agreement

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Investor and Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.
ROCKY CREEK RESOURCES, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:   Authorized Person
JSTX HOLDINGS, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:   Authorized Person
Signature Page to Investor and Registration Rights Agreement

EXHIBIT A
Form of Joinder Agreement
This JOINDER AGREEMENT (“Joinder”), dated [           ], is executed by [           ] (the “Transferee”) and by [           ] (the “Transferor”) pursuant to the terms of the Investor and Registration Rights Agreement, dated as of [           ], 2023 (the “Investor and Registration Rights Agreement”), by and among Baytex Energy Corp. Corporation, a company incorporated under the Business Corporations Act (Alberta) (the “Company”), [[•], and certain entities affiliated listed on Schedule I attached hereto] (collectively “Juniper”), as may be amended from time to time (each, together with Juniper, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Investor and Registration Rights Agreement.
1.   Acknowledgements.   Transferee and Transferor each acknowledge that Transferee is acquiring Subject Shares (the “Transferred Shares”) from Transferor and that it is a condition precedent to such Transfer that the Transferee execute a Joinder to the Investor and Registration Rights Agreement.
2.   Permitted Transferee.   Transferor and Transferee each confirm to the Company that Transferee is a Permitted Transferee.
3.   Agreement.   Transferee acknowledges receipt of a copy of the Investor and Registration Rights Agreement and agrees that it shall be fully bound by and subject to the terms of this Joinder and the Investor and Registration Rights Agreement as a [Shareholder/Holder] thereunder.
4.   Notice.   Any notice required or permitted to be given by the Shareholders Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.
TRANSFEROR:
[               ]
By:

Name:
Title:
TRANSFEREE:
[               ]

Name
Title:
Address for notices:

EXHIBIT B
Form of Representation Letter
Representation and Agreement Letter
(Transfer to Street Name / Resale Registration Statement)
Date:
[•], 2023

To:
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Attention: Restricted Transfer Department

[Broker name and address]
Baytex Energy Corp.
[•]
With copies to:
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention: Lande Spottswood and Michael S. Telle
The undersigned (the “Holder”) requests that the restrictive legend be removed from [•] common shares, without nominal or par value (the “Shares”), of Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (the “Company”), and that such Shares be registered in the name of or at the direction of [•] (the “Broker”).
In connection with the legend removal, the Holder hereby represents and warrants to, and agrees with, you that:
1.   The Shares are owned of record by the Holder.
2.   The Shares will be held in street name by Broker acting as custodian for the Holder.
3.
The Shares held by the Holder were beneficially acquired from the Company and paid for in full by the Holder (or by the predecessor holders thereof) on [•], 2023, in a transaction not involving a public offering. Accordingly, the Shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933.

4.
The Holder agrees to make any offer, sale or other transfer (of record or beneficially) of the Shares only in compliance with one of the three following transfer provisions (the “Resale Requirements”) and to take all steps necessary to ensure that the Holder’s affiliates, agents or brokers comply with the Resale Requirements:

a.
The Shares will be offered and sold in compliance with the provisions of Rule 144 applicable to the sales of the Shares by a non-affiliate, including compliance with the holding period under Rule 144(d) and the current reporting requirement of Rule 144(c); or

b.
The Shares will be offered and sold in the manner described in the Company’s Registration Statement on Form F-4, filed with the Securities and Exchange Commission on or about [•], 2023, with respect to the registration of resales by the Holder and that became effective on or about [Insert Date] (the “Registration Statement”), and any offer or sale of all or any portion of the Shares will be undertaken pursuant to, and in the manner described in, the Registration Statement and any prospectus supplement thereto, including compliance with any applicable prospectus delivery requirements; or

c.
The Shares will be otherwise transferred (of record or beneficially) only pursuant to an exemption to registration under the Securities Act of 1933 (or a transaction not involving an offer or sale) and, prior to [Insert Date], only if either:

i.
The transferee and its broker respectively enter into representation and agreement letters in substantially the same form as this Letter and Exhibit B hereto, in form and substance reasonably satisfactory to the Company; or

ii.
The transferee takes record ownership of the Shares by one or more stock certificates bearing restrictive legends or book-entries at the Company’s transfer agent that include a notation of restricted security status, in either case as the Company deems appropriate.

5.
The Holder agrees that, if the Company shall in the future determine, in the discharge of its duties under securities laws, it is necessary to cause the Shares to be evidenced by a certificate bearing appropriate restrictive transfer legends (or a book-entry that includes a notation of restricted security status), the Holder will take all reasonable action to cause any Shares then owned or controlled by the Holder to be delivered promptly to the Company’s transfer agent in exchange for one or more stock certificates bearing restrictive legends or book-entries that include a notation of restricted security status, in either case as the Company deems appropriate.

6.
The Holder agrees with and for the benefit of the Company that it shall not offer or sell, or cause to be offered or sold, Shares in violation of applicable federal, state and foreign securities laws.

7.
The Holder agrees to cause the Broker to execute and deliver to the Company and the Company’s transfer agent a representation letter, substantially in the form attached as Exhibit B hereto and signed by a duly authorized representative of the Broker, certifying that the Broker will comply with the Resale Requirements in connection with the Holder’s offer, sale or other transfer of any of the Shares.

8.
The Holder is knowledgeable about the registration requirements of the Securities Act of 1933 and Rule 144. The Holder has seen and carefully reviewed the Registration Statement, Rule 144, and this Letter and advises the Company that it may rely upon the representations, warranties and agreements made herein. If and when any representation or warranty made in this Letter becomes inaccurate or incomplete, or if any agreement in this Letter is violated, the Holder will notify the Company promptly.

9.
The Holder has in place internal policies and procedures, including knowledgeable and competent compliance functions that have been notified of the requirements of this Letter, to monitor and ensure that no offer, sale or transfer of Shares is made in violation of the foregoing restrictions.

The Company, the Company’s legal counsel, the Company’s transfer agent, the Broker, and the Holder’s legal counsel, and their respective agents and representatives may rely on this Letter.
[Signature page follows]

Very truly yours,
Juniper
By: Name: Title:
Date:            , 2023

ANNEX E
RANGER OIL CORPORATION 16285 PARK TEN PLACE SUITE 500 HOUSTON, TX 77084 SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on , 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on , 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D73136-P71988 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY RANGER OIL CORPORATIONThe Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To approve the terms of the Agreement and Plan of Merger, dated as of February 27, 2023, between Ranger and Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta) (“Baytex”), as modified by that certain Joinder Agreement, dated as of , 2023, pursuant to which , an indirect wholly owned subsidiary of Baytex (“merger sub”), agreed to be bound to the terms and conditions of such agreement as a party thereto, (including the related plan of merger, as amended from time to time, the “Merger Agreement”), which, among other things, provides for the combination of Ranger and Baytex through the merger of merger sub with and into Ranger (the “company merger”), with Ranger continuing its existence as the surviving corporation following the company merger as an indirect wholly owned subsidiary of Baytex;☐☐☐2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Ranger’s named executive officers that is based on or otherwise relates to the company merger; and☐☐☐3. To adjourn the Ranger special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Ranger special meeting. ForAgainstAbstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

E-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. D73136-P71988 RANGER OIL CORPORATION Special Meeting of Shareholders , 2023 at a.m. CT This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Darrin J. Henke and Russell T Kelley, Jr. as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Ranger Oil Corporation held of record by the undersigned on , 2023, at the Special Meeting of Shareholders to be held virtually at at a.m. Central Time on , 2023, or at any adjournment thereof.A proxy that is properly completed and returned will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the holders of the proxy with respect to any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side

E-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV12156-Z85494RANGER OIL CORPORATION16285 PARK TEN PLACESUITE 500HOUSTON, TX 77084The Board of Directors recommends you vote FOR proposals 1, 2 and 3.RANGER OIL CORPORATIONPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.! ! !! ! !! ! !For Against Abstain1. To approve the terms of the Agreement and Plan of Merger, dated as of February 27, 2023, between Ranger and Baytex Energy Corp., a companyincorporated under the Business Corporations Act (Alberta) ("Baytex"), as modified by that certain Joinder Agreement, dated as of May 3, 2023, pursuantto which Nebula Merger Sub, LLC, an indirect wholly owned subsidiary of Baytex ("merger sub"), agreed to be bound by the terms and conditions ofsuch agreement as a party thereto, (including the related plan of merger, as amended from time to time, the "Merger Agreement"), which, amongother things, provides for the combination of Ranger and Baytex through the merger of merger sub with and into Ranger (the "company merger"),with Ranger continuing its existence as the surviving corporation following the company merger as an indirect wholly owned subsidiary of Baytex;2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Ranger’s named executive officers that isbased on or otherwise relates to the company merger; and3. To adjourn the Ranger special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes toapprove the Merger Agreement at the time of the Ranger special meeting.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by11:59 P.M. ET on June 15, 2023. Have your proxy card in hand when you access the website and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ROCC2023SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printedin the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent toreceiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2023.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or returnit to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE wV12157-Z85494

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com.RANGER OIL CORPORATIONSpecial Meeting of ShareholdersJune 16, 2023 at 7:00 a.m. CTThis Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Darrin J. Henke and Russell T Kelley, Jr. as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Ranger Oil Corporation held of record by the undersigned on May 17, 2023, at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ROCC2023SM at 7:00 a.m. Central Time on June 16, 2023, or at any adjournment thereof.A proxy that is properly completed and returned will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the holders of the proxy with respect to any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side